     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON OCTOBER 23, 1996

                                             REGISTRATION NO. 333-
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--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C.  20549

                                     --------

                                     FORM S-3
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                     --------

           CHEVY CHASE BANK, F.S.B.                 CCB HOLDING CORPORATION
          (Originator of the Trusts              (Originator of the Chevy Chase
               Described Herein)                   Master Credit Card Trust II
                                                         Described Herein)

           (Exact Name of Registrants as Specified in Their Charters)

  UNITED STATES          52-0897004            DELAWARE             52-0361930
(State or Other      (I.R.S. Employer      (State or Other      (I.R.S. Employer
Jurisdiction of       Identification        Jurisdiction of       Identification
Incorporation             Number)           Incorporation or          Number)
or Organization)                             Organization)

     8401 CONNECTICUT AVENUE                           913 NORTH MARKET STREET
   CHEVY CHASE, MARYLAND 20815                               SUITE 405
         (301) 986-7000                              WILMINGTON, DELAWARE  19801
                                                           (302) 576-2748

       (Address, Including Zip Code, and Telephone Number, Including Area
             Code, of Each Registrant's Principal Executive Offices)

          STEPHEN R. HALPIN, JR.                      JESSICA L. PARKER
        EXECUTIVE VICE PRESIDENT AND                     PRESIDENT
          CHIEF FINANCIAL OFFICER                  CCB HOLDING CORPORATION
         CHEVY CHASE BANK, F.S.B.                  913 NORTH MARKET STREET
         8401 CONNECTICUT AVENUE                         SUITE 405
       CHEVY CHASE, MARYLAND 20815                WILMINGTON, DELAWARE 19801
            (301) 986-7000                            (302) 576-2748

            (Name, Address, Including Zip Code, and Telephone Number,
                   Including Area Code, of Agent for Service)

                                   COPIES TO:

         LYNN A. SOUKUP, ESQ.                     JOSHUA E. RAFF, ESQ.
    SHAW, PITTMAN, POTTS & TROWBRIDGE        ORRICK, HERRINGTON & SUTCLIFFE LLP
           2300 N STREET, N.W.                      666 FIFTH AVENUE
         WASHINGTON, D.C.  20037                NEW YORK, NEW YORK  10103
             (202) 663-8000                          (212) 506-5000

     Approximate date of commencement of proposed sale to the public: From time to time after this registration statement becomes effective as determined by market conditions.

     If the only securities registered on this form are to be offered pursuant to dividend or interest reinvestment plans, please check the following box. / /

     If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. /X/

     If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /
                                                              ----------------

     If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /
                            -----------------

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. / /

                         CALCULATION OF REGISTRATION FEE

-----------------------------------------------------------------------------------------------------------------------------------
                                                               Proposed maximum        Proposed maximum
     Title of securities to be                                 offering price per     aggregate offering     Amount of registration
          registered              Amount to be registered           unit(1)                  price(1)                       fee
-----------------------------------------------------------------------------------------------------------------------------------
  Asset Backed Certificates         $1,000,000                       100%                $1,000,000                 $303.03
-----------------------------------------------------------------------------------------------------------------------------------


(1)  Estimated solely for the purpose of calculating the registration fee.

     The registrants hereby amend this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrants shall file a further amendment that specifically states that this Registration Statement shall thereafter become effective in accordance with
Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

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--------------------------------------------------------------------------------

                                EXPLANATORY NOTE
      This Registration Statement includes two different basic prospectuses each with two corresponding forms of prospectus supplement for offering series of Certificates (or one or more classes thereof) representing beneficial interests in two different master credit card trusts, Chevy Chase Master Credit Card Trust II and Chevy Chase Master Credit Card Trust, respectively. Following this Explanatory Note in sequential order are the basic prospectus and forms of prospectus supplement for Chevy Chase Master Credit Card Trust II and then the basic prospectus and forms of prospectus supplement for Chevy Chase Master Credit Card Trust.

INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.

                 SUBJECT TO COMPLETION, DATED OCTOBER 23, 1996

--------------------------------------------------------------------------------
                              P R O S P E C T U S
--------------------------------------------------------------------------------

                    CHEVY CHASE MASTER CREDIT CARD TRUST II
                           ASSET BACKED CERTIFICATES

                            CHEVY CHASE BANK, F.S.B.
                            TRANSFEROR AND SERVICER
                            CCB HOLDING CORPORATION
                                   TRANSFEROR

    Chevy Chase Bank, F.S.B. (the "Bank") and CCB Holding Corporation ("CCB Holding" and, together with the Bank, the "Transferors"), may sell from time to time one or more series (each, a "Series") of asset backed securities (the "Certificates") evidencing undivided interests in certain assets of the Chevy Chase Master Credit Card Trust II (the "Trust"). The Trust has been formed pursuant to a pooling and servicing agreement (the "Pooling and Servicing Agreement") among the Bank, as transferor and as servicer (in such capacity, the "Servicer"), CCB Holding, as transferor, and Bankers Trust Company, as trustee. The property of the Trust will include receivables (the "Receivables") generated by the Bank from time to time in a portfolio of consumer revolving credit card accounts (the "Accounts"), collections thereon and certain other property, as more fully described herein and, with respect to any Series offered hereby, in an accompanying prospectus supplement (a "Prospectus Supplement") relating to such Series.

    Certificates will be sold from time to time under this Prospectus on terms determined for each Series (or any Class thereof) offered hereby at the time of the sale and described in the related Prospectus Supplement. Each Series will consist of one or more classes of Certificates (each, a "Class"). Each Certificate will represent an undivided interest in the Trust and the interest of the holders of Certificates of each Class or Series will include the right to receive a varying percentage of each month's collections with respect to the Receivables at the times, in the manner and to the extent described herein and, with respect to any Series or Class thereof offered hereby, in the related Prospectus Supplement. Interest and principal payments with respect to each Series or Class thereof offered hereby will be made as specified in the related Prospectus Supplement. A Series offered hereby (or any Class within such Series) may be entitled to the benefits of a cash collateral account, collateral interest, letter of credit, surety bond, insurance policy or other form of enhancement as specified in the related Prospectus Supplement. In addition, any Series offered hereby may include one or more Classes that are subordinated in right and priority to payment of principal of, or interest on, one or more other Classes of such Series or another Series, in each case to the extent described in the related Prospectus Supplement. Each Series of Certificates or Class offered hereby will be rated in one of the four highest categories by at least one nationally recognized statistical rating organization.

    While the specific terms of any Series or Class thereof in respect of which this Prospectus is being delivered will be described in the related Prospectus Supplement, the terms of any other Series will not be subject to prior review by, or consent of, the holders of the Certificates of any previously issued Series.

    POTENTIAL INVESTORS SHOULD CONSIDER, AMONG OTHER THINGS, THE INFORMATION SET FORTH IN "RISK FACTORS" COMMENCING ON PAGE 17 HEREIN AND IN THE PROSPECTUS SUPPLEMENT.
                           --------------------------

    THE CERTIFICATES WILL REPRESENT INTERESTS IN THE TRUST ONLY AND WILL NOT REPRESENT INTERESTS IN OR OBLIGATIONS OF THE BANK OR CCB HOLDING OR ANY AFFILIATE OF EITHER. A CERTIFICATE IS NOT A DEPOSIT AND NEITHER THE CERTIFICATES NOR THE UNDERLYING ACCOUNTS OR RECEIVABLES OR ANY COLLECTIONS THEREON ARE INSURED OR GUARANTEED BY THE SAVINGS ASSOCIATION INSURANCE FUND, THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENTAL AGENCY OR INSTRUMENTALITY.

    THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
                           --------------------------

    Certificates may be sold by the Transferors directly to purchasers, through agents designated from time to time, through underwriting syndicates led by one or more managing underwriters or through one or more underwriters acting alone. If underwriters or agents are involved in the offering of the Certificates of any Series or Class thereof offered hereby, the name of the managing underwriter or underwriters or agents will be set forth in the related Prospectus Supplement. If an underwriter, agent or dealer is involved in the offering of the Certificates of any Series or Class thereof offered hereby, the underwriter's discount, agent's commission or dealer's purchase price will be set forth in, or may be calculated from, the related Prospectus Supplement, and the net proceeds to the Transferors from such offering will be the public offering price of such Certificates less such discount in the case of an underwriter, the purchase price of such Certificates less such commission in the case of an agent or the purchase price of such Certificates in the case of a dealer, and less, in each case, the other expenses of the Transferors associated with the issuance and distribution of such Certificates. See "Plan of Distribution."

    THIS PROSPECTUS MAY NOT BE USED TO CONSUMMATE SALES OF CERTIFICATES OF ANY SERIES OR ANY CLASS THEREOF UNLESS ACCOMPANIED BY THE RELATED PROSPECTUS SUPPLEMENT.

--------------------------------------------------------------------------------
                 THE DATE OF THIS PROSPECTUS IS          , 199

                             AVAILABLE INFORMATION

    The Transferors, as originators of the Trust, have filed a Registration Statement under the Securities Act of 1933, as amended (the "Securities Act"), with the Securities and Exchange Commission (the "Commission") on behalf of the Trust with respect to the Certificates offered hereby. This Prospectus, which forms a part of the Registration Statement, omits certain information contained in such Registration Statement pursuant to the rules and regulations of the Commission. For further information, reference is made to the Registration Statement (including any amendments thereof and exhibits thereto) and any reports and other documents incorporated herein or therein by reference as described below under "Incorporation of Certain Documents by Reference," which are available for inspection without charge at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549; 7 World Trade Center, New York, New York 10048; and Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511. Copies of such material may be obtained from the Public Reference Section of the Commission, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. In addition, the Commission maintains a Web site at "http://www.sec.gov" that contains information regarding registrants that file electronically with the Commission.

                         REPORTS TO CERTIFICATEHOLDERS

    Unless and until Definitive Certificates are issued with respect to any Series or Class thereof offered hereby, Monthly Reports, which contain unaudited information concerning the Trust and are prepared by the Servicer, will be sent on behalf of the Trust to Cede & Co. ("Cede"), as nominee of The Depository Trust Company ("DTC") and registered holder of the Certificates offered hereby, pursuant to the Pooling and Servicing Agreement. See "Description of the Certificates -- Reports" and "The Pooling and Servicing Agreement -- Book-Entry Registration" and "-- Evidence as to Compliance." Such reports will not constitute financial statements prepared in accordance with generally accepted accounting principles. The Pooling and Servicing Agreement will not require the sending of, and neither the Bank nor CCB Holding intends to send, any of their financial reports to registered holders of Certificates (the "Certificateholders") offered hereby or to owners of beneficial interests in the Certificates ("Certificate Owners"). The Servicer will file with the Commission such periodic reports with respect to the Trust as are required under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules and regulations of the Commission thereunder.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

    All reports and other documents filed by the Servicer, on behalf of the Trust, pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of the offering of the Certificates offered hereby shall be deemed to be incorporated by reference into this Prospectus and to be part hereof. Any statement contained herein or in a document deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained in any other subsequently filed document, which also is deemed to be incorporated by reference herein, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as modified or superseded, to constitute a part of this Prospectus.

    The Servicer will provide without charge to each person to whom a copy of this Prospectus is delivered, on the written or oral request of any such person, a copy of any or all of the documents incorporated herein by reference, except the exhibits to such documents (unless such exhibits are specifically incorporated by reference in such documents). Written requests for such copies should be directed to Chevy Chase Bank, F.S.B., 8401 Connecticut Avenue, Chevy Chase, Maryland, 20815, Attention: Chief Financial Officer. Telephone requests for such copies should be directed to Chevy Chase Bank, F.S.B. at (301) 986-7000.

                               PROSPECTUS SUMMARY

    The following summary is qualified in its entirety by reference to the detailed information appearing elsewhere in this Prospectus and in any accompanying Prospectus Supplement. Reference is made to the "Index of Defined Terms" for the location herein of the definitions of certain capitalized terms used herein. Unless the context requires otherwise, capitalized terms used in this Prospectus and in any accompanying Prospectus Supplement refer only to the particular Series or Class thereof being offered by such Prospectus Supplement.

The Trust.........................  Chevy  Chase Master Credit Card  Trust II (the "Trust").
                                    The Trust,  as  a master  trust,  is expected  to  issue
                                    Series  from time to time. The  assets of the Trust (the
                                    "Trust Assets") will include a portfolio of  receivables
                                    (the   "Receivables")   arising   under   the   Accounts
                                    designated from time to time, monies collected or to  be
                                    collected   from   cardholders   in   respect   of   the
                                    Receivables, the proceeds of the Receivables, monies and
                                    other property  on deposit  in certain  accounts of  the
                                    Trust,  any Participation included  in the Trust, monies
                                    and other  property collected  or to  be collected  with
                                    respect   to   such   Participations   and   any  Series
                                    Enhancement with  respect  to  a  particular  Series  or
                                    Class. The term "Series Enhancement" means, with respect
                                    to  any  Series  or Class  of  Certificates,  any Credit
                                    Enhancement,   guaranteed   rate   agreement,   maturity
                                    liquidity  facility, tax  protection agreement, interest
                                    rate cap  agreement,  interest rate  swap  agreement  or
                                    other   similar   arrangement   for   the   benefit   of
                                    Certificateholders of such  Series or  Class. The  Trust
                                    Assets are expected to change over the life of the Trust
                                    as  receivables  in revolving  credit card  accounts and
                                    other revolving credit accounts  and related assets  are
                                    included  in the  Trust and  as Receivables  in Accounts
                                    included in the  Trust are charged-off  or removed.  See
                                    "The  Trust"  and  "Description of  the  Certificates --
                                    Addition of Trust Assets," "-- Removal of Accounts"  and
                                    "-- New Issuances."
The Transferors...................  Chevy  Chase  Bank,  F.S.B.  (the  "Bank"),  a federally
                                    chartered  stock   savings   bank,   and   CCB   Holding
                                    Corporation  ("CCB  Holding"),  a  corporation organized
                                    under  the  laws  of  the   State  of  Delaware  and   a
                                    wholly-owned subsidiary of the Bank, are the transferors
                                    (in such capacity, the "Transferors") of the Receivables
                                    and   originators  of  the  Trust.  Subject  to  certain
                                    conditions described herein under "The Pooling and  Ser-
                                    vicing   Agreement   --  The   Transferor  Certificates;
                                    Additional Transferors," the Bank  may designate one  or
                                    more   affiliates  to  transfer  all  right,  title  and
                                    interest in Receivables or  Participations to the  Trust
                                    from  time to time. Any such additional transferors will
                                    generally have the same rights and obligations as  those
                                    of  the  Transferors  described  herein.  Under  certain
                                    circumstances a Transferor  may transfer its  respective
                                    interests  and obligations as a Transferor and, with re-
                                    spect to the Bank, as  Servicer of the Trust to  another
                                    entity   that  will  assume  all  of  such  Transferor's
                                    obligations under  the Pooling  and Servicing  Agreement
                                    and   related   agreements.   See   "Assumption   of   a
                                    Transferor's Obligations."

The Trustee.......................  Bankers Trust Company, in its capacity as trustee  under the Pooling and Servicing Agreement (the "Trustee").
The Accounts......................  The  Accounts will  consist of the  Initial Accounts and any Additional Accounts but will not include any Removed
                                    Accounts. The Accounts are not being sold or transferred
                                    to the  Trust or  CCB Holding  and will  continue to  be
                                    controlled  and  held  by  the  Bank  (or  an  affiliate
                                    thereof).
                                    Pursuant to a  Receivables Purchase Agreement  (together
                                    with any amendments or supplements thereto, the "Receiv-
                                    ables  Purchase  Agreement")  between the  Bank  and CCB
                                    Holding, the Bank  from time  to time will  sell to  CCB
                                    Holding  all of its right, title  and interest in and to
                                    the Receivables  arising  in certain  Accounts,  whether
                                    such   Receivables  are  then   existing  or  thereafter
                                    created. See  "Description of  the Receivables  Purchase
                                    Agreement."
                                    Either  or both of  the Transferors has  conveyed to the
                                    Trust all  Receivables  existing  on  the  first  Series
                                    Closing  Date in certain  consumer revolving credit card
                                    accounts and  other consumer  revolving credit  accounts
                                    ("Accounts")  designated on a date prior to the issuance
                                    of the first series (the  "Trust Cut-Off Date") and  all
                                    Receivables  arising in  the Accounts from  time to time
                                    thereafter until  the  termination  of  the  Trust.  The
                                    Accounts  designated  on  the  Trust  Cut-Off  Date  are
                                    referred to herein as  the "Initial Accounts."  Pursuant
                                    to  the Pooling and Servicing Agreement, the Transferors
                                    have  designated,   and  expect   (subject  to   certain
                                    limitations  and conditions), and  in some circumstances
                                    will be  obligated,  to designate,  additional  Accounts
                                    (the  "Additional Accounts"),  the Receivables  of which
                                    are or will be included in the Trust or, in lieu thereof
                                    or in addition thereto, to include Participations in the
                                    Trust. Either or both of the Transferors, as applicable,
                                    will convey to the  Trust all Receivables in  Additional
                                    Accounts,  whether such Receivables are then existing or
                                    thereafter  created.  The  addition  to  the  Trust   of
                                    Receivables in Additional Accounts (other than Automatic
                                    Additional  Accounts) or Participations  will be subject
                                    to certain  conditions,  among  others,  that  (a)  such
                                    addition will not result in a Ratings Effect and (b) the
                                    applicable  Transferor  or  the  Transferors  shall have
                                    delivered to the Trustee and certain providers of Series
                                    Enhancement  a  certificate  of  an  authorized   repre-
                                    sentative  to the effect that,  in the reasonable belief
                                    of such  Transferor or  the Transferors,  such  addition
                                    will   not,   based   on  the   facts   known   to  such
                                    representative at the time of such certification,  cause
                                    a Pay Out Event to occur with respect to any Series. See
                                    "Description  of the  Certificates --  Addition of Trust
                                    Assets."
                                    Pursuant to the Pooling and Servicing Agreement, each of
                                    the Transferors will have the right (subject to  certain
                                    limitations and conditions) to remove the Receivables of
                                    certain   designated  Accounts  from   the  Trust  (such
                                    accounts, the "Removed  Accounts"). See "Description  of
                                    the Certificates -- Removal of Accounts."

The Receivables...................  The  Receivables  consist  of  all  amounts  charged  by
                                    cardholders  for  merchandise  and  services  and   cash
                                    advances   ("Principal  Receivables")  and  all  related
                                    periodic  finance  charges,  cash  advance  fees,   late
                                    charges  and any  other fees  and charges  billed on the
                                    Accounts ("Finance Charge  Receivables"). The amount  of
                                    Receivables  will  fluctuate  from  day  to  day  as new
                                    Receivables are generated or added  to the Trust and  as
                                    existing   Receivables  are  collected,  charged-off  as
                                    uncollectible or otherwise adjusted or removed from  the
                                    Trust.
The Certificates..................  The Certificates will be issued in Series, each of which will  consist of one or more Classes. The specific terms
                                    of a Series  or Class will  be established as  described
                                    herein  under  "Description of  the Certificates  -- New
                                    Issuances." However,  while the  specific terms  of  any
                                    Series  or Class offered hereby will be described in the
                                    related Prospectus Supplement, the terms of such  Series
                                    or  Class will  not be  subject to  prior review  by, or
                                    consent of,  the  holders  of the  Certificates  of  any
                                    previously issued Series.
                                    Unless  otherwise  specified in  the  related Prospectus
                                    Supplement, the Certificates of a Series offered  hereby
                                    will  be available for purchase in minimum denominations
                                    of $1,000 and  in integral multiples  thereof, and  will
                                    only  be available in book-entry  form except in certain
                                    limited circumstances  as  described herein  under  "The
                                    Pooling    and   Servicing   Agreement   --   Definitive
                                    Certificates." A  portion of  the Trust  Assets will  be
                                    allocated  among  the Certificateholders  (including any
                                    Credit  Enhancers  holding  uncertificated  subordinated
                                    interests) of a particular Series (the
                                    "Certificateholders'  Interest"), the Certificateholders
                                    (including any Credit  Enhancers holding  uncertificated
                                    subordinated   interests)  of   other  Series   and  the
                                    interests  of  the   Transferors  and  their   permitted
                                    transferees  (the "Transferors' Interest"), as described
                                    below.   The   aggregate   principal   amount   of   the
                                    Certificateholders'  Interest of a Series offered hereby
                                    will, except  as otherwise  provided herein  and in  the
                                    related  Prospectus  Supplement,  remain  fixed  at  the
                                    aggregate initial principal  amount of the  Certificates
                                    of  such Series.  The Certificateholders'  Interest of a
                                    Series will include  the right to  receive (but only  to
                                    the  extent needed  to make required  payments under the
                                    Pooling and Servicing Agreement  and the related  Series
                                    Supplement  and  subject  to  any  reallocation  of such
                                    amounts if the  related Series  Supplement so  provides)
                                    varying  percentages  of collections  of  Finance Charge
                                    Receivables  and  Principal  Receivables  and  will   be
                                    allocated  a varying percentage  of the Defaulted Amount
                                    with respect to each Monthly Period. See "Description of
                                    the Certificates -- Interest" and "-- Principal." If the
                                    Certificates of  a Series  offered hereby  include  more
                                    than   one  Class  of  Certificates,  the  Trust  Assets
                                    allocable to  the Certificateholders'  Interest of  such
                                    Series may be further allocated among each Class in such
                                    Series   as   described   in   the   related  Prospectus
                                    Supplement.

                                    The Certificates  of a  Series will  evidence  undivided
                                    interests   in  the   Trust  Assets   allocated  to  the
                                    Certificateholders'  Interest   of  such   Series.   The
                                    Certificates  represent interests in  the Trust only and
                                    do not  represent interests  in  or obligations  of  the
                                    Bank,  CCB Holding or  any affiliate of  either. None of
                                    the Certificates, the Accounts,  the Receivables or  any
                                    collections  thereon  are insured  or guaranteed  by the
                                    Bank, CCB Holding or any  affiliate of either or by  the
                                    Savings  Association Insurance Fund, the Federal Deposit
                                    Insurance  Corporation   (the  "FDIC")   or  any   other
                                    governmental agency or instrumentality.
The Transferors' Interest.........  The  Transferors'  Interest at  any time  represents the
                                    right  to   the   Trust   Assets  in   excess   of   the
                                    Certificateholders'   Interest   of   all   Series  then
                                    outstanding. The  principal amount  of the  Transferors'
                                    Interest (the "Transferor Amount") will fluctuate as the
                                    amount  of the  Principal Receivables held  by the Trust
                                    changes from time to time. In addition, the  Transferors
                                    intend  to cause the issuance  of additional Series from
                                    time to time and any such issuance will have the  effect
                                    of decreasing the Transferor Amount to the extent of the
                                    initial  Invested  Amount  of such  Series  (and  to the
                                    extent of any increases in  the Invested Amount of  such
                                    Series  in  accordance  with  the  terms  thereof).  See
                                    "Description of the Certificates -- New Issuances."  All
                                    or  a  portion  of  the  Transferors'  Interest  may  be
                                    transferred separately in one or more public or  private
                                    transactions.  See "The Pooling  and Servicing Agreement
                                    -- The Transferor Certificates; Additional Transferors."
                                    The Pooling and  Servicing Agreement  provides that  the
                                    Transferors  will be required to make an Addition to the
                                    Trust if,  on  the  last business  day  of  any  Monthly
                                    Period,  the Transferor Amount is less than the Required
                                    Transferor Amount. See "Description of the  Certificates
                                    --  Addition of Trust Assets." The level of the Required
                                    Transferor Amount,  which  may  be  reduced  subject  to
                                    certain  conditions described under  "Description of the
                                    Certificates -- Addition of  Trust Assets," is  intended
                                    to  enable  the  Transferors' Interest  to  absorb fluc-
                                    tuations in the amount of Principal Receivables held  by
                                    the Trust from time to time (due to, among other things,
                                    seasonal  purchase and payment  habits of cardholders or
                                    adjustments  in  the  amount  of  Principal  Receivables
                                    because  of  rebates,  refunds,  fraudulent  charges  or
                                    otherwise). See "Risk  Factors --  Payment and  Maturity
                                    Considerations; Dependence on Cardholder Repayments" and
                                    "Description    of   the   Certificates   --   Defaulted
                                    Receivables; Rebates and Fraudulent Charges."
Issuance of Additional Series.....  The  Pooling  and  Servicing  Agreement  authorizes  the
                                    Trustee  to issue three types  of securities: (a) one or
                                    more  Series   of   Certificates,  (b)   a   certificate
                                    evidencing  the portion of  the Transferors' Interest in
                                    the  Trust  retained  by  the  Transferors  (the   "Bank
                                    Certificate"),  which Bank  Certificate will  be held by
                                    either or  both of  the Transferors  initially, and  (c)
                                    certificates  ("Supplemental  Certificates")  evidencing
                                    the
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                                       6
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
                                    portion of the Transferors'  Interest in the Trust  held
                                    by transferees of the Transferors, entitling the holders
                                    to  amounts in respect of  a portion of the Transferors'
                                    Interest previously evidenced  by the Bank  Certificate.
                                    The  Bank Certificate and  any Supplemental Certificates
                                    are  collectively   referred  to   as  the   "Transferor
                                    Certificates."   The  Pooling  and  Servicing  Agreement
                                    provides that, pursuant to  any one or more  supplements
                                    to  the Pooling and Servicing Agreement (each, a "Series
                                    Supplement"), the  Transferors  may  cause  the  Trustee
                                    without  the consent of  the Certificateholders to issue
                                    one or more  new Series and  accordingly cause a  reduc-
                                    tion  in  the Transferors'  Interest represented  by the
                                    Transferor Certificates. There can be no assurance  that
                                    the  terms of any Series might not have an impact on the
                                    timing   or   amount   of   payments   received   by   a
                                    Certificateholder  of another Series.  Under the Pooling
                                    and Servicing  Agreement,  the Transferors  may  define,
                                    with  respect to any Series, the Principal Terms of such
                                    Series. See  "Description  of the  Certificates  --  New
                                    Issuances."  The  Transferors  may offer  any  Series or
                                    Class thereof to  the public or  other investors and  in
                                    connection  therewith may utilize  a disclosure document
                                    (a "Disclosure  Document"),  which  will  consist  of  a
                                    Prospectus  Supplement in the case  of a Series or Class
                                    thereof   offered   hereby,   in   transactions   either
                                    registered  under  the  Securities  Act  or  exempt from
                                    registration thereunder, directly or through one or more
                                    underwriters  or   placement  agents,   in   fixed-price
                                    offerings  or in  negotiated transactions  or otherwise.
                                    See "Plan of Distribution."
                                    A new Series may be issued only upon satisfaction of the
                                    conditions described  herein under  "Description of  the
                                    Certificates  -- New Issuances" including, among others,
                                    that (a)  such issuance  will not  result in  a  Ratings
                                    Effect  and (b) each Transferor  shall have delivered to
                                    the Trustee and certain providers of Series  Enhancement
                                    a  certificate  of an  authorized representative  to the
                                    effect  that,   in  the   reasonable  belief   of   such
                                    Transferor,  such issuance will not,  based on the facts
                                    known  to  such  representative  at  the  time  of  such
                                    certification,  cause  a  Pay Out  Event  to  occur with
                                    respect to any Series.
Collections.......................  All collections of Receivables will be allocated by  the
                                    Servicer   between   amounts   collected   on  Principal
                                    Receivables  and  on  Finance  Charge  Receivables.  The
                                    Servicer  will allocate  between the Certificateholders'
                                    Interest of each  Series and  the Transferors'  Interest
                                    all  amounts  collected with  respect to  Finance Charge
                                    Receivables and Principal Receivables and the  Defaulted
                                    Amount  with  respect to  each  day during  each Monthly
                                    Period. Collections  of Finance  Charge Receivables  and
                                    the Defaulted Amount will be allocated to each Series at
                                    all times based upon its Floating Allocation Percentage.
                                    Collections  of Principal Receivables  will be allocated
                                    to each Series  at all  times based  upon its  Principal
                                    Allocation    Percentage.   The    Floating   Allocation
                                    Percentage and the Principal
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                                       7
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
                                    Allocation Percentage with respect  to each Series  will
                                    be  determined  as  set  forth  in  the  related  Series
                                    Supplement and,  with  respect to  each  Series  offered
                                    hereby, in the related Prospectus Supplement.
Interest..........................  Interest  will  accrue  on the  Invested  Amount  or the unpaid principal amount of the Certificates of a  Series
                                    or  Class offered  hereby at  the per  annum rate either
                                    specified in or  determined in the  manner specified  in
                                    the  related Prospectus Supplement.  Except as otherwise
                                    provided herein or in the related Prospectus Supplement,
                                    collections of  Finance Charge  Receivables and  certain
                                    other   amounts  allocable  to  the  Certificateholders'
                                    Interest of  a Series  or Class  thereof offered  hereby
                                    will    be   used   to   make   interest   payments   to
                                    Certificateholders of  such  Series  or  Class  on  each
                                    Interest  Payment  Date with  respect  thereto; PROVIDED
                                    that if  an  Early Amortization  Period  commences  with
                                    respect  to  such  Series, thereafter  interest  will be
                                    distributed to such  Certificateholders monthly on  each
                                    Special  Payment Date. If the Interest Payment Dates for
                                    a Series or  Class occur less  frequently than  monthly,
                                    such  collections  or  other  amounts  (or  the  portion
                                    thereof allocable to  such Class) will  be deposited  in
                                    one  or more trust accounts  (each, an "Interest Funding
                                    Account")  and  used  to   make  interest  payments   to
                                    Certificateholders  of  such  Series  or  Class  on  the
                                    following Interest Payment Date with respect thereto. If
                                    a Series has more than  one Class of Certificates,  each
                                    such Class may have a separate Interest Funding Account.
                                    See "Description of the Certificates -- Interest."
Principal.........................  The principal of the Certificates of each Series offered hereby  will be scheduled to be  paid either (a) in full
                                    on an expected date specified in the related  Prospectus
                                    Supplement (the "Expected Final Payment Date"), in which
                                    case  such  Series  will have  a  Scheduled Accumulation
                                    Period  as   described   below   under   "--   Scheduled
                                    Accumulation  Period," or (b) in installments commencing
                                    on a date specified in the related Prospectus Supplement
                                    (the "Principal Commencement Date"), in which case  such
                                    Series  will  have  a Scheduled  Amortization  Period as
                                    described  below   under  "--   Scheduled   Amortization
                                    Period."  If  a  Series  has  more  than  one  Class  of
                                    Certificates, a  different method  of paying  principal,
                                    Expected  Final Payment  Date or  Principal Commencement
                                    Date may  be  assigned to  each  Class. The  payment  of
                                    principal  with respect to the  Certificates of a Series
                                    or  Class  may  commence  earlier  than  the  applicable
                                    Expected  Final Payment  Date or  Principal Commencement
                                    Date, and the  final principal payment  with respect  to
                                    the  Certificates of a Series or Class may be made later
                                    than the applicable Expected Final Payment Date or other
                                    expected date, if a Pay Out Event occurs with respect to
                                    such  Series   or   Class   or   under   certain   other
                                    circumstances  described  herein. See  "Risk  Factors --
                                    Payment  and  Maturity  Considerations;  Dependence   on
                                    Cardholder Repayments" for
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                                       8
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
                                    a  description of factors that  may affect the timing of
                                    principal payments on Certificates. See "Description  of
                                    the Certificates -- Principal."
Revolving Period..................  The Certificates of each Series offered hereby will have a  revolving period  (the "Revolving  Period") that will
                                    commence on  the date  of issuance  of the  Series  (the
                                    "Series Closing Date") and continue until the earlier of
                                    (a) the commencement of the Early Amortization Period or
                                    Early  Accumulation Period  with respect  to such Series
                                    and (b)  the date  specified in  the related  Prospectus
                                    Supplement  as  the  end of  the  Revolving  Period with
                                    respect to such Series. During the Revolving Period with
                                    respect to  any Series  offered hereby,  collections  of
                                    Principal   Receivables   and   certain   other  amounts
                                    otherwise allocable to the Certificateholders'  Interest
                                    of  such Series (other than amounts reallocated pursuant
                                    to the  Series  Supplement  for  such  Series)  will  be
                                    treated  as  Shared  Principal Collections  and  will be
                                    distributed   to,   or   for   the   benefit   of,   the
                                    Certificateholders of other Series or the holders of the
                                    Transferor   Certificates.   See  "Description   of  the
                                    Certificates  --   Principal,"  "--   Shared   Principal
                                    Collections" and "-- Pay Out Events" for a discussion of
                                    the  events that  might lead  to the  termination of the
                                    Revolving Period with respect to  a Series prior to  its
                                    scheduled date.
Scheduled Accumulation Period.....  If  the  related  Prospectus  Supplement  so  specifies, unless an Early Amortization Period or, if so  specified
                                    in   the   related  Prospectus   Supplement,   an  Early
                                    Accumulation Period commences with  respect to a  Series
                                    offered  hereby,  the Certificates  of such  Series will
                                    have an accumulation period (the "Scheduled Accumulation
                                    Period"), which will commence  at the close of  business
                                    on  the  date  or  dates  specified  in  such Prospectus
                                    Supplement and continue  until the earliest  of (a)  the
                                    commencement  of the Early Amortization Period or, if so
                                    specified in  the  related  Prospectus  Supplement,  the
                                    Early  Accumulation Period with  respect to such Series,
                                    (b) payment  in  full  of the  Invested  Amount  of  the
                                    Certificates of such Series and the Enhancement Invested
                                    Amount  or Collateral Interest, if  any, with respect to
                                    such Series  or any  Class thereof  and (c)  the  Series
                                    Termination Date with respect to such Series. During the
                                    Scheduled  Accumulation Period with  respect to a Series
                                    offered hereby, collections of Principal Receivables and
                                    certain  other   amounts  allocable   to  the   Certifi-
                                    cateholders' Interest of such Series (other than amounts
                                    reallocated  pursuant to the  Series Supplement for such
                                    Series), including Shared Principal Collections, if any,
                                    allocable to such Series, if so specified in the related
                                    Prospectus  Supplement,  will   be  deposited  on   each
                                    Distribution Date in a trust account established for the
                                    benefit  of the Certificateholders of such Series (each,
                                    a  "Principal  Funding  Account")   and  used  to   make
                                    principal  distributions  to  the  Certificateholders of
                                    such Series or any Class thereof when due. The amount to
                                    be deposited in  the Principal Funding  Account for  any
                                    Series  offered hereby on any Distribution Date may, but
                                    will not
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                                       9
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
                                    necessarily, be limited  to an  amount (the  "Controlled
                                    Deposit  Amount") equal  to an  amount specified  in the
                                    related   Prospectus    Supplement   (the    "Controlled
                                    Accumulation   Amount")   plus   any   existing  deficit
                                    controlled  accumulation  amount   arising  from   prior
                                    Distribution  Dates. If the  Prospectus Supplement for a
                                    Series offered  hereby so  specifies, the  amount to  be
                                    deposited   in  the  Principal   Funding  Account  on  a
                                    Distribution Date may be a variable amount. If a  Series
                                    has  more than one Class of Certificates, each Class may
                                    have a separate Principal Funding Account and Controlled
                                    Accumulation  Amount  and  the  Scheduled   Accumulation
                                    Period  with  respect  to  each  Class  may  commence on
                                    different dates.  In  addition, the  related  Prospectus
                                    Supplement  may describe  certain priorities  among such
                                    Classes with respect  to deposits of  principal into  or
                                    payments   of  amounts   from  such   Principal  Funding
                                    Accounts.
Early Accumulation Period.........  If so specified  and under the  conditions set forth  in the  Prospectus Supplement relating to a Series having a
                                    Scheduled Accumulation  Period, during  the period  from
                                    the day on which a Pay Out Event has occurred, until the
                                    earliest   of   (a)  the   commencement  of   the  Early
                                    Amortization Period, (b) payment in full of the Invested
                                    Amount of the Certificates of  such Series or Class  and
                                    the  Enhancement Invested Amount or Collateral Interest,
                                    if any, with respect to  such Series and (c) the  Series
                                    Termination Date with respect to such Series (the "Early
                                    Accumulation    Period"),   collections   of   Principal
                                    Receivables allocable  to the  Invested Amount  of  such
                                    Series (and certain other amounts if so specified in the
                                    related  Prospectus  Supplement  but  excluding  amounts
                                    reallocated pursuant to the  Series Supplement for  such
                                    Series)  will be deposited on  each Distribution Date in
                                    the  Principal  Funding   Account  and   used  to   make
                                    distributions  of principal to the Certificateholders of
                                    such Series or Class on the Expected Final Payment Date.
                                    The amount  to be  deposited  in the  Principal  Funding
                                    Account during the Early Accumulation Period will not be
                                    limited  to any Controlled  Deposit Amount or Controlled
                                    Accumulation   Amount.   See    "Description   of    the
                                    Certificates  --  Pay  Out  Events"  herein  and "Series
                                    Provisions -- Pay Out Events" in the related  Prospectus
                                    Supplement  for a  discussion of the  events which might
                                    lead to commencement of an Early Accumulation Period.
Scheduled Amortization Period.....  If  the  related  Prospectus  Supplement  so  specifies, unless  an  Early  Amortization  Period  commences  with
                                    respect to a Series offered hereby, the Certificates  of
                                    such  Series  will  have  an  amortization  period  (the
                                    "Scheduled Amortization Period"), which will commence at
                                    the close  of business  on the  date specified  in  such
                                    Prospectus Supplement and continue until the earliest of
                                    (a)  the commencement  of the  Early Amortization Period
                                    with respect to such Series, (b) payment in full of  the
                                    Invested  Amount of the Certificates  of such Series and
                                    (c) the  Series Termination  Date with  respect to  such
                                    Series.  During the  Scheduled Amortization  Period with
                                    respect to a
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
                                    Series, collections of  Principal Receivables  allocable
                                    to the Invested Amount of such Series (and certain other
                                    amounts  if  so  specified  in  the  related  Prospectus
                                    Supplement but excluding amounts reallocated pursuant to
                                    the Series Supplement for such  Series) will be used  on
                                    each  Distribution Date to  make principal distributions
                                    to  Certificateholders  of  such  Series  or  any  Class
                                    thereof  then scheduled  to receive  such distributions.
                                    The amount to  be distributed  to Certificateholders  of
                                    any  Series offered hereby on any Distribution Date may,
                                    but will not necessarily, be  limited to an amount  (the
                                    "Controlled  Distribution  Amount") equal  to  an amount
                                    (the "Controlled Amortization Amount") specified in  the
                                    related  Prospectus Supplement plus any existing deficit
                                    controlled  amortization  amount   arising  from   prior
                                    Distribution  Dates. If a Series has more than one Class
                                    of  Certificates,  each  Class   may  have  a   separate
                                    Controlled Amortization Amount. In addition, the related
                                    Prospectus  Supplement  may describe  certain priorities
                                    among such Classes with respect to such distributions.
Early Amortization Period.........  During the period from the day on which a Pay Out  Event has  occurred  with  respect  to  a  Series  or,  if  so
                                    specified in  the Prospectus  Supplement relating  to  a
                                    Series  offered  hereby  with  a  Scheduled Accumulation
                                    Period,  from  such  time   specified  in  the   related
                                    Prospectus Supplement after a Pay Out Event has occurred
                                    and  the Early Accumulation Period  has commenced to the
                                    date on which the Invested Amount of the Certificates of
                                    such Series and the  Enhancement Invested Amount or  the
                                    Collateral Interest, if any, with respect to such Series
                                    have been paid in full or the related Series Termination
                                    Date  has  occurred (the  "Early  Amortization Period"),
                                    collections of  Principal Receivables  allocable to  the
                                    Invested  Amount  of  such  Series  (and  certain  other
                                    amounts  if   specified   in  the   related   Prospectus
                                    Supplement but excluding amounts reallocated pursuant to
                                    the   Series  Supplement   for  such   Series)  will  be
                                    distributed as principal payments to the
                                    Certificateholders  of  such  Series  monthly  on   each
                                    Distribution  Date  beginning  with  the  first  Special
                                    Payment Date  with respect  to such  Series. During  the
                                    Early  Amortization  Period  with respect  to  a Series,
                                    distributions of  principal to  Certificateholders  will
                                    not  be  subject  to any  Controlled  Deposit  Amount or
                                    Controlled Distribution  Amount. In  addition, upon  the
                                    commencement  of  the  Early  Amortization  Period  with
                                    respect to a Series, any funds on deposit in a Principal
                                    Funding Account with respect to such Series will be paid
                                    to the  Certificateholders  of  the  relevant  Class  or
                                    Series on the first Special Payment Date with respect to
                                    such  Series. If  a Series  has more  than one  Class of
                                    Certificates,  the  related  Prospectus  Supplement  may
                                    describe  certain  priorities  among  such  Classes with
                                    respect  to  such  payments.  See  "Description  of  the
                                    Certificates  --  Pay  Out  Events"  herein  and "Series
                                    Provisions -- Pay Out Events" in the related  Prospectus
                                    Supplement  for a  discussion of  the events  that might
                                    lead to  the  commencement  of  the  Early  Amortization
                                    Period with respect to a Series.
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
Shared Principal Collections......  To  the extent that collections of Principal Receivables and certain  other amounts  that  are allocated  to  the
                                    Certificateholders'  Interest  of  any  Series  are  not
                                    needed to  make payments  to the  Certificateholders  of
                                    such  Series or required to  be deposited in a Principal
                                    Funding Account for such Series, such collections may be
                                    applied to cover  principal payments due  to or for  the
                                    benefit  of Certificateholders of other Series. Any such
                                    reallocation will  not  result  in a  reduction  in  the
                                    Invested  Amount of the Series to which such collections
                                    were  initially  allocated.  See  "Description  of   the
                                    Certificates -- Shared Principal Collections."
Special Funding Account...........  If  on any  date the Transferor  Amount is  less than or equal to the Required Transferor Amount or the amount of
                                    Principal Receivables in the Trust is less than or equal
                                    to the Required  Principal Balance,  the Servicer  shall
                                    not   distribute  to  the   holders  of  the  Transferor
                                    Certificates any  Shared  Principal  Collections,  which
                                    otherwise  would be  distributed to  the holders  of the
                                    Transferor Certificates, but shall deposit such funds in
                                    the Special Funding Account.
                                    Funds on deposit in the Special Funding Account will  be
                                    withdrawn  and  paid to  the  holders of  the Transferor
                                    Certificates on  any  Distribution Date  to  the  extent
                                    that,   after  giving   effect  to   such  payment,  the
                                    Transferor Amount exceeds the Required Transferor Amount
                                    and the  amount of  Principal Receivables  in the  Trust
                                    exceeds  the  Required Principal  Balance on  such date;
                                    PROVIDED, HOWEVER,  that  if  a  Scheduled  Accumulation
                                    Period, Early Accumulation Period, Scheduled
                                    Amortization  Period or  Early Amortization  Period com-
                                    mences with respect to any Series, any funds on  deposit
                                    in  the  Special Funding  Account  will be  released and
                                    treated as Shared  Principal Collections  to the  extent
                                    needed  to cover  principal payments  due to  or for the
                                    benefit of such Series.
Sharing of Excess Finance Charge
 Collections......................  Subject   to   certain   limitations   described   under
                                    "Description  of the  Certificates --  Sharing of Excess
                                    Finance   Charge   Collections,"   if   the   Prospectus
                                    Supplement  for  a  Series offered  hereby  so provides,
                                    collections of  Finance Charge  Receivables and  certain
                                    other   amounts  allocable  to  the  Certificateholders'
                                    Interest of any Series  that is included  in a group  of
                                    series  (each,  a  "Group")  in  excess  of  the amounts
                                    necessary to make required payments with respect to such
                                    Series  (including  payments  to  the  provider  of  any
                                    related  Series Enhancement) may be applied to cover any
                                    shortfalls  with   respect  to   amounts  payable   from
                                    collections  of Finance Charge  Receivables allocable to
                                    any other Series  included in such  Group, in each  case
                                    PRO RATA based upon the amount of the shortfall, if any,
                                    with  respect to such other  Series. See "Description of
                                    the Certificates  -- Sharing  of Excess  Finance  Charge
                                    Collections."
Funding Period....................  The  Prospectus  Supplement  relating  to  a  Series  of
                                    Certificates offered  hereby  may  specify  that  for  a
                                    period  beginning on the Series  Closing Date and ending
                                    on a specified date
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
                                    before the  commencement  of  a  Scheduled  Amortization
                                    Period  or Scheduled Accumulation Period with respect to
                                    such Series (the "Funding Period"), the aggregate amount
                                    of Principal Receivables in the Trust allocable to  such
                                    Series  may be less than  the aggregate principal amount
                                    of the Certificates of such  Series and an amount  equal
                                    to  the  amount  of  such  deficiency  (the "Pre-Funding
                                    Amount") will  be held  in a  trust account  established
                                    with  the Trustee for  the benefit of Certificateholders
                                    of such Series (the  "Pre-Funding Account") pending  the
                                    transfer  of  additional  Principal  Receivables  to the
                                    Trust or pending the  reduction of the Invested  Amounts
                                    of  other  Series  issued  by  the  Trust.  The  related
                                    Prospectus Supplement will specify the initial  Invested
                                    Amount  on the Series Closing  Date with respect to such
                                    Series,  the   aggregate   principal   amount   of   the
                                    Certificates of such Series (the "Full Invested Amount")
                                    and the date by which the Invested Amount is expected to
                                    equal the Full Invested Amount. The Invested Amount will
                                    increase as Principal Receivables are transferred to the
                                    Trust  or as the Invested Amounts of other Series of the
                                    Trust are reduced. The Invested Amount may also decrease
                                    due to the occurrence of a Pay Out Event as specified in
                                    the related Prospectus Supplement.
                                    During the Funding Period, funds on deposit in the  Pre-
                                    Funding  Account for  a Series  of Certificates  will be
                                    withdrawn and paid to the  Transferors to the extent  of
                                    any  increases in the Invested Amount. In the event that
                                    the Invested  Amount of  such Series  does not  for  any
                                    reason  equal the Full Invested Amount by the end of the
                                    Funding Period, any amount remaining in the  Pre-Funding
                                    Account  and  any  additional amounts  specified  in the
                                    related Prospectus  Supplement will  be payable  to  the
                                    Certificateholders  of such  Series in  a manner  and at
                                    such  time  as  set  forth  in  the  related  Prospectus
                                    Supplement.
                                    If  so specified  in the  related Prospectus Supplement,
                                    monies in the  Pre-Funding Account with  respect to  any
                                    Series  will  be  invested by  the  Trustee  in Eligible
                                    Investments or will be subject  to a guaranteed rate  or
                                    investment  agreement or other  similar arrangement, and
                                    investment earnings and any applicable payment under any
                                    such investment  arrangement  will  be  applied  to  pay
                                    interest on the Certificates of such Series.
Paired Series.....................  If  so specified in the related Prospectus Supplement, a
                                    Series of Certificates offered hereby may be paired with
                                    one or more  other Series or  a portion of  one or  more
                                    other  Series  issued  by  the  Trust  (each,  a "Paired
                                    Series") at  or after  the commencement  of a  Scheduled
                                    Accumulation Period or Scheduled Amortization Period for
                                    such Series. As the Invested Amount of the Series having
                                    a  Paired Series is reduced,  the Invested Amount of the
                                    Paired Series  will increase  by an  equal amount.  Upon
                                    payment  in full of such  Series, the Invested Amount of
                                    the Paired Series  will be  equal to the  amount of  the
                                    Invested  Amount  paid  to  Certificateholders  of  such
                                    Series. If

                                    a Pay Out Event occurs with respect to the Series having
                                    a Paired Series  or with  respect to  the Paired  Series
                                    when  such Series is in  a Scheduled Amortization Period
                                    or  a  Scheduled  Accumulation  Period,  the   Principal
                                    Allocation  Percentage for the  Series and the Principal
                                    Allocation Percentage  for  the Paired  Series  will  be
                                    reset as specified in the related Prospectus Supplement.
Credit Enhancement................  The  credit enhancement (the  "Credit Enhancement") with respect to a Series or Class thereof offered hereby  may
                                    include  a letter of credit,  a cash collateral account,
                                    an  uncertificated  subordinated   invested  amount   or
                                    collateral  interest, a surety bond, an insurance policy
                                    or any other form of credit enhancement described in the
                                    related Prospectus  Supplement. Credit  Enhancement  may
                                    also  be provided to  a Class or Classes  of a Series by
                                    subordination provisions  that  require  that  distribu-
                                    tions  of principal or interest  be made with respect to
                                    the  Certificates  of  such  Class  or  Classes   before
                                    distributions  are made to one  or more other Classes of
                                    such  Series.  If   so  specified   in  the   Prospectus
                                    Supplement  for a  Series or  Class offered  hereby, the
                                    level of  Credit  Enhancement  for such  Series  may  be
                                    reduced  if  such  reduction  will  not  have  a Ratings
                                    Effect.
                                    The type,  characteristics  and  amount  of  the  Credit
                                    Enhancement  with respect to any Series or Class thereof
                                    will be determined based  on several factors,  including
                                    the  characteristics  of  the  Receivables  and Accounts
                                    underlying or  comprising the  Trust  Assets as  of  the
                                    Series  Closing Date  with respect thereto,  and will be
                                    established  on  the  basis  of  requirements  of   each
                                    applicable  Rating Agency.  The terms of  the Credit En-
                                    hancement with respect  to any Series  or Class  thereof
                                    offered   hereby  will  be   described  in  the  related
                                    Prospectus   Supplement.   See   "Description   of   the
                                    Certificates -- Credit Enhancement" and "Risk Factors --
                                    Limited Nature of Rating."
Servicing.........................  The  Bank, in its capacity as servicer under the Pooling and Servicing Agreement (in such capacity, together with
                                    any  successor   Servicer   referred  to   herein,   the
                                    "Servicer"), will be the initial Servicer for the Trust.
                                    The Servicer will be responsible for servicing, managing
                                    and  making collections  on the  Receivables. Subject to
                                    certain exceptions described  under "Description of  the
                                    Certificates  --  Deposits in  Collection  Account," the
                                    Servicer will deposit any collections on the Receivables
                                    in a Monthly Period  into the Collection Account  within
                                    two  business  days of  the  Date of  Processing  to the
                                    extent   such   collections   are   allocable   to   the
                                    Certificateholders'  Interest  of  any  Series  and  are
                                    required to be deposited into an account for the benefit
                                    of, or distributed to, the Certificateholders of any Se-
                                    ries or  the issuer  of any  Series Enhancement.  Unless
                                    otherwise  specified  in a  Prospectus Supplement  for a
                                    particular Series, the "Distribution Date" for a  Series
                                    will  be the 15th day of each  month (or, if such day is
                                    not a  business  day, the  next  business day).  On  the
                                    earlier  of (a)  the second  business day  following the
                                    Date  of   Processing  and   (b)   the  day   on   which

                                    the   Servicer   deposits  any   collections   into  the
                                    Collection  Account,  subject   to  certain   exceptions
                                    described  herein, the Servicer will  pay to the holders
                                    of the Transferor  Certificates their allocable  portion
                                    of  any collections then held by the Servicer. The "Date
                                    of Processing" is the business day on which a record  of
                                    any  transaction  is  first  recorded  pursuant  to  the
                                    Servicer's data processing procedures.  On or about  the
                                    third  business  day  preceding  each  Distribution Date
                                    (each,  a  "Determination  Date"),  the  Servicer   will
                                    calculate   the   amounts   to  be   allocated   to  the
                                    Certificateholders of each  Class or Series  and to  the
                                    holders  of  the  Transferor  Certificates  as described
                                    herein in respect of collections of Receivables received
                                    with respect to the preceding Monthly Period.
                                    In certain limited circumstances, the Bank may resign or
                                    be removed  as  Servicer,  in  which  event  either  the
                                    Trustee  or,  so long  as  it meets  certain eligibility
                                    standards  set  forth  in  the  Pooling  and   Servicing
                                    Agreement,  a third-party  servicer may  be appointed as
                                    successor  servicer.  The   Servicer  is  permitted   to
                                    delegate  any of  its duties as  Servicer to  any of its
                                    affiliates and to certain third party service providers,
                                    but any such delegation will not relieve the Servicer of
                                    its liability and  responsibility with  respect to  such
                                    duties  under the Pooling and Servicing Agreement or any
                                    Series Supplement. The  Servicer will receive  servicing
                                    fees  payable with respect to each Series offered hereby
                                    as  servicing   compensation   from   the   Trust.   See
                                    "Description  of  the  Certificates  --  Servicing  Com-
                                    pensation and Payment of Expenses."
Mandatory Reassignment and
 Transfer of Certain
 Receivables......................  Pursuant to the  Pooling and  Servicing Agreement,  each
                                    Transferor  severally will  make certain representations
                                    and warranties with respect to the Receivables  conveyed
                                    by  such Transferor to the Trust  and the Bank will make
                                    certain representations and  warranties with respect  to
                                    the   Accounts.  If  a   Transferor  breaches  any  such
                                    representation and warranty, under certain circumstances
                                    and subject to certain  conditions described under  "The
                                    Pooling  and Servicing Agreement  -- Representations and
                                    Warranties,"  all  Receivables   with  respect  to   the
                                    affected  Account will be reassigned to such Transferor.
                                    In addition, if either Transferor breaches certain other
                                    representations  and  warranties  described  under  "The
                                    Pooling  and Servicing Agreement  -- Representations and
                                    Warranties,"  all  the  Receivables  conveyed  by   such
                                    Transferor  may  be reassigned  to such  Transferor. See
                                    "The Pooling and Servicing Agreement --  Representations
                                    and Warranties."
                                    The  Bank,  in its  capacity  as a  Servicer,  will make
                                    certain  covenants   in   the  Pooling   and   Servicing
                                    Agreement.  If the  Servicer breaches  any such covenant
                                    with respect  to  any  Receivable,  subject  to  certain
                                    conditions  described under  "The Pooling  and Servicing
                                    Agreement -- Servicer  Covenants," all Receivables  with
                                    respect  to the affected Account will be assigned to the
                                    Servicer. In  the  event  of  a  transfer  of  servicing

                                    obligations  to  a  successor  Servicer,  such successor
                                    Servicer, rather than the Bank, would be responsible for
                                    any subsequent  failure to  comply with  the  Servicer's
                                    covenants.
Tax Status........................  Except  to the extent otherwise  provided in the related
                                    Prospectus Supplement, Tax Counsel (defined herein) will
                                    deliver its  opinion generally  to the  effect that  the
                                    Certificates  of  each Series  or Class  thereof offered
                                    hereby  will  properly  be  characterized  as  debt  for
                                    federal   income  tax  purposes.  Each  investor  in  an
                                    interest in Certificates, by acceptance of its  interest
                                    therein,  will agree  to treat the  Certificates of such
                                    Series as debt for federal,  state and local income  and
                                    franchise  tax purposes. See "Certain Federal Income Tax
                                    Consequences" for additional information concerning  the
                                    application of federal income tax laws.
ERISA Considerations..............  Certificates  of any Series or  Class offered hereby may be eligible for purchase by Plans and Plan Investors (as
                                    defined herein). See "ERISA Considerations."
Certificate Rating................  It will be a condition to the issuance of each Series of
                                    Certificates or Class thereof  offered pursuant to  this
                                    Prospectus  and the  related Prospectus  Supplement that
                                    they be  rated in  one of  the four  highest  applicable
                                    rating  categories by at least one nationally recognized
                                    statistical  rating   organization   selected   by   the
                                    Transferors  (each  rating agency  rating any  Series, a
                                    "Rating Agency"). The  rating or  ratings applicable  to
                                    the  Certificates of  each such Series  or Class thereof
                                    will be set forth in the related Prospectus  Supplement.
                                    A  security rating should  be evaluated independently of
                                    similar ratings  of  different types  of  securities.  A
                                    rating  is  not a  recommendation to  buy, sell  or hold
                                    securities and may be subject to revision or  withdrawal
                                    at  any time by the assigning Rating Agency. Each rating
                                    should be evaluated independently  of any other  rating.
                                    See "Risk Factors -- Limited Nature of Rating."
Listing...........................  If so specified in the Prospectus Supplement relating to a  Series or  Class offered hereby,  application will be
                                    made to list the Certificates of such Series, or all  or
                                    a  portion of any Class thereof, on the Luxembourg Stock
                                    Exchange or any other specified exchange.

                                  RISK FACTORS

    Investors should consider, among other things, the following risk factors in connection with the purchase of Certificates.

    LIMITED LIQUIDITY. It is anticipated that, to the extent permitted, the underwriters of any Series of Certificates offered hereby will make a market in such Certificates, but in no event will any such underwriter be under an obligation to do so. There can be no assurance that a secondary market will develop with respect to the Certificates of any Series offered hereby, or if such secondary market does develop, that it will provide Certificateholders with liquidity of investment or that it will continue for the life of such Certificates.

    ISSUANCE OF ADDITIONAL SERIES; EFFECT ON PAYMENTS TO
CERTIFICATEHOLDERS. The Trust, as a master trust, is expected to issue Series from time to time. While the terms of any Series will be specified in a Series Supplement, the provisions of a Series Supplement and, therefore, the terms of any additional Series, will not be subject to the prior review by, or consent of, holders of the Certificates of any previously issued Series. Such terms may be different than the terms described herein, and may include methods for determining applicable investor percentages and allocating collections, provisions creating different or additional security or other Series Enhancements and any other amendment or supplement to the Pooling and Servicing Agreement that is made applicable only to such Series. The obligation of the Trustee to issue any new Series is subject to the conditions, among others, that: (a) such issuance will not result in any Rating Agency reducing or withdrawing its rating of the Certificates of any outstanding Series (any such reduction or withdrawal is referred to herein as a "Ratings Effect") and (b) each Transferor shall have delivered to the Trustee and certain providers of Series Enhancement a certificate of an authorized representative to the effect that, in the reasonable belief of such Transferor, such issuance will not, based on the facts known to such representative at the time of such certification, cause a Pay Out Event to occur with respect to any Series. There can be no assurance that the terms of any Series, including any Series issued from time to time hereafter, might not have an impact on the timing or amount of payments received by a Certificateholder of another Series. See "Description of the Certificates -- New Issuances."

    IMPACT OF ADDITION OF TRUST ASSETS; DIFFERENT CHARACTERISTICS. The Transferors expect, and in some cases will be obligated, to designate or cause to be designated Additional Accounts, the Receivables of which will be conveyed to the Trust. Additional Accounts may include accounts originated using criteria different from those which were used to originate the Initial Accounts because such Additional Accounts were originated at a later date, were part of a portfolio of accounts that were not part of the Bank Portfolio as of the Trust Cut-Off Date or were acquired from another institution. Moreover, Additional Accounts designated at any time may not be accounts having the same characteristics as those previously included in the Trust. See "The Pooling and Servicing Agreement -- Representations and Warranties." Consequently, there can be no assurance that Additional Accounts will be of the same credit quality or have the same payment characteristics as the Initial Accounts or the Additional Accounts previously included in the Trust. In addition, Additional Accounts may consist of revolving credit card accounts or other revolving credit accounts that have different terms than the Initial Accounts or the Additional Accounts previously included in the Trust, including lower periodic finance charges and other fees and charges, which may have the effect of reducing the average yield on the Trust Portfolio. The designation of Additional Accounts will be subject to the satisfaction of certain conditions described herein under "Description of the Certificates -- Addition of Trust Assets," including that (a) such addition will not result in a Ratings Effect and (b) the Transferor designating Additional Accounts shall have delivered to the Trustee and certain providers of Series Enhancement a certificate of an authorized representative to the effect that, in the reasonable belief of such Transferor, such addition will not, based on the facts known to such representative at the time of such certification, cause a Pay Out Event to occur with respect to any Series. The only limitations on each Transferor's right to designate Additional Accounts, including Automatic Additional Accounts, are those described herein and in the Prospectus Supplement. See "Description of the Certificates -- Addition of Trust Assets."

    TRANSFER OF ASSETS. While the Transferors will transfer all of their right, title and interest in Receivables to the Trust, a court could treat such transaction as an assignment of collateral as security for the benefit of the Certificateholders of the outstanding Series. Each Transferor represents and warrants in the Pooling and Servicing Agreement that the transfer of Receivables by it to the Trust is either a valid sale and assignment of the Receivables to the Trust or the grant to the Trust of a security interest in the Receivables. Additionally, the Bank represents and warrants in the Receivables Purchase Agreement that the transfer of Receivables by it to CCB Holding is a valid sale and assignment of the Receivables to CCB Holding. Each Transferor will take certain actions under applicable state law to perfect the Trust's interest in the Receivables transferred to the Trust by such Transferor and, in the Pooling and Servicing Agreement, each Transferor represents and warrants that, if the transfer by such Transferor to the Trust is a grant to the Trust of a security interest in the Receivables sold by such Transferor, the Trust will have a first priority perfected security interest therein and, with certain exceptions and for certain limited periods of time, in the proceeds thereof (subject, in each case, to certain potential tax and other governmental liens referred to under "The Pooling and Servicing Agreement -- Representations and Warranties"). Nevertheless, if the transfer of Receivables by a Transferor to the Trust is deemed to create a security interest therein under the New York Uniform Commercial Code (the "UCC"), (i) a tax or government lien or other nonconsensual lien on property of such Transferor arising before Receivables come into existence may have priority over the Trust's interest in such Receivables, (ii) if the Federal Deposit Insurance Corporation ("FDIC") were appointed receiver or conservator of the Bank, the receiver's or conservator's administrative expenses may also have priority over the Trust's security interest in the Receivables transferred to the Trust by the Bank and (iii) in the event of the insolvency of CCB Holding, delays in payments on the Certificates and possible reductions in the amount of those payments could occur. In addition, while the Bank is the Servicer, cash collections held by the Bank may, subject to certain conditions, be commingled and used for the benefit of the Bank prior to the date on which such collections are required to be deposited in the Collection Account, as described under "Description of the Certificates -- Deposits in Collection Account" and, in the event of the insolvency, receivership or conservatorship of the Bank or the bankruptcy, liquidation or insolvency of CCB Holding or, in certain circumstances, the lapse of certain time periods, the Trust may not have a perfected interest in such collections.

    CERTAIN MATTERS RELATING TO INSOLVENCY OR RECEIVERSHIP. The Pooling and Servicing Agreement provides that, upon the commencement of an Insolvency Event (defined below), a Pay Out Event would occur with respect to each Series and, pursuant to the terms of the Pooling and Servicing Agreement, new Principal Receivables would not be transferred to the Trust and the Trustee would sell the Receivables (unless Certificateholders holding Certificates of each Series or, if a Series includes more than one Class, each Class of such Series evidencing more than 50% of the aggregate unpaid principal amount of each such Series or Class, as well as each holder of an interest in the Transferors' Interest not subject to the Insolvency Event and each person designated by the Transferors to the Trustee prior to the occurrence of the Insolvency Event, instruct otherwise), thereby causing early termination of the Trust. An "Insolvency Event" shall occur if any Transferor (including any Additional Transferor) or any other holder of the Bank Certificate shall consent to the appointment of a conservator or receiver or liquidator or trustee in any insolvency, bankruptcy, receivership, conservatorship, readjustment of debt, marshaling of assets and liabilities or similar proceedings of or relating to any such Transferor or holder or of or relating to all or substantially all of its property, or a court or agency or supervisory authority having jurisdiction in the premises shall issue, or enter against any such Transferor or holder, a decree or order for the appointment of a conservator or receiver or liquidator or trustee in any insolvency, bankruptcy, receivership, conservatorship, readjustment of debt, marshaling of assets and liabilities or similar proceedings or for the winding-up or liquidation of its affairs; or any such Transferor or holder shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable insolvency, reorganization, liquidation, receivership, or conservatorship statute, make any assignment for the benefit of its creditors or voluntarily suspend payment of its obligations; or a proceeding shall have been instituted by a court having jurisdiction in the premises seeking a decree or order for relief in respect of any such Transferor or such holder in an involuntary case under any debtor relief law, or for the appointment of a receiver, liquidator, assignee, trustee, custodian, sequestrator, conservator or other similar official, of any such Transferor or holder or for any substantial part of its property, or for the liquidation and winding up of its affairs and, if instituted against any such Transferor or holder, any such proceeding shall continue undismissed or unstayed and in effect for a period of 60 consecutive days, or any of the actions sought in such proceeding shall occur. In such event, the portion of the proceeds of such sale allocable to such Certificateholders of a related Series and the proceeds of any collections on the Receivables in the Collection Account allocated to the Certificateholders' Interest of such Series may be insufficient to pay such Certificateholders in full.

    To the extent the Bank grants a security interest in the Receivables transferred by it to the Trust, and such security interest is validly perfected before the occurrence of an Insolvency Event and is not taken or granted in contemplation of insolvency or with the intent to hinder, delay or defraud the Bank or its creditors, the Federal Deposit Insurance Act, as amended ("FDIA"), including as amended by the Financial Institutions Reform, Recovery, and Enforcement Act of 1989, as amended ("FIRREA"), provides that such security interest should not be subject to avoidance by the FDIC, as receiver or conservator for the Bank. Subject to clarification by regulations or interpretations, positions taken by the FDIC staff prior to the passage of FIRREA do not suggest that the FDIC, as receiver or conservator for the Bank, would interfere with the timely transfer to the Trust of payments collected on the related Receivables. If, however, the FDIC were to assert a contrary position, such as requiring the Trustee to establish its right to those payments by submitting to and completing the administrative claims procedure under the FDIA, or the conservator or receiver were to request a stay of proceedings with respect to the Bank as provided under the FDIA, delays in payments on the Certificates and possible reductions in the amount of those payments could occur. In addition, the FDIC, if appointed as conservator or receiver for the Bank, has the power under the FDIA to repudiate contracts, including secured contracts of the Bank. The FDIA provides that a claim for damages arising from the repudiation of a contract is limited to "actual direct compensatory damages." In the event the FDIC were to be appointed as conservator or receiver of the Bank and were to repudiate the Pooling and Servicing Agreement, then the amount payable out of available collections on the Receivables to the Certificateholders could be lower than the outstanding principal and accrued interest on the Certificates. Upon the occurrence of an Insolvency Event with respect to the Bank, if no Pay Out Event other than such Insolvency Event exists, the FDIC may have the power to continue to require the Bank to transfer new Principal Receivables to the Trust (and new Receivables to CCB Holding pursuant to the terms of the Receivables Purchase Agreement) and to prevent the early sale, liquidation, foreclosure or disposition of the Receivables and the commencement of an Early Amortization Period or Early Accumulation Period. A conservator or receiver of the Bank may also have the power to cause the early sale of the Receivables and the early retirement of the Certificates of each Series. In addition, in the event of a Servicer Default, if a conservator or receiver is appointed for the Servicer, and no Servicer Default other than such conservatorship, receivership or insolvency of the Servicer exists, the conservator or receiver may have the power to prevent either the Trustee or the Certificateholders from appointing a successor Servicer. See "Certain Legal Aspects of the Receivables -- Transfer of Receivables" and "-- Certain Matters Relating to Insolvency and Receivership."

    CCB Holding has been structured such that the voluntary or involuntary application with respect to CCB Holding for relief under Title 11 of the United States Code (the "Bankruptcy Code") or similar state laws is unlikely. CCB Holding is a separate, limited purpose subsidiary, the certificate of incorporation of which contains limitations on the nature of CCB Holding's business and restrictions on the ability of CCB Holding to commence a voluntary case or proceeding under such laws without the prior unanimous consent of all of its directors. See "CCB Holding Corporation." CCB Holding currently does not intend to file, and the Bank has agreed that it will not file, a voluntary petition for relief under the Bankruptcy Code with respect to CCB Holding.

    If CCB Holding were to become a debtor in a bankruptcy case and a creditor or bankruptcy trustee of such debtor or such debtor itself were to take the position that the transfer of Receivables by

CCB Holding to the Trust should be recharacterized as a grant of a security interest in such Receivables to secure a borrowing of such debtor, then delays in payments of collections of such Receivables to the Trust (and therefore to the Certificateholders) could occur or (should the court rule in favor of any such trustee, debtor or creditor) reductions in the amount of such payments could result.

    If an Insolvency Event relating to CCB Holding were to occur, then a Pay Out Event will occur with respect to each Series and, pursuant to the terms of the Pooling and Servicing Agreement, new Principal Receivables would not be transferred to the Trust and the Trustee would sell the Receivables (unless Certificateholders holding Certificates of each Series or, if a Series includes more than one Class, each Class of such Series evidencing more than 50% of the aggregate unpaid principal amount of each such Series or Class, as well as each holder of an interest in the Transferors' Interest (other than CCB Holding) and each person designated by the Transferors to the Trustee prior to the occurrence of the Insolvency Event, instruct otherwise), thereby causing early termination of the Trust. In such event, the portion of the proceeds of such sale allocable to such Certificateholders of a related Series and the proceeds of any collections on the Receivables in the Collection Account allocated to the Certificateholders' Interest of such Series may be insufficient to pay such Certificateholders in full. However, in a bankruptcy proceeding of CCB Holding, the Trustee may not be permitted to suspend transfers of Receivables to the Trust, and the instructions to sell the Receivables may not be given effect.

    CONSUMER PROTECTION LAWS. The Accounts and Receivables are subject to numerous federal and state consumer protection laws that impose requirements on the making, enforcement and collection of consumer loans. The United States Congress and the states may enact laws and amendments to existing laws to regulate further the credit card and consumer revolving loan industry or to reduce finance charges or other fees or charges applicable to credit card and other consumer revolving loan accounts. Such laws, as well as any new laws or rulings that may be adopted, may adversely affect the Servicer's ability to collect on the Receivables or maintain the current level of periodic finance charges and other fees and charges with respect to the Accounts. In addition, failure by the Servicer to comply with such requirements could adversely affect the Servicer's ability to enforce the Receivables. In October 1987 and November 1991, members of Congress attempted unsuccessfully to limit the maximum annual percentage rate that may be assessed on credit card accounts. If federal legislation were enacted that contained an interest rate cap substantially lower than the annual percentage rates currently assessed on the Accounts, it is possible that the Portfolio Yield for a Series would be reduced and therefore a Pay Out Event could occur with respect to the Certificates of a Series. See "Description of the Certificates -- Pay Out Events." In addition, during recent years, there has been increased consumer awareness with respect to the level of finance charges and fees and other practices of credit card issuers and other consumer revolving loan providers. As a result of these developments and other factors, there can be no assurance as to whether any federal or state legislation will be promulgated that would impose additional limitations on the monthly periodic finance charges or other fees or charges relating to the Accounts.

    Pursuant to the Pooling and Servicing Agreement, if a Receivable fails to comply in all material respects with applicable requirements of law, subject to certain conditions described under "The Pooling and Servicing Agreement -- Representations and Warranties," all Receivables in the affected Account will be reassigned to the Transferor that transferred all right, title and interest in such Receivables or, in some circumstances, to the Servicer. On the Series Closing Date with respect to a Series, each Transferor will make certain representations and warranties with regard to the validity and enforceability of the Accounts and with regard to Receivables. The sole remedy available to the Certificateholders for the breach of any such representation or warranty is that, subject to certain conditions described herein under "The Pooling and Servicing Agreement -- Representations and Warranties," the interest of Certificateholders of all Series in the Receivables affected thereby will be reassigned to the relevant Transferor or assigned to the Servicer, as the case may be. In addition, in the event of the breach of certain representations and warranties, either Transferor may be obligated to accept the reassignment of all the Receivables transferred by it to the Trust, which reassignment will constitute the sole remedy available to Certificateholders with respect to any such breach. See "The Pooling and Servicing Agreement -- Representations and Warranties" and "-- Servicer Covenants" and "Certain Legal Aspects of the Receivables -- Consumer Protection Laws."

    Application of federal and state bankruptcy and debtor relief laws would affect the interests of the Certificateholders in the Receivables if the protection provided to debtors under such laws result in any Receivables being written off as uncollectible when there are no funds available from any Credit Enhancement or other sources. See "Description of the Certificates -- Defaulted Receivables; Rebates and Fraudulent Charges."

    PAYMENT AND MATURITY CONSIDERATIONS; DEPENDENCE ON CARDHOLDER REPAYMENTS. The Receivables may be paid at any time and there is no assurance that there will be new Receivables created in the Accounts, that Receivables will be added to the Trust or that any particular pattern of cardholder repayments will occur. The actual rate of accumulation of principal with respect to a Series in a Principal Funding Account during a Scheduled Accumulation Period or Early Accumulation Period and the rate of distribution of principal with respect to a Series during a Scheduled Amortization Period or Early
Amortization Period will depend upon, among other factors, the rate of cardholder repayments, the timing of the receipt of repayments and the rate of default by cardholders. As a result, no assurance can be given that the Invested Amount of a Series will be paid on the Expected Final Payment Date, if any, with respect to a Series or that payments of principal during the Scheduled
Amortization  Period  with  respect  to  a  Series  will  equal  the  Controlled
Amortization Amount, if any, with respect to such Series or will follow any particular pattern. Cardholder monthly payment rates with respect to the Accounts are dependent upon a variety of factors, including seasonal purchasing and payment habits of cardholders, the availability of other sources of credit, general economic conditions, tax laws and the terms of the Accounts (which terms are subject to change by the Bank). Increased convenience use (where cardholders pay their Account balances in full on or prior to the due date and thus avoid all finance charges) would decrease the effective yield on the Accounts and could result in a Pay Out Event with respect to one or more Series and the commencement of an Early Amortization Period or Early Accumulation Period with respect to one or more Series, as well as a decrease in protection to Certificateholders against defaults under the Accounts. No assurance can be given as to the cardholder payment rates that will actually occur in any future period.

    A decline in the amount of Receivables in the Accounts for any reason (including, the decision by cardholders to use competing sources of credit, an economic downturn or other factors) could result in the occurrence of a Pay Out Event with respect to a Series and the commencement of an Early Amortization Period or Early Accumulation Period with respect to such Series. The Pooling and Servicing Agreement provides that the Transferors will be required to make an Addition to the Trust in the event that either (a) the Transferor Amount is not maintained at a minimum level equal to the Required Transferor Percentage of the sum of (i) the aggregate amount of Principal Receivables and (ii) the aggregate principal amount on deposit in the Special Funding Account (the "Required Transferor Amount") or (b) the amount of Principal Receivables in the Trust is not maintained at a minimum level equal to (i) the sum of the Series Invested Amount of each Series then outstanding (provided that certain Series may be designated in the applicable Series Supplement as being excluded from such calculation) less (ii) the aggregate principal amount on deposit in the Special Funding Account (the "Required Principal Balance"). The "Required Transferor Percentage" is equal to five percent, but may be reduced under certain circumstances described under "Description of the Certificates -- Addition of Trust Assets." The "Series Invested Amount" for any Series will be specified in the Series Supplement and, for each Series offered hereby, in the related Prospectus Supplement for such Series, but will generally equal the initial Invested Amount for a Series. In the event that the Transferors fail to make such Addition within five business days (or any other time period specified in a Series Supplement with respect to a Series) of the day on which it is required to make such Addition pursuant to the Pooling and Servicing Agreement, as described under "Description of the Certificates -- Addition of Trust Assets," a Pay Out Event could occur with respect to one or more Series. Further, the Bank may under similar circumstances be required to transfer credit card receivables to one or more of its other credit card trusts, which may limit the amount of receivables available to be transferred to the Trust.

    LIMITED NATURE OF RATING. Any rating assigned to the Certificates of a Series or a Class by a Rating Agency will reflect such Rating Agency's assessment of the likelihood that Certificateholders of such Series or Class will receive the payments of interest and principal required to be made under the Pooling and Servicing Agreement and the related Series Supplement. Such rating will be based primarily on the value of the Receivables in the Trust and the availability of any Series Enhancement with respect to such Series or Class; therefore, any such rating will generally address credit risk and will not, unless otherwise specified in the related Prospectus Supplement with respect to any Class or Series offered hereby, address the likelihood that the principal of, or interest on, any Certificates of such Class or Series will be prepaid, paid on a scheduled date or paid on any particular date before the applicable Series Termination Date. In addition, any such rating will not address the possibility of the occurrence of a Pay Out Event with respect to such Class or Series or the possibility of the imposition of United States withholding tax with respect to non-U.S. Certificateholders. Further, the available amount of any Credit Enhancement or other Series Enhancement with respect to any such Series or Class offered hereby will be limited and will be subject to reduction from time to time as described in the related Prospectus Supplement. The rating of the Certificates of a Class or Series will not be a recommendation to purchase, hold or sell such Certificates, and such rating will not comment as to the marketability of such Certificates, any market price or suitability for a particular investor. There is no assurance that any rating will remain for any given period of time or that any rating will not be lowered or withdrawn entirely by a Rating Agency if in such Rating Agency's judgment circumstances so warrant.

    BOOK-ENTRY REGISTRATION. Unless otherwise stated in the related Prospectus Supplement, the Certificates of each Series offered hereby initially will be represented by one or more certificates registered in the name of Cede, the nominee for DTC, and will not be registered in the names of the Certificate Owners or their nominees. Consequently, unless and until Definitive Certificates are issued, Certificate Owners will not be recognized by the Trustee as "Certificateholders" (as such term is used in the Pooling and Servicing Agreement and any Series Supplement). Hence, until such time, Certificate Owners will only be able to exercise the rights of Certificateholders indirectly through DTC, Cedel (defined herein) or Euroclear and their respective participating organizations. See "The Pooling and Servicing Agreement -- Book-Entry Registration" and "-- Definitive Certificates."

    SOCIAL, LEGAL, ECONOMIC AND OTHER FACTORS. Changes in credit use and payment patterns by cardholders result from a variety of economic, legal and social factors. Economic factors include the rate of inflation, unemployment levels and relative interest rates. The use of incentive programs (E.G., gift awards for credit usage) may affect credit use. The Transferors are unable to determine whether or to what extent changes in applicable laws or other economic or social factors will affect credit use or repayment patterns.

    COMPETITION IN THE CREDIT CARD AND CONSUMER REVOLVING LOAN INDUSTRY. The credit card and consumer revolving loan industry is highly competitive and operates in a legal and regulatory environment increasingly focused on the cost of services charged to consumers. There is increased use of advertising, target marketing, pricing competition and incentive programs. Other consumer credit providers seek to enter, or expand their share of, the market. In addition, certain credit card issuers and other revolving credit providers assess periodic finance charges or other fees or charges at rates lower than the rate currently being assessed on most of the Accounts. The Bank may also solicit existing cardholders to open other revolving credit card accounts or revolving credit accounts that offer certain benefits not available under the Accounts, including lower periodic finance charges or reduced late charges and other fees or charges. If cardholders choose to utilize competing sources of credit, the rate at which new Receivables are generated in the Accounts may be reduced and certain purchase and payment patterns with respect to the Receivables may be affected. The Trust will be dependent upon the Bank's continued ability to generate new Receivables. If the rate at which new Receivables are generated declines significantly and the Bank does not add Receivables in Additional Accounts to the Trust, a Pay Out Event could occur with respect to a Series.

    Other credit card issuers have announced changes in the terms of certain of their VISA-Registered Trademark- and MasterCard-Registered Trademark-1 credit cards, including lowering the fixed annual percentage rate charged on balances or converting the annual percentage rate charged on balances from a fixed per annum rate to a variable rate. In addition, other credit card issuers have recently announced "tiered" or "risk adjusted" rates under which the annual percentage rate for the issuer's most creditworthy customers would be lowered.

    THE ABILITY OF THE BANK TO CHANGE TERMS OF THE ACCOUNTS. Pursuant to the Pooling and Servicing Agreement, no Transferor transfers Accounts to the Trust, but instead transfers only the Receivables arising in the Accounts and pursuant to the Receivables Purchase Agreement the Bank does not transfer Accounts to CCB Holding, but instead transfers only the Receivables arising in the Accounts. As the owner and holder of the Accounts, the Bank will have the right (subject to applicable laws) to determine the periodic finance charges, the fees and the other charges that will be applicable from time to time to the Accounts, to alter the minimum monthly payment required under the Accounts and to change various other terms with respect to the Accounts. A decrease in the periodic finance charges or other fees or charges applicable to the Accounts would decrease the effective yield on the Accounts and could result in the occurrence of a Pay Out Event with respect to a Series and the commencement of an Early Amortization Period or Early Accumulation Period with respect to such Series, as well as decreased protection to Certificateholders against charged-off Accounts. Under the Pooling and Servicing Agreement, the Bank has agreed that, unless required by law or unless, in its sole discretion, the Bank deems it necessary to maintain its lending business on a competitive basis, it will not reduce the annual percentage rate of the monthly periodic finance charge assessed on the Receivables or reduce other fees on the Accounts, if as a result of such reduction, either (a) its reasonable expectation is that such reduction will (based on facts known at such time) cause a Pay Out Event to occur with respect to a Series or (b) such reduction is not applied to any comparable segment of consumer revolving credit accounts owned by the Bank that have characteristics the same as or substantially similar to the Accounts. In addition, the Bank, subject to compliance with applicable laws, may in its sole discretion change the other terms of its Accounts, if such change is made applicable to any comparable segment of consumer revolving credit accounts owned by the Bank that have characteristics the same as, or substantially similar to, such Accounts. Except as specified above, there are no restrictions on the Bank's ability to change the terms of the Accounts. There can be no assurance that changes in applicable law, changes in the marketplace, including announcements by other credit card issuers that they are lowering annual percentage rates or adopting "tiered" or "risk-adjusted" rates, or prudent business practice might not result in a determination by the Bank to decrease customer finance charges or otherwise take actions that would change any Account terms. See "-- Competition in the Credit Card and Consumer Revolving Loan Industry" above. In servicing the Accounts, the Servicer is required to apply its usual and customary servicing procedures for servicing receivables comparable to the Receivables and to act in accordance with the Bank's written policies and procedures relating to the operation of their consumer revolving lending business (the "Credit Card Guidelines").

    CONTROL. Subject to certain exceptions, the Certificateholders of each Series may take certain actions, or direct certain actions to be taken, under the Pooling and Servicing Agreement or the related Series Supplement. However, under certain circumstances, the consent or approval of a specified percentage of the aggregate unpaid principal amount of the Certificates of all outstanding Series will be required to direct certain actions, including requiring appointment of a successor Servicer following a Servicer Default, amending the Pooling and Servicing Agreement under certain circumstances and directing a reassignment of the Receivables in the entire portfolio of Accounts. In addition, following the occurrence of an Insolvency Event with respect to a Transferor, the Trust Assets will be liquidated unless the holders of Certificates evidencing more than 50% of the aggregate unpaid principal amount of each Series or, if a Series included more than one Class, each Class of such Series, as well as each holder of an interest in the Transferors' Interest not subject to the Insolvency

------------------------
(1)  VISA-Registered   Trademark-  and   MasterCard-Registered  Trademark-   are
    registered trademarks of VISA U.S.A., Inc. and MasterCard International Inc., respectively.

Event and each person designated by the Transferors to the Trustee prior to the occurrence of the Insolvency Event direct the Trustee not to sell or otherwise liquidate the Receivables. Further, in certain cases (including with respect to certain amendments described under "The Pooling and Servicing Agreement -- Amendments"), when determining whether the required percentage of Certificateholders of a Series have given their approval or consent, all the Certificateholders of such Series will be treated as a single class (whether or not such Series includes more than one Class). Accordingly, one or more Classes of Certificateholders may have the power to determine whether any such action is taken without regard to the position or interests of other Classes of Certificateholders relating to such action.

    NONRECOURSE OBLIGATIONS. The Certificates represent interests in the Trust only and do not represent interests in or recourse obligations of the Transferors, the Servicer or any of their affiliates. Certificateholders must rely solely upon the Receivables and the Series Enhancement, if any, for the payment of principal of and interest on the Certificates. The only obligations of a Transferor or the Servicer with respect to the Trust are generally limited to the obligation to accept reassignment of all or a portion of the Receivables under certain circumstances upon breach of certain representations and warranties, the obligations to make Additions to the Trust under certain circumstances and certain other limited obligations, all as more fully described herein. The ability of a Transferor or the Servicer to perform such obligations will be dependent in part on the financial condition of the applicable Transferor or the Servicer at the time such obligation arises.

    ASSUMPTION OF A TRANSFEROR'S OBLIGATIONS BY AN ASSUMING ENTITY. A Transferor may, subject to certain conditions, transfer its respective assets and obligations with respect to the Trust and under the Pooling and Servicing Agreement to an Assuming Entity that is not affiliated with either Transferor without obtaining Certificateholder consent to such transfer. See "Assumption of the Transferor's Obligations."

                       THE BANK'S CREDIT CARD ACTIVITIES

GENERAL

    The Receivables that the Bank or CCB Holding have conveyed and will convey to the Trust pursuant to the Pooling and Servicing Agreement will be generated from transactions made by holders of selected VISA USA, Inc. ("VISA") and MasterCard International Incorporated ("MasterCard") credit card accounts, including premium and standard accounts from the Bank's portfolio of such accounts (the "Bank Portfolio"). Generally, both premium and standard accounts undergo the same credit analysis, but premium accounts have higher credit limits.

    The Bank presently conducts all of its credit card origination and servicing related activities in Maryland and Virginia. Certain data processing and ministerial functions associated with the servicing of the Bank's credit card accounts are performed on behalf of the Bank by First Data Corporation ("FDC"). If FDC were to fail to perform such functions or become insolvent, delays in processing and recovery of information with respect to charges incurred by cardholders could occur and the replacement of the services FDC currently provides to the Bank could be time consuming. As a result, delays in payments to Certificateholders could occur.

    The Bank utilizes a variety of the services provided by FDC in originating and servicing the Bank's VISA and MasterCard accounts, including provision of network interface to other card processors through VISA and MasterCard. This network provides cardholder authorizations in addition to a conduit for funds transfer and settlement.

NEW ACCOUNTS AND UNDERWRITING

    The Bank generated substantially all of its credit card accounts through direct mailings and telemarketing. The Bank's credit card program commenced in June 1985. From November 1990 through January 1993, the Bank did not actively solicit new accounts, although it continued to acquire new accounts through applications available at the Bank's branches. The Bank resumed active solicitation of new accounts in February 1993. Prior to February 1993, the Bank generally did not preapprove accounts for its credit cards; however, with the resumption of its solicitation of new accounts the Bank currently  generates new accounts  through direct mailing  and telemarketing solicitation campaigns directed at individuals who have been preapproved. The Bank identifies potential cardholders for preapproved solicitations by supplying a list of credit criteria to a credit bureau, which generates a list of individuals who meet such criteria. When the Bank receives an acceptance certificate from an individual that received a preapproved solicitation, the Bank obtains a credit report on such individual issued by an independent credit reporting agency, and the issuance of a credit card to such individual and the credit limit and terms of the account are subject to certain postscreening underwriting reviews by the Bank.

    The Bank's underwriting approach to account approval supplements a computerized credit scoring system with an evaluation of each completed application for creditworthiness. In the underwriting process, the Bank considers the prospective cardholder's income, credit history, outstanding debt as a percentage of gross income and other factors intended to provide a general indication of the applicant's willingness and ability to repay his or her obligations. The Bank also reviews a credit report on each applicant issued by an independent credit reporting agency and, for certain applicants, independently verifies employment, income or other information contained in the credit application.

    If an application is approved, the Bank establishes an initial credit limit on the cardholder's account based on the Bank's evaluation of the cardholder's creditworthiness. This credit limit is adjusted from time to time based on the Bank's continuing evaluation of the cardholder's repayment ability as evidenced by the cardholder's payment history and other factors. The Bank also may increase the credit limit at the cardholder's request after completion of an evaluation comparable to that performed during the initial underwriting.

    The Bank reviews credit losses on a monthly basis. From time to time, based on such review and other factors, the Bank adjusts its underwriting standards appropriately. The Bank also performs an ongoing credit review for each account, which may result in the Bank's (i) limiting the amount of credit available for cash advances on an account to 30% of the credit limit for such account, (ii) reducing the available credit limit for such account, or (iii) closing the account.

USE OF CREDIT CARDS

    Each cardholder is subject to an agreement with the Bank governing the terms and conditions of the cardholder's account. Pursuant to each such agreement, the Bank reserves the right to change or terminate any terms, conditions, services or features of its accounts (including increasing or decreasing Monthly Periodic Charges, Annual Fees, Other Charges or minimum payment terms) at any time. The agreement with each cardholder provides that the Bank may apply such changes, when applicable, to current outstanding balances as well as to future transactions upon written notice to cardholders. However, applicable laws may limit the ability of the Bank to make such changes. See "Certain Legal Aspects of the Receivables -- Consumer Protection Laws."

    A cardholder may use his or her credit card for purchases and for cash advances. Cardholders make purchases when using their credit cards to buy goods or services. A cash advance is made when a credit card is used to obtain cash from a financial institution or an automated teller machine (ATM). Cardholders may also use special "convenience" checks issued by the bank to draw against their credit line.

BILLING AND PAYMENTS

    The accounts in the Bank Portfolio currently have various billing and payment characteristics, including varying periodic rate finance charges and fees.

    Cardholders receive monthly billing statements summarizing the activity in their accounts. Currently, a cardholder must make minimum monthly payments equal to the sum of (x) the greater of $15 or 2% of the lesser of (i) the outstanding account balance or (ii) the applicable credit limit, plus (y) any amount past due, plus (z) any amount by which the account balance exceeds the applicable credit limit. Balances of $15 or less must be paid in full.

    The Bank assesses certain cardholders a non-refundable annual fee (which it has waived and may continue to waive in connection with other promotional programs for a one-year period) that generally ranges from $10 to $40. Other charges currently assessed by the Bank include a late charge (generally $20, assessed by the Bank if it does not receive the required minimum payment on or before the payment due date), a cash advance fee (which can be two percent of the cash advance subject to a $2 minimum, three percent of the cash advance subject to a $4 minimum or two percent of the cash advance subject to a $10 minimum, depending on the nature of the cash advance), a return check charge (generally $15 for returned payments as well as for cash advance checks) and an overlimit fee of $20 if, at the close of a billing cycle, a cardholder's outstanding balance exceeds the cardholder's credit limit). Cardholders may also purchase credit life, unemployment and disability insurance covering their account. All fees, charges and insurance premiums assessed by the Bank are automatically charged to the account and are included in the account balance.

    The Bank assesses interest based on the average daily account balance, which includes accrued and unpaid interest. To calculate such balance, the Bank first takes the beginning balance each day, adds any new purchases, cash advances and applicable fees and charges and subtracts any payments or credits. Beginning in October 1996, a purchase appearing on the monthly statement will be considered a part of the outstanding balance from the later of the date of the transaction or the first day of the billing cycle in which the purchase is posted until the date payment is received, and the average daily purchase balance will include as a purchase any accrued, unpaid finance charges applicable to purchases. This computation yields the daily account balance. The Bank then adds all the daily balances for the billing cycle and divides the total by the number of days in the billing cycle. This produces the average daily account balance. The total periodic charge for a billing cycle is calculated by multiplying the average daily account balance by the applicable daily periodic rate or rates and multiplying this product by the number of days in the billing cycle. Periodic charges for new purchases are not assessed if all balances shown in the billing statement are paid by the due date, which is normally 25 days after the statement closing date. Cash advances accrue periodic charges on the outstanding balance of the advance from the date of the advance until the date full payment is received.

    Currently, accounts in the Bank Portfolio incur periodic finance charges at a variety of fixed and variable annual percentage rates. In the solicitation of new accounts, the Bank has various marketing programs for which the annual percentage rate and fees may vary. The Bank makes use of low introductory periodic finance charge rates for an initial period, and at the conclusion of this period rise to a higher, variable periodic finance charge rate, which generally ranges from 8.9% to 10.9% over a selected prime rate for purchases and 13.8% over the selected prime rate for cash advances. A number of cardholders are subject to higher rates based upon their risk profile as assessed by the Bank. In addition, cardholders who fail to make two consecutive payments by their respective due dates are subject to higher rates. Such rates may be changed from time to time. In its solicitation of new accounts and to certain existing customers, the Bank is offering various products which currently include (1) a rebate program in which the customer will generally receive a rebate of 1% of purchases charged to the account during a year if the purchases exceed specified thresholds and (2) a no-annual fee product.

    The Bank periodically offers promotional discounts to certain customers to encourage increased usage of their credit card accounts with the Bank, including
(i) a reduced interest rate for purchases, cash advances and balance transfers made from other credit card accounts during specified promotional periods, (ii) reduction of the monthly minimum payment, and (iii) an increase in the rebate amount for a specified period.

DELINQUENCIES

    An account is contractually delinquent if the minimum payment indicated on the cardholder's statement is not received by the statement cycle date, which is generally three to five days after the due date. Efforts to collect contractually delinquent credit card receivables are made by the Bank's service center personnel or the Bank's designees. Collection activities include statement messages, formal collection letters and telephone calls. Collection personnel generally initiate telephone contact with cardholders whose accounts have become five days or more delinquent. The intensity at which the collection activity is pursued depends on the risk the account presents to the Bank. In the event that initial telephone contact fails to resolve the delinquency, the Bank continues to contact the cardholder by telephone and by mail. The Bank may enter into arrangements with cardholders to extend or otherwise change payment schedules and other account terms. Delinquency levels are monitored by collections managers and information is reported regularly to senior management of the Bank. Accounts are generally charged off when they become 190 days contractually delinquent (or sooner in the event of receipt of notice of death or bankruptcy of the credit card holder), at which time they are generally referred to outside collection agencies.

    The Bank's account origination, credit evaluation, servicing and charge-off policies and collection practices may change from time to time in accordance with the Bank's business judgment, industry practice, applicable laws and regulations and other factors. Such changes may affect the performance of the Trust Portfolio and the collectibility of the Receivables.

INTERCHANGE

    Members participating in the VISA and MasterCard associations receive certain fees ("Interchange") as partial compensation for taking credit risk, absorbing fraud losses and funding receivables for a limited period prior to initial billing. Under the VISA and MasterCard systems a portion of this Interchange in connection with cardholder purchases is collected by banks that issue credit cards by applying a discount to the amount paid by such banks to the banks that clear the related transactions for merchants. In respect of Interchange attributed to the cardholder charges for merchandise and services in the Accounts, collections of Finance Charge Receivables with respect to any Monthly Period will be deemed to include Interchange as calculated pursuant to the related Series Supplement for any Series.

                                    THE BANK

    The Bank is a federally chartered stock savings bank. The Bank's executive offices are located at 8401 Connecticut Avenue, Chevy Chase, Maryland 20815, and the Bank's telephone number is (301) 986-7000. The Bank is subject to comprehensive regulation, examination and supervision by the Office of Thrift Supervision ("OTS") within the Department of the Treasury and the FDIC. Deposits at the Bank are fully insured up to $100,000 per insured depositor by the Savings Association Insurance Fund, which is administered by the FDIC. The Prospectus Supplement for each Series will provide additional information, including financial information, relating to the Bank.

                            CCB HOLDING CORPORATION

    CCB Holding was incorporated under the laws of the State of Delaware on September 28, 1994, and is a special purpose wholly-owned subsidiary of the Bank. CCB Holding's principal office is located at 913 North Market Street, Suite 405, Wilmington, Delaware 19801. CCB Holding was organized for the limited purposes of facilitating the type of transactions described herein and purchasing, holding, owning and transferring all right, title and interest in receivables and any activities incidental to and necessary or convenient for the accomplishment of such purposes. Neither the Bank's nor CCB Holding's board of directors intends to change the business purpose of CCB Holding.

                    ASSUMPTION OF A TRANSFEROR'S OBLIGATIONS

    A Transferor may transfer all of its consumer revolving credit card accounts (if any) and the receivables arising thereunder, which may include all, but not less than all, of the Accounts and such Transferor's remaining respective interests in (a) the Receivables arising thereunder, (b) Participations and (c) the Trust (collectively, the "Assigned Assets"), together with all servicing functions (with respect to the Bank) and other obligations under the Pooling and Servicing Agreement or relating to the transactions contemplated thereby (collectively, the "Assumed Obligations"), to another entity (the "Assuming Entity") which may be an entity that is not affiliated with the Transferors. Pursuant to the Pooling and Servicing Agreement, each Transferor is permitted to transfer Assigned Assets and Assumed Obligations to the Assuming Entity without the consent or approval of the holders of any Certificates if the following conditions, among others, are satisfied:

(i) the Assuming Entity, such Transferor and the Trustee shall have entered into an assumption agreement providing for the Assuming Entity to assume the Assumed Obligations, including the obligation under the Pooling and Servicing Agreement to transfer the Receivables arising under the Accounts and the Receivables arising under any Additional Accounts to the Trust, (ii) each provider of Series Enhancement, if any, shall have consented to the transfer and assumption, (iii) all filings required to perfect the interest of the Trustee in the Receivables arising under such Accounts shall have been duly made and copies thereof shall have been delivered by such Transferor to the Trustee, (iv) such Transferor shall have received written notice from each Rating Agency that such transfer and assumption will not have a Ratings Effect, (v) the Trustee shall have received an opinion of counsel with respect to clause (iii) above and as to certain other matters specified in the Pooling and Servicing Agreement, and (vi) the Trustee shall have received a Tax Opinion. The Pooling and Servicing Agreement provides that the Servicer, the Transferors, the Assuming Entity and the Trustee may enter into amendments to the Pooling and Servicing Agreement to permit the transfer and assumption described above without the consent of the holders of any Certificates. After any permitted transfer and assumption, the Assuming Entity will be considered to be a "Transferor" for all purposes hereof, and such Transferor will have no further liability or obligation under the Pooling and Servicing Agreement, other than those liabilities that arose prior to such transfer.

                                THE RECEIVABLES

    The Receivables arise in certain Eligible Accounts selected by the Bank from the Bank Portfolio (the "Trust Portfolio"). Certain of the Accounts included in the Trust Portfolio will include Receivables transferred to CCB Holding pursuant to the Receivables Purchase Agreement. The Bank has identified a pool of accounts, from which the Initial Accounts were selected, based on the eligibility and other criteria specified in the Pooling and Servicing Agreement and the Receivables Purchase Agreement.

    Each Transferor, as applicable, will transfer to the Trust all Receivables owned by it and existing in the Accounts on the date specified for transfer to the Trust and all Receivables generated in such Accounts after such date. All monthly calculations with respect to such Accounts are computed based on activity occurring during a calendar month (each, a "Monthly Period"). Pursuant to the Pooling and Servicing Agreement, the Transferors have the right, and in certain cases the obligation (subject to certain limitations and conditions described below), to designate or cause to be designated, from time to time, additional qualifying VISA or MasterCard consumer revolving credit card accounts or other consumer revolving credit accounts owned by the Bank or any Additional Transferor to be included in the Trust Portfolio and to convey to the Trust all Receivables in such Additional Accounts, whether such Receivables are then existing or thereafter created. These accounts must be Eligible Accounts as of the date the Transferors designate or cause to be designated such accounts as Additional Accounts.

    In addition, as of the Trust Cut-Off Date (or as of the date any Additional Accounts are designated) and on the date any new Receivables are created in an existing Account, the relevant Transferor will represent and warrant to the Trust that each of the Receivables in any such Account or Additional Account that is designated on such day meets the eligibility criteria specified in the Pooling and Servicing Agreement. With respect to an Account, such eligibility criteria include, but are not limited to, that such Account (a) has not been, and does not have any receivables that have been, sold, pledged or assigned to any person except pursuant to the Receivables Purchase Agreement and the Pooling and Servicing Agreement, (b) does not have any receivables that are Defaulted Receivables and (c) does not have any receivables identified as having been incurred as a result of fraudulent use of any related credit card. With respect to a Receivable, such eligibility criteria include, but are not limited to, that such Receivable (i) has arisen under an Eligible Account, (ii) was created in compliance with the Credit Card Guidelines and (iii) at the time of transfer to the Trust is not subject to any right of rescission, setoff, counterclaim or other defense other than certain bankruptcy and equity-related defenses and adjustments permitted by the Pooling and Servicing Agreement. See "The Pooling and

Servicing Agreement -- Representations and Warranties." However, there can be no assurance that all the Accounts will continue to meet the applicable eligibility requirements throughout the life of the Trust.

    Subject to certain limitations and restrictions, the Transferors may also designate or cause to be designated certain Accounts, the Receivables of which will be removed from the Trust. In such case, the Receivables in the Removed Accounts will be reassigned to the respective Transferor. Throughout the term of the Trust, the Trust Portfolio will consist of the Initial Accounts, plus any Additional Accounts, minus any Removed Accounts and minus any Accounts containing Ineligible Receivables that have been reassigned to a Transferor.

    Additional Accounts may not be accounts of the same type previously included in the Trust. Therefore there can be no assurance that such Additional Accounts will be of the same credit quality as the Initial Accounts or the Additional Accounts the Receivables of which have been previously conveyed to the Trust. Moreover, Additional Accounts may contain Receivables that consist of fees, charges and amounts that are different from the fees, charges and amounts described herein. Such Additional Accounts may also be subject to different credit limits, balances and ages. Consequently, there can be no assurance that the Accounts will continue to have the characteristics described herein as Additional Accounts are added. In addition, the inclusion in the Trust of Additional Accounts with lower periodic finance charges may have the effect of reducing the Portfolio Yield for a Series. The Transferors intend to file with the Commission, on behalf of the Trust, a Current Report on Form 8-K with respect to any addition of Accounts that would have a material effect on the composition of the Trust Portfolio.

    The Prospectus Supplement relating to a Series will provide certain information about the Trust Portfolio as of the date specified therein. Such information will include the amount of Principal Receivables, the amount of Finance Charge Receivables, the range of principal balances of the Accounts and the average thereof, the range of credit limits of the Accounts and the average thereof, the range of ages of the Accounts and the average thereof, the geographic distribution of the Accounts, the types of Accounts and delinquency statistics relating to the Accounts.

                                USE OF PROCEEDS

    The net proceeds from the sale of the Certificates of any Series offered hereby will be paid to the Transferors. Unless otherwise specified in the related Prospectus Supplement, each of the Transferors will use such proceeds for general corporate purposes.

                                   THE TRUST

    The Trust, as a master trust, is expected to issue Series from time to time. The Trust has not engaged and will not engage in any business activity other than acquiring and holding Trust Assets and proceeds therefrom, issuing Series of Certificates and the Transferor Certificates and making payments thereon and related activities. As a consequence, the Trust does not and is not expected to have any source of capital resources other than the Trust Assets. The Trust will be administered in accordance with the laws of the State of New York.

    Each Transferor will convey to the Trust, without recourse, its interest in all Receivables owned by it arising under the Accounts. The Trust Assets will consist of the Receivables, all monies due or to become due thereunder, the proceeds of the Receivables, all monies and other property on deposit in the Collection Account and in certain accounts maintained for the benefit of the Certificateholders, any Participations included in the Trust, monies collected or to be collected with respect to such Participations and any Series Enhancements. The Trust Assets are expected to change over the life of the Trust as revolving credit card accounts or other consumer revolving credit accounts and related assets become subject to the Trust and as Accounts are closed, charged off or removed and are no longer subject to the Trust. Pursuant to the Pooling and Servicing Agreement, the Transferors will have the right (subject to certain limitations and conditions), and in some circumstances will be obligated, to designate as Trust Assets, Receivables arising in Additional Accounts or, in lieu thereof or in addition thereto, Participations. See "Description of the Certificates -- Addition of Trust Assets." In addition, the Transferors will have the right to remove from the Trust Receivables arising in designated Accounts as described herein under "Description of the Certificates -- Removal of Accounts."

                        DESCRIPTION OF THE CERTIFICATES

GENERAL

    The Certificates of a Series will be issued pursuant to a pooling and servicing agreement (together with any amendment or supplement thereto the "Pooling and Servicing Agreement"), and a series supplement thereto (the "Series Supplement") relating to such Series among the Transferors, as transferors of their interests in the Receivables (in such capacity, the "Transferors"), the Bank, as servicer of the Accounts, and the Trustee. The Pooling and Servicing Agreement and each Series Supplement with respect to any Series offered hereby will be substantially in the forms filed as exhibits to the Registration Statement of which this Prospectus is a part. See "-- New Issuances." The Trustee will provide a copy of the Pooling and Servicing Agreement (without exhibits or schedules), including the applicable Series Supplements, to Certificateholders upon written request. The following summary describes certain terms generally applicable to the Certificates of each Series or Class offered hereby and is qualified in its entirety by reference to the Pooling and Servicing Agreement and the applicable Series Supplement.

    This Prospectus refers to Series offered hereby; however, if only certain Classes of a Series are offered hereby, such reference shall be limited to the Classes offered hereby unless the context otherwise requires.

    The Certificates of each Series offered hereby will initially be represented by one or more certificates registered in the name of the nominee of DTC (together with any successor depository selected by the Transferors, the "Depository"), except as set forth below. Unless otherwise specified in the related Prospectus Supplement, the Certificates of each Series offered hereby will be available for purchase in minimum denominations of $1,000 and in integral multiples thereof in book-entry form. The Transferors have been informed by DTC that DTC's nominee will be Cede. Unless otherwise specified in the related Prospectus Supplement, Certificateholders may hold Certificates of a Series offered hereby through DTC (in the United States) or Cedel or Euroclear (in Europe) if they are participants of such systems, or indirectly through organizations that are participants in such systems. See "The Pooling and Servicing Agreement -- Book-Entry Registration" and "-- Definitive Certificates."

    Any   Series  or  Class  that  is  not  offered  hereby  may  be  issued  in uncertificated form; all references herein to the "Certificates" shall include any such Series or Class issued in such form unless otherwise specified.

    The Certificates of each Series offered hereby will evidence undivided interests in the Trust Assets allocated to the Certificateholders' Interest of such Series, representing the right to receive from such Trust Assets funds up to (but not in excess of) the amounts required to make payments of interest and principal with respect thereto as described in the related Prospectus Supplement.

INTEREST

    Interest will accrue on the Certificates of a Series or Class offered hereby at the per annum rate either specified in or determined in the manner specified in the related Prospectus Supplement. Except as otherwise provided herein or in the related Prospectus Supplement, collections of Finance Charge Receivables and certain other amounts allocable to the Certificateholders' Interest of a Series offered hereby will be used to make interest payments to Certificateholders of such Series on each Interest Payment Date specified in the related Prospectus Supplement; PROVIDED that after the commencement of an Early Amortization Period with respect to such Series, interest will be distributed to such Certificateholders monthly on each Special Payment Date. If the Interest Payment Dates for a Series or Class occur less frequently than monthly, such collections or other amounts (or the portion thereof allocable to such Class) will be deposited in one or more Interest Funding Accounts and used to make interest payments to Certificateholders of such Series or Class on the following Interest Payment Date. If a Series has more than one Class of Certificates, each such Class may have a separate Interest Funding Account. Funds on deposit in an Interest Funding Account will be invested in Eligible Investments. Any earnings (net of losses and investment expenses) on funds in an Interest Funding Account will be paid to, or at the direction of, the Transferors, except as otherwise specified in any Series Supplement. Interest with respect to the Certificates of each Series offered hereby will accrue and be calculated on the basis described in the related Prospectus Supplement.

PRINCIPAL

    The Certificates of each Series or Class offered hereby will have a Revolving Period during which collections of Principal Receivables and certain other amounts otherwise allocable to the Certificateholders' Interest of such Series (other than amounts reallocated pursuant to the Series Supplement for such Series) will be treated as Shared Principal Collections and will be distributed to, or for the benefit of, the Certificateholders of other Series or the holders of the Transferor Certificates. Unless an Early Amortization Period or Early Accumulation Period commences with respect to a Series, following the Revolving Period with respect to such Series, such Series will have either a Scheduled Accumulation Period or a Scheduled Amortization Period.

    During the Scheduled Accumulation Period, if any, with respect to a Series, collections of Principal Receivables and certain other amounts allocable to the Certificateholders' Interest of such Series (other than amounts reallocated pursuant to the Series Supplement for such Series), including Shared Principal Collections, if any, allocable to such Series, if so specified in the related Prospectus Supplement, will be deposited on each Distribution Date in a Principal Funding Account and used to make principal distributions to the Certificateholders of such Series or any Class thereof when due. If so specified in the related Prospectus Supplement, the amount to be deposited in a Principal Funding Account for any Series offered hereby on any Distribution Date will be limited to an amount equal to a Controlled Accumulation Amount specified in such Prospectus Supplement plus any existing deficit controlled accumulation amount arising from prior Distribution Dates. If the Prospectus Supplement for a Series so specifies, the amount to be deposited in the Principal Funding Account on a Distribution Date may be a variable amount. If a Series has more than one Class of Certificates, each Class may have a separate Principal Funding Account and Controlled Accumulation Amount. In addition, the related Prospectus Supplement may describe certain priorities among such Classes with respect to deposits of principal into such Principal Funding Accounts.

    During the Early Accumulation Period, if any, with respect to a Series, collections of Principal Receivables and certain other amounts allocable to the Certificateholders' Interest of such Series (other than amounts reallocated pursuant to the Series Supplement for such Series), including Shared Principal Collections, if any, allocable to such Series if so provided in the related Prospectus Supplement, will be deposited on each Distribution Date in a Principal Funding Account and used to make distributions of principal to the Certificateholders of such Series or Class on the Expected Final Payment Date. During the Early Accumulation Period, the amount to be deposited in the Principal Funding Account will not be limited to any Controlled Deposit Amount or Controlled Accumulation Amount. See "Series Provisions -- Pay Out Events" in the related Prospectus Supplement for a discussion of the events that might lead to the commencement of the Early Accumulation Period with respect to a Series.

    During the Scheduled Amortization Period, if any, with respect to a Series, collections of Principal Receivables and certain other amounts allocable to the Certificateholders' Interest of such Series (other than amounts reallocated pursuant to the Series Supplement for such Series), including Shared Principal Collections, if any, allocable to such Series if so provided in the related Prospectus Supplement, will be used on each Distribution Date to make principal distributions to any Class of Certificateholders then scheduled to receive such distributions. If so specified in the related Prospectus Supplement, the amount to be distributed to Certificateholders of any Series offered hereby on any Distribution Date may be limited to an amount equal to the Controlled Amortization Amount specified in such Prospectus Supplement plus any existing deficit controlled amortization amount arising from prior Distribution Dates. If a Series has more than one Class of Certificates, each Class may have a separate Controlled Amortization Amount. In addition, the related Prospectus Supplement may describe certain priorities among such Classes with respect to such distributions.

    During the Early Amortization Period, if any, with respect to a Series, collections of Principal Receivables and certain other amounts allocable to the Certificateholders' Interest of such Series (other than amounts reallocated pursuant to the Series Supplement for such Series), including Shared Principal Collections, if any, allocable to such Series if so provided in the related Prospectus Supplement, will be distributed as principal payments to the applicable Certificateholders monthly on each Distribution Date beginning with the first Special Payment Date. During the Early Amortization Period with respect to a Series, distributions of principal to Certificateholders of such Series will not be subject to any Controlled Deposit Amount or Controlled
Distribution Amount. In addition, upon the commencement of the Early Amortization Period, any funds on deposit in a Principal Funding Account with respect to such Series will be paid to the Certificateholders of the relevant Class or Series on the first Special Payment Date. See "Description of the Certificates -- Pay Out Events" herein and "Series Provisions -- Pay Out Events" in the related Prospectus Supplement for a discussion of the events that might lead to the commencement of the Early Amortization Period with respect to a Series.

    Funds on deposit in any Principal Funding Account established with respect to a Class or Series offered hereby will be invested in Eligible Investments and may be subject to a guarantee or guaranteed investment contract or a deposit account or other mechanism specified in the related Prospectus Supplement intended to assure a minimum rate of return on the investment of such funds. In order to enhance the likelihood of the payment in full of the principal amount of a Class of Certificates offered hereby at the end of a Scheduled Accumulation Period or Early Accumulation Period with respect thereto, such Class may be subject to a maturity liquidity facility or a deposit account or other similar mechanism specified in the relevant Prospectus Supplement.

ADDITION OF TRUST ASSETS

    If, as of the close of business on the last business day of any Monthly Period, either (a) the Transferor Amount is less than the Required Transferor Amount or (b) the amount of Principal Receivables in the Trust is less than the Required Principal Balance, the Transferors will be required, on or prior to the close of business on the tenth business day following such day (unless the Transferor Amount exceeds the Required Transferor Amount or the aggregate amount of Principal Receivables in the Trust exceeds the Required Principal Balance, as the case may be, in either case as of the close of business on any day after the last business day of such Monthly Period and prior to such tenth business day) to make an Addition to the Trust such that, after giving effect to such Addition, the Transferor Amount will be at least equal to the Required Transferor Amount and the aggregate amount of Principal Receivables in the Trust will be at least equal to the Required Principal Balance. An "Addition" will consist of (i) receivables arising in Eligible Accounts or (ii) participations representing undivided interests in a pool of assets primarily consisting of receivables arising in revolving credit card accounts and any interests in the foregoing, including securities representing or backed by such receivables, and other self-liquidating financial assets including without limitation, "eligible assets" (as such term is defined in Rule 3a-7 under the Investment Company Act of 1940, as amended) and collections thereon (each, a "Participation"). The Addition of Participations to the Trust will be effected by an amendment to the Pooling and Servicing Agreement that will not require the consent of Certificateholders. The Transferors, upon 30 days prior notice to the Trustee, each Rating Agency and certain providers of Series Enhancement, may reduce the Required Transferor Percentage; PROVIDED that (A) such reduction will not result in a Ratings Effect and (B) each Transferor shall have delivered to the Trustee and certain providers of Series Enhancement a certificate of an authorized representative to the effect that, in the reasonable belief of such Transferor, such reduction will not, based on the facts known to such representative at the time of such certification, cause a Pay Out Event to occur with respect to any Series. In addition, the Transferors may from time to time, at their sole discretion, subject to the conditions described below, voluntarily make an Addition to the Trust.

    The Transferors may designate, from time to time, at their sole discretion, Eligible Accounts to be included as Accounts ("Automatic Additional Accounts"), subject to the limitations specified in the Pooling and Servicing Agreement and the Series Supplements, including the limitations (the "Aggregate Additional Limit") specified in each Prospectus Supplement. The Aggregate Additional Limit is intended to limit the extent to which the Transferors, by designating Automatic Additional Accounts, may alter the composition of the Accounts without Rating Agency consent. If the aggregate number of Automatic Additional Accounts designated to be included as Accounts plus the number of Accounts designated pursuant to the preceding paragraph without prior review by each Rating Agency with respect to any of the periods specified in the Prospectus Supplements would exceed the Aggregate Additional Limit, then no Automatic Additional Accounts may be added during such periods without the consent of each Rating Agency. On or before each Distribution Date, the Transferors shall have delivered to the Trustee, each Rating Agency and certain providers of Series Enhancement an opinion of outside counsel with respect to the Automatic Additional Accounts included as Accounts during the preceding Monthly Period confirming the validity and perfection of each transfer of such Automatic Additional Accounts. If such opinion of counsel with respect to any Automatic Additional Accounts is not so received, the ability of the Transferors to designate Automatic Additional Accounts will be suspended until such time as the Rating Agency otherwise consents in writing. The addition to the Trust of Receivables in Automatic Additional Accounts will be subject to the further condition that revolving credit card accounts either (a) not originated after June 1, 1995 by a Transferor or (b) of a type not included in the Accounts at the time of their addition may only be designated as Automatic Additional Accounts upon the compliance with all of the conditions described in the following paragraph with respect to Additions. Automatic Additional Accounts and Accounts relating to any Addition are collectively referred to herein as "Additional Accounts."

    In connection with an Addition, each Transferor will convey to the Trust the Receivables arising in Additional Accounts and Participations subject to the following conditions, among others (provided that clauses (a), (c), (d) and (e) below shall not apply to the transfer to the Trust of Receivables in Automatic Additional Accounts except as specifically provided in the preceding paragraph):
(a) on or before the tenth business day immediately preceding any Addition, each Transferor that owns such Additional Account or is transferring any such Participation to the Trust shall have given the Trustee, the Servicer, the Rating Agencies and certain providers of Series Enhancement written notice that the Receivables arising in the Additional Accounts or Participations will be included as Trust Assets; (b) on or before the date on which any such Receivables are added to the Trust, such Transferor shall have delivered to the Trustee a written assignment and a computer file or microfiche list containing a true and complete list of the related Additional Accounts specifying for each such Account its account number, the aggregate amount outstanding in such Account and the aggregate amount of Principal Receivables outstanding in such Account; (c) in the case of an Addition, other than a required Addition, such Transferor shall have received confirmation from each Rating Agency that such Addition will not result in a Ratings Effect; (d) in the case of a required Addition that exceeds the Aggregate Additional Limit, such Transferor shall have provided to Standard & Poor's with fifteen days prior written notice and Standard & Poor's shall not have notified such Transferor that such Addition would result in a Ratings Effect; and (e) prior to or on the date any such Receivables or Participations are added to the Trust, such Transferor shall have delivered to the Trustee and certain providers of Series Enhancement a certificate of an authorized representative stating that any related Additional Accounts are Eligible Accounts and that such Transferor reasonably believes that
(i) such Addition will not, based on the facts known to such representative at the time of such certification, cause a Pay Out Event to occur with respect to any Series and (ii) in the case of Additional Accounts, no selection procedure was utilized by such Transferor that would result in a selection of Additional Accounts (from the available Eligible Accounts) that would be materially adverse to the interests of the Certificateholders of any Series as of the date of the Addition. The only limitations on a Transferor's right to designate Additional Accounts, including Automatic Additional Accounts, are those described herein and in the related Prospectus Supplement.

    Additional Accounts or accounts included in Participations may include accounts originated using criteria different from those that were applied to the Accounts initially selected for the Trust Portfolio because such accounts were originated at a later date, were part of a portfolio of revolving credit card accounts that were not part of the Bank Portfolio as of the Trust Cut-Off Date or were acquired from another institution. Moreover, Additional Accounts and accounts included in Participations may not be accounts having the same characteristics as those previously included in the Trust. See "The Pooling and Servicing Agreement -- Representations and Warranties." Consequently, there can be no assurance that such Additional Accounts or accounts included in Participations will be of the same credit quality or have the same payment characteristics as the Accounts initially selected for the Trust Portfolio or the Additional Accounts previously included in the Trust.

    Additional Accounts may have different terms than the Initial Accounts or the Additional Accounts previously included in the Trust, including fees, charges and amounts that are different from the fees, charges and amounts that have been designated as Finance Charge Receivables and Principal Receivables herein and Participations may be added to the Trust as Additions. In either case, the Servicer will designate the portions of funds collected or to be collected in respect of such Receivables or Participations to be treated for purposes of the Pooling and Servicing Agreement as Principal Receivables and Finance Charge Receivables.

REMOVAL OF ACCOUNTS

    On any day of any Monthly Period, a Transferor may require the reassignment to it or its designee of all the Trust's right, title and interest in, to and under the Receivables then existing and thereafter created, all monies due or to become due and all amounts received with respect thereto and all proceeds thereof in or with respect to the Removed Accounts or Participations, upon satisfaction of the following conditions: (a) on or before the tenth business day (the "Removal Notice Date") immediately preceding the date upon which the Receivables in such Accounts or Participations are to be removed from the Trust, such Transferor shall have given the Trustee, the Servicer, each Rating Agency and certain providers of Series Enhancement written notice of such removal specifying the date for removal of the Removed Accounts (the "Removal Date");
(b) on or prior to the date that is ten business days after the Removal Date, such Transferor shall have delivered to the Trustee a computer file or microfiche list containing a true and complete list of the Removed Accounts specifying for each such Account, as of the Removal Notice Date, its account number, the aggregate amount outstanding in such account and the aggregate amount of Principal Receivables outstanding in such Account; (c) such Transferor shall have represented and warranted as of such Removal Date that the list of Removed Accounts delivered pursuant to clause (b) above is true and complete in all material respects; (d) such Transferor shall have received confirmation from each Rating Agency that such removal will not result in a Ratings Effect; (e) such Transferor shall have delivered to the Trustee and certain providers of Series Enhancement a certificate of an authorized representative, dated the Removal Date, to the effect that such Transferor reasonably believes that (i) such removal will not, based on the facts known to such representative at the time of such certification, cause a Pay Out Event to occur with respect to any Series and (ii) no selection procedure was utilized by such Transferor that would result in a selection of Removed Accounts that would be materially adverse to the interests of the Certificateholders of any Series as of the Removal Date; and (f) as of the Removal Notice Date either (i) the Receivables in the Accounts are not more than 15% delinquent by estimated principal amount and the weighted average delinquency of such Receivables is not more than 60 days or (ii) the Receivables in the Accounts are not more than 7% delinquent by estimated principal amount and the weighted average delinquency of such Receivables does not exceed 90 days. Such removal could occur for a number of reasons including, among others, a determination by the Transferors that the Trust contains more Receivables than the Transferors are obligated to retain in the Trust under the Pooling and Servicing Agreement and any applicable Series Supplements and a determination that the Transferors do not desire to obtain additional financing through the Trust at such time. The only limitation on a Transferor's right to require the reassignment to it or its designee of the Receivables in designated Removed Accounts are those described herein and in the related Prospectus Supplement.

    Upon satisfaction of the above conditions, the Trustee shall execute and deliver to the relevant Transferor a written reassignment and shall be deemed to transfer, assign, set over and otherwise convey to such Transferor or its designee, without recourse, representation or warranty, all the right, title and interest of the Trust in and to the Receivables arising in the Removed Accounts or Participations, all monies due and to become due and all amounts received with respect thereto and all proceeds thereof.

DISCOUNT OPTION

    The Pooling and Servicing Agreement provides that the Transferors may at any time and from time to time, but without any obligation to do so, designate a specified fixed or variable percentage based on a formula as specified in the related Prospectus Supplement (the "Discount Percentage") of the amount of Receivables arising in all or any specified portion of the Accounts on and after the date such designation becomes effective that otherwise would have been treated as Principal Receivables to be treated as Finance Charge Receivables (the "Discount Option Receivables"). Although there can be no assurance that the Transferors will do so, such designation may occur because the Transferors determine that the exercise of the discount option is needed to provide a sufficient yield on the Receivables to cover interest and other amounts due and payable from collections of Finance Charge Receivables or to avoid the occurrence of a Pay Out Event relating to the reduction of the average yield on the portfolio of Accounts in the Trust, if the related Series Supplement provides for such a Pay Out Event. After any such designation, pursuant to the Pooling and Servicing Agreement, each Transferor may, without notice to or consent of the Certificateholders, from time to time reduce or withdraw the Discount Percentage. The relevant Transferor must provide 30 days prior written notice to the Servicer, the Trustee, each Rating Agency and any provider of Series Enhancement of any such designation or reduction or withdrawal, and such designation or reduction or withdrawal will become effective on the date specified therein only if (a) such Transferor has delivered to the Trustee and certain providers of Series Enhancement a certificate of an authorized representative of such Transferor, based on the facts known to such representative at the time, stating that such Transferor reasonably believes that such designation or reduction or withdrawal will not at the time of its occurrence cause a Pay Out Event or an event that, with notice or the lapse of time or both, would constitute a Pay Out Event, to occur with respect to any Series, (b) such Transferor has received written notice from each Rating Agency that such designation or reduction or withdrawal will not have a Ratings Effect and (c) in the case of a reduction or withdrawal, such Transferor shall have delivered to the Trustee a certificate of an authorized representative to the effect that, in the reasonable belief of such Transferor, such reduction or withdrawal shall not have material adverse regulatory or accounting implications for such Transferor. On the Date of Processing of any collections on or after the date the exercise of the discount option takes effect, the product of (i) a fraction the numerator of which is the amount of Discount Option Receivables and the denominator of which is the amount of all of the Principal Receivables (including Discount Option Receivables) at the end of the prior Monthly Period and (ii) collections of Receivables that arise in the Accounts on such day on or after the date such option is exercised that otherwise would be Principal Receivables will be deemed collections of Finance Charge Receivables and will be applied accordingly, unless otherwise provided in the related Prospectus Supplement. Any such designation would result in an increase in the amount of Finance Charge Receivables and a lower payment rate of collections in respect of Principal Receivables than would otherwise occur.

NEW ISSUANCES

    The Pooling and Servicing Agreement provides that, pursuant to any one or more Series Supplements, the Transferors may direct the Trustee to authenticate from time to time new Series subject to the conditions described below (each such issuance, a "New Issuance"). Each New Issuance will have the effect of decreasing the Transferor Amount to the extent of the initial Invested Amount of such new Series. Under the Pooling and Servicing Agreement, the Transferors may designate, with respect to any newly issued Series: (a) its name or designation;
(b) its initial principal amount (or method for calculating such amount) and its invested amount in the Trust (the "Invested Amount"), which is generally based on the aggregate amount of Principal Receivables in the Trust allocated to such Series and its Series Invested Amount; (c) its certificate rate (or method for the determination thereof); (d) the interest payment date or dates (each, an "Interest Payment Date") and the date or dates from which interest shall accrue; (e) the method for allocating collections to Certificateholders of such Series; (f) any bank accounts to be used by such Series and the terms governing the operation of any such bank accounts; (g) the percentage used to calculate monthly servicing fees; (h) the provider and terms of any form of Series Enhancement with respect thereto; (i) the terms on which the Certificates of such Series may be exchanged for another Series or repurchased or remarketed to other investors; (j) the Series Termination Date;
(k) the number of Classes of Certificates of such Series, and if such Series consists of more than one Class, the rights and priorities of each such Class;
(l) the extent to which the Certificates of such Series will be issuable in temporary or permanent global form (and, in such case, the depositary for such global certificate or certificates, the terms and conditions, if any, upon which such global certificate may be exchanged, in whole or in part, for definitive certificates, and the manner in which any interest payable on a global certificate will be paid); (m) whether the Certificates of such Series may be issued in bearer form and any limitations imposed thereon; (n) the priority of such Series with respect to any other Series; (o) whether such Series is entitled to receive Shared Principal Collections; (p) the Group, if any, in which such Series will be included; and (q) any other relevant terms (all such terms, the "Principal Terms" of such Series). None of the Transferors, the Servicer, the Trustee or the Trust is required or intends to obtain the consent of any Certificateholder of any outstanding Series to issue any additional Series. The Transferors may offer any Series or any Class thereof to the public and in connection therewith may utilize a Prospectus Supplement or other Disclosure Document in transactions either registered under the Securities Act or exempt from registration thereunder directly, through one or more underwriters or placement agents, in fixed-price offerings or in negotiated transactions or otherwise. See "Plan of Distribution." Any such Series may be issued in fully registered, book-entry, uncertificated or bearer form in minimum denominations determined by the Transferors. The Transferors intend to offer, from time to time, additional Series.

    The Pooling and Servicing Agreement provides that the Transferors may designate Principal Terms such that each Series has a Scheduled Accumulation Period or a Scheduled Amortization Period that may have a different length and begin on a different date than such periods for any other Series. Further, one or more Series may be in their Scheduled Accumulation Period or Scheduled Amortization Period while other Series are not. Collections of Principal Receivables otherwise allocable to a Series (other than amounts reallocated pursuant to the Series Supplement for such Series) that is not amortizing or accumulating principal will be treated as Shared Principal Collections and reallocated to a Series that is amortizing or accumulating principal and is entitled to receive Shared Principal Collections. Moreover, each Series may have the benefits of Series Enhancements issued by enhancement providers different from the providers of Series Enhancement with respect to any other Series. Under the Pooling and Servicing Agreement, the Trustee shall hold any such Series Enhancement only on behalf of the Certificateholders of the Series to which such Series Enhancement relates. With respect to each such Series Enhancement, the Transferors may deliver a different form of Series Enhancement agreement. The Transferors also have the option under the Pooling and Servicing Agreement to vary among Series the terms upon which a Series may be repurchased by the Transferors or remarketed to other investors. There is no limit to the number of New Issuances the Transferors may cause under the Pooling and Servicing Agreement. The Trust will terminate only as provided in the Pooling and Servicing Agreement. There can be no assurance that the terms of any Series might not have an impact on the timing and amount of payments received by a Certificateholder of another Series.

    Under the Pooling and Servicing Agreement and pursuant to a Series Supplement, a New Issuance may only occur upon the satisfaction of certain conditions provided in the Pooling and Servicing Agreement. The obligation of the Trustee to authenticate the Certificates of such new Series and to execute and deliver the related Series Supplement is subject to the satisfaction of the following conditions: (a) on or before the fifth business day immediately preceding the date upon which the New

Issuance is to occur, the Transferors shall have given the Trustee, the Servicer, each Rating Agency and certain providers of Series Enhancement written notice of such New Issuance and the date upon which the New Issuance is to occur; (b) the Transferors shall have delivered to the Trustee the related Series Supplement, in form satisfactory to the Trustee, executed by each party to the Pooling and Servicing Agreement other than the Trustee; (c) the Transferors shall have delivered to the Trustee any related Series Enhancement agreement executed by each of the parties to such agreement other than the Trustee; (d) the Trustee shall have received confirmation from each Rating Agency that such New Issuance will not result in a Ratings Effect; (e) each of the Transferors shall have delivered to the Trustee and certain providers of Series Enhancement a certificate of an authorized representative, dated the date upon which the New Issuance is to occur, to the effect that such Transferor reasonably believes that such issuance will not, based on the facts known to such representative at the time of such certification, cause a Pay Out Event to occur with respect to any Series; (f) the Transferors shall have delivered to the Trustee and each Rating Agency an opinion of counsel acceptable to the Trustee that for federal income tax purposes and for Maryland State income and franchise tax purposes: (i) following such New Issuance the Trust will not be deemed to be an association (or publicly traded partnership) taxable as a corporation; (ii) such New Issuance will not adversely affect the tax characterization as debt of Certificates of any outstanding Series or Class that were characterized as debt at the time of their issuance; and (iii) such New Issuance will not cause or constitute an event in which gain or loss would be recognized by any Certificateholders (an opinion of counsel to the effect referred to in clauses (i), (ii) and (iii) with respect to any action is referred to herein as a "Tax Opinion"); (g) the Transferor Amount shall not be less than two percent of the total amount of Principal Receivables, in each case as of the date upon which the New Issuance is to occur after giving effect to such issuance; and any other conditions specified in any Series Supplement. Upon satisfaction of the above conditions, the Trustee shall execute the Series Supplement and issue to the Transferors the Certificates of such new Series for execution and redelivery to the Trustee for authentication.

COLLECTION ACCOUNT

    The Servicer will establish and maintain for the benefit of the Certificateholders of each Series, in the name of the Trustee, on behalf of the Trust, an Eligible Deposit Account bearing a designation clearly indicating that the funds deposited therein are held for the benefit of the Certificateholders of each Series (the "Collection Account"). "Eligible Deposit Account" means either (a) a segregated account with an Eligible Institution or (b) a segregated trust account with the corporate trust department of a depository institution organized under the laws of the United States or any one of the states thereof, including the District of Columbia (or any domestic branch of a foreign bank), and acting as a trustee for funds deposited in such account, so long as any of the securities of such depository institution shall have a credit rating from each Rating Agency in one of its generic credit rating categories that signifies investment grade. "Eligible Institution" means (i) a depository institution (which may be the Trustee) organized under the laws of the United States or any one of the states thereof that, at all times, (A) has either (1) a long-term unsecured debt rating of "A2" or better by Moody's Investors Service, Inc. ("Moody's") or (2) a certificate of deposit rating of "P-1" by Moody's, (B) has either (1) a long-term unsecured debt rating of "AAA" by Standard & Poor's Ratings Group ("Standard & Poor's") or (2) a certificate of deposit rating of "A-1+" by Standard & Poor's and (C) is a member of the FDIC or (ii) any other institution that is acceptable to each Rating Agency. The Collection Account will initially be maintained with the Trustee. If at any time the Collection Account ceases to be an Eligible Deposit Account, the Collection Account shall be moved so that it will again be qualified as an Eligible Deposit Account. Funds in the Collection Account generally will be invested in (i) obligations fully guaranteed by the United States of America, (ii) demand deposits, time deposits or certificates of deposit of depository institutions or trust companies, the commercial paper, if any, of which has the highest rating from Moody's and Standard & Poor's, (iii) commercial paper (or other short term obligations) having, at the time of the Trust's investment therein, a rating in the highest rating category from Moody's and Standard & Poor's, (iv) demand deposits, time deposits and certificates of deposit that are fully insured by the FDIC, (v) notes or bankers' acceptances issued by any depository institution or trust company described in (ii) above, (vi) money market funds that have the highest rating from Moody's and Standard & Poor's, or have otherwise been approved in writing by each Rating Agency, (vii) time deposits with an entity, the commercial paper of which has the highest rating from Moody's and Standard & Poor's, and (viii) any other investments approved in writing by each Rating Agency (collectively, "Eligible Investments"). Such funds may be invested in debt obligations of the Bank or its affiliates, so long as such obligations qualify as Eligible Investments. Any earnings (net of losses and investment expenses) on funds in the Collection Account will be treated as collections of Finance Charge Receivables with respect to the last day of the related Monthly Period except as otherwise specified in any Series Supplement. The Servicer will have the revocable power to withdraw funds from the Collection Account and to instruct the Trustee to make withdrawals and payments from the Collection Account for the purpose of carrying out its duties under the Pooling and Servicing Agreement and any Series Supplement. The Paying Agent shall have the revocable power to withdraw funds from the Collection Account for the purpose of making distributions to the Certificateholders. The Paying Agent shall initially be the Trustee.

ALLOCATION PERCENTAGES

    Pursuant to the Pooling and Servicing Agreement, the Servicer will allocate among the Certificateholders' Interest of each Series and the Transferors' Interest all amounts collected with respect to Finance Charge Receivables and Principal Receivables and the Defaulted Amount with respect to each business day during any Monthly Period as follows:

        (a) collections of Finance Charge Receivables and the Defaulted Amount will at all times be allocated to the Certificateholders' Interest of a Series based on the Floating Allocation Percentage of such Series; and

        (b) collections of Principal Receivables will at all times be allocated to the Certificateholders' Interest of such Series based on the Principal Allocation Percentage of such Series.

    The "Floating Allocation Percentage" and the "Principal Allocation Percentage" with respect to any Series will be determined as set forth in the related Series Supplement and, with respect to each Series offered hereby, in the related Prospectus Supplement. Amounts not allocated to the Certificateholders' Interest of any Series as described above will be allocated to the Transferors' Interest.

DEPOSITS IN COLLECTION ACCOUNT

    For as long as (a) the Bank is the Servicer under the Pooling and Servicing Agreement and (b) either (i) the Bank, as the Servicer, provides to the Trustee a letter of credit covering collection risk of the Servicer acceptable to each Rating Agency (as evidenced by a letter from each Rating Agency to the effect that no Ratings Effect would occur) or (ii) the Bank has and maintains a certificate of deposit rating of at least "A-1" and "P-1" (or their equivalent) by Standard & Poor's and Moody's, respectively, the Bank may use for its own benefit all collections received with respect to the Receivables in each Monthly Period until the business day preceding the related Distribution Date, at which time, the Bank will deposit all such collections, to the extent described below, into the Collection Account, and the Servicer will make the deposits and payments to the accounts and parties described herein and in the related Prospectus Supplement on the date of such deposit. In the event of the insolvency or receivership of the Bank or, in certain circumstances, the lapse of certain time periods, the Trust may not have a perfected security interest in such collections prior to their deposit in the Collection Account. If the Bank is no longer the Servicer or fails to maintain the required letter of credit covering collection risk or the required certificate of deposit rating, the Servicer will make such deposits, as described below, not later than two business days after the Date of Processing. Whether the Servicer is required to make deposits of collections pursuant to the first or the second preceding sentence, (A) the Servicer will only be required to deposit collections into the Collection Account up to the aggregate amount of collections required to be deposited into an account established for any Series or, without duplication, distributed on the related Distribution Date or Payment Date to Certificateholders of any Series or to the issuer of any Series Enhancement pursuant to the terms of any Series Supplement or Series Enhancement agreement and (B) if at any time prior to such

Distribution Date or Payment Date the amount of collections deposited in the Collection Account exceeds the amount required to be deposited pursuant to clause (A) above, the Servicer will be permitted to withdraw such excess from the Collection Account.

    On the earlier of (a) the second business day after the Date of Processing and (b) the day on which the Servicer deposits any collections into the Collection Account, the Servicer will pay to the holders of the Transferor Certificates (i) such holders' allocable portion of collections of Principal Receivable and (ii) such holders' allocable portion of collections of Finance Charge Receivables.

SHARED PRINCIPAL COLLECTIONS

    Collections of Principal Receivables for any Monthly Period allocated to the Certificateholders' Interest of any Series offered hereby will first be used to cover certain amounts described in the related Prospectus Supplement (including any required deposits into a Principal Funding Account or required distributions to Certificateholders of such Series). The Servicer will determine the amount of collections of Principal Receivables for any Monthly Period (plus certain other amounts described in the related Prospectus Supplement) allocated to such Series remaining after covering such required deposits and distributions and any similar amount remaining for any other Series (collectively, "Shared Principal Collections"). With respect to any Series that is entitled to Shared Principal Collections, the Servicer will allocate the Shared Principal Collections to cover any principal distributions to Certificateholders and deposits to Principal Funding Accounts for any Series that are either scheduled or permitted and that have not been covered out of the investor principal collections and certain other amounts for such Series (collectively, "Principal Shortfalls"). If Principal Shortfalls exceed Shared Principal Collections for any Monthly Period, Shared Principal Collections will be allocated PRO RATA among the applicable Series based on the respective Principal Shortfalls of such Series. To the extent that Shared Principal Collections exceed Principal Shortfalls, the balance will be allocated to the holders of the Transferor Certificates, PROVIDED that (a) such Shared Principal Collections will be distributed to the holders of the Transferor Certificates only to the extent that the Transferor Amount is greater than the Required Transferor Amount (see "-- Deposits in Collection Account") and (b) in certain circumstances described below under "-- Special Funding Account," such Shared Principal Collections will be deposited in the Special Funding Account. Any such reallocation of collections of Principal Receivables will not result in a reduction in the Invested Amount of the Series to which such collections were initially allocated. There can be no assurance that there will be any Shared Principal Collections with respect to any Monthly Period.

SPECIAL FUNDING ACCOUNT

    If, on any date, the Transferor Amount is less than or equal to the Required Transferor Amount or the amount of Principal Receivables in the Trust is less than or equal to the Required Principal Balance, the Servicer shall not distribute to the holders of the Transferor Certificates any Shared Principal Collections that otherwise would be distributed to such holders, but shall deposit such funds in an Eligible Deposit Account established and maintained by the Servicer for the benefit of the Certificateholders of each Series, in the name of the Trustee, on behalf of the Trust, and bearing a designation clearly indicating that the funds deposited therein are held for the benefit of the Certificateholders of each Series (the "Special Funding Account"). Funds on deposit in the Special Funding Account will be withdrawn and paid to the holders of the Transferor Certificates on any Distribution Date to the extent that, after giving effect to such payment, the Transferor Amount exceeds the Required Transferor Amount and the amount of Principal Receivables in the Trust exceeds the Required Principal Balance on such date; PROVIDED, HOWEVER, that if a Scheduled Accumulation Period, Early Accumulation Period, Scheduled Amortization Period or Early Amortization Period commences with respect to any Series, any funds on deposit in the Special Funding Account will be released from the Special Funding Account, deposited in the Collection Account and treated as Shared Principal Collections to the extent needed to make principal payments due to or for the benefit of the Certificateholders of such Series.

    Funds on deposit in the Special Funding Account will be invested by the Trustee, at the direction of the Servicer, in Eligible Investments. Any earnings (net of losses and investment expenses) earned on amounts on deposit in the Special Funding Account during any Monthly Period will be withdrawn from the Special Funding Account and treated as collections of Finance Charge Receivables with respect to such Monthly Period.

SHARING OF EXCESS FINANCE CHARGE COLLECTIONS

    Any Series may be included in a Group. If the related Prospectus Supplement for a Series so provides, such Series may at a later date be removed from such Group. If the related Prospectus Supplements for the Series in a specific Group so provide, each Series in such Group may be entitled to share Excess Finance Charge Collections in the manner, and to the extent, described below with each other Series, if any, in such Group. The Prospectus Supplement with respect to a Series offered hereby will specify whether such Series will be included in a Group, whether any previously issued Series have been included in such Group and whether any such Series or any previously issued Series may be removed from such Group. Subsequently issued Series may also be included in such Group. If the related Prospectus Supplements for a Series in a specific Group so provide, collections of Finance Charge Receivables and certain other amounts allocable to the Certificateholders' Interest of any Series that is included in such Group in excess of the amounts necessary to make required payments with respect to such Series (including payments to the provider of any related Series Enhancement) that are payable out of collections of Finance Charge Receivables (any such excess, the "Excess Finance Charge Collections") may be applied to cover any shortfalls with respect to amounts payable from collections of Finance Charge Receivables allocable to any other Series included in such Group, PRO RATA based upon the amount of the shortfall, if any, with respect to each other Series in such Group; PROVIDED, HOWEVER, that the sharing of Excess Finance Charge Collections among Series in any such Group will cease if a Transferor shall deliver to the Trustee a certificate of an authorized representative to the effect that, in the reasonable belief of such Transferor, the continued sharing of Excess Finance Charge Collections among Series in any Group would have adverse regulatory implications with respect to such Transferor. Following the delivery by a Transferor of any such certificate to the Trustee there will not be any further sharing of Excess Finance Charge Collections among the Series in any such Group. In all cases, any Excess Finance Charge Collections remaining after covering shortfalls with respect to all outstanding Series in such Group will be paid to the holders of the Transferor Certificates. While any Series offered hereby may be included in a Group, there can be no assurance that (a) any other Series will be included in such Group, (b) there will be any Excess Finance Charge Collections with respect to such Group for any Monthly Period,
(c) any agreement relating to any Series Enhancement will not be amended in such a manner as to increase payments to the providers of Series Enhancement and thereby decrease the amount of Excess Finance Charge Collections available from such Series or (d) a Transferor will not at any time deliver a certificate as described above. While the Transferors believe that, based upon applicable rules and regulations as currently in effect, the sharing of Excess Finance Charge Collections among Series in a Group will not have adverse regulatory implications for them, there can be no assurance that this will continue to be true in the future.

FUNDING PERIOD

    For any Series of Certificates offered hereby, the related Prospectus Supplement may specify that during a Funding Period, the Pre-Funding Amount will be held in a Pre-Funding Account pending the transfer of additional Receivables to the Trust or pending the reduction of the Invested Amounts of other Series issued by the Trust. The related Prospectus Supplement will specify the initial Invested Amount with respect to such Series, the Full Invested Amount and the date by which the Invested Amount is expected to equal the Full Invested Amount. The Invested Amount will increase as Receivables are delivered to the Trust or as the Invested Amounts of other Series of the Trust are reduced. The Invested Amount may also decrease due to the occurrence of a Pay Out Event with respect to such Series as provided in the related Prospectus Supplement.

    During the Funding Period, funds on deposit in the Pre-Funding Account for a Series of Certificates will be withdrawn and paid to the Transferors to the extent of any increases in the Invested Amount. If the Invested Amount does not for any reason equal the Full Invested Amount by the end of the Funding Period, any amount remaining in the Pre-Funding Account and any additional amounts specified in the related Prospectus Supplement will be payable to the Certificateholders of such Series in the manner and at such time as set forth in the related Prospectus Supplement.

    If so specified in the related Prospectus Supplement, moneys in the Pre-Funding Account will be invested by the Trustee in Eligible Investments or will be subject to a guaranteed rate or investment agreement or other similar arrangement, and, in connection with each Distribution Date during the Funding Period, investment earnings on funds in the Pre-Funding Account during the related Monthly Period will be withdrawn from the Pre-Funding Account and deposited, together with any applicable payment under a guaranteed rate or investment agreement or other similar arrangement, into the Collection Account for distribution in respect of interest on the Certificates of the related Series in the manner specified in the related Prospectus Supplement.

PAIRED SERIES

    If so provided in the related Prospectus Supplement, a Series offered hereby may be paired with a Paired Series issued by the Trust at or after the commencement of the Scheduled Amortization Period or Scheduled Accumulation Period for such Series. As the Invested Amount of the Series having a Paired Series is reduced, the Invested Amount in the Trust of the Paired Series will increase by an equal amount. Upon payment in full of the Series having a Paired Series, the Invested Amount of such Paired Series will be equal to the Invested Amount paid to Certificateholders of such Series. If a Pay Out Event occurs with respect to the Series having a Paired Series or with respect to the Paired Series when the Series is in a Scheduled Amortization Period or Scheduled Accumulation Period, the Principal Allocation Percentage for the Series and the Principal Allocation Percentage for the Paired Series will be reset as provided in the related Prospectus Supplement.

DEFAULTED RECEIVABLES; REBATES AND FRAUDULENT CHARGES

    "Defaulted Receivables" for any Monthly Period are Principal Receivables that were charged-off as uncollectible in such Monthly Period. The "Defaulted Amount" for any Monthly Period will be an amount (not less than zero) equal to
(a) the amount of Principal Receivables that became Defaulted Receivables for such Monthly Period minus (b) the amount of any Defaulted Receivables that a Transferor or the Servicer becomes obligated to accept reassignment or assignment of during such Monthly Period (unless an Insolvency Event has occurred with respect to such Transferor or the Servicer, in which event the amount of such Defaulted Receivables will not be added to the amount so subtracted). Receivables in any Account will be charged-off as uncollectible in accordance with the Credit Card Guidelines and the Servicer's customary and usual policies and procedures for servicing revolving credit card and other revolving credit account receivables comparable to the Receivables. The current policy of the Bank is to charge-off the receivables in an account when the credit card holder has failed to make seven consecutive payments on the account (or within 30 days of receipt of notice of death or bankruptcy of the credit card holder).

    If the Servicer adjusts downward the amount of any Principal Receivable (other than Ineligible Receivables that have been, or are to be, reassigned to the Transferors) because of a rebate, refund, counterclaim, defense, error, fraudulent charge or counterfeit charge to a cardholder, or such Principal Receivable was created in respect of merchandise that was refused or returned by a cardholder or if the Servicer otherwise adjusts downward the amount of any Principal Receivable without receiving collections therefor or charging off such amount as uncollectible, the amount of the Principal Receivables in the Trust with respect to the Monthly Period in which such adjustment takes place will be reduced by the amount of the adjustment. Furthermore, in the event that the exclusion of any such Receivables would cause the Transferor Amount at such time to be less than the Required Transferor Amount, the Transferor that transferred such Principal Receivables to the Trust shall be required to pay an amount equal to such deficiency into the Special Funding Account.

CREDIT ENHANCEMENT

    GENERAL. For any Series, Credit Enhancement may be provided with respect to one or more Classes thereof. Credit Enhancement with respect to one or more Classes of a Series offered hereby may include a letter of credit, a cash collateral account, an uncertificated subordinated invested amount or collateral interest, a surety bond, an insurance policy or any other form of credit enhancement described in the related Prospectus Supplement, or any combination of the foregoing. Credit Enhancement may also be provided to a Class or Classes of a Series by subordination provisions that require that distributions of principal or interest be made with respect to the Certificates of such Class or Classes before distributions are made to one or more Classes of such Series. If so specified in the related Prospectus Supplement, any form of Credit Enhancement may be available to more than one Class or Series to the extent described therein. If so specified in the Prospectus Supplement for a Series or Class offered hereby, the level of Credit Enhancement for such Series or Class may be reduced by the Transferors if such reduction will not have a Ratings Effect.

    The presence of Credit Enhancement with respect to a Class is intended to enhance the likelihood of receipt by Certificateholders of such Class of the full amount of principal and interest with respect thereto and to decrease the likelihood that such Certificateholders will experience losses. However, unless otherwise specified in the related Prospectus Supplement, the Credit Enhancement, if any, with respect thereto will not provide protection against all risks of loss and will not guarantee repayment of the entire principal balance of the Certificates and interest thereon. If losses occur that exceed the amount covered by the Credit Enhancement or that are not covered by the Credit Enhancement, Certificateholders will bear their allocable share of such losses. In addition, if specific Credit Enhancement is provided for the benefit of more than one Class or Series, Certificateholders of any such Class or Series will be subject to the risk that such Credit Enhancement will be exhausted by the claims of Certificateholders of other Classes or Series.

    If Credit Enhancement is provided with respect to a Series offered hereby, the related Prospectus Supplement will include a description of (a) the amount payable under such Credit Enhancement, (b) any conditions to payment thereunder not otherwise described herein, (c) the conditions (if any) under which the amount payable under such Credit Enhancement may be reduced and under which such Credit Enhancement may be terminated or replaced and (d) any provisions of any agreement relating to such Credit Enhancement material to the Certificateholders of such Series. Additionally, in certain cases, the related Prospectus Supplement may set forth certain information with respect to the provider of any third-party Credit Enhancement (the "Credit Enhancer"), including (i) a brief description of its principal business activities, (ii) its principal place of business, place of incorporation or the jurisdiction under which it is chartered or licensed to do business, (iii) if applicable, the identity of regulatory agencies that exercise primary jurisdiction over the conduct of its business and
(iv) its total assets, and its stockholders' or policyholders' surplus, if applicable, as of a date specified in the Prospectus Supplement. If so described in the related Prospectus Supplement, Credit Enhancement with respect to a Series offered hereby may be available to pay principal of the Certificates of such Series following the occurrence of certain Pay Out Events with respect to such Series. In such event, the Credit Enhancer will have an interest in certain cash flows in respect of the Receivables to the extent described in such Prospectus Supplement (the "Enhancement Invested Amount") and may be entitled to the benefit of the Trustee's security interest in the Receivables, in each case subordinated to the interest of the Certificateholders of such Series.

    SUBORDINATION. If so specified in the related Prospectus Supplement, one or more Classes of a Series offered hereby may be subordinated to one or more other Classes of such Series. If so specified in the related Prospectus Supplement, the rights of the holders of the subordinated Certificates to receive distributions of principal or interest on any Payment Date will be subordinated to such rights of the holders of the Certificates that are senior to such subordinated Certificates to the extent set forth in the related Prospectus Supplement. The related Prospectus Supplement will also set forth information concerning the amount of subordination of a Class or Classes of subordinated Certificates in a Series, the circumstances in which such subordination will be applicable, the manner, if any, in which the amount of subordination will decrease over time, and the conditions under which amounts available from payments that would otherwise be made to holders of such subordinated Certificates will be distributed to holders of Certificates that are senior to such subordinated Certificates. The amount of subordination will decrease whenever amounts otherwise payable to the holders of subordinated Certificates are paid to the holders of the Certificates that are senior to such subordinated Certificates.

    LETTER OF CREDIT. If so specified in the related Prospectus Supplement, a letter of credit with respect to a Series or Class of Certificates offered hereby may be issued by a bank or financial institution specified in the related Prospectus Supplement (the "L/C Issuer"). Subject to the terms and conditions specified in the related Prospectus Supplement, the L/C Issuer will be obligated to honor drawings under a letter of credit in an aggregate dollar amount (which may be fixed or may be reduced as described in the related Prospectus Supplement), net of unreimbursed payments thereunder, equal to the amount described in the related Prospectus Supplement. The amount available under a letter of credit will be reduced to the extent of the unreimbursed payments thereunder.

    CASH COLLATERAL ACCOUNT. If specified in the related Prospectus Supplement, the Certificates of any Class or Series offered hereby may have the benefit of a cash collateral account. A cash collateral account with respect to a Class or Series may be fully or partially funded on the Series Closing Date with respect thereto and the funds on deposit therein will be invested in Eligible Investments. The amount available to be withdrawn from a cash collateral account will be the lesser of the amount on deposit in the cash collateral account and an amount specified in the related Prospectus Supplement. The related Prospectus Supplement will set forth the circumstances under which such withdrawals will be made from the cash collateral account.

    COLLATERAL INTEREST. If so specified in the related Prospectus Supplement, support for a Series of Certificates or one or more Classes thereof offered hereby may be provided initially by an uncertificated, subordinated interest in the Trust (the "Collateral Interest") in an amount initially equal to a percentage of the Certificates of such Series specified in the Prospectus Supplement.

    SURETY BOND OR INSURANCE POLICY. If so specified in the related Prospectus Supplement, insurance with respect to a Series or Class of Certificates offered hereby may be provided by one or more insurance companies. Such insurance will guarantee, with respect to one or more Classes of the related Series, distributions of interest or principal in the manner and amount specified in the related Prospectus Supplement.

    If so specified in the related Prospectus Supplement, a surety bond may be purchased for the benefit of the holders of any Series or Class of Certificates offered hereby to assure distributions of interest or principal with respect to such Series or Class of Certificates in the manner and amount specified in the related Prospectus Supplement.

    SPREAD ACCOUNT. If so specified in the related Prospectus Supplement, support for a Series or one or more Classes of a Series offered hereby may be provided by the periodic deposit of certain available excess cash flow from the Trust Assets into a spread account intended to assure the subsequent distributions of interest and principal on the Certificates of such Class or Series in the manner and subject to the limitations specified in the related Prospectus Supplement.

PAY OUT EVENTS

    As described above, the Revolving Period with respect to a Series will continue until the commencement of the Scheduled Accumulation Period or the Scheduled Amortization Period with respect thereto, which will continue until the Invested Amount of such Series shall have been paid in full or the Series Termination Date with respect to such Series occurs, unless a Pay Out Event occurs with respect to such Series prior to any such dates. A "Pay Out Event" will occur with respect to all Series upon the occurrence of any of the following events:

        (a) the occurrence of an Insolvency Event;

        (b) the Trust becomes an "investment company" within the meaning of the Investment Company Act of 1940, as amended; or

        (c) either Transferor becomes unable for any reason to transfer Receivables to the Trust in accordance with the Pooling and Servicing Agreement.

    In addition, a Pay Out Event may occur with respect to a specific Series offered hereby upon the occurrence of any other event specified in the related Prospectus Supplement. Such events may include, but are not required to include nor are they limited to, (i) the failure by either Transferor to make any payment or deposit required under the Pooling and Servicing Agreement or the related Series Supplement within a specified period of the date such payment or deposit is required to be made, (ii) the breach of certain other covenants, representations or warranties contained in the Pooling and Servicing Agreement or related Series Supplement, after any applicable notice and cure period (and, if so specified in the related Prospectus Supplement, only to the extent such breach has a material adverse effect on the related Certificateholders), (iii) the failure by the Transferors to make a required Addition to the Trust within a specified time after the date such Addition is required to be made, (iv) a reduction in the Portfolio Yield below the rates, and for the period, specified in the related Prospectus Supplement and (v) the occurrence of a Servicer Default. The Early Amortization Period or, if so specified in the related Prospectus Supplement, the Early Accumulation Period with respect to a Series will commence on the day on which a Pay Out Event occurs with respect thereto. Monthly distributions of principal to the Certificateholders of such Series will begin on the Distribution Date in the Monthly Period following the Monthly Period in which such Pay Out Event occurs and the Early Amortization Period commences (such Distribution Date and each following Distribution Date with respect to such Series, a "Special Payment Date"). Any amounts on deposit in a Principal Funding Account or an Interest Funding Account with respect to such Series at such time will be distributed to the Certificateholders of such Series on such first Special Payment Date. If, because of the occurrence of a Pay Out Event, the Early Amortization Period begins earlier than the scheduled commencement of a Scheduled Amortization Period or prior to an Expected Final Payment Date, Certificateholders will begin receiving distributions of principal earlier than they otherwise would have and such distributions will not be subject to the Controlled Deposit Amount or the Controlled Distribution Amount. As a result, the average life of the Certificates may be reduced. If a Series has more than one Class of Certificates, each Class may have different Pay Out Events that, in the case of any Series of Certificates offered hereby, will be described in the related Prospectus Supplement.

    In addition to the consequences of a Pay Out Event discussed above, if an Insolvency Event occurs, pursuant to the Pooling and Servicing Agreement, on the day of such Insolvency Event, the Transferors will immediately cease to transfer Principal Receivables to the Trust and promptly give notice to the Trustee of such Insolvency Event. Under the terms of the Pooling and Servicing Agreement, within fifteen days the Trustee will publish a notice of the occurrence of the Insolvency Event stating that the Trustee intends to sell, dispose of or otherwise liquidate the Receivables in a commercially reasonable manner and on commercially reasonable terms unless within ninety days from the date such notice is published, the holders of Certificates of each Series or, if a Series includes more than one Class, each Class of such Series, evidencing more than 50% of the aggregate unpaid principal amount of each such Series or Class, as well as each holder of an interest in the Transferors' Interest not subject to the Insolvency Event and each person designated by the Transferors to the Trustee prior to the occurrence of the Insolvency Event instruct the Trustee not to dispose of or liquidate the Receivables and that the transfer of Principal Receivables as before such Insolvency Event should be continued. The proceeds from any such sale, disposition or liquidation of the Receivables will be deposited in the Collection Account and allocated as described in the Pooling and Servicing Agreement and each Series Supplement. If the sum of (a) the portion of such proceeds allocated to the Certificateholders' Interest of any Series and (b) the proceeds of any collections of the Receivables in the Collection Account allocated to the Certificateholders' Interest of such Series is not sufficient to pay the Invested Amount of the Certificates of such Series in full, such Certificateholders may incur a loss.

SERVICING COMPENSATION AND PAYMENT OF EXPENSES

    The Servicer's compensation for its servicing activities and reimbursement for its expenses for any Monthly Period will be a servicing fee (the "Servicing Fee") payable monthly on each Distribution Date in an amount equal to one-twelfth of the product of (a) the weighted average of the applicable servicing fee percentages with respect to each Series outstanding (based upon the applicable servicing fee percentage for each Series and the Investor Amount (or other amount specified in the related Series Supplement) of each Series) and
(b) the amount of Principal Receivables in the Trust on the last day of the prior Monthly Period. The Servicing Fee will be allocated among the Transferors' Interest, the Certificateholders' Interests of each Series and, after the Certificates of a Series have been paid in full, the interest represented by the Enhancement Investment Amount or Collateral Interest, if any, with respect to such Series. The share of the Servicing Fee allocable to the Certificateholders' Interest, which includes the Enhancement Invested Amount or Collateral Interest, if any, of a Series offered hereby with respect to any Distribution Date shall be equal to one-twelfth of the product of (i) the servicing fee percentage specified in the related Prospectus Supplement with respect to such Series (the "Series Servicing Fee Percentage") and (ii) the sum of the Invested Amount with respect to such Series (less the amount, if any, on deposit in any Principal Funding Account with respect to such Series) and the Enhancement Invested Amount or Collateral Interest, if any, with respect to such Series as of the last day of the preceding Monthly Period, subject to certain adjustments as provided in the related Prospectus Supplement (the "Monthly Investor Servicing Fee"). The portion of the Servicing Fee not so allocated to the Certificateholders' Interest of a Series shall be paid by the holders of the Transferor Certificates and in no event shall the Trust, the Trustee, the Certificateholders of any Series or any provider of Series Enhancement be liable for the share of the Servicing Fee to be paid by such holders. Unless otherwise provided in any Series Supplement, in the case of the first Distribution Date with respect to any Series, the Monthly Investor Servicing Fee shall accrue from the Series Closing Date with respect to such Series. The Monthly Investor Servicing Fee with respect to a Series will be funded from collections of Finance Charge Receivables allocated to such Series (which, if so specified in the related Prospectus Supplement, may include all or a portion of the Interchange arising in the Accounts) or, in certain limited circumstances, from amounts available from Series Enhancement and other sources, if any, and will be paid on the Distribution Date with respect to each Monthly Period from the Collection Account (unless such amount has been netted against deposits by the Servicer to the Collection Account).

    The Servicer will pay from its servicing compensation certain expenses incurred in connection with servicing the Receivables including, without limitation, expenses related to the enforcement of the Receivables, payment of the fees and disbursements of the Trustee and independent accountants and all other fees and expenses that are not expressly stated in the Pooling and Servicing Agreement to be payable by the Trust, the Certificateholders of a Series or the Transferors (other than federal, state, local and foreign income, franchise or other taxes, if any, or any interest or penalties with respect thereto, assessed on the Trust). If the Bank is acting as Servicer and fails to pay the fees and disbursements of the Trustee, the Trustee will be entitled to receive the portion of the Servicing Fee that is equal to such unpaid amounts. In no event will the Certificateholders of a Series be liable to the Trustee for the Servicer's failure to pay such amounts, and any such amounts so paid to the Trustee will be treated as paid to the Servicer for all other purposes of the Pooling and Servicing Agreement.

RECORD DATE

    Payments on the Certificates of a Series offered hereby will be made as described herein and in the related Prospectus Supplement to the Certificateholders in whose names the Certificates were registered (expected to be Cede, as nominee of DTC) at the close of business on the last day of the calendar month preceding the date of such payment (each, a "Record Date"). However, the final payment on the Certificates of a Series offered hereby will be made only upon presentation and surrender of such Certificates. Distributions will be made to DTC in immediately available funds. See "The Pooling and Servicing Agreement -- Book-Entry Registration."

DEFEASANCE

    Pursuant to the Pooling and Servicing Agreement, the Transferors may terminate their substantive obligations with respect to a Series or the Pooling and Servicing Agreement (the "Defeased Series") by depositing with the Trustee, under the terms of an irrevocable trust agreement satisfactory to the Trustee, from amounts representing or acquired with collections on the Receivables
(allocated to the Defeased Series and available to purchase additional Receivables), monies or Eligible Investments sufficient to make all remaining scheduled interest and principal payments on the Defeased Series on the dates scheduled for such payments and to pay all amounts owing to any provider of Series Enhancement. To achieve that end, the Transferors have the right to use collections on Receivables to acquire Eligible Investments rather than additional Receivables. Prior to their first exercise of their right to substitute monies or Eligible Investments for Receivables, the Transferors shall deliver to the Trustee a Tax Opinion with respect to such deposit and termination of obligations and to the Servicer and the Trustee written notice from each Rating Agency that such transaction will not have a Ratings Effect. In addition, the Transferors must comply with certain other requirements set forth in the Pooling and Servicing Agreement, including requirements that the Transferors deliver to the Trustee an opinion of counsel to the effect that the deposit and termination of obligations will not cause the Trust to become an "investment company" within the meaning of the Investment Company Act of 1940, as amended, and that each Transferor deliver to the Trustee and certain providers of Series Enhancement a certificate of an authorized representative stating that, based on the facts known to such representative at the time, in the reasonable opinion of such Transferor, such deposit and termination of obligations will not at the time of its occurrence cause a Pay Out Event or an event that, after the giving of notice of the lapse of time, would constitute a Pay Out Event, to occur with respect to any Series. If the Transferors discharge their substantive obligations in respect of the Defeased Series, any Series Enhancement for the affected Series may no longer be available to make payments for such Series.

OPTIONAL TERMINATION; FINAL PAYMENT OF PRINCIPAL

    Unless otherwise specified in the Prospectus Supplement with respect to any Series offered hereby, on any day occurring on or after the day that the sum of the Invested Amount of the Certificates of a Series and the Enhancement Invested Amount or Collateral Interest, if any, with respect to such Series is reduced to 5% or less of the initial Invested Amount of the Certificates of such Series, the Transferors will have the option to repurchase the Certificateholders'
Interest of such Series. The purchase price will be equal to the sum of the Invested Amount of such Series (less the amount, if any, of deposits or distributions to be made with respect to such Series), plus the Enhancement Invested Amount or Collateral Interest, if any, with respect to such Series, plus accrued and unpaid interest on the unpaid principal amount of the Certificates (and accrued and unpaid interest with respect to interest amounts that were due but not paid on a prior Payment Date) through (a) if the day on which such repurchase occurs is a Distribution Date, the Distribution Date or
(b) if the day on which such repurchase occurs is not a Distribution Date, the Distribution Date following such repurchase, at the applicable certificate rate. Following any such repurchase, the Certificateholders of such Series will have no further rights with respect to the Receivables. If the Transferors fail for any reason to deposit the aggregate purchase price for the Certificateholders' Interest of a Series offered hereby, such repurchase will not occur and payments will continue to be made to the Certificateholders of such Series as described herein and in the related Prospectus Supplement.

    The last payment of principal and interest on the Certificates of a Series offered hereby will be due and payable no later than the date (the "Series Termination Date") specified in the related Prospectus Supplement. In the event that the Invested Amount of the Certificates of such Series is greater than zero on the Series Termination Date (or a Distribution Date prior thereto specified in the related Prospectus Supplement), the Trustee will, subject to any conditions specified in such Prospectus Supplement, sell or cause to be sold an interest in the Principal Receivables or certain Principal Receivables, together in each case with related Finance Charge Receivables, as specified in such

Prospectus Supplement, in an amount equal to the Invested Amount with respect to such Series. The net proceeds of any such sale will be deposited in the Collection Account and allocated to the Certificateholders of such Series, as provided in such Prospectus Supplement.

REPORTS

    Unless otherwise specified in the Prospectus Supplement with respect to any Series offered hereby, no later than the third business day prior to each Distribution Date, the Servicer will forward to the Trustee, the Paying Agent, each Rating Agency and certain providers of Series Enhancement with respect to a Series a statement (the "Monthly Report") prepared by the Servicer setting forth certain information with respect to the Trust and the Certificates of such Series (unless otherwise indicated), including: (a) the aggregate amount of Principal Receivables and Finance Charge Receivables in the Trust as of the end of such Monthly Period; (b) the Invested Amount with respect to such Series (and, if such Series includes more than one Class, each such Class); (c) the Floating Allocation Percentage and, during any Scheduled Accumulation Period, Early Accumulation Period, Scheduled Amortization Period or Early Amortization Period with respect to such Series, the Principal Allocation Percentage with respect to such Series; (d) the amount of collections of Principal Receivables and Finance Charge Receivables processed during the related Monthly Period and the portion thereof allocated to the Certificateholders' Interest of such Series; (e) the aggregate outstanding balance of Accounts that were 30, 60 and 90 days or more delinquent as of the end of such Monthly Period; (f) the Defaulted Amount with respect to such Monthly Period and the portion thereof allocated to the Certificateholders' Interest of such Series; (g) the amount, if any, of charge-offs with respect to the Certificateholders' Interest of such Series for such Monthly Period; (h) the Monthly Investor Servicing Fee with respect to such Series for such Monthly Period; and (i) the available amount of Credit Enhancement with respect to such Series for such Distribution Date.

    With respect to each Interest Payment Date or Special Payment Date (each, a "Payment Date"), as the case may be, the Monthly Report with respect to any Series will include the following additional information with respect to the Certificates of such Series: (a) the total amount distributed; (b) the amount of such distribution allocable to principal on the Certificates; (c) the amount of such distribution allocable to interest on the Certificates; and (d) the amount, if any, by which the unpaid principal balance of the Certificates exceeds the Invested Amount of such Series as of the Record Date with respect to such Payment Date. On each Distribution Date, the Paying Agent, on behalf of the Trustee, will forward to each Certificateholder of record a copy of the Monthly Report.

    On or before January 31 of each calendar year, the Paying Agent, on behalf of the Trustee, will furnish (or cause to be furnished) to each person who at any time during the preceding calendar year was a Certificateholder of record a statement containing the information required to be provided by an issuer of indebtedness under the Code for such preceding calendar year or the applicable portion thereof during which such person was a Certificateholder, together with such other customary information as is necessary to enable the Certificateholders to prepare their tax returns. See "Certain Federal Income Tax Consequences."

LIST OF INVESTOR CERTIFICATEHOLDERS

    At such time, if any, as Definitive Certificates have been issued, upon written request of any Certificateholder or group of Certificateholders of record holding Certificates evidencing not less than 10% of the aggregate unpaid principal amount of the Certificates of a Series or all outstanding Series, as the case may be, the Trustee will afford such Certificateholders access during normal business hours to the current list of Certificateholders of such Series or all outstanding Series, as the case may be, for purposes of communicating with other Certificateholders with respect to their rights under the Pooling and Servicing Agreement or any Series Supplement or Certificates. See "Pooling and Servicing Agreement -- Book-Entry Registration" and "-- Definitive Certificates."

    The Pooling and Servicing Agreement does not provide for any annual or other meetings of Certificateholders.

                      THE POOLING AND SERVICING AGREEMENT

BOOK-ENTRY REGISTRATION

    Unless otherwise specified in the related Prospectus Supplement, Certificateholders may hold Certificates of a Series offered hereby through DTC (in the United States) or Cedel or Euroclear (in Europe) if they are participants of such systems, or indirectly through organizations that are participants in such systems.

    Cede, as nominee for DTC, will be the registered holder of the global Certificates. No Certificateholder will be entitled to receive a certificate representing such person's interest in the Certificates. Unless and until Definitive Certificates are issued under the limited circumstances described below, all references herein to actions by Certificateholders shall refer to actions taken by DTC upon instructions from its Participants, and all references herein to distributions, notices, reports and statements to Certificateholders shall refer to distributions, notices, reports and statements to Cede, as the registered holder of the Certificates, for distribution to Certificateholders in accordance with DTC procedures.

    Cedel and Euroclear will hold omnibus positions on behalf of their participants through customers' securities accounts in Cedel's and Euroclear's names on the books of their respective Depositaries that, in turn, will hold such positions in customers' securities accounts in the Depositaries' names on the books of DTC. Citibank, N.A. will act as depositary for Cedel and Chase Manhattan Bank will act as depositary for Euroclear (collectively in such capacities, the "Depositaries").

    Transfers between DTC participants will occur in the ordinary way in accordance with DTC rules. Transfers between Cedel Participants and Euroclear Participants will occur in the ordinary way in accordance with their applicable rules and operating procedures.

    Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Cedel or Euroclear Participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by its Depositary; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its Depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Cedel Participants and Euroclear Participants may not deliver instructions directly to the Depositaries.

    Because of time-zone differences, credits of securities received in Cedel or Euroclear as a result of a transaction with a DTC Participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. Such credits or any transactions in such securities settled during such processing will be reported to the relevant Euroclear Participant or Cedel Participant on such business day. Cash received in Cedel or Euroclear as a result of sales of securities by or through a Cedel Participant or a Euroclear Participant to a DTC participant will be received with value on the DTC settlement date but will be available in the relevant Cedel or Euroclear cash account only as of the business day following settlement in DTC. For information with respect to tax documentation procedures relating to the Certificates, see "Certain Federal Income Tax Consequences -- Non-U.S. Certificate Owners."

    DTC is a limited-purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the UCC and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act. DTC was created to hold securities for its participating organizations ("Participants") and facilitate the clearance and settlement of securities transactions between Participants through electronic book-entry changes in accounts of its Participants, thereby eliminating the need for physical movement of certificates. Participants include securities brokers and dealers, banks, trust companies and clearing corporations and may include certain other organizations. Indirect access to the DTC system also is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly ("Indirect Participants").

    Certificate Owners that are not Participants or Indirect Participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in, Certificates may do so only through Participants and Indirect Participants. In addition, Certificate Owners will receive all distributions of principal of and interest on the Certificates from the Paying Agent or the Trustee through DTC and its Participants. Under a book-entry format, Certificate Owners will receive payments after the related Payment Date because, while payments are required to be forwarded to Cede, as nominee for DTC, on each such date, DTC will forward such payments to its Participants, which thereafter will be required to forward them to Indirect Participants or Certificate Owners. It is anticipated that the only "Certificateholder" (as such term is used in the Pooling and Servicing Agreement and each Series Supplement) will be Cede, as nominee of DTC, and that Certificate Owners will not be recognized by the Trustee as "Certificateholders" under the Pooling and Servicing Agreement and each Series Supplement. Certificate Owners will only be permitted to exercise the rights of Certificateholders under the Pooling and Servicing Agreement and each Series Supplement indirectly through DTC and its Participants which in turn will exercise their rights through DTC.

    Under the rules, regulations and procedures creating and affecting DTC and its operations, DTC is required to make book-entry transfers among Participants on whose behalf it acts with respect to the Certificates and is required to receive and transmit distributions of principal of and interest on the Certificates. Participants and Indirect Participants with which Certificate Owners have accounts with respect to the Certificates similarly are required to make book-entry transfers and receive and transmit such payments on behalf of their respective Certificate Owners.

    Because DTC can only act on behalf of Participants, which in turn act on behalf of Indirect Participants and certain banks, the ability of Certificate Owners to pledge Certificates to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of such Certificates, may be limited because the only physical certificate for such Certificates is held by DTC.

    DTC has advised the Transferors that it will take any action permitted to be taken by a Certificateholder under the Pooling and Servicing Agreement or the Series Supplements only at the direction of one or more Participants to whose account with DTC the Certificates are credited. Additionally, DTC has advised the Transferors that it will take such actions with respect to specified percentages of the Certificateholders' Interest only at the direction of and on behalf of Participants whose holdings include undivided interests that satisfy such specified percentages. DTC may take conflicting actions with respect to other undivided interests to the extent that such actions are taken on behalf of Participants whose holdings include such undivided interests.

    Cedel Bank, SOCIETE ANONYME ("Cedel") is incorporated under the laws of Luxembourg as a professional depository. Cedel holds securities for its participating organizations ("Cedel Participants") and facilitates the clearance and settlement of securities transactions between Cedel Participants through electronic book-entry changes in accounts of Cedel Participants, thereby eliminating the need for physical movement of certificates. Transactions may be settled in Cedel in any of 28 currencies, including United States dollars. Cedel provides to its Participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Cedel interfaces with domestic markets in several countries. As a professional depository, Cedel is subject to regulation by the Luxembourg Monetary Institute. Cedel Participants are recognized financial institutions around the world including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations and may include any underwriters, agents or dealers with respect to a Series of Certificates offered hereby. Indirect access to Cedel is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Cedel Participant, either directly or indirectly.

    The Euroclear System ("Euroclear") was created in 1968 to hold securities for participants of the Euroclear System ("Euroclear Participants") and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Transactions may now be settled in any of 29 currencies, including United States dollars. The Euroclear System includes various other services, including securities lending and borrowing, and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described above. The Euroclear System is operated by Morgan Guaranty Trust Company of New York, Brussels, Belgium office (the "Euroclear Operator"), under contract with Euroclear Clearance System S.C., a Belgian cooperative corporation (the "Cooperative"). All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not the Cooperative. The Cooperative establishes policy for Euroclear on behalf of Euroclear Participants. Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries and may include any underwriters, agents or dealers with respect to a Series of Certificates offered hereby. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.

    The Euroclear Operator is the Belgian branch of a New York banking corporation that is a member bank of the Federal Reserve System. As such, it is regulated and examined by the Board of Governors of the Federal Reserve System and the New York State Banking Department, as well as the Belgian Banking Commission.

    Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of Euroclear and applicable Belgian law
(collectively, the "Terms and Conditions"). The Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Participants, and has no record of or relationship with persons holding through Euroclear Participants.

    Distributions with respect to Certificates held through Cedel or Euroclear will be credited to the cash accounts of Cedel Participants or Euroclear Participants in accordance with the relevant system's rules and procedures, to the extent received by its Depositary. Such distributions will be subject to tax reporting in accordance with relevant United States tax laws and regulations. See "Certain Federal Income Tax Consequences." Cedel or the Euroclear Operator, as the case may be, will take any other action permitted to be taken by a Certificateholder under the Pooling and Servicing Agreement or the relevant Series Supplement on behalf of a Cedel Participant or Euroclear Participant only in accordance with its relevant rules and procedures and subject to its Depositary's ability to effect such actions on its behalf through DTC.

    Although DTC, Cedel and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of Certificates among participants of DTC, Cedel and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time.

DEFINITIVE CERTIFICATES

    Unless otherwise stated in the related Prospectus Supplement, the Certificates of a Series offered hereby will be issued in fully registered, certificated form to Certificate Owners or their respective nominees ("Definitive Certificates"), rather than to DTC or its nominee only if (i) the Transferors advise the Trustee in writing that DTC is no longer willing or able to discharge properly its responsibilities as Depository with respect to the Certificates, and the Trustee or the Transferors are unable to locate a qualified successor, (ii) the Transferors, at their option, elect to terminate the book-entry system through DTC or (iii) after the occurrence of a Servicer Default, Certificate Owners evidencing not less than 50% of the aggregate unpaid principal amount of the Certificates of any Class of such Series advise the Trustee and DTC through Participants in writing that the continuation of a book-entry system through DTC (or a successor thereto) is no longer in the best interests of the Certificate Owners.

    Upon the occurrence of any of the events described in the immediately preceding paragraph, DTC is required to notify all Participants of the availability through DTC of Definitive Certificates. Upon surrender by DTC of the global certificates representing the Certificates and instructions for re-registration, the Trustee will issue such Certificates in the form of Definitive Certificates, and thereafter the Trustee will recognize the Certificate Owners in whose names such Definitive Certificates are registered as "Certificateholders" under the Pooling and Servicing Agreement and the relevant Series Supplement.

    If Definitive Certificates are issued, distribution of principal and interest on the Definitive Certificates will be made by the Paying Agent or the Trustee directly to the Certificate Owners in whose names the Definitive Certificates were registered on the related Record Date in accordance with the procedures set forth herein and in the Pooling and Servicing Agreement and the relevant Series Supplement. Distributions will be made by check mailed to the address of each such Certificate Owner as it appears on the register maintained by the Trustee, except that the final payment on any Definitive Certificate will be made only upon presentation and surrender of such Definitive Certificate on the date for such final payment at such office or agency as is specified in the notice of final distribution to such Certificate Owners. The Trustee will provide such notice to such Certificate Owners no later than the fifth day of the month of the final distribution.

    Definitive Certificates will be transferable and exchangeable at the offices of the Transfer Agent and Registrar, which shall initially be the Trustee. No service charge will be imposed for any registration of transfer or exchange, but the Transfer Agent and Registrar may require payment of a sum sufficient to cover any tax or other governmental charge imposed in connection therewith.

THE TRANSFEROR CERTIFICATES; ADDITIONAL TRANSFERORS

    The Pooling and Servicing Agreement provides that the Transferors may exchange a portion of the Bank Certificate for one or more additional certificates (each, a "Supplemental Certificate") for transfer or assignment to a person designated by the Transferors upon the execution and delivery of a supplement to the Pooling and Servicing Agreement (which supplement shall be subject to the amendment section of the Pooling and Servicing Agreement to the extent that it amends any of the terms of the Pooling and Servicing Agreement; see "-- Amendments"); PROVIDED that (a) such transfer will not result in a Ratings Effect, (b) the Transferors' and any Additional Transferors' remaining interest in Principal Receivables shall not be less in the aggregate than two percent of the total amount of Principal Receivables, in each case as of the date of, and after giving effect to, such exchange and (c) prior to such exchange, the Transferors shall have delivered to the Trustee a Tax Opinion with respect to the transfer or assignment of such Supplemental Certificate. Any transfer or assignment of a Supplemental Certificate is subject to the conditions set forth in clauses (a) and (c) above. The Transferors may also transfer a portion of the Bank Certificate to certain affiliates provided that the Transferors shall have delivered to the Trustee a Tax Opinion with respect to such transfer.

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
    The Transferors may designate their affiliates, which may be banks, finance companies or similar organizations, to be included as transferors (each, an "Additional Transferor") under the Pooling and Servicing Agreement (by means of an amendment to the Pooling and Servicing Agreement that will not require the consent of any Certificateholder; see "-- Amendments") and, in connection with the designation of an Additional Transferor, the Transferors shall surrender the Bank Certificate to the Trustee in exchange for a newly issued Bank Certificate modified to reflect such Additional Transferor's interest in the Transferors' Interest; PROVIDED, HOWEVER, that (i) the conditions set forth in clauses (a) and (c) in the preceding paragraph with respect to a transfer of a Supplemental Certificate shall have been satisfied with respect to such designation and issuance and (ii) any applicable conditions described in "Description of the Certificates -- Addition of Trust Assets" shall have been satisfied with respect to the transfer of Receivables or Participations by any Additional Transferor to the Trust. Following the inclusion of an Additional Transferor, the Additional Transferor will be treated in the same manner as a Transferor and each Additional Transferor generally will have the same obligations and rights as a Transferor described herein.

TERMINATION OF THE TRUST

    Unless the Transferors instruct the Trustee otherwise, the Trust will terminate only on the earlier to occur of (a) the day following the Distribution Date on which the aggregate Invested Amounts and Enhancement Invested Amounts of all Series is zero (provided that the Transferors shall have delivered a written notice to the Trustee electing to terminate the Trust), (b) March 1, 2016, or
(c) following the occurrence of an Insolvency Event as described under "Description of the Certificates -- Pay Out Events" (the "Trust Termination Date"). Upon termination of the Trust, all right, title and interest in the Receivables and other assets of the Trust (other than amounts in accounts maintained by the Trust for the final payment of principal and interest to Certificateholders) will be conveyed and transferred to the holders of the Transferor Certificates.

CONVEYANCE OF RECEIVABLES

    Pursuant to the Pooling and Servicing Agreement, the Transferors will transfer and assign to the Trust their respective rights, titles and interests in all Receivables in the Accounts outstanding as of the initial Series Closing Date, all Receivables in the Additional Accounts as of the applicable Addition Date, all Receivables thereafter created under the Accounts and the proceeds of all of the foregoing.

    In connection with the transfer of any Receivables to the Trust, each Transferor is required to indicate in its computer records that the Receivables transferred by it have been conveyed to the Trust. In addition, the Transferors will provide the Trustee with a computer file or microfiche list containing a true and complete list showing for each Initial Account, as of the Trust Cut-Off Date, and for each Additional Account, as of the applicable Addition cut-off date for such Additional Account, (a) its account number and (b) the aggregate amount outstanding and the aggregate amount of Principal Receivables in such Account. The Bank, as initial Servicer, will retain and will not deliver to the Trustee any other records or agreements relating to the Accounts or the Receivables. Except as set forth above, the records and agreements relating to the Accounts and the Receivables will not be segregated from those relating to other revolving credit card accounts and receivables, and the physical documentation relating to the Accounts or Receivables will not be stamped or marked to reflect the transfer of Receivables to the Trust. The Transferors have filed and are required to file UCC financing statements with respect to the transfer of the Receivables to the Trust meeting the requirements of applicable state law. See "Risk Factors" and "Certain Legal Aspects of the Receivables."

REPRESENTATIONS AND WARRANTIES

    As of the Series Closing Date specified in the related Prospectus Supplement for a Series offered hereby, each Transferor will severally make representations and warranties to the Trust relating to the Accounts and the Receivables transferred by it to the effect, among other things, that (a) as of the Trust Cut-Off Date (or as of the applicable Addition cut-off date) each Account (or each Additional Account) was an Eligible Account, (b) as of the Trust Cut-Off Date (or as of the applicable Addition cut-off date), each of the Receivables in any Account (or Additional Account) that is conveyed to the

Trust on such day is an Eligible Receivable and (c) thereafter, as of the date of creation of any new Receivable, such Receivable is an Eligible Receivable. If a Transferor breaches any representation and warranty described in this paragraph, such breach remains uncured for 60 days, or such longer period as may be agreed to by the Trustee, after the earlier to occur of the discovery of such breach by such Transferor or receipt of written notice of such breach by such Transferor, and as a result of such breach any Receivables in the related Account become Defaulted Receivables or the Trust's rights in, to or under such Receivables or the proceeds of such Receivables are impaired or such proceeds are not available for any reason to the Trust free and clear of any lien, then all Receivables with respect to the affected Account ("Ineligible Receivables") will be reassigned to such Transferor on the terms and conditions set forth below and such Account shall no longer be included as an Account; PROVIDED, HOWEVER, that such Receivables will not be deemed to be Ineligible Receivables and will not be reassigned to such Transferor if, on any day prior to the end of such 60-day or longer period, (i) the relevant representation and warranty shall be true and correct in all material respects as if made on such day and (ii) such Transferor shall have delivered to the Trustee a certificate of an authorized representative describing the nature of such breach and the manner in which the relevant representation and warranty became true and correct.

    An Ineligible Receivable shall be reassigned to the relevant Transferor on or before the end of the Monthly Period in which such reassignment obligation arises by such Transferor directing the Servicer to deduct the portion of such Ineligible Receivable that is a Principal Receivable from the aggregate amount of the Principal Receivables used to calculate the Transferor Amount. In the event that the exclusion of an Ineligible Receivable from the calculation of the Transferor Amount would cause the Transferor Amount to be less than the Required Transferor Amount, on the Distribution Date following the Monthly Period in which such reassignment obligation arises, the related Transferor will make a deposit into the Special Funding Account in immediately available funds in an amount equal to the amount by which the Transferor Amount would be reduced below the Required Transferor Amount. Any deposit into the Special Funding Account, together with the reduction in the Transferor Amount, in connection with the reassignment of an Ineligible Receivable shall be considered a payment in full of the Ineligible Receivable. The reassignment of any Ineligible Receivable to a Transferor is the sole remedy respecting any breach of the representations and warranties described in the preceding paragraph with respect to such Receivable available to Certificateholders of any Series (or the Trustee on behalf of such Certificateholders) or any provider of Series Enhancement.

    Each Transferor will also make representations and warranties to the Trust to the effect, among other things, that as of each Series Closing Date (a) it is a federally chartered stock savings bank or corporation, as applicable, validly existing and in good standing under the laws of the jurisdiction of its organization or incorporation, it has the authority to consummate the transactions contemplated by the Pooling and Servicing Agreement and the related Series Supplement and each of the Pooling and Servicing Agreement and the related Series Supplement constitutes a valid, binding and enforceable agreement of such Transferor and (b) the Pooling and Servicing Agreement constitutes a valid transfer and assignment to the Trust of all right, title and interest of such Transferor in the Receivables transferred to the Trust by such Transferor, whether then existing or thereafter created and the proceeds thereof (including proceeds in any of the accounts established for the benefit of the Certificateholders) or the grant of a first priority perfected security interest under the UCC as in effect in Maryland or Delaware, as applicable, in such Receivables and the proceeds thereof (including proceeds in any of the accounts established for the benefit of the Certificateholders), which is effective as to each Receivable then existing on the date of its transfer to the Trust or, as to each Receivable arising thereafter, upon the creation thereof and until termination of the Trust. If the breach of either of the representations and warranties described in this paragraph has a material adverse effect on the Certificateholders' Interest of all Series in the Receivables transferred to the Trust by such Transferor, either the Trustee or the holders of Certificates evidencing not less than 50% of the aggregate unpaid principal amount of the Certificates of all Series, by written notice to such Transferor and the Servicer (and to the Trustee if given by the holders of the requisite percentage of Certificates of all Series), may direct such Transferor to accept the reassignment of the Receivables transferred to the

Trust by such Transferor within 60 days of such notice, or within such longer period specified in such notice; PROVIDED, HOWEVER, that such Receivables will not be reassigned to such Transferor if, on any day prior to the end of such 60-day or longer period, (i) the relevant representation and warranty shall be true and correct in all material respects as if made on such day and (ii) such Transferor shall have delivered to the Trustee a certificate of an authorized representative describing the nature of such breach and the manner in which the relevant representation and warranty became true and correct. Such Transferor will be obligated to accept the reassignment of such Receivables on the Distribution Date following the Monthly Period in which such reassignment obligation arises. The price for such reassignment will generally be equal to the product of (A) the aggregate Invested Amounts and Enhancement Invested Amounts or Collateral Interests, if any, of all Series on the Distribution Date on which the purchase is scheduled to be made plus accrued and unpaid interest on the unpaid principal amount of all Series and any interest amounts that were due but not paid on a prior date and interest on such overdue interest amounts (if the applicable Series Supplement so provides) at the applicable certificate rates through the day preceding such Distribution Date and (B) a fraction, the numerator of which is equal to the aggregate amount of Principal Receivables in the Trust on such Distribution Date that were transferred to the Trust by such Transferor and the denominator of which is equal to the aggregate amount of Principal Receivables in the Trust on such Distribution Date. The payment of such reassignment price, in immediately available funds, will be considered a payment in full of the Receivables and the principal portion of such funds and the interest portion of such funds will be deposited into the Special Funding Account and the Collection Account, respectively. The obligation of a Transferor to make any such deposit will constitute the sole remedy respecting a breach of the representations and warranties that gave rise to such obligation available to Certificateholders of all Series (or the Trustee on behalf of such Certificateholders) or any provider of Series Enhancement.

    An "Eligible Account" is a revolving credit card account or other consumer revolving credit account owned by the Bank, which as of the Trust Cut-Off Date with respect to an Initial Account or as of the Addition cut-off date with respect to an Additional Account: (a) is in existence and maintained with the Bank, in the case of an Initial Account, or the Bank or an Additional Transferor or an affiliate thereof, in the case of an Additional Account; (b) is payable in United States dollars; (c) except as provided below, has not been identified as an account the credit cards with respect to which have been reported to the Bank or the applicable Additional Transferor as having been lost or stolen; (d) has a cardholder who has provided, as his or her most recent billing address, an address located in the United States or its territories or possessions or a military address; (e) has a cardholder who has not been identified by the Bank or the applicable Additional Transferor as an employee of the Bank or such Additional Transferor or an affiliate of either (f) has not been, and does not have any receivables that have been, transferred, pledged, assigned or otherwise conveyed to any person (except pursuant to the Pooling and Servicing Agreement or the Receivables Purchase Agreement), unless any such pledge or assignment is released on or before the initial Closing Date or the Addition Date, as applicable; (g) except as provided below, does not have any receivables that are Defaulted Receivables; and (h) except as provided below, does not have any receivables that have been identified as having been incurred as a result of fraudulent use of any related credit card. In the case of Additional Accounts, any accounts not meeting the foregoing requirements will be Eligible Accounts if the addition of such accounts does not have a Ratings Effect.

    Eligible Accounts may include Accounts, the Receivables of which have been written off, or with respect to which the related Transferor believes the related obligor is bankrupt, or as to which certain Receivables have been identified as having been incurred as a result of fraudulent use of any related credit card, or as to which any credit cards have been reported to the related Transferor as having been lost or stolen, in each case as of the Trust Cut-Off Date with respect to the Initial Accounts or as of the Addition cut-off date with respect to any Additional Accounts, provided, that (a) the balance of

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
all Receivables included in such Accounts is reflected on the books and records of the related Transferor (and is treated for purposes of the Pooling and Servicing Agreement), as "zero," and (b) charging privileges with respect to all such Accounts have been canceled in accordance with the Credit Card Guidelines and will not be reinstated by the related Transferor or the Servicer.

    An "Eligible Receivable" is each Receivable: (a) that has arisen under an Eligible Account; (b) that was created in compliance with the Credit Card Guidelines and all requirements of law applicable to the relevant Transferor, and pursuant to a cardholder agreement that complies with all requirements of law applicable to the relevant Transferor; (c) with respect to which all consents, licenses, approvals or authorizations of, or registrations with, any governmental authority required to be obtained or given in connection with the creation of such Receivable or the execution, delivery and performance by the relevant Transferor of the related cardholder agreement have been duly obtained or given and are in full force and effect as of the date of the creation of such Receivable; (d) as to which, at the time of its transfer to the Trust, the relevant Transferor or the Trust will have good and marketable title free and clear of all liens and security interests (other than any lien for municipal or other local taxes if such taxes are not then due and payable or if such Transferor is then contesting the validity thereof in good faith by appropriate proceedings and has set aside on its books adequate reserves with respect thereto); (e) that has been the subject of either a valid transfer and assignment from the relevant Transferor to the Trust of all of such Transferor's right, title and interest therein or the grant of a first priority perfected security interest therein (and in the proceeds thereof), effective until the termination of the Trust; (f) that, at and after the time of transfer to the Trust, is the legal, valid and binding payment obligation of the obligor thereon, legally enforceable against such obligor in accordance with its terms (with certain bankruptcy and equity-related exceptions); (g) that constitutes either an "account" or a "general intangible" under Article 9 of the UCC as then in effect in the State of Maryland or the State of Delaware, as applicable; (h) at the time of its transfer to the Trust, has not been waived or modified except as permitted by the Pooling and Servicing Agreement; (i) that, at the time of its transfer to the Trust, is not subject to any right of rescission, setoff, counterclaim or other defense of the obligor (including the defense of usury), other than certain bankruptcy and equity-related defenses and adjustments permitted by the Pooling and Servicing Agreement to be made by the Servicer; (j) as to which at the time of its transfer to the Trust the relevant Transferor has satisfied all obligations to be fulfilled at the time it is transferred to the Trust; and (k) as to which at the time of its transfer to the Trust the relevant Transferor has not taken any action which, or failed to take any action the omission of which, would, at the time of its transfer to the Trust, impair the rights of the Trust or the Certificateholders therein.

    It is not required or anticipated that the Trustee will make any initial or periodic general examination of any documents or records related to the Receivables or the Accounts for the purpose of establishing the presence or absence of defects, compliance with the Transferors' representations and warranties or for any other purpose. In addition, it is not anticipated or required that the Trustee will make any initial or periodic general examination of the Servicer for the purpose of establishing the compliance by the Servicer with its representations or warranties or the performance by the Servicer of its obligations under the Pooling and Servicing Agreement or for any other purpose. The Servicer, however, will deliver to the Trustee on or before March 31 of each calendar year an opinion of counsel with respect to the validity of the interest of the Trust in and to the Receivables and certain other components of the Trust.

INDEMNIFICATION

    The Pooling and Servicing Agreement provides that, subject to the limitations set forth therein, the Servicer will indemnify the Trust and the Trustee from and against any loss, liability, expense, damage or injury suffered or sustained by reason of the Servicer's actions or omissions with respect to the Trust pursuant to the Pooling and Servicing Agreement.

    Under the Pooling and Servicing Agreement, the Transferors and any holder of the Bank Certificate have agreed to be liable directly to an injured party for the entire amount of any losses, claims, damages or liabilities (other than those incurred by a Certificateholder in the capacity of an investor in the Certificates) arising out of or based on each of the arrangement created by the Pooling and Servicing Agreement and the actions of the Servicer taken pursuant thereto as though such agreement created a partnership under the New York Uniform Partnership Act in which the Transferors and any such holder were general partners. In the event of a transfer of servicing, the successor Servicer will indemnify and hold harmless the Transferors and any such holder for any losses, claims, damages and liabilities of the Transferors or such holder as described in this paragraph arising from the actions or omissions of such successor Servicer.

    Except as provided in the two preceding paragraphs, the Pooling and Servicing Agreement provides that none of the Transferors, the Servicer or any of their directors, officers, employees or agents will be under any other liability to the Trust, the Trustee, the holders of Certificates of any Series, any provider of Series Enhancement or any other person for any action taken, or for refraining from taking any action, in good faith pursuant to the Pooling and Servicing Agreement. However, none of the Transferors, the Servicer or any of their directors, officers, employees or agents will be protected against any liability that would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence of any such person in the performance of their duties or by reason of reckless disregard of their obligations and duties thereunder, and each Transferor shall be liable in all respects for the obligations, covenants, representations and warranties of such Transferor specifically undertaken by it in its capacity as a Transferor arising under or related to the Pooling and Servicing Agreement.

    In addition, the Pooling and Servicing Agreement provides that the Servicer is not under any obligation to appear in, prosecute or defend any legal action that is not incidental to its servicing responsibilities under the Pooling and Servicing Agreement. The Servicer may, in its sole discretion, undertake any such legal action it may deem necessary or desirable for the benefit of holders of Certificates of any Series with respect to the Pooling and Servicing Agreement and the rights and duties of the parties thereto and the interest of such Certificateholders thereunder.

COLLECTION AND OTHER SERVICING PROCEDURES

    Pursuant to the Pooling and Servicing Agreement, the Servicer is responsible for servicing, collecting, enforcing and administering the Receivables in accordance with its customary and usual procedures for servicing receivables comparable to the Receivables and in accordance with the Credit Card Guidelines.

    Servicing activities to be performed by the Servicer include collecting and recording payments, communicating with cardholders, investigating payment delinquencies, evaluating credit limits and the issuance and reissuance of credit cards, providing billing and tax records, if any, to cardholders and maintaining internal records with respect to each Account. Managerial and custodial services performed by the Servicer on behalf of the Trust include providing assistance in any inspections of the documents and records relating to the Accounts and Receivables by the Trustee pursuant to the Pooling and Servicing Agreement, maintaining the agreements, documents and files relating to the Accounts and Receivables as custodian for the Trust and providing related data processing and reporting services for Certificateholders of any Series and on behalf of the Trustee.

    Pursuant to the Pooling and Servicing Agreement, the Bank, as Servicer, has the right to delegate any of its responsibilities and obligations as Servicer to any of its affiliates and to certain third-party service providers that agree to conduct such duties in accordance with the Pooling and Servicing Agreement and the Credit Card Guidelines. The Bank currently contracts with FDC and intends to continue to contract with FDC (and possibly one or more other third-party service providers) to perform certain of its servicing activities as described under "The Bank's Credit Card Activities -- General." Notwithstanding any such delegation to any entity, the Servicer will continue to be liable for all of its obligations under the Pooling and Servicing Agreement.

SERVICER COVENANTS

    In the Pooling and Servicing Agreement, the Servicer has covenanted as to each Receivable and related Account that: (a) it will duly fulfill all obligations on its part to be fulfilled under or in connection with the Receivable or Account, and will maintain in effect all qualifications required in order to service the Receivable or Account and will comply in all respects with all other requirements of law in connection with servicing the Receivables and the Accounts, the failure to comply with which would have a material adverse effect on the Certificateholders or any provider of Series Enhancement; (b) it will not permit any rescission or cancellation of the Receivable except as ordered by a court of competent jurisdiction or other governmental authority or in the ordinary course of business and in accordance with the Credit Card Guidelines or as otherwise permitted by the Pooling and Servicing Agreement; (c) it will do nothing to substantially impair the rights of the Certificateholders in the Receivables or Accounts; (d) it will not reschedule, revise or defer payments due on the Receivable except in the ordinary course of business and in accordance with the Credit Card Guidelines; and (e) except in connection with its enforcement or collection of an Account, it will take no action to cause any Receivables to be evidenced by any instruments (as defined in the UCC) and if any Receivable is so evidenced (whether or not in connection with such enforcement or collection), it shall be reassigned or assigned to the Servicer as provided below.

    Under the terms of the Pooling and Servicing Agreement, in the event of any of the representations, warranties or covenants of the Servicer contained in clauses (a) through (e) above with respect to any Receivable or the related Account is breached, such breach is not cured within 60 days (or such longer period, not in excess of 150 days, as may be agreed to by the Trustee) of the earlier to occur of the discovery of such event by the Servicer or receipt by the Servicer of written notice of such event given by the Trustee, and as a result of such breach the Trust's rights in, to or under any Receivables in the related Account or the proceeds of such Receivables are impaired or such proceeds are not available for any reason to the Trust free and clear of any lien, then all Receivables in the Account or Accounts to which such event relates shall be reassigned or assigned to the Servicer on the terms and conditions set forth below; PROVIDED, HOWEVER, that such Receivables will not be reassigned or assigned to the Servicer if, on any day prior to the end of such 60-day or longer period, (i) the relevant representation and warranty shall be true and correct, or the relevant covenant shall have been complied with, in all material respects and (ii) the Servicer shall have delivered to the Trustee a certificate of an authorized representative describing the nature of such breach and the manner in which such breach was cured. If the Bank is the Servicer, such reassignment will be made on or before the Distribution Date following the Monthly Period in which such reassignment obligation arises by the Servicer deducting the portion of any such Receivable which is a Principal Receivable from the aggregate amount of Principal Receivables used to calculate the Transferor Amount. In addition, if the deduction of such Principal Receivable would reduce the Transferor Amount below the Required Transferor Amount, the Servicer will deposit into the Special Funding Account the amount of such deficiency. If the Bank is not the Servicer, such assignment will be made when the Servicer deposits an amount equal to the amount of such Receivables in the Collection Account on the business day preceding the Distribution Date following the Monthly Period during which such obligation arises. The amount of such deposit shall be treated as a Collection with respect to such Receivables. The obligation of the Servicer to accept reassignment or assignment of such Receivables and to make the deposits provided in this paragraph constitutes the sole remedy available to the Certificateholders of any Series with respect to the event giving rise to such obligation.

CERTAIN MATTERS REGARDING THE SERVICER

    The Servicer may not resign from its obligations and duties under the Pooling and Servicing Agreement, except upon determination that such duties are no longer permissible under applicable law. No such resignation will become effective until the Trustee or a successor to the Servicer has assumed the Servicer's responsibilities and obligations under the Pooling and Servicing Agreement.

    Any person  into  which,  in  accordance  with  the  Pooling  and  Servicing
Agreement, the Servicer may be merged or consolidated or any person resulting from any merger or consolidation to which the Servicer is a party, or any person succeeding to the business of the Servicer, will be the successor to the Servicer under the Pooling and Servicing Agreement.

SERVICER DEFAULT

    In the event of any Servicer Default either the Trustee or Certificateholders holding Certificates evidencing more than 50% of the aggregate unpaid principal amount of all outstanding Series, by notice to the Servicer (and to the Trustee and certain providers of Series Enhancement, if given by the Certificateholders) (a "Termination Notice"), may terminate all of the rights and obligations of the Servicer, as servicer, under the Pooling and Servicing Agreement and in and to the Receivables and proceeds thereof. If the Trustee within 60 days of receipt of a Termination Notice does not receive any bids from eligible Servicers and receives an officer's certificate from the Servicer to the effect that the Servicer cannot in good faith cure the Servicer Default that gave rise to the Termination Notice, then the Trustee shall offer the Transferors the right at their option to purchase the Certificateholders' Interest for all Series. The purchase price for such a purchase shall be paid by the Transferors on a Distribution Date and shall be equal to, with respect to each Series, the amount set forth in the Series Supplement for such Series and, with respect to the Certificates offered hereby, the Prospectus Supplement.

    The Trustee shall, as promptly as possible after giving a Termination Notice, appoint a successor Servicer (such appointment, a "Service Transfer"), and if no successor Servicer has been appointed by the Trustee and has accepted such appointment by the time the Servicer ceases to act as Servicer, all rights, authority, power and obligations of the Servicer under the Pooling and Servicing Agreement shall pass to and be vested in the Trustee. Prior to any Service Transfer, the Trustee will seek to obtain bids from potential Servicers meeting certain eligibility requirements set forth in the Pooling and Servicing Agreement to serve as a successor Servicer for servicing compensation not in excess of the aggregate of the Servicing Fees for all Series. The rights and interest of the Transferors, as the holders of the Bank Certificate, and of the holders of any Supplemental Certificate, under the Pooling and Servicing Agreement and any Series Supplement in the Transferors' Interest will not be affected by any Termination Notice or Service Transfer.

    A "Servicer Default" refers to any of the following events:

        (a) any failure by the Servicer to make any payment, transfer or deposit, or to give instructions or to give notice to the Trustee to make such payment, transfer or deposit, on the date the Servicer is required to do so under the Pooling and Servicing Agreement or any Series Supplement, which is not cured within a five business day grace period;

        (b) any failure on the part of the Servicer duly to observe or perform in any material respect any other covenants or agreements of the Servicer in the Pooling and Servicing Agreement or any Series Supplement which has a material adverse effect on the Certificateholders of any Series or Class (which determination shall be made without regard to whether funds are then available pursuant to any Series Enhancement) and which continues unremedied for a period of 60 days after written notice, requiring the same be remedied, shall have been given to the Servicer by the Trustee, or to the Servicer and Trustee by the holders of Certificates evidencing not less than 10% of the aggregate unpaid principal amount of all Certificates (or with respect to any such failure that does not relate to all Series, 10% of the aggregate unpaid principal amount of all Series to which such failure relates), or the Servicer delegates its duties under the Pooling and Servicing Agreement, except as specifically permitted thereunder, and such delegation continues unremedied for 15 days after written notice, requiring the same to be remedied, shall have been given to the Servicer by the Trustee, or to the Servicer and the Trustee by holders of Certificates evidencing not less than 10% of the aggregate unpaid principal amount of all Certificates;

        (c) any representation, warranty or certification made by the Servicer in the Pooling and Servicing Agreement or any Series Supplement or in any certificate delivered pursuant to the Pooling and Servicing Agreement or any Series Supplement proves to have been incorrect when made, which has a material adverse effect on the rights of the Certificateholders of any Series or Class (which determination shall be made without regard to whether funds are then available pursuant to any Series Enhancement) and which continues to be materially incorrect for a period of 60 days after written notice, requiring the same to be remedied, shall have been given to the Servicer by the Trustee, or to the Servicer and the Trustee by holders of Certificates evidencing not less than 10% of the aggregate unpaid principal amount of all Certificates (or, with respect to any representation, warranty or certification that does not relate to all Series, 10% of the aggregate unpaid principal amount of all Series to which such representation, warranty or certification relates); or

        (d) the occurrence of certain events of bankruptcy, insolvency or receivership with respect to the Servicer.

    Notwithstanding the foregoing, a delay in or failure of performance referred to under clause (a) above for a period of five business days or referred to under clause (b) or (c) above for a period of 60 days (in addition to any period provided in (a), (b) or (c)) shall not constitute a Servicer Default until the expiration of such additional five business days or 60 days, respectively, if such delay or failure could not be prevented by the exercise of reasonable diligence by the Servicer and such delay or failure was caused by an act of God or other similar occurrence. Upon the occurrence of any such event the Servicer shall not be relieved from using its best efforts to perform its obligations in a timely manner in accordance with the terms of the Pooling and Servicing Agreement and any Series Supplement and the Servicer shall provide the Trustee, each Rating Agency, Holders of the Transferor Certificates, certain providers of Series Enhancement and the Certificateholders of each Series prompt notice of such failure or delay by it, together with a description of its efforts to so perform its obligations. The Servicer shall immediately notify the Trustee in writing of any Servicer Default.

EVIDENCE AS TO COMPLIANCE

    The Pooling and Servicing Agreement provides that, on or before December 31 of each calendar year, the Servicer will cause a firm of nationally recognized independent public accountants (who may also render other services to the Servicer or the Transferors) to furnish a report to the effect that such firm has applied certain procedures agreed upon with the Servicer and examined certain documents and records relating to the servicing of the Accounts during the preceding twelve month period ended September 30 or, in the case of the first such report, during the period from the Series Closing Date and ending on September 30, 1995, and that, on the basis of such procedures, nothing came to the attention of such firm that caused them to believe that such servicing was not conducted in compliance with the Pooling and Servicing Agreement and the applicable provisions of each Series Supplement except for such exceptions or errors as such firm shall believe to be immaterial and such other exceptions as shall be set forth in such statement.

    The Pooling and Servicing Agreement provides for delivery to the Trustee, each Rating Agency and certain providers of Series Enhancement on or before December 31 of each calendar year a statement signed by an officer of the Servicer to the effect that, to the best of such officer's knowledge, the Servicer has performed its obligations in all material respects under the Pooling and Servicing Agreement throughout the preceding fiscal year or, if there has been a default in the performance of any such obligation, specifying the nature and status of the default.

    Copies of all statements, certificates and reports furnished to the Trustee may be obtained by a request in writing delivered to the Trustee.

AMENDMENTS

    The Pooling and Servicing Agreement and any Series Supplement may be amended from time to time (including in connection with (a) the issuance of a Supplemental Certificate, (b) the addition of a Participation to the Trust, (c) the assumption by an Assuming Entity of a Transferor's obligations thereunder,
(d) the provision of additional Credit Enhancement for the benefit of Certificateholders of any Series (or the reduction of such Credit Enhancement), or (e) the designation of an Additional Transferor) by agreement of the Servicer, the Trustee and each of the Transferors without the consent of the Certificateholders of any Series or the consent of the provider of any Series Enhancement provided that (i) each Transferor shall have delivered to the Trustee a certificate of an authorized representative to the effect that such
Transferor reasonably believes, based on the facts known to such representative at the time of such certificate, that such amendment will not adversely affect in any material respect the interests of any such Certificateholder and (ii) such amendment will not result in a Ratings Effect.

    The Pooling and Servicing Agreement and any Series Supplement may also be amended from time to time by the Transferors, the Servicer and the Trustee with the consent of the holders of Certificates evidencing not less than 66 2/3% of the aggregate unpaid principal amount of the Certificates of all adversely affected Series for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling and Servicing Agreement or any Series Supplement or of modifying in any manner the rights of such Certificateholders. No such amendment, however, may (a) reduce in any manner the amount of or delay the timing of any distributions to be made to Certificateholders or deposits of amounts to be so distributed or the amount available under any Series Enhancement without the consent of each Certificateholder affected (provided that an amendment of the terms of a Pay Out Event shall not be deemed to be within the scope of this clause (a)); (b) change the definition or the manner of calculating the interest on any holder's Certificate without the consent of each affected Certificateholder; (c) reduce the aforesaid percentage required to consent to any such amendment, without the consent of each Certificateholder; or (d) adversely affect the rating of any Series or Class by any Rating Agency without the consent of the holders of Certificates of such Series or Class evidencing not less than 66 2/3% of the aggregate unpaid principal amount of the Certificates of such Series or Class. Promptly following the execution of any amendment (other than an amendment described in the preceding paragraph), the Trustee will furnish written notice of the substance of such amendment to each Certificateholder.

TRUSTEE

    Bankers Trust Company is the Trustee under the Pooling and Servicing Agreement. The Corporate Trust Department of Bankers Trust Company is located at Four Albany Street, New York, New York, 10006. The Transferors, the Servicer and their respective affiliates may from time to time enter into normal banking and trust relationships with the Trustee and its affiliates. The Trustee, the Transferors, the Servicer and any of their respective affiliates may hold Certificates of any Series in their own names; however, any Certificates so held shall not be entitled to participate in any decisions made or instructions given to the Trustee by such Certificateholders as a group. In addition, for purposes of meeting the legal requirements of certain local jurisdictions, the Trustee shall have the power to appoint a co-trustee or separate trustees of all or any part of the Trust. In the event of such appointment, all rights, powers, duties and obligations shall be conferred or imposed upon the Trustee and such separate trustee or co-trustee jointly, or, in any jurisdiction in which the Trustee shall be incompetent or unqualified to perform certain acts, singly upon such separate trustee or co-trustee, who shall exercise and perform such rights, powers, duties and obligations solely at the direction of the Trustee.

    The Trustee may resign at any time, in which event the Transferors will be obligated to appoint a successor Trustee. The Servicer may also remove the Trustee if the Trustee ceases to be eligible to continue as such under the Pooling and Servicing Agreement or if the Trustee becomes insolvent. In such circumstances, the Servicer will be obligated to appoint a successor Trustee. Any resignation or removal of the Trustee and appointment of a successor Trustee will not become effective until acceptance of the appointment by the successor Trustee.

               DESCRIPTION OF THE RECEIVABLES PURCHASE AGREEMENT

    The Receivables transferred to the Trust by CCB Holding will be originally acquired by CCB Holding from the Bank pursuant to the Receivables Purchase Agreement to be entered into between CCB Holding, as purchaser of such Receivables, and the Bank, as seller. Pursuant to the Pooling and Servicing Agreement, all such Receivables are transferred by CCB Holding to the Trust. The following summary relating to the Receivables Purchase Agreement and the transactions contemplated thereby is qualified in its entirety by reference to the Receivables Purchase Agreement, a form of which is filed as an exhibit to the Registration Statement of which this Prospectus is a part and which is incorporated by reference herein.

SALES AND TRANSFERS OF RECEIVABLES

    Pursuant to the Receivables Purchase Agreement, the Bank sold without recourse (except as specifically set forth in the Receivables Purchase Agreement) to CCB Holding all its right, title and interest in and to all of the Receivables then existing in either all or certain of the Initial Accounts and all of the Receivables thereafter created in such Accounts and has sold and may in the future sell the Receivables in all or certain of the Additional Accounts, if any, added from time to time to the Accounts as of the date of such addition, whether such Receivables shall then be existing or shall thereafter be created.

    In connection with such sale of the Receivables to CCB Holding, the Bank will indicate in its computer files that the relevant Receivables have been sold to CCB Holding by the Bank and that all right, title and interest of CCB Holding in such Receivables have been transferred by CCB Holding to the Trust. In addition, the Bank will provide to CCB Holding a computer file or a microfiche list containing a true and complete list showing each such Account, identified by account number, by total outstanding balance and by aggregate amount of Receivables on the Trust Cut-Off Date for the applicable Initial Accounts and, with respect to Additional Accounts, the Receivables of which are being transferred to CCB Holding under the Receivables Purchase Agreement, the applicable Addition cut-off date for such Additional Accounts. The records and agreements relating to the Accounts and Receivables are not segregated by the Bank from other documents and agreements relating to other credit card accounts and receivables and are not stamped or marked to reflect the sale of the Receivables to CCB Holding, but the computer records of the Bank will be marked to evidence such sale. The Bank, as debtor/seller will file any UCC financing statements meeting the requirements of applicable state law and in each of the jurisdictions as are necessary to perfect and to maintain perfection of the sale of the Receivables in the Initial Accounts and the Bank will similarly file with respect to the Receivables in Additional Accounts. See "Risk Factors -- Transfer of Assets" and "Certain Legal Aspects of the Receivables."

REPRESENTATIONS AND WARRANTIES

    In the Receivables Purchase Agreement, the Bank represents and warrants to CCB Holding to the effect that, among other things, as of each Series Closing Date and as of each date that Additional Accounts are designated under the Receivables Purchase Agreement: (a) it is duly organized and in good standing and that it has the authority to consummate the transactions contemplated by the Receivables Purchase Agreement; (b) each such Additional Account will be an Eligible Account; and (c) each Receivable generated thereunder is, on the applicable date of designation, an Eligible Receivable. In the event of a breach of any representation and warranty set forth in the Pooling and Servicing Agreement that results in the requirement that CCB Holding accept retransfer of an Ineligible Receivable, then the Bank shall repurchase such Ineligible
Receivable from CCB Holding on the date of such retransfer for the amount specified in the Receivables Purchase Agreement.

    The Bank also represents and warrants to CCB Holding that, among other things, as of the date of the Receivables Purchase Agreement and each date that Additional Accounts are designated under the Receivables Purchase Agreement (a) the Receivables Purchase Agreement constitutes a valid and binding obligation of the Bank and (b) the Receivables Purchase Agreement constitutes a valid sale to CCB Holding of all right, title and interest of the Bank in and to the Receivables then existing and thereafter created in the relevant Accounts and in the proceeds thereof. If the breach of any of the representations and warranties described in this paragraph results in the obligation of CCB Holding under the Pooling and Servicing Agreement to accept retransfer of the Receivables transferred by it, the Bank will repurchase the Receivables retransferred to CCB Holding for an amount of cash equal to the amount of cash CCB Holding is required to deposit under the Pooling and Servicing Agreement in connection with such retransfer.

CERTAIN COVENANTS

    The Bank agrees, for the benefit of the Trust, that any amounts payable by the Bank to CCB Holding pursuant to the Receivables Purchase Agreement in respect of amounts that are to be paid by CCB Holding to the Trustee for the benefit of the Certificateholders will be paid by the Bank, on behalf of CCB
Holding, directly to the Trustee. CCB Holding has agreed in the Pooling and Servicing Agreement to enforce the covenants and agreements of the Bank in the Receivables Purchase Agreement.

AMENDMENTS

    The Receivables Purchase Agreement may be amended by CCB Holding and the Bank without the consent of the Certificateholders so long as such amendment does not have a Ratings Effect.

TERMINATION

    The Receivables Purchase Agreement will not terminate prior to the termination of the Trust. In addition, if a conservator or receiver is appointed for the Bank or certain other liquidation events occur, the Bank will immediately cease to sell Receivables to CCB Holding and promptly give notice of such event to CCB Holding and to the Trustee; PROVIDED, HOWEVER, that the FDIC may have the power to require the Bank to continue to sell new Receivables to CCB Holding.

                    CERTAIN LEGAL ASPECTS OF THE RECEIVABLES

TRANSFER OF RECEIVABLES

    Each Transferor will represent and warrant to the Trust in the Pooling and Servicing Agreement that the transfer of Receivables by it to the Trust constitutes either a valid sale and assignment of such Receivables to the Trust or a grant to the Trust of a security interest in such Receivables. Each Transferor also will represent and warrant that if such transfer is a valid sale and assignment, it constitutes a valid sale and assignment to the Trust of all right, title and interest of such Transferor in and to such Receivables, except for the interest of such Transferor, as a holder of the Bank Certificate, and other rights of such Transferor under the Pooling and Servicing Agreement, free and clear of all liens and security interests (except for certain permitted liens as described below). The relevant Transferor also will represent and warrant to the Trust in the Pooling and Servicing Agreement that if the transfer of Receivables by such Transferor to the Trust creates a security interest under the UCC as in effect in the State of Maryland or the State of Delaware, as applicable, there will exist an enforceable first priority perfected security interest in the Receivables in existence at the time of the formation of the Trust in favor of the Trust and an enforceable first priority perfected security interest in the Receivables created thereafter in favor of the Trust on and after their creation (except for certain permitted tax liens as described below). For a discussion of the Trust's rights arising from a breach of these representations and warranties, see "The Pooling and Servicing Agreement -- Representations and Warranties."

    The Receivables are "accounts" or "general intangibles" for purposes of the UCC. Both the transfer and assignment of accounts and the transfer of accounts as security for an obligation are treated under Article 9 of the UCC as creating a security interest therein and are subject to its provisions, and the filing of an appropriate financing statement is required to perfect such security interest of the Trust. If a transfer of general intangibles is deemed to constitute the creation of a security interest, rather than a sale, Article 9 of the UCC applies and the filing of an appropriate financing statement is also required in order to perfect the Trust's security interest. Financing statements covering the Receivables of the Trust will be filed under the UCC with the appropriate state and/or local governmental authority to perfect the interests of the Trust in the Receivables.

    There are certain limited circumstances under the UCC in which a prior or subsequent transferee of Receivables coming into existence after a Series Closing Date could have an interest in such Receivables with priority over the Trust's interest. Under the Pooling and Servicing Agreement, however, each Transferor will represent and warrant that it has transferred its Receivables to the Trust free and clear of all liens and security interests (other than certain tax and other governmental liens) except for the interest of the Holders of the Transferor Certificates and other rights of such Transferor under the Pooling and Servicing Agreement. In addition, each Transferor will covenant that it will not sell, pledge, assign or transfer, or grant, create, incur, assume or suffer to exist any lien on, any Receivable (or any interest therein) other than to the Trust, in connection with any transfer of the Accounts selected for the Trust or in connection with any transaction permitted by the Pooling and Servicing Agreement or the Receivables Purchase Agreement. A tax or other governmental lien on property of a Transferor arising prior to the time a Receivable comes into existence also may have priority over the interest of the Trust in such Receivable. In addition, if a receiver or conservator were appointed for a Transferor (or in the event of a bankruptcy of CCB Holding), certain administrative expenses of the receiver or conservator (or of such bankruptcy) also may have priority over the interest of the Trust in such Receivables. While the Bank is the Servicer, cash collections on the Receivables may be held by the Bank and commingled with its funds for brief periods, and if an Insolvency Event occurs, the Trust may not have a perfected interest in such commingled collections.

CERTAIN MATTERS RELATING TO INSOLVENCY AND RECEIVERSHIP

    The FDIA, as amended, sets forth certain powers that the FDIC could exercise if it were appointed conservator or receiver of the Bank. Subject to clarification by regulations or interpretations, positions taken by the staff of the FDIC prior to the passage of FIRREA do not suggest that the FDIC, as receiver or conservator for the Bank, would interfere with the timely transfer to the Trust of payments collected on the Receivables. If, however, the FDIC were to assert a contrary position, such as requiring the Trustee to establish its right to those payments by submitting to and completing the administrative claims procedures under the FDIA, or the conservator or receiver were to request a stay of proceedings with respect to the Bank as provided under the FDIA, delays in payment on outstanding Series of Certificates and possible reductions in the amount of those payments could occur. In the event the Bank's transfer of Receivables to the Trust or the Bank's sale of the Receivables to CCB Holding, as applicable, is deemed to constitute the creation of a security interest, such a security interest, to the extent it was validly perfected before the occurrence of an Insolvency Event and was not taken or granted in contemplation of insolvency, or with the intent to hinder, delay or defraud the Bank or its creditors, the FDIA provides that such security interest should not be subject to avoidance by the FDIC, as receiver or conservator. A receiver or conservator also may disaffirm or repudiate the Bank's obligations under the Pooling and Servicing Agreement to accept reassignment of Ineligible Receivables or to accept reassignment of the Trust Portfolio or other provisions of the Pooling and Servicing Agreement.

    The Pooling and Servicing Agreement provides that, upon the occurrence of an Insolvency Event with respect to the Bank, the Bank will promptly give notice to the Trustee of such appointment or liquidation, and a Pay Out Event will occur. Pursuant to the Pooling and Servicing Agreement and the Receivables Purchase Agreement, newly created Principal Receivables will not be transferred to the Trust or to CCB Holding, as applicable, on and after any such Insolvency Event. Notwithstanding the cessation of the transfer to the Trust of additional Principal Receivables, Finance Charge Receivables, whenever created, accrued in respect of Principal Receivables that have been transferred to the Trust will continue to be a part of the Trust or to be transferred to CCB Holding, as applicable. The Pooling and Servicing Agreement provides that the Servicer will continue, on and after any such Insolvency Event, to collect and remit to the Trustee payments on Receivables transferred to the Trust. Unless otherwise instructed within a specified period by holders of Certificates of each Series or, if a Series includes more than one Class, each Class of such Series, evidencing more than 50% of the aggregate unpaid principal balance of each such Series or Class, as well as each holder of an interest in the Transferors' Interest not subject to the Insolvency Event and each person designated by the Transferors to the Trustee prior to the occurrence of the Insolvency Event the Trustee may proceed to sell, dispose of or otherwise liquidate the Receivables in the Trust in a commercially reasonable manner and on commercially reasonable terms. Under the Pooling and Servicing Agreement, the net proceeds from the sale, liquidation or disposition of the Receivables will be deposited in the Collection Account and allocated as provided in the Pooling and Servicing Agreement and each Series Supplement. See "Description of the Certificates -- Pay Out Events." This procedure could be delayed, as described

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above. In addition, a conservator or receiver for the Bank may have the power to
prevent   the  early  sale,  liquidation   or  disposition  of  the  Receivables
transferred by the Bank, the commencement of the Early Amortization Period or Early Accumulation Period of a Class or Series or other exercise of rights unless a Pay Out Event occurs due to an event in addition to the receivership, conservatorship or insolvency the Bank. The receiver or conservator may also have the power to cause the early sale of the Receivables of the Trust and the early retirement of the Certificates or to require or prohibit the continued transfer of Receivables to the Trust or to CCB Holding, as applicable.

    If a receiver or conservator is appointed for the Servicer, the receiver or conservator may have the power either to terminate the Servicer and replace it with a successor Servicer or to prevent the termination of the Servicer and its replacement with a successor Servicer if no Servicer Default exists other than the receivership, conservatorship or insolvency of the Servicer. See "The Pooling and Servicing Agreement -- Servicer Default."

    CCB Holding has been structured such that the voluntary or involuntary application with respect to CCB Holding for relief under the Bankruptcy Code or similar state laws is unlikely. CCB Holding is a separate, limited purpose subsidiary, the certificate of incorporation of which contains limitations on the nature of CCB Holding's business and restrictions on the ability of CCB Holding to commence a voluntary case or proceeding under such laws without the prior unanimous consent of all directors. See "CCB Holding Corporation." CCB Holding currently does not intend to file, and the Bank has agreed that it will not file, a voluntary petition for relief under the Bankruptcy Code with respect to CCB Holding.

    If CCB Holding were to become a debtor in a bankruptcy case and a creditor or bankruptcy trustee of such debtor or such debtor itself were to take the position that the transfer of Receivables by CCB Holding to the Trust should be recharacterized as a grant of a security interest in such Receivables to secure a borrowing of such debtor, then delays in payments of collections of such Receivables to the Trust (and therefore to the Certificateholders) could occur or (should the court rule in favor of any such trustee, debtor or creditor) reductions in the amount of such payments could result.

    If an Insolvency Event relating to CCB Holding were to occur, then a Pay Out Event with respect to each Series would occur and, pursuant to the terms of the Pooling and Servicing Agreement, new Principal Receivables would not be transferred to the Trust and the Trustee would sell the Receivables (unless Certificateholders holding Certificates of each Series or, if a Series includes more than one Class, each Class of such Series evidencing more than 50% of the aggregate unpaid principal amount of each such Series or Class, as well as each holder of an interest in the Transferors' Interest (other than CCB Holding) and each person designated by the Transferors to the Trustee prior to the occurrence of the Insolvency Event instruct otherwise), thereby causing early termination of the Trust. In such event, the portion of the proceeds of such sale allocable to such Certificateholders of a related Series and the proceeds of any collections on the Receivables in the Collection Account allocated to the Certificateholders' Interest of such Series may be insufficient to pay such Certificateholders in full. However, in a bankruptcy proceeding, the Trustee may not be permitted to suspend transfers of Receivables to the Trust, and the instructions to sell the Receivables may not be given effect.

CONSUMER PROTECTION LAWS

    The relationship of the cardholder and credit card issuer is extensively regulated by federal and state consumer protection and related laws. With respect to credit cards issued by the Bank, the most significant laws include the federal Truth-in-Lending Act, Fair Credit Billing Act, Fair Debt Collection Practices Act, Equal Credit Opportunity Act, Fair Credit Reporting Act and Electronic Funds Transfer Act, as well as applicable Virginia laws and, to the extent applicable, comparable statutes in the other states in which cardholders reside. These statutes impose disclosure requirements when a credit card account is advertised, when it is applied for, when it is opened, at the end of monthly billing cycles and at year end and, in addition, prohibit certain discriminatory practices in extending credit and impose certain limitations on the type of account-related charges that may be assessed. Federal law

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
requires credit card issuers to disclose to consumers the interest rates, cardholder fees, grace periods and balance calculation methods associated with their credit card accounts. In addition, cardholders are entitled under current laws to have payments and credits applied to the credit card account promptly, to receive prescribed notices and to require billing errors to be resolved promptly.

    Certain laws, including the laws described above, may limit the Bank's ability to collect amounts owing with respect to the Receivables regardless of any act or omission on the part of the Bank. For example, under the federal Fair Credit Billing Act, a credit card issuer is subject to all claims (other than tort claims) and defenses arising out of certain transactions in which a credit card is used as a method of payment or extension of credit if the obligor has made a good faith attempt to obtain satisfactory resolution of a disagreement or problem relative to the transaction from the person honoring the credit card and, except in cases where there is a certain relationship between the person honoring the card and the credit card issuer, the amount of the initial transaction exceeds $50 and the place where the initial transaction occurred was in the same state as the cardholder's mailing address or within 100 miles of that address. These statutes further provide that in certain cases cardholders cannot be held liable for, or the cardholder's liability is limited with respect to, charges to the credit card account that result from unauthorized use of the credit card.

    Additional consumer protection laws may be enacted that would impose requirements on the making, enforcement and collection of consumer credit loans. Any new laws or rulings that may be adopted, and existing consumer protection laws, may adversely affect the ability to collect on the Receivables. In addition, failure of the Servicer to comply with such requirements could adversely affect the Servicer's ability to enforce the Receivables.

    Application of federal and state bankruptcy and debtor relief laws (including the Soldiers' and Sailors' Civil Relief Act of 1940) would affect the interests of the holders of the Certificates if the protection provided to debtors under such laws result in any Receivables of the Trust being written off as uncollectible.

    The Trust may be liable for certain violations of consumer protection laws that apply to the Receivables transferred to it, either as assignee from a Transferor with respect to violations arising before the transfer or as a party directly responsible for violations arising after the transfer. In addition, a cardholder may be entitled to assert such violations by way of set-off against his obligation to pay the amount of Receivables owing. Each Transferor will warrant to the Trust in the Pooling and Servicing Agreement that all Receivables transferred by it to the Trust have been and will be created in compliance with the requirements of such laws. For a discussion of the Trust's rights arising from the breach of these warranties, see "The Pooling and Servicing Agreement -- Representations and Warranties."

CLAIMS AND DEFENSES OF CARDHOLDERS AGAINST THE TRUST

    The UCC, the provisions of which would be applicable to the Trust if it were deemed to have acquired a security interest in the Receivables transferred to the Trust (see "-- Transfer of Receivables"), provides that (a) unless a cardholder has made an enforceable agreement not to assert defenses or claims arising out of a transaction, the rights of the Trust, as assignee, are subject to all the terms of the cardholder agreement between the Bank and the cardholder and any defense or claim arising therefrom, to rights of set-off and to any other defense or claim of the cardholder against the Bank that accrues before the cardholder receives notification of the assignment and (b) any cardholder is authorized to continue to pay the Bank until (i) the cardholder receives notification, reasonably identifying the rights assigned, that the amount due or to become due has been assigned and that payment is to be made to the Trustee or successor Servicer and (ii) if requested by the cardholders the Trustee or successor Servicer has furnished reasonable proof of assignment. No such agreement not to assert defenses has been entered into and no notice of the assignment of the Receivables to the Trust will be sent to the cardholders obligated on the Accounts in connection with the transfer of the Receivables to the Trust.

                    CERTAIN FEDERAL INCOME TAX CONSEQUENCES

GENERAL

    The following is a general discussion of material federal income tax consequences relating to the purchase, ownership and disposition of a Certificate offered hereby. This discussion is based on current law, which is subject to changes that could prospectively or retroactively modify or adversely affect the tax consequences summarized below. The discussion does not address all of the tax consequences relevant to a particular Certificate Owner in light of that Certificate Owner's circumstances, and some Certificate Owners may be subject to special tax rules and limitations not discussed below. Each prospective Certificate Owner is urged to consult its own tax adviser in determining the federal, state, local and foreign income and other tax consequences of the purchase, ownership and disposition of a Certificate offered hereby.

    For purposes of this discussion, "U.S. Person" means a citizen or resident of the United States, a corporation or partnership organized in or under the laws of the United States, any state thereof, or political subdivision of either (including the District of Columbia), or an estate or trust the income of which is includible in gross income for U.S. federal income tax purposes regardless of its source. The term "U.S. Certificate Owner" means any U.S. Person and any other person to the extent that the income attributable to its interest in a Certificate offered hereby is effectively connected with that person's conduct of a U.S. trade or business.

TREATMENT OF THE CERTIFICATES AS DEBT

    The Transferors express in the Pooling and Servicing Agreement the intent that for federal, state and local income and franchise tax purposes, the Certificates will be debt secured by the Receivables. The Transferors, by entering into the Pooling and Servicing Agreement, and each investor, by the acceptance of a beneficial interest in a Certificate, will agree to treat the Certificates as debt for federal, state and local income and franchise tax purposes. However, the Pooling and Servicing Agreement generally is ambiguous in characterizing the transfer of Receivables, and because different criteria are used in determining the non-tax accounting treatment of the transaction, the Transferors will treat the Pooling and Servicing Agreement for certain non-tax accounting purposes as causing a transfer of an ownership interest in the Receivables and not as creating a debt obligation.

    A basic premise of federal income tax law is that the economic substance of a transaction generally determines its tax consequences. The form and non-tax characterization of a transaction, while relevant factors, are not conclusive evidence of its economic substance. In appropriate circumstances, the courts have allowed taxpayers, as well as the Internal Revenue Service (the "IRS"), to treat a transaction in accordance with its economic substance as determined under federal income tax law, even though the participants in the transaction have characterized it differently for non-tax purposes.

    The determination of whether the economic substance of a transfer of an interest in property is instead a loan secured by the transferred property has been made by the IRS and the courts on the basis of numerous factors designed to determine whether the transferor has relinquished (and the transferee has obtained) substantial incidents of ownership in the property. Among those factors, the primary ones examined are whether the transferee has the opportunity to gain if the property increases in value, and has the risk of loss if the property decreases in value. Special tax counsel to the Transferors to be named in the Prospectus Supplement ("Tax Counsel"), will deliver its opinion generally to the effect that, under current law as in effect on the Series Closing Date, although no transaction closely comparable to that contemplated herein has been the subject of any Treasury regulation, revenue ruling or judicial decision, for federal income tax purposes the Certificates offered hereby will not constitute an ownership interest in the Receivables, but properly will be characterized as debt. Except where indicated to the contrary, the following discussion assumes that the Certificates offered hereby are debt for federal income tax purposes.

TREATMENT OF THE TRUST

    GENERAL. The Pooling and Servicing Agreement permits the issuance of Certificates and certain other interests (including any Collateral Interest) in the Trust, each of which may be treated for federal income tax purposes either as debt or equity interests in the Trust. If all of the Certificates and other interests (other than the Bank Certificate) in the Trust were characterized as debt, the Trust might be characterized as a security arrangement for debt collateralized by the Receivables and issued directly by the Transferors (or other holder of the Bank Certificate). Under such a view, the Trust would be disregarded for federal income tax purposes. Alternatively, if some of the Transferor Certificates, the Certificates and other interests in the Trust were characterized as equity therein, the Trust might be characterized as a separate entity owning the Receivables, issuing its own debt, and jointly owned by the Transferors (or other holder of the Bank Certificate) and any other holders of equity interests in the Trust. However, Tax Counsel will deliver its opinion generally to the effect that, under current law as in effect on the applicable Series Closing Date, any such entity constituted by the Trust will not be an association or publicly traded partnership taxable as a corporation.

    POSSIBLE TREATMENT OF THE TRUST AS A PARTNERSHIP, A PUBLICLY TRADED PARTNERSHIP OR AN ASSOCIATION. Although, as described above, Tax Counsel will deliver its opinion generally to the effect that, for federal income tax purposes, the Certificates offered hereby will properly be characterized as debt and that the Trust will not be treated as an association or publicly traded partnership taxable as a corporation, such opinion will not be binding on the IRS and thus no assurance can be given that such a characterization will prevail. Further, such opinion will be made with respect to current law, which is subject to change as described below. If the IRS were to contend successfully that some or all of the Transferor Certificates, Certificates or any other interest in the Trust, including any Collateral Interest, were equity in the Trust for federal income tax purposes, all or a portion of the Trust could be classified as a partnership or an association taxable as a corporation for such purposes. Because Tax Counsel will deliver its opinion that the Certificates offered hereby will be characterized as debt for federal income tax purposes and because any holder of an interest in a Collateral Interest will agree to treat that interest as debt for such purposes, no attempt will be made to comply with any tax reporting requirements that would apply as a result of such alternative characterizations.

    If the Trust were treated in whole or in part as a partnership in which some or all of the holders of interests in the publicly offered Certificates were partners, that partnership could be classified as a publicly traded partnership taxable as a corporation. Further, regulations published by the Treasury Department on December 4, 1995 (the "Regulations") could cause the Trust to constitute a publicly traded partnership even if all holders of interests in the publicly offered Certificates are treated as holding debt. The Regulations generally apply to taxable years beginning after December 31, 1995, and thus could affect the classification of presently existing entities and the ongoing tax treatment of already completed transactions. Although the Regulations provide for a 10-year grandfather period for a partnership actively engaged in an activity before December 4, 1995, it is not clear whether the Trust would qualify for this grandfather period. If the Trust were classified as a publicly traded partnership, whether by reason of the treatment of publicly offered Certificates as equity or by reason of the Regulations, it would avoid taxation as a corporation if its income was not derived in the conduct of a "financial business"; however, whether the income of the Trust would be so classified is unclear.

    Under the Code and the Regulations, a partnership will be classified as a publicly traded partnership if equity interests therein are traded on an "established securities market," or are "readily tradable" on a "secondary market" or its "substantial equivalent." The Transferors intend to take measures designed to reduce the risk that Trust could be classified as a publicly traded partnership by reason of interests in the Trust other than the publicly traded Certificates. Although the Transferors expect such measures will ultimately be successful, certain of the actions that may be necessary for avoiding the treatment of such interests as "readily tradable" on a "secondary market" or its "substantial equivalent" are not fully within the control of the Transferors. As a result, there can be no assurance that the measures the Transferors intend to take will in all circumstances be sufficient to prevent the Trust from being classified as a publicly traded partnership under the Regulations.

    If the Trust were treated as a partnership but nevertheless not as a publicly traded partnership taxable as a corporation, that partnership would not be subject to federal income tax. Rather, each item of income, gain, loss and deduction of the partnership generated through the ownership of the related Receivables would be taken into account directly in computing taxable income of the Transferors (or the holders of the Bank Certificate) and any Certificate Owners or others treated as partners in accordance with their respective partnership interests therein. The amounts and timing of income reportable by any Certificate Owners treated as partners would likely differ from those reportable by such Certificate Owners had they been treated as owning debt. In addition, if the Trust were treated in whole or in part as a partnership other than a publicly traded partnership, income derived from the partnership by any Certificate Owner that is a pension fund or other tax-exempt entity may be treated as unrelated business taxable income. Partnership characterization also may have adverse state and local income or franchise tax consequences for a Certificate Owner. From time to time, legislation has been introduced in Congress that would affect the treatment of any "large partnership," defined as any partnership in which there are at least 250 partners in a taxable year. Under such legislative proposals, among other things, the availability of certain deductions to partners may be limited, and certain computations (such as those relating to the level of allowable miscellaneous itemized deductions and the netting of capital gains and losses) would be made at the partnership rather than the partner level. No prediction can be made regarding whether any such legislation will be enacted or, if so, what its ultimate effective date will be.

    If the arrangement created by the Pooling and Servicing Agreement were treated in whole or in part as a publicly traded partnership or an association taxable as a corporation, that entity would be subject to federal income tax at corporate tax rates on its taxable income generated by ownership of the related Receivables. That tax could result in reduced distributions to Certificate Owners. No distributions from the Trust would be deductible in computing the taxable income of the corporation, except to the extent that any Certificates were treated as debt of the corporation and distributions to the related Certificate Owners were treated as payments of interest thereon. In addition, distributions to Certificate Owners not treated as holding debt would be dividend income to the extent of the current and accumulated earnings and profits of the corporation. Further, a Certificate Owner that is a corporation may not be entitled to the corporate dividends received deduction with respect to such distribution.

TAXATION OF INTEREST INCOME OF U.S. CERTIFICATE OWNERS

    GENERAL.   Stated interest on a beneficial interest in a Certificate offered hereby will be includible in gross income in accordance with a U.S. Certificate Owner's method of accounting.

    ORIGINAL ISSUE DISCOUNT. If the Certificates offered hereby are issued with original issue discount ("OID"), the provisions of sections 1271 through 1273 and 1275 of the Internal Revenue Code of 1986 (the "Code") will apply to such Certificates. Under those provisions, a U.S. Certificate Owner (including a cash basis holder) generally would be required to accrue the OID on its interest in a Certificate offered hereby in income for federal income tax purposes on a constant yield basis, resulting in the inclusion of OID in income somewhat in advance of the receipt of cash attributable to that income. In general, a Certificate offered hereby will be treated as having OID to the extent that its "stated redemption price" exceeds its "issue price," if such excess is more than
0.25 percent multiplied by the weighted average life of the Certificate (determined by taking into account only the number of complete years following issuance for any partial principal payments). Under section 1272(a)(6) of the Code, special provisions apply to debt instruments on which payments may be accelerated due to prepayments of other obligations securing those debt instruments. However, no regulations have been issued interpreting those provisions, and the manner in which those provisions would apply to the Certificates offered hereby is unclear. Additionally, because the failure to pay interest currently on a Certificate offered hereby is not a default and may not be considered to give rise to any penalty or remedy to compel payment, the IRS could take the position based on Treasury Regulations that all of the interest payable on such Certificate should be included in its stated
redemption  price  at  maturity.  If   sustained,  such  treatment  should   not
significantly affect the tax liability of most Certificate Owners, but prospective U.S. Certificate Owners should consult their own tax advisers concerning the impact to them in their particular circumstances.

    MARKET DISCOUNT. A U.S. Certificate Owner who purchases an interest in a Certificate offered hereby at a discount that exceeds any unamortized OID may be subject to the "market discount" rules of sections 1276 through 1278 of the Code. These rules provide, in part, that gain on the sale or other disposition of a Certificate offered hereby and partial principal payments on such Certificate are treated as ordinary income to the extent of accrued market discount. The market discount rules also provide for deferral of interest deductions with respect to debt incurred to purchase or carry a Certificate offered hereby that has market discount.

    MARKET PREMIUM. A U.S. Certificate Owner who purchases an interest in a Certificate offered hereby at a premium may elect to offset the premium against interest income over the remaining term of the Certificate in accordance with the provisions of section 171 of the Code.

SALE OR EXCHANGE OF CERTIFICATES

    Upon a sale or exchange of an interest in a Certificate offered hereby, a U.S. Certificate Owner generally will recognize gain or loss equal to the difference between the amount realized on the sale or exchange and the U.S. Certificate Owner's adjusted basis in its interest in the Certificate. The adjusted basis in the interest in the Certificate offered hereby will equal its cost, increased by any OID or market discount includible in income with respect to the interest in the Certificate prior to its sale, and reduced by any principal payments previously received with respect to the interest in the Certificate and any amortized premium. Subject to the market discount rules, gain or loss will be capital gain or loss if the interest in the Certificate offered hereby was held as a capital asset. Capital losses generally may be used only to offset capital gains.

NON-U.S. CERTIFICATE OWNERS

    In general, a non-U.S. Certificate Owner will not be subject to U.S. federal income tax on interest (including OID) on a beneficial interest in a Certificate offered hereby unless (i) the non-U.S. Certificate Owner actually or constructively owns 10 percent or more of the total combined voting power of all classes of stock of either Transferor entitled to vote (or of a profits or capital interest of the Trust if characterized as a partnership), (ii) the non-U.S. Certificate Owner is a controlled foreign corporation that is related to either Transferor (or the Trust if treated as a partnership) through stock ownership, (iii) the Certificate Owner is a bank described in section 881(c)(3)(A) of the Code, (iv) such interest is contingent interest described in section 871(h)(4) of the Code, or (v) the non-U.S. Certificate Owner bears certain relationships to any holder of the Bank Certificate (other than the Transferors) or of Investor Certificates or other interests not properly characterized as debt. To qualify for the exemption from taxation, the last U.S. Person in the chain of payment prior to payment to a non-U.S. Certificate Owner (the "Withholding Agent") must have received (in the year in which a payment of interest or principal occurs or in either of the two preceding years) a statement that (a) is signed by the non-U.S. Certificate Owner under penalties of perjury, (b) certifies that the non-U.S. Certificate Owner is not a U.S. Person and (c) provides the name and address of the non-U.S. Certificate Owner. The statement may be made on a Form W-8 or substantially similar substitute form, and the non-U.S. Certificate Owner must inform the Withholding Agent of any change in the information on the statement within 30 days of the change. If a Certificate offered hereby is held through a securities clearing organization or certain other financial institutions, the organization or institution may provide a signed statement to the Withholding Agent. However, in that case, the signed statement must be accompanied by a Form W-8 or substitute form provided by the non-U.S. Certificate Owner to the organization or institution holding the Certificate offered hereby on behalf of the non-U.S. Certificate Owner. The U.S. Treasury Department is considering implementation of further certification requirements aimed at determining whether the issuer of a debt obligation is related to holders thereof.

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
    Generally, any gain or income realized by a non-U.S. Certificate Owner upon retirement or disposition of an interest in a Certificate offered hereby will not be subject to U.S. federal income tax, provided that (a) in the case of a Certificate Owner that is an individual, such Certificate Owner is not present in the United States for 183 days or more during the taxable year in which such retirement or disposition occurs and (b) in the case of gain representing accrued interest, the conditions described in the preceding paragraph for exemption from withholding are satisfied. Certain exceptions may be applicable, and an individual non-U.S. Certificate Owner should consult a tax adviser.

    If the Certificates offered hereby were treated as an interest in a partnership, the recharacterization could cause a non-U.S. Certificate Owner to be treated as engaged in a trade or business in the United States. In that event, the non-U.S. Certificate Owner would be required to file a federal income tax return and, in general, would be subject to U.S. federal income tax
(including the branch profits tax) on its net income from the partnership. Further, certain withholding obligations apply with respect to income allocable or distributions made to a foreign partner. That withholding may be at a rate as high as 39.6 percent. If some or all of the Certificates offered hereby were treated as stock in a corporation, any related dividend distributions to a non-U.S. Certificate Owner generally would be subject to withholding of tax at the rate of 30 percent, unless that rate were reduced by an applicable tax treaty.

INFORMATION REPORTING AND BACKUP WITHHOLDING

    Backup withholding of U.S. federal income tax at a rate of 31 percent may apply to payments made in respect of a Certificate offered hereby to a registered owner who is not an "exempt recipient" and who fails to provide certain identifying information (such as the registered owner's taxpayer identification number) in the manner required. Generally, individuals are not exempt recipients whereas corporations and certain other entities are exempt recipients. Payments made in respect of a U.S. Certificate Owner must be reported to the IRS, unless the U.S. Certificate Owner is an exempt recipient or otherwise establishes an exemption. Compliance with the identification procedures (described in the preceding section) would establish an exemption from backup withholding for a non-U.S. Certificate Owner who is not an exempt recipient.

    In addition, upon the sale of a Certificate offered hereby to (or through) a "broker," the broker must withhold 31 percent of the entire purchase price, unless either (a) the broker determines that the seller is a corporation or other exempt recipient or (b) the seller provides certain identifying information in the required manner, and in the case of a non-U.S. Certificate Owner certifies that the seller is a non-U.S. Certificate Owner (and certain other conditions are met). Such a sale must also be reported by the broker to the IRS, unless either (i) the broker determines that the seller is an exempt recipient or (ii) the seller certifies its non-U.S. status (and certain other conditions are met). Certification of the registered owner's non-U.S. status normally would be made on Form W-8 under penalties of perjury, although in certain cases under proposed Treasury regulations it may be possible to submit other documentary evidence. As defined by Treasury regulations, the term "broker" includes all persons who stand ready to effect sales made by others in the ordinary course of a trade or business, as well as brokers and dealers registered as such under the laws of the United States or a state. These requirements generally will apply to a U.S. office of a broker, and the information reporting requirements generally will apply to a foreign office of a U.S. broker as well as to a foreign office of a foreign broker (a) that is a controlled foreign corporation within the meaning of section 957(a) of the Code or (b) 50 percent or more of whose gross income from all sources for the three year period ending with the close of its taxable year preceding the payment (or for such part of the period that the foreign broker has been in existence) was effectively connected with the conduct of a trade or business within the United States.

    Any amounts withheld under the backup withholding rules from a payment to a Certificate Owner owning a Certificate offered hereby would be allowed as a refund or a credit against such Certificate Owner's U.S. federal income tax, provided that the required information is furnished to the IRS.

    The backup withholding rules have not been issued in final form and therefore are potentially subject to change.

STATE AND LOCAL TAXATION

    The discussion above does not address the taxation of the Trust or the tax consequences of purchase, ownership or disposition of an interest in the Certificates offered hereby under any state or local tax law. Each investor should consult its own tax advisor regarding state and local tax consequences.

                              ERISA CONSIDERATIONS

    Section 406 of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and Section 4975 of the Code prohibit "plan assets" of pension, profit sharing or other employee benefit plans, individual retirement accounts or annuities, employee annuity plans and Keogh plans subject to ERISA or Section 4975 of the Code (each a "Plan" or collectively, "Plans"), from engaging in certain transactions involving "plan assets" with persons that are "parties in interest" under ERISA or "disqualified persons" under Section 4975 of the Code with respect to the Plan. A violation of these "prohibited transaction" rules may generate excise tax and other liabilities under ERISA and
Section 4975 of the Code for such persons, unless a statutory, regulatory or administrative exemption is available. Plans that are governmental plans (as defined by Section 3(32) of ERISA) and certain church plans (as defined by
Section 3(33) of ERISA) are not subject to ERISA requirements.

    Subject to the considerations described below and except to the extent otherwise specified in the related Prospectus Supplement with respect to any Series or Class thereof offered hereby, the Transferors anticipate that only certain Classes or Series of Certificates will be eligible for purchase by Plan Investors (as defined below).

    A violation of the prohibited transaction rules could occur if any Certificates were to be purchased with "plan assets" of any Plan, and if either Transferor, the Trustee, any underwriter of such Series or any of their affiliates were a "party in interest" or a "disqualified person," with respect to such Plan. Unless a statutory, regulatory or administrative exemption is available or an exemption applies under a United States Department of Labor ("DoL") regulation defining what constitutes "plan assets" of a Plan (the "Plan Asset Regulation"), the Transferors, the Trustee, any underwriters of a Series and their affiliates are likely to be "parties in interest" and "disqualified persons" with respect to many Plans. Before purchasing Certificates of any Series or Class, any Plan fiduciary or other person (including an insurance company investing general or separate account assets) investing "plan assets" of any Plan (a "Plan Investor") should consider whether a non-exempt prohibited transaction might arise by virtue of the relationship between any Plan and either Transferor, the Trustee, any underwriter of such Series or any of their affiliates and consult their counsel regarding the purchase in light of the considerations described herein. The DoL has issued five class exemptions that may apply to otherwise prohibited transactions arising from the purchase or holding of the Certificates: DoL Prohibited Transaction Exemptions 96-23 (Class Exemption for Plan Asset Transactions Determined by In-house Asset Managers), 95-60 (Class Exemption for Certain Transactions Involving Insurance Company General Accounts), 91-38 (Class Exemption for Certain Transactions Involving Bank Collective Investment Funds), 90-1 (Class Exemption for Certain Transactions Involving Insurance Company Pooled Separate Accounts) and 84-14 (Class Exemption for Plan Asset Transactions Determined by Independent Qualified Professional Asset Managers).

    Under certain circumstances, the Plan Asset Regulation treats the assets of an entity in which a Plan has an equity interest as "plan assets" of the Plan. Although the Transferors and the Certificate Owners will agree to treat each Series of Certificates as debt instruments, the Certificates are likely to be considered equity interests in the Trust for purposes of the Plan Asset Regulation. If that were the case, unless one of the two exceptions described below applies, the Plan Asset Regulation would apply to treat the Trust Assets as "plan assets" of any Plan that invests directly in the Certificates of any Series.

    The first exception applies to a publicly-offered security. A "publicly-offered security" is a security that is (a) freely transferable (as defined in the Plan Asset Regulation), (b) part of a class of securities that is owned, immediately subsequent to the initial offering, by 100 or more investors who are independent of the issuer and of one another ("Independent Investors"), and (c) either is (i) part of a class of securities registered under Section 12(b) or 12(g) of the Exchange Act, or (ii) sold to the plan as part of an offering of securities to the public pursuant to an effective registration statement under the Securities Act and the class of securities of which such security is a part is registered under the Exchange Act within 120 days (or such later time as may be allowed by the Commission) after the end of the fiscal year of the issuer during which the offering of such securities to the public occurred. For purposes of the 100 Independent Investor criterion, each Class of Certificates should be deemed to be a "class" of securities that would be tested separately from any other securities that may be issued by the Trust. Although the Transferors may prohibit the transfer of certain Classes or Series of Certificates to Plans and Plan Investors, no other restrictions will be imposed on the transfer of the Certificates offered hereby. The related Prospectus Supplement will state whether the Transferors expect, based on information provided by the underwriters of a Series or Class of Certificates, that such Series or Class of Certificates will be held by at least 100 Independent Investors at the conclusion of the offering, although no assurance can be given, and no monitoring or other measures will be taken to ensure, that such condition will be met. The Transferors anticipate that the other conditions of the Plan Asset Regulation will be met.

    The second exception applies if equity participation in the entity by "Benefit Plan Investors" (I.E., Plans and other employee benefit plans not subject to ERISA, such as governmental or foreign plans, as well as entities holding assets deemed to be "plan assets") is not "significant." Benefit Plan Investors' equity participation in a Trust is not significant on any date on which any Series of Certificates is issued and outstanding if, immediately after the most recent acquisition of any equity interest in the Trust, less than 25% of the value of each class of equity interest in the Trust (excluding interests held by the Transferors, the Trustee or their affiliates) is held by Benefit Plan Investors. No assurance can be given by the Transferors as to whether the value of each class of equity interest in the Trust held by Benefit Plan Investors will be less than that amount at the completion of the offering and thereafter, and no monitoring or other measures will be taken with respect to the satisfaction of the conditions to this exception.

    If neither of the foregoing exceptions under the Plan Asset Regulation were satisfied with respect to the Trust and the Trust is considered to hold "plan assets" of Plan investors, transactions involving the Trust and "parties in interest" or "disqualified persons" with respect to a Plan which is directly or indirectly a Certificate Owner might be prohibited under Section 406 of ERISA and/or Section 4975 of the Code unless an exemption is available. The five DoL class exemptions mentioned above may not provide relief for all transactions involving the Trust Assets even if they would otherwise apply to the purchase of a Certificate with "plan assets" of any Plan.

    Certificates may not be purchased by, on behalf of or with "plan assets" of any Plan if either Transferor, the Servicer, the Trustee or any of their affiliates (a) has investment or administrative discretion with respect to the "plan assets" used to effect the purchase; (b) has authority or responsibility to give, or regularly gives, investment advice with respect to such assets, for a fee and pursuant to an agreement or understanding that such advice (i) will serve as a primary basis for investment decisions with respect to such assets and (ii) will be based on the particular investment needs of the Plan involved; or (c) is an employer maintaining or contributing to such Plan.

    In light of the foregoing, Plan fiduciaries or other persons investing "plan assets" of any Plan considering the purchase of Certificates should consult their own counsel regarding whether the Trust Assets, which are represented by the Certificates, would be considered "plan assets," the consequences that would apply if the Trust Assets were considered "plan assets," and the availability of exemptive relief from the prohibited transaction rules.

    Unless the related Prospectus Supplement states that the Transferors expect that a particular Class of Certificates will be held by at least 100 separately named persons at the completion of the offering made thereby, that Class of Certificates may not be acquired by any Plan, Plan Investor or any entity whose underlying assets include "plan assets" under the Plan Asset Regulation by reason of any Plan's investment in the entity. In that event, by its acceptance of a Certificate of that Class, except as provided below for insurance company general accounts, each Certificateholder with respect to Certificates of a Class will be deemed to have represented and warranted that it is not subject to the foregoing limitations.

    The Small Business Job Protection Act of 1996 added new Section 401(c) of ERISA relating to the status of the assets of insurance company general accounts under ERISA and Section 4975 of the Code. Pursuant to Section 401(c), the Department of Labor is required to issue final regulations (the "General Account Regulations") not later than December 31, 1997 with respect to insurance policies issued on or before December 31, 1998 that are supported by an insurer's general account. The General Account Regulations are to provide guidance on which assets held by the insurer constitute "plan assets" for purposes of the fiduciary responsibility provisions of ERISA and Section 4975 of the Code. The assets of a general account that support insurance policies (other than "guaranteed benefit policies" within the meaning of Section 401(b)(2) of ERISA) (i) issued to employee benefit or other plans subject to ERISA or Section 4975 of the Code after December 31, 1998 or (ii) issued to such plans on or before December 31, 1998 for which the insurance company does not comply with the General Account Regulations, may be treated as plan assets. However, except in the case of avoidance of the General Account Regulations and actions brought by the Secretary of Labor relating to certain breaches of fiduciary duties that also constitute breaches of state or federal criminal law, until the date that is 18 months after the General Account Regulations become final, no liability under the fiduciary responsibility and prohibited transaction provisions of ERISA and Section 4975 may result on the basis of a claim that the assets of the general account of an insurance company constitute the plan assets of any such plan. The plan asset status of insurance company separate accounts is unaffected by new Section 401(c) of ERISA, and separate account assets continue to be treated as the plan assets of any such plan invested in a separate account.

    If the assets of a general account invested in the Certificates are treated as plan assets of any such plan or the protections of Section 401(c) of ERISA become unavailable, certain violations of the prohibited transaction rules may be deemed to occur as a result of the operation of the Trust. Insurance companies contemplating the investment of general account assets in the Certificates should consult with their legal advisors concerning the impact of
Section 401(c) of ERISA, including the status of assets of the general account as plan assets of investing plans after December 31, 1998, and accordingly, the general account's ability to continue to hold the Certificates after the date that is 18 months after the General Account Regulations become final. The deemed representation and warranty regarding the acquisition and holding of Certificates by any Plan, Plan Investor or any entity whose underlying assets constitute "plan assets" will not apply to the acquisition or holding of Certificates with the assets of a general account of an insurance company to the extent such acquisition or holding, respectively, is permitted by Section 401(c) of ERISA and final regulations thereunder or other exemption under ERISA and does not result in the contemplated operations of the Trust being treated as violations of the prohibited transaction rules.

    Finally, Plan fiduciaries or other persons investing "plan assets" of any Plan should consider the fiduciary standards under ERISA or other applicable law in the context of the Plan's particular circumstances before authorizing an investment of a portion of the Plan's assets in the Certificates. Accordingly, among other factors, such fiduciaries should consider whether the investment (a) satisfies the diversification requirement of ERISA or other applicable law, (b) is in accordance with the Plan's governing instruments and (c) is prudent considering the "Risk Factors" and other factors discussed herein and in the related Prospectus Supplement.

                              PLAN OF DISTRIBUTION

    The Transferors may sell Certificates  (a) through underwriters or  dealers,
(b) directly to one or more purchasers, or (c) through agents. The related Prospectus Supplement will set forth the terms of the offering of any Certificates offered hereby, including, without limitation, the names of any underwriters, the purchase price of such Certificates and the proceeds to the Transferors from such sale, any underwriting discounts and other items constituting underwriters' compensation, any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers.

    If underwriters are used in a sale of any Certificates of a Series offered hereby, such Certificates will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices to be determined at the time of sale or at the time of commitment therefor. Such Certificates may be offered to the public either through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate. Unless otherwise set forth in the related Prospectus Supplement, the obligations of the underwriters to purchase such Certificates will be subject to certain conditions precedent, and the underwriters will be obligated to purchase all of such Certificates if any of such Certificates are purchased. Any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

    Certificates of a Series offered hereby may also be offered and sold, if so indicated in the related Prospectus Supplement, in connection with a remarketing upon their purchase, in accordance with a redemption or repayment pursuant to their terms, by one or more firms ("remarketing firms") acting as principals for their own accounts or as agents for the Transferors. Any remarketing firm will be identified and the terms of its agreement, if any, with the Transferors and its compensation will be described in the related Prospectus Supplement.
Remarketing firms may be deemed to be underwriters in connection with the Certificates remarketed thereby.

    Certificates may also be sold directly by the Transferors or through agents designated by the Transferors from time to time. Any agent involved in the offer or sale of Certificates will be named, and any commissions payable by the Transferors to such agent will be set forth, in the related Prospectus Supplement. Unless otherwise indicated in the related Prospectus Supplement, any such agent will act on a best efforts basis for the period of its appointment.

    Any underwriters, agents or dealers participating in the distribution of Certificates may be deemed to be underwriters, and any discounts or commissions received by them on the sale or resale of Certificates may be deemed to be underwriting discounts and commissions, under the Securities Act. Agents and underwriters may be entitled under agreements entered into with the Transferors to indemnification by the Transferors against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments that the agents or underwriters may be required to make in respect thereof. Agents and underwriters may be affiliates or customers of, engage in transactions with, or perform services for, the Transferors or their affiliates in the ordinary course of business.

                             INDEX OF DEFINED TERMS

Accounts..........................................................................       1, 4
Addition..........................................................................         32
Additional Accounts...............................................................      4, 33
Additional Transferor.............................................................         52
Aggregate Additional Limit........................................................         33
Assigned Assets...................................................................         27
Assumed Obligations...............................................................         27
Assuming Entity...................................................................         27
Automatic Additional Accounts.....................................................         33
Bank..............................................................................       1, 3
Bank Certificate..................................................................          6
Bank Portfolio....................................................................         24
Bankruptcy Code...................................................................         19
Benefit Plan Investors............................................................         72
CCB Holding.......................................................................       1, 3
Cede..............................................................................          2
Cedel.............................................................................         49
Cedel Participants................................................................         49
Certificate Owners................................................................          2
Certificateholders................................................................          2
Certificateholders' Interest......................................................          5
Certificates......................................................................          1
Class.............................................................................          1
Code..............................................................................         68
Collateral Interest...............................................................         43
Collection Account................................................................         37
Commission........................................................................          2
Controlled Accumulation Amount....................................................         10
Controlled Amortization Amount....................................................         11
Controlled Deposit Amount.........................................................         10
Controlled Distribution Amount....................................................         11
Cooperative.......................................................................         50
Credit Card Guidelines............................................................         23
Credit Enhancement................................................................         14
Credit Enhancer...................................................................         42
Date of Processing................................................................         15
Defaulted Amount..................................................................         41
Defaulted Receivables.............................................................         41
Defeased Series...................................................................         46
Definitive Certificates...........................................................         51
Depositaries......................................................................         48
Depository........................................................................         30
Determination Date................................................................         15
Disclosure Document...............................................................          7
Discount Option Receivables.......................................................         35
Discount Percentage...............................................................         35
Distribution Date.................................................................         14
DoL...............................................................................         71
DTC...............................................................................          2
Early Accumulation Period.........................................................         10
Early Amortization Period.........................................................         11
Eligible Account..................................................................         54
Eligible Deposit Account..........................................................         37
Eligible Institution..............................................................         37

Eligible Investments..............................................................         38
Eligible Receivable...............................................................         55
Enhancement Invested Amount.......................................................         42
ERISA.............................................................................         71
Euroclear.........................................................................         50
Euroclear Operator................................................................         50
Euroclear Participants............................................................         50
Excess Finance Charge Collections.................................................         40
Exchange Act......................................................................          2
Expected Final Payment Date.......................................................          8
FDC...............................................................................         24
FDIA..............................................................................         19
FDIC..............................................................................      6, 18
Finance Charge Receivables........................................................          5
FIRREA............................................................................         19
Floating Allocation Percentage....................................................         38
Full Invested Amount..............................................................         13
Funding Period....................................................................         13
General Account Regulations.......................................................         73
Group.............................................................................         12
Independent Investors.............................................................         72
Indirect Participants.............................................................         49
Ineligible Receivables............................................................         53
Initial Accounts..................................................................          4
Insolvency Event..................................................................         18
Interchange.......................................................................         27
Interest Funding Account..........................................................          8
Interest Payment Date.............................................................         36
Invested Amount...................................................................         35
IRS...............................................................................         66
L/C Issuer........................................................................         43
MasterCard........................................................................         24
Monthly Investor Servicing Fee....................................................         45
Monthly Period....................................................................         28
Monthly Report....................................................................         47
Moody's...........................................................................         37
New Issuance......................................................................         35
OID...............................................................................         68
OTS...............................................................................         27
Paired Series.....................................................................         13
Participants......................................................................         48
Participation.....................................................................         32
Pay Out Event.....................................................................         43
Payment Date......................................................................         47
Plan..............................................................................         71
Plan Asset Regulation.............................................................         71
Plan Investor.....................................................................         71
Plans.............................................................................         71
Pooling and Servicing Agreement...................................................      1, 30
Pre-Funding Account...............................................................         13
Pre-Funding Amount................................................................         13
Principal Allocation Percentage...................................................         38
Principal Commencement Date.......................................................          8
Principal Funding Account.........................................................          9
Principal Receivables.............................................................          5
Principal Shortfalls..............................................................         39

Principal Terms...................................................................         36
Prospectus Supplement.............................................................          1
Rating Agency.....................................................................         16
Ratings Effect....................................................................         17
Receivables.......................................................................       1, 3
Receivables Purchase Agreement....................................................          4
Record Date.......................................................................         45
Regulations.......................................................................         67
Removal Date......................................................................         34
Removal Notice Date...............................................................         34
Removed Accounts..................................................................          4
Required Principal Balance........................................................         21
Required Transferor Amount........................................................         21
Required Transferor Percentage....................................................         21
Revolving Period..................................................................          9
Scheduled Accumulation Period.....................................................          9
Scheduled Amortization Period.....................................................         10
Securities Act....................................................................          2
Series............................................................................          1
Series Closing Date...............................................................          9
Series Enhancement................................................................          3
Series Invested Amount............................................................         21
Series Servicing Fee Percentage...................................................         45
Series Supplement.................................................................      7, 30
Series Termination Date...........................................................         46
Service Transfer..................................................................         58
Servicer..........................................................................      1, 14
Servicer Default..................................................................         58
Servicing Fee.....................................................................         45
Shared Principal Collections......................................................         39
Special Funding Account...........................................................         39
Special Payment Date..............................................................         44
Standard & Poor's.................................................................         37
Supplemental Certificate..........................................................         51
Supplemental Certificates.........................................................          6
Tax Counsel.......................................................................         66
Tax Opinion.......................................................................         37
Termination Notice................................................................         58
Terms and Conditions..............................................................         50
Transferor Amount.................................................................          6
Transferor Certificates...........................................................          7
Transferors.......................................................................   1, 3, 30
Transferors' Interest.............................................................          5
Trust.............................................................................       1, 3
Trust Assets......................................................................          3
Trust Cut-Off Date................................................................          4
Trust Portfolio...................................................................         28
Trust Termination Date............................................................         52
Trustee...........................................................................          4
U.S. Certificate Owner............................................................         66
U.S. Person.......................................................................         66
UCC...............................................................................         18
VISA..............................................................................         24
Withholding Agent.................................................................         69

INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO
THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR
MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.

                 SUBJECT TO COMPLETION, DATED OCTOBER 23, 1996

PROSPECTUS SUPPLEMENT
(To Prospectus dated _____ __, 199_)                                  VERSION #1

                     CHEVY CHASE MASTER CREDIT CARD TRUST II
              $__________ SERIES [199_-_] [FLOATING RATE] [____%]
                            ASSET BACKED CERTIFICATES

                            CHEVY CHASE BANK, F.S.B.,
                          as Transferor and as Servicer

                            CCB HOLDING CORPORATION,
                                  as Transferor



     The Series [199_-_] [Floating Rate] [____%] Asset Backed Certificates (the "Certificates") offered hereby will represent undivided interests in certain assets of the Chevy Chase Master Credit Card Trust II (the "Trust") [to be]created pursuant to a Pooling and Servicing Agreement (the "Pooling and Servicing Agreement") among Chevy Chase Bank, F.S.B. (the "Bank"), as transferor and servicer (in such capacity, the "Servicer") and CCB Holding Corporation ("CCB Holding"), a Delaware corporation, as transferor (the Bank and CCB Holding together in their capacity as transferors, the "Transferors"), and Bankers Trust Company, as trustee (the "Trustee"). The property of the Trust includes receivables (the "Receivables") generated from time to time in a portfolio of MasterCard-Registered Trademark- and Visa-Registered Trademark- revolving credit card accounts (the "Accounts"), collections thereon and certain other property as more fully described herein. The Transferors initially will own the remaining undivided interest in the Trust not represented by the Certificates and the other investor certificates issued by the Trust. The Transferors [have offered and] may offer from time to time other series of certificates that evidence undivided interests in certain assets of the Trust, which may have terms significantly different from the Certificates and which are not offered hereby. The issuance of additional Series of Certificates may impact the timing or amount of payments received by the holders of the Certificates.

                                                      (CONTINUED ON NEXT PAGE)

     THERE IS CURRENTLY NO SECONDARY MARKET FOR THE CERTIFICATES, AND THERE CAN BE NO ASSURANCE THAT ONE WILL DEVELOP OR, THAT IF ONE DOES DEVELOP, IT WILL CONTINUE UNTIL THE CERTIFICATES ARE PAID IN FULL. POTENTIAL INVESTORS SHOULD CONSIDER AMONG OTHER THINGS THE INFORMATION SET FORTH IN "SPECIAL CONSIDERATIONS" COMMENCING ON PAGE ____ HEREIN AND ON PAGE ____ IN THE PROSPECTUS.

     THE CERTIFICATES WILL REPRESENT INTERESTS IN THE TRUST ONLY AND WILL NOT REPRESENT INTERESTS IN OR OBLIGATIONS OF, NOR WILL THEY BE GUARANTEED BY, EITHER BANK, THE SERVICER OR ANY AFFILIATE OF THE FOREGOING. NEITHER THE CERTIFICATES NOR THE UNDERLYING ACCOUNTS OR RECEIVABLES OR ANY COLLECTIONS THEREON ARE INSURED OR GUARANTEED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENTAL AGENCY OR INSTRUMENTALITY.

     THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS SUPPLEMENT. ANY
REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                             Public         Underwriting     Proceeds to the
                          Price to (1)        Discount      Transferors (1)(2)

 Per Certificate . . .        ____%            ____%               ____%
 Total . . . . . . . .     $__________      $__________         $__________


(1) Plus accrued interest, if any, at the Certificate Rate from [_______, 199_].

(2) Before deduction of expenses payable by the Transferors, estimated to be $[_______].

                               --------------------

     [The Certificates are offered by the Underwriters (defined herein) when, as and if issued by the Trust and accepted by the Underwriters and subject to the Underwriters' right to reject orders in whole or in part.] [The Certificates are offered by [the Underwriters] subject to receipt and acceptance by them and subject to their rights to reject any order in whole or in part.] It is expected that the Certificates will be delivered in book-entry form on or about __________, 199__, through the facilities of The Depository Trust Company [Cedel SOCIETE ANONYME and the Euroclear System].

                                 [Underwriters]

The date of this Prospectus Supplement is ________ __, 199_.

(CONTINUED FROM PREVIOUS PAGE)


[Interest will accrue on the Certificates at the rate of ____% per annum
(the "Certificate Rate").]
[Interest will accrue on the Certificates with respect to the initial Interest Period at the rate of ____% per annum and, with respect to each subsequent Interest Period, at the rate of ____% per annum [above] [below] [times] __________ (the "Index") prevailing on the Rate Determination Date, as defined herein, [but in no event in excess of ____% per annum] (the "Certificate Rate").] Interest with respect to the Certificates will be distributed on [__________] and on the [__________] day of each [month][quarter] [other] thereafter (or, if such [__________] day is not a business day, the next succeeding business day) (each, an "Interest Payment Date").

     Principal with respect to the Certificates is scheduled to be [paid on __________, 199__] [distributed on each Distribution Date commencing on the Distribution Date in __________ and ending on the Distribution Date in __________], but may be paid earlier or later under certain limited circumstances described herein. See "Maturity Considerations" and "Series Provisions--Pay Out Events" herein and "Description of the Certificates--Pay Out Events" in the Prospectus.

     [THE CERTIFICATES WILL BE SUBORDINATED TO [SERIES [199_-_]] [ANY OTHER SERIES] TO THE EXTENT DESCRIBED HEREIN.](1)

     [The Trust will have the benefit of funds on deposit in a cash collateral account (the "Cash Collateral Account"), which will be funded by an initial deposit of $[__________]. Amounts available to be withdrawn from the Cash Collateral Account will be applied as described herein under "Summary of Series Terms--Cash Collateral Account" and "--Series Provisions--Cash Collateral Account."](2)

     IN CONNECTION WITH THIS OFFERING, THE UNDERWRITERS MAY OVERALLOT OR EFFECT TRANSACTIONS WHICH STABILIZE OR MAINTAIN THE MARKET PRICE OF THE CERTIFICATES AT A LEVEL ABOVE THAT WHICH MIGHT OTHERWISE PREVAIL IN THE OPEN MARKET. SUCH STABILIZING, IF COMMENCED, MAY BE DISCONTINUED AT ANY TIME.

     THE CERTIFICATES OFFERED HEREBY CONSTITUTE A SEPARATE SERIES OF CERTIFICATES BEING OFFERED BY THE TRUST FROM TIME TO TIME PURSUANT TO ITS PROSPECTUS DATED [_____ __, 199_]. THIS PROSPECTUS SUPPLEMENT DOES NOT CONTAIN COMPLETE INFORMATION ABOUT THE OFFERING OF THE CERTIFICATES. ADDITIONAL INFORMATION IS CONTAINED IN THE PROSPECTUS AND PURCHASERS ARE URGED TO READ BOTH THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS IN FULL. SALES OF THE CERTIFICATES MAY NOT BE CONSUMMATED UNLESS THE PURCHASER HAS RECEIVED BOTH THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS.


---------------------

(1) If the Certificates are to be subordinated to other Series, the Prospectus Supplement will include appropriate descriptions of the subordination provisions and related special considerations.

(2) Other forms of credit enhancement may be provided for the benefit of a Series as described under "Description of the Certificates-Credit Enhancement" in the Prospectus, and if so provided, the Prospectus Supplement will reflect the provisions of such Credit Enhancement that are material to the Certificateholders of such Series, as well as necessary information, if any, with respect to the credit enhancement provider.

                             SUMMARY OF SERIES TERMS

     The following is qualified in its entirety by reference to the detailed information appearing elsewhere in this Prospectus Supplement and the accompanying Prospectus. Reference is made to the Index of Defined Terms in each of this Prospectus Supplement and the Prospectus for the location herein and therein of the definitions of certain capitalized terms used herein.
Certain capitalized terms used but not defined herein have the meanings assigned to them in the Prospectus.



Title of Securities. . . . . . . $[__________] Series [199_-_] [Floating Rate] [____%]
                                 Asset Backed Certificates (the "Certificates").

Trust. . . . . . . . . . . . . . The Chevy Chase Master Credit Card Trust II (the
                                 "Trust") was formed pursuant to a Pooling and
                                 Servicing Agreement (the "Pooling and Servicing
                                 Agreement"), among Chevy Chase Bank, F.S.B. (the
                                 "Bank"), as transferor and servicer (in such capacity,
                                 the "Servicer"), CCB Holding Corporation ("CCB
                                 Holding"), a Delaware corporation, as transferor (the
                                 Bank and CCB Holding, together in their capacities as
                                 transferors, the "Transferors"), and Bankers Trust
                                 Company, as trustee (the "Trustee"), as supplemented
                                 by the Series Supplement relating to the Certificates
                                 (the "Series [199_-__] Supplement").

Trust Assets . . . . . . . . . . The property of the Trust includes receivables
                                 (the "Receivables") arising under certain
                                 MasterCard-Registered Trademark- and
                                 VISA-Registered Trademark-(3) revolving credit
                                 card accounts (the "Accounts") randomly
                                 selected from a designated portion of the
                                 portfolio of MasterCard and VISA accounts owned
                                 by the Transferors (the "Designated
                                 Portfolio"), all monies due or to become due in
                                 payment of the Receivables (other than
                                 recoveries on charged-off Receivables), all
                                 proceeds of the Receivables and proceeds of
                                 credit insurance policies relating to the
                                 Receivables, the right to receive Interchange
                                 (defined herein) allocable to the Certificates
                                 [(which right may not be afforded to other Series
                                 issued by the Trust)] and all monies on deposit in
                                 certain accounts of the Trust (other than investment
                                 earnings on such amounts)[, and any Credit Enhancement
                                 issued with respect to any Series].  [The benefits of
                                 any Credit Enhancement issued with respect to a
                                 Series, other than Series [199_-__], will not be
                                 available for the benefit of Certificateholders and
                                 holders of certificates of other Series will not be
                                 entitled to the benefits of any Credit Enhancement
                                 for Series [199_-__].

                                 The Transferors have conveyed to the Trustee for the benefit of the Trust all Receivables existing under certain Accounts that

---------------------------
(3) MasterCard-Registered Trademark- and VISA-Registered Trademark- are registered trademarks of MasterCard International Incorporated and of VISA USA, Inc., respectively.

                                      S-3


                                 were randomly selected from the Bank Portfolio based
                                 on criteria provided in the Pooling and
                                 Servicing Agreement as applied on the Trust
                                 Cut-off Date (as defined herein) [and with respect
                                 to certain Additional Accounts (defined herein), as
                                 applied on [______ __, 199_], have conveyed and will
                                 convey all Receivables arising under the
                                 Accounts from time to time thereafter until the
                                 termination of the Trust.  In addition,
                                 pursuant to the Pooling and Servicing
                                 Agreement, the Transferors may (subject to
                                 certain limitations and conditions) designate
                                 Additional Accounts for inclusion in the Trust.
                                 Also, the Pooling and Servicing Agreement
                                 provides that, in lieu of Additional Accounts
                                 or in addition thereto, the Transferors may,
                                 subject to certain conditions, include
                                 Participations in the Trust.  See "The
                                 Receivables" herein and "Description of the
                                 Certificates--Addition of Trust Assets" in the
                                 Prospectus.

Receivables. . . . . . . . . . . The Receivables arise in Accounts that have been randomly selected from the Bank Portfolio,
                                 based on criteria provided in the Pooling and
                                 Servicing Agreement as applied on the Trust
                                 Cut-Off Date and as more fully described herein
                                 under "The Bank Portfolio."  The Receivables
                                 consist of Principal Receivables and Finance
                                 Charge Receivables.  In addition, certain
                                 amounts of Interchange attributed to cardholder
                                 charges for goods and services in the Accounts
                                 will be allocated to the Certificates and
                                 treated as Finance Charge Receivables.  See
                                 "The Bank's Credit Card
                                 Activities--Interchange" in the Prospectus.

                                 The aggregate amount of Receivables in the Accounts
                                 as of [________ __, ____], the [Trust Cut-Off Date]
                                 [Closing Date] was $[__________], comprised of
                                 $[__________] of Principal Receivables and
                                 $[__________] of  Finance Charge Receivables.  The
                                 Finance Charge Receivables will not affect the Invested
                                 Amount of the Certificates [and the Collateral
                                 Interest] or the amount of the Transferors' Interest,
                                 which are determined on the basis of the amount of
                                 Principal Receivables in the Trust.  [The aggregate
                                 interest in the Principal Receivables in the Trust
                                 evidenced by the Certificates and the Collateral
                                 Interest will never exceed the amount of the Investor
                                 Interest regardless of the total amount of Principal
                                 Receivables in the Trust at any time].

Initial Invested Amount          $[__________].(4)

Series Invested Amount . . . . . The [Initial Invested Amount] [plus the amount of any withdrawals from the Pre-Funding Account in connection with

-----------------------------
(4) Adjustments to the Invested Amount definition and allocations with respect to the
Invested Amount may be made in a Prospectus Supplement relating to a prefunded Series.

                                      S-4


                                 the purchase of an additional interest in the Principal Receivables] [other formula].

Certificate Rate . . . . . . . . [[____]% per annum] [[____]% per annum with respect to the initial Interest Period and, with respect to
                                 each subsequent Interest Period, ____% per annum
                                 [above] [below] [times] ____ (the "Index") prevailing
                                 on the [____] day immediately preceding the
                                 commencement of such Interest Period (a "Rate
                                 Determination Date")[, but in no event in excess
                                 of ____% per annum]].

Interest Payment Dates . . . . . The [____] day of each [month] [quarter] [other] (or, if any such day is not a business day, the next
                                 business day), commencing [______ __, 199_].

Controlled [Amortization]
  [Accumulation] Amount. . . . . For each Distribution Date with respect to the
                                 [Controlled Amortization] [Accumulation] Period,
                                 $[__________]; [except that, if the commencement of
                                 the Scheduled Accumulation Period is delayed as
                                 described herein under "Series Provisions--Principal
                                 Payments," the Controlled Accumulation Amount for each
                                 Distribution Date with respect to the Scheduled
                                 Accumulation Period will be determined as described
                                 under "Series Provisions--Application of Collections
                                 --Payment of Principal."]

Expected Final Payment Date      [_______ __, ____].

[Initial Cash Collateral
  Amount . . . . . . . . . . . . $[__________].]

Closing Date . . . . . . . . . . [________ __, 199_]

The Certificates . . . . . . . . Each of the Certificates offered hereby represents an undivided interest in the Trust (the "Certificateholders' Interest").  The
                                 principal amount of the Certificateholders' Interest [will decline as principal is paid to the Certificateholders during the Controlled Amortization Period or Early Amortization Period]
                                 [will remain fixed at the aggregate initial principal amount of the Certificates, except as otherwise provided herein].  [During the Scheduled Accumulation Period, for the sole purpose of allocating collections of Finance Charge Receivables and the
                                 Defaulted Amount with respect to each Monthly Period, the
                                 Certificateholders' Interest will be further reduced by the amount on deposit in the Principal Funding Account (as so
                                 reduced, the "Adjusted Invested Amount").]

                                 The Certificateholders' Interest will include the right to receive
                                 (but only to the extent needed to make payments of interest at the

                                      S-5


                                 Certificate Rate with respect to each Interest
                                 Period and payments of principal as described herein), varying percentages of the collections of Finance Charge Receivables and
                                 Principal Receivables and will be allocated a varying percentage of the Defaulted Amount with respect to each Monthly Period.
                                 Collections of Finance Charge Receivables and the Defaulted
                                 Amount will be allocated to the Certificateholders based on the
                                 Floating Allocation Percentage.  Collections of Principal
                                 Receivables will be allocated to the Certificates based on the
                                 Principal Allocation Percentage.  Such percentage will vary as described herein under "Series Provisions--Allocation
                                 Percentages" as the aggregate amount of Principal Receivables in the Trust varies from month to month and depending on whether the Certificates are in their Revolving Period, [Controlled
                                 Amortization] [Accumulation] Period or Early Amortization
                                 Period.  See "Description of the Certificates--Allocation
                                 Percentages" in the Prospectus.  [Following the occurrence of an
                                 Economic Pay Out Event (defined herein) and a withdrawal of funds from the Cash Collateral Account, a portion of the
                                 Certificateholders' Interest (corresponding to the aggregate amount of such withdrawal) will be allocated to the Cash
                                 Collateral Depositor (the "Enhancement Invested Amount").]

[Other Series. . . . . . . . . . [The Certificates are the first Certificates issued by the
                                 Trust] [Additional Series are expected to be issued from time to time by the Trust.] See "Description of the Certificates--New
                                 Issuances" in the Prospectus and "Maturity Considerations"
                                 herein.](5)

[Subordination to Other Series. .The Certificates will be subordinated in right of payment of [interest] [and] [principal] to the certificates of Series [199_-_].]

[Funding Period. . . . . . . . . During the period from and including the Closing Date to, but excluding, the earliest of (i) the day on which the Series
                                 [199_-__] Invested Amount equals $[__________] (the "Full
                                 Invested Amount"), (ii) the day on which a Pay Out Event occurs and (iii) the [______ 199_] Distribution Date (the "Funding
                                 Period"), the Pre-Funding Amount will be held in a trust account established with the Trustee for the benefit of the
                                 Certificateholders (the "Pre-Funding Account").  The "Pre-
                                 Funding Amount" will equal $[______], less the amounts of any increases in the Invested Amount pursuant to the Series [199_-_]
                                 Supplement in connection with the addition of Principal
                                 Receivables to the Trust or principal payments made to other amortizing Series.]

------------------------------
(5) If Series [199_-_] is issued at a time when there are other outstanding Series, appropriate summary disclosure about the principal terms of such other Series will be included in the
Prospectus Supplement.

                                      S-6


                                 [Funds on deposit in the Pre-Funding Account will be invested by the Trustee in certain Eligible Investments [pursuant to a guaranteed rate agreement] [guaranteed investment contract].
                                 Interest earnings on the Pre-Funding Amount (net of investment losses and expenses) will be used to pay interest on the
                                 Certificates during the Funding Period.]

                                 [During the Funding Period, funds on deposit in the Pre-Funding
                                 Account will be withdrawn and paid to the Transferors to the extent of any increases in the Invested Amount.  The Transferors expect that the Invested Amount will equal the Full Invested
                                 Amount by the [______ 199_] Monthly Period.  If the Invested
                                 Amount does not for any reason equal the Full Invested Amount by the end of the Funding Period, any amount remaining in the Pre-
                                 Funding Account will be payable to the Certificateholders on the
                                 Distribution Date that is the last day of the Funding Period.]

[Early Termination Amount. . . . An early termination amount (the "Early Termination Amount")
                                 will be payable by the Transferors to the Certificateholders on the first Distribution Date following the end of the Funding
                                 Period if any Pre-Funding Amount exists at the end of the
                                 Funding Period.  The Early Termination Amount will equal the excess, if any, discounted as described below, of (i) the amount of interest that would have accrued on such Pre-Funding Amount at the Certificate Rate during the period commencing on and including such Distribution Date to, but excluding,
                                 [__________], over (ii) the amount of interest that would have accrued on such Pre-Funding Amount over the same period at a per annum rate of interest equal to the bond equivalent yield to maturity on the [___] day preceding such Distribution Date on
                                 [________].  Such excess shall be discounted to present value to such Distribution Date at the applicable yield described in clause (ii).]

Denominations. . . . . . . . . . Beneficial interests in the Certificates will be offered for purchase in denominations of $[_________] and integral multiples thereof.

[Registration of Certificates. . The Certificates initially will be represented by Certificates registered in the name of Cede, as the nominee of DTC. No purchaser of a Certificate will be entitled to receive a definitive certificate except under certain limited circumstances. Purchasers of the
                                 Certificates may elect to hold their
                                 Certificates through DTC (in the United States)
                                 [or Cedel or Euroclear (in Europe)].  See "The
                                 Pooling and Servicing Agreement--Definitive
                                 Certificates" in the Prospectus.]

Servicing Fee. . . . . . . . . . The Servicing Fee Rate for the Certificates will be [____]% per annum.  The Servicing Fee will be paid on each Distribution



                                     Date as described under "Series Provisions--Application
                                     of Collections--Payment of Fees, Interest and Other
                                     Items" and "--Servicing Compensation and Payment of Expenses" herein.  See
                                     "Description of the Certificates--Servicing Compensation and
                                     Payment of Expenses" in the Prospectus.

Revolving Period and
    [Controlled Amortization]
    [Accumulation] Period. . . . . . Unless a Pay Out Event has occurred, the Revolving Period with respect to the Certificates will end and the [controlled
                                     amortization period with respect to the Certificates (the
                                     "Controlled Amortization Period")] [accumulation period with respect to the Certificates (the "Scheduled Accumulation
                                     Period")] will commence at the close of business on
                                     [__________]] [(except that, subject to the conditions set forth under "Series Provisions--Principal Payments" herein, the day on which the Revolving Period ends and the Scheduled Accumulation
                                     Period begins may be delayed to no later than the close of business on [__________])].  The [Controlled Amortization]
                                     [Accumulation] Period] will end on the earliest of (a) the commencement of the Early Amortization Period, (b) the payment in full of the Invested Amount or (c) the termination date for
                                     Series [199_-__] (the "Termination Date").  No principal will be payable to Certificateholders until [the first Distribution Date with respect to the Controlled Amortization Period] the Expected
                                     Final Payment Date], or, upon the occurrence of a Pay Out Event as described herein, the first Distribution Date with respect to the Early Amortization Period.  [For the period beginning on the
                                     Closing Date and ending with the commencement of the [Controlled
                                     Amortization] [Accumulation] Period or the Early Amortization
                                     Period, collections of Principal Receivables otherwise allocable to the Certificateholders' Interest will, subject to certain limitations, be treated as Shared Principal Collections and applied to make principal payments due to or for the benefit of
                                     Certificateholders of other Series, if so specified in the
                                     Supplements for such other Series, or paid to the holders of the
                                     Transferor Certificates.]  See "Series Provisions--Pay Out
                                     Events" herein and "Description of the Certificates--Pay Out
                                     Events" in the Prospectus for a discussion of the events which might lead to the termination of the Revolving Period prior to the commencement of the [Controlled Amortization] [Accumulation]
                                     Period.  In addition, see "Series Provisions--Principal
                                     Payments" herein [and "Description of the Certificates--Shared
                                     Principal Collections" in the Prospectus].

[Excess Finance Charge
    Collections. . . . . . . . . . . The Certificates will be included in a group of Series ("Group
                                     [____]") expected to be issued by the Trust from time to time.
                                     Subject to certain limitations described under "Description of the

                                      S-8


                                     Certificates--Sharing of Excess Finance Charge Collections"
                                     in the Prospectus, Excess Finance Charge Collections, if any,
                                     with respect to a Series included in Group [____] will be
                                     applied to cover any shortfalls with respect to amounts payable from collections of Finance Charge Receivables allocable to any other Series in Group [____], PRO RATA based upon the amount of the shortfall, if any, with respect to each Series in Group
                                     [____].  See "Description of the Certificates--Sharing of Excess
                                     Finance Charge Collections" in the Prospectus.]

[Shared Principal Collections. . . . Collections of Principal Receivables and certain other amounts otherwise allocable to other
                                     Series, to the extent such collections are not
                                     needed to make payments to or deposits for the
                                     benefit of the certificateholders of such other
                                     Series, will be applied to cover principal
                                     payments due to or for the benefit of the
                                     holders of the Certificates.  See "Description
                                     of the Certificates--Shared Principal
                                     Collections" in the Prospectus.]

[Cash Collateral Account. . . . . .  A cash collateral account (the "Cash Collateral Account") will be established in the name of the Trustee for the benefit of the
                                     Certificateholders.  The Cash Collateral Account will be funded on the Closing Date in the amount of $[__________] (the "Initial
                                     Cash Collateral Amount"), which amount will include the proceeds of an advance to be made by the Cash Collateral Depositor
                                     pursuant to the Loan Agreement.  On each Distribution Date, the
                                     Available Cash Collateral Amount will be applied to fund the
                                     Required Amount, if any, with respect to such Distribution Date.

                                     [On the first Special Payment Date following an Economic Pay Out
                                     Event, the Available Cash Collateral Amount (after giving effect to other withdrawals from the Cash Collateral Account on such
                                     Distribution Date), will be applied to pay principal of the
                                     Certificates, up to the Invested Amount.  Following such
                                     withdrawal from the Cash Collateral Account on such Special
                                     Payment Date, the Cash Collateral Account will be terminated and no further deposits to, or withdrawals from, the Cash Collateral
                                     Account will be made for the benefit of the Certificateholders.]

                                     [On each Distribution Date, Available Finance Charge Collections allocated and available for that purpose (as described under
                                     "Series Provisions--Application of Collections--Payment of Fees,
                                     Interest and Other Items") will be applied to increase the amount on deposit in the Cash Collateral Account (to the extent such amount is less than the Initial Cash Collateral Amount).
                                     In addition, if on any Distribution Date the amount on deposit in the Cash Collateral Account exceeds [the lesser of] the
                                     Initial Cash Collateral Amount [and the Adjusted Invested Amount], such

                                      S-9


                                     excess will be withdrawn and paid to the Cash
                                     Collateral Depositor for application in accordance with the Loan
                                     Agreement.  See "Series Provisions--Cash Collateral Account".]]

[Credit Enhancement. . . . . . . . . The Trust will have the benefit of a [letter of credit] [surety bond] [insurance policy] [spread account] [reserve account]
                                     [other credit enhancement] [issued by __________] for the
                                     benefit of the Certificateholders as described herein.  See
                                     "Series Provisions--Credit Enhancement" herein.]

[Optional Repurchase . . . . . . . . The Certificateholders' Interest will be subject to optional repurchase by the Transferors on any Distribution Date after the
                                     [sum of the] Invested Amount [and the Enhancement Invested
                                     Amount, if any,] is reduced to an amount less than or equal to
                                     $[__________] ([___]% of the Initial Invested Amount).  The
                                     purchase price will be equal to the [sum of the Invested Amount
                                     [(less the Principal Funding Account Balance, if any)] [and the
                                     Enhancement Invested Amount, if any,] and accrued and unpaid interest on the Certificates [(and accrued and unpaid interest with respect to interest amounts that were due but not paid on a prior Interest Payment Date)] through (a) if the day on which such purchase occurs is a Distribution Date, the day preceding such Distribution Date or (b) if the day on which such
                                     repurchase occurs is not a Distribution Date, the day preceding the Distribution Date following such day.  See "Description of the Certificates--Optional Termination; Final Payment of
                                     Principal" in the Prospectus.]

Required Principal Balance;
    Addition of Accounts. . . . . . .The Series [199_-_] Supplement provides that the Transferors will be required to make an Addition of Accounts to the Trust if the amount of Principal Receivables in the Trust is not
                                     maintained at a minimum level equal to the sum of the initial invested amounts of each Series then outstanding (provided that certain Series may be excluded from such calculation [if the issuance of such Series will not result in a Ratings Effect])
                                     less amounts on deposit in the Special Funding Account [and
                                     Principal Funding Account].  See "Series Provisions--Required
                                     Principal Balance; Addition of Accounts" herein and "Description of the Certificates--Addition of Trust Assets" in the
                                     Prospectus.

Termination Date . . . . . . . . . . [__________ __, ____].  See "Series Provisions--Series
                                     Termination."

[Defeasance. . . . . . . . . . . . . In certain circumstances and subject to certain conditions, the
                                     Transferors may terminate their substantive obligations in respect of Series [199_-_] or the Pooling and Servicing
                                     Agreement as a whole.  See "Description of the Certificates--
                                     Defeasance" in the Prospectus.]

                                      S-10


Trustee. . . . . . . . . . . . . . . Bankers Trust Company, in its capacity as Trustee under the
                                     Pooling and Servicing Agreement.

Tax Status . . . . . . . . . . . . . Special tax counsel to the Transferors is of the opinion that under existing law the Certificates will be characterized as debt for federal income tax purposes. Under the Pooling and
                                     Servicing Agreement, the Certificate Owners will agree to treat the Certificates as debt for federal income tax purposes. See
                                     "Certain Federal Income Consequences" in the Prospectus for
                                     additional information concerning the application of federal income tax laws.

ERISA Considerations . . . . . . . . Under a regulation issued by the Department of Labor (the "Plan
                                     Asset Regulation"), the Trust's assets would not be deemed "plan assets" of an employee benefit plan (a "Plan") holding the
                                     Certificates if certain conditions are met, including that the
                                     Certificates must be held, upon completion of the public
                                     offering made hereby, by at least 100 investors who are
                                     independent of the Transferors and of one another.  The
                                     Underwriter[s] expect[s] that the Certificates will be held by at least 100 independent investors at the conclusion of the offering, although no assurances can be given, and no monitoring or other measures will be taken to ensure that such conditions will be met.  The Transferors anticipate that the other
                                     conditions of the Plan Asset Regulation will be met.  If the
                                     Trust's assets were deemed to be "plan assets" of Plan investor
                                     (E.G., if the 100 independent investor criterion is not
                                     satisfied), violations of the "prohibited transaction" rules of the Employee Retirement Income Security Act of 1974, as amended
                                     ("ERISA"), could result and generate excise tax and other
                                     liabilities under ERISA and Section 4975 of the Code, unless a statutory, regulatory or administrative exemption is available.
                                     Accordingly, Plan fiduciaries contemplating purchasing the
                                     Certificates should consult their counsel before making a
                                     purchase.  See "ERISA Considerations" in the Prospectus.

Certificate Rating . . . . . . . . . It is a condition to the issuance of the Certificates that they be rated in [the highest rating category] [one of the four highest rating categories] by at least one nationally recognized rating agency.  [The rating of the Certificates is based
                                     primarily on the value of the Receivables, [the Initial Cash
                                     Collateral Amount and the circumstances in which funds may be withdrawn from the Cash Collateral Account in respect of the
                                     Certificates] [other reasons]].  See "Special Considerations--
                                     Limited Nature of Rating" in the Prospectus.

[Listing . . . . . . . . . . . . . . Application will be made to list the Certificates on the
                                     [Luxembourg Stock Exchange] [other exchange].]


                            SPECIAL CONSIDERATIONS

     Potential investors should consider, among other things, the risk factors discussed under "Special Considerations" in the Prospectus and the following risk factors in connection with the purchase of the Certificates.

     Limited Amounts of Credit Enhancement. Although Credit Enhancement with respect to the Certificates will be provided by the [the Cash Collateral Account] [Credit Enhancement], the amount available thereunder is limited, [is expected to] [may] decline during the [Controlled Amortization] [Accumulation] Period or the Early Amortization Period and will be reduced by payments made pursuant thereto. If the amount available under [the Cash Collateral Account][such Credit Enhancement] has been reduced to zero,] Certificateholders will bear directly the credit and other risks associated with their respective undivided interests in the Trust.

                             MATURITY CONSIDERATIONS

     The Pooling and Servicing Agreement and the Series [199_-_] Supplement (defined herein) provide that Certificateholders will not receive payments of principal until [the first Distribution Date with respect to the [Controlled Amortization Period], which is the __________, 199_ Distribution Date,] [__________, 199_ (the "Expected Final Payment Date")], or earlier in the event of a Pay Out Event that results in the commencement of the Early Amortization Period. Certificateholders will receive payment of principal on each Distribution Date following the Monthly Period in which a Pay Out Event occurs (each such Distribution Date, a "Special Payment Date") until the Invested Amount has been paid in full or the Termination Date has occurred.

     [On each Distribution Date during the Controlled Amortization Period, the Certificateholders will be entitled to receive monthly payments of principal until the Certificates have been paid in full equal to the least of
(a) Available Principal Collections (see "Series Provisions--Principal Payments") for the related Monthly Period on deposit in the Collection Account, (b) the Controlled Distribution Amount, which is equal to the sum of the Controlled Amortization Amount and any existing Deficit Controlled Amortization Amount (both as defined under "Series Provisions--Application of Collections--Payments of Principal") and (c) the Invested Amount.]

     [On each Distribution Date during the Scheduled Accumulation Period, amounts equal to the least of (a) Available Principal Collections (see "Series Provisions--Principal Payments") for the related Monthly Period on deposit in the Collection Account, (b) the Controlled Deposit Amount, which is equal to the sum of the Controlled Accumulation Amount for such Monthly Period and any Deficit Controlled Accumulation Amount (both as defined under "Series Provisions--Application of Collections--Payments of Principal" herein) and (c) the Adjusted Invested Amount will be deposited in the Principal Funding Account held by the Trustee (the "Principal Funding Account") until the Principal Funding Account Balance is equal to the Invested Amount. See "Series Provisions--Principal Payments" for a discussion of the circumstances under which the commencement of the Scheduled Accumulation Period may be delayed.]

     [The Transferors may, at or after the time at which the [Controlled Amortization] [Scheduled Accumulation] Period commences for Series [199_-_], cause the Trust to issue another Series (or some portion thereof, to the extent that the full principal amount of such other Series is not otherwise outstanding at such time) as a Paired Series with respect to Series [199_-_]. Although no assurances can be given as to whether such other Series will be issued and, if issued, the terms thereof, the outstanding principal amount of such Series may vary from time to time whether or not a Pay Out Event occurs with respect to the Certificates, and the interest rate with respect to certificates of such other Series may be established on its date of issuance and may be reset periodically at intervals of from one day to [____] days. Further, since the terms of the Certificates will vary from the terms of such other Series, the Pay Out Events with respect to such other Series will vary from the Pay Out Events with respect to Series [199_-_] and may include Pay Out Events which are unrelated to the status of the Transferors or the Servicer or the Receivables, such as Pay Out Events related to the continued availability and rating of certain providers of Series Enhancement to such other Series. If a Pay Out Event does occur with respect to any such Paired Series prior to the payment in full of the Certificates, the final payment of principal to the Certificateholders may be delayed.]

     [Should a Pay Out Event occur with respect to the Certificates and the Early Amortization Period commence or should the Invested Amount not be paid in full on [the __________ Distribution Date] [the Expected Final Payment Date], [any amount on deposit (a) in the Principal Funding Account will be paid to the Certificateholders on the first Special Payment Date and] the Certificateholders will be entitled to receive Available Principal Collections on each Distribution Date with respect to such Early Amortization Period or following the [_________] Distribution Date] [Expected Final Payment Date], as the case may be, as described herein until the Invested Amount is paid in full or until the Series Termination Date occurs [and (b) in the Special Funding Account will be released and treated as Shared Principal Collections to the extent needed to cover principal payments due to or for the benefit of any Series entitled to the benefits of Shared Principal Collections]. See "Description of the Certificates--Pay Out Events" in the Prospectus and "Series Provisions--Pay Out Events" herein. [In addition, on the first Special Payment Date following the occurrence of an Economic Pay Out Event, after giving effect to any payment of principal on such date as described under "Series Provisions--Application of Collections--Payments of Principal," an amount equal to the lesser of (i) the excess, if any, of the Available Cash Collateral Amount (after giving effect to any withdrawal from the Cash Collateral Account on such date of amounts to fund the Required Amount) and (ii) the unpaid principal amount of the Certificates (less the Principal Funding Account Balance), will be withdrawn from the Cash Collateral Account and distributed to the Certificateholders as a payment of principal of the Certificates. See "Series Provisions--Principal Payments" and "--Cash Collateral Account."]

     The ability of Certificateholders to receive payments of principal [during the Controlled Amortization Period] [on the Expected Final Payment Date] depends on the payment rates on the Receivables, the amount of outstanding Receivables, delinquencies, charge-offs and new borrowings on the Accounts and the potential issuance by the Trust of additional Series. Monthly payment rates on the Receivables may vary because, among other things, cardholders may fail to make a required minimum payment, may only make payments as low as the minimum required amount or may make payments as high as the entire outstanding balance. Monthly payment rates may also vary due to seasonal purchasing and payment habits of cardholders and to changes in any terms of rebate programs in which cardholders participate. See the table entitled "Cardholder Monthly Payment Rates for the Designated Portfolio" under "The Designated Portfolio" herein. The Transferors cannot predict, and no assurance can be given, as to the cardholder monthly payment rates that will actually occur in any future period, as to the actual rate of payment of principal of the Certificates or whether the terms of any subsequently issued Series might have an impact on the amount or timing of any such payment of principal. See "Special Considerations--Payment and Maturity Considerations; Dependency or Cardholder Repayments" and "Description of the Certificates--Shared Principal Collections" in the Prospectus.

     In addition, the amount of outstanding Receivables and delinquencies, charge-offs and new borrowings on the Accounts may vary from month to month due to seasonal variations, the availability of other sources of credit, legal factors, general economic conditions and spending and borrowing habits of individual cardholders. There can be no assurance that collections of Principal Receivables with respect to the Trust Portfolio, and thus the rate at which Certificateholders could expect to receive payments of principal on their Certificates during the [Controlled Amortization Period or the] Early Amortization Period [or the rate at which the Principal Funding Account could be funded during the Scheduled Accumulation

Period], will be similar to the historical experience set forth in the table entitled "Cardholder Monthly Payment Rates for the Designated Portfolio" under "The Designated Portfolio" herein. In addition, the Trust, as a master trust, may issue additional Series from time to time, and there can be no assurance that the terms of any such Series might not have an impact on the timing or amount of payments received by Certificateholders. Further, if a Pay Out Event occurs, the average life and maturity of the Certificates could be significantly reduced.

     Due to the reasons set forth above, there can be no assurance that [principal payments] [deposits in the Principal Funding Account] will be made in accordance with the applicable Controlled [Amortization] [Accumulation] Amounts or that the actual number of months elapsed from the date of issuance of the Certificates to the final Distribution Date with respect thereto will equal the expected number of months. See "Special Considerations--Payment and Maturity Considerations; Dependency on Cardholder Repayments" in the Prospectus.

                            THE DESIGNATED PORTFOLIO

GENERAL

     Set forth below is certain information with respect to the Designated Portfolio. See "The Bank's Credit Card Activities" in the Prospectus. There can be no assurance that the yield, loss and delinquency experience with respect to the Receivables will be comparable to that set forth below with respect to the entire Designated Portfolio.

DELINQUENCY AND LOSS EXPERIENCE

     The following tables set forth the delinquency experience for the Designated Portfolio at the date shown and loss experience for the Designated Portfolio for each of the periods shown. The Accounts constituting the Trust Portfolio have been randomly selected from accounts in the Designated Portfolio based on certain eligibility criteria specified in the Pooling and Servicing Agreement. See "The Accounts" in the Prospectus. There can be no assurance that the delinquency and loss experience for the Receivables in the Trust Portfolio will be similar to the historical experience set forth below.

                             DELINQUENCY EXPERIENCE
                              DESIGNATED PORTFOLIO
                             (Dollars in Thousands)

                                                           At December 31,
                             ----------------------------------------------------------------------------
                                      [199_]                    [199_]                    [199_]
                             ------------------------  ------------------------  ------------------------
                                          Percentage                Percentage                Percentage
                                           of Total                  of Total                  of Total
                             Receivables  Receivables  Receivables  Receivables  Receivables  Receivables
                             -----------  -----------  -----------  -----------  -----------  -----------
Receivables Outstanding(1) . $                      %                         %  $                      %

Receivables Delinquent:
  30-59 Days . . . . . . . . $                      %  $                      %  $                      %
  60-89 Days . . . . . . . .
  90 Days or More. . . . . .
                             -----------  -----------  -----------  -----------  -----------  -----------
                  TOTAL      $                      %  $                      %  $                      %
                             -----------  -----------  -----------  -----------  -----------  -----------
                             -----------  -----------  -----------  -----------  -----------  -----------

---------------
(1) "Receivables Outstanding" on the accounts consist of all amounts due from cardholders as posted to the accounts at the dates shown.


                                 LOSS EXPERIENCE
                              DESIGNATED PORTFOLIO
                             (Dollars in Thousands)


                                                Year Ended December 31,
                                                -----------------------
                                                [199_]  [199_]  [199_]
                                                ------  ------  ------
Average Receivables Outstanding(1) . . . . . .  $       $       $

Total Gross Charge-Offs(2) . . . . . . . . . .  $       $       $

Total Gross Charge-Offs as a percentage of
  Average Receivables Outstanding. . . . . . .        %       %       %

---------------
(1) "Average Receivables Outstanding" is the average of the daily receivable balance during the period indicated.

(2) "Total Gross Charge-Offs" are total principal and interest charge-offs before recoveries and do not include the amount of any reductions in Average Receivables Outstanding due to fraud, returned goods, customer disputes or other miscellaneous credit adjustments.

REVENUE EXPERIENCE

     The following table sets forth the revenues from finance charges and fees billed with respect to the Designated Portfolio for each year during the three-year period ended December 31, [199_].

                               YIELD EXPERIENCE
                             DESIGNATED PORTFOLIO
                            (Dollars in Thousands)

                                                Year Ended December 31,
                                                -----------------------
                                                [199_]  [199_]  [199_]
                                                ------  ------  ------
Average Account Monthly Accrued Finance
  Charges and Fees(1)(2) . . . . . . . . . . .  $       $       $
Average Account Balance(3) . . . . . . . . . .  $       $       $
Yield from Finance Charges and Fees(4)               %       %       %
Yield from Interchange(5). . . . . . . . . . .
                                                ------  ------  ------
Yield from Finance Charges, Fees and
 Interchange . . . . . . . . . . . . . . . . .       %       %       %
                                                ------  ------  ------
                                                ------  ------  ------

---------------
(1) "Finance Charges and Fees" are comprised of monthly periodic finance charges and other credit card fees.

(2) "Average Account Monthly Accrued Finance Changes and Fees" are presented net of adjustments made pursuant to the Bank's normal servicing procedures, including removal of incorrect or disputed monthly periodic finance changes.

(3) "Average Account Balances" includes purchases, cash advances and accrued and unpaid monthly periodic finance and other charges and are calculated based on the average of the account balances during the periods shown for accounts with charging privileges.

(4) "Yield from Finance Charges and Fees" is the result of dividing the annualized Average Account Monthly Accrued Finance Charges and Fees by the Average Account Balance for the period.

(5) "Yield from Interchange" is the result of dividing annualized revenue attributable to Interchange received during the period by the Average Account Balance for the period. The amount of Interchange for each of the periods indicated above has been estimated.

     [The yield on the Designated Portfolio shown in the table above is comprised of three primary components: monthly periodic rate finance charges, the amortized portion of annual fees and other service charges, such as cash advance fees, late charges, overlimit charges and other miscellaneous fees. If payment rates decline, the balances subject to monthly periodic finance charges tend to grow, assuming no change in the level of purchasing activity. Conversely, if payment rates increase, the balances subject to monthly periodic finance charges tend to fall, assuming no change in the level of purchasing activity. Accordingly, under these circumstances, the yield related to periodic finance charges normally increases. The yield related to service charges varies with the type and volume of activity in and the amount of each account. As account balances increase, annual fees, which remain constant, represent a smaller percentage of the aggregate account balances.]

PAYMENT RATES

     The following table sets forth the highest and lowest cardholder monthly payment rates for the Designated Portfolio during any month in the period shown and the average cardholder monthly payment rates for all months during the periods shown, in each case calculated as a percentage of total opening monthly account balances during the periods shown. Payment rates shown in the table are based on payments of Principal Receivables and Finance Charge Receivables with respect to the Accounts.

                        CARDHOLDER MONTHLY PAYMENT RATES
                              DESIGNATED PORTFOLIO

                                            Year Ended December 31,
                                            -----------------------
                                            [1994]  [1993]  [1992]
                                            ------  ------  ------
Lowest . . . . . . . . . . . . . .               %       %       %
Highest. . . . . . . . . . . . . .               %       %       %
Monthly Average. . . . . . . . . .               %       %       %


                                 THE RECEIVABLES

     The Receivables in the Trust Portfolio, as of [__________ ___], [199_] the [Trust Cut-Off Date][Closing Date], included $[_________] of Principal Receivables and $[__________] of Finance Charge Receivables. The Accounts had an average Principal Receivable balance of $[__________] and an average credit limit of $[__________]. The percentage of the aggregate total Receivables balance to the aggregate total credit limit was [___]%. The average age of the Accounts was approximately [____] months. As of the [Trust Cut-Off Date][Closing Date], all of the Accounts in the Trust Portfolio were VISA or MasterCard credit card accounts, of which [____]% were classic accounts and [____]% were gold accounts, and the aggregate Principal Receivable balances of classic accounts and gold accounts, as a percentage of the total aggregate Principal Receivables, were [____]% and [____]%, respectively.

     The following tables summarize the Trust Portfolio by various criteria as of the [Trust Cut-Off Date][Closing Date]. References to "Receivables Outstanding" in the following tables include both Finance Charge Receivables and Principal Receivables. Because the future composition of the Trust Portfolio may change over time, these tables are not necessarily indicative of the composition of the Trust Portfolio at any subsequent time.

                         COMPOSITION BY ACCOUNT BALANCE
                                 TRUST PORTFOLIO

                                            Percentage
                                             of Total                 Percentage
                                Number of   Number of                 of Total
     Account Balance Range      Accounts     Accounts    Receivables  Receivables
     ---------------------      ---------   -----------  -----------  -----------
Credit Balance  . . . . . . . .                       %  $                      %
No Balance  . . . . . . . . . .
$0.01 - $500.00 . . . . . . . .
$500.01 - $1,000.00 . . . . . .
$1,000.01 - $3,000.00 . . . . .
$3,000.01 - $5,000.00 . . . . .
$5,000.01 - $10,000.00  . . . .
$10,000.01 or more  . . . . . .
                                ---------   -----------  -----------  -----------
     TOTAL  . . . . . . . . .                    100.0%  $                 100.0%
                                ---------   -----------  -----------  -----------
                                ---------   -----------  -----------  -----------

                           COMPOSITION BY CREDIT LIMIT
                                 TRUST PORTFOLIO

                                            Percentage
                                             of Total                Percentage
                                Number of   Number of                 of Total
     Credit Limit Range         Accounts     Accounts   Receivables  Receivables
     ------------------         ---------   ----------  -----------  -----------
Less than $500.01 . . . . . .                        %  $                      %
$500.01 - $1,000.00 . . . . .
$1,000.01 - $3,000.00 . . . .
$3,000.01 - $5,000.00 . . . .
$5,000.01 - $10,000.00  . . .
$10,000.01 - $15,000.00 . . .
                                ---------   ----------  -----------  -----------
     TOTAL  . . . . . . . . .                   100.0%  $                 100.0%
                                ---------   ----------  -----------  -----------
                                ---------   ----------  -----------  -----------


                      COMPOSITION BY PERIOD OF DELINQUENCY
                                 TRUST PORTFOLIO


                                            Percentage
                                             of Total                Percentage
                                Number of   Number of                 of Total
     Period of Delinquency      Accounts     Accounts   Receivables  Receivables
     ---------------------      ---------   ----------  -----------  -----------
Not Delinquent  . . . . . . .                        %  $                      %
Up to 29 Days . . . . . . . .
30 to 59 Days . . . . . . . .
60 to 89 Days . . . . . . . .
90 or More Days . . . . . . .
                                ---------   ----------  -----------  -----------
     TOTAL  . . . . . . . . .                   100.0%  $                 100.0%
                                ---------   ----------  -----------  -----------
                                ---------   ----------  -----------  -----------


                           COMPOSITION BY ACCOUNT AGE
                                 TRUST PORTFOLIO

                                            Percentage
                                             of Total                Percentage
                                Number of   Number of                 of Total
          Account Age           Accounts     Accounts   Receivables  Receivables
          -----------           ---------   ----------  -----------  -----------
Not More than 6 Months  . . .                        %  $                      %
Over 6 Months to 12 Months  .
Over 12 Months to 24 Months .
Over 24 Months to 36 Months .
Over 36 Months to 48 Months .
Over 48 Months to 60 Months .
Over 60 Months to 72 Months .
Over 72 Months  . . . . . . .
                                ---------   ----------  -----------  -----------
     TOTAL  . . . . . . . . .                   100.0%  $                 100.0%
                                ---------   ----------  -----------  -----------
                                ---------   ----------  -----------  -----------

                       GEOGRAPHIC DISTRIBUTION OF ACCOUNTS
                                 TRUST PORTFOLIO

                                         Percentage
                                          of Total                  Percentage
State or                    Number of    Number of                   of Total
Territory                   Accounts      Accounts    Receivables   Receivables
---------                  ----------    ----------   -----------   -----------
Alabama . . . . . . . . .                         %   $                       %
Alaska  . . . . . . . . .
Arizona . . . . . . . . .
Arkansas  . . . . . . . .
California   . . .  . . .
Colorado  . . . . . . . .
Connecticut  . . .  . . .
Delaware  . . . . . . . .
District of Columbia  . .
Florida . . . . . . . . .
Georgia . . . . . . . . .
Guam  . . . . . . . . . .
Hawaii  . . . . . . . . .
Idaho . . . . . . . . . .
Illinois  . . . . . . . .
Indiana . . . . . . . . .
Iowa  . . . . . . . . . .
Kansas  . . . . . . . . .
Kentucky  . . . . . . . .
Louisiana . . . . . . . .
Maine . . . . . . . . . .
Maryland  . . . . . . . .
Massachusetts . . . . . .
Michigan  . . . . . . . .
Minnesota . . . . . . . .
Mississippi  . . . . . .
Missouri  . . . . . . . .
Montana . . . . . . . . .
Nebraska  . . . . . . . .
Nevada  . . . . . . . . .
New Hampshire . . . . . .
New Jersey  . . . . . . .
New Mexico  . . . . . . .
New York  . . . . . . . .
North Carolina  . . . . .
North Dakota  . . . . . .
Ohio  . . . . . . . . . .
Oklahoma  . . . . . . . .
Oregon  . . . . . . . . .
Pennsylvania . . . . . .
Puerto Rico  . . . . . .
Rhode Island  . . . . . .
South Carolina  . . . . .
South Dakota  . . . . . .
Tennessee . . . . . . . .
Texas . . . . . . . . . .
Utah  . . . . . . . . . .
Vermont . . . . . . . . .
Virgin Islands  . . . . .
Virginia  . . . . . . . .
Washington  . . . . . . .
West Virginia . . . . . .
Wisconsin . . . . . . . .
Wyoming . . . . . . . . .
                           ----------    ----------   -----------   -----------
     TOTAL                                   100.0%   $                  100.0%
                           ----------    ----------   -----------   -----------
                           ----------    ----------   -----------   -----------

                                 USE OF PROCEEDS

     The net proceeds from the sale of the Certificates will be paid to the Transferors. The Transferors will use such proceeds for [general corporate purposes].

                                 THE TRANSFERORS

     At its [______ __, 199_] Call Report, the Bank had total deposits of approximately $[_______], total assets of approximately $[_______] and total stockholders' equity of approximately $[_______]. A Call Report is required to be prepared in accordance with regulatory accounting principles, which differ in some respects from generally accepted accounting principles. See "The Transferors--The Bank" in the Prospectus.

     [Description of CCB Holding]


                                SERIES PROVISIONS

     The Certificates will be issued pursuant to the Pooling and Servicing Agreement and a Series Supplement specifying the Principal Terms of the Certificates (the "Series [199_-__] Supplement"), the forms of which have been filed as exhibits to the Registration Statement of which the Prospectus and this Prospectus Supplement are a part. The following summary describes certain terms applicable to the Certificates. Reference should be made to the Prospectus for additional information concerning the Certificates and the Pooling and Servicing Agreement. See "The Pooling and Servicing Agreement" in the Prospectus.

INTEREST PAYMENTS

     Interest on the Certificates will accrue from the Closing Date on the Invested Amount at the Certificate Rate. Interest will be distributed on [______ __, 199_], and on each Interest Payment Date thereafter to the Certificateholders in whose names the Certificates were registered on at the close of business on the last day of the calendar month preceding the date of such payment (each, a "Record Date"). Interest for any Interest Payment Date will accrue from and including the preceding Interest Payment Date (or in the case of the first Interest Payment Date, from and including the Closing Date) but excluding the next Interest Payment Date (each, an "Interest Period").

     Interest payments on the Certificates for each Interest Payment Date will be calculated on the Invested Amount as of the preceding Record Date (or in the case of the initial Interest Payment Date, on the initial Invested Amount based upon the Certificate Rate [for such Interest Period]. Interest will be calculated on the basis of a [360-day] [365-day] year [consisting of twelve 30-day months]. Interest payments in respect of the Certificates on any Interest Payment Date will be funded from collections of Finance Charge Receivables allocated to the Certificateholders' Interest during the [____] preceding Monthly Period[s] and other Available Funds for such Monthly Period[s]. [To the extent [the sum of (i)] the product of the Floating Allocation Percentage of collections of Finance Charge Receivables during the preceding [____] Monthly Period[s] [and (ii) other Available Funds for such Monthly Period[s]] is insufficient to pay such interest, [Excess Finance Charge Collections allocated to Series [199_-_]] [amounts on deposit in the Cash Collateral Account up to the Available Cash Collateral Amount] [other Credit Enhancement] will be used to make such payments.] "Available Funds" means, with respect to any Monthly Period, an amount equal to the sum of [(i)] the Floating Allocation Percentage of collections of Finance Charge Receivables allocated to the Certificates with respect to such Monthly Period,including any investment earnings that are to be treated as collections of Finance Charge Receivables in accordance with the Pooling and Servicing

Agreement [and (ii) if such Monthly Period relates to a Distribution Date with respect to the Scheduled Accumulation Period, Principal Funding Investment Proceeds, if any, with respect to the related Distribution Date [and the amount of funds, if any, to be withdrawn from the Reserve Account that are required to be included in Available Funds on such Distribution Date][and (iii) amounts, if any, to be withdrawn from the Reserve Account which are required to be included in Available Funds pursuant to the Series [199_-_] Supplement with respect to such Distribution Date] [and (iv) any investment earnings transferred from the Pre-Funding Account to the Collection Account on such Distribution Date].

PRINCIPAL PAYMENTS

     During the Revolving Period (which begins on the Closing Date and ends on the day before the commencement of the [Controlled Amortization Period] [Scheduled Accumulation Period] or, if earlier, the Early Amortization Period), no principal payments will be made to Certificateholders.


     [During the Controlled Amortization Period, the Certificateholders will be entitled to receive [for the related Monthly Period]the least of (a)
Available Principal Collections on deposit in the Collection Account with respect to the related Distribution Date, (b) the Controlled Distribution Amount for such Distribution Date and (c) the Invested Amount.]

     [On each Distribution Date with respect to the Scheduled Accumulation Period, the Trustee will deposit in the Principal Funding Account an amount equal to the least of (a) Available Principal Collections on deposit in the Collection Account with respect to such Distribution Date, (b) the Controlled Deposit Amount for such Distribution Date and (c) the [Adjusted] Invested Amount, until the Principal Funding Account Balance equals the Invested Amount. Amounts on deposit in the Principal Funding Account will be paid to the Certificateholders on the Expected Final Payment Date. If a Pay Out Event occurs with respect to the Certificates during the Scheduled Accumulation Period, the Early Amortization Period will commence and any amount on deposit in the Principal Funding Account will be paid to the Certificateholders on the first Special Payment Date. [If, on the Expected Final Payment Date, the amount on deposit in the Principal Funding Account are insufficient to pay the scheduled principal amount, a Pay Out Event will occur and the Early Amortization Period will commence.] ]

     "Available Principal Collections" means, with respect to any Monthly Period, an amount equal to [the sum of (a)] the Principal Allocation Percentage of collections of Principal Receivables received during such Monthly Period, [(b) any Shared Principal Collections with respect to other Series that are allocated to Series [199_-_]] and (c) any other amounts which pursuant to the Series [199_-_] Supplement are to be treated as Available Principal Collections with respect to the related Distribution Date.

     [The Scheduled Accumulation Period is scheduled to commence at the close of business on the last business day of [__________, 199_]; PROVIDED, HOWEVER, the date on which the Scheduled Accumulation Period actually commences may be delayed if the Scheduled Accumulation Period Length (determined as described below) is less than the number of months remaining between each Period Length Determination Date (as hereinafter defined) and the Expected Final Payment Date. Beginning on the Determination Date immediately preceding the [__________ 199_] Distribution Date and on each Determination Date thereafter until the Accumulation Date actually commences (each, a "Period Length Determination Date"), the Transferors will determine the "Scheduled Accumulation Period Length" [based on, among other things, the then current principal payment rate on the Accounts and the principal amount of Series that are entitled to share principal with Series [199_-_]]; PROVIDED, HOWEVER, that the Scheduled Accumulation Period Length will not be less than [____] months]. If the Scheduled Accumulation Period Length is less than the number of months remaining between the related Period Length Determination Date and the Expected Final Payment Date, the Scheduled Accumulation Period will commence later than the last business day of [__________ 199__] and the number of months in the Scheduled Accumulation Period will be equal to the Scheduled

Accumulation Period Length. [Notwithstanding the foregoing, unless a Pay Out Event occurs with respect to the Certificates, the Scheduled Accumulation Period will commence on the last business day of [________ __, 199_] if, prior to such date, a Pay Out Event shall have occurred with respect to any other Series (other than a Series that does not share principal with Series [199_-_] or is designated by the Transferors as an Excluded Series (defined herein)).] The effect of the foregoing calculation is to reduce the Scheduled Accumulation Period Length based on the invested amounts of other Series that are scheduled to be in their revolving periods and thus scheduled to create Shared Principal Collections during the Scheduled Accumulation Period. In addition, if the Scheduled Accumulation Period Length shall have been determined to be less than [____] months and, after the date on which such determination is made, a Pay Out Event shall occur with respect to any outstanding Series, the Scheduled Accumulation Period will commence on the earlier of (i) the date that such Pay Out Event shall have occurred with respect to such Series and (ii) the date on which the Scheduled Accumulation Period is then scheduled to commence.](6)

     On each Distribution Date with respect to the Early Amortization Period until the Invested Amount has been paid in full or the Termination Date occurs, the Certificateholders will be entitled to receive Available Principal Collections in an amount up to the Invested Amount. [In addition, on the first Special Payment Date following the occurrence of an Economic Pay Out Event, after giving effect to any payment of principal on such date as described under "Series Provisions--Application of Collections--Payments of Principal" principal payments will be made to the Certificateholders from amounts on deposit in the Cash Collateral Account as described under "--Cash Collateral Account" below.]

[FUNDING PERIOD]

     [During the period from and including the Closing Date to but excluding the earliest of (i) the day on which the Invested Amount equals the [Full Invested Amount], (ii) the day on which a Pay Out Event occurs and (iii) the [________ __, 199_] Distribution Date (the "Funding Period"), the Pre-Funding Amount will be held in a trust account established with the Trustee for the benefit of the Certificateholders (the "Pre-Funding Account"). The Pre-Funding Amount will equal $[__________].

     Funds on deposit in the Pre-Funding Account will be invested by the Trustee [in certain Eligible Investments] [pursuant to a guaranteed rate agreement] [guaranteed investment contract]. Investment earnings on the Pre-Funding Amount (net of investment losses and investment expenses) will be used to pay interest on the Certificates during the Funding Period.

     During the Funding Period, funds on deposit in the Pre-Funding Account will be withdrawn and paid to the Transferors to the extent of any increases in the Invested Amount. The Transferors expect that the Invested Amount will equal the [Full Invested Amount] by the [_______, 199_] Monthly Period. In the event that the Invested Amount does not for any reason equal the [Full Invested Amount] by the end of the Funding Period, any amount remaining in the Pre-Funding Account will be payable to the Certificateholders on the Distribution Date on which the Funding Period ends.]

ALLOCATION PERCENTAGES

     Pursuant to the Pooling and Servicing Agreement, the Servicer will allocate among the Certificateholders' Interest, the certificateholders' interest for all other Series of certificates issued and outstanding and the Transferors' Interest all collections of Finance Charge Receivables and Principal Receivables and the Defaulted Amount with respect to such Monthly Period.
--------------
(6) Different Series may have different methods of determining the Accumulation Period Length.

     Collections of Finance Charge Receivables and the Defaulted Amount with respect to any Monthly Period will be allocated to the Certificateholders' Interest for a Series [199_-_] based on the Floating Allocation Percentage. The "Floating Allocation Percentage" means, with respect to any Monthly Period, the percentage equivalent (which percentage shall never exceed 100%) of a fraction, the numerator of which is [the sum of] the [Adjusted] Invested Amount [and the Enhancement Invested Amount, if any,] as of the last day of the preceding Monthly Period (or with respect to the first Monthly Period, the Initial Invested Amount) and the denominator of which is the sum of the total amount of the Principal Receivables in the Trust as of such day (or with respect to the first Monthly Period, the total amount of Principal Receivables in the Trust on the Closing Date) and the principal amount on deposit in the Special Funding Account as of such day. [Appropriate adjustments to the calculation methodology will be made to accommodate changes in the Invested Amount during the Funding Period.]

     Collections of Principal Receivables will be allocated to the Certificateholders' Interest based on the Principal Allocation Percentage. The "Principal Allocation Percentage" means, with respect to any Monthly Period, the percentage equivalent (which percentage shall never exceed 100%) of a fraction, the numerator of which is (a) during the Revolving Period, the Invested Amount as of the last day of the immediately preceding Monthly Period (or, with respect to the first Monthly Period, the Initial Invested Amount) and (b) during the [Accumulation] [Controlled Amortization] Period or the Early Amortization Period, the Invested Amount as of the last day of the Revolving Period and the denominator of which is the greater of (i) the sum of the total amount of Principal Receivables in the Trust as of the last day of the immediately preceding Monthly Period and the principal amount on deposit in the Special Funding Account as of such last day (or, in the case of the first Monthly Period, the Closing Date) and (ii) the sum of the numerators used to calculate the principal allocation percentages for all Series outstanding as of the date as to which such determination is being made; [PROVIDED, HOWEVER, that because the Certificates offered hereby are subject to being paired with a future Series, if a Pay Out Event occurs with respect to such a paired Series during the [Controlled Amortization] Period [Accumulation] Period with respect to Series [199_-_], the Transferors may, by written notice delivered to the Trustee and the Servicer, designate a different numerator for the foregoing fraction, provided that such numerator is not less than the [Adjusted] Invested Amount for such Paired Series as of the last day of the Monthly Period preceding such Pay Out Event and the Transferors shall have received written notice from each Rating Agency that such designation will not have a Ratings Effect.

     Notwithstanding the foregoing, in any Monthly Period in which there occurs (a) an Addition Date or (b) a Removal Date, the amount of Principal Receivables used for the denominator in the calculation of the Floating Allocation Percentage and the Principal Allocation Percentage described above will be (i) the aggregate amount of Principal Receivables in the Trust at the end of the day on the last day of the prior Monthly Period for the period from and including the first day of such Monthly Period to but excluding the related Addition Date or Removal Date and (ii) the aggregate amount of Principal Receivables in the Trust at the end of the day on the related Addition Date or Removal Date for the period from and including the related Addition Date or Removal Date to and including the last day of such Monthly Period [; PROVIDED, HOWEVER, that with respect to any Monthly Period during the Funding Period in which the Invested Amount is increased pursuant to the Series [199_-_] Supplement, the numerator in the calculation of the Floating Allocation Percentage and the Principal Allocation Percentage described above will be (1) the Invested Amount at the last day of the prior Monthly Period for the period from and including the first day of such Monthly Period to but excluding the day the Invested Amount is increased and (2) the Invested Amount at the end of the day on which the Invested Amount is increased for the period from and including such day to and including the last day of such Monthly Period].

     As used herein, the following terms have the meanings indicated:(7)

     "Invested Amount" for any date means an amount equal to (i) the Initial Invested Amount, [plus (ii) the amount of any withdrawals from the Pre-Funding Account in connection with the purchase of an additional interest in Principal Receivables,] less (iii) the amount of principal payments made to the Certificateholders on or prior to such date [other than any payments of principal to the Certificateholders from the Pre-Funding Account], less
(iv) the excess, if any, of the aggregate amount of Investor Charge-Offs for all prior Distribution Dates over the aggregate amount of any reimbursements of Investor Charge-Offs for all Distribution Dates prior to such date.

     ["Adjusted Invested Amount" for any date means an amount equal to the then current Invested Amount, less the funds on deposit in the Principal Funding Account on such date.]

     ["Enhancement Invested Amount" for any date means an amount equal to (a) the amount withdrawn from the Cash Collateral Account and applied to the payment of principal on the Certificates on the first Special Payment Date following an Economic Pay Out Event, less (b) the aggregate amount of principal payments made to the Cash Collateral Depositor prior to such day less (c) the aggregate amount by which the Enhancement Invested Amount has been reduced to fund the Investor Default Amount on all prior Distribution Dates as described below, and plus (d) the aggregate amount of Available Finance Charge Collections on all prior Distribution Dates applied to reimburse amounts deducted pursuant to the foregoing clause (c). In the absence of the occurrence of an Economic Pay Out Event and a related withdrawal from the Cash Collateral Account to pay principal of the Certificates, the Enhancement Invested Amount will be zero.]

[PRINCIPAL FUNDING ACCOUNT]

     [The Servicer will establish and maintain in the name of the Trustee, on behalf of the Trust, the Principal Funding Account as an Eligible Account held for the benefit of the Certificateholders. During the Scheduled Accumulation Period, the Servicer will transfer collections in respect of Principal Receivables [and Shared Principal Collections allocated to Series [199_-_]] [other amounts] described herein to be treated in the same manner as collections of Principal Receivables from the Collection Account to the Principal Funding Account as described under "--Application of Collections."

     Unless a Pay Out Event has occurred with respect to the Certificates, all amounts on deposit in the Principal Funding Account (the "Principal Funding Account Balance") on any Distribution Date (after giving effect to any deposits to, or withdrawals from, the Principal Funding Account to be made on such Distribution Date) will be invested to the following Distribution Date by the Trustee at the direction of the Servicer in Eligible Investments. On each Distribution Date with respect to the Scheduled Accumulation Period, the interest and other investment income (net of investment expenses and losses) earned on such investments (the "Principal Funding Investment Proceeds") will be withdrawn from the Principal Funding Account and will be treated as a portion of Available Finance Charge Collections. If such investments with respect to any such Distribution Date yield less than the applicable Certificate Rate, the Principal Funding Investment Proceeds with respect to such Distribution Date will be less than the Covered Amount for such following Distribution Date. It is intended that any such shortfall will be funded from Available Finance Charge Collections (including a withdrawal from the Reserve Account, if necessary, as described under "--Reserve Account"), or a withdrawal from the Cash Collateral Account as described under "--Cash Collateral Account"] [other sources]. The Available Reserve Account Amount and the Available Cash Collateral Amount at any time will be limited and there can be no assurance that sufficient funds will be
----------------------
(7) Appropriate changes to Invested Amount definitions must be made for a prefunded Series.

available to fund any such shortfall. [The "Covered Amount" shall mean for any Distribution Date with respect to the Scheduled Accumulation Period or the first Special Payment Date [one-twelfth of the product of (i) the Certificate Rate and (ii) the Principal Funding Account Balance, if any, as of the preceding Distribution Date] [the product of (i) (A) a fraction, the numerator of which is the actual number of days in the related Interest Period and the denominator of which is 360, times (B) the Certificate Rate in effect with respect to such Interest Period, and (ii) the Principal Funding Account Balance, if any, as of the preceding Distribution Date].]

[RESERVE ACCOUNT]

     [The Servicer will establish and maintain in the name of the Trustee, on behalf of the Trust, an Eligible Deposit Account for the benefit of the Certificateholders (the "Reserve Account"). The Reserve Account is intended to help assure the subsequent distribution of interest on the Certificates as provided in this Prospectus Supplement during the Scheduled Accumulation Period. On each Distribution Date from and after the Reserve Account Funding Date, but prior to the termination of the Reserve Account, the Trustee, acting pursuant to the Servicer's instructions, will apply Available Finance Charge Collections (in the order of priority described below under "--Application of Collections--Payment of Fees, Interest and Other Items") to increase the amount on deposit in the Reserve Account (to the extent such amount is less than the Required Reserve Account Amount). The "Reserve Account Funding Date" will be the Distribution Date with respect to the Monthly Period that begins [____] months prior to the Distribution Date with respect to the first Monthly Period in the Scheduled Accumulation Period, provided that the Transferors may delay the Reserve Account Funding Date to the earliest of (a) the Distribution Date with respect to the Monthly Period that begins [____] months prior to the first Monthly Period that begins the Scheduled Accumulation Period; (b) the first Distribution Date for which the Portfolio Adjusted Yield is less than [____]%, but in such event the Reserve Account Funding Date does not have to occur earlier than the Distribution Date with respect to the Monthly Period that begins [____] months prior to the commencement of the Scheduled Accumulation Period; (c) the first Distribution Date for which the Portfolio Adjusted Yield is less than [____]%, but in such event the Reserve Account Funding Date does not have to occur earlier than the Distribution Date that begins [____] months prior to the commencement of the Scheduled Accumulation Period; or (d) the first Distribution Date for which Portfolio Adjusted Yield is less than [____]%, but in such event the Reserve Account Funding Date does not have to occur earlier than the Distribution Date that begins [____] months prior to the commencement of the Scheduled Accumulation Period or any other date designated by the Transferors, provided that the Transferors have received written notice from each Rating Agency that such designation will not have a Ratings Effect. "Portfolio Adjusted Yield" for any Distribution Date will be equal to the average of the percentages obtained for each of the three preceding Monthly Periods by subtracting the Base Rate from the Portfolio Yield for such Monthly Period and deducting [____] from the result for each Monthly Period. The "Required Reserve Account Amount" for any Distribution Date on or after the Reserve Account Funding Date will be equal to [____]% of the Invested Amount as of the preceding Distribution Date, or any other amount designated by the Transferors, provided that the Transferors have received written notice from each Rating Agency that such designation will not have a Ratings Effect. On each Distribution Date, after giving effect to any deposit to be made to, and any withdrawal to be made from, the Reserve Account on such Distribution Date, the Trustee will withdraw from the Reserve Account an amount equal to the excess, if any, of the amount on deposit in the Reserve Account over the Required Reserve Account Amount and shall distribute such excess to or at the direction of [the Transferors] [the Cash Collateral Depositor] [the Credit Enhancer].

     Provided that the Reserve Account has not terminated as described below, all amounts on deposit in the Reserve Account on any Distribution Date (after giving effect to any deposits to, or withdrawals from, the Reserve Account to be made on such Distribution Date) will be invested to the following Distribution Date by the Trustee at the direction of the Servicer in Eligible Investments. The interest and other investment income (net of investment expenses and losses) earned on such investments (the "Interest Funding

Investment Proceeds") will be retained in the Reserve Account [to the extent the amount on deposit therein is less than the Required Reserve Account Amount) or [distributed to or at the direction of] [the Transferors] [the Cash Collateral Depositor] [the Credit Enhancer] [deposited in the Collection Account for application as Available Funds].

     On or before each Distribution Date with respect to the Scheduled Accumulation Period and on the first Special Payment Date, a withdrawal will be made from the Reserve Account, and the amount of such withdrawal will be deposited in the Collection Account and included in Available Finance Charge Collections in an amount equal to the lesser of (a) the Available Reserve Account Amount with respect to such Distribution Date or Special Payment Date and (b) the excess, if any, of the Covered Amount with respect to such Distribution Date or Special Payment Date over the Principal Funding Investment Proceeds with respect to such Distribution Date or Special Payment Date; PROVIDED that the amount of such withdrawal will be reduced to the extent that funds otherwise would be available to be deposited in the Reserve Account on such Distribution Date or Special Payment Date. On each Distribution Date, the amount available to be withdrawn from the Reserve Account (the "Available Reserve Account Amount") will be equal to the lesser of the amount on deposit in the Reserve Account (before giving effect to any deposit to be made to the Reserve Account on such Distribution Date) and the Required Reserve Account Amount for such Distribution Date.

     The Reserve Account will be terminated following the earlier to occur of
(a) the termination of the Trust pursuant to the Pooling and Servicing Agreement, (b) the date on which the Certificates are paid in full and (c) if the Scheduled Accumulation Period has not commenced, the occurrence of a Pay Out Event with respect to the Certificates or, if the Scheduled Accumulation Period has commenced, the earlier of the first Special Payment Date and the Expected Final Payment Date. Upon the termination of the Reserve Account, all amounts on deposit therein (after giving effect to any withdrawal from the Reserve Account on such date as described above) will be distributed to or at the direction of [the Transferors] [the Cash Collateral Depositor] [the Credit Enhancer]. Any amounts withdrawn from the Reserve Account and distributed to or at the direction of [the Transferors] [the Cash Collateral Depositor] [the Credit Enhancer] as described above will not be available for distribution to the Certificateholders.]

APPLICATION OF COLLECTIONS

     PAYMENT OF FEES, INTEREST AND OTHER ITEMS. On each Distribution Date, the Trustee, acting pursuant to the Servicer's instructions, will apply all amounts allocated to the Certificateholders' Interest for Series [199_-_] with respect to Finance Charge Receivables for the preceding Monthly Period (as described above under "--Allocation Percentages"), [any Excess Finance Charge Collections with respect to the Series in Group [____] that are allocated to Series [199_-_] (as described under "Description of the Certificates--Sharing of Excess Finance Charge Collections" in the Prospectus)], [any investment earnings transferred from the Pre-Funding Account to the Collection Account as described under "--Funding Period" above] [any Principal Funding Investment Proceeds with respect to such Distribution Date (as described under "--Principal Funding Account" above)] , [any Interest Funding Investment Proceeds deposited in the Collection Account with respect to such Distribution Date] [and any funds withdrawn from the Reserve Account that are required to be included in Available Finance Charge Collections (as described under "--Reserve Account" above)] ([collectively,] "Available Finance Charge Collections") on deposit in the Collection Account in the following priority:

          (i) an amount equal to Monthly Interest for such Distribution Date, plus the amount of any Monthly Interest previously due but not paid to the Certificateholders [or deposited to the Interest Funding Account] on a prior Distribution Date, [plus additional interest at the Certificate Rate with respect to amounts that were due but not paid to the Certificateholders [or deposited to the Interest Funding Account] on a prior Distribution Date] (the "Additional Interest"), will be [distributed to

     Certificateholders] [deposited in the Interest Funding Account for distribution to Certificateholders on the applicable Payment Date];

          (ii) an amount equal to the Servicing Fee for such Distribution Date, plus the amount of any Servicing Fee previously due but not distributed to the Servicer on a prior Distribution Date, will be distributed to the Servicer;

          (iii) an amount equal to the Investor Default Amount for such Distribution Date will be treated as a portion of Available Principal Collections for such Distribution Date;

          (iv) an amount equal to the aggregate amount of Investor Charge-Offs that have not been previously reimbursed will be treated as a portion of Available Principal Collections for such Distribution Date;

          (v) [an amount equal to the "Monthly Cash Collateral Fee" (as defined in the agreement (the "Loan Agreement") among the Transferors, the Cash Collateral Depositor and the Trustee)] for such Distribution Date will be distributed to the Cash Collateral Depositor for application in accordance with the Loan Agreement];

          [(vi) an amount equal to the aggregate amount by which the Enhancement Invested Amount has been reduced pursuant to clause (c) of the definition of "Enhancement Invested Amount" under "--Allocation Percentages" above (but not in excess of the aggregate amount of such reductions which have not been previously reimbursed) will be treated as a portion of Available Principal Collections for such Distribution Date;]

          [(vii) an amount up to the excess, if any, of the [lesser of the] Initial Cash Collateral Amount [and the Adjusted Invested Amount] over the remaining Available Cash Collateral Amount will be deposited into the Cash Collateral Account in accordance with the Loan Agreement;]

          [(viii) on each Distribution Date from and after the Reserve Account Funding Date, but prior to the date on which the Reserve Account terminates as described under "--Reserve Account" above, an amount up to the excess, if any, of the Required Reserve Account Amount over the Available Reserve Account Amount will be deposited into the Reserve Account;]

          [(ix) an amount equal to the aggregate of any other amounts then due to the [Cash Collateral Depositor] [Credit Enhancement Provider] pursuant to the [Loan Agreement] [Credit Enhancement Agreement] (to the extent such amounts are payable pursuant to the [Loan Agreement]
     [Credit Enhancement Agreement] out of Available Finance Charge Collections) will be distributed to the [Cash Collateral Depositor] [Credit Enhancement Provider] for application in accordance with the [Loan Agreement] [Credit Enhancement Agreement];] and

          [(x) the balance, if any, will constitute a portion of Excess Finance Charge Collections for such Distribution Date and will be available for allocation to other Series in Group [____] or to the holders of the Transferor Certificates as described in "Description of the Certificates--Sharing of Excess Finance Charge Collections" in the Prospectus.](8)

     "Monthly Interest" means, with respect to any Distribution Date, an amount equal to [one-twelfth of] the product of (i) [(A) a fraction, the numerator of which is the actual number of days in the related
-----------------
(8) Distributions and priorities may be modified to reflect another form of Credit Enhancement.

accrual period and the denominator of which is 360, times (B) ] the Certificate Rate and (ii) [the sum of (A) ] the Invested Amount [and (B) the [product of the Floating Allocation Percentage and the] Pre-Funding Amount, each] as of the close of the preceding Record Date; PROVIDED, HOWEVER, with respect to the first Distribution Date, Monthly Interest will be equal to $[__________]. [Monthly Interest will be calculated on the basis of a 360-day year consisting of twelve 30-day months.]


     "Required Amount" means, with respect to any Distribution Date, the excess, if any, of the full amount required to be paid pursuant to paragraphs
(i), (ii) and (iii) of the second preceding paragraph for such Distribution Date over the amount of Available Finance Charge Collections for such Distribution Date.

     PAYMENTS OF PRINCIPAL. On each Distribution Date, the Trustee, acting pursuant to the Servicer's instructions, will distribute Available Principal Collections (see "--Principal Payments" above) on deposit in the Collection Account in the following priority:

          (i) on each Distribution Date with respect to the Revolving Period, all such Available Principal Collections will be treated as Shared Principal Collections and applied as described under "Description of the Certificates--Shared Principal Collections" in the Prospectus;

          (ii) on each Distribution Date with respect to the [Controlled Amortization] [Accumulation] Period or the Early Amortization Period, all such Available Principal Collections will be distributed or deposited in the following priority:

               (A) an amount equal to Monthly Principal, up to the [Adjusted] Invested Amount on such Distribution Date, will be [deposited in the Principal Funding Account (during the Scheduled Accumulation Period) or] distributed to the Certificateholders (during the [Controlled Amortization Period] Early Amortization Period);

               [(B) for each Distribution Date with respect to the Early Amortization Period, beginning with the Distribution Date on which the Invested Amount is paid in full, an amount equal to the balance, if any, of such Available Principal Collections then on deposit in the Collection Account, to the extent of the Enhancement Invested Amount, if any, will be distributed to the Cash Collateral Depositor for application in accordance with the Loan Agreement; and]

               (C) for each Distribution Date, after giving effect to paragraphs
          (A) [and (B)] above, an amount equal to the balance, if any of such Available Principal Collections, will be treated as Shared Principal Collections and applied as described under "Description of the Certificates--Shared Principal Collections" in the Prospectus.

     "Monthly Principal" with respect to any Distribution Date relating to the [Scheduled Accumulation Period] [Controlled Amortization Period] or the Early Amortization Period will equal the least of (i) the Available Principal Collections on deposit in the Collection Account with respect to such Distribution Date, (ii) for each Distribution Date with respect to the [Scheduled Accumulation Period], [Controlled Amortization Period], [the Controlled Deposit Amount] [the Controlled Distribution Amount] for such Distribution Date and (iii) the [Adjusted] Invested Amount on such Distribution Date.

     ["Controlled Amortization Amount" means for any Distribution Date, $[__________].]


     ["Deficit Controlled Amortization Amount" means (a) on the first Distribution Date with respect to the Controlled Amortization Period, the excess, if any, of the Controlled Amortization Amount for such Distribution Date over the amount distributed from the Collection Account as Monthly Principal for such

Distribution Date and (b) on each subsequent Distribution Date with respect to the Controlled Amortization Period, the excess, if any, of the Controlled Distribution Amount for such subsequent Distribution Date plus any Deficit Controlled Amortization Amount for the prior Distribution Date over the amount distributed from the Collection Account as Monthly Principal for such subsequent Distribution Date.]

     ["Controlled Accumulation Amount" means (a) for any Distribution Date with respect to the Scheduled Accumulation Period, $[__________]; [PROVIDED, HOWEVER, that, if the Scheduled Accumulation Period Length is less than [____] months, the Controlled Accumulation Amount for each Distribution Date with respect to the Scheduled Accumulation Period will be equal to (i) the [Initial] [Full] Invested Amount divided by (ii) the number of Distribution Dates from, and including, the first Distribution Date with respect to the Scheduled Accumulation Period to, and including, the Expected Final Payment Date].]

     ["Deficit Controlled Accumulation Amount" means (a) on the first Distribution Date with respect to the Scheduled Accumulation Period, the excess, if any, of the Controlled Accumulation Amount for such Distribution Date over the amount distributed from the Collection Account as Monthly Principal for such Distribution Date and (b) on each subsequent Distribution Date with respect to the Scheduled Accumulation Period, the excess, if any, of the Controlled Deposit Amount for such subsequent Distribution Date plus any Deficit Controlled Accumulation Amount for the prior Distribution Date over the amount distributed from the Collection Account as Monthly Principal for such subsequent Distribution Date.]

[CASH COLLATERAL ACCOUNT]

     [The Trust will have the benefit of the Cash Collateral Account for the benefit of the Certificateholders and the Cash Collateral Depositor, as their interests appear in the Series [199_-_] Supplement, and in the case of the Cash Collateral Depositor, in the Loan Agreement (which interest, in the case of the Cash Collateral Depositor, will be subordinated to the interests of the Certificateholders as provided in the Series [199_-_] Supplement). The Cash Collateral Account will be one or more Eligible Deposit Accounts. Funds on deposit in the Cash Collateral Account will be invested in certain Eligible Investments.

     The Cash Collateral Account will be funded on the Closing Date in the Initial Cash Collateral Amount, which amount will include the proceeds of an advance to be made by one or more financial institutions to be selected by the Transferors (such financial institution or institutions, the "Cash Collateral Depositor"). Such advance will be repaid pursuant to the Loan Agreement. The Cash Collateral Account will be terminated following the earliest to occur of (a) the date on which the Certificates are paid in full, [(b) the date on which the entire Available Cash Collateral Amount is distributed to the Certificateholders as a result of the occurrence of an Economic Pay Out Event,] (c) the Termination Date and (d) the termination of the Trust pursuant to the Pooling and Servicing Agreement.

     On each Distribution Date, the amount available to be withdrawn from the Cash Collateral Account (the "Available Cash Collateral Amount") will be equal to the lesser of the amount on deposit in the Cash Collateral Account (before giving effect to any deposit to be made to the Cash Collateral Account on such Distribution Date) and the [lesser of the] Initial Cash Collateral Amount [and the Adjusted Invested Amount].

     On each Distribution Date, unless an Economic Pay Out Event has occurred, a withdrawal will be made from the Cash Collateral Account, to the extent of the Available Cash Collateral Amount, in an amount equal to the Required Amount, if any, with respect to such Distribution Date. Any such funds withdrawn from the Cash Collateral Account will be applied in accordance with, and subject to the priorities set forth in paragraphs (i),
(ii) and (iii) under "--Application of Collections--Payment of Fees, Interest and Other Items" above.

     [On the first Special Payment Date following a Pay Out Event described below in clause [(e)] under "--Pay Out Events" (an "Economic Pay Out Event"),
(a) an amount equal to the lesser of (i) the Available Cash Collateral Amount (after giving effect to any withdrawals from the Cash Collateral Account on such date as described above) and (ii) the unpaid principal amount of the Certificates [(less the Principal Funding Account Balance)], will be withdrawn from the Cash Collateral Account and distributed to the Certificateholders as a payment of principal of the Certificates. See "--Pay Out Events" below.]

     On each Distribution Date, the Servicer or the Trustee, acting pursuant to the Servicer's instructions, will deposit Available Finance Charge Collections (in the order of priority described above under "--Application of Collections--Payment of Fees, Interest and Other Items") to the Cash Collateral Account (to the extent the amount on deposit in the Cash Collateral Account is less than the [lesser of the] Initial Cash Collateral Amount [and the Adjusted Invested Amount]). On each Distribution Date, after giving effect to any deposit to be made to, and any withdrawal to be made from, the Cash Collateral Account on such Distribution Date, the Trustee will withdraw from the Cash Collateral Account an amount equal to the excess, if any, of the amount on deposit in the Cash Collateral Account over the [[lesser of the] Initial Cash Collateral Amount [and the Adjusted Invested Amount]] [Required Cash Collateral Amount], and shall distribute such excess to the Cash Collateral Depositor for application in accordance with the Loan Agreement. [The "Required Cash Collateral Amount" with respect to any Distribution Date means the product of (i) the Investor Interest as of the last day of the preceding Monthly Period, and (ii) [___]%, but not less that $[________]; PROVIDED, HOWEVER, that if certain withdrawals are made from the Cash Collateral Account during the Controlled Amortization Period or if a Pay Out Event occurs, the Required Cash Collateral Account for each Distribution Date thereafter shall equal the Required Cash Collateral Amount for the Distribution Date immediately preceding the occurrence of such withdrawal or Pay Out Event.] Any amounts withdrawn from the Cash Collateral Account and distributed to the Cash Collateral Depositor as described above will not be available for distribution to the Certificateholders.]

[OTHER FORMS OF CREDIT ENHANCEMENT]

     [The Certificates will have the benefit of the [letter of credit] [cash collateral guaranty] [surety Bond] [insurance policy] [spread account] [reserve account] [issued by __________ (the "Credit Enhancer")] in the initial amount of $[__________].

     With respect to any Distribution Date, the amount available to be drawn under the [letter of credit] [cash collateral guaranty] [surety bond] [insurance policy] [spread account] [reserve account] (the "Available Credit Enhancement Amount") will equal [$__________].]

     [Information with respect to Credit Enhancement]

[CREDIT ENHANCER]

     [Information, if applicable, to be provided by Credit Enhancer]

DEFAULTED RECEIVABLES; INVESTOR CHARGE-OFFS

     On each Determination Date, the Servicer will calculate the Investor Default Amount for the preceding Monthly Period. The term "Investor Default Amount" means, with respect to any Distribution Date, the product of (i) the Floating Allocation Percentage with respect to the related Monthly Period and
(ii) the Defaulted Amount for such Monthly Period.

     On each Distribution Date, if the Required Amount for such Distribution Date exceeds the Available Cash Collateral Amount, [the Enhancement Invested Amount, if any, will be reduced by the amount of such excess, but not by more than the Investor Default Amount for such Distribution Date. In the event that such reduction would cause the Enhancement Invested Amount to be a negative number, the Enhancement Invested Amount will be reduced to zero, and the Invested Amount will be reduced by the amount by which the Enhancement Invested Amount would have been reduced below zero, but not by more than the excess, if any, of the Investor Default Amount for such Distribution Date over the amount of such reduction, if any, of the Enhancement Invested Amount with respect to such Distribution Date] [the Invested Amount will be reduced by the amount of such excess, but not by more than the Investor Default Amount for such Distribution Date] (an "Investor Charge-Off"). If the Invested Amount has been reduced by the amount of any Investor Charge-Offs, it will thereafter be increased on any Distribution Date (but not by an amount in excess of the aggregate unreimbursed Investor Charge-Offs) by the amount of Available Finance Charge Collections allocated and available for such purpose as described under "--Application of Collections--Payment of Fees, Interest and Other Items."
If an Investor Charge-Off is not subsequently reimbursed, it will have the effect of slowing or reducing the return, of principal to the Certificateholders.

     [Any such reductions of the Enhancement Invested Amount shall thereafter be reimbursed and the Enhancement Invested Amount increased (but not by an amount in excess of the aggregate reductions of the Enhancement Invested Amount) on any Distribution Date by the amount of Available Finance Charge Collections allocated and available for such purpose as described above under "--Application of Collections--Payment of Fees, Interest and Other Items."]

[PAIRED SERIES]

     [The Certificates may be paired with one or more other Series (each a "Paired Series") at or after the commencement of the [Controlled Amortization] Period [Accumulation] Period. As [funds are accumulated in the Principal Funding Account] [principal is paid to the Certificateholders during the Controlled Amortization Period] , the invested amount in the Trust of such Paired Series will increase by a corresponding amount. Upon payment in full of the Certificates, assuming that there have been no unreimbursed charge-offs with respect to any related Paired Series, the aggregate invested amount of such related Paired Series will have been increased by an amount up to an aggregate amount equal to the Invested Amount paid to the Certificateholders after the Certificates were paired with the Paired Series.
 The issuance of a Paired Series will be subject to the conditions described under "Description of the Certificates--New Issuances" in the Prospectus. There can be no assurance, however, that the terms of any Paired Series might not have an impact on the timing or amount of payments received by a Certificateholder. See "Special Considerations--Master Trust Considerations--Issuance of Additional Series" in the Prospectus.]

PAY OUT EVENTS

     The Pay Out Events with respect to the Certificates will include each of the events specified in the Prospectus under "Description of the Certificates--Pay Out Events" and the following:

          [(a) a failure on the part of the Transferors (i) to make any payment or deposit required under the Pooling and Servicing Agreement or the Series [199_-_] Supplement within [___] business days after the day such payment or deposit is required to be made; or (ii) to observe or perform any other covenants or agreements of the Transferors set forth in the Pooling and Servicing Agreement or the Series [199_-_] Supplement, which failure has a material adverse effect on the Certificateholders] and which continues unremedied for a period of [____] days after written notice;

          (b) any representation or warranty made by the Transferors in the Pooling and Servicing Agreement or the Series [199_-_] Supplement or any information required to be given by the Transferors to the Trustee to identify the Accounts proves to have been incorrect in any material respect when made and continues to be incorrect in any material respect for a period of [____] days after written notice and as a result of which the interests of the Certificateholders are materially and adversely affected; PROVIDED, HOWEVER, that a Pay Out Event shall not be deemed to occur thereunder if the Transferors have repurchased the related Receivables or all such Receivables, if applicable, during such period in accordance with the provisions of the Pooling and Servicing Agreement;

          (c) a failure by the Transferors to make an Addition to the Trust within [___] business days after the day on which it is required to make such Addition pursuant to the Pooling and Servicing Agreement [or the Series [199_-_] Supplement];

          (d)  the occurrence of any Servicer Default;

          [(e) a reduction of the [average] Portfolio Yield for any [three] consecutive Monthly Periods to a rate less than the [average of the Base Rate[s]] for such period;]

          [(f) the failure to pay in full the Invested Amount on the Expected Final Payment Date]; and

          [(g) the [Available Credit Enhancement Amount] [Available Cash Collateral Amount] is less than [___]% of the Invested Amount].]

     Then, in the case of any event described in subparagraph (a), (b) or
(d), after the applicable grace period, if any, set forth in such subparagraphs, either the Trustee or the holders of Certificates evidencing more than 50% of the aggregate unpaid principal amount of Certificates by notice then given in writing to the Transferors and the Servicer (and to the Trustee if given by the Certificateholders) may declare that a Pay Out Event has occurred with respect to Series [199_-_] as of the date of such notice, and, in the case of any event described in subparagraph (c), (e) or (f), a Pay Out Event shall occur with respect to Series [199_-_] without any notice or other action on the part of the Trustee immediately upon the occurrence of such event.

     For purposes of the Pay Out Event described in clause [(e)] above, the terms "Base Rate" and "Portfolio Yield" will be defined as follows with respect to the Certificates:

         "Base Rate" means, with respect to any Monthly Period, [____]% [the annualized percentage equivalent of a fraction, the numerator of which is equal to the sum of Monthly Interest and the Monthly Servicing Fee with respect to the Certificates for the related Distribution Date and the denominator of which is the Invested Amount as of the last day of the preceding Monthly Period] [the sum of the Certificate Rate for the related Interest Period and the Servicing Fee Rate].

          "Portfolio Yield" means, with respect to any Monthly Period, the annualized percentage equivalent of a fraction, the numerator of which is equal to [(a) the Floating Allocation Percentage of collections of Finance Charge Receivables (including any investment earnings that are to be treated as collections of Finance Charges Receivables in accordance with the Pooling and Servicing Agreement) for such Monthly Period [plus
     (b) the amount of Principal Funding Investment Proceeds for the related Distribution Date,] [plus (c) the amount of any Interest Funding Investment Proceeds for the related Distribution Date] [plus (d) any Excess Finance Charge Collections that are allocated to Series [199_-_] with respect to such Monthly Period] [plus (e) the amount of funds, if any, withdrawn from the Reserve Account which are required to be included as Available Finance Charge Collections for the Distribution Date with respect to such Monthly Period][plus (f) the amount of any investment earnings transferred from the Pre-Funding Account to the Collection Account on such Distribution Date] less (g) the Investor Default Amount for the Distribution Date with respect to such Monthly Period, and the denominator of which is the Invested
     Amount as of the last day of the preceding Monthly Period].

     If the proceeds of any sale of the Receivables following the occurrence of an Insolvency Event with respect to the Transferors, as described in the Prospectus under "Description of the Certificates--Pay Out Events," allocated to the Invested Amount and the proceeds of any collections on the Receivables in the Collection Account [and any Available Cash Collateral Amount] [and any amounts on deposit in the [Principal Funding Account] [Interest Funding Account] [other amounts] are not sufficient to pay in full the remaining amount due on the Certificates, the Certificateholders will suffer a corresponding loss. See "Certain Legal Aspects of the Receivables--Certain Matters Relating to Receivership" in the Prospectus for a discussion of the impact of recent federal legislation on the Trustee's ability to liquidate the Receivables.

SERVICING COMPENSATION AND PAYMENT OF EXPENSES

     The share of the Servicing Fee allocable to the Certificateholders with respect to any Distribution Date (the "Monthly Servicing Fee") shall be equal to one-twelfth of the product of (a) [____]% (the "Servicing Fee Rate") and
(b) (i) the [sum of the] [Adjusted] Invested Amount [and the Enhancement Invested Amount, if any,] as of the last day of the Monthly Period preceding such Distribution Date, less (ii) the product of (A) any amount on deposit in the Special Funding Account as of the last day of the Monthly Period preceding such Distribution Date and (B) the Floating Allocation Percentage with respect to such Monthly Period (the amount calculated pursuant to this clause (b) is referred to as the "Servicing Base Amount"); PROVIDED, HOWEVER, with respect to the first Distribution Date, the Monthly Servicing Fee shall be equal to $[__________]. The share of the Monthly Servicing Fee allocable to the Certificateholders with respect to Distribution Date (the "Servicing Fee") shall be equal to one-twelfth of the product of (a) [____]% (the "Net Servicing Fee Rate") and (b) the Servicing Base Amount; PROVIDED, HOWEVER, that with respect to the first Distribution Date, the Servicing Fee shall be equal to $[__________]. The remainder of the Servicing Fee shall be paid by the holders of the Transferor Certificates or the certificateholders of other Series (as provided in the related Supplements) and in no event shall the Trust, the Trustee, the Certificateholders [or the Cash Collateral Depositor] [Credit Enhancement Provider] be liable for the share of the Servicing Fee to be paid by the holders of the Transferor Certificates or the Certificateholders of any other Series. The Servicing Fee shall be payable to the Servicer solely to the extent amounts are available for distribution in respect thereof as described under "Application of Collections--Payment of Fees, Interest and Other Items" above.

[SERIES TERMINATION]

     [If, on the [____] Distribution Date, [____] months prior to the Termination Date, the Invested Amount (after giving effect to all changes therein on such date) exceeds zero, the Servicer will, within the 40-day period beginning on such date, solicit bids for the sale of interests in the Principal Receivables or certain Principal Receivables, together in each case with the related Finance Charge Receivables, in an amount equal to the [sum of the] Invested Amount [and the Enhancement Invested Amount, if any,] at the close of business on the last day of the Monthly Period preceding the Termination Date (after giving effect to all distributions required to be made on the Termination Date). The Transferors and the [Cash Collateral Depositor] [Credit Enhancement Provider] will be entitled to participate in, and to receive notice of each bid submitted in connection with, such bidding process. Upon the expiration of such 40-day period, the Trustee will determine (a) which bid is the highest cash purchase offer (the "Highest Bid") and (b) the amount (the "Available Final Distribution Amount") which otherwise would be available in the Collection Account on the Series Termination Date for distribution to the Certificateholders. The Servicer will sell such Receivables on the Termination Date to the bidder who provided the Highest Bid and will deposit the proceeds of such sale in the Collection Account for allocation (together with the Available Final Distribution Amount) to the Certificateholders' Interest.

     Except as necessary to reimburse previous reductions in the Invested Amount as a result of unreimbursed Investor Charge-Offs, amounts [on deposit in the Cash Collateral Account] [available under the Credit Enhancement] will not be available to cover any shortfall, if the proceeds of such sale, together with the Available Final Distribution Amount, are less than the Invested Amount plus accrued and unpaid interest on the Certificates. Accordingly, in such event, the Certificateholders will incur a loss.]

REPORTS

     No later than the third business day prior to each Distribution Date, the Servicer will forward to the Trustee, the Paying Agent, each Rating Agency and [the Cash Collateral Depositor] [Credit Enhancement Provider], a statement (the "Monthly Report") prepared by the Servicer setting forth certain information with respect to the Trust and the Certificates, including: [(a) the aggregate amount of Principal Receivables and Finance Charge Receivables in the Trust as of the end of such Monthly Period; (b) the Invested Amount [and the Adjusted Invested Amount]; (c) the Floating Allocation Percentage and, during the [Scheduled Accumulation Period] [Controlled Amortization Period] or Early Amortization Period, the Principal Allocation Percentage; (d) the amount of collections of Principal Receivables and Finance Charge Receivables processed during the related Monthly Period and the portion thereof allocated to the Certificateholders' Interest; (e) the aggregate outstanding balance of Accounts that were [30], [60] and [90] days or more delinquent as of the end of such Monthly Period; (f) the Investor Defaulted Amount and the Defaulted Amount with respect to such Monthly Period; (g) the aggregate amount, if any, of Investor charge-offs and any Investor charge-offs reimbursed on the related Monthly Period, for such Monthly Period; (h) the Monthly Investor Servicing Fee for such Monthly Period; (i) the Portfolio Yield for such Monthly Period; (j) the Base Rate for such Monthly Period; (k) the [Available Cash Collateral Amount] [Available Credit Enhancement Amount] for such Distribution Date]; and [other amounts].

                                  UNDERWRITING

     Subject to the terms and conditions set forth in the underwriting agreement (the "Underwriting Agreement") between the Transferors and the underwriters named below (the "Underwriters"), the Transferors have agreed to sell to the Underwriters, and each of the Underwriters has severally agreed to purchase, the principal amount of the Certificates and set forth opposite its name:


                                                             Principal
                                                             Amount of
     Underwriters                                           Certificates
     ------------                                           ------------
     . . . . . . . . . . . . . . . . . . . . .             $
     . . . . . . . . . . . . . . . . . . . . .
                                                           ---------------
          Total   . . . . . . . . . . . . . . .            $


     The Underwriting Agreement provides that the obligations of the Underwriters to pay for and accept delivery of the Certificates are subject to the approval of certain legal matters by their counsel and to certain other conditions. All of the Certificates offered hereby will be issued if any are issued.

     The Underwriters propose initially to offer the Certificates to the public at the price set forth on the cover page hereof and to certain dealers at such price less concessions not in excess of [____]% of the principal amount of the Certificates. The Underwriters may allow, and such dealers may reallow, concessions not in excess of [____]% of the principal amount of the Certificates to certain brokers and dealers. After the initial public offering, the public offering price and other selling terms may be changed by the Underwriters.

     The Transferors severally will indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act, or contribute to payments the Underwriters may be required to make in respect thereof.

                             INDEX OF DEFINED TERMS

Accounts . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .S-1, S-3
Additional Interest. . . . . . . . . . . . . . . . . . . . . . . . . . . . .S-26
Adjusted Invested Amount . . . . . . . . . . . . . . . . . . . . . . . S-5, S-24
Available Cash Collateral Amount . . . . . . . . . . . . . . . . . . . . . .S-29
Available Credit Enhancement Amount. . . . . . . . . . . . . . . . . . . . .S-30
Available Final Distribution Amount. . . . . . . . . . . . . . . . . . . . .S-33
Available Finance Charge Collections . . . . . . . . . . . . . . . . . . . .S-26
Available Funds. . . . . . . . . . . . . . . . . . . . . . . . . . . .S-20, S-26
Available Principal Collections. . . . . . . . . . . . . . . . . . . . . . .S-21
Available Reserve Account Amount . . . . . . . . . . . . . . . . . . . . . .S-26
Bank . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . S-3
Base Rate. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .S-32
Cash Collateral Account. . . . . . . . . . . . . . . . . . . . . . . . . . . S-9
Cash Collateral Depositor. . . . . . . . . . . . . . . . . . . . . . . . . .S-29
CCB Holding. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .S-1, S-3
Certificate Rate . . . . . . . . . . . . . . . . . . . . . . . . . . . .S-2, S-5
Certificateholders' Interest . . . . . . . . . . . . . . . . . . . . . . . . S-5
Certificates . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . S-1
Controlled Accumulation Amount . . . . . . . . . . . . . . . . . . . . . . .S-29
Controlled Amortization Amount . . . . . . . . . . . . . . . . . . . . . . .S-28
Controlled Amortization Period . . . . . . . . . . . . . . . . . . . . . . . S-8
Covered Amount . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .S-25
Credit Enhancer. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .S-30
Deficit Controlled Accumulation Amount . . . . . . . . . . . . . . . . . . .S-29
Deficit Controlled Amortization Amount . . . . . . . . . . . . . . . . . . .S-28
Designated Portfolio . . . . . . . . . . . . . . . . . . . . . . . . . . . . S-3
Early Termination Amount . . . . . . . . . . . . . . . . . . . . . . . . . . S-7
Economic Pay Out Event . . . . . . . . . . . . . . . . . . . . . . . . . . .S-30
Enhancement Invested Amount. . . . . . . . . . . . . . . . . . . S-6, S-24, S-27
ERISA. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .S-11
Expected Final Payment Date. . . . . . . . . . . . . . . . . . . . . . S-5, S-12
Floating Allocation Percentage . . . . . . . . . . . . . . . . . . . . . . .S-23
Full Invested Amount . . . . . . . . . . . . . . . . . . . . . . . . . . . . S-6
Funding Period . . . . . . . . . . . . . . . . . . . . . . . . . . . . S-6, S-22
Group [____] . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . S-8
Highest Bid. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .S-33
Index. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . S-5
Initial Cash Collateral Amount . . . . . . . . . . . . . . . . . . . . .S-5, S-9
Initial Invested Amount. . . . . . . . . . . . . . . . . . . . . . . . . . . S-4
Interest Funding Investment Proceeds . . . . . . . . . . . . . . . . . . . .S-25
Interest Payment Date. . . . . . . . . . . . . . . . . . . . . . . . . . . . S-2
Interest Period. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .S-20
Invested Amount. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .S-24
Investor Charge-Off. . . . . . . . . . . . . . . . . . . . . . . . . . . . .S-31
Investor Default Amount. . . . . . . . . . . . . . . . . . . . . . . . . . .S-30
Loan Agreement . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .S-27
Monthly Cash Collateral Fee. . . . . . . . . . . . . . . . . . . . . . . . .S-27
Monthly Interest . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .S-27

Monthly Principal. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .S-28
Monthly Report . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .S-34
Monthly Servicing Fee. . . . . . . . . . . . . . . . . . . . . . . . . . . .S-33
Net Servicing Fee Rate . . . . . . . . . . . . . . . . . . . . . . . . . . .S-33
Paired Series. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .S-31
Period Length Determination Date . . . . . . . . . . . . . . . . . . . . . .S-21
Plan . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .S-11
Pooling and Servicing Agreement. . . . . . . . . . . . . . . . . . . . .S-1, S-3
Portfolio Adjusted Yield . . . . . . . . . . . . . . . . . . . . . . . . . .S-25
Portfolio Yield. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .S-32
Pre-Funding Account. . . . . . . . . . . . . . . . . . . . . . . . . . S-6, S-22
Pre-Funding Amount . . . . . . . . . . . . . . . . . . . . . . . . . . . . . S-6
Principal Allocation Percentage. . . . . . . . . . . . . . . . . . . . . . .S-23
Principal Funding Account. . . . . . . . . . . . . . . . . . . . . . . . . .S-12
Principal Funding Account Balance. . . . . . . . . . . . . . . . . . . . . .S-24
Principal Funding Investment Proceeds. . . . . . . . . . . . . . . . . . . .S-24
Rate Determination Date. . . . . . . . . . . . . . . . . . . . . . . . . . . S-5
Receivables. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .S-1, S-3
Record Date. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .S-20
Required Amount. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .S-28
Required Cash Collateral Amount. . . . . . . . . . . . . . . . . . . . . . .S-30
Required Reserve Account Amount. . . . . . . . . . . . . . . . . . . . . . .S-25
Reserve Account. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .S-25
Reserve Account Funding Date . . . . . . . . . . . . . . . . . . . . . . . .S-25
Scheduled Accumulation Period. . . . . . . . . . . . . . . . . . . . . . . . S-8
Scheduled Accumulation Period Length . . . . . . . . . . . . . . . . . . . .S-21
Series Cut-Off Date. . . . . . . . . . . . . . . . . . . . . . . . . . . . . S-5
Series Servicing Fee Percentage. . . . . . . . . . . . . . . . . . . . . . . S-7
Series [199_-__] Supplement. . . . . . . . . . . . . . . . . . . . . . . . .S-20
Servicer . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .S-1, S-3
Servicing Base Amount. . . . . . . . . . . . . . . . . . . . . . . . . . . .S-33
Servicing Fee. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .S-33
Servicing Fee Rate . . . . . . . . . . . . . . . . . . . . . . . . . . . . .S-33
Special Payment Date . . . . . . . . . . . . . . . . . . . . . . . . . . . .S-12
Termination Date . . . . . . . . . . . . . . . . . . . . . . . . . . . S-8, S-10
Transferors. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .S-1, S-3
Trust. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .S-1, S-3
Trustee. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .S-1, S-3
Underwriters . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .S-34
Underwriting Agreement . . . . . . . . . . . . . . . . . . . . . . . . . . .S-34

----------------------------------------

NO DEALER, SALESMAN OR OTHER PERSON
HAS BEEN AUTHORIZED TO GIVE ANY
INFORMATION OR TO MAKE ANY
REPRESENTATIONS NOT CONTAINED IN
THIS PROSPECTUS SUPPLEMENT OR THE
ACCOMPANYING PROSPECTUS AND, IF
GIVEN OR MADE, SUCH INFORMATION OR
REPRESENTATIONS MUST NOT BE RELIED
UPON AS HAVING BEEN AUTHORIZED BY
EITHER TRANSFEROR OR BY THE
UNDERWRITERS.  NEITHER THIS
PROSPECTUS SUPPLEMENT NOR THE
ACCOMPANYING PROSPECTUS CONSTITUTES
AN OFFER OR A SOLICITATION BY ANYONE
IN ANY STATE IN WHICH SUCH OFFER OR
SOLICITATION IS NOT QUALIFIED OR TO
ANYONE TO WHOM IT IS UNLAWFUL TO
MAKE SUCH OFFER OR SOLICITATION.
NEITHER THE DELIVERY OF THIS
PROSPECTUS SUPPLEMENT OR THE
ACCOMPANYING PROSPECTUS, NOR ANY
SALE MADE HEREUNDER SHALL, UNDER ANY
CIRCUMSTANCES, CREATE ANY
IMPLICATION THAT THERE HAS BEEN NO
CHANGE IN THE AFFAIRS OF EITHER
TRANSFEROR SINCE THE DATE HEREOF OR
THEREOF OR THAT THE INFORMATION
CONTAINED OR INCORPORATED BY
REFERENCE HEREIN OR THEREIN IS
CORRECT AS OF ANY TIME SUBSEQUENT TO
ITS DATE.

                -------------------

                 TABLE OF CONTENTS


         PROSPECTUS SUPPLEMENT      PAGE

Summary of Series Terms. . . . . . .  S-
Special Considerations . . . . . . .  S-
Maturity Considerations. . . . . . .  S-
The Portfolio. . . . . . . . . . . .  S-
The Receivables. . . . . . . . . . .  S-
Use of Proceeds. . . . . . . . . . .  S-
The Transferors. . . . . . . . . . .  S-
Series Provisions. . . . . . . . . .  S-
Underwriting . . . . . . . . . . . .  S-
Index of Defined Terms . . . . . . .  S-

              PROSPECTUS

Available Information. . . . . . . . . .
Reports to Certificateholders. . . . . .
Incorporation of Certain Documents by
  Reference  . . . . . . . . . . . . . .
Prospectus Summary . . . . . . . . . . .
Special Considerations . . . . . . . . .
The Bank's Credit Card Activities. . . .
The Bank . . . . . . . . . . . . . . . .
CCB Holding Corporation. . . . . . . . .
The Receivables. . . . . . . . . . . . .
Use of Proceeds. . . . . . . . . . . . .
The Trust. . . . . . . . . . . . . . . .
Description of the Certificates. . . . .
The Pooling and Servicing Agreement. . .
Description of the Receivables
  Purchase Agreement . . . . . . . . .
Certain Legal Aspects of the
Receivables. . . . . . . . . . . . . . .
Certain Federal Income Tax
Consequences . . . . . . . . . . . . . .
ERISA Considerations . . . . . . . . . .
Plan of Distribution . . . . . . . . . .
Index of Defined Terms . . . . . . . . .


         UNTIL [            ], 199[ ]
[(90 DAYS AFTER THE DATE OF THIS
PROSPECTUS)], ALL DEALERS EFFECTING
TRANSACTIONS IN THE CERTIFICATES
WHETHER OR NOT PARTICIPATING IN THIS
DISTRIBUTION, MAY BE REQUIRED TO
DELIVER A PROSPECTUS SUPPLEMENT AND
PROSPECTUS.  THIS IS IN ADDITION TO
THE OBLIGATION OF DEALERS TO DELIVER
A PROSPECTUS SUPPLEMENT AND
PROSPECTUS WHEN ACTING AS
UNDERWRITERS AND WITH RESPECT TO
THEIR UNSOLD ALLOTMENTS OR
SUBSCRIPTIONS.



----------------------------------------



----------------------------------------

              CHEVY CHASE
       MASTER CREDIT CARD TRUST II



 $[_________] [FLOATING RATE] [      %]
              SERIES [199 - ]
        ASSET BACKED CERTIFICATES





               CHEVY CHASE
               BANK, F.S.B.,
        AS TRANSFEROR AND SERVICER


         CCB HOLDING CORPORATION,
              as Transferor



          _____________________

          PROSPECTUS SUPPLEMENT
          _____________________



         [NAME OF UNDERWRITERS]



----------------------------------------

INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO
THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR
MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.

                SUBJECT TO COMPLETION, DATED OCTOBER 23, 1996

PROSPECTUS SUPPLEMENT
(To Prospectus dated _________ __, 199_)                        VERSION #2


                     CHEVY CHASE MASTER CREDIT CARD TRUST II
          $__________ CLASS A SERIES [199_-__] [FLOATING RATE] [____%]
                            ASSET BACKED CERTIFICATES
          $__________ CLASS B SERIES [199_-__] [FLOATING RATE] [____%]
                            ASSET BACKED CERTIFICATES

                            CHEVY CHASE BANK, F.S.B.,
                           as Transferor and Servicer

                            CCB HOLDING CORPORATION,
                                 as Transferor



     The Class A Series [199_-__] [Floating Rate] [____%] Asset Backed Certificates (the "Class A Certificates") and the Class B Series [199_-__] [Floating Rate] [____%] Asset Backed Certificates (the "Class B Certificates" and, together with the Class A Certificates, the "Certificates") offered hereby will represent undivided interests in certain assets of the Chevy Chase Master Credit Card Trust II (the "Trust") [to be] created pursuant to a Pooling and Servicing Agreement (the "Pooling and Servicing Agreement") among Chevy Chase Bank, F.S.B. (the "Bank"), as transferor and servicer (in such capacity, the "Servicer") and CCB Holding Corporation ("CCB Holding"), a Delaware corporation, as transferor (the Bank and CCB Holding together in their capacity as transferors, the "Transferors"), and Bankers Trust Company, as trustee (the "Trustee"). The property of the Trust includes receivables (the "Receivables") generated from time to time in a portfolio of MasterCard-Registered Trademark- and Visa-Registered Trademark- revolving credit card accounts (the "Accounts"), collections thereon and certain other property as more fully described herein. The Transferors initially will own the remaining undivided interest in the Trust not represented by the Certificates and the other investor certificates or interests issued by the Trust. The Transferors [have offered and] may offer from time to time other series of certificates that evidence undivided interests in certain assets of the Trust, which may have terms significantly different from the Certificates and which are not offered hereby. The issuance of additional Series of certificates may impact the timing or amount of payments received by holders of the Certificates.
                                                        (CONTINUED ON NEXT PAGE)
                              --------------------

     THERE CURRENTLY IS NO SECONDARY MARKET FOR THE CERTIFICATES, AND THERE IS NO ASSURANCE THAT ONE WILL DEVELOP OR, IF ONE DOES DEVELOP, THAT IT WILL CONTINUE UNTIL THE CERTIFICATES ARE PAID IN FULL. POTENTIAL INVESTORS SHOULD CONSIDER, AMONG OTHER THINGS, THE INFORMATION SET FORTH IN "SPECIAL CONSIDERATIONS" COMMENCING ON PAGE ____ HEREIN AND ON PAGE ____ IN THE PROSPECTUS.

     THE CERTIFICATES WILL REPRESENT INTERESTS IN THE TRUST ONLY AND WILL NOT REPRESENT INTERESTS IN OR OBLIGATIONS OF, NOR WILL THEY BE GUARANTEED BY, EITHER BANK, THE SERVICER OR ANY AFFILIATE OF THE FOREGOING. NEITHER THE CERTIFICATES NOR THE UNDERLYING ACCOUNTS OR RECEIVABLES OR ANY COLLECTIONS THEREON ARE INSURED OR GUARANTEED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENTAL AGENCY OR INSTRUMENTALITY.

     THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS SUPPLEMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

                              Price to     Underwriting      Proceeds to
                              Public (1)      Discount   the Transferors (1)(2)
-------------------------------------------------------------------------------
 Per Class A Certificate  . .    ____%          ____%            ____%
-------------------------------------------------------------------------------
 Per Class B Certificate  . .    ____%          ____%            ____%
-------------------------------------------------------------------------------
 Total  . . . . . . . . . . . $__________   $__________      $__________

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

(1) Plus accrued interest, if any, at the Class A Certificate Rate or Class B Certificate Rate, as applicable, from [__________, 199_].
(2) Before deduction of expenses payable by the Transferors, estimated to be $[__________].
                              ____________________

     [The Certificates are offered by the Underwriters when, as and if issued by the Trust and accepted by the Underwriters and subject to the Underwriters' right to reject orders in whole or in part.] [The Certificates are offered by [the Underwriters], subject to receipt and acceptance by them and subject to their rights to reject any order in whole or in part.] It is expected that the Certificates will be delivered in book-entry form on or about __________, 199_, through the facilities of The Depository Trust Company [, Cedel SOCIETE ANONYME and the Euroclear System].]

                                 [Underwriters]

The date of this Prospectus Supplement is _________ __, 199_.

(CONTINUED FROM PREVIOUS PAGE)

     [Interest will accrue on the Class A Certificates at the rate of ____% per annum (the "Class A Certificate Rate"). Interest will accrue on the Class B Certificates at the rate of ____% per annum (the "Class B Certificate Rate").] [Interest will accrue on the Class A Certificates with respect to the initial Interest Period at the rate of ____% per annum and, with respect to each subsequent Interest Period, at the rate of ____% per annum [above] [below] [times] ______________ (the "Index") prevailing on the Rate Determination Date (defined herein) [but in no event in excess of____% per annum] (the "Class A Certificate Rate"). Interest will accrue on the Class B Certificates with respect to the initial Interest Period at the rate of ____% per annum and, with respect to each subsequent Interest Period, at the rate of ____% per annum [above] [below] [times] the Index prevailing on the Rate Determination Date [but in no event in excess of ____% per annum] (the "Class B Certificate Rate").] Interest with respect to the Certificates will be distributed on __________ and on the __________ day of each [month] [quarter] [other] thereafter (or, if such __________ day is not a business day, the next business day) (each, an "Interest Payment Date").

     Principal with respect to the Class A Certificates is scheduled to be [paid on __________, 199_] [distributed on each Distribution Date commencing on the Distribution Date in __________ and ending on the Distribution Date in __________], but may be paid earlier or later under certain limited circumstances described herein. Principal with respect to the Class B Certificates is scheduled to be [paid on __________, 199_] [distributed on each Distribution Date,] [commencing on the Distribution Date in __________, 199_] [commencing with the Distribution Date following the Distribution Date on which the Class A Certificates have been paid in full,] [and ending on the 199_ Distribution Date], but may be paid earlier or later under certain limited circumstances described herein. See "Maturity Considerations" and "Series Provisions--Pay Out Events" herein and "Description of the Certificates--Pay Out Events" in the Prospectus. [Principal payments will not be made to Class B Certificateholders until the final principal payment has been paid in respect of the Class A Certificateholders.] See "Series Provisions--Principal Payments."

     THE FRACTIONAL UNDIVIDED INTEREST IN THE TRUST REPRESENTED BY THE CLASS B CERTIFICATES WILL BE SUBORDINATED TO THE EXTENT NECESSARY TO FUND PAYMENTS WITH RESPECT TO THE CLASS A CERTIFICATES TO THE EXTENT DESCRIBED HEREIN.

     [The Trust will have the benefit of funds on deposit in a cash collateral account (the "Cash Collateral Account") which will be funded by an initial deposit of $__________, [of which $__________ will be for the benefit of both the Class A Certificates and the Class B Certificates and $__________] [which] will be for the exclusive benefit of the Class B Certificates. Amounts available to be withdrawn from the Cash Collateral Account will be applied as described herein under "Summary of Series Terms--Cash Collateral Account" and "Series Provisions--Cash Collateral Account."] [In addition, the Collateral Interest (defined herein) will be issued in the initial amount of $[______] and will be subordinated to the Certificates as described herein.](1)

     IN CONNECTION WITH THIS OFFERING, THE UNDERWRITERS MAY OVERALLOT OR EFFECT TRANSACTIONS WHICH STABILIZE OR MAINTAIN THE MARKET PRICE OF THE CERTIFICATES AT A LEVEL ABOVE THAT WHICH MIGHT OTHERWISE PREVAIL IN THE OPEN MARKET. SUCH STABILIZING, IF COMMENCED, MAY BE DISCONTINUED AT ANY TIME.

     THE CERTIFICATES OFFERED HEREBY CONSTITUTE A SEPARATE SERIES OF CERTIFICATES BEING OFFERED BY THE TRUST FROM TIME TO TIME PURSUANT TO ITS PROSPECTUS DATED [_________ __, 199_]. THIS PROSPECTUS SUPPLEMENT DOES NOT CONTAIN COMPLETE INFORMATION ABOUT THE OFFERING OF THE CERTIFICATES. ADDITIONAL INFORMATION IS CONTAINED IN THE PROSPECTUS AND PURCHASERS ARE URGED TO READ BOTH THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS IN FULL. SALES OF THE CERTIFICATES MAY NOT BE CONSUMMATED UNLESS THE PURCHASER HAS RECEIVED BOTH THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS.


------------------------
(1) Other forms of credit enhancement may be provided for the benefit of a Series or a Class or Classes within a Series as described under "Description of the Certificates--Credit Enhancement" in the Prospectus, and if so provided, the Prospectus Supplement will reflect the provisions of the credit enhancement that are material to the Certificateholders of such Series or Class as well as certain information, if applicable, with respect to the credit enhancement provider.

                             SUMMARY OF SERIES TERMS

     The following is qualified in its entirety by reference to the detailed information appearing elsewhere in this Prospectus Supplement and the accompanying Prospectus. Reference is made to the Index of Defined Terms in each of this Prospectus Supplement and the Prospectus for the location herein and therein of the definitions of certain capitalized terms used herein.
Certain capitalized terms used but not defined herein have the meanings assigned to them in the Prospectus.

Title of Securities. . .   $__________ Class A Series [199_-__] [Floating Rate]
                           [____%] Asset Backed Certificates [the "Class A
                           Certificates") and $__________ Class B Series
                           [199_-__] [Floating Rate] [____%] Asset Backed
                           Certificates (the "Class B Certificates" and, together with the Class A Certificates, the "Certificates").

Trust. . . . . . . . . .   The Chevy Chase Master Credit Card Trust II (the
                           "Trust")was formed pursuant to a Pooling and Servicing Agreement (the "Pooling and Servicing
                           Agreement"), among Chevy Chase Bank, F.S.B. (the
                           "Bank"), as transferor and servicer (in such capacity, the "Servicer"), CCB Holding Corporation
                           ("CCB Holding"), a Delaware corporation, as transferor (the Bank and CCB Holding, together in their capacities as transferors, the "Transferors"), and Bankers Trust Company, as trustee (the
                           "Trustee"), as supplemented by the Series Supplement relating to the Certificates (the "Series [199_-__]
                           Supplement").


Trust Assets . . . . . .   The property of the Trust includes receivables (the
                           "Receivables") arising under certain MasterCard-
                           Registered Trademark- and VISA-Registered
                           Trademark-(2) revolving credit card
                           accounts (the "Accounts") randomly selected from a designated portion of the portfolio of MasterCard and VISA accounts owned by the Transferors (the "Designated Portfolio"), all monies due or to become due in payment of the Receivables (other than recoveries on charged-off
                           Receivables), all proceeds of the Receivables and proceeds of credit insurance policies relating to the Receivables, the right to receive Interchange
                           (defined herein) allocable to the Certificates
                           [(which right may not be afforded to other Series issued by the Trust)] and all monies on deposit in certain accounts of the Trust (other than investment earnings on such amounts)[, and any Credit
                           Enhancement issued with respect to any Series]. [The benefits of any Credit Enhancement issued with respect to a Series, other than Series [199_-__], will not be available for the benefit of Certificateholders and holders of certificates of other Series will not be entitled to the benefits of any Credit Enhancement for Series [199_-__].


-----------------------

(2) MasterCard-Registered Trademark-and VISA-Registered Trademark- are registered trademarks of MasterCard International Incorporated and VISA USA, Inc., respectively.

                           The Transferors have conveyed to the Trustee for the benefit of the Trust all Receivables existing under certain Accounts that were randomly selected from the Designated Portfolio based on criteria provided in the Pooling and Servicing Agreement as applied on the Trust Cut-off Date (as defined herein) [and with respect to certain Additional Accounts (defined herein), as applied on [______ __, 199_], have conveyed and will convey all Receivables arising under the Accounts from time to time thereafter until the termination of the Trust. In addition, pursuant to the Pooling and Servicing Agreement, the Transferors may (subject to certain limitations and conditions) designate Additional Accounts for inclusion in the Trust. Also, the Pooling and Servicing Agreement provides that, in lieu of Additional Accounts or in addition thereto, the Transferors may, subject to certain conditions, include Participations in the Trust. See "The Receivables" herein and "Description of the Certificates--Addition of Trust Assets" in the Prospectus.

Receivables. . . . . . .   The Receivables arise in Accounts that have been
                           randomly selected from the Designated Portfolio, based on criteria provided in the Pooling and Servicing Agreement as applied on the Trust Cut-Off
                           Date and as more fully described herein under "The
                           Designated Portfolio."  The Receivables consist of
                           Principal Receivables and Finance Charge Receivables.
                           In addition, certain amounts of Interchange attributed to cardholder charges for goods and services in the Accounts will be allocated to the Certificates and treated as Finance Charge
                           Receivables.  See "The Bank's Credit Card Activities-
                           -Interchange" in the Prospectus.


                           The aggregate amount of Receivables in the Accounts as of [_________ __, ____,] the [Trust Cut-Off Date] [Closing Date] was $[__________], comprised of $[_________] of Principal Receivables and $[_________] of Finance Charge Receivables. The Finance Charge Receivables will not affect the Invested Amount of the Certificates [and the Collateral Interest] or the amount of the Transferors' Interest, which are determined on the basis of the amount of Principal Receivables in the Trust. [The aggregate interest in the Principal Receivables in the Trust evidenced by the Certificates and the Collateral Interest will never exceed the amount of the Investor Interest regardless of the total amount of Principal Receivables in the Trust at any time].

Initial Invested Amount. . . . . . . .  $[__________].(3)

Series Invested Amount . . . . . . . .  The [Initial Invested Amount] [plus the amount of any withdrawals from the
                                        Pre-Funding Account in connection with
                                        the purchase of an additional interest
                                        in the Principal Receivables] [other
                                        formula].

Initial Class A Invested Amount. . . .  $[__________].(3)

Initial Class B Invested Amount. . . .  $[__________].(3)

Class A Certificate Rate . . . . . . .  [[____]% per annum] [[____]% per annum with respect to the initial Interest
                                        Period (defined herein) and, with
                                        respect to each subsequent Interest
                                        Period, ____% per annum [above] [below]
                                        [times] _______ (the "Index") prevailing on the [____] day immediately preceding the commencement of such Interest Period (a "Rate Determination Date")[, but in no event in excess of ____% per annum]].

Class B Certificate Rate . . . . . . .  [[____]% per annum] [[____]% per annum with respect to the initial Interest
                                        Period and, with respect to each
                                        subsequent Interest Period, ____% per
                                        annum [above] [below] [times] the Index
                                        prevailing on the [____] day immediately preceding the commencement of such Interest Period (a "Rate Determination Date")[, but in no event in excess of ____% per annum]].

Interest Payment Dates. . . . . . . .   The [____] day of each [month] [quarter]
                                        [other] (or, if any such day is not a
                                        business day, the next business day),
                                        commencing [_________ __, 199_].

Class A Controlled [Amortization]
   [Accumulation] Amount. . . . . . .   For each Distribution Date with respect
                                        to the Class A [Controlled
                                        Amortization] [Accumulation]
                                        Period, $[__________]; [except that, if
                                        the commencement of the Class A
                                        Scheduled Accumulation Period is
                                        delayed as described herein
                                        under "Series Provisions--
                                        Principal Payments," the Class A
                                        Controlled Accumulation Amount
                                        for each Distribution Date
                                        with respect to the Class A
                                        Scheduled Accumulation Period
                                        will be determined as described
                                        under "Series Provisions--
                                        Application of Collections--
                                        Payments of Principal."]



Class B Controlled [Amortization]
   [Accumulation] Amount . . . . . . .  For each Distribution Date with respect to the Class B [Controlled Amortization]
                                        [Accumulation] Period [after the
-----------------------
(3) Adjustments to the Invested Amount definitions and allocations with respect to the Invested Amount may be made in a Prospectus Supplement relating to a prefunded Series or Class.

                           Class A Invested Amount has been paid
                           in full], $[__________].
Class A Expected Final
   Payment Date. . . . .   [_________ __, ____].

Class B Expected Final
   Payment Date. . . . .   [_________ __, ____].

[Initial Shared
 Collateral Amount . . .   $[__________].]

[Initial Class B
 Collateral Amount . . .   $[__________].]

Closing Date . . . . . .   [_________ __, 199_] (the "Closing Date").

The Certificates . . . .   Each of the Certificates offered hereby represents an
                           undivided interest in the Trust. The portion of the Trust Assets allocated to the holders of the Certificates as described under "Description of the Certificates" in the Prospectus (the
                           "Certificateholders' Interest")(4) will be further allocated between the holders of the Class A
                           Certificates (the "Class A Certificateholders'
                           Interest") and the holders of the Class B
                           Certificates (the "Class B Certificateholders'
                           Interest") [, the Collateral Interest Holder (defined below), the interest of other holders of other undivided interests in the Trust issued pursuant to the Pooling and Servicing Agreement and the applicable Series Supplements and the interest of the Transferors (the "Transferors' Interest"), as described below. [The Collateral Interest in the initial amount of $[________] (which amount represents [____]% of the sum of the Initial Class A
                           Invested Amount, Initial Class B Invested Amount and the initial Collateral Interest) constitutes Credit
                           Enhancement for the Certificates. The provider of such Credit Enhancement is referred to herein as the "Collateral Interest Holder." Allocations will be made to the Collateral Interest and the Collateral
                           Interest Holder will have voting and certain other rights as if the Collateral Interest were a subordinated class of Certificates.] [The
                           Transferors' Interest will represent the right to the assets of the Trust not allocated to the Class A
                           Certificateholders' Interest, the Class B
                           Certificateholders' Interest, the Collateral Interest or the holders of other undivided interests in the Trust. The principal amount of the Transferors'
                           Interest will fluctuate as the amount of Receivables in the Trust changes from time to time.]

----------------------
(4) Adjustments to Certificateholders' Interest definitions may be made in a Prospectus Supplement relating to a prefunded Series.

                           The principal amount of the [Class A
                           Certificateholders' Interest] and the [Class B Certificateholders' Interest] [will decline as principal is paid to the [Class A Certificateholders] [and] [Class B Certificateholders], [respectively,] during the Controlled Amortization Period or Early Amortization Period] [will remain fixed at the aggregate initial principal amount of the [Class A Certificates] [and] [the Class B Certificates] [respectively,]] except as otherwise provided herein. The Class A Certificateholders' Interest will decline in certain circumstances if the Defaulted Amounts allocated to the Class A Certificates exceed funds allocable thereto as described herein and the Class B Certificateholders' Interest [is] [and the Collateral Interest are] zero. The Class B Certificateholders' Interest will [also] decline in certain circumstances as a result of (a) the allocation to the Class B Certificateholders' Interest of certain Defaulted Amounts, including such amounts otherwise allocable to the Class A Certificateholders' Interest [when the Collateral Interest is zero] and (b) the reallocation of collections of Principal Receivables otherwise allocable to the Class B Certificateholders' Interest to fund certain payments in respect of the Class A Certificates. [Any such reductions in the Certificateholders' Interest may be reimbursed out of Excess Spread, if any, [Excess Finance Charge Collections allocable to Series [199_-__]] and certain amounts [withdrawn from the Cash Collateral Account] [drawn on other Credit Enhancement] as described herein.] [During the Scheduled Accumulation Period, for the purpose of allocating collections of Finance Charge Receivables and the Defaulted Amount with respect to each Monthly Period, the Class A Certificateholders' Interest and (after the Class B Principal Commencement Date) the Class B Certificateholders' Interest will be further reduced by the amount on deposit in the Principal Funding Account (as so reduced, the "Class A Adjusted Invested Amount" and "Class B Adjusted Invested Amount" and, together [with the Collateral Interest], the "Adjusted Invested Amount").]

                           The Class A Certificates, the Class B Certificates [and the Collateral Interest] will each include the right to receive (but only to the extent needed to make payments of interest at the [applicable] Certificate Rate [with respect to each Interest Period] and payments of principal as described herein), varying percentages of the collections of Finance Charge Receivables and Principal Receivables and will be allocated varying percentages of the Defaulted Amount with respect to each Monthly Period. Collections of Finance Charge Receivables and the Defaulted Amount will be allocated to the holders of the Certificates based on the Floating Allocation Percentages (as defined herein) [and the Collateral Interest based on the Collateral Percentage (defined herein)]. Such amounts will be further allocated to the holders of the Class A Certificates and the holders of the Class B Certificates
                           [and the Collateral Interest] based on the Class A Floating Percentage and the Class
                           B Floating Percentage
                           [and the Collateral Percentage],
                           respectively (each, defined herein).
                           Collections of Principal Receivables will be allocated to the Certificates
                           [and the Collateral Interest] based on the Principal Allocation Percentage. Such percentage will vary as described herein under "Series Provisions--Allocation
                           Percentages" as the aggregate amount of
                           Principal Receivables in the Trust varies from month to month and depending on whether the Certificates are in their Revolving Period, [Controlled Amortization] [Accumulation] Period or Early
                           Amortization Period. See "Description of the Certificates--Allocation Percentages" in the Prospectus. Such amounts will be further allocated to the holders of the Class A Certificates, the Class B
                           Certificates [and the Collateral Interest] based on the Class A Principal Percentage, the Class B Principal Percentage
                           [and the Collateral Percentage],
                           respectively (each, defined herein).
                           [Following the occurrence of an Economic
                           Pay Out Event (defined herein) and a
                           withdrawal of funds from the Cash Collateral
                           Account, a portion of the Certificateholders' Interest (corresponding to the aggregate amount of such withdrawal) will be allocated to the Cash Collateral Depositor
                           (the "Enhancement Invested Amount").]

[Other Series. . . . . .   [The Certificates are the first Certificates issued
                           by the Trust.] [Additional Series are expected to be issued from time to time by the Trust.] See
                           "Description of the Certificates--New Issuances" in the Prospectus and "Maturity Considerations" herein.](5)

[Funding Period. . . . .   During the period from and including the Closing Date
                           to, but excluding, the earliest of (i) the day on which the Invested Amount equals $[__________] (the
                           "Full Invested Amount"), (ii) the day on which a Pay
                           Out Event occurs and (iii) the [______ 199_]
                           Distribution Date (the "Funding Period"), the Pre-
                           Funding Amount will be held in a trust account established with the Trustee for the benefit of the Certificateholders (the "Pre-Funding Account"). The
                           "Pre-Funding Amount" will equal $[_______], less the amounts of any increases in the Invested Amount pursuant to the Series [199_-__] Supplement in connection with the addition of Principal Receivables to the Trust or principal payments made to other amortizing Series.]

---------------------
(5) If Series [199_-__] is issued at a time when there are other outstanding Series, appropriate summary disclosure about the principal terms of such other Series will be included in the Prospectus Supplement.

                           [Funds on deposit in the Pre-Funding Account will be invested by the Trustee in certain Eligible Investments [pursuant to a guaranteed rate agreement] [guaranteed investment contract]. Interest earnings on the Pre-Funding Amount (net of investment losses and expenses) will be used to pay interest on the Certificates during the Funding Period.]

                           [During the Funding Period, funds on deposit in the Pre-Funding Account will be withdrawn and paid to the Transferors to the extent of any increases in the Invested Amount. The Transferors expect that the Invested Amount will equal the Full Invested Amount by the [______ 199_] Monthly Period. If the Invested Amount does not for any reason equal the Full Invested Amount by the end of the Funding Period, any amount remaining in the Pre-Funding Account will be payable to the [Class A] [and Class B] Certificateholders [and the Collateral Interest Holder] [PRO RATA, on the basis of the ratio of the Class A Invested Amount and the Class B Invested Amount [and the Collateral Interest], respectively, to the Invested Amount as of the last day of the related Monthly Period] on the Distribution Date that is the last day of the Funding Period.]

[Early Termination
   Amount . . . . . . . .  An early termination amount (the "Early
                           Termination Amount") will be payable by the Transferors to the [Class A] [and Class B] Certificateholders [and the Collateral Interest Holder] on the first Distribution Date following the end of the Funding Period if any Pre-Funding Amount exists at the end of the Funding Period. The Early Termination Amount will equal the excess, if any, discounted as described below, of (i) the amount of interest that would have accrued on such Pre-Funding Amount at the [Class A] Certificate Rate [and Class B Certificate Rate] [and the Collateral Rate] during the period commencing on and including such Distribution Date to, but excluding, [__________], over (ii) the amount of interest that would have accrued on such Pre-Funding Amount over the same period at a per annum rate of interest equal to the bond equivalent yield to maturity on the [__] day preceding such Distribution Date on [________]. Such excess shall be discounted to present value to such Distribution Date at the applicable yield described in clause
                           (ii).]

Denominations. . . . . .   Beneficial interests in the Certificates will be
                           offered for purchase in denominations of $1,000 and integral multiples thereof.

[Registration of
   Certificates. . . . .   The Certificates initially will be
                           represented by Certificates registered
                           in the name of Cede, as the nominee of
                           DTC. No purchaser of a Certificate will be entitled to receive a definitive certificate except under certain limited circumstances described in the Prospectus. Purchasers of the Certificates may elect to hold their Certificates through DTC (in the United
                           States) [or Cedel or Euroclear (in
                           Europe)].  See "The Pooling and
                           Servicing Agreement--Definitive
                           Certificates" in the Prospectus.]

Servicing Fee. . . . . .   The Servicing Fee Rate for the Certificates will be
                           [____]% per annum.  The Class A Servicing Fee and the
                           Class B Servicing Fee [and the Collateral Interest
                           Servicing Fee] will be paid on each Distribution Date as described under "Series Provisions--Application of Collections--Payment of Fees, Interest and Other
                           Items" and "--Servicing Compensation and Payment of
                           Expenses" herein. See "Description of the Certificates--Servicing Compensation and Payment of
                           Expenses" in the Prospectus.

Revolving Period
 and [Controlled
 Amortization]
 [Accumulation] Period . . Unless a Pay Out Event has occurred, the Revolving
                           Period with respect to the Certificates will end and the [controlled amortization period with respect to the Certificates (the "Controlled Amortization Period"), which includes controlled amortization periods for each Class] [accumulation period with respect to the Certificates (the "Scheduled Accumulation Period") which includes separate accumulation periods for each Class will commence at the close of business on [__________]] [except that, subject to the conditions set forth under "Series Provisions--Principal Payments" herein, the day on which the Revolving Period ends and the Scheduled Accumulation Period begins may be delayed to no later than the close of business on [__________])]. Unless a Pay Out Event has occurred, (i) the Class A [controlled amortization] [accumulation] period [(the "Class A [Controlled Amortization] [Accumulation] Period") will commence at the close of business on [____] [or such later date as is determined for the Class A Scheduled Accumulation Period under "Series Provisions--Principal Payments"] and end on the earlier of (a) the commencement of the Early Amortization Period or (b) the payment in full of the Class A Invested Amount, and (ii) the Class B [controlled amortization] [accumulation] period (the "Class B [Controlled Amortization] [Accumulation] Period") will commence on the Distribution Date on which the Class A Invested Amount is paid in full or, if the Class A Invested Amount is paid in full on the Class A Expected Final Payment Date and the Early Amortization Period has not yet commenced, the Distribution Date following the Class A Expected Final Payment Date (the "Class B Principal Commencement Date") and end on the earlier of (a) the commencement of the Early Amortization Period or
                           (b) the payment in full of the Class B Invested Amount. No principal will be payable to Class A Certificateholders until [the first Distribution Date with respect to the Class A Controlled Amortization Period] [__________, 199_ (the "[Class A] Expected Final Payment Date")], or, upon the occurrence of a Pay Out Event as described herein, the first Distribution Date with respect to the Early Amortization Period. No principal will be payable to the Class B Certificateholders until the Class A Invested Amount is paid in full. [No principal will be payable to the Collateral Interest Holder until the Class B Invested Amount is paid in full.] [For the period beginning on the Closing Date and ending with the commencement of the [Controlled Amortization] [Accumulation] Period or the Early Amortization Period, collections of Principal Receivables otherwise allocable to the Certificateholders' Interest (other than collections of Principal Receivables allocated to the Class B Certificateholders' Interest [or to the Collateral Interest] ("Reallocated Principal Collections") that are used to pay any deficiency in the Required Amount) will, subject to certain limitations, be treated as Shared Principal Collections and applied to cover principal payments due to or for the benefit of Certificateholders of other Series, if so specified in the Supplements for such other Series, or paid to the holders of the Transferor Certificates.] See "Series Provisions--Pay Out Events" herein and "Description of the Certificates-- Pay Out Events" in the Prospectus for a discussion of the events which might lead to the termination of the Revolving Period prior to the commencement of the [Controlled Amortization] [Accumulation] Period. In addition, see "Series Provisions--Principal Payments" herein [and "Description of the Certificates--Shared Principal Collections" in the Prospectus].

Rapid Amortization
  Period . . . . . . . .   During the period from the day on which a Pay
                           Out Event has occurred and ending on the earlier of (a) the payment of the Invested
                           Amount in full and (b) the Termination Date
                           (the "Rapid Amortization Period"), Available
                           Principal Collections will be distributed monthly on each Distribution Date to the holders of the Class A Certificates and, following payment in full of the Class A
                           Investor Interest, to the holders of the Class B Certificates [and, following payment in full of the Class B Investor Interest, to the Collateral Interest Holder] beginning with the Distribution Date in the month following the commencement of the Rapid
                           Amortization Period.  See "Description of the
                           Certificates--Pay Out Events" for a
                           discussion of the events which might lead to the commencement of the Rapid Amortization
                           Period.

[Subordination of the
  Class B Certificates
  [and the Collateral
  Interest] . . . . . . .  The Class B Certificates [and the Collateral
                           Interest] will be subordinated, as described herein, to the extent necessary to fund payments with respect to the Class A Certificates as described herein. [In addition, the Collateral Interest will be subordinated to the extent necessary to fund certain payments with respect to the Class A Certificates and the Class B Certificates. If the Collateral Interest is reduced to zero, holders of the Class B Certificates will bear directly the credit and other risks associated with their interest in the Trust.] To the extent the Class B Certificateholders' Interest is reduced, the percentage of collections of Finance Charge Receivables allocable to holders of the Class B Certificates in subsequent monthly Periods will be reduced. Moreover, to the extent the amount of such reduction in the Class B Certificateholders' Interest is not reimbursed, the amount of principal and interest distributable to holders of the Class B Certificates will be reduced. Such reductions of the Class B Certificateholders' Interest will thereafter be reimbursed and the Class B Certificateholders' Interest increased on each Transfer Date by the amount, if any, of Excess Spread for such Transfer Date available for that purpose. See "Description of the Certificates--Credit Enhancement--Subordination" in the Prospectus.

Additional Amounts
  Available to Class A
  Certificateholders . . . If collections of Finance Charge
                           Receivables allocable to the Class A
                           Certificates for any Monthly Period [and certain other available amounts described herein] are less than the sum of (i) current and overdue Monthly Interest on the Class A Certificates,
                           (ii) [Class A Additional Interest,
                           (iii)] current and overdue Class A
                           Servicing Fee and (iv) the Class A
                           Investor Default Amount, with respect to the related Distribution Date, Excess Spread [and Excess Finance Charge Collections allocable to Series [199_-__]] will be applied to fund the deficiency (the "Required Amount"). "Excess Spread" for any Distribution Date will equal the sum of [(a) the excess of collections of Finance Charge Receivables allocated to the Class A Certificates [and other available funds described herein] over the sum of the amounts referred to in clauses (i),
                           (ii), (iii) and (iv) above and (b) the
                           excess of collections of Finance Charge
                           Receivables allocated to the Class B
                           Certificates [and certain other
                           available funds described herein] over
                           the sum of (i) current and overdue
                           Monthly Interest on the Class B
                           Certificates, (ii) [Class B Additional
                           Interest, (iii)] current and overdue
                           Class B Servicing Fee and (iv) the Class
                           B Investor Default Amount.]

                           If Excess Spread [and Excess Finance Charge
                           Collections allocable to Series [199_-__]] with respect to such Distribution Date are less than the Required Amount, amounts [on deposit in the Cash Collateral Account and available to make payments with respect to the Class A Certificates] [available under the Credit Enhancement] will be used to fund the remaining Required Amount. If Excess Spread [and] [Excess Finance Charge Collections allocable to Series [199_-__]] with respect to such Distribution Date and amounts [on deposit in the Cash Collateral Account and available to make payments with respect to the Class A Certificates] [available under the Credit Enhancement] with respect to such Distribution Date [is] [are] less than the Required Amount, Reallocated Principal Collections with respect to the related Monthly Period will then be used to fund the remaining Required Amount. If Reallocated Principal Collections with respect to such Monthly Period are insufficient to fund the remaining Required Amount for the related Distribution Date, then a portion of [the Enhancement Invested Amount, if any, will be reduced by the amount of such deficiency (but not by more than the Class A Investor Default Amount for such Monthly Period). If such reduction would cause the Enhancement Invested Amount to be reduced below zero, the Class B Invested Amount will be reduced by the amount by which the Enhancement Invested Amount would have been reduced below zero (but not by more than the excess of the Class A Investor Default Amount for such Monthly Period over the amount of such reduction in the Enhancement Invested Amount) to avoid a charge-off with respect to the Class A Certificates] [the Class B Invested Amount will be reduced by the amount of such insufficiency (but not by more than the Class A Investor Default Amount) to avoid a charge-off with respect to the Class A Certificates]. If the Class B Invested Amount is reduced to zero, the Class A Invested Amount will be reduced if the Required Amount for any Distribution Date exceeds the sum of Excess Spread [and Excess Finance Charge Collections allocated to Series [199_-__]] and amounts [on deposit in the Cash Collateral Account and available to make payments with respect to the Class A Certificates] [available under the Credit Enhancement] and Reallocated Principal Collections for Monthly Period, but not by more than the excess of the Class A Investor Default Amount for such Monthly Period over the aggregate reductions in [the Enhancement Invested Amount and] the Class B Invested Amount with respect to such Monthly Period, and the Class A Certificateholders will bear directly the credit and other risks associated with their undivided interest in the Trust. See "Series Provisions--Reallocation of Cash Flows; Class B Invested Amount" and "--Defaulted Receivables; Investor Charge-Offs."]

[For use in lieu of above if
Collateral Interest Structure:]

[Additional Amounts
  Available to
  Certificateholders . .   With respect to any Distribution Date, Excess Spread
                           will be applied to fund the Class A Required Amount and the Class B Required Amount, if any. The "Class
                           A Required Amount" means the amount, if any, by which the sum of (a) the Class A Monthly Interest due on such Distribution Date and any overdue Class A
                           Monthly Interest and Class A Additional Interest thereon and (b) the Class A Servicing Fee for the related Monthly Period and any overdue Class A
                           Servicing Fee and (c) the Class A Investor Default
                           Amount, if any, for the related Monthly Period exceeds the Class A Available Funds for the related
                           Monthly Period. The "Class B Required Amount" means the amount, if any, equal to the sum of (a) the amount, if any, by which the sum of (i) Class B
                           Monthly Interest due on the related Distribution Date and any overdue Class B Monthly Interest and Class B
                           Additional Interest thereon, and (ii) the Class B
                           Servicing Fee for the related Monthly Period and any overdue Class B Servicing Fee exceeds the Class B
                           Available Funds for the related Monthly Period and
                           (b) the Class B Investor Default Amount, if any, for the related Monthly Period. The "Required Amount" for any Monthly Period shall mean the sum of (a) the Class A Required Amount and (b) the Class B Required
                           Amount for such Monthly Period. "Excess Spread" for any Transfer Date will equal the sum of (a) the excess of (i) Class A Available Funds for the related
                           Monthly Period over (ii) the sum of the amounts referred to in clauses (a), (b) and (c) in the definition of "Class A Required Amount" above and (b) the excess of (i) Class B Available Funds for the related Monthly Period over (ii) the sum of the amounts referred to in clauses (a)(i) and (a)(ii) in the definition of "Class B Required Amount" above
                           [and (c) Collateral Available Funds for the related
                           Monthly Period not used, under certain circumstances, to pay the Collateral Interest Servicing Fee, as described herein].

                           [If, on any Distribution Date, Excess Spread is less than the Class A Required Amount, Reallocated Principal Collections [allocable first to the Collateral Interest and then to the Class B Investor Interest] with respect to the related Monthly Period will be used to fund the remaining Class A Required Amount. If Reallocated Principal Collections with respect to such Monthly Period are insufficient to fund the remaining Class A Required Amount for the related Distribution Date, then the Collateral Interest (after giving effect to reductions for any Collateral Charge-Offs and Reallocated Principal Collections on such Distribution Date) will be reduced by the amount of such deficiency (but not by more than the Class A Investor Default Amount for such Monthly Period). In the event that such reduction would cause the Collateral Interest to be a negative number, the Collateral Interest will be reduced to zero, and the Class B Invested Amount (after giving effect to reductions for any Class B Investor Charge-Offs (defined below) and any Reallocated Class B Principal Collections on such Distribution Date) will be reduced by the amount by which the Collateral Interest would have been reduced below zero (but not by more than the excess of the Class A Investor Default Amount, if any, for such Monthly Period over the amount of such reduc-tion, if any, of the Collateral Interest with respect to such Monthly Period). In the event that such reduction would cause the Class B Invested Amount to be a negative number, the Class B Invested Amount will be reduced to zero and the Class A Invested Amount will be reduced by the amount by which the Class B Invested Amount would have been reduced below zero (but not by more than the excess, if any, of the Class A Investor Default Amount for such Monthly Period over such reductions in the Collateral Interest and the Class B Invested Amount with respect to such Monthly Period) (such reduction, a "Class A Investor Charge-Off"). If the Collateral Interest and the Class B Invested Amount are reduced to zero, the Class A Certificateholders will bear directly the credit and other risks associated with their undivided interest in the Trust. See "Description of the Certificates--Reallocation of Cash Flows" and "--Defaulted Receivables; Investor Charge-Offs."]

                           [If, on any Distribution Date, Excess Spread not required to pay the Class A Required Amount and reimburse Class A Investor Charge-Offs is less than the Class B Required Amount, Reallocated Principal Collections allocable to the Collateral Interest for the related Monthly Period not required to pay the Class A Required Amount will be used to fund the remaining Class B Required Amount. If such remaining Reallocated Principal Collections allocable to the Collateral Interest with respect to such Monthly Period are insufficient to fund the remaining Class B Required Amount for such Distribution Date, then the Collateral Interest (after giving effect to reductions for any Collateral Charge-Offs, Reallocated Principal Collections and any adjustments made thereto for the benefit of the Class A Certificateholders) will be reduced by the amount of such deficiency (but not by more than the Class B Investor Default Amount for such Monthly Period). In the event that such reduction would cause the Collateral Interest to be a negative number, the Collateral Interest will be reduced to zero, and the Class B Invested Amount will be reduced by the amount by which the Collateral Interest would have been reduced below zero (but not by more than the excess, if any, of the Class B Investor Default Amount for such Monthly Period over such reduction in the Collateral Interest with respect to such Monthly Period) (such reduction, a "Class B Investor Charge-Off"). In the event of a reduction of the Class A Invested Amount, the Class B Invested Amount or the Collateral Interest, the amount of principal and interest available to fund payments with respect to the Class A Certificates and the Class B Certificates will be decreased. See "Description of the Certificates--Reallocation of Cash Flows" and "-- Defaulted Receivables; Investor Charge-Offs."]

[Excess Finance Charge
 Collections . . . . . .   The Certificates will be included in a group of
                           Series ("Group [____]") expected to be issued by the Trust from time to time. Subject to certain limitations described under "Description of the Certificates--Sharing of Excess Finance Charge
                           Collections" in the Prospectus, Excess Finance
                           Charge Collections, if any, with respect to a Series included in Group [____] will be applied to cover any shortfalls with respect to amounts payable from collections of Finance Charge Receivables allocable to any other Series in Group [____], PRO
                           RATA based upon the amount of the shortfall, if any, with respect to each Series in Group [____].
                           See "Description of the Certificates--Sharing of Excess Finance Charge Collections" in the
                           Prospectus.]

[Shared Principal
 Collections. . . . . .    Collections of Principal Receivables and certain
                           other amounts otherwise allocable to other Series, to the extent such collections are not needed to make payments to or deposits for the benefit of the certi-ficateholders of such other Series, will be applied to cover principal payments due to or for the benefit of the holders of the Certificates [and the Collateral Interest]. See "Description of the
                           Certificates--Shared Principal Collections" in the
                           Prospectus.]

[Cash Collateral
  Account. . . . . . . .   A cash collateral account (the "Cash Collateral
                           Account") will be established in the name of the Trustee for the benefit of the Certificateholders.
                           The Cash Collateral Account will be funded on the Closing Date in the amount of $__________ (the
                           "Initial Cash Collateral Amount")[, of which
                           $__________ (the "Initial Shared Collateral Amount") will be for the benefit of both the Class A
                           Certificates and the Class B Certificates and the remaining $__________ (the "Initial Class B
                           Collateral Amount") will be for the exclusive benefit of the Class B Certificates].

                           On each Distribution Date, the Available [Shared] [Cash] Collateral Amount will be applied to fund [the following amounts in the following priority: (a) with respect to the Class A Certificates, the excess, if any, of the Required Amount with respect to such Distribution Date over the amount of Excess Spread[,Excess Finance Charge Collections allocated to Series [199_-__]] [and other available amounts] allocated and available to fund such Required Amount and (b) with respect to the Class B Certificates,] the excess, if any, of (i) current and overdue Class B Monthly Interest, (ii) [Class B Additional Interest, (iii)] current and overdue Class B Servicing Fee and (iv) the Class B Investor Default Amount with respect to the related Monthly Period over the amount of Excess Spread [and Excess Finance Charge Collections allocated to Series [199_-__]
                           [and other available amounts] allocated and available to fund such amounts.

                           [On the first Special Payment Date following an Economic Pay Out Event, the Available [Shared] [Cash] Collateral Amount (after giving effect to other withdrawals from the Cash Collateral Account on such Distribution Date) will be applied to pay [principal of the Class A Certificates and the remainder of the Available Collateral Amount will be applied to pay] principal of the Class B Certificates. Following such withdrawal[s] from the Cash Collateral Account on such Special Payment Date, the Cash Collateral Account will be terminated and no further deposits to, or withdrawals from, the Cash Collateral Account will be made for the benefit of the [Class B] Certificateholders.

                           On each Distribution Date commencing with the Class B Principal Commencement Date, provided that an Economic Pay Out Event has not occurred, the Available [Cash] Collateral Amount (after giving effect to other withdrawals from the Cash Collateral Account on such Distribution Date) will be applied to pay the excess, if any, of (i) the Class B Initial Invested Amount less the sum of the aggregate amount of principal payments previously distributed to the Class B Certificateholders [or deposited in the Principal Funding Account in respect of Class B Certificates] over (ii) the Class B Invested Amount (after giving effect to certain changes made in the Class B Invested Amount). See "Series Provisions-- Allocation Percentages" and "--Cash Collateral Account."

                           On each Distribution Date, Excess Spread [and Excess
                           Finance Charge Collections allocable to Series
                           [199_-__]] (to the extent described under "Series
                           Provisions--Application of Collections--Excess
                           Spread[; Excess Finance Charge Collections]" herein)
                           will be deposited in the Cash Collateral Account (to
                           the extent the amount on deposit in the Cash
                           Collateral Account is less than the Initial Cash
                           Collateral Amount).  In addition, if on any
                           Distribution Date the amount
                           on deposit in the Cash Collateral Account exceeds the
                           Initial Cash Collateral Amount, such excess will be
                           withdrawn and paid to the [Cash Collateral Depositor]
                           for application in accordance with the Loan Agree-
                           ment. See "Series Provisions--Cash Collateral
                           Account" herein.]
Required Collateral
 Interest. . . . . . . .   The "Required Collateral Interest" with respect to
                           any Distribution Date means (a) initially, $[_______] (the "Initial Collateral Interest") and
                           (b) on any Distribution Date thereafter an amount equal to [__]% of the sum of the Class A Invested
                           Amount and the Class B Invested Amount on such
                           Distribution Date, [after taking into account deposits into the Principal Funding Account on such date] and payments to be made on such Distribution
                           Date, and the Collateral Interest on the prior
                           Distribution Date after any adjustments made on such Distribution Date, but not less than $[______];
                           PROVIDED, HOWEVER, (i) that if certain reductions in the Collateral Interest occur or if a Pay Out Event occurs, the Required Collateral Interest for such Distribution Date shall equal the Required Collateral
                           Interest for the Distribution Date immediately preceding the occurrence of such reduction or Pay
                           Out Event; (ii) in no event shall the Required
                           Collateral Interest exceed the unpaid principal amount of the Certificates as of the last day of the Monthly Period preceding such Distribution Date after taking into account payments to be made on such Distribution Date; and (iii) the Required
                           Collateral Interest may be reduced at any time to a lesser amount if the Rating Agency Condition is satisfied.]

                           [If on any Distribution Date, the Collateral Interest is less than the Required Collateral Interest, certain Excess Spread amounts, if available, will be used to increase the Collateral Interest to the extent of such shortfall. If on any Distribution Date, the Collateral Interest equals or exceeds the Required Collateral Interest, any of such Excess Spread amounts will first, be deposited into the Reserve Account as described herein and second, to the extent available, be applied in accordance with the Loan Agreement among the Transferor, the Trustee, the Servicer and the Collateral Interest Holder (the "Loan Agreement") and will not be available to the Certificateholders.]

[Credit Enhancement. . .   The Trust will have the benefit of a [letter of
                           credit] [surety bond] [insurance policy] [spread account] [reserve account] [other credit enhancement]
                           [issued by __________] for the benefit of the [Class
                           A] [and] [Class B] Certificateholders as described herein. See "Series Provisions--Other Forms of
                           Credit Enhancement" and "Credit Enhancer" herein.]

[Optional Repurchase . .   The Certificateholders' Interest [and the Collateral
                           Interest] will be subject to optional repurchase by the Transferors on any Distribution Date after the [sum of the] Invested Amount [and the Enhancement
                           Invested Amount, if any,] is reduced to an amount less than or equal to $[__________] [____]% of the Initial Invested Amount). The purchase price will be equal to the [sum of the] Invested Amount [and the Collateral Interest] [(less the Principal Funding
                           Account Balance, if any)] [, the Enhancement Invested
                           Amount, if any,] and accrued and unpaid interest on the Certificates and the Collateral Interest [(and accrued and unpaid interest with respect to interest amounts that were due but not paid on a prior
                           Interest Payment Date)] through (a) if the day on which such purchase occurs is a Distribution Date, the day preceding such Distribution Date or (b) if the day on which such repurchase occurs is not a Distribution Date, the day preceding the Distribution
                           Date following such day. See "Description of the Certificates--Optional Termination; Final Payment of
                           Principal" in the Prospectus.]

Required Principal Balance;
   Addition of Accounts.   The Series [199_-__] Supplement provides that the
                           Transferors will be required to make an Addition of Accounts to the Trust if the amount of Principal
                           Receivables in the Trust is not maintained at a minimum level equal to the sum of the initial invested amounts of each Series then outstanding
                           (provided that certain Series may be excluded from such calculation [if the issuance of such Series will not result in a Ratings Effect]) less amounts on deposit in the Special Funding Account [and Principal
                           Funding Account].  See "Series Provisions--Required
                           Principal Balance; Addition of Accounts" herein and
                           "Description of the Certificates--Addition of Trust
                           Assets" in the Prospectus.

Termination Date . . . .   [______________ __, ____].  See "Series Provisions--
                           Series Termination."

[Defeasance. . . . . . .   In certain circumstances and subject to certain
                           conditions, the Transferors may terminate their substantive obligations in respect of Series
                           [199_-__] or the Pooling and Servicing Agreement as a whole. See "Description of the Certificates--
                           Defeasance" in the Prospectus.]


Trustee. . . . . . . . .   Bankers Trust Company, in its capacity as Trustee
                           under the Pooling and Servicing Agreement.

Tax Status . . . . . . .   Special tax counsel to the Transferors is of the
                           opinion that under existing law the Certificates will be characterized as debt for federal income tax purposes. Under the Pooling and Servicing Agreement, the Certificate Owners will agree to treat the Certificates as debt for federal income tax purposes. See "Certain Federal
                           Income Tax Consequences" in the Prospectus for additional information concerning the application of federal income tax laws.

ERISA Considerations . .   Under a regulation issued by the Department of Labor
                           (the "Plan Asset Regulation"), the Trust's assets would not be deemed "plan assets" of an employee benefit plan (a "Plan") holding the [Class A]
                           Certificates if certain conditions are met, including that the [Class A] Certificates must be held, upon completion of the public offering made hereby, by at least 100 investors who are independent of the Transferors and of one another. The Underwriter[s] expect[s] that the [Class A] Certificates will be held by at least 100 independent investors at the conclusion of the offering, although no assurance can be given and not monitoring or other measures will be taken to ensure that such conditions will be met.
                           The Underwriters do not expect that the Class B
                           Certificates will be held by at least 100 independent investors at the conclusion of the offering. The
                           Transferors anticipate that the other conditions of the Plan Asset Regulation will be met. If the Trust's assets were deemed to be "plan assets" of a Plan investor (E.G., if the 100 independent investor criterion is not satisfied), violations of the "prohibited transaction" rules of the Employee
                           Retirement Income Security Act of 1974, as amended
                           ("ERISA"), could result and generate excise tax and other liabilities under ERISA and Section 4975 of the Code, unless a statutory, regulatory or administrative exemption is available. Accordingly, employee benefit plan fiduciaries contemplating purchasing the Certificates should consult their counsel before making a purchase. See "ERISA
                           Considerations" in the Prospectus.

Class A Certificate
Rating . . . . . . . . .   It is a condition to the issuance of the
                           Class A Certificates that they be rated in [the highest rating category] [one of the four highest rating categories] by at least one nationally recognized rating agency.
                           [The rating of the Class A Certificates is based primarily on the value of the Receivables[, the Initial [Shared] [Cash]
                           Collateral Amount, the circumstances in which funds may be withdrawn from the Cash
                           Collateral Account in respect of the Class A
                           Certificates,] and the subordination of the Class B Certificates [and the Collateral
                           Interest][, other reasons]].  See "Special
                           Considerations--Limited Nature of Rating" in the Prospectus.

Class B Certificate
Rating . . . . . . . . .   It is a condition to the issuance of the
                           Class B Certificates that they be rated in one of the [four] highest rating categories by at least one nationally recognized rating agency. The rating of the Class B Certificates is based primarily on the value of the Receivables[, the Initial Cash
                           Collateral Amount, the circumstances in which funds may be withdrawn from the Cash
                           Collateral Account in respect of the Class B
                           Certificates,] [and the Collateral Interest]
                           [other reasons].  See "Special
                           Considerations--Limited Nature of Rating" in the Prospectus. [The Class B Certificates are not offered hereby.]

[Listing . . . . . . . .   Application will be made to list the [Class A] [Class
                           B] Certificates on the [Luxembourg Stock Exchange]
                           [other exchange].]

                             SPECIAL CONSIDERATIONS

     Potential investors should consider, among other things, the risk factors discussed under "Special Considerations" in the Prospectus and the following risk factors in connection with the purchase of the Certificates.

     LIMITED AMOUNTS OF CREDIT ENHANCEMENT. Although Credit Enhancement with respect to the Class A Certificates will be provided by the subordination of the Class B Certificates to the Class A Certificates to the extent described herein [and by the Cash Collateral Account (up to the Initial [Shared] [Cash] Collateral Amount)] [[and by the Credit Enhancement], and with respect to the Class B Certificates, will be provided by [the Cash Collateral Account] [Credit Enhancement], the amount available thereunder is limited, [is expected to] [may] decline during the [Controlled Amortization] [Accumulation] Period or the Early Amortization Period and will be reduced by payments made pursuant thereto. If the amount available under [the Cash Collateral Account] [the Credit Enhancement] has been reduced to zero, [Class A] Certificateholders [and Class B Certificateholders] will [each] bear directly the credit and other risks associated with their respective undivided interests in the Trust.

     EFFECT OF SUBORDINATION OF CLASS B CERTIFICATES; PRINCIPAL PAYMENTS. The Class B Certificates are subordinated in right of payment of principal to the Class A Certificates. [Payments of principal in respect of the Class B Certificates will not commence until after the final principal payment with respect to the Class A Certificates has been made as described herein.] Moreover, the Class B Invested Amount is subject to reduction if the Required Amount for any Monthly Period is greater than zero and is not funded from Excess Spread [and Excess Finance Charge Collections allocated to Series [199_-__]], amounts [on deposit in the Cash Collateral Account and available to make payments with respect to the Class A Certificates] [available under the Credit Enhancement], [Reallocated Principal Collections] [and reductions in the Enhancement Invested Amount, if any]. To the extent the Class B Invested Amount is reduced, the percentage of collections of Finance Charge Receivables allocable to the Class B Certificateholders' Interest in future Monthly Periods will be reduced. Moreover, to the extent the amount of such reduction in the Class B Invested Amount is not reimbursed, the amount of principal distributable to the Class B Certificateholders will be reduced. See "Series Provisions-- Allocation Percentages" and "--Subordination of the Class B Certificates" herein. If the Class B Invested Amount is reduced to zero, the holders of the Class A Certificates will bear directly the credit and other risks associated with their undivided interest in the Trust.


                             MATURITY CONSIDERATIONS

     The Pooling and Servicing Agreement and the Series [199_-__] Supplement (defined herein) provide that the Class A Certificateholders will not receive payments of principal until [the first Distribution Date with respect to the [Controlled Amortization Period], which is the __________, 199_ Distribution Date,] [__________, 199_ (the "[Class A] Expected Final Payment Date")], or earlier in the event of a Pay Out Event which results in the commencement of the Early Amortization Period. Class A Certificateholders will receive payment of principal on each Distribution Date following the Monthly Period in which a Pay Out Event occurs (each such Distribution Date, a "Special Payment Date") until the Class A Invested Amount has been paid in full or the Termination Date has occurred. [The Class B Certificateholders will not begin to receive payments of principal until the final principal payment on the Class A Certificates has been made.]

     [On each Distribution Date during the Controlled Amortization Period, the Class A Certificateholders will be entitled to receive monthly payments of principal [until the Class A Certificates have been paid in full, and then the Class B Certificateholders will be entitled to receive monthly payments of principal] equal to the least of (a) Available Principal Collections (see "Series Provisions--Principal Repayments") for the related Monthly Period on deposit in the Collection Account, (b) the [applicable]

Controlled Distribution Amount, which is equal to the sum of the [applicable] Controlled Amortization Amount and any existing [applicable] Deficit Controlled Amortization Amount (both as defined under "Series Provisions--Application of Collections--Payments of Principal") and (c) the Class A Invested Amount. (6) [After the Class A Invested Amount has been paid in full, the Principal Allocation Percentage of collections of Principal Receivables received during any Monthly Period and the other amounts described above will be distributed to the holders of the Class B Certificates on each Distribution Date until the earlier of the date the Class B Invested Amount has been paid in full and the Termination Date.]

     [On each Distribution Date during the Class A Scheduled Accumulation Period, amounts equal to the least of (a) Available Principal Collections (see "Series Provisions--Principal Payments") for the related Monthly Period on deposit in the Collection Account, (b) the [applicable] Controlled Deposit Amount, which is equal to the sum of the [applicable] Controlled Accumulation Amount for such Monthly Period and any [applicable] Deficit Controlled Accumulation Amount (both as defined under "Series Provisions--Application of Collections--Payments of Principal") and (c) the Class A Adjusted Invested Amount will be deposited in the Principal Funding Account [held by the Trustee] (the "Principal Funding Account") until the Principal Funding Account Balance is equal to the Class A Invested Amount. [After the Class A Invested Amount has been paid in full, on each Distribution Date during the Class B Scheduled Accumulation Period, amounts equal to the least of (a) Available Principal Collections for the related Monthly Period on deposit in the Collection Account,
(b) the [applicable] Controlled Deposit Amount, which is equal to the sum of the [applicable] Controlled Accumulation Amount for such Monthly Period and any [applicable] Deficit Controlled Accumulation Amount and (c) the Class B Adjusted Invested Amount will be deposited in the Principal Funding Account until the Principal Funding Account Balance is equal to the Class B Invested Amount or, if earlier, the Termination Date. See "Series Considerations--Principal Payments" for a discussion of the circumstances under which the commencement of the Scheduled Accumulation Period may be delayed.]

     [The Transferors may, at or after the time at which the [Controlled Amortization] [Accumulation] Period commences for Series [199_-__], cause the Trust to issue another Series (or some portion thereof, to the extent that the full principal amount of such other Series is not otherwise outstanding at such time) as a Paired Series with respect to Series [199_-__]. Although no assurances can be given as to whether such other Series will be issued and, if issued, the terms thereof, the outstanding principal amount of such Series may vary from time to time whether or not a Pay Out Event occurs with respect to the Certificates, and the interest rate with respect to certificates of such other Series may be established on its date of issuance and may be reset periodically at intervals of from one day to [____] days. Further, since the terms of the Certificates will vary from the terms of such other Series, the Pay Out Events with respect to such other Series will vary from the Pay Out Events with respect to Series [199_-__] and may include Pay Out Events which are unrelated to the status of the Transferors or the Servicer or the Receivables, such as Pay Out Events related to the continued availability and rating of certain providers of Series Enhancement to such other Series. If a Pay Out Event does occur with respect to any such Paired Series prior to the payment in full of the Certificates, the final payment of principal to the Certificateholders may be delayed.]

     [Should a Pay Out Event occur with respect to the Certificates and the Early Amortization Period commence or should the [Class A] Invested Amount not be paid in full on [the __________ Distribution Date] [the [Class A] Expected Final Payment Date], any amount on deposit (a) in the Principal Funding Account will be paid to the Certificateholders on the first Special Payment Date and] the Certificateholders will be entitled to receive Available Principal Collections on each Distribution Date with respect to such Early Amortization Period or following the [_________ Distribution Date] [Expected Final Payment Date], as the case may be, as described herein until the Invested Amount is paid in full or until the Termination

---------------------
(6) There may be different Controlled Amortization Amounts for Class A and Class B Certificates.

Date occurs and] [(b) in the Special Funding Account will be released and treated as Shared Principal Collections to the extent needed to cover principal payments due to or for the benefit of any Series entitled to the benefits of Shared Principal Collections]. See "Description of the Certificates--Pay Out Events" in the Prospectus and "Series Provisions--Pay Out Events" herein. [In addition, on the first Special Payment Date following the occurrence of an Economic Pay Out Event, after giving effect to any payment of principal on such date as described under "Series Provisions--Application of Collections--Payments of Principal," (a) an amount equal to the lesser of (i) the excess, if any, of the Available [Shared] [Cash] Collateral Amount (after giving effect to any withdrawal from the Cash Collateral Account on such date of amounts to fund the Required Amount and similar amounts for the Class B Certificates) and (ii) the unpaid principal amount of the Class A Certificates (less the Principal Funding Account Balance allocable to the Class A Certificates), will be withdrawn from the Cash Collateral Account and distributed to the Class A Certificateholders as a payment of principal of the Class A Certificates, and (b) an amount equal to the lesser of (i) the [remainder of the] Available [Cash] Collateral Amount and (ii) the unpaid principal amount of the Class B Certificates (less the Principal Funding Account Balance, if any, allocable to the Class B Certificates), will be withdrawn from the Cash Collateral Account and distributed to the Class B Certificateholders as a payment of principal of the Class B Certificates. See "Series Provisions--Principal Payments" and "--Cash Collateral Account."

     The ability of Certificateholders to receive payments of principal [during the Controlled Amortization Period] [on the [applicable] Expected Final Payment Date] depends on the payment rates on the Receivables, the amount of outstanding Receivables, delinquencies, charge-offs and new borrowings on the Accounts and the potential issuance by the Trust of additional Series. Monthly payment rates on the Receivables may vary because, among other things, cardholders may fail to make a required minimum payment, may only make payments as low as the minimum required amount or may make payments as high as the entire outstanding balance. Monthly payment rates may also vary due to seasonal purchasing and payment habits of cardholders and to changes in any terms of rebate programs in which cardholders participate. See the table entitled "Cardholder Monthly Payment Rates for the Designated Portfolio" under "The Designated Portfolio" herein.
The Transferors cannot predict, and no assurance can be given, as to the cardholder monthly payment rates that will actually occur in any future period, as to the actual rate of payment of principal of the Certificates or whether the terms of any subsequently issued Series might have an impact on the amount or timing of any such payment of principal. See "Special Considerations--Payment and Maturity Considerations; Dependency on Cardholder Repayments" and "Description of the Certificates--Shared Principal Collections" in the Prospectus.

     In addition, the amount of outstanding Receivables and the delinquencies, charge-offs and new borrowings on the Accounts may vary from month to month due to seasonal variations, the availability of other sources of credit, legal factors, general economic conditions and spending and borrowing habits of individual cardholders. There can be no assurance that collections of Principal Receivables with respect to the Trust Portfolio, and thus the rate at which Certificateholders could expect to receive payments of principal on their Certificates during the [Controlled Amortization Period or the] Early Amortization Period [or the rate at which the Principal Funding Account could be funded during the Scheduled Accumulation Period], will be similar to the historical experience set forth in the table entitled "Cardholder Monthly Payment Rates for the Designated Portfolio" under "The Designated Portfolio" herein. In addition, the Trust, as a master trust, may issue additional Series from time to time, and there can be no assurance that the terms of any such Series might not have an impact on the timing or amount of payments received by Certificateholders. Further, if a Pay Out Event occurs, the average life and maturity of the Class A Certificates and the Class B Certificates could be significantly reduced.

     Due to the reasons set forth above, there can be no assurance that [principal payments] [deposits in the Principal Funding Account] will be made in accordance with the applicable Controlled [Amortization] [Accumulation] Amounts or that the actual number of months elapsed from the date of issuance of the Class

A and Class B Certificates to their respective final Distribution Dates will equal the expected number of months. See "Special Considerations--Payment and Maturity Considerations; Dependency on Cardholder Repayments" in the Prospectus.

                            THE DESIGNATED PORTFOLIO

GENERAL

     Set forth below is certain information with respect to the Designated Portfolio. See "The Bank's Credit Card Activities" in the Prospectus. There can be no assurance that the yield, loss and delinquency experience with respect to the Receivables will be comparable to that set forth below with respect to the entire Designated Portfolio.

DELINQUENCY AND LOSS EXPERIENCE

     The following tables set forth the delinquency experience for the Designated Portfolio at the date shown and loss experience for the Designated Portfolio for each of the periods shown. The Accounts constituting the Trust Portfolio have been randomly selected from accounts in the Designated Portfolio based on certain eligibility criteria specified in the Pooling and Servicing Agreement. See "The Accounts" in the Prospectus. There can be no assurance that the delinquency and loss experience for the Receivables in the Trust Portfolio will be similar to the historical experience set forth below.


                             DELINQUENCY EXPERIENCE
                              DESIGNATED PORTFOLIO
                             (Dollars in Thousands)



                                                          At December 31,
                            ----------------------------------------------------------------------------
                                     [1994]                    [1993]                   [1992]
                            ------------------------  ------------------------  ------------------------

                                         Percentage                Percentage                Percentage
                                          of Total                  of Total                  of Total
                            Receivables  Receivables  Receivables  Receivables  Receivables  Receivables
                            -----------  -----------  -----------  -----------  -----------  -----------
Receivables Outstanding(1). $                      %                         %  $                      %

Receivables Delinquent:
    30-59 Days . . . .      $                      %  $                      %  $                      %
    60-89 Days . . . .
    90 Days or More. .
                            -----------  -----------  -----------  -----------  -----------  -----------
              TOTAL. .      $                      %  $                      %  $                      %
                            -----------  -----------  -----------  -----------  -----------  -----------
                            -----------  -----------  -----------  -----------  -----------  -----------


---------------
(1) "Receivables Outstanding" on the accounts consist of all amounts due from cardholders as posted to the accounts at the dates shown.

                                 LOSS EXPERIENCE
                              DESIGNATED PORTFOLIO
                             (Dollars in Thousands)



                                         Year Ended December 31,
                                      ----------------------------
                                       [1994]     [1993]    [1992]
                                      --------   --------  -------

Average Receivables Outstanding(1) .  $          $         $

Total Gross Charge-Offs(2) . . . . .  $          $         $

Total Gross Charge-Offs as a
  percentage of Average
  Receivables Outstanding. . . . . .         %          %        %


---------------
 (1) "Average Receivables Outstanding" is the average of the daily receivable balance during the period indicated.
 (2) "Total Gross Charge-Offs" are total principal and interest charge-offs before recoveries and do not include the amount of any reductions in Average Receivables Outstanding due to fraud, returned goods, customer disputes or other miscellaneous credit adjustments.


REVENUE EXPERIENCE

   The following table sets forth the revenues from finance charges and fees billed with respect to the Designated Portfolio for each year during the three-year period ended December 31, [199_].


                              YIELD EXPERIENCE
                            DESIGNATED PORTFOLIO
                           (Dollars in Thousands)


                                          Year Ended December 31,
                                        --------------------------
                                        [1994]    [1993]    [1992]
                                        -------   ------    ------
Average Account Monthly Accrued Finance
  Charges and Fees(1)(2) . . . . .      $         $         $
Average Account Balance(3) . . . .      $         $         $
Yield from Finance Charges and Fees(4)        %        %         %
Yield from Interchange(5). . . . .
                                        -------   ------    ------
Yield from Finance Charges, Fees and
  Interchange. . . . . . . . . . .            %        %         %
                                        -------   ------    ------
                                        -------   ------    ------

---------------
(1) "Finance Charges and Fees" are comprised of monthly periodic finance charges and other credit card fees.
(2) "Average Account Monthly Accrued Finance Changes and Fees" are presented net of adjustments made pursuant to the Bank's normal servicing procedures, including removal of incorrect or disputed monthly periodic finance changes.

(3) "Average Account Balances" includes purchases, cash advances and accrued and unpaid monthly periodic finance and other charges and are calculated based on the average of the account balances during the periods shown for accounts with charging privileges.
(4) "Yield from Finance Charges and Fees" is the result of dividing the annualized Average Account Monthly Accrued Finance Charges and Fees by the Average Account Balance for the period.
(5) "Yield from Interchange" is the result of dividing annualized revenue attributable to Interchange received during the period by the Average Account Balance for the period. The amount of Interchange for each of the periods indicated above has been estimated.

   [The yield on the Designated Portfolio shown in the table above is comprised of three primary components: monthly periodic rate finance charges, the amortized portion of annual fees and other service charges, such as cash advance fees, late charges, overlimit charges and other miscellaneous fees. If payment rates decline, the balances subject to monthly periodic finance charges tend to grow, assuming no change in the level of purchasing activity. Conversely, if payment rates increase, the balances subject to monthly periodic finance charges tend to fall, assuming no change in the level of purchasing activity. Accordingly, under these circumstances, the yield related to periodic finance charges normally increases. The yield related to service charges varies with the type and volume of activity in and the amount of each account. As account balances increase, annual fees, which remain constant, represent a smaller percentage of the aggregate account balances.]

PAYMENT RATES

   The following table sets forth the highest and lowest cardholder monthly payment rates for the Designated Portfolio during any month in the period shown and the average cardholder monthly payment rates for all months during the periods shown, in each case calculated as a percentage of total opening monthly account balances during the periods shown. Payment rates shown in the table are based on payments of Principal Receivables and Finance Charge Receivables with respect to the Accounts.


CARDHOLDER MONTHLY PAYMENT RATES
DESIGNATED PORTFOLIO


                                         Year Ended December 31,
                                       --------------------------
                                       [1994]     [1993]   [1992]
                                       ------     ------   ------
Lowest . . . . . . . . . . . . . .          %        %        %
Highest. . . . . . . . . . . . . .          %        %        %
Monthly Average. . . . . . . . . .          %        %        %



                                 THE RECEIVABLES

     The Receivables in the Trust Portfolio, as of [__________ ___], [199_] the [Trust Cut-Off Date][Closing Date], included $[_________] of Principal Receivables and $[__________] of Finance Charge Receivables. The Accounts had an average Principal Receivable balance of $[__________] and an average credit limit of $[__________]. The percentage of the aggregate total Receivables balance to the aggregate total credit limit was [___]%. The average age of the Accounts was approximately [____] months. As of the [Trust Cut-Off Date][Closing Date], all of the Accounts in the Trust Portfolio were VISA or MasterCard credit card accounts, of which [____]% were classic accounts and [____]% were gold accounts, and the aggregate Principal Receivable balances of classic accounts and gold accounts, as a percentage of the total aggregate Principal Receivables, were [____]% and [____]%, respectively.

     The following tables summarize the Trust Portfolio by various criteria as of the [Trust Cut-Off Date][Closing Date]. References to "Receivables Outstanding" in the following tables include both Finance Charge Receivables and Principal Receivables. Because the future composition of the Trust Portfolio may change over time, these tables are not necessarily indicative of the composition of the Trust Portfolio at any subsequent time.


                         COMPOSITION BY ACCOUNT BALANCE
                                 TRUST PORTFOLIO


                                            Percentage
                                             of Total                 Percentage
                                Number of    Number of                  of Total
     Account Balance Range      Accounts     Accounts    Receivables  Receivables
     ---------------------      ---------   ----------   -----------  -----------
Credit Balance  . . . . . . .                        %    $                     %
No Balance  . . . . . . . . .
$0.01 - $500.00 . . . . . . .
$500.01 - $1,000.00 . . . . .
$1,000.01 - $3,000.00 . . . .
$3,000.01 - $5,000.00 . . . .
$5,000.01 - $10,000.00  . . .
$10,000.01 or more  . . . . .
                                 ---------   ----------   -----------  -----------
     TOTAL  . . . . . . . . .                    100.0%    $                100.0%
                                 ---------   ----------   -----------  -----------
                                 ---------   ----------   -----------  -----------


                           COMPOSITION BY CREDIT LIMIT
                                 TRUST PORTFOLIO


                                            Percentage
                                             of Total                 Percentage
                                Number of    Number of                  of Total
       Credit Limit Range        Accounts     Accounts    Receivables  Receivables
     ---------------------      ---------   ----------   -----------  -----------

Less than $500.01 . . . . . .                        %    $                     %
$500.01 - $1,000.00 . . . . .
$1,000.01 - $3,000.00 . . . .
$3,000.01 - $5,000.00 . . . .
$5,000.01 - $10,000.00  . . .
$10,000.01 - $15,000.00 . . .
                                ---------   ----------   -----------  -----------
     TOTAL  . . . . . . . . .                   100.0%                     100.0%
                                ---------   ----------   -----------  -----------
                                ---------   ----------   -----------  -----------


                      COMPOSITION BY PERIOD OF DELINQUENCY
                                 TRUST PORTFOLIO

                                            Percentage
                                             of Total                 Percentage
                                Number of    Number of                 of Total
     Period of Delinquency      Accounts     Accounts   Receivables   Receivables
     --------------------       --------    ----------  -----------   -----------
Not Delinquent  . . . . . . .                        %   $                      %
Up to 29 Days . . . . . . . .
30 to 59 Days . . . . . . . .
60 to 89 Days . . . . . . . .
90 or More Days . . . . . . .
                                --------    ----------  -----------   -----------
     TOTAL  . . . . . . . . .                   100.0%                     100.0%
                                --------    ----------  -----------   -----------
                                --------    ----------  -----------   -----------



                           COMPOSITION BY ACCOUNT AGE
                                 TRUST PORTFOLIO


                                            Percentage
                                             of Total                  Percentage
                                Number of    Number of                   of Total
          Account Age           Accounts     Accounts   Receivables   Receivables
          -----------           ---------   ----------  -----------   -----------
Not More than 6 Months  . . .                        %  $                       %
Over 6 Months to 12 Months  .
Over 12 Months to 24 Months .
Over 24 Months to 36 Months .
Over 36 Months to 48 Months .
Over 48 Months to 60 Months .
Over 60 Months to 72 Months .
Over 72 Months  . . . . . . .
                                 ---------   ----------  -----------   -----------
     TOTAL  . . . . . . . . .                    100.0%  $                  100.0%
                                 ---------   ----------  -----------   -----------
                                 ---------   ----------  -----------   -----------


                       GEOGRAPHIC DISTRIBUTION OF ACCOUNTS
                                 TRUST PORTFOLIO

                                     Percentage
                                      of Total                       Percentage
 State or             Number of       Number of                       of Total
 Territory            Accounts        Accounts      Receivables     Receivables
 ---------            ---------      ----------     -----------     -----------
                                               %    $                          %
 Alabama . . . . . .
 Alaska  . . . . . .
 Arizona . . . . . .
 Arkansas  . . . . .
 California  . . . .
 Colorado  . . . . .
 Connecticut . . . .
 Delaware  . . . . .
 District of
 Columbia  . . . . .
 Florida . . . . . .
 Georgia . . . . . .
 Guam  . . . . . . .
 Hawaii  . . . . . .
 Idaho . . . . . . .
 Illinois  . . . . .
 Indiana . . . . . .
 Iowa  . . . . . . .
 Kansas  . . . . . .
 Kentucky  . . . . .
 Louisiana . . . . .
 Maine . . . . . . .
 Maryland  . . . . .
 Massachusetts . . .
 Michigan  . . . . .
 Minnesota . . . . .
 Mississippi . . . .
 Missouri  . . . . .
 Montana . . . . . .
 Nebraska  . . . . .
 Nevada  . . . . . .
 New Hampshire . . .
 New Jersey  . . . .
 New Mexico  . . . .
 New York  . . . . .
 North Carolina  . .
 North Dakota  . . .
 Ohio  . . . . . . .
 Oklahoma  . . . . .
 Oregon  . . . . . .
 Pennsylvania  . . .
 Puerto Rico . . . .
 Rhode Island  . . .
 South Carolina  . .
 South Dakota  . . .
 Tennessee . . . . .
 Texas . . . . . . .
 Utah  . . . . . . .
 Vermont . . . . . .
 Virgin Islands  . .
 Virginia  . . . . .
 Washington  . . . .
 West Virginia . . .
 Wisconsin . . . . .
 Wyoming . . . . . .

                      ---------      ----------     -----------     -----------
      TOTAL  . . . .                      100.0%   $                      100.0%
                      ---------      ----------     -----------     -----------


                                       S-30

                                 USE OF PROCEEDS

     The net proceeds from the sale of the Certificates will be paid to the Transferors. The Transferors will use such proceeds for [general corporate purposes].

                                 THE TRANSFERORS

     At its [______ __, 199_] Call Report, the Bank had total deposits of approximately $[_______], total assets of approximately $[_______] and total equity of approximately $[_______]. A Call Report is required to be prepared in accordance with regulatory accounting principles, which differ in some respects from generally accepted accounting principles. See "The Transferors - The Bank" in the Prospectus.

                          [DESCRIPTION OF CCB HOLDING]


                                SERIES PROVISIONS

     The Certificates will be issued pursuant to the Pooling and Servicing Agreement and a Series Supplement specifying the Principal Terms of the Certificates (the "Series [199_-__] Supplement"), the forms of which have been filed as exhibits to the Registration Statement of which the Prospectus and this Prospectus Supplement are a part. The following summary describes certain terms applicable to the Certificates. Reference should be made to the Prospectus for additional information concerning the Certificates and the Pooling and Servicing Agreement. See "The Pooling and Servicing Agreement" in the Prospectus.

INTEREST PAYMENTS

     Interest on the Class A Certificates and the Class B Certificates will accrue from the Closing Date on the Class A Invested Amount and Class B Invested Amount at the Class A Certificate Rate and Class B Certificate Rate, respectively. Interest will be distributed on [__________ __, 199_], and on each Interest Payment Date thereafter to the Certificateholders in whose names the Certificates were registered at the close of business on the last day of the calendar month preceding the date of such payment (each, a "Record Date"). Interest for any Interest Payment Date will accrue from and including the preceding Interest Payment Date (or in the case of the first Interest Payment Date, from and including the Closing Date) but excluding the next Interest Payment Date (each, an "Interest Period").

     Interest payments on the Class A Certificates for each Interest Payment Date will be calculated on the Class A Invested Amount as of the preceding Record Date (or in the case of the initial Interest Payment Date, on the initial Class A Invested Amount) based upon the Class A Certificate Rate. Interest will be calculated on the basis of a [360-day][365-day] year [consisting of twelve 30-day months]. Interest payments in respect of the Class A Certificates on any Interest Payment Date will be funded from collections of Finance Charge Receivables allocated to the Class A Certificateholders' Interest during the [____] preceding Monthly Period[s] and other Class A Available Funds allocated to the Class A
Certificateholders' Interest for such Monthly Period[s].  To the extent
[the sum of (i)] the product of the Class A Floating Percentage of the Floating Allocation Percentage of collections of Finance Charge Receivables during the preceding [____] Monthly Period[s] [and (ii) other Class A Available Funds allocated to the Class A Certificateholders' Interest for such Monthly Period[s]] is insufficient to pay such interest, Excess Spread [and Excess Finance Charge Collections allocated to Series [199_-__]] [amounts on deposit in the Cash Collateral Account up to the Available [Shared] [Cash] Collateral Amount] [Credit Enhancement] [and] Reallocated Principal Collections will be used to make such payments. "Class A Available Funds" means, with respect to any

Monthly Period, an amount equal to the sum of [(i)] the Class A Floating Percentage of collections of Finance Charge Receivables allocated to the Certificates with respect to such Monthly Period including any investment earnings that are to be treated as collections of Finance Charge Receivables in accordance with the Pooling and Servicing Agreement; [(ii) the [Class A Floating Percentage of the] amount of any earnings transferred from the Pre-Funding Account to the Collection Account on such Distribution Date] [and (iii) if such Monthly Period relates to a Distribution Date with respect to the Scheduled Accumulation Period, Principal Funding Investment Proceeds [and Interest Funding Investment Proceeds], if any, with respect to the related Distribution Date and
(iv) amounts, if any, to be withdrawn from the Reserve Account that must be included in Class A Available Funds pursuant to the Series [199_-__] Supplement with respect to such Distribution Date].

     Interest payments on the Class B Certificates for each Interest Payment Date will be calculated on the Class B Invested Amount as of the preceding Record Date (or in the case of the initial Interest Period, on the initial Class B Invested Amount) based upon the Class B Certificate Rate. Interest will be calculated on the basis of [____]. Interest payments in respect of the Class B Certificates on any Interest Payment Date will be funded from collections of Finance Charge Receivables allocated to the Class B Certificateholders' Interest during the [____] preceding Monthly Period[s] [and other Class B Available Funds allocated to the Class B Certificateholders' Interest for such Monthly Period[s]], and, if necessary, from Excess Spread [and] [Excess Finance Charge Collections allocated to Series [199_-__] [Credit Enhancement] [amounts in the Cash Collateral Account up to the Available [Shared] [Cash] Collateral Amount]. ["Class B Available Funds" means, with respect to any Monthly Period, an amount equal to the sum of (i) the Class B Floating Percentage of collections of Finance Charge Receivables allocated to the Certificates with respect to such Monthly Period [(ii) if such Monthly Period relates to a Distribution Date that occurs on or after the Class B Principal Commencement Date, Principal Funding Investment Proceeds, if any, with respect to the related Distribution Date] [and
(iii) amounts, if any, withdrawn from the Reserve Account that must be included in Class B Available Funds pursuant to the Series [199_-__] Supplement with respect to such Distribution Date].]

PRINCIPAL PAYMENTS

     During the Revolving Period (which begins on the Closing Date and ends on the day before the commencement of the [Controlled Amortization Period] [Scheduled Accumulation Period] or, if earlier, the Early Amortization Period), no principal payments will be made to Certificateholders. [During the Controlled Amortization Period, which is scheduled to begin on __________, 199_, and during the Early Amortization Period, which will begin upon the occurrence of a Pay Out Event, and until the Termination Date occurs, principal will be paid first to the Class A Certificateholders [until the Class A Invested Amount has been paid in full], and [then] to the Class B Certificateholders until the Class B Invested Amount has been paid in full.] [During the Scheduled Accumulation Period (on or prior to the respective Expected Final Payment Dates), principal will be deposited in the Principal Funding Account as described below and on the Class A Expected Final Payment Date will be distributed to Class A Certificateholders up to the Class A [Adjusted] Invested Amount and then to Class B Certificateholders on the Class B Expected Final Payment Date up to the Class B [Adjusted] Invested Amount. During the Early Amortization Period, which will begin upon the occurrence of a Pay Out Event, and until the Termination Date occurs, principal will be paid first to the Class A Certificateholders until the Class A [Adjusted] Invested Amount has been paid in full, and then to the Class B Certificateholders until the Class B [Adjusted] Invested Amount has been paid in full.

     [At the end of the Funding Period, which is the __________ Distribution Date, the Class A Certificateholders and the Class B Certificateholders will be paid all funds [(except investment earnings thereon)] remaining in the Pre-Funding Account (PRO RATA, on the basis of the ratio of the Class A Invested Amount and the Class B Invested Amount to the Invested Amount.]

     [On each Interest Payment Date with respect to the Controlled Amortization Period unless [the Class A Invested Amount has been paid in full or] an Early Amortization Period commences, the Class A Certificateholders will be entitled to receive [for each related Monthly Period since the previous Interest Payment Date] the lesser of (a) collections of Principal Receivables received during [each] such Monthly Period allocated to the Certificates (other than Reallocated Principal Collections applied to fund the Required Amount) [Shared Principal Collections allocated to Series [199_-__] [and] [other amounts] (collectively, "Available Principal Collections"), and (b) the Class A Controlled Distribution Amount.] [After payment in full of the Class A Invested Amount,] the Class B Certificateholders will be entitled to receive on each Interest Payment Date [during the Class B Controlled Amortization Period] the least of (i) the amount of Available Principal Collections, [(ii) the Class B Controlled Distribution Amount], and (iii) the Class B Invested Amount, until the earlier of the date the Class B Invested Amount is paid in full and the Termination Date.]

     [On each Distribution Date with respect to the Class A Scheduled Accumulation Period, the Trustee will deposit in the Principal Funding Account an amount equal to the least of (a) Available Principal Collections on deposit in the Collection Account with respect to such Distribution Date, (b) the [applicable] Controlled Deposit Amount for such Distribution Date and (c) the Class A Adjusted Invested Amount, until the Principal Funding Account Balance equals the Class A Invested Amount. Amounts on deposit in the Principal Funding Account will be paid to the Class A Certificateholders on the Class A Expected Final Payment Date. [After the Class A Invested Amount has been paid in full, on each Distribution Date during the Class B Scheduled Accumulation Period, amounts equal to the least of (i) Available Principal Collections on deposit in the Collection Account with respect to such Distribution Date (less the portion of Available Principal Collections applied to Class A Monthly Principal on such Distribution Date), (ii) the [applicable] Controlled Deposit Amount for such Distribution Date and (iii) the Class B Adjusted Invested Amount will be deposited in the Principal Funding Account until the earlier of the date the Class B Invested Amount is paid in full and the Termination Date.] Amounts on deposit in the Principal Funding Account in respect of the Class B Certificates will be paid to the Class B Certificateholders on the Class B Expected Final Payment Date. If a Pay Out Event occurs with respect to the Certificates during the Scheduled Accumulation Period, the Early Amortization Period will commence and any amount on deposit in the Principal Funding Account will be paid first to the Class A Certificateholders on the first Special Payment Date and then, to the extent the Class A Invested Amount is paid in full, to the Class B Certificateholders. [If on an Expected Final Payment Date, moneys on deposit in the Principal Funding Account are insufficient to pay the scheduled principal amount, a Pay Out Event will occur and the Early Amortization Period will commence. After payment in full of the Class A Invested Amount, the Class B Certificateholders will be entitled to receive an amount equal to the Class B Invested Amount.] "Available Principal Collections" means, with respect to any Monthly Period, an amount equal to the sum of (1) an amount equal to the Principal Allocation Percentage of all collections of Principal Receivables received during such Monthly Period (less the amount of Reallocated Principal Collections with respect to such Monthly Period used to fund the Required Amount)[, (2) any Shared Principal Collections with respect to other Series that are allocated to Series [199_-__]] and (3) any other amounts which pursuant to the Series [199_-__] Supplement are to be treated as Available Principal Collections with respect to the related Distribution Date [other amounts].]

     [The Class A Scheduled Accumulation Period is currently expected to commence at the close of business on the last business day of [__________, 199_]; however, the date on which the Class A Scheduled Accumulation Period actually commences may be delayed if the Class A Scheduled Accumulation Period Length (determined as described below) is less than the number of months remaining between each Period Length Determination Date (defined herein) and the [Class A] Expected Final Payment Date. Beginning on the Determination Date immediately preceding the [__________, 199_] Distribution Date and on each Determination Date thereafter until the Class A Accumulation Date actually commences (each, a "Period Length Determination Date"), the Transferors will determine the "Class A Scheduled Accumulation Period Length" [based on, among other things, the then current principal payment rate on the Accounts and the principal amount of Series that are entitled to share principal with Series [199_-__]]; PROVIDED, HOWEVER, that the Class A Scheduled Accumulation Period Length will not be less than [____] months]. If the Class A Scheduled Accumulation Period Length is less than the number of months remaining between the related Period Length Determination Date and the [Class A] Expected Final Payment Date, the Class A Scheduled Accumulation Period will commence later than the last business day of [__________, 199_] and the number of months in the Class A Scheduled Accumulation Period will be equal to the Class A Scheduled Accumulation Period Length. [Notwithstanding the foregoing, unless a Pay Out Event occurs with respect to the Certificates, the Class A Scheduled Accumulation Period will commence on the last business day of [__________, 199_] if, prior to such date, a Pay Out Event shall have occurred with respect to any other Series (other than a Series that does not share principal with Series [199_-__] or is designated by the Transferor as an Excluded Series (defined herein)).] The effect of the foregoing calculation is to reduce the Class A Scheduled Accumulation Period Length based on the invested amounts of other Series that are scheduled to be in their revolving periods and thus scheduled to create Shared Principal Collections during the Class A Scheduled Accumulation Period. In addition, if the Class A Scheduled Accumulation Period Length shall have been determined to be less than [____] months and, after the date on which such determination is made, a Pay Out Event shall occur with respect to any outstanding Series, the Class A Scheduled Accumulation Period will commence on the earlier of (i) the date that such Pay Out Event shall have occurred with respect to such Series and (ii) the date on which the Class A Scheduled Accumulation Period is then scheduled to commence.](7/)

     On each Distribution Date with respect to the Early Amortization Period until the Class A Invested Amount has been paid in full or the Termination Date occurs, the holders of the Class A Certificates will be entitled to receive Available Principal Collections in an amount up to the Class A Invested Amount. [After payment in full of the Class A Invested Amount, the holders of the Class B Certificates will be entitled to receive on each Distribution Date Available Principal Collections until the earlier of the date the Class B Invested Amount is paid in full and the Termination Date.] [In addition, on the first Special Payment Date following the occurrence of an Economic Pay Out Event, after giving effect to any payment of principal on such date as described under "Series Provisions--Application of Collections--Payments of Principal," principal payments will be made to the Class A Certificateholders and the Class B Certificateholders from amounts on deposit in the Cash Collateral Account as described under "--Cash Collateral Account" below.]

     [On each Distribution Date commencing with the Class B Principal Commencement Date, [unless an Economic Pay Out Event has occurred,] a withdrawal will be made from the Cash Collateral Account to pay principal with respect to the Class B Certificates to the extent that the Class B Initial Invested Amount less the sum of the aggregate amount of principal payments previously distributed to Class B Certificateholders [or deposited in the Principal Funding Account in respect of the Class B Certificates] exceeds the Class B Invested Amount on the last day of the related Monthly Period (determined after giving effect to any change made to the Class B Invested Amount as a result of unreimbursed charge-offs on the following Distribution Date).]

SUBORDINATION OF THE CLASS B CERTIFICATES [AND THE COLLATERAL INTEREST]

     The Class B Certificateholders' Interest [and the Collateral Interest] will be subordinated [(other than with respect to the [Initial Class B Collateral Amount]] to the extent necessary to fund payments with respect to the Class A Certificates. [In addition, the Collateral Interest will be subordinated to the extent necessary to fund certain payments with respect to the Class A Certificates and the Class B Certificates. If the Collateral Interest is reduced to zero, holders of the Class B Certificates will bear directly the credit and

------------
(7/) Different Series may have different methods of determining the Accumulation Period Length.

other risks associated with their interest in the Trust.] To the extent the Class B Invested Amount is reduced, the percentage of collections of Finance Charge Receivables allocated to the Class B Certificateholders in subsequent Monthly Periods will be reduced. Moreover, to the extent the amount of such reduction in the Class B Invested Amount is not reimbursed, the amount of principal distributable to the Class B Certificateholders will be reduced. See "--Allocation Percentages," "--Reallocation of Cash Flows; Class B Invested Amount," ["--Application of Collections--[Excess Spread]; [Excess Finance Charge Collections]" below].

[FUNDING PERIOD]

     [During the period from and including the Closing Date to but excluding the earliest of (i) the day on which the Invested Amount equals the [Full Invested Amount], (ii) the day on which a Pay Out Event occurs and (iii) the __________, 199_ Distribution Date (the "Funding Period"), the Pre-Funding Amount will be held in a trust account established with the Trustee for the benefit of the Certificateholders (the "Pre-Funding Account"). The Pre-Funding Amount will equal $[__________].

     Funds on deposit in the Pre-Funding Account will be invested by the Trustee [in certain Eligible Investments] [pursuant to a guaranteed rate agreement] [guaranteed investment contract]. Investment earnings on the Pre-Funding Amount (net of investment losses and investment expenses) will be used to pay interest on the [Class A] [and] [Class B] Certificates during the Funding Period.

     During the Funding Period, funds on deposit in the Pre-Funding Account will be withdrawn and paid to the Transferors to the extent of any increases in the Invested Amount. The Transferors expect that the Invested Amount will equal the [Full Invested Amount] by the [__________, 199_] Monthly Period. In the event that the Invested Amount does not for any reason equal the [Full Invested Amount] by the end of the Funding Period, any amount remaining in the Pre-Funding Account will be payable to the [Class A] [and] [Class B] Certificateholders [PRO RATA, on the basis of the ratio of the Class A Invested Amount and the Class B Invested Amount, respectively, to the Invested Amount as of the last day of the related Monthly Period] on the Distribution Date on which the Funding Period ends.]

ALLOCATION PERCENTAGES

     Pursuant to the Pooling and Servicing Agreement, the Servicer will allocate among the Invested Amount, the certificateholders' interest for all other Series of certificates issued and outstanding and the Transferors' Interest, all collections of Finance Charge Receivables and Principal Receivables and the Defaulted Amount with respect to such Monthly Period.

     Collections of Finance Charge Receivables and the Defaulted Amount with respect to any Monthly Period will be allocated to the Invested Amount based on the Floating Allocation Percentage. The "Floating Allocation Percentage" means, with respect to any Monthly Period, the percentage equivalent (which percentage shall never exceed 100%) of a fraction, the numerator of which is the sum of the [Adjusted] Invested Amount [and the Enhancement Invested Amount, if any,] as of the last day of the preceding Monthly Period (or with respect to the first Monthly Period, the Initial Invested Amount) and the denominator of which is [the sum of] the total amount of the Principal Receivables in the Trust as of such day (or with respect to the first Monthly Period, the total amount of Principal Receivables in the Trust on the Closing Date) [and the principal amount on deposit in the Special Funding Account as of such day]. [Appropriate adjustments to the calculation methodology will be made to accommodate changes in the Invested Amount during the Funding Period.] Such amounts so allocated to the Invested Amount will be further allocated between the Class A Certificateholders and Class B Certificateholders [and the Collateral Interest] in accordance with the Class A Floating Percentage and the Class B Floating Percentage [and the Collateral Percentage], respectively. The "Class A Floating Percentage" means, with respect to any Monthly

Period, the percentage equivalent (which percentage shall never exceed 100%) of a fraction, the numerator of which is equal to the Class A [Adjusted] Invested Amount as of the close of business on the last day of the preceding Monthly Period (or with respect to the first Monthly Period, as of the Closing Date) and the denominator of which is equal to the [Adjusted]
Invested Amount as of the close of business on such day (or with respect to the first Monthly Period, the Initial Invested Amount). The "Class B
Floating Percentage" means, with respect to any Monthly Period, the percentage equivalent (which percentage shall never exceed 100%) of a fraction, the numerator of which is equal to the Class B [Adjusted] Invested Amount as of the close of business on the last day of the preceding Monthly Period (or with respect to the first Monthly Period, as of the Closing Date) and the denominator of which is equal to the [Adjusted] Invested Amount at the close of business on such day (or with respect to the first Monthly Period, the initial Invested Amount). [The "Collateral Percentage" means, with respect to any Monthly Period, the percentage equivalent (which shall never exceed 100%) of a fraction, the numerator of which is equal to the Collateral Interest as of the close of business on the last day of the preceding Monthly Period [or, during an amortization period or an Scheduled Accumulation Period, as of the last day of the Revolving Period] and the denominator of which is equal to the [Adjusted] Invested Amount as of the close of business on such day.]

     Collections of Principal Receivables will be allocated to the Invested Amount based on the Principal Allocation Percentage. The "Principal Allocation Percentage" means, with respect to any Monthly Period, the percentage equivalent (which percentage shall never exceed 100%) of a fraction, the numerator of which is (a) during the Revolving Period, the Invested Amount as of the last day of the immediately preceding Monthly Period (or, in the case of the first Monthly Period, the Closing Date) and (b) during the [Accumulation] [Controlled Amortization] Period or the Early Amortization Period, the Invested Amount as of the last day of the Revolving Period and the denominator of which is the greater of (i) [the sum of the] total amount of Principal Receivables in the Trust as of the last day of the immediately preceding Monthly Period [and the principal amount on deposit in the Special Funding Account as of such last day] (or, in the case of the first Monthly Period, the Closing Date) and (ii) the sum of the numerators used to calculate the principal allocation percentages for all Series outstanding as of the date as to which such determination is being made; [PROVIDED, HOWEVER, that because the Certificates offered hereby are subject to being paired with a future Series, if a Pay Out Event occurs with respect to a Paired Series during the [Controlled Amortization] [Accumulation] Period with respect to Series [199_-__], the Transferors may, by written notice delivered to the Trustee and the Servicer, designate a different numerator for the foregoing fraction, provided that such numerator is not less than [the [Adjusted] Invested Amount as of the last day of the Revolving Period for such Paired Series] and the Transferors shall have received written notice from each Rating Agency that such designation will not have a Ratings Effect. Such amounts so allocated to the Invested Amount will be further allocated between the Class A Certificates and the Class B Certificates [and the Collateral Interest] based on the Class A Principal Percentage and the Class B Principal Percentage [and the Collateral Percentage], respectively. The "Class A Principal Percentage" means, with respect to any Monthly Period (a) during the Revolving Period, the percentage equivalent (which shall never exceed 100%) of a fraction, the numerator of which is equal to the Class A Invested Amount as of the last day of the immediately preceding Monthly Period (or, in the case of the first Monthly Period, the Class A Initial Invested Amount), and the denominator of which is equal to the Invested Amount as of such day, (or, in the case of the first Monthly Period, the Initial Invested Amount) and (b) during the [Scheduled Accumulation Period] [Controlled Amortization Period] or the Early Amortization Period, the percentage equivalent (which shall never exceed 100%) of a fraction, the numerator of which is the Class A Invested Amount as of the end of the Revolving Period, and the denominator or which is the Invested Amount as of such day. The "Class B Principal Percentage" means, with respect to any Monthly Period, (i) during the Revolving Period, the percentage equivalent (which percentage shall never exceed 100%) of a fraction, the numerator of which is the Class B Invested Amount as of the last day of the immediately preceding Monthly Period (or, in the case of the first Monthly Period, the Class B Initial Invested Amount) and the denominator of which is the Invested Amount as of such day (or, in the case of the first Monthly Period, the Initial Invested Amount) and (ii) during the [Scheduled Accumulation Period] [Controlled Amortization Period] or the Early Amortization Period, the percentage equivalent (which percentage shall never exceed 100%) of a fraction, the numerator of which is the Class B Invested Amount as of the end of the Revolving Period, and the denominator of which is the Class B Invested Amount as of such day.

     [Notwithstanding the foregoing, in any Monthly Period in which there occurs
(a) an Addition Date or (b) a Removal Date, the amount of Principal Receivables used for the denominator in the calculation of the Floating Allocation Percentage and the Principal Allocation Percentage described above will be (i) the aggregate amount of Principal Receivables in the Trust at the end of the day on the last day of the prior Monthly Period for the period from and including the first day of such Monthly Period to but excluding the related Addition Date or Removal Date and (ii) the aggregate amount of Principal Receivables in the Trust at the end of the day on the related Addition Date or Removal Date for the period from and including the related Addition Date or Removal Date to and including the last day of such Monthly Period] [; PROVIDED, HOWEVER, that with respect to any Monthly Period during the Funding Period in which the Invested Amount is increased pursuant to the Series [199_-__] Supplement, the numerator in the calculation of the Floating Allocation Percentage and the Principal Allocation Percentage described above will be (1) the Invested Amount at the last day of the prior Monthly Period for the period from and including the first day of such Monthly Period to but excluding the day the Invested Amount is increased and (2) the Invested Amount at the end of the day on which the Invested Amount is increased for the period from and including such day to and including the last day of such Monthly Period].

     As used herein, the following terms have the meanings indicated:(8)

     "Class A Invested Amount" for any date means an amount equal to (i) the Class A Initial Invested Amount, less (ii) the amount of principal payments made to holders of the Class A Certificates on or prior to such date, less (iii) the excess, if any, of the aggregate amount of Class A Investor Charge-Offs for all prior Distribution Dates over the aggregate amount of any reimbursements of Class A Investor Charge-Offs for all Distribution Dates prior to such date.

     "Class B Invested Amount" for any date means an amount equal to (i) the Class B Initial Invested Amount, less (ii) the amount of principal payments made to holders of the Class B Certificates on or prior to such date [(other than principal payments made from the proceeds of amounts received from the Cash Collateral Account for the purpose of reimbursing previous reductions in the Class B Invested Amount)], less (iii) the aggregate amount of Class B Investor Charge-Offs for all prior Distribution Dates, less (iv) the aggregate amount of Reallocated Principal Collections for all prior Distribution Dates which have been used to fund the Required Amount with respect to such Distribution Dates [(excluding any Reallocated Principal Collections that have resulted in a reduction of the [Collateral Interest] [Enhancement Invested Amount)], less (v) an amount equal to the amount by which the Class B Invested Amount has been reduced to cover the Class A Investor Default Amount on all prior Distribution Dates as described herein under "--Defaulted Receivables; Investor Charge-Offs," and plus (vi) the aggregate amount of Excess Spread and [Excess Finance Charge Collections allocated to Series [199_-__]] [other amounts] applied on all prior Distribution Dates for the purpose of reimbursing amounts deducted pursuant to the foregoing clauses (iii), (iv) and (v).

     ["Class A Adjusted Invested Amount" for any date means an amount equal to the then current Class A Invested Amount less the funds on deposit in the Principal Funding Account on such date.]

     ["Class B Adjusted Invested Amount" for any date means (a) if such date occurs prior to the Class B Principal Commencement Date, an amount equal to the Class B Invested Amount and (b) if such date

------------
(8) Appropriate changes to Invested Amount definitions must be made for a prefunded Series.

occurs on or after the Class B Principal Commencement Date, an amount equal to the Class B Invested Amount less the funds on deposit in the Principal Funding Account on such date].

     ["Collateral Interest" for any date means an amount equal to (a) the initial Collateral Interest, LESS (b) the aggregate amount of principal payments made to the Collateral Interest Holder prior to such date, LESS (c) the aggregate amount of Collateral Charge-Offs for all prior Distribution Dates, LESS (d) the aggregate amount of Reallocated Principal Collections for all prior Distribution Dates, LESS (e) an amount equal to the aggregate amount by which the Collateral Interest has been reduced to fund the Class A Investor Default Amount and the Class B Investor Default Amount on all prior Distribution Dates as described under "--Defaulted Receivables; Investor Charge-Offs," and PLUS (f) the aggregate amount of Excess Spread allocated and available on all prior Distribution Dates for the purpose of reimbursing amounts deducted pursuant to the foregoing clauses (c), (d) and (e); PROVIDED, HOWEVER, that the Collateral Interest may not be reduced below zero.]

     ["Enhancement Invested Amount" for any date means an amount equal to (a) the amount withdrawn from the Cash Collateral Account and applied to the payment of principal of the Certificates on the first Special Payment Date following an Economic Pay Out Event, less (b) the amount of principal payments made to the Cash Collateral Depositor prior to such day less (c) the aggregate amount by which the Enhancement Invested Amount has been reduced to fund the Class A Investor Default Amount and the Class B Investor Default Amount on all prior Distribution Dates as described below, less (d) the amount by which the Enhancement Invested Amount has been reduced by Reallocated Principal Collections applied to reimburse the Required Amount and plus (e) the aggregate amount of Excess Spread [Excess Finance Charge Collections allocated to Series [199_-__]] [other amounts] applied on all prior Distribution Dates for the purpose of reimbursing amounts deducted pursuant to the foregoing clauses (c) and (d). In the absence of the occurrence of an Economic Pay Out Event and a related withdrawal from the Cash Collateral Account to pay principal of the Certificates, the Enhancement Invested Amount will be zero.]

     "Invested Amount" for any date means an amount equal to the sum of the Class A Invested Amount and the Class B Invested Amount [and the Collateral Interest] on such date.

[PRINCIPAL FUNDING ACCOUNT]

     [The Servicer will establish and maintain in the name of the Trustee, on behalf of the Trust, the Principal Funding Account as an Eligible Account held for the benefit of the Certificateholders. During the Scheduled Accumulation Period, the Servicer will transfer collections in respect of Principal Receivables [and Shared Principal Collections allocated to Series [199_-__]] [other amounts] to be treated in the same manner as collections of Principal Receivables from the Collection Account to the Principal Funding Account as described under "--Application of Collections."

     Unless a Pay Out Event has occurred with respect to the Certificates, all amounts on deposit in the Principal Funding Account (the "Principal Funding Account Balance") on any Distribution Date (after giving effect to any deposits to, or withdrawals from, the Principal Funding Account to be made on such Distribution Date) will be invested to the following Distribution Date by the Trustee at the direction of the Servicer in Eligible Investments. On each Distribution Date with respect to the Scheduled Accumulation Period (on or prior to the Class B Expected Final Payment Date) the interest and other investment income (net of investment expenses and losses) earned on such investments (the "Principal Funding Investment Proceeds") will be withdrawn from the Principal Funding Account and will be treated as a portion of Class A Available Funds, prior to the Class B Principal Commencement Date and, thereafter, as Class B Available Funds. If such investments with respect to any such Distribution Date yield less than the applicable Certificate Rate, the Principal Funding Investment Proceeds with respect to such Distribution Date will be less than the Covered Amount for such following Distribution Date. It is intended that any such shortfall will be funded from Class A Available Funds or Class B Available
Funds, as the case may be (including a withdrawal from the Reserve Account, if necessary, as described under "--Reserve Account"), [or a withdrawal from the Cash Collateral Account as described under "--Cash Collateral Account"] [other sources]. The Available Reserve Account Amount and the Available Cash Collateral Amount at any time will be limited and there can be no assurance that sufficient funds will be available to fund any such shortfall. [The "Covered Amount" shall mean (a) for any Distribution Date with respect to the Class A Scheduled Accumulation Period or the first Special Payment Date, if such Special Payment Date occurs prior to the Class B Principal Commencement Date, an amount equal to [one-twelfth of the product of (i) the Class A Certificate Rate and
(ii) the Principal Funding Account Balance, if any, as of the preceding Distribution Date and (b) for any Distribution Date with respect to the Class B Scheduled Accumulation Period or the first Special Payment Date, if such Special Payment Date occurs on or after the Class B Principal Commencement Date, an amount equal to one-twelfth of the product of (i) the Class B Certificate Rate and (ii) the Principal Funding Account Balance, if any, as of the preceding Distribution Date] [the product of (i) (A) a fraction the numerator of which is the actual number of days in the related Interest Period and the denominator of which is 360, times (B) the applicable Certificate Rate in effect with respect to such Interest Period, and (ii) the Principal Funding Account Balance as of the last day of the Monthly Period in which such Interest Period ends].]

[RESERVE ACCOUNT]

     [The Servicer will establish and maintain in the name of the Trustee, on behalf of the Trust, an Eligible Deposit Account for the benefit of the Certificateholders (the "Reserve Account"). The Reserve Account is intended to help assure the subsequent distribution of interest on the Certificates as provided in this Prospectus Supplement during the Scheduled Accumulation Period. On each Distribution Date from and after the Reserve Account Funding Date, but prior to the termination of the Reserve Account, the Trustee, acting pursuant to the Servicer's instructions, will apply Excess Spread [and Excess Finance Charge Collections allocated to Series [199_-__] (in the order of priority described below under "--Application of Collections--Payment of Fees, Interest and Other Items") to increase the amount on deposit in the Reserve Account (to the extent such amount is less than the Required Reserve Account Amount). The "Reserve Account Funding Date" will be the Distribution Date with respect to the Monthly Period that begins [____] months prior to the Distribution Date with respect to the first Monthly Period in the [Class A] Scheduled Accumulation Period, provided that the Transferors may delay the Reserve Account Funding Date to the earliest of: (a) the Distribution Date with respect to the Monthly Period that begins [____] months prior to the first Monthly Period in the [Class A] Scheduled Accumulation Period; (b) the first Distribution Date for which the Portfolio Adjusted Yield is less than [____]%, but in such event the Reserve Account Funding Date does not have to occur earlier than the Distribution Date with respect to the Monthly Period that begins [____] months prior to the commencement of the [Class A] Scheduled Accumulation Period; (c) the first Distribution Date for which the Portfolio Adjusted Yield is less than [____]%, but in such event the Reserve Account Funding Date does not have to occur earlier than the Distribution Date that begins [____] months prior to the commencement of the [Class A] Scheduled Accumulation Period; or (d) the first Distribution Date for which the Portfolio Adjusted Yield is less than [____]%, but in such event the Reserve Account Funding Date does not have to occur earlier than the Distribution Date that begins [____] months prior to the commencement of the [Class A] Scheduled Accumulation Period or any other date designated by the Transferors, provided that the Transferors have received written notice from each Rating Agency that such designation will not have a Ratings Effect. "Portfolio Adjusted Yield" for any Distribution Date will be equal to the average of the percentages obtained for each of the three preceding Monthly Periods by subtracting the Base Rate from the Portfolio Yield for such Monthly Period and deducting [____] from the result for each Monthly Period.
The "Required Reserve Account Amount" for any Distribution Date on or after the Reserve Account Funding Date will be equal to [____]% of the Invested Amount as of the preceding Distribution Date, or any other amount designated by the Transferors provided that the Transferors have received written notice from each Rating Agency that such designation will not have a Ratings Effect.

On each Distribution Date, after giving effect to any deposit to be made to, and any withdrawal to be made from, the Reserve Account on such Distribution Date, the Trustee will withdraw from the Reserve Account an amount equal to the excess, if any, of the amount on deposit in the Reserve Account over the Required Reserve Account Amount and shall distribute such excess to or at the direction of [the Transferors] [the Cash Collateral Depositor] [the Credit Enhancer].

     Provided that the Reserve Account has not terminated as described below, all amounts on deposit in the Reserve Account on any Distribution Date (after giving effect to any deposits to, or withdrawals from, the Reserve Account to be made on such Distribution Date) will be invested to the following Distribution Date by the Trustee at the direction of the Servicer in Eligible Investments. The interest and other investment income (net of investment expenses and losses) earned on such investments (the "Interest Funding Investment Proceeds") will be retained in the Reserve Account (to the extent the amount on deposit therein is less than the Required Reserve Account Amount) or [distributed to or at the direction of] [the Transferors] [the Cash Collateral Depositor] [the Credit Enhancer] [deposited in the Collection Account for application as Available Funds].

     On or before each Distribution Date with respect to the Scheduled Accumulation Period (on or prior to the Class A Expected Final Payment Date) and on the first Special Payment Date, a withdrawal will be made from the Reserve Account, and the amount of such withdrawal will be deposited in the Collection Account and included in Class A Available Funds, prior to the Class B Principal Commencement Date, and, thereafter, in Class B Available Funds, in an amount equal to the lesser of (a) the Available Reserve Account Amount with respect to such Distribution Date or Special Payment Date and (b) the excess, if any, of the Covered Amount with respect to such Distribution Date or Special Payment Date over the Principal Funding Investment Proceeds with respect to such Distribution Date or Special Payment Date; PROVIDED that the amount of such withdrawal will be reduced to the extent that funds otherwise would be available to be deposited in the Reserve Account on such Distribution Date or Special Payment Date. On each Distribution Date, the amount available to be withdrawn from the Reserve Account (the "Available Reserve Account Amount") will be equal to the lesser of the amount on deposit in the Reserve Account (before giving effect to any deposit to be made to the Reserve Account on such Distribution
Date) and the Required Reserve Account Amount for such Distribution Date.

     The Reserve Account will be terminated following the earlier to occur of
(a) the termination of the Trust pursuant to the Pooling and Servicing Agreement, (b) the date on which the Certificates are paid in full and (c) if the Scheduled Accumulation Period has not commenced, the occurrence of a Pay Out Event with respect to the Certificates or, if the Scheduled Accumulation Period has commenced, the earlier of the first Special Payment Date and the Class B Expected Final Payment Date. Upon the termination of the Reserve Account, all amounts on deposit therein (after giving effect to any withdrawal from the Reserve Account on such date as described above) will be distributed to or at the direction of [the Transferors] [the Cash Collateral Depositor] [the Credit Enhancer]. Any amounts withdrawn from the Reserve Account and distributed to or at the direction of [the Transferors] [the Cash Collateral Depositor] [the Credit Enhancer] as described above will not be available for distribution to the Certificateholders.]

REALLOCATION OF CASH FLOWS(9)

     With respect to each Distribution Date, on each Determination Date, the Servicer will determine the amount (the "Required Amount"), which will be equal to the amount, if any, by which (a) the sum of (i) Class A Monthly Interest for such Distribution Date, (ii) any Class A Monthly Interest previously due but

--------------------------
(9) Required Amount to be defined separately for each Class and other conforming changes to be made if Collateral Interest structure.

not paid to the Class A Certificateholders [or deposited in the Interest Funding Account] on a prior Distribution Date[, (iii) any Class A Additional Interest],
(iv) the Class A Servicing Fee for such Distribution Date and any unpaid Class A Servicing Fee and (v) the Class A Investor Default Amount, if any, for such Distribution Date exceeds the sum of (A) [the amount of Principal Funding Investment Proceeds, if any, with respect to such Distribution Date, (B)] the Class A Floating Percentage of the Floating Allocation Percentage collections of Finance Charge Receivables to Series [199_-__] (including any investment earnings treated as collections of Finance Charge Receivables in accordance with the Pooling and Servicing Agreement) [and (C) the amount of funds, if any, to be withdrawn from the Reserve Account and allocated to the Class A Certificates pursuant to the Pooling and Servicing Agreement]. If the Required Amount is greater than zero, Excess Spread [and Excess Finance Charge Collections allocated to Series [199_-__]] will be used to pay the Required Amount with respect to such Distribution Date. [If Excess Spread [and such Excess Finance Charge Collections] available with respect to such Distribution Date are less than the Required Amount, amounts available from [[the Cash Collateral Account] [Credit Enhancement] available to pay amounts in respect of the Class A Certificates], will then be used to fund the remaining Required Amount.] If such Excess Spread [and Excess Finance Charge Collections] [and amounts available from the [Cash Collateral Account] [Credit Enhancement]] [is] [are] insufficient to pay the Required Amount, collections of Principal Receivables allocable to the Class B Certificates for the related Monthly Period (the "Reallocated Principal Collections") will then be used to fund the remaining Required Amount. If Reallocated Principal Collections with respect to the related Monthly Period, together with Excess Spread and [Excess Finance Charge Collections allocated to Series [199_-__]] [amount available under the [Cash Collateral Account] [Credit Enhancement]] to make payments in respect of the Class A Certificates are insufficient to fund the Required Amount for such related Monthly Period, then [the Enhancement Invested Amount, if any,] [the Class B Invested Amount] will be reduced by the amount of such excess (but not by more than the Class A Investor Default Amount for such Distribution Date).] In the event that such reduction would cause the Enhancement Invested Amount to be a negative number, the Enhancement Invested Amount will be reduced to zero, the Class B Invested Amount will be reduced by the amount by which the Enhancement Invested Amount would have been reduced below zero (but not by more than the excess of the Class A Investor Default Amount, if any, for such Distribution Date over the amount] of such reduction, if any, of the Enhancement Invested Amount with respect to such Distribution Date).] In the event that such reduction would cause the Class B Invested Amount to be a negative number, the Class B Invested Amount will be reduced to zero, and the Class A Invested Amount will be reduced by the amount by which the Class B Invested Amount would have been reduced below zero, but not by more than the excess, if any, of the Class A Investor Default Amount for such Distribution Date over the amount of reduction[s], [if any, of the Enhancement Invested Amount and] of the Class B Invested Amount with respect to such Distribution Date as described above, which will have the effect of slowing or reducing the return of principal to the Class A Certificateholders. In such case, the Class A Certificateholders will bear directly the credit and other risks associated with the undivided interest in the Trust. See "--Defaulted Receivables; Investor Charge-Offs" below.

APPLICATION OF COLLECTIONS

     PAYMENT OF FEES, INTEREST AND OTHER ITEMS. On each Distribution Date, the Trustee, acting pursuant to the Servicer's instructions, will apply the Class A Available Funds and Class B Available Funds [and certain Funds allocable to the Collateral Interest] (see "--Interest Payments" above) on deposit in the Collection Account in the following priority:

     (A) On each Distribution Date, an amount equal to the Class A Available Funds with respect to such Distribution Date will be distributed [or deposited] in the following priority:

          (i) an amount equal to Class A Monthly Interest for such Distribution Date, plus the amount of any Class A Monthly Interest previously due but not paid to holders of the Class A Certificates [or deposited to the Interest Funding Account] on a prior Distribution Date, [plus additional interest at the Class A Certificate Rate with respect to amounts that were due but not paid to holders of the Class A Certificates [or deposited to the Interest Funding Account] on a prior Distribution Date (the "Class A Additional Interest"), will be [distributed to holders of the Class A Certificates] [deposited in the Interest Funding Account for distribution to holders of the Class A Certificates on the Payment Date therefor];

          (ii) an amount equal to the Class A Servicing Fee for such Distribution Date, plus the amount of any Class A Servicing Fee previously due but not distributed to the Servicer on a prior Distribution Date, will be distributed to the Servicer;

          (iii) an amount equal to the Class A Investor Default Amount for such Distribution Date will be treated as a portion of Available Principal Collections for such Distribution Date;

          (iv) the balance, if any, shall constitute Excess Spread and shall be allocated and distributed as described under "--Excess Spread[; Excess Finance Charge Collections]" below.

     (B) On each Distribution Date, an amount equal to the Class B Available Funds with respect to such Distribution Date will be distributed or deposited in the following priority:

          (i) an amount equal to Class B Monthly Interest for such Distribution Date, plus the amount of any Class B Monthly Interest previously due but not paid to the holders of the Class B Certificates [or deposited to the Interest Funding Account] on a prior Distribution Date, [plus any additional interest at the Class B Certificate Rate with respect to amounts that were due but not paid to the holders of the Class B Certificates [or deposited to the Interest Funding Account] on a prior Distribution Date ("Class B Additional Interest")], [will be distributed to the holders of the Class B Certificates] [deposited in the Interest Funding Account for distribution to the holders of the Class B Certificates on the next Payment Date therefor];

          (ii) an amount equal to the Class B Servicing Fee for such Distribution Date, plus the amount of any Class B Servicing Fee previously due but not distributed to the Servicer on a prior Distribution Date, will be distributed to the Servicer;

          (iii) an amount equal to the Class B Investor Default Amount for such Distribution Date will be treated as a portion of Available Principal Collections for such Distribution Date;

          (iv) the balance, if any, shall constitute Excess Spread and shall be allocated and distributed as described under "--Excess Spread[; Excess Finance Charge Collections]" below.

     [(C) On each Distribution Date, an amount equal to the Collateral Percentage of collections of Finance Charge Receivables allocated to the Invested Amount with respect to the preceding Monthly Period will be distributed in the following priority:

          (i) an amount equal to the Collateral Interest Servicing Fee, plus the amount of any overdue Collateral Interest Servicing Fee, for the related Monthly Period will be paid to the Servicer; and

          (ii) the balance, if any, will constitute a portion of Excess Spread and will be allocated and distributed as described under "--Excess Spread."]

     "Class A Monthly Interest" means, with respect to any Distribution Date, an amount equal to [one-twelfth of] the product of (i) [(A) a fraction, the numerator of which is the actual number of days in the related accrual period and the denominator of which is 360, times (B)] the Class A Certificate Rate and

(ii) [the sum of (A)] the Class A Invested Amount [and [(B) the product of the Class A Floating Percentage and the] Pre-Funding Amount, each] as of the close of the preceding Record Date; PROVIDED, HOWEVER, with respect to the first Distribution Date, Class A Monthly Interest shall be equal to $[__________]. [Class A Monthly Interest shall be calculated on the basis of a 360-day year consisting of twelve 30-day months.]

     "Class B Monthly Interest" means, with respect to any Distribution Date, an amount equal to [one-twelfth of] the product of (i) [(A) a fraction, the numerator of which is the actual number of days in the related accrual period and the denominator of which is 360, times (B)] the Class B Certificate Rate and
(ii) [the sum of (A)] the Class B Invested Amount [and (B) [the product of the Class B Floating Percentage and] the Pre-Funding Amount, each] as of the close of business on the last day of the preceding Monthly Period; PROVIDED, HOWEVER, with respect to the first Distribution Date, Class B Monthly Interest shall be equal to $[__________] [Class B Monthly Interest shall be calculated on the basis of a 360-day year consisting of twelve 30-day months.]

     "Excess Spread" means, with respect to any Distribution Date, an amount equal to the sum of the amounts described in clause (A)(iv) above and clause
(B)(iv) [and clause (C)(ii)] above.

     EXCESS SPREAD[; EXCESS FINANCE CHARGE COLLECTIONS]. On each Distribution Date, the Trustee; acting pursuant to the Servicer's instructions, will apply Excess Spread [and Excess Finance Charge Collections allocated to Series [199_-__]] with respect to the related Monthly Period, to make the following distributions in the following priority:

          (a) an amount equal to the [Class A] Required Amount, if any, with respect to the related Monthly Period will be used to fund any deficiency pursuant to clauses (A)(i), (ii) and (iii) above under "--Payment of Fees, Interest and Other Items";

          (b) an amount equal to the aggregate amount of Class A Investor Charge-Offs which have not been previously reimbursed (after giving effect to the allocation on such Distribution Date of certain other amounts applied for that purpose) will be treated as a portion of as Available Principal Collections for such Distribution Date as described under "-- Payments of Principal" below;

          (c) an amount equal to the sum of any Class B Monthly Interest and any Class B Additional Interest due but not distributed to the Class B Certificateholders [or deposited to the Interest Funding Account] either on such Distribution Date or on a prior Distribution Date, will be [distributed to the Class B Certificateholders] [deposited into the Interest Funding Account for payment to the Class B Certificateholders on the Payment Date therefor];

          (d) an amount equal to the Class B Servicing Fee due but not paid to the Servicer either on such Distribution Date or a prior Distribution Date will be paid to the Servicer;

          (e) an amount equal to the remaining Class B Investor Default Amount for such Distribution Date, after giving effect to the allocation in clause
     (B)(iii) under "--Payment of Fees, Interest and Other Items" above, shall be treated as a portion of Available Principal Collections for such Distribution Date;

          (f) an amount equal to the aggregate by which the Class B Invested Amount has been reduced pursuant to clauses (iii), (iv) and (v) of the definition of "Class B Invested Amount" under "--Allocation Percentages" above (but not in excess of the aggregate amount of such reductions which have not been previously reimbursed) shall be treated as a portion of Available Principal Collections for such Distribution Date;

          [(g) an amount equal to the [Collateral Monthly Interest for such Distribution Date, plus the amount of any Collateral Monthly Interest previously due but not distributed on a prior Distribution Date, will be distributed to the Collateral Interest Holder for distribution in accordance with the Loan Agreement] ["Monthly Cash Collateral Fee" (as defined in the agreement (the "Loan Agreement") among the Transferors, the Cash Collateral Depositor and the Trustee) for such Distribution Date shall be distributed to the Cash Collateral Depositor for application in accordance with the Loan Agreement] ["Monthly Credit Enhancement Fee" (as defined in the agreement among the Transferors, the Trustee and the Credit Enhancement Provider (the "Credit Enhancement Agreement")) shall be distributed to the Credit Enhancement Provider];]

          [(h) an amount equal to the [Collateral Charge-Offs] aggregate amount by which the Enhancement Invested Amount has been reduced pursuant to clauses (c) and (d) of the definition of "Enhancement Invested Amount" under "--Allocation Percentages" above (but not in excess of the aggregate amount of such reductions which have not been previously reimbursed) shall be treated as a portion of Available Principal Collections for such Distribution Date;]

          [(i) an amount up to the excess, if any, of the Initial Cash Collateral Amount over the remaining Available Cash Collateral Amount shall be deposited into the Cash Collateral Account in accordance with the Loan Agreement;]

          [(j) on each Distribution Date from and after the Reserve Account Funding Date, but prior to the date on which the Reserve Account terminates as described under "--Reserve Account" above, an amount up to the excess, if any, of the Required Reserve Account Amount over the Available Reserve Account Amount shall be deposited into the Reserve Account;]

          [(k) an amount equal to the aggregate of any other amounts then due to the [Collateral Interest Holder] [Cash Collateral Depositor] [Credit Enhancement Provider] pursuant to the [Loan Agreement] [Credit Enhancement Agreement] (to the extent such amounts are payable pursuant to the [Loan Agreement] [Credit Enhancement Agreement] out of Excess Spread [and Excess Finance Charge Collections]) shall be distributed to the Cash Collateral Depositor [Collateral Interest Holder] for application in accordance with the [Loan Agreement[ [Credit Enhancement Agreement];] and

          [(l) the balance, if any, will constitute a portion of Excess Finance Charge Collections for such Distribution Date and will be available for allocation to other Series in Group [____] or to the holders of the Transferor Certificates as described in "Description of the Certificates-- Sharing of Excess Finance Charge Collections" in the Prospectus.](10)

          ["Collateral Monthly Interest" with respect to any Distribution Date will equal the product of (i) an amount equal to [name of index] plus [___]% per annum, or such lesser amount as may be designated in the Loan Agreement (the "Collateral Rate"), (ii) the actual number of days in the related Interest Period divided by 360 and (iii) the Collateral Interest on the related Record Date or, with respect to the first Distribution Date, the initial Collateral Interest.]

     PAYMENTS OF PRINCIPAL. On each Distribution Date, the Trustee, acting pursuant to the Servicer's instructions, will [after applying amounts with respect to Collateral Monthly Principal] distribute Available Principal Collections (see "--Principal Payments" above) on deposit in the Collection Account in the following priority:

-----------------------------
(10) Distributions and priorities may be modified to reflect another form of Credit Enhancement.

          (i) on each Distribution Date with respect to the Revolving Period, all such Available Principal Collections will be treated as Shared Principal Collections and applied as described under "Description of the Certificates--Shared Principal Collections" in the Prospectus;

          (ii) on each Distribution Date with respect to the [Controlled Amortization] [Accumulation] Period or the Early Amortization Period, all such Available Principal Collections will be distributed or deposited in the following priority:

               (A) an amount equal to Class A Monthly Principal, up to the Class A [Adjusted] Invested Amount on such Distribution Date, will be [deposited in the Principal Funding Account (during the Class A Scheduled Accumulation Period) or] distributed to the Class A Certificateholders (during the [Controlled Amortization Period] Early Amortization Period);

               [(B) for each Distribution Date [beginning on the Class B Principal Commencement Date], an amount equal to Class B Monthly Principal for such Distribution Date, up to the Class B [Adjusted] Invested Amount on such Distribution Date, will be [deposited in the Principal Funding Account (during the Class B Scheduled Accumulation Period) or] distributed to the Class B Certificateholders (during the [Controlled Amortization Period] Early Amortization Period);]

               [(C) for each Distribution Date with respect to the Early Amortization Period, beginning with the Distribution Date on which the Invested Amount is paid in full, an amount equal to the balance, if any, of such Available Principal Collections then on deposit in the Collection Account, to the extent of the Enhancement Invested Amount, if any, shall be distributed to the Cash Collateral Depositor for application in accordance with the Loan Agreement; and]

               (D) for each Distribution Date, after giving effect to paragraphs (A), (B) [and (C)] above, an amount equal to the balance, if any, of such Available Principal Collections will be allocated to Shared Principal Collections and applied in accordance with the Pooling and Servicing Agreement.

     "Class A Monthly Principal" with respect to any Distribution Date relating to the [Class A Scheduled Accumulation Period] [Class A Controlled Amortization Period] or the Early Amortization Period will equal the least of (i) the Available Principal Collections on deposit in the Collection Account with respect to such Distribution Date, (ii) for each Distribution Date with respect to the [Class A Scheduled Accumulation Period] [Class A Controlled Amortization Period] [and on or prior to the Class A Expected Final Payment Date], the applicable [Controlled Deposit Amount] [Controlled Distribution Amount] for such Distribution Date and (iii) the Class A [Adjusted] Invested Amount on such Distribution Date.

     "Class B Monthly Principal" with respect to any Distribution Date relating to the [Class B Scheduled Accumulation Period] [the Class B Controlled Amortization Period] or the Early Amortization Period, after the Class A Certificates have been paid in full, will equal the least of (i) the Available Principal Collections on deposit in the Collection Account with respect to such Distribution Date, (ii) for each Distribution Date with respect to the [Class B Scheduled Accumulation Period] [Class B Controlled Amortization Period] [and on or prior to the Class B Expected Final Payment Date] the applicable [Controlled Deposit Amount] [Controlled Distribution Amount] for such Distribution Date and
(iii) the Class B [Adjusted] Invested Amount on such Distribution Date.

     ["Collateral Monthly Principal" with respect to any Distribution Date shall mean the amount specified in the Series [199_-__] Supplement for such date.]

     ["Controlled Amortization Amount" means (a) for any Distribution Date with respect to the Class A Controlled Amortization Period, $[__________], and (b) for any Distribution Date with respect to the Class B Controlled Amortization Period, [after the Class A Invested Amount has been paid in full,] $[__________].]

     ["Deficit Controlled Amortization Amount" means (a) on the first Distribution Date with respect to the Class A Controlled Amortization Period or the Class B Controlled Amortization Period, the excess, if any, of the Controlled Amortization Amount for such Distribution Date over the amount distributed from the Collection Account as Class A Monthly Principal or Class B Monthly Principal, as the case may be, for such Distribution Date and (b) on each subsequent Distribution Date with respect to the Class A Controlled Amortization Period or the Class B Controlled Amortization Period, the excess, if any, of the Controlled Distribution Amount for such subsequent Distribution Date plus any Deficit Controlled Amortization Amount for the prior Distribution Date over the amount distributed from the Collection Account as Class A Monthly Principal or Class B Monthly Principal, as the case may be, for such subsequent Distribution Date.]

     ["Controlled Accumulation Amount" means [(a)] for any Distribution Date with respect to the [Class A] Scheduled Accumulation Period, $[__________]; PROVIDED, HOWEVER, that, if the commencement of the [Class A] Scheduled Accumulation Period is delayed as described above under "--Principal Payments," the Controlled Accumulation Amount for each Distribution Date with respect to the [Class A] Scheduled Accumulation Period will be determined as described therein[; and (b) for any Distribution Date with respect to the [Class B] Scheduled Accumulation Period, $[__________].]

     ["Deficit Controlled Accumulation Amount" means (a) on the first Distribution Date with respect to the [Class A] Scheduled Accumulation Period [or the Class B Scheduled Accumulation Period], the excess, if any, of the [applicable] Controlled Accumulation Amount for such Distribution Date over the amount distributed from the Collection Account as Class A Monthly Principal [or Class B Monthly Principal, as the case may be,] for such Distribution Date and
(b) on each subsequent Distribution Date with respect to the [Class A] Scheduled Accumulation Period [or the Class B Scheduled Accumulation Period], the excess, if any, of the [applicable] Controlled Deposit Amount for such subsequent Distribution Date plus any Deficit Controlled Accumulation Amount for the prior Distribution Date over the amount distributed from the Collection Account as Class A Monthly Principal [or Class B Monthly Principal, as the case may be,] for such subsequent Distribution Date.]

[CASH COLLATERAL ACCOUNT]

     [The Trust will have the benefit of the Cash Collateral Account for the benefit of the Certificateholders and the Cash Collateral Depositor, as their interests appear in the Series [199_-__] Supplement, and in the case of the Cash Collateral Depositor, in the Loan Agreement [which interest, in the case of the Cash Collateral Depositor, will be subordinated to the interests of the Certificateholders as provided in the Series [199_-__] Supplement. The Cash Collateral Account will be one or more Eligible Deposit Accounts. Funds on deposit in the Cash Collateral Account will be invested in certain Eligible Investments.

     The Cash Collateral Account will be funded on the Closing Date in the Initial Cash Collateral Amount, which amount will include the proceeds of an advance to be made by one or more financial institutions to be selected by the Transferors (such financial institution or institutions, the "Cash Collateral Depositor"). Such advance will be repaid pursuant to the Loan Agreement. The Cash Collateral Account will be terminated following the earliest to occur of
(a) the date on which the Certificates are paid in full,

[(b) the date on which the entire Available [Cash] Collateral Amount is distributed to the Certificateholders as a result of the occurrence of an Economic Pay Out Event,] (c) the Termination Date and (d) the termination of the Trust pursuant to the Pooling and Servicing Agreement.

     On each Distribution Date, the amount available to be withdrawn from the Cash Collateral Account (the "Available Cash Collateral Amount") will be equal to the lesser of the amount on deposit in the Cash Collateral Account (before giving effect to any deposit to be made to the Cash Collateral Account on such Distribution Date) and the Initial Cash Collateral Amount.

     [The Initial Shared Collateral Amount will be for the benefit of both the Class A Certificates and the Class B Certificates, while the Initial Class B Collateral Amount will be for the exclusive benefit of the Class B Certificates. On each Distribution Date, the "Available Shared Collateral Amount" shall equal the lesser of (a) the Initial Shared Collateral Amount and (b) the excess, if any, of the Available Cash Collateral Amount on such Distribution Date over the Initial Class B Collateral Amount.]

     On each Distribution Date, one or more withdrawals will be made from the Cash Collateral Account in an amount up to the Available [Shared] [Cash] Collateral Amount, to fund the following amounts in the following priority:

          (a) the excess, if any, of the Required Amount with respect to the related Distribution Date over the amount of Excess Spread [and Excess Finance Charge Collections] allocated to Series [199_-__]] available to fund such Required Amount will be used first to fund any deficiency in current Class A Monthly Interest, overdue Class A Monthly Interest [and any current or overdue Class A Additional Interest], second to fund any deficiency in the Class A Servicing Fee, and third to pay the Class A Investor Default Amount, if any, for such Distribution Date;

          (b) the excess, if any, of the accrued and unpaid Class B Monthly Interest on the outstanding principal balance of the Class B Certificates for the related Distribution Date (plus any current or overdue Class B Additional Interest) over the amount of Class B Available Funds, Excess Spread [and Excess Finance Charge Collections] allocated to Series [199_-__] and available to holders of the Class B Certificates;

          (c) the excess, if any, of the accrued and unpaid Class B Servicing Fee with respect to the related Distribution Date over the Class B Available Funds, Excess Spread [and Excess Finance Charge Collections] allocated to Series [199_-__] and available to holders of the Class B Certificates; and

          (d) the excess, if any, of the Class B Investor Default Amount for the related Distribution Date over the amount of Class B Available Funds, Excess Spread [and Excess Finance Charge Collections] allocated to Series [199_-__]] and available to holders of the Class B Certificates.]

     [On the first Special Payment Date following a Pay Out Event described in clause (e) under "--Pay Out Events" herein (an "Economic Pay Out Event"), after giving effect to any payment of principal on such date described under "-- Application of Collections--Payments of Principal," the Available [Shared] [Cash] Collateral Amount (after giving effect to any withdrawal from the Cash Collateral Account on such date to fund the Required Amount) will be applied to pay principal of the Class A Certificates and the remainder of the Available [Cash] Collateral Amount will be applied to pay principal of the Class B Certificates.]

     On each Distribution Date commencing with the Class B Principal Commencement Date, unless an Economic Pay Out Event has occurred, a withdrawal will be made from the Cash Collateral Account, to the extent of the Available [Shared] [Cash] Collateral Amount, in an amount equal to the excess, if any, of the

Class B Initial Invested Amount (less the sum of the aggregate amount of principal payments previously distributed to Class B Certificateholders]
[or deposited to the Principal Funding Account in respect of the Class B Certificates] over the Class B Invested Amount on the last day of the related Monthly Period (determined after giving effect to any changes to be made in the Class B Invested Amount pursuant to clauses (iii), (iv), (v) or (vi) of the definition of "Class B Invested Amount" under "--Allocation Percentages" on such Distribution Date.

     In the event of a sale of the Receivables and an early termination of the Trust due to an Insolvency Event, an optional repurchase of the Certificateholders' Interest by the Transferors, a sale of a portion of the Receivables in connection with the Termination Date, a repurchase or sale of the Certificateholders' Interest and the Certificateholders' Interest of all other Series in connection with a Servicer Default or a reassignment of the Certificateholders' Interest and the certificateholders' interest of all other Series in connection with a breach by the Transferors of certain representations and warranties (each as described in the Prospectus under "Description of the Certificates--Pay Out Events" and "--Optional Termination; Final Payment of Principal" or "The Pooling and Servicing Agreement Generally--Termination of Trust," "--Representations and Warranties" and "--Servicer Default"), any Available [Cash] Collateral Amount on the related Distribution Date (after giving effect to all other withdrawals from the Cash Collateral Account on such Distribution Date as described above) will be withdrawn from the Cash Collateral Account and the proceeds thereof will be distributed to Class B Certificateholders to the extent of all previous reductions of the Class B Invested Amount pursuant to clauses (iii), (iv) or (v) of the definition of "Class B Invested Amount" under "--Allocation Percentages" above.

     On each Distribution Date, the Servicer or the Trustee, acting pursuant to the Servicer's instructions, will apply Excess Spread [and Excess Finance Charge Collections allocated to Series [199_-__]] (to the extent described above under "[--Application of Collections--[Excess Spread;] [Excess Finance Charge Collections]" to increase the amount on deposit in the Cash Collateral Account (to the extent such amount is less than the Initial Cash Collateral Amount).]

[REQUIRED COLLATERAL INTEREST]

     [The "Required Collateral Interest" with respect to any Distribution Date means (i) initially $[__________] and (ii) thereafter on each Distribution Date an amount equal to [___]% of the sum of the Class A Invested Amount and the Class B Invested Amount on such Distribution Date, after taking into account payments to be made on the related Distribution Date, and the Collateral Interest on the prior Distribution Date after any adjustments made on such Distribution Date, but not less than $[________]; PROVIDED, HOWEVER, that (1) if certain reductions in the Collateral Interest are made or if a Pay Out Event occurs, the Required Collateral Interest for such Distribution Date shall equal the Required Collateral Interest for the Distribution Date immediately preceding the occurrence of such reduction or Pay Out Event, (2) in no event shall the Required Collateral Interest exceed the unpaid principal amount of the Certificates as of the last day of the Monthly Period preceding such Distribution Date after taking into account payments to be made on the related Distribution Date and (3) the Required Collateral Interest may be reduced to a lesser amount at any time if the Rating Agency Condition is satisfied.]

     ["Rating Agency Condition" means the notification in writing by each Rating Agency to the Transferor, the Servicer and the Trustee that a proposed action will not result in any Rating Agency reducing or withdrawing its then existing rating of the investor certificates of any outstanding Series or class with respect to which it is a Rating Agency.]

     [With respect to any Distribution Date, if the Collateral Interest is less than the Required Collateral Interest, certain Excess Spread, if available, will be allocated to increase the Collateral Interest to the extent of such shortfall. Any of such Excess Spread not required to be so allocated or deposited into the Reserve

Account with respect to any Distribution Date will be applied in accordance with the Loan Agreement. See "--Application of Collections--Excess Spread."]

[OTHER FORMS OF CREDIT ENHANCEMENT]

     [The [Class ____] Certificates [and the Class _ Certificates] will have the benefit of the [letter of credit] [cash collateral guaranty] [surety bond] [insurance policy] [spread account] [reserve account] [issued by __________ (the "Credit Enhancer")] in the initial amount of $[__________].

     With respect to any Distribution Date, the amount available to be drawn under the [letter of credit] [cash collateral account guaranty] [surety bond] [insurance policy] [spread account] [reserve account] (the "Available Credit Enhancement Amount") will equal $[__________].]

     [Information with respect to Credit Enhancement]

[CREDIT ENHANCER]

     [Information to be provided by Credit Enhancer]

DEFAULTED RECEIVABLES; INVESTOR CHARGE-OFFS

     On each Determination Date, the Servicer will calculate the Investor Default Amount for the preceding Monthly Period. The term "Investor Default Amount" means, for any Monthly Period, the product of (i) the Floating Allocation Percentage with respect to such Monthly Period and (ii) the Defaulted Amount for such Monthly Period. A portion of the Investor Default Amount will be allocated to the Class A Certificates (the "Class A Investor Default Amount") on each Distribution Date in an amount equal to the product of the Class A Floating Percentage applicable during the related Monthly Period and the Investor Default Amount for such Monthly Period. A portion of the Investor Default Amount will be allocated to the Class B Certificates (the "Class B Investor Default Amount") in an amount equal to the product of the Class B Floating Percentage applicable during the related Monthly Period and the Investor Default Amount for such Monthly Period. An amount equal to the Class A Investor Default Amount for each Monthly Period will be paid from Class A Available Funds, Excess Spread [and Excess Finance Charge Collections allocated to Series [199_-__] or [from amounts available under the [Cash Collateral Account] [Credit Enhancement]] and Reallocated Principal Collections, if applicable, and applied as described above in "--Application of Collections-- Payment of Fees, Interest and Other Items." An amount equal to the Class B Investor Default Amount for each Monthly Period will be paid from Class B Available Funds, Excess Spread [and Excess Finance Charge Collections allocated to Series [199_-__]] [from amounts available under the [Cash Collateral Account] [Credit Enhancement]] and applied as described above in "--Application of Collections--Payment of Fees, Interest and other Items."

     On each Distribution Date, if the Required Amount for such Distribution Date exceeds the sum of Excess Spread [and Excess Finance Charge Collections allocable to Series [199_-__]] [the Available [Shared] [Cash] Collateral Amount] and Reallocated Principal Collections, [the Enhancement Invested Amount, if any,] [the Class B Invested Amount] will be reduced by the amount of such excess, but not by more than the Class A Investor Default Amount for such Distribution Date. In the event that such reduction would cause the Enhancement Invested Amount to be a negative number, the Enhancement Invested Amount will be reduced to zero, and the Class B Invested Amount will be reduced by the amount by which the Enhancement Invested Amount would have been reduced below zero, but not by more than the excess, if any, of the Class A Investor Default Amount for such Distribution Date over the amount of such reduction, if any, of the Enhancement Invested Amount with respect to such Distribution Date.] In the event that such reduction would cause the Class B Invested Amount to be a negative number, the Class B Invested Amount will be reduced to zero, and the Class A Invested Amount will be reduced by the amount by which the Class B Invested Amount would have been reduced below zero, but not by more than the excess, if any, of the Class A Investor
Default Amount for such Distribution Date over the amount of the reduction[s]
[, if any, of the Enhancement Invested Amount and] of the Class B Invested Amount with respect to such Distribution Date as described above (a "Class A Investor Charge-Off"), which will have the effect of slowing or reducing the return of principal to the holders of the Class A Certificates. If the Class
A Invested Amount has been reduced by the amount of any Class A Investor Charge-Offs, it will thereafter be increased on any Distribution Date (but not by an amount in excess of the aggregate Class A Investor Charge-Offs) by the amount of Excess Spread [and Excess Finance Charge Collections allocable to Series [199_-__]] [and other amounts] allocated and available for such purpose as described under "--Excess Spread[; Excess Finance Charges]."

     If on any Distribution Date the Class B Investor Default Amount for such Distribution Date exceeds the amount of Class B Available Funds, Excess Spread [and Excess Finance Charge Collections allocable to Series [199_-__]] [Available [Shared] [Cash] Collateral Amount] which are allocated and available to fund such amount, [the Enhancement Invested Amount, if any, will be reduced by the amount of such excess. In the event that any such reduction would cause the Enhancement Invested Amount to be a negative number, the Enhancement Invested Amount will be reduced to zero, and] the Class B Invested Amount will be reduced by [the amount by which the Enhancement Invested Amount would have been reduced below zero] [such excess], but not by more than the Class B Investor Default Amount for such Distribution Date (a "Class B Investor Charge-Off").

     If on any Distribution Date Reallocated Principal Collections for such Distribution Date are applied to fund the Required Amount, [the Enhancement Invested Amount will be reduced by the amount of such Reallocated Principal Collections. In the event such reduction would cause the Enhancement Invested Amount to be a negative number, the Enhancement Invested Amount shall be reduced to zero, and] the Class B Invested Amount will be reduced by the amount [of such Reallocated Principal Collections] [by which the Enhancement Invested Amount would have been reduced below zero].

     The Class B Invested Amount will thereafter be reimbursed (but not in excess of the aggregate unreimbursed Class B Investor Charge-Offs on any Distribution Date by the amount of Excess Spread [and Excess Finance Charge Collections allocated to Series [199_-__]] [and other amounts] allocated and available for the purpose as described under "--Excess Spread; Excess Finance Charge Collections."]

     Any such reductions of the Enhancement Invested Amount shall thereafter be reimbursed and the Enhancement Invested Amount increased (but not by an amount in excess of the aggregate reductions of the Enhancement Invested Amount) on any Distribution Date by the amount of Excess Spread [and Excess Finance Charge Collections] allocated to Series [199_-__]] and available for such purpose as described above under "--Application of Collections--Payment of Fees, Interest and Other Items."

     [On each Distribution Date, if the Collateral Percentage of Defaulted Amount (the "Collateral Default Amount") for such Distribution Date exceeds the amount of Excess Spread which is allocated and available to fund such amount as described under "--Application of Collections--Excess Spread," the Collateral Interest will be reduced by the amount of such excess but not more than the lesser of the Collateral Default Amount and the Collateral Interest for such Distribution Date (a "Collateral Charge-Off"). The Collateral Interest will also be reduced by the amount of Reallocated Principal Collections and the amount of any portion of the Collateral Interest allocated to the Class A Certificates to avoid a reduction in the Class A Investor Interest or to the Class B Certificates to avoid a reduction in the Class B Investor Interest. The Collateral Interest will thereafter be reimbursed on any Distribution Date by the amount of Excess Spread allocated and available for that purposes as described under "--Application of Collections--Excess Spread."]

[PAIRED SERIES]

     [The Certificates may be paired with one or more other Series (each, a "Paired Series" at or after the commencement of the [Controlled Amortization] [Accumulation] Period. As [funds are accumulated in the Principal Funding Account] [principal is paid to the Certificateholders during the Controlled Amortization Period], the invested amount in the Trust of such Paired Series will increase by up to a corresponding amount. Upon payment in full of the Certificates, assuming that there have been no unreimbursed charge-offs with respect to any related Paired Series, the aggregate invested amount of such related Paired Series will have been increased by an amount up to an aggregate amount equal to the Invested Amount paid to the Certificateholders after the Certificates were paired with the Paired Series. The issuance of a Paired Series will be subject to the conditions described under "Description of the Certificates--New Issuances" in the Prospectus. There can be no assurance, however, that the terms of any Paired Series might not have an impact on the timing or amount of payments received by a Certificateholder. See "Special Considerations--Issuance of Additional Series; Effect on Payments to Certificateholders" in the Prospectus.]

[REQUIRED PRINCIPAL BALANCE; ADDITION OF ACCOUNTS]

     [The obligation of the Trustee to authenticate certificates of a new Series and to execute and deliver the related Series Supplement shall be subject to the conditions described under "Description of the Certificates--New Issuances" in the Prospectus and to the additional condition that, as of the applicable closing date and after giving effect to such new issuance, the aggregate amount of Principal Receivables in the Trust shall equal or exceed the Required Principal Balance. The "Required Principal Balance" means, as of any date of determination, the sum of the "initial invested amounts" (as defined in the relevant Series Supplements) of the investor certificates of each Series outstanding on such date (other than any Series or portion thereof (an "Excluded Series") which is designated in the relevant Supplement as then being an "Excluded Series") less the principal amount on deposit in the Special Funding Account on such date; PROVIDED, HOWEVER, that if at any time the only Series outstanding are Excluded Series and a Pay Out Event has occurred with respect to one or more such Series, the Required Principal Balance shall mean the sum of the "invested amounts" (as defined in the relevant Supplements) of each such Excluded Series as of the earliest date on which any such Pay Out Event is deemed to have occurred less the principal amount on deposit in the Special Funding Account.

     If as of the close of business on the last business day of any Monthly Period, the aggregate amount of Principal Receivables in the Trust is less than the Required Principal Balance on such date, the Transferors shall on or before the [10th] business day following such day, unless the amount of Principal Receivables in the Trust equals or exceeds the Required Principal Balance as of the close of business on any day after the last business day of such Monthly Period and prior to such [10th] business day, make an Addition to the Trust such that, after giving effect to such Addition, the amount of Principal Receivables in the Trust is at least equal to the Required Principal Balance.]

PAY OUT EVENTS

     The Pay Out Events with respect to the Certificates will include each of the events specified in the Prospectus under "Description of the Certificates-- Pay Out Events" and the following:

          [(a) a failure on the part of the Transferors (i) to make any payment or deposit required under the Pooling and Servicing Agreement or the Series [199_-__] Supplement within [____] business days after the day such payment or deposit is required to be made; or (ii) to observe or perform any other covenants or agreements of the Transferors set forth in the Pooling and Servicing Agreement or the Series [199_-__] Supplement, which failure has a material adverse effect on the Certificateholders] and which continues unremedied for a period of [___] days after written notice;

          (b) any representation or warranty made by the Transferors in the Pooling and Servicing Agreement or the Series [199_-__] Supplement or any information required to be given by the Transferors to the Trustee to identify the Accounts proves to have been incorrect in any material respect when made and continues to be incorrect in any material respect for a period of [___] days after written notice and as a result of which the interests of the Certificateholders are materially and adversely affected; PROVIDED, HOWEVER, that a Pay Out Event shall not be deemed to occur thereunder if the Transferors have repurchased the related Receivables or all such Receivables, if applicable, during such period in accordance with the provisions of the Pooling and Servicing Agreement;

          (c) a failure by the Transferors to make an Addition to the Trust within [____] business days after the day on which it is required to make such Addition pursuant to the Pooling and Servicing Agreement or the Series [199_-__] Supplement;

          (d)  the occurrence of any Servicer Default;

          [(e) a reduction of the [average] Portfolio Yield for any [three] consecutive Monthly Periods to a rate less than the [average of the Base Rate[s]] for such period;]

          [(f) the failure to pay in full the Class A Invested Amount on the Class A Expected Final Payment Date, or the Class B Invested Amount on the Class B Expected Final Payment Date]; and

          [(g)   the Class B Investment Amount is reduced to less that
     $__________.]

     Then, in the case of any event described in subparagraph (a), (b) or (d), after the applicable grace period, if any, set forth in such subparagraphs, either the Trustee or the holders of Certificates evidencing more than 50% of the aggregate unpaid principal amount of Certificates by notice then given in writing to the Transferors and the Servicer (and to the Trustee if given by the Certificateholders) may declare that a Pay Out Event has occurred with respect to Series [199_-__] as of the date of such notice, and, in the case of any event described in subparagraph (c), (e) or (f), a Pay Out Event shall occur with respect to Series [199_-__] without any notice or other action on the part of the Trustee immediately upon the occurrence of such event.

     For purposes of the Pay Out Event described in clause [(e)] above, the terms "Base Rate" and "Portfolio Yield" will be defined as follows with respect to the Certificates:

          "Base Rate" means, with respect to any Monthly Period, [___]% [the annualized percentage equivalent of a fraction, the numerator of which is equal to the sum of Class A Monthly Interest, Class B Monthly Interest[, Collateral Monthly Interest] and the Monthly Servicing Fee with respect to the Certificates [and the Collateral Interest] for the related Distribution Date and the denominator of which is the Invested Amount as of the last day of the preceding Monthly Period] [the sum of the weighted average of the Class A Certificate Rate and the Class B Certificate Rate for the related Interest Period and the Servicing Fee Rate].

          "Portfolio Yield" means, with respect to any Monthly Period, the annualized percentage equivalent of a fraction, the numerator of which is equal to [(a) the Floating Allocation Percentage of collections of Finance Charge Receivables [(including any investment earnings that are to be treated as collections of Finance Charges Receivables in accordance with the Pooling and Servicing Agreement)] for such Monthly Period [plus (b) the amount of Principal Funding Investment Proceeds for the related Distribution Date,] [plus (c) the amount of any Interest Funding Investment Proceeds for the related Distribution Date] [plus (d) any Excess Finance Charge Collections that are allocated to Series [199_-__]], [plus (e) the amount of funds withdrawn from the Reserve Account and included in Class A Available Funds or Class B Available Funds, in each case for the Distribution Date with respect to such Monthly Period]
     [plus (f) the amount of any investment earnings transferred from the Pre-Funding Account to the Collection Account on such Distribution Date]
     , and less (g) the Investor Default Amount for the Distribution Date with respect to such Monthly Period, and the denominator of which is the Invested Amount as of the last day of the preceding Monthly Period].

     If the proceeds of any sale of the Receivables following the occurrence of an Insolvency Event with respect to the Transferors, as described in the Prospectus under "Description of the Certificates--Pay Out Events," allocated to the Class A Invested Amount and the proceeds of any collections on the Receivables in the Collection Account [and any Available [Cash] Collateral Amount] [and any amounts on deposit in the [Principal Funding Account] [Interest Funding Account] [other accounts]] are not sufficient to pay in full the remaining amount due on the Class A Certificates, the Class A Certificateholders will suffer a corresponding loss and no such proceeds will be available to the Class B Certificateholders. [Following any such sale of the Receivables, any [Available [Cash] Collateral Amount] will be drawn and distributed to the Class B Certificateholders to the extent necessary to reimburse any previous reductions in the Class B Invested Amount as a result of unreimbursed charge-offs. If the [amount available under the Cash Collateral Account] is less than the amount of such previous reductions, the Class B Certificateholders will incur a loss.] See "Certain Legal Aspects of the Receivables--Certain Matters Relating to Receivership" in the Prospectus for a discussion of the impact of recent federal legislation on the Trustee's ability to liquidate the Receivables.

SERVICING COMPENSATION AND PAYMENT OF EXPENSES

     The share of the Servicing Fee allocable to the Certificateholders with respect to any Distribution Date (the "Monthly Servicing Fee") shall be equal to one-twelfth of the product of (a) [____]% (the "Servicing Fee Rate") and (b) (i) the [sum of the] [Adjusted] Invested Amount [and the Enhancement Invested Amount, if any,] as of the last day of the Monthly Period preceding such Distribution Date, less (ii) the product of (A) any amount on deposit in the Special Funding Account as of the last day of the Monthly Period preceding such Distribution Date and (B) the Floating Allocation Percentage with respect to such Monthly Period (the amount calculated pursuant to this clause (b) is referred to as the "Servicing Base Amount"); PROVIDED, HOWEVER, with respect to the first Distribution Date, the Monthly Servicing Fee shall be equal to $[__________]. The share of the Monthly Servicing Fee allocable to the Class A Certificateholders with respect to any Distribution Date (the "Class A Servicing Fee") shall be equal to one-twelfth of the product of (a) the Class A Floating Percentage, (b) [the Servicing Fee Rate][ [____]% (the "Net Servicing Fee Rate")] and (c) the Servicing Base Amount; PROVIDED, HOWEVER, that with respect to the first Distribution Date, the Class A Servicing Fee shall be equal to $[__________]. The share of the Monthly Servicing Fee allocable to the Class B Certificateholders with respect to any Distribution Date (the "Class B Servicing Fee") shall be equal to one-twelfth of the product of (a) the Class B Floating Percentage, (b) [the Servicing Fee Rate] [the Net Servicing Fee Rate] and (c) the Servicing Base Amount; PROVIDED, HOWEVER, that with respect to the first Distribution Date, the Class B Servicing Fee shall be equal to $[__________]. [The share of the Monthly Servicing Fee allocable to the Collateral Interest with respect to any Distribution Date (the "Collateral Interest Servicing Fee") shall be equal to one-twelfth of the product of (a) the Collateral Percentage,
(b) [the Servicing Fee Rate] [the Net Servicing Fee Rate] and (c) the Servicing Base Amount; PROVIDED, HOWEVER, that with respect to the first Distribution Date, the Collateral Interest Servicing Fee shall be equal to $_____.] [The portion of the Servicing Fee payable by the Certificateholders and the Collateral Interest Holder with respect to any Monthly Period shall be reduced by an amount equal to the amount by which Interchange received during the preceding Monthly Period as a percentage of Principal Receivables at the end of such Monthly Period is less than ____% per annum.] The remainder of the Servicing Fee shall be paid by the holders of the Transferor Certificates or the certificateholders of other Series (as provided in the related Series Supplements) and in no event will the

Trust, the Trustee, the Certificateholders or the [Cash Collateral Depositor] [Credit Enhancement Provider] be liable for the share of the Servicing Fee to be paid by the holders of the Transferor Certificates or the certificateholders of any other Series. The Class A Servicing Fee and the Class B Servicing Fee shall be payable to the Servicer solely to the extent amounts are available for distribution in respect thereof as described under "--Payment of Fees, Interest and Other Items" above.

[SERIES TERMINATION]

     [If, on the [__________] Distribution Date, [____] months prior to the Termination Date, the Invested Amount (after giving effect to all changes therein on such date) exceeds zero, the Servicer will, within the 40-day period beginning on such date, solicit bids for the sale of interests in the Principal Receivables or certain Principal Receivables, together in each case with the related Finance Charge Receivables, in an amount equal to the [sum of the] Invested Amount [and the Enhancement Invested Amount, if any,] at the close of business on the last day of the Monthly Period preceding the Termination Date (after giving effect to all distributions required to be made on the Termination
Date). The Transferors and the [Cash Collateral Depositor] [Credit Enhancement Provider] will be entitled to participate in, and to receive notice of each bid submitted in connection with, such bidding process. Upon the expiration of such 40-day period, the Trustee will determine (a) which bid is the highest cash purchase offer (the "Highest Bid") and (b) the amount (the "Available Final Distribution Amount") which otherwise would be available in the Collection Account on the Termination Date for distribution to the Certificateholders. The Servicer will sell such Receivables on the Termination Date to the bidder who provided the Highest Bid and will deposit the proceeds of such sale in the Collection Account for allocation (together with the Available Final Distribution Amount) to the Certificateholders' Interest.

     Except as necessary to reimburse previous reductions in the Invested Amount as a result of unreimbursed Class B Investor Charge-offs, amounts [on deposit in the Cash Collateral Account] [available under the Credit Enhancement] will not be available to cover any shortfall, if the proceeds of such sale, together with the Available Final Distribution Amount, are less than the Invested Amount plus accrued and unpaid interest on the Certificates. Accordingly, in such event, the Certificateholders will incur a loss.]

REPORTS

     No later than the third business day prior to each Distribution Date, the Servicer will forward to the Trustee, the Paying Agent, each Rating Agency and [the Cash Collateral Depositor] [Credit Enhancement Provider], a statement (the "Monthly Report") prepared by the Servicer setting forth certain information with respect to the Trust and the Class A Certificates and the Class B Certificates, including: [(a) the aggregate amount of Principal Receivables and Finance Charge Receivables in the Trust as of the end of such Monthly Period;
(b) the Invested Amount [and the Adjusted Invested Amount], the Class A Investment Amount [and the Class A Adjusted Invested Amount] and the Class B Invested Amount [and the Class B Adjusted Invested Amount]; (c) the Floating Allocation Percentage the Class A Floating Percentage and the Class B Floating Percentage and the Class A Principal Percentage and the Class B Principal Percentage and, during the [Scheduled Accumulation Period] [Controlled Amortization Period] or Early Amortization Period, the Principal Allocation Percentage; (d)the amount of collections of Principal Receivables and Finance Charge Receivables processed during the related Monthly Period and the portion thereof allocated to the Certificateholders' Interest; (e) the aggregate outstanding balance of Accounts that were [30], [60] and [90] days or more delinquent as of the end of such Monthly Period; (f) the Investor Defaulted Amount, the Class A Investor Defaulted Amount and the Class B Investor Defaulted Amount and the Defaulted Amount with respect to such Monthly Period; (g) the aggregate amount, if any, of Class A or Class B Investor Charge-Offs and any Class A or Class B Investor Charge-Offs reimbursed on the related Monthly Period, for such Monthly Period; (h) the Monthly Investor Servicing Fee, Class A Servicing Fee and Class B Servicing Fee for such Monthly Period; (i) the Portfolio Yield for such Monthly Period; (j) the Base Rate for such Monthly

Period; (k)the [Available [Shared] [Cash] Collateral Amount] [Available Credit Enhancement Amount] for such Distribution Date]; and [other amounts].


                                  UNDERWRITING

     Subject to the terms and conditions set forth in the underwriting agreement (the "Underwriting Agreement") between the Transferors and the underwriters named below (the "Underwriters"), the Transferors have agreed to sell to the Underwriters, and each of the Underwriters has severally agreed to purchase, the principal amount of the Class A Certificates and Class B Certificates set forth opposite its name:

                                      Principal            Principal
                                      Amount of            Amount of
                                      Class A              Class B
Underwriters                          Certificates         Certificates
------------                          ------------         ------------
 . . . . . . . . . . . . . . . . .     $                    $
 . . . . . . . . . . . . . . . . .

     Total  . . . . . . . . . . .     $                    $


     The Underwriting Agreement provides that the obligations of the Underwriters to pay for and accept delivery of the Certificates are subject to the approval of certain legal matters by their counsel and to certain other conditions. All of the Certificates offered hereby will be issued if any are issued.

     The Underwriters propose initially to offer the Class A Certificates to the public at the price set forth on the cover page hereof and to certain dealers at such price less concessions not in excess of [____]% of the principal amount of the Class A Certificates. The Underwriters may allow, and such dealers may reallow, concessions not in excess of [____]% of the principal amount of the Class A Certificates to certain brokers and dealers. After the initial public offering, the public offering price and other selling terms may be changed by the Underwriters.

     The Underwriters propose initially to offer the Class B Certificates to the public at the price set forth on the cover page hereof and to certain dealers at such price less concessions not in excess of [____]% of the principal amount of the Class B Certificates. The Underwriters may allow, and such dealers may reallow, concessions not in excess of [____]% of the principal amount of the Class B Certificates to certain brokers and dealers. After the initial public offering, the public offering price and other selling terms may be changed by the Underwriters.

     The Transferors severally will indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act, or contribute to payments the Underwriters may be required to make in respect thereof.

                             INDEX OF DEFINED TERMS


Accounts . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .S-1, S-3
Accumulation Period. . . . . . . . . . . . . . . . . . . . . . . . . . . . .S-10
Adjusted Invested Amount . . . . . . . . . . . . . . . . . . . . . . . . . . S-7
Available Cash Collateral Amount . . . . . . . . . . . . . . . . . . . . . .S-47
Available Credit Enhancement Amount. . . . . . . . . . . . . . . . . . . . .S-49
Available Final Distribution Amount. . . . . . . . . . . . . . . . . . . . .S-54
Available Principal Collections. . . . . . . . . . . . . . . . . . . . . . .S-33
Available Reserve Account Amount . . . . . . . . . . . . . . . . . . . . . .S-40
Available Shared Collateral Amount . . . . . . . . . . . . . . . . . . . . .S-47
Bank . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . S-3
Base Rate. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .S-52
Cash Collateral Account. . . . . . . . . . . . . . . . . . . . . . . . S-2, S-16
Cash Collateral Depositor. . . . . . . . . . . . . . . . . . . . . . . . . .S-46
CCB Holding. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .S-1, S-3
Certificateholders' Interest . . . . . . . . . . . . . . . . . . . . . . . . S-6
Certificates . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .S-1, S-3
Class A Accumulation Period Length . . . . . . . . . . . . . . . . . . . . .S-33
Class A Additional Interest. . . . . . . . . . . . . . . . . . . . . . . . .S-42
Class A Adjusted Invested Amount . . . . . . . . . . . . . . . . . . . S-7, S-37
Class A Available Funds. . . . . . . . . . . . . . . . . . . . . . . . . . .S-31
Class A Certificate Rate . . . . . . . . . . . . . . . . . . . . . . . . . . S-2
Class A Certificateholders' Interest . . . . . . . . . . . . . . . . . . . . S-6
Class A Certificates . . . . . . . . . . . . . . . . . . . . . . . . . .S-1, S-3
Class A Floating Percentage. . . . . . . . . . . . . . . . . . . . . . . . .S-35
Class A Invested Amount. . . . . . . . . . . . . . . . . . . . . . . . . . .S-37
Class A Investor Charge-Off. . . . . . . . . . . . . . . . . . . . . .S-15, S-50
Class A Investor Default Amount. . . . . . . . . . . . . . . . . . . . . . .S-49
Class A Monthly Interest . . . . . . . . . . . . . . . . . . . . . . . . . .S-42
Class A Monthly Principal. . . . . . . . . . . . . . . . . . . . . . . . . .S-45
Class A Principal Percentage . . . . . . . . . . . . . . . . . . . . . . . .S-36
Class A Required Amount. . . . . . . . . . . . . . . . . . . . . . . . . . .S-14
Class A Servicing Fee. . . . . . . . . . . . . . . . . . . . . . . . . . . .S-53
Class A [Controlled Amortization] [Accumulation] Period. . . . . . . . . . .S-10
Class B Additional Interest. . . . . . . . . . . . . . . . . . . . . . . . .S-42
Class B Adjusted Invested Amount.. . . . . . . . . . . . . . . . . . . . . . S-7
Class B Available Funds. . . . . . . . . . . . . . . . . . . . . . . . . . .S-32
Class B Certificate Rate . . . . . . . . . . . . . . . . . . . . . . . . . . S-2
Class B Certificateholders' Interest . . . . . . . . . . . . . . . . . . . . S-6
Class B Certificates . . . . . . . . . . . . . . . . . . . . . . . . . .S-1, S-3
Class B Floating Percentage. . . . . . . . . . . . . . . . . . . . . . . . .S-36
Class B Invested Amount. . . . . . . . . . . . . . . . . . . . . . . . . . .S-37
Class B Investor Charge-Off. . . . . . . . . . . . . . . . . . . . . .S-16, S-50
Class B Investor Default Amount. . . . . . . . . . . . . . . . . . . . . . .S-49
Class B Monthly Interest . . . . . . . . . . . . . . . . . . . . . . . . . .S-43
Class B Monthly Principal. . . . . . . . . . . . . . . . . . . . . . . . . .S-45
Class B Principal Commencement Date. . . . . . . . . . . . . . . . . . . . .S-10
Class B Principal Percentage . . . . . . . . . . . . . . . . . . . . . . . .S-36
Class B Required Amount. . . . . . . . . . . . . . . . . . . . . . . . . . .S-14

Class B Servicing Fee. . . . . . . . . . . . . . . . . . . . . . . . . . . .S-53
Class B [Controlled Amortization] [Accumulation] Period. . . . . . . . . . .S-10
Closing Date . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . S-6
Collateral Charge-Off. . . . . . . . . . . . . . . . . . . . . . . . . . . .S-50
Collateral Default Amount. . . . . . . . . . . . . . . . . . . . . . . . . .S-50
Collateral Interest. . . . . . . . . . . . . . . . . . . . . . . . . . . . .S-38
Collateral Interest Holder . . . . . . . . . . . . . . . . . . . . . . . . . S-6
Collateral Interest Servicing Fee. . . . . . . . . . . . . . . . . . . . . .S-53
Collateral Monthly Interest. . . . . . . . . . . . . . . . . . . . . . . . .S-44
Collateral Monthly Principal . . . . . . . . . . . . . . . . . . . . . . . .S-46
Collateral Percentage. . . . . . . . . . . . . . . . . . . . . . . . . . . .S-36
Controlled Accumulation Amount . . . . . . . . . . . . . . . . . . . . . . .S-46
Controlled Amortization Amount . . . . . . . . . . . . . . . . . . . . . . .S-46
Controlled Amortization Period . . . . . . . . . . . . . . . . . . . . . . .S-10
Covered Amount . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .S-39
Credit Enhancement Agreement . . . . . . . . . . . . . . . . . . . . . . . .S-44
Credit Enhancer. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .S-49
Deficit Controlled Accumulation Amount . . . . . . . . . . . . . . . . . . .S-46
Deficit Controlled Amortization Amount . . . . . . . . . . . . . . . . . . .S-46
Designated Portfolio . . . . . . . . . . . . . . . . . . . . . . . . . . . . S-3
Early Termination Amount . . . . . . . . . . . . . . . . . . . . . . . . . . S-9
Economic Pay Out Event . . . . . . . . . . . . . . . . . . . . . . . . . . .S-47
Enhancement Invested Amount. . . . . . . . . . . . . . . . . . . . . . S-8, S-38
ERISA. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .S-20
Excess Spread. . . . . . . . . . . . . . . . . . . . . . . . . .S-12, S-14, S-43
Excluded Series. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .S-51
Floating Allocation Percentage . . . . . . . . . . . . . . . . . . . . . . .S-35
Full Invested Amount . . . . . . . . . . . . . . . . . . . . . . . . . . . . S-8
Funding Period . . . . . . . . . . . . . . . . . . . . . . . . . . . . S-8, S-35
Group [____] . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .S-16
Highest Bid. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .S-54
Index. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .S-2, S-5
Initial Cash Collateral Amount . . . . . . . . . . . . . . . . . . . . . . .S-16
Initial Class B Collateral Amount. . . . . . . . . . . . . . . . . . . . . .S-16
Initial Collateral Interest. . . . . . . . . . . . . . . . . . . . . . . . .S-18
Initial Shared Collateral Amount . . . . . . . . . . . . . . . . . . . . . .S-16
Interest Funding Investment Proceeds . . . . . . . . . . . . . . . . . . . .S-40
Interest Payment Date. . . . . . . . . . . . . . . . . . . . . . . . . . . . S-2
Interest Period. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .S-31
Invested Amount. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .S-38
Investor Default Amount. . . . . . . . . . . . . . . . . . . . . . . . . . .S-49
LIBOR. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .S-44
Loan Agreement . . . . . . . . . . . . . . . . . . . . . . . . . . . .S-18, S-44
Monthly Cash Collateral Fee. . . . . . . . . . . . . . . . . . . . . . . . .S-44
Monthly Credit Enhancement Fee . . . . . . . . . . . . . . . . . . . . . . .S-44
Monthly Report . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .S-54
Monthly Servicing Fee. . . . . . . . . . . . . . . . . . . . . . . . . . . .S-53
Net Servicing Fee Rate . . . . . . . . . . . . . . . . . . . . . . . . . . .S-53
Paired Series. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .S-51
Period Length Determination Date . . . . . . . . . . . . . . . . . . . . . .S-33
Plan . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .S-20

Plan Asset Regulation. . . . . . . . . . . . . . . . . . . . . . . . . . . .S-20
Pooling and Servicing Agreement. . . . . . . . . . . . . . . . . . . . .S-1, S-3
Portfolio Adjusted Yield . . . . . . . . . . . . . . . . . . . . . . . . . .S-39
Portfolio Yield. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .S-52
Pre-Funding Account. . . . . . . . . . . . . . . . . . . . . . . . . . S-8, S-35
Pre-Funding Amount . . . . . . . . . . . . . . . . . . . . . . . . . . . . . S-8
Principal Allocation Percentage. . . . . . . . . . . . . . . . . . . . . . .S-36
Principal Funding Account. . . . . . . . . . . . . . . . . . . . . . . . . .S-23
Principal Funding Account Balance. . . . . . . . . . . . . . . . . . . . . .S-38
Principal Funding Investment Proceeds. . . . . . . . . . . . . . . . . . . .S-38
Rapid Amortization Period. . . . . . . . . . . . . . . . . . . . . . . . . .S-11
Rate Determination Date. . . . . . . . . . . . . . . . . . . . . . . . . . . S-5
Rating Agency Condition. . . . . . . . . . . . . . . . . . . . . . . . . . .S-48
Reallocated Principal Collections. . . . . . . . . . . . . . . . . . .S-11, S-41
Receivables. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .S-1, S-3
Record Date. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .S-31
Required Amount. . . . . . . . . . . . . . . . . . . . . . . . .S-12, S-14, S-40
Required Collateral Interest . . . . . . . . . . . . . . . . . . . . .S-18, S-48
Required Principal Balance . . . . . . . . . . . . . . . . . . . . . . . . .S-51
Required Reserve Account Amount. . . . . . . . . . . . . . . . . . . . . . .S-39
Reserve Account. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .S-39
Reserve Account Funding Date . . . . . . . . . . . . . . . . . . . . . . . .S-39
Series Servicing Fee Percentage. . . . . . . . . . . . . . . . . . . . . . .S-10
Series [199__-__] Supplement . . . . . . . . . . . . . . . . . . . . . . . .S-31
Servicer . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .S-1, S-3
Servicing Base Amount. . . . . . . . . . . . . . . . . . . . . . . . . . . .S-53
Servicing Fee Rate . . . . . . . . . . . . . . . . . . . . . . . . . . . . .S-53
Special Payment Date . . . . . . . . . . . . . . . . . . . . . . . . . . . .S-22
Termination Date . . . . . . . . . . . . . . . . . . . . . . . . . . .S-10, S-19
Transferors. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .S-1, S-3
Transferors' Interest. . . . . . . . . . . . . . . . . . . . . . . . . . . . S-6
Trust. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .S-1, S-3
Trustee. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .S-1, S-3
Underwriters . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .S-55
Underwriting Agreement . . . . . . . . . . . . . . . . . . . . . . . . . . .S-55
[Class A] Expected Final Payment Date. . . . . . . . . . . . . . . . .S-11, S-22

NO DEALER, SALESMAN OR OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS NOT CONTAINED IN THIS PROSPECTUS SUPPLEMENT OR THE ACCOMPANYING PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY EITHER TRANSFEROR OR THE UNDERWRITERS. NEITHER THIS PROSPECTUS SUPPLEMENT NOR THE ACCOMPANYING PROSPECTUS CONSTITUTES AN OFFER OR A SOLICITATION BY ANYONE IN ANY STATE IN WHICH SUCH OFFER OR SOLICITATION IS NOT QUALIFIED OR TO ANYONE TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION. NEITHER THE DELIVERY OF THIS PROSPECTUS SUPPLEMENT OR THE ACCOMPANYING PROSPECTUS, NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF EITHER TRANSFEROR SINCE THE DATE HEREOF OR THEREOF OR THAT THE INFORMATION CONTAINED OR INCORPORATED BY REFERENCE HEREIN OR THEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO ITS DATE.

                               TABLE OF CONTENTS


                  PROSPECTUS SUPPLEMENT                                  PAGE

Summary of Series Terms. . . . . . . . . . . . . . . . . . . . . . . . . S-
Special Considerations . . . . . . . . . . . . . . . . . . . . . . . . . S-
Maturity Considerations. . . . . . . . . . . . . . . . . . . . . . . . . S-
The Designated Portfolio . . . . . . . . . . . . . . . . . . . . . . . . S-
The Receivables. . . . . . . . . . . . . . . . . . . . . . . . . . . . . S-
Use of Proceeds. . . . . . . . . . . . . . . . . . . . . . . . . . . . . S-
The Transferors. . . . . . . . . . . . . . . . . . . . . . . . . . . . . S-
Series Provisions. . . . . . . . . . . . . . . . . . . . . . . . . . . . S-
Underwriting . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . S-
Index of Defined Terms . . . . . . . . . . . . . . . . . . . . . . . . . S-

                       PROSPECTUS

Available Information. . . . . . . . . . . . . . . . . . . . . . . . . .
Reports to Certificateholders. . . . . . . . . . . . . . . . . . . . . .
Incorporation of Certain
Documents
  by Reference . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
Prospectus Summary . . . . . . . . . . . . . . . . . . . . . . . . . . .
Special Considerations . . . . . . . . . . . . . . . . . . . . . . . . .
The Bank's Credit Card
Activities . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
The Bank . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
CCB Holding Corporation. . . . . . . . . . . . . . . . . . . . . . . . .
The Receivables. . . . . . . . . . . . . . . . . . . . . . . . . . . . .
Use of Proceeds. . . . . . . . . . . . . . . . . . . . . . . . . . . . .
The Trust. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
Description of the
Certificates . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
The Pooling and Servicing
Agreement. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
Description of the Receivables

  Purchase Agreement . . . . . . . . . . . . . . . . . . . . . . . . . .
Certain Legal Aspects of the
Receivables. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
Certain Federal Income Tax
Consequences . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
ERISA Considerations . . . . . . . . . . . . . . . . . . . . . . . . . .
Plan of Distribution . . . . . . . . . . . . . . . . . . . . . . . . . .
Index of Defined Terms . . . . . . . . . . . . . . . . . . . . . . . . .


UNTIL [            ], 199[ ][(90 DAYS AFTER THE DATE OF THIS PROSPECTUS)],
ALL DEALERS EFFECTING TRANSACTIONS IN THE SERIES [199_-__] CERTIFICATES WHETHER OR NOT PARTICIPATING IN THIS DISTRIBUTION, MAY BE REQUIRED TO DELIVER A PROSPECTUS SUPPLEMENT AND PROSPECTUS. THIS IS IN ADDITION TO THE OBLIGATION OF DEALERS TO DELIVER A PROSPECTUS SUPPLEMENT AND PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.

----------------------------------------



----------------------------------------

              CHEVY CHASE
       MASTER CREDIT CARD TRUST II



 $[_________] [FLOATING RATE] [      %]
              SERIES [199 - ]
        ASSET BACKED CERTIFICATES





               CHEVY CHASE
               BANK, F.S.B.,
        AS TRANSFEROR AND SERVICER


         CCB HOLDING CORPORATION,
              as Transferor



          _____________________

          PROSPECTUS SUPPLEMENT
          _____________________



         [NAME OF UNDERWRITERS]



----------------------------------------

INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.

                 SUBJECT TO COMPLETION, DATED OCTOBER 23, 1996

--------------------------------------------------------------------------------

                              P R O S P E C T U S
---------------------------------------------------------

                      CHEVY CHASE MASTER CREDIT CARD TRUST
                           Asset Backed Certificates

                            CHEVY CHASE BANK, F.S.B.
                              Seller and Servicer

    Chevy Chase Bank, F.S.B. (the "Bank"), may sell from time to time one or more series (each a "Series") of asset backed certificates (the "Certificates") evidencing undivided interests in certain assets of the Chevy Chase Master Credit Card Trust (the "Trust"). The Trust will be formed pursuant to a Pooling and Servicing Agreement between the Bank, as seller and servicer, and Bankers Trust Company, as Trustee. The property of the Trust will include receivables (the "Receivables") generated from time to time in a portfolio of consumer revolving credit card accounts (the "Accounts"), collections thereon and certain other property, as more fully described herein and, with respect to any Series, in an accompanying prospectus supplement (a "Prospectus Supplement") relating to such Series.

    Certificates will be sold from time to time under this Prospectus on terms determined for each Series at the time of the sale and described in the related Prospectus Supplement. Each Series will consist of one or more classes of Certificates (each a "Class"). Each Certificate will represent an undivided interest in the Trust and the interest of the Certificateholders of each Class or Series will include the right to receive a varying percentage of each month's collections with respect to the Receivables at the times, in the manner and to the extent described herein and, with respect to any Series offered hereby, in the related Prospectus Supplement. Interest and principal payments with respect to each Series offered hereby will be made as specified in the related Prospectus Supplement. A Series offered hereby (or any Class within such Series) may be entitled to the benefits of a cash collateral account, letter of credit, surety bond, insurance policy or other form of enhancement as specified in the Prospectus Supplement relating to such Series. In addition, any Series offered hereby may include one or more Classes which are subordinated in right and priority to payment of principal of, or interest on, one or more other Classes of such Series or another Series, in each case to the extent described in the related Prospectus Supplement. Each Series of Certificates or Class offered hereby will be rated in one of the four highest categories by at least one nationally recognized statistical rating organization.

    While the specific terms of any Series in respect of which this Prospectus is being delivered will be described in the related Prospectus Supplement, the terms of such Series will not be subject to prior review by, or consent of, the holders of the Certificates of any previously issued Series.

    POTENTIAL INVESTORS SHOULD CONSIDER, AMONG OTHER THINGS, THE INFORMATION SET FORTH IN "SPECIAL CONSIDERATIONS."

                           --------------------------

    THE CERTIFICATES WILL REPRESENT INTERESTS IN THE TRUST ONLY AND WILL NOT REPRESENT INTERESTS IN OR OBLIGATIONS OF THE BANK OR ANY AFFILIATE THEREOF. NEITHER THE CERTIFICATES NOR THE UNDERLYING ACCOUNTS OR RECEIVABLES OR ANY COLLECTIONS THEREON ARE INSURED OR GUARANTEED BY THE SAVINGS ASSOCIATION INSURANCE FUND, THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENTAL AGENCY OR INSTRUMENTALITY.

    THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                           --------------------------

    Certificates may be sold by the Bank directly to purchasers, through agents designated from time to time, through underwriting syndicates led by one or more managing underwriters or through one or more underwriters acting alone. If underwriters or agents are involved in the offering of the Certificates of any Series offered hereby, the name of the managing underwriter or underwriters or agents will be set forth in the related Prospectus Supplement. If an underwriter, agent or dealer is involved in the offering of the Certificates of any Series offered hereby, the underwriter's discount, agent's commission or dealer's purchase price will be set forth in, or may be calculated from, the related Prospectus Supplement, and the net proceeds to the Bank from such offering will be the public offering price of such Certificates less such discount in the case of an underwriter, the purchase price of such Certificates less such commission in the case of an agent or the purchase price of such Certificates in the case of a dealer, and less, in each case, the other expenses of the Bank associated with the issuance and distribution of such Certificates. See "Plan of Distribution."

    THIS PROSPECTUS MAY NOT BE USED TO CONSUMMATE SALES OF CERTIFICATES OF ANY SERIES UNLESS ACCOMPANIED BY THE RELATED PROSPECTUS SUPPLEMENT.

--------------------------------------------------------------------------------

                 The date of this Prospectus is          , 199

                             AVAILABLE INFORMATION

    The Bank, as originator of the Trust, has filed a Registration Statement under the Securities Act of 1933, as amended (the "Act"), with the Securities and Exchange Commission (the "Commission") on behalf of the Trust with respect to the Certificates offered hereby. This Prospectus, which forms a part of the Registration Statement, omits certain information contained in such Registration Statement pursuant to the rules and regulations of the Commission. For further information, reference is made to the Registration Statement (including any amendments thereof and exhibits thereto) and any reports and other documents incorporated herein by reference as described below under "Incorporation of Certain Documents by Reference," which are available for inspection without charge at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549; 7 World Trade Center, New York, New York 10048; and Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511. Copies of such material may be obtained from the Public Reference Section of the Commission, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates.

                         REPORTS TO CERTIFICATEHOLDERS

    Unless and until Definitive Certificates are issued, Monthly Reports, which contain unaudited information concerning the Trust and are prepared by the Servicer, will be sent on behalf of the Trust to Cede & Co. ("Cede"), as nominee of The Depository Trust Company ("DTC") and registered holder of the Certificates offered hereby, pursuant to the Pooling Agreement. See "Description of the Certificates--Reports" and "The Pooling Agreement Generally--Book-Entry Registration" and "--Evidence as to Compliance." Such reports will not constitute financial statements prepared in accordance with generally accepted accounting principles. The Pooling Agreement will not require the sending of, and the Bank does not intend to send, any of its financial reports to registered holders of Certificates (the "Certificateholders") offered hereby or to owners of beneficial interests in the Certificates ("Certificate Owners"). The Servicer will file with the Commission such periodic reports with respect to the Trust as are required under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules and regulations of the Commission thereunder.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

    All reports and other documents filed by the Servicer, on behalf of the Trust, pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of the offering of the Certificates offered hereby shall be deemed to be incorporated by reference into this Prospectus and to be part hereof. Any statement contained herein or in a document deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained in any other subsequently filed document which also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as modified or superseded, to constitute a part of this Prospectus.

    The Servicer will provide without charge to each person to whom a copy of this Prospectus is delivered, on the written or oral request of any such person, a copy of any or all of the documents incorporated herein by reference, except the exhibits to such documents (unless such exhibits are specifically incorporated by reference in such documents). Written requests for such copies should be directed to Chevy Chase Bank, F.S.B., 8401 Connecticut Avenue, Chevy Chase, Maryland, 20815, Attention: Chief Financial Officer. Telephone requests for such copies should be directed to Chevy Chase Bank, F.S.B. at (301) 986-7000.

                               PROSPECTUS SUMMARY

    The following summary is qualified in its entirety by reference to the detailed information appearing elsewhere in this Prospectus and in any accompanying Prospectus Supplement. Reference is made to the Glossary for the location herein of the definitions of certain capitalized terms used herein. Unless the context requires otherwise, capitalized terms used in this Prospectus and in any accompanying Prospectus Supplement refer only to the particular Series being offered by such Prospectus Supplement.

Trust.............................  Chevy Chase Master Credit Card Trust (the "Trust"). The
                                    Trust, as a master trust, is expected to issue Series
                                     from time to time. The assets of the Trust (the "Trust
                                     Assets") will include a portfolio of receivables (the
                                     "Receivables") arising under the Accounts included in
                                     the Trust from time to time, funds collected or to be
                                     collected from cardholders in respect of the Receiv-
                                     ables, monies on deposit in certain accounts of the
                                     Trust, any Participation included in the Trust, funds
                                     collected or to be collected with respect to such
                                     Participations and any Series Enhancement with respect
                                     to a particular Series or Class. The term "Series
                                     Enhancement" means, with respect to any Series or Class
                                     of Certificates, any Credit Enhancement, guaranteed
                                     rate agreement, maturity liquidity facility, tax
                                     protection agreement, interest rate cap agreement,
                                     interest rate swap agreement or other similar
                                     arrangement for the benefit of Certificateholders of
                                     such Series or Class. The Trust Assets are expected to
                                     change over the life of the Trust as receivables in
                                     revolving credit card accounts and other revolving
                                     credit accounts and related assets are included in the
                                     Trust and as receivables in accounts subject to the
                                     Trust are charged-off or removed. See "The Trust" and
                                     "Description of the Certificates--Addition of Trust
                                     Assets," "--Removal of Accounts" and "--New Issuances."
Bank..............................  Chevy Chase Bank, F.S.B. (the "Bank"), a federally chartered stock savings bank, is the seller (in such
                                     capacity, the "Seller") of the Receivables and the
                                     originator of the Trust. Under certain circumstances
                                     the Bank may transfer its interests and obligations as
                                     seller and servicer of the Trust and another entity
                                     that will assume all of the Bank's obligations under
                                     the Pooling Agreement and related agreements. See
                                     "Assumption of the Bank's Obligations."
Trustee...........................  Bankers Trust Company (the "Trustee").
The Accounts......................  The Accounts will consist of the Initial Accounts and any Additional Accounts but will not include any Removed
                                     Accounts. The Seller will convey to the Trust all
                                     Receivables existing on a specified date prior to the
                                     issuance of the first Series (the "Trust Cut-Off Date")
                                     in certain consumer revolving credit card accounts and
                                     other consumer revolving credit accounts (the "Initial
                                     Accounts") and all Receivables arising in the Initial
                                     Accounts from time to time thereafter until the
                                     termination of the Trust. Pursuant to the Pooling
                                     Agreement, the Seller expects (subject to certain
                                     limitations and conditions), and in some circumstances
                                     will be obligated, to designate Additional Accounts the
                                     Receivables of which will be included in the Trust or,
                                     in lieu thereof or in addition thereto, to include
                                     Participations in the Trust. The Seller will convey to
                                     the Trust all Receivables in
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                                     Additional Accounts, whether such Receivables are then
                                     existing or thereafter created. The addition to the
                                     Trust of Receivables in Additional Accounts (other than
                                     Automatic Additional Accounts) or Participations will
                                     be subject to certain conditions, among others, that
                                     (a) such addition will not result in a Ratings Effect
                                     and (b) the Seller shall have delivered to the Trustee
                                     and certain providers of Series Enhancement a
                                     certificate of an authorized officer to the effect
                                     that, in the reasonable belief of the Seller, such
                                     addition will not, based on the facts known to such
                                     officer at the time of such certification, cause a Pay
                                     Out Event to occur with respect to any Series. See
                                     "Description of the Certificates--Addition of Trust
                                     Assets."
                                    Pursuant to the Pooling Agreement, the Seller will have
                                     the right (subject to certain limitations and
                                     conditions) to remove the Receivables in certain
                                     Accounts owned by it from the Trust ("Removed
                                     Accounts"). See "Description of the Certificates--
                                     Removal of Accounts."
The Receivables...................  The Receivables consist of all amounts charged by cardholders for merchandise and services and cash
                                     advances ("Principal Receivables") and all related
                                     periodic finance charges, cash advance fees, late
                                     charges and any other fees and charges billed on the
                                     Accounts ("Finance Charge Receivables"). The amount of
                                     Receivables will fluctuate from day to day as new
                                     Receivables are generated or added to the Trust and as
                                     existing Receivables are collected, charged-off as
                                     uncollectible or otherwise adjusted.
The Certificates..................  The Certificates will be issued in Series, each of which will consist of one or more Classes. The specific terms
                                     of a Series or Class will be established as described
                                     herein under "Description of the Certificates--New
                                     Issuances." However, while the specific terms of any
                                     Series or Class offered hereby will be described in the
                                     related Prospectus Supplement, the terms of such Series
                                     or Class will not be subject to prior review by, or
                                     consent of, the holders of the Certificates of any
                                     previously issued Series.
                                    Unless otherwise specified in the related Prospectus
                                     Supplement, the Certificates of a Series offered hereby
                                     will be available for purchase in minimum denominations
                                     of $1,000 and in integral multiples thereof, and will
                                     only be available in book-entry form except in certain
                                     limited circumstances as described herein under "The
                                     Pooling Agreement Generally--Definitive Certificates."
                                     A portion of the Trust Assets will be allocated among
                                     the Certificateholders of a particular Series (the
                                     "Certificateholders' Interest"), the Certificateholders
                                     of other Series and the interest of the Bank (the
                                     "Seller's Interest"), as described below. The aggregate
                                     principal amount of the Certificateholders' Interest of
                                     a Series offered hereby will, except as otherwise
                                     provided herein and in the related Prospectus
                                     Supplement, remain fixed at the aggregate initial
                                     principal amount of the Certificates of such Series.
                                     The Certificateholders' Interest of a Series will
                                     include the right to receive (but only to the extent
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                                     needed to make required payments under the Pooling
                                     Agreement and the related Supplement and subject to any
                                     reallocation of such amounts if the related Supplement
                                     so provides) varying percentages of collections of
                                     Finance Charge Receivables and Principal Receivables
                                     and will be allocated a varying percentage of the
                                     Defaulted Amount with respect to each Monthly Period.
                                     See "Description of the Certificates--Interest" and
                                     "--Principal." If the Certificates of a Series offered
                                     hereby include more than one Class of Certificates, the
                                     Trust Assets allocable to the Certificateholders'
                                     Interest of such Series may be further allocated among
                                     each Class in such Series as described in the related
                                     Prospectus Supplement.
                                    The Certificates of a Series will evidence undivided
                                     interests in the Trust Assets allocated to the
                                     Certificateholders' Interest of such Series. The
                                     Certificates represent beneficial interests in the
                                     Trust only and do not represent interests in or
                                     obligations of the Bank or any affiliate of the Bank.
                                     Neither the Certificates nor the Accounts, the
                                     Receivables or any collections thereon are insured or
                                     guaranteed by the Savings Association Insurance Fund,
                                     the Federal Deposit Insurance Corporation (the "FDIC")
                                     or any other governmental agency or instrumentality.
The Seller's Interest.............  The Seller's Interest at any time represents the right to the Trust Assets in excess of the Certificateholders'
                                     Interest of all Series then outstanding. The principal
                                     amount of the Seller's Interest (the "Seller Amount")
                                     will fluctuate as the amount of the Principal
                                     Receivables held by the Trust changes from time to
                                     time. In addition, the Seller intends to cause the
                                     issuance of additional Series from time to time and any
                                     such issuance will have the effect of decreasing the
                                     Seller Amount to the extent of the Invested Amount of
                                     such Series. See "Description of the Certificates--New
                                     Issuances."
                                    The Pooling Agreement provides that the Seller will be
                                     required to make an Addition to the Trust if the Seller
                                     Amount is less than the Required Seller Amount on the
                                     last business day of any Monthly Period. See
                                     "Description of the Certificates--Addition of Trust
                                     Assets." The level of the Required Seller Amount, which
                                     may be reduced subject to certain conditions described
                                     under "Description of the Certificates--Addition of
                                     Trust Assets," is intended to enable the Seller's
                                     Interest to absorb fluctuations in the amount of
                                     Principal Receivables held by the Trust from time to
                                     time (due to, among other things, seasonal purchase and
                                     payment habits of cardholders or adjustments in the
                                     amount of Principal Receivables because of rebates,
                                     refunds, fraudulent charges or otherwise). See "Special
                                     Considerations--Payment and Maturity Considerations;
                                     Dependence on Cardholder Repayments" and "Description
                                     of the Certificates--Defaulted Receivables; Rebates and
                                     Fraudulent Charges."
Issuance of Additional Series.....  The Pooling Agreement authorizes the Trustee to issue one or more Series of Certificates, and a certificate
                                     evidencing the Seller's Interest in the Trust (the
                                     "Seller Certificate"), which
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                                     initially is to be held by the Seller. The Pooling
                                     Agreement provides that, pursuant to any one or more
                                     supplements to the Pooling Agreement (each a
                                     "Supplement"), the Seller may cause the Trustee without
                                     the consent of the Certificateholders to issue one or
                                     more new Series and accordingly cause a reduction in
                                     the Seller's Interest represented by the Seller
                                     Certificate. There can be no assurance that the terms
                                     of any Series, including any Series issued from time to
                                     time hereafter, might not have an impact on the timing
                                     or amount of payments received by a Certificateholder
                                     of another Series. Under the Pooling Agreement, the
                                     Seller may define, with respect to any Series, the
                                     Principal Terms of such Series. See "Description of the
                                     Certificates--New Issuances." The Seller may offer any
                                     Series to the public or other investors under a
                                     disclosure document (a "Disclosure Document"), which
                                     will consist of a Prospectus Supplement in the case of
                                     a Series offered hereby, in transactions either
                                     registered under the Securities Act or exempt from
                                     registration thereunder, directly or through one or
                                     more underwriters or placement agents, in fixed-price
                                     offerings or in negotiated transactions or otherwise.
                                     See "Plan of Distribution." The Seller expects to
                                     offer, from time to time, additional Series issued by
                                     the Trust.
                                    A new Series may only be issued upon satisfaction of the
                                     conditions described herein under "Description of the
                                     Certificates-- New Issuances" including, among others,
                                     that (a) such issuance will not result in a Ratings
                                     Effect and (b) the Seller shall have delivered to the
                                     Trustee and certain providers of Series Enhancement a
                                     certificate of an authorized officer to the effect
                                     that, in the reasonable belief of the Seller, such
                                     issuance will not, based on the facts known to such
                                     officer at the time of such certification, cause a Pay
                                     Out Event to occur with respect to any Series.
Collections.......................  All collections of Receivables will be allocated by the
                                    Servicer between amounts collected on Principal
                                     Receivables and on Finance Charge Receivables. The
                                     Servicer will allocate between the Certificateholders'
                                     Interest of each Series and the Seller's Interest all
                                     amounts collected with respect to Finance Charge
                                     Receivables and Principal Receivables and the Defaulted
                                     Amount with respect to each day during each Monthly
                                     Period. Collections of Finance Charge Receivables and
                                     the Defaulted Amount will be allocated to each Series
                                     at all times based upon its Floating Allocation
                                     Percentage. Collections of Principal Receivables will
                                     be allocated to each Series at all times based upon its
                                     Principal Allocation Percentage. The Floating
                                     Allocation Percentage and the Principal Allocation
                                     Percentage with respect to each Series will be
                                     determined as set forth in the related Supplement and,
                                     with respect to each Series offered hereby, in the
                                     related Prospectus Supplement.
Interest..........................  Interest will accrue on the Invested Amount of the
                                    Certificates of a Series or Class offered hereby at the
                                     per annum rate either specified in or determined in the
                                     manner specified in the related Prospectus Supplement.
                                     Except as otherwise provided herein or
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                                     in the related Prospectus Supplement, collections of
                                     Finance Charge Receivables and certain other amounts
                                     allocable to the Certificateholders' Interest of a
                                     Series offered hereby will be used to make interest
                                     payments to Certificateholders of such Series on each
                                     Interest Payment Date with respect thereto, provided
                                     that if an Early Amortization Period commences with
                                     respect to such Series, thereafter interest will be
                                     distributed to such Certificateholders monthly on each
                                     Special Payment Date. If the Interest Payment Dates for
                                     a Series or Class occur less frequently than monthly,
                                     such collections or other amounts (or the portion
                                     thereof allocable to such Class) will be deposited in
                                     one or more trust accounts (each an "Interest Funding
                                     Account") and used to make interest payments to
                                     Certificateholders of such Series or Class on the
                                     following Interest Payment Date with respect thereto.
                                     If a Series has more than one Class of Certificates,
                                     each such Class may have a separate Interest Funding
                                     Account.
Principal.........................  The principal of the Certificates of each Series offered hereby will be scheduled to be paid either in full on an
                                     expected date specified in the related Prospectus
                                     Supplement (the "Expected Final Payment Date"), in
                                     which case such Series will have an Accumulation Period
                                     as described below under "--Accumulation Period," or in
                                     installments commencing on a date specified in the
                                     related Prospectus Supplement (the "Principal
                                     Commencement Date"), in which case such Series will
                                     have a Scheduled Amortization Period as described below
                                     under "--Scheduled Amortization Period." If a Series
                                     has more than one Class of Certificates, a different
                                     method of paying principal, Expected Final Payment Date
                                     or Principal Commencement Date may be assigned to each
                                     Class. The payment of principal with respect to the
                                     Certificates of a Series or Class may commence earlier
                                     than the applicable Expected Final Payment Date or
                                     Principal Commencement Date, and the final principal
                                     payment with respect to the Certificates of a Series or
                                     Class may be made later than the applicable Expected
                                     Final Payment Date or other expected date, if a Pay Out
                                     Event occurs with respect to such Series or Class or
                                     under certain other circumstances described herein. See
                                     "Special Considerations--Payment and Maturity Consider-
                                     ations; Dependence on Cardholder Repayments" for a
                                     description of factors that may affect the timing of
                                     principal payments on Certificates.
Revolving Period..................  The Certificates of each Series offered hereby will have a revolving period (the "Revolving Period"), which will
                                     commence on the date of issuance of the related Series
                                     (the "Closing Date") and continue until the earlier of
                                     (a) the commencement of the Early Amortization Period
                                     with respect to such Series and (b) the date specified
                                     in the related Prospectus Supplement as the end of the
                                     Revolving Period with respect to such Series. During
                                     the Revolving Period with respect to any Series offered
                                     hereby, collections of Principal Receivables and
                                     certain other amounts otherwise allocable to the
                                     Certificateholders' Interest of such Series will be
                                     treated as Shared Principal Collections and
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                                     will be distributed to, or for the benefit of, the
                                     Certificateholders of other Series or the holder of the
                                     Seller Certificate. See "Description of the
                                     Certificates--Principal" and "--Shared Principal
                                     Collections" and see "--Pay Out Events" for a discus-
                                     sion of the events which might lead to the termination
                                     of the Revolving Period with respect to a Series prior
                                     to its scheduled date.
Accumulation Period...............  If the related Prospectus Supplement so specifies, unless an Early Amortization Period commences with
                                     respect to a Series offered hereby, the Certificates of
                                     such Series will have an accumulation period (the
                                     "Accumulation Period"), which will commence at the
                                     close of business on the date specified in such
                                     Prospectus Supplement and continue until the earliest
                                     of (a) the commencement of the Early Amortization
                                     Period with respect to such Series, (b) payment in full
                                     of the Invested Amount of the Certificates of such
                                     Series and (c) the Series Termination Date with respect
                                     to such Series. During the Accumulation Period with
                                     respect to a Series, collections of Principal
                                     Receivables and certain other amounts allocable to the
                                     Certificateholders' Interest of such Series will be
                                     deposited on each Distribution Date in a trust account
                                     established for the benefit of the Certificateholders
                                     of such Series (a "Principal Funding Account") and used
                                     to make principal distributions to the
                                     Certificateholders of such Series when due. The amount
                                     to be deposited in the Principal Funding Account for
                                     any Series offered hereby on any Distribution Date may,
                                     but will not necessarily, be limited to an amount (the
                                     "Controlled Deposit Amount") equal to an amount speci-
                                     fied in the related Prospectus Supplement (the
                                     "Controlled Accumulation Amount") plus any existing
                                     deficit controlled accumulation amount arising from
                                     prior Distribution Dates. If a Series has more than one
                                     Class of Certificates, each Class may have a separate
                                     Principal Funding Account and Controlled Accumulation
                                     Amount and the Accumulation Period with respect to each
                                     Class may commence on different dates. In addition, the
                                     related Prospectus Supplement may describe certain
                                     priorities among such Classes with respect to deposits
                                     of principal into such Principal Funding Accounts.
Scheduled Amortization Period.....  If the related Prospectus Supplement so specifies, unless an Early Amortization Period commences with
                                     respect to a Series offered hereby, the Certificates of
                                     such Series will have an amortization period (the
                                     "Scheduled Amortization Period"), which will commence
                                     at the close of business on the date specified in such
                                     Prospectus Supplement and continue until the earliest
                                     of (a) the commencement of the Early Amortization
                                     Period with respect to such Series, (b) payment in full
                                     of the Invested Amount of the Certificates of such
                                     Series and (c) the Series Termination Date with respect
                                     to such Series. During the Scheduled Amortization
                                     Period with respect to a Series, collections of
                                     Principal Receivables and certain other amounts
                                     allocable to the Certificateholders' Interest of such
                                     Series will be used on each Distribution Date to make
                                     principal distributions to Certificateholders of such
                                     Series or any Class of such Series then scheduled to
                                     receive
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                                     such distributions. The amount to be distributed to
                                     Certificateholders of any Series offered hereby on any
                                     Distribution Date may, but will not necessarily, be
                                     limited to an amount (the "Controlled Distribution
                                     Amount") equal to an amount (the "Controlled
                                     Amortization Amount") specified in the related
                                     Prospectus Supplement plus any existing deficit
                                     controlled amortization amount arising from prior
                                     Distribution Dates. If a Series has more than one Class
                                     of Certificates, each Class may have a separate
                                     Controlled Amortization Amount. In addition, the
                                     related Prospectus Supplement may describe certain
                                     priorities among such Classes with respect to such
                                     distributions.
Early Amortization Period.........  During the period from the day on which a Pay Out Event has occurred with respect to a Series to the date on
                                     which the Invested Amount of the Certificates of such
                                     Series and the Enhancement Invested Amount, if any,
                                     with respect to such Series have been paid in full or
                                     the related Series Termination Date has occurred (the
                                     "Early Amortization Period"), collections of Principal
                                     Receivables and certain other amounts allocable to the
                                     Certificateholders' Interest of such Series (including
                                     Shared Principal Collections, if any, allocable to such
                                     Series) will be distributed as principal payments to
                                     the Certificateholders of such Series monthly on each
                                     Distribution Date beginning with the first Special
                                     Payment Date with respect to such Series. During the
                                     Early Amortization Period with respect to a Series,
                                     distributions of principal to Certificateholders will
                                     not be subject to any Controlled Deposit Amount or
                                     Controlled Distribution Amount. In addition, upon the
                                     commencement of the Early Amortization Period with
                                     respect to a Series, any funds on deposit in a
                                     Principal Funding Account with respect to such Series
                                     will be paid to the Certificateholders of the relevant
                                     Class or Series on the first Special Payment Date with
                                     respect to such Series. See "Description of the
                                     Certificates--Pay Out Events" for a discussion of the
                                     events which might lead to the commencement of the
                                     Early Amortization Period with respect to a Series.
Shared Principal Collections......  To the extent that collections of Principal Receivables and certain other amounts that are allocated to the
                                     Certificateholders' Interest of any Series are not
                                     needed to make payments to the Certificateholders of
                                     such Series or required to be deposited in a Principal
                                     Funding Account for such Series, such collections will
                                     be applied to cover principal payments due to or for
                                     the benefit of Certificateholders of another Series.
                                     Any such reallocation will not result in a reduction in
                                     the Invested Amount of the Series to which such
                                     collections were initially allocated. See "Description
                                     of the Certificates--Shared Principal Collections."
Special Funding Account...........  If on any date the Seller Amount is less than or equal to the Required Seller Amount or the amount of Principal
                                     Receivables in the Trust is less than or equal to the
                                     Required Principal Balance, the Servicer shall not
                                     distribute to the holder of the Seller Certificate any
                                     Shared Principal Collections which otherwise would be
                                     distributed to the holder of the Seller Certificate,
                                     but shall deposit such funds in the Special Funding
                                     Account.
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                                     Funds on deposit in the Special Funding Account will be
                                     withdrawn and paid to the holder of the Seller
                                     Certificate on any Distribution Date to the extent
                                     that, after giving effect to such payment, the Seller
                                     Amount exceeds the Required Seller Amount and the
                                     amount of Principal Receivables in the Trust exceeds
                                     the Required Principal Balance on such date; PROVIDED,
                                     HOWEVER, that if an Accumulation Period, Scheduled
                                     Amortization Period or Early Amortization Period
                                     commences with respect to any Series, any funds on
                                     deposit in the Special Funding Account will be released
                                     and treated as Shared Principal Collections to the
                                     extent needed to cover principal payments due to or for
                                     the benefit of such Series.
Sharing of Excess Finance Charge
Collections.......................  Subject to certain limitations described under
                                    "Description of the Certificates--Sharing of Excess
                                     Finance Charge Collections," collections of Finance
                                     Charge Receivables and certain other amounts allocable
                                     to the Certificateholders' Interest of any Series which
                                     is included in a group of series (a "Group") in excess
                                     of the amounts necessary to make required payments with
                                     respect to such Series (including payments to the
                                     provider of any related Series Enhancement) will be
                                     applied to cover any shortfalls with respect to amounts
                                     payable from collections of Finance Charge Receivables
                                     allocable to any other Series included in such Group,
                                     in each case pro rata based upon the amount of the
                                     shortfall, if any, with respect to such other Series.
                                     See "Description of the Certificates--Sharing of Excess
                                     Finance Charge Collections."
Funding Period....................  The Prospectus Supplement relating to a Series of
                                    Certificates may specify that for a period beginning on
                                     the Closing Date and ending on a specified date before
                                     the commencement of a Scheduled Amortization Period or
                                     Accumulation Period with respect to such Series (the
                                     "Funding Period"), the aggregate amount of Principal
                                     Receivables in the Trust allocable to such Series may
                                     be less than the aggregate principal amount of the
                                     Certificates of such Series and an amount equal to the
                                     amount of such deficiency (the "Pre-Funding Amount")
                                     will be held in a trust account established with the
                                     Trustee for the benefit of Certificateholders of such
                                     Series (the "Pre-Funding Account") pending the transfer
                                     of additional Principal Receivables to the Trust or
                                     pending the reduction of the Invested Amounts of other
                                     Series issued by the Trust. The related Prospectus
                                     Supplement will specify the initial Invested Amount on
                                     the Closing Date with respect to such Series, the
                                     aggregate principal amount of the Certificates of such
                                     Series (the "Full Invested Amount") and the date by
                                     which the Invested Amount is expected to equal the Full
                                     Invested Amount. The Invested Amount will increase as
                                     Principal Receivables are delivered to the Trust or as
                                     the Invested Amounts of other Series of the Trust are
                                     reduced. The Invested Amount may also decrease due to
                                     the occurrence of a Pay Out Event as specified in the
                                     related Prospectus Supplement.
                                    During the Funding Period, funds on deposit in the
                                     Pre-Funding Account for a Series of Certificates will
                                     be withdrawn and paid
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                                     to the Seller to the extent of any increases in the
                                     Invested Amount. In the event that the Invested Amount
                                     does not for any reason equal the Full Invested Amount
                                     by the end of the Funding Period, any amount remaining
                                     in the Pre-Funding Account and any additional amounts
                                     specified in the related Prospectus Supplement will be
                                     payable to the Certificateholders of such Series in a
                                     manner and at such time as set forth in the related
                                     Prospectus Supplement.
                                    If so specified in the related Prospectus Supplement,
                                     moneys in the Pre-Funding Account with respect to any
                                     Series will be invested by the Trustee in Eligible
                                     Investments or will be subject to a guaranteed rate or
                                     investment agreement or other similar arrangement, and
                                     investment earnings and any applicable payment under
                                     any such investment arrangement will be applied to pay
                                     interest on the Certificates of such Series.
Paired Series.....................  If so specified in the related Prospectus Supplement, a
                                    Series of Certificates may be paired with one or more
                                     other Series or a portion of one or more other series
                                     issued by the Trust (each a "Paired Series") at or
                                     after the commencement of an Accumulation Period or
                                     Scheduled Amortization Period for such Series. As the
                                     Invested Amount of the Series having a Paired Series is
                                     reduced, the Invested Amount of the Paired Series will
                                     increase by an equal amount. Upon payment in full of
                                     such Series, the Invested Amount of the Paired Series
                                     will be equal to the amount of the Invested Amount paid
                                     to Certificateholders of such Series. If a Pay Out
                                     Event occurs with respect to the Series having a Paired
                                     Series or with respect to the Paired Series when such
                                     Series is in a Scheduled Amortization Period or
                                     Accumulation Period, the Principal Allocation
                                     Percentage for the Series and the Principal Allocation
                                     Percentage for the Paired Series will be reset as
                                     specified in the related Prospectus Supplement.
Credit Enhancement................  The credit enhancement ("Credit Enhancement") with respect to a Series offered hereby may include a letter
                                     of credit, a cash collateral account, a surety bond, an
                                     insurance policy or any other form of credit
                                     enhancement described in the related Prospectus
                                     Supplement. Credit Enhancement may also be provided to
                                     a Class or Classes of a Series by subordination
                                     provisions which require that distributions of
                                     principal or interest be made with respect to the
                                     Certificates of such Class or Classes before
                                     distributions are made to one or more other Classes of
                                     such Series.
                                    The type, characteristics and amount of the Credit
                                     Enhancement with respect to any Series will be
                                     determined based on several factors, including the
                                     characteristics of the Receivables and Accounts
                                     underlying or comprising the Trust Assets as of the
                                     Closing Date with respect thereto, and will be
                                     established on the basis of requirements of each
                                     applicable Rating Agency. The terms of the Credit
                                     Enhancement with respect to any Series
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                                     offered hereby will be described in the related
                                     Prospectus Supplement. See "Description of the
                                     Certificates--Credit Enhancement" and "Special
                                     Considerations--Limited Nature of Rating."
Servicing.........................  The Servicer will be responsible for servicing, managing and making collections on the Receivables. Subject to
                                     certain exceptions described under "Description of the
                                     Certificates--Deposits in Collection Account," the
                                     Servicer will deposit any collections on the
                                     Receivables in a Monthly Period into the Collection
                                     Account within two business days of the Date of
                                     Processing to the extent such collections are allocable
                                     to the Certificateholders' Interest of any Series and
                                     are required to be deposited into an account for the
                                     benefit of, or distributed to, the Certificateholders
                                     of any Series or the issuer of any Series Enhancement.
                                     The "Distribution Date" is the 15th day of each
                                     calendar month (or, if any such day is not a business
                                     day, the next succeeding business day). On the earlier
                                     of (i) the second business day following the Date of
                                     Processing and (ii) the day on which the Servicer
                                     deposits any collections into the Collection Account,
                                     subject to certain exceptions described herein, the
                                     Servicer will pay to the holder of the Seller
                                     Certificate its allocable portion of any collections
                                     then held by the Servicer. The "Date of Processing" is
                                     the business day a record of any transaction is first
                                     recorded pursuant to the Servicer's data processing
                                     procedures. On or about the third business day
                                     preceding each Distribution Date (each, a "Deter-
                                     mination Date"), the Servicer will calculate the
                                     amounts to be allocated to the Certificateholders of
                                     each Class or Series and the holder of the Seller
                                     Certificate as described herein in respect of
                                     collections of Receivables received with respect to the
                                     preceding Monthly Period.
                                    In certain limited circumstances, the Bank may resign or
                                     be removed as Servicer, in which event either the
                                     Trustee or, so long as it meets certain eligibility
                                     standards set forth in the Pooling Agreement, a
                                     third-party servicer may be appointed as successor
                                     servicer. The Bank or any such successor servicer is
                                     referred to herein as the "Servicer." The Bank is
                                     permitted to delegate any of its duties as Servicer to
                                     any of its affiliates and to certain third-party
                                     service providers, but any such delegation will not
                                     relieve the Servicer of its liability and
                                     responsibility with respect to such duties under the
                                     Pooling Agreement or any Supplement. In certain
                                     circumstances, however, the Bank could be relieved of
                                     its duties as Servicer upon the assumption of such
                                     duties by another entity. See "Assumption of the Bank's
                                     Obligations." The Servicer will receive servicing fees
                                     payable with respect to each Series offered hereby as
                                     servicing compensation from the Trust. See "Description
                                     of the Certificates--Servicing Compensation and Payment
                                     of Expenses."
Mandatory Reassignment and
Transfer of Certain Receivables...  Pursuant to the Pooling Agreement, the Seller will make certain representations and warranties in the Pooling
                                     Agreement with respect to the Accounts and the
                                     Receivables. If the Seller breaches any such
                                     representation and warranty, under certain

                                     circumstances and subject to certain conditions
                                     described under "The Pooling Agreement
                                     Generally--Representations and Warranties," all
                                     Receivables with respect to the affected Account will
                                     be reassigned to the Seller. In addition, if the Seller
                                     breaches certain other representations and warranties
                                     described under "The Pooling Agreement
                                     Generally--Representations and Warranties," all the
                                     Receivables may be reassigned to the Seller. See "The
                                     Pooling Agreement Generally--Representations and War-
                                     ranties."
                                    The Bank will provide certain covenants in the Pooling
                                     Agreement in its capacity as a Servicer. If the
                                     Servicer breaches any such covenant with respect to any
                                     Receivable, subject to certain conditions described
                                     under "The Pooling Agreement Generally--Servicer
                                     Covenants," all Receivables with respect to the
                                     affected Account will be assigned to the Servicer. In
                                     the event of a transfer of servicing obligations to a
                                     successor servicer, such successor servicer, rather
                                     than the Bank, would be responsible for any subsequent
                                     failure to comply with the Servicer's covenants.
Tax Status........................  Except to the extent otherwise provide in the related
                                    Prospectus Supplement, in the opinion of special tax
                                     counsel for the Bank and the Trust, the Certificates of
                                     each Series offered hereby are properly characterized
                                     as debt for federal income tax purposes. Each
                                     Certificateholder, by acceptance of a Certificate of
                                     such a Series, will agree to treat the Certificates of
                                     such Series as debt for federal, state and local income
                                     and franchise tax purposes. See "Tax Matters" for
                                     additional information concerning the application of
                                     federal income tax laws.
ERISA Considerations..............  Certificates of any Series offered hereby may be eligible for purchase by Benefit Plan Investors. See
                                     "ERISA Considerations."
Certificate Rating................  It will be a condition to the issuance of each Series of
                                    Certificates or Class thereof offered pursuant to this
                                     Prospectus and the related Prospectus Supplement that
                                     they be rated in one of the four highest applicable
                                     rating categories by at least one nationally recognized
                                     statistical rating organization selected by the Bank
                                     (each rating agency rating any Series, a "Rating
                                     Agency"). The rating or ratings applicable to the
                                     Certificates of each such Series or Class thereof will
                                     be set forth in the related Prospectus Supplement.
                                    A security rating should be evaluated independently of
                                     similar ratings of different types of securities. A
                                     rating is not a recommendation to buy, sell or hold
                                     securities and may be subject to revision or withdrawal
                                     at any time by the assigning Rating Agency. Each rating
                                     should be evaluated independently of any other rating.
                                     See "Special Considerations--Limited Nature of Rat-
                                     ing."
Listing...........................  If so specified in the Prospectus Supplement relating to a Series, application will be made to list the
                                     Certificates of such Series, or all or a portion of any
                                     Class thereof, on the Luxembourg Stock Exchange or any
                                     other specified exchange.

                             SPECIAL CONSIDERATIONS

    Investors should consider, among other things, the following risk factors in connection with the purchase of Certificates.

    LIMITED LIQUIDITY. It is anticipated that, to the extent permitted, the underwriters of any Series of Certificates offered hereby will make a market in such Certificates, but in no event will any such underwriter be under an obligation to do so. There can be no assurance that a secondary market will develop with respect to the Certificates of any Series offered hereby, or if such secondary market does develop, that it will provide Certificateholders with liquidity of investment or that it will continue for the life of such Certificates.

    ISSUANCE OF ADDITIONAL SERIES; EFFECT ON PAYMENTS TO
CERTIFICATEHOLDERS. The Trust, as a master trust, is expected to issue Series from time to time. While the terms of any Series will be specified in a Supplement, the provisions of a Supplement and, therefore, the terms of any additional Series, will not be subject to the prior review by, or consent of, holders of the Certificates of any previously issued Series. Such terms may include methods for determining applicable investor percentages and allocating collections, provisions creating different or additional security or other Series Enhancements and any other amendment or supplement to the Pooling Agreement which is made applicable only to such Series. The obligation of the Trustee to issue any new Series is subject to the conditions, among others, that: (a) such issuance will not result in any Rating Agency reducing or withdrawing its rating of the Certificates of any outstanding Series (any such reduction or withdrawal is referred to herein as a "Ratings Effect") and (b) the Seller shall have delivered to the Trustee and certain providers of Series Enhancement a certificate of an authorized officer to the effect that, in the reasonable belief of the Seller, such issuance will not, based on the facts known to such officer at the time of such certification, cause a Pay Out Event to occur with respect to any Series. Such issuance will cause a reduction in the Seller's Interest represented by the Seller Certificate and therefore the relative amount of the Seller's Interest available to absorb fluctuations in the amount of Principal Receivables in the Trust. There can be no assurance that the terms of any Series, including any Series issued from time to time hereafter, might not have an impact on the timing or amount of payments received by a Certificateholder of another Series. See "Description of the Certificates--New Issuances."

    IMPACT OF ADDITION OF TRUST ASSETS; DIFFERENT CHARACTERISTICS. The Seller expects, and in some cases will be obligated, to designate Additional Accounts, the Receivables of which will be conveyed to the Trust. Such Additional Accounts may include accounts originated using criteria different from those which were applied to the Initial Accounts because such accounts were originated at a later date, were part of a portfolio of accounts which were not part of the Bank Portfolio as of the Trust Cut-Off Date or were acquired from another institution. Moreover, Additional Accounts designated at any time may not be accounts of the same type as those previously included in the Trust. See "The Pooling Agreement Generally--Representations and Warranties." Consequently, there can be no assurance that such Additional Accounts will be of the same credit quality as the Initial Accounts or the Additional Accounts previously included in the Trust. In addition, such Additional Accounts may consist of revolving credit card accounts that have different terms than the Initial Accounts and the Additional Accounts previously included in the Trust, including lower periodic finance charges and other fees and charges, which may have the effect of reducing the average yield on the portfolio of Accounts included in the Trust. The designation of Additional Accounts will be subject to the satisfaction of certain conditions described herein under "Description of the Certificates--Addition of Trust Assets," including that (a) such addition will not result in a Ratings Effect and (b) the Seller shall have delivered to the Trustee and certain providers of Series Enhancement a certificate of an authorized officer to the effect that, in the reasonable belief of the Seller, such addition will not, based on the facts known to such officer at the time of such certification, cause a Pay Out Event to occur with respect to any Series. The only limitations on the Bank's right to designate Additional Accounts, including Automatic Additional Accounts, are those described herein and in the Prospectus Supplement. See "Description of the Certificates-- Addition of Trust Assets."

    TRANSFER OF ASSETS. While the Seller will sell Receivables to the Trust, a court could treat such transaction as an assignment of collateral as security for the benefit of the Certificateholders of the outstanding Series. The Seller represents and warrants in the Pooling Agreement that the transfer of Receivables by it to the Trust is either a sale of the Receivables to the Trust or the grant to the Trust of a security interest in the Receivables. The Seller will take certain actions under applicable state law to perfect the Trust's interest in the Receivables transferred to the Trust and, in the Pooling Agreement, the Seller represents and warrants that, if the transfer by the Seller to the Trust is a grant to the Trust of a security interest in the Receivables, the Trust will have a first priority perfected security interest therein and, with certain exceptions and for certain limited periods of time, in the proceeds thereof (subject, in each case, to certain potential tax liens referred to under "The Pooling Agreement Generally--Representation and Warranties"). Nevertheless, if the transfer of Receivables by the Seller to the Trust is deemed to create a security interest therein under the Maryland Uniform Commercial Code (the "UCC"), a tax or government lien or other nonconsensual lien on property of the Seller arising before Receivables come into existence may have priority over the Trust's interest in the Receivables and, if the FDIC were appointed receiver of the Seller, the receiver's administrative expenses may also have priority over the Trust's interest in the Receivables. In addition, while the Bank is the Servicer, cash collections held by the Bank may, subject to certain conditions, be commingled and used for the benefit of the Bank prior to the date on which such collections are required to be deposited in the Collection Account, as described under "Description of the Certificates--Deposits in Collection Account" and, in the event of the insolvency or receivership of the Bank or, in certain circumstances, the lapse of certain time periods, the Trust may not have a perfected interest in such collections.

    CERTAIN MATTERS RELATING TO RECEIVERSHIP. If the FDIC were appointed receiver or conservator of the Seller or if certain other events relating to the bankruptcy, insolvency, conservatorship or receivership of the Seller were to occur (an "Insolvency Event"), then a Pay Out Event would occur with respect to each Series and, pursuant to the terms of the Pooling Agreement, new Principal Receivables would not be transferred to the Trust and the Trustee would sell the Receivables (unless Certificateholders holding Certificates of each Series or, if a Series includes more than one Class, each Class of such Series, evidencing more than 50% of the aggregate unpaid principal amount of each such Series or Class and, to the extent provided in the Supplement for any Series, any Credit Enhancer instruct otherwise), thereby causing early termination of the Trust. In such event, the portion of the proceeds of such sale allocable to such Certificateholders of a related Series and the proceeds of any collections on the Receivables in the Collection Account allocated to the Certificateholders' Interest of such Series may be insufficient to pay such Certificateholders in full. To the extent the Seller grants a security interest in the Receivables to the Trust, and such security interest is validly perfected before the occurrence of an Insolvency Event and is not taken in contemplation of insolvency or with the intent to hinder, delay or defraud the Seller or its creditors, based upon opinions issued by the general counsel of the FDIC and a related policy statement issued by the FDIC addressing the enforceability against the FDIC, as conservator or receiver for a depository institution, of a security interest in collateral granted by such depository institution, such security interest should not be subject to avoidance, and payments to the Trust with respect to the Receivables should not be subject to recovery, by the FDIC. However, such opinions and policy statement are not binding on the FDIC and, if the FDIC were to assert a contrary position, certain provisions of the FDIA which, at the request of the FDIC, have been applied in lawsuits to avoid security interests in collateral granted by depository institutions, would permit the FDIC to avoid such security interest, thereby resulting in possible delays and reductions in payments to the Certificateholders of all outstanding Series. In addition, federal law governing receivership of federally-insured depository institutions would be interpreted to require compliance with certain claims procedures if a receiver were appointed for the Seller before the Trustee could collect, sell, dispose of, foreclose upon or otherwise liquidate the Receivables, which could delay or possibly reduce payments on the Certificates of all outstanding Series. Upon the occurrence of an Insolvency Event, if no Pay Out Event other than such Insolvency Event exists, the FDIC may have the power to continue to require the Seller to transfer new Principal Receivables to the Trust and to prevent the early sale, liquidation, foreclosure or disposition of the Receivables and the commencement of an Early Amortization Period. In the event of a Servicer Default, if a conservator, receiver or liquidator is appointed for the Servicer, and no Servicer Default other than such conservatorship, receivership, liquidation or insolvency of the Servicer exists, the conservator, receiver or liquidator may have the power to prevent either the Trustee or the Certificateholders from appointing a successor Servicer. See "Certain Legal Aspects of the Receivables--Transfer of Receivables" and "--Certain Matters Relating to Receivership."

    CONSUMER PROTECTION LAWS. The Accounts and Receivables are subject to numerous federal and state consumer protection laws that impose requirements on the making, enforcement and collection of consumer loans. The United States Congress and the states may enact laws and amendments to existing laws to regulate further the credit card and consumer revolving loan industry or to reduce finance charges or other fees or charges applicable to credit card and other consumer revolving loan accounts. Such laws, as well as any new laws or rulings which may be adopted, may adversely affect the Servicer's ability to collect on the Receivables or maintain the current level of periodic finance charges and other fees and charges with respect to the Accounts. In addition, failure by the Servicer to comply with such requirements could adversely affect the Servicer's ability to enforce the Receivables. In October 1987 and November 1991, members of Congress attempted unsuccessfully to limit the maximum annual percentage rate that may be assessed on credit card accounts. In addition, on May 5, 1992, two members of the House Banking Committee asked the United States General Accounting Office to undertake a study of competition in the credit card industry and particularly to address how a government-imposed limit on credit card interest rates could affect credit availability. The Bank cannot predict what action, if any, will be taken by Congress as a result of such study. If federal legislation were enacted which contained an interest rate cap substantially lower than the annual percentage rates currently assessed on the Accounts, it is possible that the Portfolio Yield for a Series would be reduced and therefore a Pay Out Event could occur with respect to the Certificates of a Series. See "Description of the Certificates--Pay Out Events." In addition, during recent years, there has been increased consumer awareness with respect to the level of finance charges and fees and other practices of credit card issuers and other consumer revolving loan providers. As a result of these developments and other factors, there can be no assurance as to whether any federal or state legislation will be promulgated which would impose additional limitations on the monthly periodic finance charges or other fees or charges relating to the Accounts.

    LEGAL MATTERS AND LITIGATION. Since October 1991, a number of lawsuits and administrative actions have been filed in several states against out-of-state banks (both federally-insured state-chartered banks and federally-insured national banks) that issue credit cards. These actions challenge various fees and charges (such as late fees, over-the-limit fees, returned check charges and annual membership fees) assessed against residents of the states in which such suits were filed, based on restrictions or prohibitions under such states' laws alleged to be applicable to the out-of-state credit card issuers. To date, the Bank has not been named as a defendant in any such suit. There can be no assurance that the Bank will not be named as a defendant in future lawsuits or administrative actions challenging the fees and charges which it assesses cardholders. In October 1991 a federal district court upheld a Massachusetts law that bars banks from assessing late payment fees on credit card accounts of residents of that state in a proceeding involving Greenwood Trust (the issuer of the Discover Card). However, in August 1992 the court of appeals reversed the federal district court on the grounds that the Massachusetts law was pre-empted by applicable federal law and in January 1993 the United States Supreme Court declined to review the ruling by the court of appeals. In other cases decided recently in lower courts similar rulings have resulted. One state trial court in Pennsylvania, however, has ruled in favor of a challenge to the assessment of late payment and other fees, thereby rejecting the outcome in the Greenwood Trust case. These cases may be appealed, other cases of this kind remain pending in the lower courts and still others may be brought in the future. It is likely that some plaintiffs will continue to press such cases and appeals, seeking to obtain results in other Federal Circuit Courts at variance with the First Circuit's decision in the Greenwood Trust case, thereby inducing the United States Supreme Court to hear such a case in order to resolve the conflict among the Circuits, and otherwise seeking to draw distinctions between their case and Greenwood Trust. Such actions, if resolved adversely to bank credit card issuers and other consumer revolving loan providers, could have the effect of limiting certain charges, other than periodic finance charges, that could be assessed on credit card or other consumer revolving credit accounts of residents of such states and could require credit card issuers and other consumer revolving loan providers such as the Bank to pay refunds and civil penalties with respect to charges previously imposed on cardholders in such states. Consequently, such actions could have an adverse impact on the Bank's credit card and other consumer revolving loan operations. One potential effect of any such litigation involving the

Bank, if successful, would be to reduce the Portfolio Yield for a Series. If such a reduction occurs, a Pay Out Event could occur with respect to the Certificates of such Series. See "Certain Legal Aspects of the
Receivables--Consumer Protection Laws."

    Pursuant to the Pooling Agreement, if a Receivable fails to comply in all material respects with applicable requirements of law, subject to certain conditions described under "The Pooling Agreement Generally--Representations and Warranties," all Receivables in the affected Account will be reassigned to the Seller or, in some circumstances, to the Servicer. On the Closing Date with respect to each Series, the Seller will make certain representations and warranties relating to the validity and enforceability of the Accounts and the related Receivables. The sole remedy if any such representation or warranty is breached is that, subject to certain conditions described herein under "The Pooling Agreement Generally--Representations and Warranties," the interest of Certificateholders of all Series in the Receivables affected thereby will be reassigned to the Seller or assigned to the Servicer, as the case may be. In addition, in the event of the breach of certain representations and warranties, the Seller may be obligated to accept the reassignment of all the Receivables, which reassignment will constitute the sole remedy available to Certificateholders with respect to any such breach. See "The Pooling Agreement Generally--Representations and Warranties" and "--Servicer Covenants" and "Certain Legal Aspects of the Receivables--Consumer Protection Laws."

    PAYMENT AND MATURITY CONSIDERATIONS; DEPENDENCY ON CARDHOLDER
REPAYMENTS. The Receivables may be paid at any time and there is no assurance that there will be new Receivables created in the Accounts, that Receivables will be added to the Trust or that any particular pattern of cardholder repayments will occur. The actual rate of accumulation of principal with respect to a Series in a Principal Funding Account during an Accumulation Period and the rate of distribution of principal with respect to a Series during a Scheduled Amortization Period or Early Amortization Period will depend on, among other factors, the rate of cardholder repayments, the timing of the receipt of repayments and the rate of default by cardholders. As a result, no assurance can be given that the Invested Amount of a Series will be paid on the Expected Final Payment Date, if any, with respect to a Series or that payments of principal during the Scheduled Amortization Period with respect to a Series will equal the Controlled Amortization Amount, if any, with respect to such Series or will follow any expected pattern. Cardholder monthly payment rates with respect to the Accounts are dependent upon a variety of factors, including seasonal purchasing and payment habits of cardholders, the availability of other sources of credit, general economic conditions, tax laws and the terms of the Accounts (which are subject to change by the Bank). Increased convenience use, where cardholders pay their Account balances in full on or prior to the due date, and thus avoid all finance charges, would decrease the effective yield on the Accounts and could cause the commencement of an Early Amortization Period for one or more Series, as well as a decrease in protection to Certificateholders against defaults under the Accounts. No assurance can be given as to the cardholder payment rates which will actually occur in any future period.

    A decline in the amount of Receivables in the Accounts for any reason (including, the decision by cardholders to use competing sources of credit, an economic downturn or other factors) could result in the occurrence of a Pay Out Event with respect to a Series and the commencement of an Early Amortization Period with respect to such Series. The Pooling Agreement provides that the Seller will be required to make an Addition to the Trust in the event that either (a) the Seller Amount is not maintained at a minimum level equal to the Required Seller Percentage of the sum of (i) the aggregate amount of Principal Receivables and (ii) the aggregate principal amount on deposit in the Special Funding Account (the "Required Seller Amount") or (b) the amount of Principal Receivables in the Trust is not maintained at a minimum level equal to the sum of (i) the Series Invested Amount of each Series then outstanding less (ii) the aggregate principal amount on deposit in the Special Funding Account (the "Required Principal Balance"). The "Required Seller Percentage" is equal to 7%, but may be reduced under certain circumstances described under "Description of the Certificates--Addition of Trust Assets." The "Series Invested Amount" for any Series will be specified in the Supplement and, for each Series offered hereby, in the related Prospectus Supplement for such Series, but will generally equal the initial Invested Amount for a Series. In the event that the Seller fails to make such Addition within five business days (or any other time period specified in a

Supplement with respect to a Series) of the day on which it is required to make such Addition pursuant to the Pooling Agreement as described under "Description of the Certificates--Addition of Trust Assets" a Pay Out Event could occur with respect to one or more Series.

    LIMITED NATURE OF RATING. Any rating assigned to the Certificates of a Series or a Class by a Rating Agency will reflect such Rating Agency's assessment of the likelihood that Certificateholders of such Series or Class will receive the payments of interest and principal required to be made under the Pooling Agreement and the related Supplement and will be based primarily on the value of the Receivables in the Trust and the availability of any Series Enhancement with respect to such Series or Class. Any such rating will therefore generally address credit risk and will not, unless otherwise specified in the related Prospectus Supplement with respect to any Class or Series offered hereby, address the likelihood that the principal of, or interest on, any Certificates of such Class or Series will be prepaid, paid on a scheduled date or paid on any particular date before the applicable Series Termination Date. In addition, any such rating will not address the possibility of the occurrence of a Pay Out Event with respect to such Class or Series or the possibility of the imposition of United States withholding tax with respect to non-U.S. Certificateholders. Further, the available amount of any Credit Enhancement or other Series Enhancement with respect to any such Series or Class will be limited and will be subject to reduction from time to time as described in the related Prospectus Supplement. The rating of the Certificates of a Class or Series will not be a recommendation to purchase, hold or sell such Certificates, and such rating will not comment as to the marketability of such Certificates, any market price or suitability for a particular investor. There is no assurance that any rating will remain for any given period of time or that any rating will not be lowered or withdrawn entirely by a Rating Agency if in such Rating Agency's judgment circumstances so warrant.

    BOOK-ENTRY REGISTRATION. Unless otherwise stated in the related Prospectus Supplement, the Certificates of each Series offered hereby initially will be represented by one or more certificates registered in the name of Cede, the nominee for DTC, and will not be registered in the names of the Certificateholders or their nominees. Consequently, unless and until Definitive Certificates are issued, Certificate Owners will not be recognized by the Trustee as "Certificateholders" (as such term is used in the Pooling Agreement and any Supplement). Hence, until such time, Certificate Owners will only be able to exercise the rights of Certificateholders indirectly through DTC, CEDEL or Euroclear and their respective participating organizations. See "The Pooling Agreement Generally--Book Entry Registration" and "--Definitive Certificates."

    SOCIAL, LEGAL, ECONOMIC AND OTHER FACTORS. Changes in credit use and payment patterns by cardholders result from a variety of economic, legal and social factors. Economic factors include the rate of inflation, unemployment levels and relative interest rates. The use of incentive programs (E.G., gift awards for credit usage) may affect credit use. The Bank is unable to determine whether or to what extent changes in applicable laws or other economic or social factors will affect credit use or repayment patterns.

    COMPETITION IN THE CREDIT CARD AND CONSUMER REVOLVING LOAN INDUSTRY. The credit card and consumer revolving loan industry is highly competitive and operates in a legal and regulatory environment increasingly focused on the cost of services charged to consumers. There is increased use of advertising, target marketing, pricing competition and incentive programs. New consumer credit providers seek to enter, or expand their share of, the market. In addition, certain credit card issuers and other revolving credit providers assess periodic finance charges or other fees or charges at rates lower than the rate currently being assessed on most of the Accounts. The Bank may also solicit existing cardholders to open other revolving credit card accounts or revolving credit accounts which offer certain benefits not available under the Accounts, including lower periodic finance charges or reduced late charges and other fees or charges. If cardholders choose to utilize competing sources of credit, the rate at which new Receivables are generated in the Accounts may be reduced and certain purchase and payment patterns with respect to the Receivables may be affected. The Trust will be dependent upon the Bank's continued ability to generate new Receivables. If the rate at which new Receivables are generated declines significantly and the Bank does not add Receivables in Additional Accounts to the Trust, a Pay Out Event could occur with respect to a Series.

    Recently, other credit card issuers have announced changes in the terms of certain of their VISA and MasterCard-Registered Trademark-* credit cards, including lowering the fixed annual percentage rate charged on balances or converting the annual percentage rate charged on balances from a fixed per annum rate to a variable rate. In addition, other credit card issuers have recently announced "tiered" or "risk adjusted" rates under which the annual percentage rate for the issuer's most creditworthy customers would be lowered.

    In 1992, a jury in federal court in Utah found that the VISA association violated antitrust laws when it denied membership in VISA to a subsidiary of Sears Roebuck & Co., on the basis that another Sears subsidiary is the issuer of the Discover credit card, a competitor of the VISA credit card. In April 1993, a motion by VISA for a new trial was denied. Even though it is expected that VISA will appeal, a final decision against VISA could result in increased competition among issuers of VISA and MasterCard credit cards and thereby have adverse consequences for members of the VISA and MasterCard associations, such as the Bank.

    THE ABILITY OF THE SELLER TO CHANGE TERMS OF THE ACCOUNTS. Pursuant to the Pooling Agreement, the Seller does not transfer to the Trust the Accounts but only the Receivables arising in the Accounts. As owner of the Accounts, the Seller will have the right to determine the periodic finance charge, the fees and the other charges which will be applicable from time to time to the Accounts, to alter the minimum monthly payment required under the Accounts and to change various other terms with respect to the Accounts. A decrease in the periodic finance charges or other fees or charges applicable to the Accounts would decrease the effective yield on the Accounts and could result in the occurrence of a Pay Out Event with respect to a Series and the commencement of an Early Amortization Period with respect to such Series, as well as decreased protection to Certificateholders against charged-off Accounts. Under the Pooling Agreement, the Seller has agreed that, unless required by law or unless, in its sole discretion, the Seller deems it necessary to maintain on a competitive basis its lending business, it will not reduce the annual percentage rate of the monthly periodic finance charge assessed on the Receivables or reduce other fees on the Accounts, if as a result of such reduction, either (i) its reasonable expectation is that such reduction will (based on facts known at such time) cause a Pay Out Event to occur with respect to a Series or (ii) such reduction is not applied to any comparable segment of consumer revolving credit accounts owned by the Seller that have characteristics the same as or substantially similar to the Accounts. In addition, the Seller, subject to compliance with applicable laws, may in its sole discretion change the other terms of its Accounts, if such change is made applicable to any comparable segment of consumer revolving credit accounts owned by the Seller that have characteristics the same as, or substantially similar to, such Accounts. Except as specified above, there are no restrictions on the Seller's ability to change the terms of the Accounts. There can be no assurance that changes in applicable law, changes in the marketplace, including recent announcements by other credit card issuers lowering annual percentage rates, or prudent business practice might not result in a determination by the Seller to decrease customer finance charges or otherwise take actions which would change any Account terms. See "--Competition in the Credit Card and Consumer Revolving Loan Industry." In servicing the Accounts, the Servicer is required to apply its usual and customary servicing procedures for servicing receivables comparable to the Receivables and to act in accordance with the Seller's written policies and procedures relating to the operation of their consumer revolving lending business (the "Credit Card Guidelines").

    CONTROL. Subject to certain exceptions, the Certificateholders of each Series may take certain actions, or direct certain actions to be taken, under the Pooling Agreement or the related Supplement. However, under certain circumstances, the consent or approval of a specified percentage of the aggregate unpaid principal amount of the Certificates of all outstanding Series will be required to direct certain actions, including requiring appointment of a successor Servicer following a Servicer Default, amending the Pooling Agreement under certain circumstances and directing a reassignment of the entire portfolio of Accounts. In addition, following the occurrence of an Insolvency Event with respect to the Seller, the Trust Assets will be liquidated unless the holders of Certificates evidencing more than 50% of the aggregate unpaid principal amount of each Series or, if a Series included more than one Class, each Class of such Series (along with, to

------------------------
* VISA and MasterCard are registered trademarks of VISA USA, Inc. and MasterCard International Incorporated, respectively.

the extent provided in the Supplement for any Series, any Credit Enhancer) direct the Trustee not to sell or otherwise liquidate the Receivables. Further, in certain cases (including with respect to certain amendments described under "The Pooling Agreement Generally--Amendments"), when determining whether the required percentage of Certificateholders of a Series have given their approval or consent, all the Certificateholders of such Series will be treated as a single class (whether or not such Series includes more than one Class). Accordingly, one or more Classes of Certificateholders may have the power to determine whether any such action is taken without regard to the position or interests of other Classes of Certificateholders relating to such action.

    NONRECOURSE OBLIGATIONS. The Certificates represent interests in the Trust only and do not represent interests in or recourse obligations of the Seller or any affiliate thereof or, if applicable, an Assuming Entity. Certificateholders must rely solely upon the Receivables and the Series Enhancement, if any, for the payment of principal of and interest on the Certificates. The only obligations of the Seller or, if applicable, an Assuming Entity with respect to the Trust are generally limited to the obligation to accept reassignment of all or a portion of the Receivables under certain circumstances upon breach of certain representations and warranties, the obligations to make Additions to the Trust under certain circumstances and certain other limited obligations, all as more fully described herein. The ability of the Seller or, if applicable, an Assuming Entity to perform such obligations will be dependent in part on the financial condition of the Seller or, if applicable, an Assuming Entity at the time such obligation arises.

    ASSUMPTION OF THE BANK'S OBLIGATIONS BY AN ASSUMING ENTITY. The Bank may, subject to certain conditions, transfer its assets and obligations with respect to the Trust and under the Pooling Agreement to an Assuming Entity that is not affiliated with the Bank without obtaining Certificateholder consent to such transfer. See "Assumption of the Bank's Obligations."

                       THE BANK'S CREDIT CARD ACTIVITIES

GENERAL

    The Receivables which the Bank has conveyed and will convey to the Trust pursuant to the Pooling Agreement have been and will be generated from transactions made by holders of selected VISA and MasterCard credit card accounts, including premium and standard accounts from the Bank's portfolio of such accounts (the "Bank Portfolio"). Generally, both premium and standard accounts undergo the same credit analysis, but premium accounts have higher credit limits.

    The Bank presently services all of its credit card accounts at offices located in Maryland. Certain data processing and ministerial functions associated with the servicing of the Bank's credit card accounts are performed on behalf of the Bank by First Data Resources, Inc. ("FDR"). If FDR were to fail or become insolvent, delays in processing and recovery of information with respect to charges incurred by cardholders could occur and the replacement of the services FDR currently provides to the Bank could be time consuming. As a result, delays in payments to Certificateholders could occur.

    FDR was established in 1968 as the data processing unit of MidAmerica Bankcard Association and was acquired by American Express Company in 1980. According to publicly filed documents, American Express Company's interest in FDR has been significantly reduced.

    FDR's executive offices are currently located in New York, New York. Principal facilities used in connection with FDR's operations in the United States are located in Nebraska and Oklahoma.

    The Bank utilizes a variety of the services provided by FDR in originating and servicing the Bank's VISA and MasterCard accounts, including provision of network interface to other card processors through VISA USA, Inc. and MasterCard International, Incorporated. This network provides cardholder authorizations in addition to a conduit for funds transfer and settlement.

NEW ACCOUNTS AND UNDERWRITING

    The Bank generated substantially all of its credit card accounts through direct mailings and telemarketing. The Bank's credit card program commenced in June 1985. From November 1990 through January 1993, the Bank did not actively solicit new accounts, although it continued to acquire new accounts through applications available at the Bank's branches. The Bank resumed active solicitation of new accounts in February 1993. Prior to February 1993, the Bank generally did not preapprove accounts for its credit cards; however, with the resumption of its solicitation of new accounts the Bank currently generates new accounts through direct mailing and telemarketing solicitation campaigns directed at individuals who have been preapproved. The Bank identifies potential cardholders for preapproved solicitations by supplying a list of credit criteria to a credit bureau, which generates a list of individuals who meet such criteria. When the Bank receives an acceptance certificate from an individual that received a preapproved solicitation, the Bank obtains a credit report on such individual issued by an independent credit reporting agency, and the issuance of a credit card to such individual and the credit limit and terms of the account are subject to certain post-screening underwriting reviews by the Bank.

    The Bank's underwriting approach to account approval supplements a computerized credit scoring system with an evaluation of each completed application for creditworthiness. In the underwriting process, the Bank considers the prospective cardholder's income, credit history, outstanding debt as a percentage of gross income and other factors intended to provide a general indication of the applicant's willingness and ability to repay his obligations. The Bank also reviews a credit report on each applicant issued by an independent credit reporting agency and, for certain applicants, independently verifies employment, income or other information contained in the credit application.

    If an application is approved, the Bank establishes an initial credit limit on the cardholder's account based on the Bank's evaluation of the cardholder's creditworthiness. This credit limit is adjusted from time to time based on the Bank's continuing evaluation of the cardholder's repayment ability as evidenced by the cardholder's payment history and other factors. The Bank also may increase the credit limit at the cardholder's request after completion of an evaluation comparable to that performed during the initial underwriting.

    The Bank reviews credit losses on a monthly basis and adjusts its underwriting standards appropriately. The Bank also performs an ongoing credit review for each account, which may result in the Bank's (i) limiting the amount of credit available for cash advances on an account to 30% of the credit limit for such account, (ii) reducing the available credit limit for such account, or
(iii) closing the account.

USE OF CREDIT CARDS

    Each cardholder is subject to an agreement with the Bank governing the terms and conditions of the cardholder's account. Pursuant to each such agreement, the Bank reserves the right to change or terminate any terms, conditions, services or features of its accounts (including increasing or decreasing Monthly Periodic Charges, Annual Fees, Other Charges or minimum payment terms) at any time. The agreement with each cardholder provides that the Bank may apply such changes, when applicable, to current outstanding balances as well as to future transactions upon written notice to cardholders. However, applicable laws may limit the ability of the Bank to make such changes. See "Certain Legal Aspects of the Receivables-- Consumer Protection Laws."

    A cardholder may use his or her credit card for purchases and for cash advances. Cardholders make purchases when using their credit cards to buy goods or services. A cash advance is made when a credit card is used to obtain cash from a financial institution or an automated teller machine (ATM). Cardholders may also use special "convenience" checks issued by the bank to draw against their credit line.

BILLING AND PAYMENTS

    The accounts in the Bank Portfolio currently have various billing and payment characteristics, including varying periodic rate finance charges and fees.

    Cardholders receive monthly billing statements summarizing the activity in their accounts. Currently, a cardholder must make a monthly minimum payment generally equal to the sum of (i) the greater of 3% of the outstanding account balance (up to the applicable credit limit) or $15; however, from June 1, 1994 through May 31, 1995 each cardholder has the option of paying 2% of the outstanding account balance (up to the applicable credit limit) or $15, (ii) any amount past due, and (iii) any amount by which the account balance exceeds the applicable credit limit. Balances of $15 or less must be paid in full. Certain eligible cardholders are periodically offered the option to defer monthly minimum payments for one month. The Bank assesses certain cardholders a non-refundable annual fee (which it has waived and may continue to waive in connection with other promotional programs for a one-year period) which generally ranges from $10 to $40. Other charges currently assessed by the Bank include a late charge (generally $15, assessed by the Bank if it does not receive the required minimum payment on or before the 15th day following the payment due date, or for certain accounts the 5th day following the statement closing date), a cash advance fee (generally equal to 2% of the cash advance subject to a $2 minimum and a $10 maximum), and a return check charge (generally $15). Cardholders may also purchase credit life, unemployment and disability insurance covering their account. All fees, charges and insurance premiums assessed by the Bank are automatically charged to the account and are included in the account balance.

    The Bank assesses interest based on the average daily account balance; effective in October 1991, the daily account balance includes due and unpaid interest on certain accounts. To calculate such balance, the Bank first takes the beginning account balance each day, adds any new purchases or cash advances and subtracts any payments or credits. This computation yields the daily account balance. The Bank then adds all the daily account balances for the billing cycle and divides the total by the number of days in the billing cycle. This produces the average daily account balance. The total periodic charge for a billing cycle is calculated by multiplying the average daily account balance by the monthly periodic rate. Periodic charges for purchases are not assessed if all balances shown in the billing statement are paid by the due date, which is normally 25 days after the statement closing date, or if the previous purchase balance on the most recent prior monthly statement was zero. Cash advances accrue periodic charges on the outstanding balance of the advance from the date of the advance until the date full payment is received.

    Currently, accounts in the Bank Portfolio incur periodic finance charges at a variety of fixed and variable annual percentage rates ranging from 6.0% to 21.8%. Accounts may have a different periodic finance charge for purchases and cash advances. In late 1987 the Bank increased the annual interest rate for all accounts from 14.0% to 14.9%. In February 1989 the annual interest rate on all accounts was increased to 15.9% and in June 1989 to 16.9%. In November 1989 the annual interest rate for all standard accounts was increased to 18.9% while Gold accounts remained at 16.9%. In September 1990 the annual interest rate on all standard accounts outside the Washington, D.C., Maryland and Virginia area was increased to 19.8%, and the annual interest rate on cash advances for all accounts was increased to 19.8%. In October 1991 the annual interest rate on certain accounts was increased to 21.8% and the annual interest rate on certain Gold accounts (for charges other than cash advances) was increased to 17.9%. In response to products offered by competitors, beginning in November 1992 the Bank began offering to low-risk customers and certain other existing customers the option to convert to a variable-rate credit card account that provides the cardholder with a reduced interest rate compared to the current rate on the Bank's fixed-rate accounts. The variable rate is applicable to purchases and cash advances made after the variable rate is elected by the cardholder, but generally is not applicable to the then existing balance in the cardholder's account. In the solicitation of new accounts, the Bank has various marketing programs for which the annual percentage rate and fees may vary. The Bank makes use of introductory periodic finance charge rates. The introductory periodic finance charge rates are generally fixed for some initial period, and at the conclusion of this period rise to a higher, variable periodic finance charge rate, which generally ranges from 8.9% to 10.9% over a selected prime rate for purchases and 13.8% over the selected prime rate for cash advances. Such rates may be changed from time to time. In its solicitation of new accounts and to certain existing customers, the Bank is offering various products which currently include (1) a rebate program in which the customer will generally receive a rebate of 1% of purchases charged to the account during a year if the purchases exceed specified thresholds and (2) a no-annual fee product.

    The Bank periodically offers promotional discounts to certain customers to encourage increased usage of their credit card accounts with the Bank, including
(i) a reduced interest rate for purchases and cash advances made during specified promotional periods, (ii) an option to periodically defer the monthly minimum payment, (iii) a reduction of the monthly minimum payment, and (iv) an increase in the rebate amount for a specified period.

    An account opened prior to announcement of a rate change will continue to be assessed at the rate in effect at the time the account was opened until the cardholder ratifies a rate change by using his card to make a purchase or obtain a cash advance after notice of the change (or, in certain cases, until the Bank notifies the cardholder of a rate change unless the cardholder notifies the Bank that he will not accept the rate change). The cardholder must affirmatively notify the Bank that the customer has elected the variable rate option described above. Subject to maintaining the Portfolio Yield for each Series at a level at least equal to the Base Rate for each such Series (or any Class within such Series) pursuant to the Pooling Agreement (unless otherwise required by law or deemed by the Seller to be necessary in order to maintain its credit card business, based upon a good faith assessment by it, in its sole discretion, of the nature of the competition in that business), so that a Pay Out Event with respect to any Series based on a decline in the Portfolio Yield for such Series does not occur, the Bank may change the monthly periodic rate and other fees and charges applicable to the Accounts at any time so long as it makes the change for all accounts owned and serviced by the Bank that are the same as or substantially similar to the Accounts, subject to certain exceptions set forth in the Pooling Agreement. The terms "Portfolio Yield" and "Base Rate" for each Series will have the meanings set forth in the Prospectus Supplement relating to each such Series. See "Special Considerations-- The Ability of the Seller to Change Terms of The Accounts."

DELINQUENCIES

    An account is contractually delinquent if the minimum payment indicated on the cardholder's statement is not received by the statement cycle date, which is generally 5 days after the due date. Efforts to collect contractually delinquent credit card receivables are made by the Bank's service center personnel or the Bank's designees. Collection activities include statement messages, formal collection letters and telephone calls. Collection personnel generally initiate telephone contact with cardholders whose accounts have become five days or more delinquent. In the event that initial telephone contact fails to resolve the delinquency, the Bank continues to contact the cardholder by telephone and by mail. The Bank may enter into arrangements with cardholders to extend or otherwise change payment schedules and other account terms. Delinquency levels are monitored by collections managers and information is reported regularly to senior management of the Bank. Accounts are generally charged off when they become 190 days contractually delinquent (or sooner in the event of receipt of notice of death or bankruptcy of the credit card holder), at which time they are generally referred to outside collection agencies.

    The Bank's account origination, credit evaluation, servicing and chargeoff policies and collection practices may change from time to time in accordance with the Bank's business judgment, industry practice, applicable laws and regulations and other factors. Such changes may affect the performance of the Trust Portfolio and the collectibility of the Receivables.

INTERCHANGE

    Members participating in the VISA and MasterCard associations receive certain fees ("Interchange") as partial compensation for taking credit risk, absorbing fraud losses and funding receivables for a limited period prior to initial billing. Under the VISA and MasterCard systems a portion of this Interchange in connection with cardholder purchases is collected by banks that issue credit cards by applying a discount to the amount paid by such banks to the banks that clear the related transactions for merchants. Interchange will be allocated within the Trust by treating 1.0% (subject to adjustment at the option of the Bank upon the satisfaction of certain conditions as described herein in "Description of the Certificates -- Discount Option" which adjusted percentage, if applicable, will be specified in the applicable Prospectus Supplement) of collections of Principal Receivables (whether arising from purchases or cash advances) as collections of Finance Charge Receivables.

                                    THE BANK

    The Bank is a federally chartered stock savings bank. The Bank's executive offices are located at 8401 Connecticut Avenue, Chevy Chase, Maryland 20815, and the Bank's telephone number is (301) 986-7000. The Bank is subject to comprehensive regulation, examination and supervision by the OTS within the Department of the Treasury and the FDIC. Deposits at the Bank are fully insured up to $100,000 per insured depositor by the Savings Association Insurance Fund, which is administered by the FDIC. The Prospectus Supplement for each Series will provide additional information, including financial information, relating to the Bank.

                      ASSUMPTION OF THE BANK'S OBLIGATIONS

    The Bank from time to time may consider a transfer of all or a portion of its consumer revolving credit card accounts and the receivables arising thereunder, which may include all, but not less than all, of the Accounts and the Bank's remaining interest in the Receivables arising thereunder, its interest in Participations and its interest in the Trust (collectively, the "Assigned Assets"), together with all servicing functions and other obligations under the Pooling Agreement or relating to the transactions contemplated thereby (collectively, the "Assumed Obligations"), to another entity (the "Assuming Entity") which may be an entity that is not affiliated with the Bank. Pursuant to the Pooling Agreement, the Bank is permitted to assign, convey and transfer the Assigned Assets and the Assumed Obligations to the Assuming Entity, without the consent or approval of the holders of any Certificates, if the following conditions, among others, are satisfied: (i) the Assuming Entity, the Bank and the Trustee shall have entered into an assumption agreement providing for the Assuming Entity to assume the Assumed Obligations, including the obligation under the Pooling Agreement to transfer the Receivables arising under the Accounts and the Receivables arising under any Additional Accounts to the Trust,
(ii) each provider of Series Enhancement, if any, shall have consented to the transfer and assumption, (iii) all filings required to perfect the interest of the Trustee in the Receivables arising under such Accounts shall have been duly made and copies thereof shall have been delivered by the Bank to the Trustee,
(iv) the Bank shall have received written notice from each Rating Agency that such transfer and assumption will not have a Ratings Effect, (v) the Trustee shall have received an opinion of counsel with respect to clause (iii) above and as to certain other matters specified in the Pooling Agreement, and (vi) the Trustee shall have received an opinion of counsel acceptable to the Trustee that for federal and Maryland state tax purposes (and for purposes of taxation in the jurisdiction in which the Assuming Entity engages in its principal servicing activities, if different from Maryland), (x) such transfer and assumption will not adversely affect the tax characterization as debt of Certificates of any outstanding Series or Class that were characterized as debt at the time of their issuance, (y) following such transfer and assumption the Trust will be deemed not to be an association (or publicly traded partnership) taxable as a corporation and (z) such transfer and assumption will not cause or constitute an event in which gain or loss would be recognized by any Certificateholders or the Trust. The Pooling Agreement provides that the Bank, the Assuming Entity and the Trustee may enter into amendments to the Pooling Agreement to permit the transfer and assumption described above without the consent of the holders of any Certificates. After any permitted transfer and assumption, the Assuming Entity will be considered to be the "Seller" for all purposes hereof, and the Bank will have no further liability or obligation under the Pooling Agreement, other than those liabilities that arose prior to such transfer.

                                THE RECEIVABLES

    The Receivables arise in certain Eligible Accounts (the "Trust Portfolio") selected by the Bank from the Bank Portfolio as described below.

    The Bank will transfer to the Trust all Receivables existing in each Account owned by it on the date of transfer to the Trust and all Receivables generated in such Accounts after such date. All monthly calculations with respect to such Accounts are computed based on activity occurring during a calendar month (each a "Monthly Period"). Pursuant to the Pooling Agreement, the Bank has the right, and in certain cases the obligation (subject to certain limitations and conditions described below), to designate from time to time additional qualifying VISA or MasterCard consumer revolving credit card accounts owned by the Bank to be included as Accounts and to convey to the Trust all Receivables in such Additional Accounts, whether such Receivables are then existing or thereafter created. These Accounts must be Eligible Accounts as of the date the Bank designates such accounts as Additional Accounts. In addition, as of the Trust Cut-Off Date (or as of the addition date) and on the date any new Receivables are created, the Bank will represent and warrant to the Trust that each of the Receivables in any Account or Additional Account that is conveyed to the Trust on such day meets the eligibility requirements specified in the Pooling Agreement. Those requirements include, but are not limited to (i) with respect to an Account, that such Account (a) has not been, and does not have any receivables that have been, sold, pledged or assigned to any person except pursuant to the Pooling Agreement, (b) does not have any receivables that are Defaulted Receivables and (c) does not have any receivables identified as having been incurred as a result of fraudulent use of any related credit card, and (ii) with respect to a Receivable, that such Receivable (a) has arisen under an Eligible Account, (b) was created in compliance with the Credit Card Guidelines and (c) at the time of transfer to the Trust is not subject to any right of rescission, setoff, counterclaim or other defense other than certain bankruptcy and equity-related defenses and adjustments permitted by the Pooling Agreement. See "The Pooling Agreement Generally--Representations and Warranties." However, there can be no assurance that all the Accounts will continue to meet the applicable eligibility requirements throughout the life of the Trust.

    Subject to certain limitations and restrictions, the Bank may also designate certain Accounts owned by it the Receivables of which will be removed from the Trust. In such case, the Receivables in the Removed Accounts will be reassigned to the Bank. Throughout the term of the Trust, the Trust Portfolio will consist of the Initial Accounts, plus any Additional Accounts, and minus any Removed Accounts.

    Additional Accounts may not be accounts of the same type previously included in the Trust. Therefore there can be no assurance that such Additional Accounts will be of the same credit quality as the Initial Accounts or the Additional Accounts the Receivables of which have been conveyed previously to the Trust. Moreover, Additional Accounts may contain Receivables which consist of fees, charges and amounts which are different from the fees, charges and amounts described below. Such Additional Accounts may also be subject to different credit limits, balances and ages. Consequently, there can be no assurance that the Accounts will continue to have the characteristics described herein as Additional Accounts are added. In addition, the inclusion in the Trust of Additional Accounts with lower periodic finance charges may have the effect of reducing the Portfolio Yield for a Series. The Bank intends to file with the Commission, on behalf of the Trust, a Current Report on Form 8-K with respect to any addition of accounts which would have a material effect on the composition of the Accounts.

    The Prospectus Supplement relating to a Series will provide certain information about the Trust Portfolio as of the date specified. Such information will include the amount of Principal Receivables, the amount of Finance Charge Receivables, the range of principal balances of the Accounts and the average thereof, the range of credit limits of the Accounts and the average thereof, the range of ages of the Accounts and the average thereof, the geographic distribution of the Accounts, the types of Accounts and delinquency statistics relating to the Accounts.

                                USE OF PROCEEDS

    The net proceeds from the sale of the Certificates of any Series offered hereby will be paid to the Bank. Unless otherwise specified in the related Prospectus Supplement, the Bank will use such proceeds for general corporate purposes.

                                   THE TRUST

    The Trust, as a master trust, is expected to issue additional Series from time to time. The Trust has not engaged and will not engage in any business activity other than acquiring and holding Trust Assets and proceeds therefrom, issuing Series of Certificates and the Seller Certificate and making payments thereon and related activities. As a consequence, the Trust does not and is not expected to have any source of capital resources other than the Trust Assets. The Trust will be administered in accordance with the laws of the State of New York.

    The Seller will convey to the Trust, without recourse, its interest in all Receivables arising under the Accounts. The Trust Assets will consist of the Receivables, all monies due or to become due thereunder, the proceeds of the Receivables, all monies on deposit in the Collection Account and in certain accounts maintained for the benefit of the Certificateholders, any Participations included in the Trust, funds collected or to be collected with respect to such Participations and any Series Enhancements. The Trust Assets are expected to change over the life of the Trust as revolving credit card accounts and related assets become subject to the Trust and as Accounts are closed, charged off or removed and are no longer subject to the Trust. Pursuant to the Pooling Agreement, the Seller will have the right (subject to certain limitations and conditions), and in some circumstances will be obligated, to designate as Trust Assets, Receivables arising in Additional Accounts or, in lieu thereof or in addition thereto, Participations. See "Description of the Certificates--Addition of Trust Assets." In addition, the Seller will have the right to remove from the Trust, Receivables arising in designated Accounts as described herein under "Description of the Certificates-- Removal of Accounts."

                        DESCRIPTION OF THE CERTIFICATES

GENERAL

    The Certificates of a Series will be issued pursuant to a Pooling and Servicing Agreement (the "Pooling Agreement"), and a Supplement thereto relating to such Certificates, between the Bank, as seller of its interest in the Receivables (in such capacity, the "Seller"; which term shall include, if applicable, an Assuming Entity) and servicer of the Accounts, and the Trustee. The Pooling Agreement and each Supplement with respect to any Series offered hereby will be substantially in the form filed as exhibits to the Registration Statement of which this Prospectus is a part. See "Description of the Certificates--New Issuances." The Trustee will provide a copy of the Pooling Agreement (without exhibits or schedules), including any Supplements, to Certificateholders upon written request. The following summary describes certain terms generally applicable to the Certificates of each Series and is qualified in its entirety by reference to the Pooling Agreement and the applicable Supplement.

    The Certificates of each Series offered hereby will initially be represented by one or more certificates registered in the name of the nominee of DTC (together with any successor depository selected by the Seller, the "Depository"), except as set forth below. Unless otherwise specified in the related Prospectus Supplement, the Certificates of each Series offered hereby will be available for purchase in minimum denominations of $1,000 and in integral multiples thereof in book-entry form. The Seller has been informed by DTC that DTC's nominee will be Cede. See "The Pooling Agreement Generally--Book-Entry Registration" and "--Definitive Certificates."

    The Certificates of each Series offered hereby will evidence undivided interests in the Trust Assets allocated to the Certificateholders' Interest of such Series, representing the right to receive from such Trust Assets funds up to (but not in excess of) the amounts required to make payments of interest and principal with respect thereto as described in the related Prospectus Supplement.

INTEREST

    Interest will accrue on the Certificates of a Series or Class offered hereby at the per annum rate either specified in or determined in the manner specified in the related Prospectus Supplement. Except as otherwise provided herein or in the related Prospectus Supplement, collections of Finance Charge Receivables and certain other amounts allocable to the Certificateholders' Interest of a Series offered hereby will be used to make interest payments to Certificateholders of such Series on each Interest Payment Date specified in the related Prospectus Supplement, provided that after the commencement of an Early Amortization Period with respect to such Series, interest will be distributed to such Certificateholders monthly on each Special Payment Date. If the Interest Payment Dates for a Series or Class occur less frequently than monthly, such collections or other amounts (or the portion thereof allocable to such Class) will be deposited in one or more Interest Funding Accounts and used to make interest payments to Certificateholders of such Series or Class on the following Interest Payment Date. If a Series has more than one Class of Certificates, each such Class may have a separate Interest Funding Account. Funds on deposit in an Interest Funding Account will be invested in Eligible Investments. Any earnings (net of losses and investment expenses) on funds in an Interest Funding Account will be paid to, or at the direction of, the Seller except as otherwise specified in any Supplement. Interest with respect to the Certificates of each Series offered hereby will accrue and be calculated on the basis described in the related Prospectus Supplement.

PRINCIPAL

    The Certificates of each Series will have a Revolving Period during which collections of Principal Receivables and certain other amounts otherwise allocable to the Certificateholders' Interest of such Series will be treated as Shared Principal Collections and will be distributed to, or for the benefit of, the Certificateholders of other Series or the holder of the Seller Certificate. Unless an Early Amortization Period commences with respect to a Series, following the Revolving Period with respect to such Series, such Series will have either an Accumulation Period or a Scheduled Amortization Period.

    During the Accumulation Period, if any, with respect to a Series, collections of Principal Receivables and certain other amounts allocable to the Certificateholders' Interest of such Series will be deposited on each Distribution Date in a Principal Funding Account and used to make principal distributions to the Certificateholders of such Series when due. If so specified in the related Prospectus Supplement, the amount to be deposited in a Principal Funding Account for any Series offered hereby on any Distribution Date may be limited to an amount equal to a Controlled Accumulation Amount specified in such Prospectus Supplement plus any existing deficit controlled accumulation amount arising from prior Distribution Dates. If a Series has more than one Class of Certificates, each Class may have a separate Principal Funding Account and Controlled Accumulation Amount. In addition, the related Prospectus Supplement may describe certain priorities among such Classes with respect to deposits of principal into such Principal Funding Accounts.

    During the Scheduled Amortization Period, if any, with respect to a Series, collections of Principal Receivables and certain other amounts allocable to the Certificateholders' Interest of such Series will be used on each Distribution Date to make principal distributions to any Class of Certificateholders then scheduled to receive such distributions. If so specified in the related Prospectus Supplement, the amount to be distributed to Certificateholders of any Series offered hereby on any Distribution Date may be limited to an amount equal to the Controlled Amortization Amount specified in such Prospectus Supplement plus any existing deficit controlled amortization amount arising from prior Distribution Dates. If a Series has more than one Class of Certificates, each Class may have a separate Controlled Amortization Amount. In addition, the related Prospectus Supplement may describe certain priorities among such Classes with respect to such distributions.

    During the Early Amortization Period with respect to a Series, collections of Principal Receivables and certain other amounts allocable to the Certificateholders' Interest of such Series (including Shared Principal Collections, if any, allocable to such Series) will be distributed as principal payments to the applicable Certificateholders monthly on each Distribution Date beginning with the first Special Payment Date. During the Early Amortization Period with respect to a Series, distributions of principal to Certificateholders of such Series will not be subject to any Controlled Deposit Amount or Controlled Distribution Amount. In addition, upon the commencement of the Early Amortization Period, any funds on deposit in a Principal Funding Account with respect to such Series will be paid to the Certificateholders of the relevant Class or Series on the first Special Payment Date. See "Series Provisions--Pay Out Events" in the related Prospectus Supplement for a discussion of the events which might lead to the commencement of the Early Amortization Period with respect to a Series.

    Funds on deposit in any Principal Funding Account established with respect to a Class or Series offered hereby will be invested in Eligible Investments and may be subject to a guarantee or guaranteed investment contract or a deposit account or other mechanism specified in the related Prospectus Supplement intended to assure a minimum rate of return on the investment of such funds. In order to enhance the likelihood of the payment in full of the principal amount of a Class of Certificates offered hereby at the end of an Accumulation Period with respect thereto, such Class may be subject to a maturity liquidity facility or a deposit account or other similar mechanism specified in the relevant Prospectus Supplement.

ADDITION OF TRUST ASSETS

    If, as of the close of business on the last business day of any Monthly Period, either (a) the Seller Amount is less than the Required Seller Amount or
(b) the amount of Principal Receivables in the Trust is less than the Required Principal Balance, the Seller shall, on or prior to the close of business on the 10th calendar day following such day (unless the Seller Amount equals or exceeds the Required Seller Amount or the amount of Principal Receivables in the Trust equals or exceeds the Required Principal Balance, as the case may be, as of the close of business on any day after the last business day of such Monthly Period and prior to such 10th day) make an Addition to the Trust such that, after giving effect to such Addition, the Seller Amount is at least equal to the Required Seller Amount and the amount of Principal Receivables in the Trust is at least equal to the Required Principal Balance. An "Addition" will consist of
(i) receivables arising in Eligible Accounts owned by the Seller or (ii) participations representing undivided interests in a pool of assets primarily consisting of revolving credit card accounts owned by the Seller and collections thereon ("Participations"). The addition of Participations to the Trust pursuant to this paragraph will be effected by an amendment to the Pooling Agreement which will not require the consent of Certificateholders. The Seller upon 30 days' prior notice to the Trustee, each Rating Agency and certain providers of Series Enhancement, may reduce the Required Seller Percentage (but not below 2%), PROVIDED that (a) such reduction will not result in a Ratings Effect and
(b) the Seller shall have delivered to the Trustee and certain providers of Series Enhancement a certificate of an authorized officer to the effect that, in the reasonable belief of the Seller, such reduction will not, based on the facts known to such officer at the time of such certification, cause a Pay Out Event to occur with respect to any Series. In addition, the Seller may from time to time, at its sole discretion, subject to the conditions described below, voluntarily make an Addition to the Trust.

    The Seller may designate, from time to time, at its sole discretion, Eligible Accounts to be included as Accounts ("Automatic Additional Accounts"), subject to the limitations (the "Aggregate Additional Limit") specified in each Prospectus Supplement. The Aggregate Additional Limit is intended to limit the extent to which the Seller, by designating Automatic Additional Accounts, may alter the composition of the Accounts without Rating Agency consent. If the aggregate number of Automatic Additional Accounts designated to be included as Accounts plus the number of Accounts added pursuant to the preceding paragraph without prior review by each Rating Agency with respect to any of the periods specified in the Prospectus Supplements would exceed the Aggregate Additional Limit, then no Automatic Additional Accounts may be added during such periods without the consent of each Rating Agency. On or before each Distribution Date, the Seller shall have delivered to the Trustee, each Rating Agency and certain providers of Series Enhancement an opinion of outside counsel with respect to the Automatic Additional Accounts included as Accounts during the preceding Monthly Period confirming the validity and perfection of each transfer of such Automatic Additional Accounts. If such opinion of counsel with respect to any Automatic Additional Accounts is not so received, the ability of the Bank to designate Automatic Additional Accounts will be suspended until such time as the Rating Agency otherwise consents in writing. Automatic Additional Accounts and Accounts relating to any Addition are collectively referred to herein as "Additional Accounts."

    In connection with an Addition, the Seller will convey to the Trust the Receivables arising in Additional Accounts and Participations subject to the following conditions, among others (provided that the following conditions (other than the delivery of a written assignment and a computer file or microfiche list as described in clause (b)) shall not apply to the transfer to the Trust of Receivables in Automatic Additional Accounts): (a) on or before the fifth calendar day immediately preceding any such required Addition or on or before the tenth business day immediately preceding any such other Addition, the Seller shall have given the Trustee, the Servicer, the Rating Agencies and certain providers of Series Enhancement written notice that the

Receivables arising in the Additional Accounts or Participations will be included as Trust Assets; (b) on or before the date on which any such Receivables are added to the Trust, the Seller shall have delivered to the Trustee a written assignment and a computer file or microfiche list containing a true and complete list of the related Additional Accounts specifying for each such Account its account number, the aggregate amount outstanding in such Account and the aggregate amount of Principal Receivables outstanding in such Account; (c) in the case of an Addition other than a required Addition, the Seller shall have received confirmation from each Rating Agency that such Addition will not result in a Ratings Effect; (d) in the case of a required Addition which exceeds the Aggregate Additional Limit, the Seller shall have provided each Rating Agency with 10 calendar days' prior written notice and each Rating Agency shall not have notified the Seller that such Addition would result in a Ratings Effect; and (e) prior to or on the date any such Receivables or Participations are added to the Trust, the Seller shall have delivered to the Trustee and certain providers of Series Enhancement a certificate of an authorized officer stating that any related Additional Accounts are Eligible Accounts and that the Seller reasonably believes that (i) such Addition will not, based on the facts known to such officer at the time of such certification, cause a Pay Out Event to occur with respect to any Series (ii) in the case of Additional Accounts, no selection procedure was utilized by the Seller that would result in a selection of Additional Accounts (from the available Eligible Accounts owned by the Seller) that would be materially adverse to the interests of the Certificateholders of any Series as of the date of the Addition. The only limitations on the Bank's right to designate Additional Accounts, including Automatic Additional Accounts, are those described herein and in the related Prospectus Supplement.

    The Seller may direct that the Principal Receivables in the Additional Accounts be treated as Principal Receivables outstanding on the last day of the Monthly Period preceding the Monthly Period in which the Addition is made for purposes of calculating Floating Allocation Percentages and Principal Allocation Percentages for the Monthly Period of such Addition. Such direction may be made on the date such Addition is made (the "Addition Date") only if all Collections with respect to the Additional Accounts for the period from the last day of the preceding Monthly Period through the Addition Date must be deposited in the Collection Account on the Addition Date. Following any such Addition, the Servicer will allocate Collections for the balance of such Monthly Period, including the Collections deposited on the Addition Date, to the Certificateholders' Interest of each Series and the Seller's Interest so that each interest receives the same allocations of Finance Charge Receivables, Principal Receivables and Defaulted Amounts that it would have received if such Additional Accounts had been included in the Trust for the entire Monthly Period in which the Addition occurred.

    Additional Accounts or Participations may include accounts originated using criteria different from those that were applied to the Initial Accounts because such accounts were originated at a later date or were part of a portfolio of revolving credit card accounts which were not part of the Bank Portfolio as of the Trust Cut-Off Date or which were acquired from another institution. Moreover, Additional Accounts and accounts included in Participations may not be accounts of the same type previously included in the Trust. See "The Pooling Agreement Generally--Representations and Warranties." Consequently, there can be no assurance that such Additional Accounts or Participations will be of the same credit quality or have the same payment characteristics as the Initial Accounts or the Additional Accounts previously included in the Trust.

    Additional Accounts of a type different than the Initial Accounts may contain Receivables that consist of fees, charges and amounts that are different from the fees, charges and amounts that have been designated as Finance Charge Receivables and Principal Receivables herein and Participations may be added to the Trust as Additions. In either case, the Servicer will designate the portions of funds collected or to be collected in respect of such Receivables or Participations to be treated for purposes of the Pooling Agreement as Principal Receivables and Finance Charge Receivables.

REMOVAL OF ACCOUNTS

    On any day of any Monthly Period, the Seller shall have the right to require the reassignment to it or its designee of all the Trust's right, title and interest in, to and under the Receivables then existing and thereafter created, all monies due or to become due and all amounts received with respect thereto and all proceeds thereof in or with respect to the Removed Accounts designated by the Seller, upon satisfaction of the following conditions: (a) on or before the fifth business day (the "Removal Notice Date") immediately preceding the date upon which the Receivables in such Accounts are to be removed from the Trust, the Seller shall have given the Trustee, the Servicer, each Rating Agency and certain providers of Series Enhancement written notice of such removal specifying the date for removal of the Removed Accounts (the "Removal Date"); (b) on or prior to the date that is ten business days after the Removal Date, the Seller shall have delivered to the Trustee a computer file or microfiche list containing a true and complete list of the Removed Accounts specifying for each such Account, as of the Removal Notice Date, its account number, the aggregate amount outstanding in such account and the aggregate amount of Principal Receivables outstanding in such Account; (c) the Seller shall have represented and warranted as of such Removal Date that the list of Removed Accounts delivered pursuant to clause (b) above is true and complete in all material respects; (d) the Seller shall have received confirmation from each Rating Agency that such removal will not result in a Ratings Effect; and (e) the Seller shall have delivered to the Trustee and certain providers of Series Enhancement a certificate of an authorized officer, dated the Removal Date, to the effect that the Seller reasonably believes that (i) such removal will not, based on the facts known to such officer at the time of such certification, cause a Pay Out Event to occur with respect to any Series and (ii) no selection procedure was utilized by the Seller that would result in a selection of Removed Accounts that would be materially adverse to the interests of the Certificateholders of any Series as of the Removal Date; and (f) as of the Removal Notice Date. Such removal could occur for a number of reasons including, among others, a determination by the Seller that the Trust contains more Receivables than the Seller is obligated to retain in the Trust under the Pooling Agreement and any applicable Supplements and a determination that the Seller does not desire to obtain additional financing through the Trust at such time. The only limitation on the Bank's right to require the reassignment to it or its designee of the Receivables in designated Removed Accounts are those described herein and in the related Prospectus Supplement.

    Upon satisfaction of the above conditions, the Trustee shall execute and deliver to the Seller a written reassignment and shall be deemed to sell, transfer, assign, set over and otherwise convey to the Seller or its designee, without recourse, representation or warranty, all the right, title and interest of the Trust in and to the Receivables arising in the Removed Accounts, all monies due and to become due and all amounts received with respect thereto and all proceeds thereof.

DISCOUNT OPTION

    The Pooling Agreement provides that the Seller may at any time and from time to time, but without any obligation to do so, designate a specified fixed or variable percentage based on a formula as specified in the related Prospectus Supplement (the "Discount Percentage") of the amount of Receivables arising in the Accounts on and after the date such designation becomes effective that otherwise would have been treated as Principal Receivables to be treated as Finance Charge Receivables (the "Discount Option Receivables"). Although there can be no assurance that the Seller will do so, such designation may occur because the Seller determines that the exercise of the discount option is needed to provide a sufficient yield on the Receivables to cover interest and other amounts due and payable from collections of Finance Charge Receivables or to avoid the occurrence of a Pay Out Event relating to the reduction of the average yield on the portfolio of Accounts in the Trust, if the Supplement for the related Series provides for such a Pay Out Event. After any such designation, pursuant to the Pooling Agreement, the Seller may, without notice to or consent of the Certificateholders, from time to time reduce or eliminate the percentage of Receivables subject to such designation or reduction; provided, however, that such reduction or elimination will only occur at the time, if any, that the Seller delivers to the Trustee a certificate of an authorized officer to the effect that, in the reasonable belief of the Seller, such reduction or elimination would not have adverse regulatory or other accounting implications for the Seller. The Seller must provide 30 days' prior written notice to the Servicer, the Trustee, each Rating Agency and any Series Enhancer of any such designation or reduction, and such designation or reduction will become effective on the date specified therein only if (i) the Seller has delivered to the Trustee and certain providers of Series Enhancement a certificate of an authorized officer to the effect that, based on the facts known to such officer at the time, the Seller reasonably believes that such designation or reduction will not at the time of its occurrence cause a Pay Out Event or an event which with notice or the lapse of time would constitute a Pay Out Event, to occur with respect to any Series and (ii) the Seller has received written notice from each Rating Agency that such designation or reduction will not have a Ratings Effect. On the Date of Processing of any collections on or after the date the exercise of the discount option takes effect, the product of (a) a fraction the numerator of which is the amount of Discount Option Receivables and the denominator of which is the amount of all of the Principal Receivables (including Discount Option Receivables) at the end of the prior Monthly Period and (b) collections of Receivables that arise in the Accounts on such day on or after the date such option is exercised that otherwise would be Principal Receivables will be deemed collections of Finance Charge Receivables and will be applied accordingly, unless otherwise provided in the related Prospectus Supplement. Any such designation would result in an increase in the amount of Finance Charge Receivables and a lower payment rate of collections in respect of Principal Receivables than would otherwise occur.

NEW ISSUANCES

    The Pooling Agreement provides that, pursuant to any one or more Supplements, the Seller may direct the Trustee to issue from time to time new Series subject to the conditions described below (each such issuance a "New Issuance"). Each New Issuance will have the effect of decreasing the Seller Amount to the extent of the Invested Amount of such new Series. Under the Pooling Agreement, the Seller may designate, with respect to any newly issued
Series: (i) its name or designation; (ii) its initial principal amount (or method for calculating such amount) and its invested amount in the Trust (the "Invested Amount"), which is generally based on the aggregate amount of Principal Receivables in the Trust allocated to such Series; (iii) its certificate rate (or formula for the determination thereof); (iv) the interest payment date or dates (the "Interest Payment Date") and the date or dates from which interest shall accrue; (v) the method for allocating collections to Certificateholders of such Series; (vi) any bank accounts to be used by such Series and the terms governing the operation of any such bank accounts; (vii) the percentage used to calculate monthly servicing fees; (viii) the provider and terms of any form of Series Enhancement with respect thereto; (ix) the terms on which the Certificates of such Series may be repurchased or remarketed to other investors; (x) the Series Termination Date; (xi) the number of Classes of Certificates of such Series, and if such Series consists of more than one Class, the rights and priorities of each such Class; (xii) the extent to which the Certificates of such Series will be issuable in temporary or permanent global form (and, in such case, the depositary for such global certificate or certificates, the terms and conditions, if any, upon which such global certificate may be exchanged, in whole or in part, for definitive certificates, and the manner in which any interest payable on a global certificate will be paid); (xiii) whether the Certificates of such Series may be issued in bearer form and any limitations imposed thereon; (xiv) the priority of such Series with respect to any other Series; (xv) the Group, if any, in which such Series will be included; and (xvi) any other relevant terms (all such terms, the "Principal Terms" of such Series). None of the Seller, the Servicer, the Trustee or the Trust is required or intends to obtain the consent of any Certificateholder of any outstanding Series to issue any additional Series. The Seller may offer any Series to the public under a Prospectus Supplement or other Disclosure Document in transactions either registered under the Securities Act or exempt from registration thereunder directly, through one or more underwriters or placement agents, in fixed-price offerings or in negotiated transactions or otherwise. See "Plan of Distribution." Any such Series may be issued in fully registered or book-entry form in minimum denominations determined by the Seller. The Seller intends to offer, from time to time, additional Series.

    The Pooling Agreement provides that the Seller may designate Principal Terms such that each Series has an Accumulation Period or a Scheduled Amortization Period which may have a different length and begin on a different date than such periods for any other Series. Further, one or more Series may be in their Accumulation Period or Scheduled Amortization Period while other Series are not. Collections of Principal Receivables otherwise allocable to a Series that is not amortizing or accumulating principal will be treated as Shared Principal Collections and reallocated to a Series that is amortizing or accumulating principal. Moreover, each Series may have the benefits of Series Enhancements issued by enhancement providers different from the providers of Series Enhancement with respect to any other Series. Under the Pooling Agreement, the Trustee shall hold any such Series Enhancement only on behalf of the Series to which such Series Enhancement relates. With respect to each such Series Enhancement, the Seller may deliver a different form of Series Enhancement agreement. The Seller also has the option under the Pooling Agreement to vary among Series the terms upon which a Series may be repurchased by the Seller or remarketed to other investors. There is no limit to the number of New Issuances the Seller may cause under the Pooling

Agreement. The Trust will terminate only as provided in the Pooling Agreement. There can be no assurance that the terms of any Series might not have an impact on the timing and amount of payments received by a Certificateholder of another Series.

    Under the Pooling Agreement and pursuant to a Supplement, a New Issuance may only occur upon the satisfaction of certain conditions provided in the Pooling Agreement. The obligation of the Trustee to authenticate the Certificates of such new Series and to execute and deliver the related Supplement is subject to the satisfaction of the following conditions: (a) on or before the fifth business day immediately preceding the date upon which the New Issuance is to occur, the Seller shall have given the Trustee, the Servicer, each Rating Agency and certain providers of Series Enhancement written notice of such New Issuance and the date upon which the New Issuance is to occur; (b) the Seller shall have delivered to the Trustee the related Supplement, in form satisfactory to the Trustee, executed by each party to the Pooling Agreement other than the Trustee;
(c) the Seller shall have delivered to the Trustee any related Series Enhancement agreement executed by each of the parties to such agreement; (d) the Trustee shall have received confirmation from each Rating Agency that such New Issuance will not result in a Ratings Effect; (e) the Seller shall have delivered to the Trustee and certain providers of Series Enhancement a certificate of an authorized officer, dated the date upon which the New Issuance is to occur, to the effect that the Seller reasonably believes that such issuance will not, based on the facts known to such officer at the time of such certification, cause a Pay Out Event to occur with respect to any Series; (f) the Seller shall have delivered to the Trustee, each Rating Agency and certain providers of Series Enhancement an opinion of counsel acceptable to the Trustee that for federal and Maryland state income tax purposes (x) following such New Issuance the Trust will not be deemed to be an association (or publicly traded partnership) taxable as a corporation, (y) such New Issuance will not affect the tax characterization as debt of Certificates of any outstanding Series or Class that were characterized as debt at the time of their issuance and (z) such New Issuance will not cause or constitute an event in which gain or loss would be recognized by any Certificateholders or the Trust (an opinion of counsel to the effect referred to in clauses (x), (y) and (z) with respect to any action is referred to herein as a "Tax Opinion"); (g) the Seller Amount shall not be less than 2% of the total amount of Principal Receivables, in each case as of the date upon which the New Issuance is to occur after giving effect to such issuance; and (h) any other conditions specified in any Supplement. Upon satisfaction of the above conditions, the Trustee shall execute the Supplement and issue to the Seller the Certificates of such new Series for execution and redelivery to the Trustee for authentication.

COLLECTION ACCOUNT

    The Servicer will establish and maintain for the benefit of the Certificateholders of each Series, in the name of the Trustee, on behalf of the Trust, an Eligible Deposit Account bearing a designation clearly indicating that the funds deposited therein are held for the benefit of the Certificateholders of each Series (the "Collection Account"). "Eligible Deposit Account" means either (a) a segregated account with an Eligible Institution or (b) a segregated trust account with the corporate trust department of a depository institution organized under the laws of the United States or any one of the states thereof, including the District of Columbia (or any domestic branch of a foreign bank), and acting as a trustee for funds deposited in such account, so long as any of the securities of such depository institution shall have a credit rating from the Rating Agency in one of its generic credit rating categories which signifies investment grade. "Eligible Institution" means (x) a depository institution (which may be the Trustee) organized under the laws of the United States or any one of the states thereof which at all times (a) has either (i) a long-term unsecured debt rating of A2 or better by Moody's Investors Service, Inc. ("Moody's") or (ii) a certificate of deposit rating of P-1 by Moody's, (b) has either (i) a long-term unsecured debt rating of AAA by Standard & Poor's Corporation ("Standard & Poor's") or (ii) a certificate of deposit rating of A-1+ by Standard & Poor's and (c) is a member of the FDIC or (y) any other institution that is acceptable to each Rating Agency. The Collection Account will initially be maintained with the Trustee. If at any time the Collection Account ceases to be an Eligible Deposit Account, the Collection Account shall be moved so that it will again be qualified as an Eligible Deposit Account. Funds in the Collection Account generally will be invested in (i) obligations fully guaranteed by the United States of America, (ii) demand deposits, time deposits or certificates of deposit of depository institutions or trust companies, the commercial paper, if any, of which has the highest rating from Moody's and Standard & Poor's (iii) commercial paper (or other short term obligations) having, at the time of the Trust's investment therein, a rating in the highest rating category from Moody's and Standard & Poor's, (iv) demand deposits, time deposits and certificates of deposit which are fully insured by the FDIC, (v) notes or bankers' acceptances issued by any depository institution or trust company described in (ii) above, (vi) money market funds which have the highest rating from Moody's and Standard & Poor's, or have otherwise been approved in writing by each Rating Agency, (vii) time deposits with an entity, the commercial paper of which has the highest rating from Moody's and Standard & Poor's and (viii) any other investments approved in writing by each Rating Agency (collectively, "Eligible Investments"). Such funds may be invested in debt obligations of the Bank or its affiliates so long as such obligations qualify as Eligible Investments. Any earnings (net of losses and investment expenses) on funds in the Collection Account will be treated as collections of Finance Charge Receivables with respect to the last day of the related Monthly Period except as otherwise specified in any Supplement. The Servicer will have the revocable power to withdraw funds from the Collection Account and to instruct the Trustee to make withdrawals and payments from the Collection Account for the purpose of carrying out its duties under the Pooling Agreement and any Supplement. The Paying Agent shall have the revocable power to withdraw funds from the Collection Account for the purpose of making distributions to the Certificateholders. The Paying Agent shall initially be the Trustee.

ALLOCATION PERCENTAGES

    Pursuant to the Pooling Agreement, the Servicer will allocate among the Certificateholders' Interest of each Series and the Seller's Interest all amounts collected with respect to Finance Charge Receivables and Principal Receivables and the Defaulted Amount with respect to each day during any Monthly Period as follows:

       (a) collections of Finance Charge Receivables and the Defaulted Amount will at all times be allocated to the Certificateholders' Interest of a Series based on the Floating Allocation Percentage of such Series; and

       (b) collections of Principal Receivables will at all times be allocated to the Certificateholders' Interest of such Series based on the
    Principal Allocation Percentage of such Series.

The "Floating Allocation Percentage" and the "Principal Allocation Percentage" with respect to any Series will be determined as set forth in the related Supplement and, with respect to each Series offered hereby, in the related Prospectus Supplement. Amounts not allocated to the Certificateholders' Interest of any Series as described above will be allocated to the Seller's Interest.

DEPOSITS IN COLLECTION ACCOUNT

    For as long as (i) the Bank remains the Servicer under the Pooling Agreement and (ii) either (x) the Bank, as the Servicer, provides to the Trustee a letter of credit covering collection risk of the Servicer acceptable to each Rating Agency (as evidenced by a letter from each Rating Agency to the effect that no Ratings Effect would occur) or (y) the Bank has and maintains a certificate of deposit rating of at least A-1 and P-1 (or their equivalent) by Moody's and Standard & Poor's, the Bank may use for its own benefit all collections received with respect to the Receivables in each Monthly Period until the business day preceding the related Distribution Date, at which time the Bank will deposit all such collections, to the extent described below, into the Collection Account, and the Servicer will make the deposits and payments to the accounts and parties described herein and in the related Prospectus Supplement on the date of such deposit. However, if the Bank is no longer the Servicer or fails to maintain the required letter of credit covering collection risk or the required certificate of deposit rating, the Servicer will make such deposits, as described below, not later than two business days after the Date of Processing. Whether the Servicer is required to make deposits of collections pursuant to the first or the second preceding sentence, (i) the Servicer will only be required to deposit collections into the Collection Account up to the aggregate amount of collections required to be deposited into an account established for any Series or, without duplication, distributed on the related Distribution Date or Payment Date to Certificateholders of any Series or to the issuer of any Series Enhancement pursuant to the terms of any Supplement or Series Enhancement agreement and (ii) if at any time prior to such Distribution Date or Payment Date the amount of collections deposited in the Collection Account exceeds the amount required to be deposited pursuant to clause (i) above, the Servicer will be permitted to withdraw such excess from the Collection Account.

    On the earlier of (i) the second business day after the Date of Processing and (ii) the day on which the Servicer deposits any collections into the Collection Account, the Servicer will pay to the holder of the Seller Certificate (a) such holder's allocable portion of collections of Principal Receivables, provided that the Seller Amount on such day (after giving effect to any new Receivables transferred to the Trust on such day) is greater than zero; and (b) such holder's allocable portion of collections of Finance Charge Receivables. Any amount not allocated to the holder of the Seller Certificate because the Seller Amount is zero will be deposited in the Special Funding Account until the Seller Amount is greater than zero (at which time such amount will be allocated to the holder of the Seller Certificate) or until an Accumulation Period, Scheduled Amortization Period or Early Amortization Period commences for any Series (after which such amount will be treated as Shared Principal Collections to the extent needed to cover principal payments due to or for the benefit of such Series).

SHARED PRINCIPAL COLLECTIONS

    Collections of Principal Receivables for any Monthly Period allocated to the Certificateholders' Interest of any Series offered hereby will first be used to cover certain amounts described in the related Prospectus Supplement (including any required deposits into a Principal Funding Account or required distributions to Certificateholders of such Series). The Servicer will determine the amount of collections of Principal Receivables for any Monthly Period (plus certain other amounts described in the related Prospectus Supplement) allocated to such Series remaining after covering such required deposits and distributions and any similar amount remaining for any other Series (collectively, "Shared Principal Collections"). The Servicer will allocate the Shared Principal Collections to cover any principal distributions to Certificateholders and deposits to Principal Funding Accounts for any Series that are either scheduled or permitted and that have not been covered out of the investor principal collections and certain other amounts for such Series ("Principal Shortfalls"). If Principal Shortfalls exceed Shared Principal Collections for any Monthly Period, Shared Principal Collections will be allocated pro rata among the applicable Series based on the respective Principal Shortfalls of such Series. To the extent that Shared Principal Collections exceed Principal Shortfalls, the balance will be allocated to the holder of the Seller Certificate, PROVIDED that (a) such Shared Principal Collections will be distributed to the holder of the Seller Certificate only to the extent that the Seller Amount is greater than the Required Seller Amount (see "--Deposits in Collection Account") and (b) in certain circumstances described below under "--Special Funding Account," such Shared Principal Collections will be deposited in the Special Funding Account. Any such reallocation of collections of Principal Receivables will not result in a reduction in the Investment Amount of the Series to which such collections were initially allocated. There can be no assurance that there will be any Shared Principal Collections with respect to any Monthly Period.

SPECIAL FUNDING ACCOUNT

    If, on any date, the Seller Amount is less than or equal to the Required Seller Amount or the amount of Principal Receivables in the Trust is less than or equal to the Required Principal Balance, the Servicer shall not distribute to the holder of the Seller Certificate any Shared Principal Collections that otherwise would be distributed to such holder, but shall deposit such funds in an Eligible Deposit Account established and maintained by the Servicer for the benefit of the Certificateholders of each Series, in the name of the Trustee, on behalf of the Trust, and bearing a designation clearly indicating that the funds deposited therein are held for the benefit of the Certificateholders of each Series (the "Special Funding Account"). Funds on deposit in the Special Funding Account will be withdrawn and paid to the holder of the Seller Certificate on any Distribution Date to the extent that, after giving effect to such payment, the Seller Amount exceeds the Required Seller Amount and the amount of Principal Receivables in the Trust exceeds the Required Principal Balance on such date; PROVIDED, HOWEVER, that if an Accumulation Period, Scheduled Amortization Period or Early Amortization Period commences with respect to any Series, any funds on deposit in the

Special Funding Account will be released from the Special Funding Account, deposited in the Collection Account and treated as Shared Principal Collections to the extent needed to make principal payments due to or for the benefit of such Series.

    Funds on deposit in the Special Funding Account will be invested by the Trustee, at the direction of the Servicer, in Eligible Investments. Any earnings (net of losses and investment expenses) earned on amounts on deposit in the Special Funding Account during any Monthly Period will be withdrawn from the Special Funding Account and treated as collections of Finance Charge Receivables with respect to such Monthly Period.

SHARING OF EXCESS FINANCE CHARGE COLLECTIONS

    Any Series offered hereby may be included in a Group. Each Series in a specific Group will be entitled to share Excess Finance Charge Collections in the manner, and to the extent, described below with each other Series, if any, in such Group. The Prospectus Supplement with respect to a Series offered hereby will specify whether such Series will be included in a Group and whether any previously issued Series have been included in such Group. Subsequently issued Series may also be included in such Group. Collections of Finance Charge Receivables and certain other amounts allocable to the Certificateholders' Interest of any Series that is included in a Group in excess of the amounts necessary to make required payments with respect to such Series (including payments to the provider of any related Series Enhancement) that are payable out of collections of Finance Charge Receivables ("Excess Finance Charge Collections") will be applied to cover any shortfalls with respect to amounts payable from collections of Finance Charge Receivables allocable to any other Series included in such Group, pro rata based upon the amount of the shortfall, if any, with respect to each other Series in such Group; PROVIDED, HOWEVER, that the sharing of Excess Finance Charge Collections among Series in any Group will cease if the Seller shall deliver to the Trustee a certificate of an authorized officer to the effect that, in the reasonable belief of the Seller, the continued sharing of Excess Finance Charge Collections among Series in any Group would have adverse regulatory implications with respect to the Seller. Following the delivery by the Seller of any such certificate to the Trustee there will not be any further sharing of Excess Finance Charge Collections among the Series in any Group. In all cases, any Excess Finance Charge Collections remaining after covering shortfalls with respect to all outstanding Series in a Group will be paid to the holder of the Seller Certificate. While any Series offered hereby may be included in a Group, there can be no assurance that (i) any other Series will be included in such Group, (ii) there will be any Excess Finance Charge Collections with respect to such Group for any Monthly Period or (iii) the Seller will not at any time deliver a certificate as described above. While the Seller believes that, based upon applicable rules and regulations as currently in effect, the sharing of Excess Finance Charge Collections among Series in a Group will not have adverse regulatory implications for it, there can be no assurance that this will continue to be true in the future.

FUNDING PERIOD

    For any Series of Certificates, the related Prospectus Supplement may specify that during a Funding Period, the Pre-Funding Amount will be held in a Pre-Funding Account pending the transfer of additional Receivables to the Trust or pending the reduction of the Invested Amounts of other Series issued by the Trust. The related Prospectus Supplement will specify the initial Invested Amount with respect to such Series, the Full Invested Amount and the date by which the Invested Amount is expected to equal the Full Invested Amount. The Invested Amount will increase as Receivables are delivered to the Trust or as the Invested Amounts of other Series of the Trust are reduced. The Invested Amount may also decrease due to the occurrence of a Pay Out Event with respect to such Series as provided in the related Prospectus Supplement.

    During the Funding Period, funds on deposit in the Pre-Funding Account for a Series of Certificates will be withdrawn and paid to the Seller to the extent of any increases in the Invested Amount. If the Invested Amount does not for any reason equal the Full Invested Amount by the end of the Funding Period, any amount remaining in the Pre-Funding Account and any additional amounts specified in the related Prospectus Supplement will be payable to the Certificateholders of such Series in the manner and at such time as set forth in the related Prospectus Supplement.

    If so specified in the related Prospectus Supplement, moneys in the Pre-Funding Account will be invested by the Trustee in Eligible Investments or will be subject to a guaranteed rate or investment agreement or other similar arrangement, and, in connection with each Distribution Date during the Funding Period, investment earnings on funds in the Pre-Funding Account during the related Monthly Period will be withdrawn from the Pre-Funding Account and deposited, together with any applicable payment under a guaranteed rate or investment agreement or other similar arrangement, into the Collection Account for distribution in respect of interest on the Certificates of the related Series in the manner specified in the related Prospectus Supplement.

PAIRED SERIES

    If so provided in the related Prospectus Supplement, a Series may be paired with a Paired Series issued by the Trust at or after the commencement of the Scheduled Amortization Period or Accumulation Period for such Series. As the Invested Amount of the Series having a Paired Series is reduced, the Invested Amount in the Trust of the Paired Series will increase by an equal amount. Upon payment in full of the Series having a Paired Series, the Invested Amount of such Paired Series will be equal to the Invested Amount paid to Certificateholders of such Series. If a Pay Out Event occurs with respect to the Series having a Paired Series or with respect to the Paired Series when the Series is in a Scheduled Amortization Period or Accumulation Period, the Principal Allocation Percentage for the Series and the Principal Allocation Percentage for the Paired Series will be reset as provided in the related Prospectus Supplement.

DEFAULTED RECEIVABLES; REBATES AND FRAUDULENT CHARGES

    "Defaulted Receivables" for any Monthly Period are Principal Receivables that were charged-off as uncollectible in such Monthly Period. The "Defaulted Amount" for any Monthly Period will be an amount (not less than zero) equal to
(a) the amount of Defaulted Receivables for such Monthly Period minus (b) the amount of any Defaulted Receivables that the Seller or the Servicer becomes obligated to accept reassignment or assignment during such Monthly Period (unless an Insolvency Event has occurred with respect to the Seller or the Servicer, in which event the amount of such Defaulted Receivables will not be added to the sum so subtracted). Receivables in any account will be charged-off as uncollectible in accordance with the Credit Card Guidelines and the Servicer's customary and usual policies and procedures for servicing revolving credit card and other revolving credit account receivables comparable to the Receivables. The current policy of the Seller is to charge off the receivables in an account when that account becomes 190 days delinquent (or sooner in the event of receipt of notice of death or bankruptcy of the credit card holder).

    If the Servicer adjusts downward the amount of any Principal Receivable (other than Ineligible Receivables which have been, or are to be, reassigned to the Seller) because of a rebate, refund, counterclaim, defense, error, fraudulent charge or counterfeit charge to a cardholder or such Principal Receivable was created in respect of merchandise which was refused or returned by a cardholder, or if the Servicer otherwise adjusts downward the amount of any Principal Receivable without receiving collections therefor or charging off such amount as uncollectible, the amount of the Principal Receivables in the Trust with respect to the Monthly Period in which such adjustment takes place will be reduced by the amount of the adjustment. Furthermore, in the event that the exclusion of any such Receivables would cause the Seller Amount at such time to be less than the Required Seller Amount, the Seller shall be required to pay an amount equal to such deficiency into the Special Funding Account.

CREDIT ENHANCEMENT

    GENERAL. For any Series, Credit Enhancement may be provided with respect to one or more Classes thereof. Credit Enhancement with respect to one or more Classes of a Series offered hereby may include a letter of credit, a cash collateral account, a surety bond, an insurance policy or any other form of credit enhancement described in the related Prospectus Supplement, or any combination of the foregoing. Credit Enhancement may also be provided to a Class or Classes of a Series by subordination provisions that require that distributions of principal or interest be made with respect to the Certificates of such Class or Classes before distributions are made to one or more Classes of such Series. If so specified in the related Prospectus Supplement, any form of Credit Enhancement may be available to more than one Class or Series to the extent described therein.

    The presence of Credit Enhancement with respect to a Class is intended to enhance the likelihood of receipt by Certificateholders of such Class of the full amount of principal and interest with respect thereto and to decrease the likelihood that such Certificateholders will experience losses. However, unless otherwise specified in the related Prospectus Supplement, the Credit Enhancement, if any, with respect thereto will not provide protection against all risks of loss and will not guarantee repayment of the entire principal balance of the Certificates and interest thereon. If losses occur that exceed the amount covered by the Credit Enhancement or that are not covered by the Credit Enhancement, Certificateholders will bear their allocable share of deficiencies. In addition, if specific Credit Enhancement is provided for the benefit of more than one Class or Series, Certificateholders of any such Class or Series will be subject to the risk that such Credit Enhancement will be exhausted by the claims of Certificateholders of other Classes or Series.

    If Credit Enhancement is provided with respect to a Series offered hereby, the related Prospectus Supplement will include a description of (a) the amount payable under such Credit Enhancement, (b) any conditions to payment thereunder not otherwise described herein, (c) the conditions (if any) under which the amount payable under such Credit Enhancement may be reduced and under which such Credit Enhancement may be terminated or replaced and (d) any provisions of any agreement relating to such Credit Enhancement material to the Certificateholders of such Series. Additionally, in certain cases, the related Prospectus Supplement may set forth certain information with respect to the provider of any third-party Credit Enhancement (the "Credit Enhancer"), including (i) a brief description of its principal business activities, (ii) its principal place of business, place of incorporation or the jurisdiction under which it is chartered or licensed to do business, (iii) if applicable, the identity of regulatory agencies that exercise primary jurisdiction over the conduct of its business and
(iv) its total assets, and its stockholders' or policyholders' surplus, if applicable, as of a date specified in the Prospectus Supplement. If so described in the related Prospectus Supplement, Credit Enhancement with respect to a Series offered hereby may be available to pay principal of the Certificates of such Series following the occurrence of certain Pay Out Events with respect to such Series. In such event, the Credit Enhancer will have an interest in certain cash flows in respect of the Receivables to the extent described in such Prospectus Supplement (the "Enhancement Invested Amount") and may be entitled to the benefit of the Trustee's security interest in the Receivables, in each case subordinated to the interest of the Certificateholders of such Series.

    SUBORDINATION. If so specified in the related Prospectus Supplement, one or more Classes of a Series offered hereby may be subordinated to one or more other Classes of such Series. If so specified in the related Prospectus Supplement, the rights of the holders of the subordinated Certificates to receive distributions of principal or interest on any Payment Date will be subordinated to such rights of the holders of the Certificates that are senior to such subordinated Certificates to the extent set forth in the related Prospectus Supplement. The related Prospectus Supplement will also set forth information concerning the amount of subordination of a Class or Classes of subordinated Certificates in a Series, the circumstances in which such subordination will be applicable, the manner, if any, in which the amount of subordination will decrease over time, and the conditions under which amounts available from payments that would otherwise be made to holders of such subordinated Certificates will be distributed to holders of Certificates that are senior to such subordinated Certificates. The amount of subordination will decrease whenever amounts otherwise payable to the holders of subordinated Certificates are paid to the holders of the Certificates that are senior to such subordinated Certificates.

    LETTER OF CREDIT. If so specified in the related Prospectus Supplement, a letter of credit with respect to a Series or Class of Certificates offered hereby may be issued by a bank or financial institution specified in the related Prospectus Supplement (the "L/C Issuer"). Subject to the terms and conditions specified in the related Prospectus Supplement, the L/C Issuer will be obligated to honor drawings under a letter of credit in an aggregate dollar amount (which may be fixed or may be reduced as described in the related Prospectus Supplement), net of unreimbursed payments thereunder, equal to the amount described in the related Prospectus Supplement. The amount available under a letter of credit will be reduced to the extent of the unreimbursed payments thereunder.

    CASH COLLATERAL ACCOUNT. If specified in the related Prospectus Supplement, the Certificates of any Class or Series offered hereby may have the benefit of a cash collateral account. A cash collateral account with respect to a Class or Series may be fully or partially funded on the Closing Date with respect thereto and the funds on deposit therein will be invested in Eligible Investments. The amount available to be withdrawn from a cash collateral account will be the lesser of the amount on deposit in the cash collateral account and an amount specified in the related Prospectus Supplement. The related Prospectus Supplement will set forth the circumstances under which such withdrawals will be made from the cash collateral account.

    SURETY BOND OR INSURANCE POLICY. If so specified in the related Prospectus Supplement, insurance with respect to a Series or Class of Certificates offered hereby may be provided by one or more insurance companies. Such insurance will guarantee, with respect to one or more Classes of the related Series, distributions of interest or principal in the manner and amount specified in the related Prospectus Supplement.

    If so specified in the related Prospectus Supplement, a surety bond may be purchased for the benefit of the holders of any Series or Class of Certificates offered hereby to assure distributions of interest or principal with respect to such Series or Class of Certificates in the manner and amount specified in the related Prospectus Supplement.

    SPREAD ACCOUNT. If so specified in the related Prospectus Supplement, support for a Series or one or more Classes of a Series offered hereby may be provided by the periodic deposit of certain available excess cash flow from the Trust Assets into a spread account intended to assure the subsequent distributions of interest and principal on the Certificates of such Class or Series in the manner specified in the related Prospectus Supplement.

PAY OUT EVENTS

    As described above, the Revolving Period with respect to a Series will continue until the commencement of the Accumulation Period or the Scheduled Amortization Period with respect thereto, which will continue until the Invested Amount of such Series shall have been paid in full or the Series Termination Date with respect to such Series occurs, unless a Pay Out Event occurs with respect to such Series prior to any such dates. A "Pay Out Event" will occur with respect to all Series upon the occurrence of any of the following events:

       (a) the occurrence of an Insolvency Event relating to the Seller;

       (b) the Trust becomes an "investment company" within the meaning of the Investment Company Act of 1940, as amended; or

       (c) the Seller becomes unable for any reason to transfer Receivables to the Trust in accordance with the Pooling Agreement.

    In addition, a Pay Out Event may occur with respect to any specific Series upon the occurrence of any other event specified in the related Prospectus Supplement. Such events may include, but are not required to include nor are they limited to, (i) the failure by the Seller to make any payment or deposit required under the Pooling Agreement or the related Supplement within a specified period of the date such payment or deposit is required to be made,
(ii) the breach of certain other covenants, representations or warranties contained in the Pooling Agreement or related Supplement, after any applicable notice and cure period (and, if so specified in the related Prospectus Supplement, only to the extent such breach has a material adverse effect on the related Certificateholders), (iii) the failure by the Seller to make a required Addition to the Trust within a specified time after the date such Addition is required to be made, (iv) a reduction in the Portfolio Yield below the rates, and for the period, specified in the related Prospectus Supplement and (v) the occurrence of a Servicer Default. The Early Amortization Period with respect to a Series will commence on the day on which a Pay Out Event occurs with respect thereto. Monthly distributions of principal to the Certificateholders of such Series will begin on the Distribution Date in the Monthly Period following the Monthly Period in which such Pay Out Event occurs (such Distribution Date and each following Distribution Date with respect to such Series, a "Special Payment Date"). Any amounts on deposit in a Principal Funding Account or an Interest Funding Account with respect to such Series at such time will be distributed on such first Special Payment Date to the Certificateholders of such Series. If, because of the occurrence of a Pay Out Event, the Early Amortization Period begins earlier than the scheduled commencement of a Scheduled Amortization Period or prior to an Expected Final Payment Date, Certificateholders will begin receiving distributions of principal earlier than they otherwise would have and such distributions will not be subject to the Controlled Deposit Amount or the Controlled Distribution Amount. As a result, the average life of the Certificates may be reduced. If a Series has more than one Class of Certificates, each Class may have different Pay Out Events which, in the case of any Series of Certificates offered hereby, will be described in the related Prospectus Supplement.

    In addition to the consequences of a Pay Out Event discussed above, if an Insolvency Event occurs, pursuant to the Pooling Agreement, on the day of such Insolvency Event, the Bank will immediately cease to transfer Principal Receivables to the Trust and promptly give notice to the Trustee of such Insolvency Event. Under the terms of the Pooling Agreement, within 15 days the Trustee will publish a notice of the occurrence of the Insolvency Event stating that the Trustee intends to sell, dispose of or otherwise liquidate the Receivables in a commercially reasonable manner and on commercially reasonable terms unless within 90 days from the date such notice is published, the holders of Certificates of each Series or, if a Series includes more than one Class, each Class of such Series, evidencing more than 50% of the aggregate unpaid principal amount of each such Series or Class (and, in the case of any Series with respect to which there is an Enhancement Invested Amount, any Credit Enhancer with respect thereto) instruct the Trustee not to dispose of or liquidate the Receivables and to continue transferring Principal Receivables as before such Insolvency Event. The proceeds from any such sale, disposition or liquidation of the Receivables will be deposited in the Collection Account and allocated as described in the Pooling Agreement and each Series Supplement. If the sum of (a) the portion of such proceeds allocated to the Certificateholders' Interest of any Series and (b) the proceeds of any collections of the Receivables in the Collection Account allocated to the Certificateholders' Interest of such Series is not sufficient to pay the Invested Amount of the Certificates of such Series in full, such Certificateholders may incur a loss.

SERVICING COMPENSATION AND PAYMENT OF EXPENSES

    The Servicer's compensation for its servicing activities and reimbursement for its expenses for any Monthly Period will be a servicing fee (the "Servicing Fee") payable monthly on each Distribution Date in an amount equal to one-twelfth of the product of (a) the weighted average of the applicable servicing fee percentages with respect to each Series outstanding (based upon the applicable servicing fee percentage for each Series and the amount of Receivables serviced on behalf of each Series) and (b) the amount of Principal Receivables in the Trust on the last day of the prior Monthly Period. The Servicing Fee will be allocated among the Seller's Interest, the Certificateholders' Interests of each Series and, after the Certificates of a Series have been paid in full, the interest represented by the Enhancement Investment Amount, if any, with respect to such Series. The share of the Servicing Fee allocable to the Certificateholders' Interest, which includes the Enhancement Invested Amount, if any, of a Series offered hereby with respect to any Distribution Date shall be equal to one-twelfth of the product of (A) the servicing fee percentage specified in the related Prospectus Supplement with respect to such Series (the "Series Servicing Fee Percentage") and (B) the sum of the Invested Amount with respect to such Series (less the amount, if any, on deposit in any Principal Funding Account with respect to such Series) and the Enhancement Invested Amount, if any, with respect to such Series as of the last day of the prior Monthly Period (the "Monthly Investor Servicing Fee"). The portion of the Servicing Fee not so allocated to the Certificateholders' Interest of a Series shall be paid by the holder of the Seller Certificate and in no event shall the Trust, the Trustee or the Certificateholders of any Series be liable for the share of the Servicing Fee to be paid by such holder. Unless otherwise provided in any Supplement, in the case of the first Distribution Date with respect to any Series, the Monthly Investor Servicing Fee shall accrue from the Closing Date with respect to such Series. The Monthly Investor Servicing Fee with respect to a Series will be funded from collections of Finance Charge Receivables allocated to such Series (which, if so specified in the related Prospectus Supplement, may include all or a portion of the Interchange arising in the Accounts) or, in certain limited circumstances, from amounts available from Series Enhancement and other sources, if any, and will be paid on the Distribution Date with respect to each Monthly Period from the Collection Account (unless such amount has been netted against deposits by the Servicer to the Collection Account).

    The Servicer will pay from its servicing compensation certain expenses incurred in connection with servicing the Receivables including, without limitation, expenses related to the enforcement of the Receivables, payment of the fees and disbursements of the Trustee and independent accountants and other fees that are not expressly stated in the Pooling Agreement to be payable by the Trust, the Certificateholders of a Series or the Seller (other than Federal, state, local and foreign income, franchise or other taxes based on income, if any, or any interest or penalties with respect thereto, imposed upon the Trust). If the Seller is acting as Servicer and fails to pay the fees and disbursements of the Trustee, the Trustee will be entitled to receive the portion of the Servicing Fee that is equal to such unpaid amounts. In no event will the Certificateholders of a Series be liable to the Trustee for the Servicer's failure to pay such amounts, and any such amounts so paid to the Trustee will be treated as paid to the Servicer for all other purposes of the Pooling Agreement.

RECORD DATE

    Payments on the Certificates of a Series offered hereby will be made as described herein and in the relevant Prospectus Supplement to the Certificateholders in whose names the Certificates were registered (expected to be Cede, as nominee of DTC) at the close of business on the last day of the calendar month preceding the date of such payment (each a "Record Date"). However, the final payment on the Certificates of a Series offered hereby will be made only upon presentation and surrender of such Certificates. Distributions will be made to DTC in immediately available funds. See "The Pooling Agreement Generally--Book-Entry Registration."

THE SELLER CERTIFICATE

    The Pooling Agreement provides that, in addition to Exchanges, the Seller may transfer its interest in all or a portion of the Seller Certificate, provided that prior to any such transfer (a) the Trustee receives written notification from each Rating Agency that such transfer will not have a Ratings Effect and (b) the Trustee receives a Tax Opinion. See also "Assumption of the Bank's Obligations."

DEFEASANCE

    Pursuant to the Pooling Agreement, the Seller may terminate its substantive obligations in respect to a Series or the Pooling Agreement (the "Defeased Series") by depositing with the Trustee, under the terms of an irrevocable trust agreement satisfactory to the Trustee, from amounts representing or acquired with collections on the Receivables (allocated to the Defeased Series and available to purchase additional Receivables) monies or Eligible Investments sufficient to make all remaining scheduled interest and principal payments on the Defeased Series on the dates scheduled for such payments and to pay all amounts owing to any provider of Series Enhancement. To achieve that end, the Seller has the right to use collections on Receivables to purchase Eligible Investments rather than additional Receivables. Prior to its first exercise of its right to substitute monies or Eligible Investments for Receivables, the Seller shall deliver to the Trustee a Tax Opinion with respect to such deposit and termination of obligations and to the Servicer and the Trustee written notice from each Rating Agency that such transaction will not have a Ratings Effect. In addition, the Seller must comply with certain other requirements set forth in the Pooling Agreement, including requirements that the Bank deliver to the Trustee an opinion of counsel to the effect that the deposit and termination of obligations will not require the Trust to register as an "investment company" within the meaning of the Investment Company Act of 1940, as amended, and that the Seller deliver to the Trustee and certain providers of Series Enhancement a certificate of an authorized officer stating that, based on the facts known to such officer at the time, in the reasonable opinion of the Seller, such deposit and termination of obligations will not at the time of its occurrence cause a Pay Out Event or an event that, after the giving of notice of the lapse of time, would constitute a Pay Out Event, to occur with respect to any Series. If the Seller discharges its substantive obligations in respect of the Defeased Series, any Series Enhancement for the affected Series might no longer be available to make payments for such Series.

OPTIONAL TERMINATION; FINAL PAYMENT OF PRINCIPAL

    Unless otherwise specified in the Prospectus Supplement with respect to any Series offered hereby, on any day occurring on or after the day that the sum of the Invested Amount of the Certificates of a Series and the Enhancement Invested Amount, if any, with respect to such Series is reduced to 5% or less of the initial

Invested Amount of the Certificates of such Series, the Seller will have the option to repurchase the Certificateholders' Interest of such Series. The purchase price will be equal to the sum of the Invested Amount of such Series (less the amount, if any, on deposit in any Principal Funding Account with respect to such Series), plus the Enhancement Invested Amount, if any, with respect to such Series, plus accrued and unpaid interest on the unpaid principal amount of the Certificates (and accrued and unpaid interest with respect to interest amounts that were due but not paid on a prior Payment Date) through (a) if the day on which such repurchase occurs is a Distribution Date, the day preceding the Distribution Date or (b) if the day on which such repurchase occurs is not a Distribution Date, the day preceding the Distribution Date following such day, at the applicable certificate rate. Following any such repurchase, the Certificateholders of such Series will have no further rights with respect to the Receivables. If the Seller fails for any reason to deposit the aggregate purchase price for the Certificateholders' Interest of a Series offered hereby, such repurchase will not occur and payments will continue to be made to the Certificateholders of such Series as described herein and in the related Prospectus Supplement.

    The last payment of principal and interest on the Certificates of a Series offered hereby will be due and payable no later than the date (the "Series Termination Date") specified in the related Prospectus Supplement. In the event that the Invested Amount of the Certificates of such Series is greater than zero on the Series Termination Date (or a Distribution Date prior thereto specified in the related Prospectus Supplement), the Trustee may, subject to any conditions specified in such Prospectus Supplement, sell or cause to be sold an interest in the Principal Receivables or certain Principal Receivables, together in each case with related Finance Charge Receivables, as specified in such Prospectus Supplement, in an amount equal to the sum of the Invested Amount and the Enhancement Invested Amount, if any, with respect to such Series. The net proceeds of any such sale will be deposited in the Collection Account and allocated to the Certificateholders of such Series, as provided in such Prospectus Supplement.

REPORTS

    No later than the third business day prior to each Distribution Date, the Servicer will forward to the Trustee, the Paying Agent, each Rating Agency and certain providers of Series Enhancement with respect to a Series a statement (the "Monthly Report") prepared by the Servicer setting forth certain information with respect to the Trust and the Certificates of such Series (unless otherwise indicated), including: (a) the aggregate amount of Principal Receivables and Finance Charge Receivables in the Trust as of the end of such Monthly Period; (b) the Invested Amount with respect to such Series (and, if such Series includes more than one Class, each such Class); (c) the Floating Allocation Percentage and, during any Accumulation Period, Scheduled Amortization Period or Early Amortization Period with respect to such Series, the Principal Allocation Percentage with respect to such Series; (d) the amount of collections of Principal Receivables and Finance Charge Receivables processed during the related Monthly Period and the portion thereof allocated to the Certificateholders' Interest of such Series; (e) the aggregate outstanding balance of Accounts which were 30, 60 and 90 days or more delinquent as of the end of such Monthly Period; (f) the Defaulted Amount with respect to such Monthly Period and the portion thereof allocated to the Certificateholders' Interest of such Series; (g) the amount, if any, of charge-offs with respect to the Certificateholders' Interest of such Series for such Monthly Period; (h) the Monthly Investor Servicing Fee with respect to such Series for such Monthly Period; and (i) the available amount of Credit Enhancement with respect to such Series for such Distribution Date.

    With respect to each Interest Payment Date or Special Payment Date (each, a "Payment Date"), as the case may be, the Monthly Report with respect to any Series will include the following additional information with respect to the Certificates of such Series: (a) the total amount distributed; (b) the amount of such distribution allocable to principal on the Certificates; (c) the amount of such distribution allocable to interest on the Certificates; and (d) the amount, if any, by which the unpaid principal balance of the Certificates exceeds the Invested Amount of such Series as of the Record Date with respect to such Payment Date. On each Distribution Date, the Paying Agent, on behalf of the Trustee, will forward to each Certificateholder of record a copy of the Monthly Report.

    On or before January 31 of each calendar year, the Paying Agent, on behalf of the Trustee, will furnish (or cause to be furnished) to each person who at any time during the preceding calendar year was a Certificateholder of record a statement containing the information required to be provided by an issuer of indebtedness under the Code for such preceding calendar year or the applicable portion thereof during which such person was a Certificateholder, together with such other customary information as is necessary to enable the Certificateholders to prepare their tax returns. See "Tax Matters."

LIST OF INVESTOR CERTIFICATEHOLDERS

    At such time, if any, as Definitive Certificates have been issued, upon written request of any Certificateholder or group of Certificateholders of record holding Certificates evidencing not less than 10% of the aggregate unpaid principal amount of the Certificates of a Series or all outstanding Series, as the case may be, the Trustee will afford such Certificateholders access during normal business hours to the current list of Certificateholders of such Series or all outstanding Series, as the case may be, for purposes of communicating with other Certificateholders with respect to their rights under the Pooling Agreement or any Supplement or Certificates. See "Pooling Agreement Generally--Book-Entry Registration" and "--Definitive Certificates."

    The Pooling Agreement does not provide for any annual or other meetings of Certificateholders.

                        THE POOLING AGREEMENT GENERALLY

BOOK-ENTRY REGISTRATION

    Unless otherwise specified in the related Prospectus Supplement, Certificateholders may hold Certificates of a Series offered hereby through DTC (in the United States) or CEDEL or Euroclear (in Europe) if they are participants of such systems, or indirectly through organizations that are participants in such systems.

    Cede, as nominee for DTC, will be the registered holder of the global Certificates. No Certificateholder will be entitled to receive a certificate representing such person's interest in the Certificates. Unless and until Definitive Certificates are issued under the limited circumstances described below, all references herein to actions by Certificateholders shall refer to actions taken by DTC upon instructions from its Participants, and all references herein to distributions, notices, reports and statements to Certificateholders shall refer to distributions, notices, reports and statements to Cede, as the registered holder of the Certificates, for distribution to Certificateholders in accordance with DTC procedures.

    CEDEL and Euroclear will hold omnibus positions on behalf of their participants through customers' securities accounts in CEDEL's and Euroclear's names on the books of their respective Depositaries which in turn will hold such positions in customers' securities accounts in the Depositaries' names on the books of DTC. Citibank, N.A. ("Citibank"), will act as depositary for CEDEL and Morgan Guaranty Trust Company of New York ("Morgan") will act as depositary for Euroclear (in such capacities, the "Depositaries").

    Transfers between DTC participants will occur in the ordinary way in accordance with DTC rules. Transfers between CEDEL Participants and Euroclear Participants will occur in the ordinary way in accordance with their applicable rules and operating procedures.

    Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through CEDEL or Euroclear Participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by its Depositary; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its Depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. CEDEL Participants and Euroclear Participants may not deliver instructions directly to the Depositaries.

    Because of time-zone differences, credits of securities received in CEDEL or Euroclear as a result of a transaction with a DTC participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. Such credits or any transactions in such securities settled during such processing will be reported to the relevant Euroclear or CEDEL participant on such business day. Cash received in CEDEL or Euroclear as a result of sales of securities by or through a CEDEL Participant or a Euroclear Participant to a DTC participant will be received with value on the DTC settlement date but will be available in the relevant CEDEL or Euroclear cash account only as of the business day following settlement in DTC. For information with respect to tax documentation procedures relating to the Certificates, see "Tax Matters--Non-U.S. Certificate Owners."

    DTC is a limited-purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the UCC and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act. DTC was created to hold securities for its participating organizations ("Participants") and facilitate the clearance and settlement of securities transactions between Participants through electronic book-entry changes in accounts of its Participants, thereby eliminating the need for physical movement of certificates. Participants include securities brokers and dealers, banks, trust companies and clearing corporations and may include certain other organizations. Indirect access to the DTC system also is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly ("Indirect Participants").

    Certificate Owners that are not Participants or Indirect Participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in, Certificates may do so only through Participants and Indirect Participants. In addition, Certificate Owners will receive all distributions of principal of and interest on the Certificates from the Paying Agent or the Trustee through DTC and its Participants. Under a book-entry format, Certificate Owners will receive payments after the related Payment Date because, while payments are required to be forwarded to Cede, as nominee for DTC, on each such date, DTC will forward such payments to its Participants which thereafter will be required to forward them to Indirect Participants or Certificate Owners. It is anticipated that the only "Certificateholder" (as such term is used in the Pooling Agreement and its Supplements) will be Cede, as nominee of DTC, and that Certificate Owners will not be recognized by the Trustee as "Certificateholders" under the Pooling Agreement and the Supplements. Certificate Owners will only be permitted to exercise the rights of Certificateholders under the Pooling Agreement and the Supplements indirectly through DTC and its Participants which in turn will exercise their rights through DTC.

    Under the rules, regulations and procedures creating and affecting DTC and its operations, DTC is required to make book-entry transfers among Participants on whose behalf it acts with respect to the Certificates and is required to receive and transmit distributions of principal of and interest on the Certificates. Participants and Indirect Participants with which Certificate Owners have accounts with respect to the Certificates similarly are required to make book-entry transfers and receive and transmit such payments on behalf of their respective Certificate Owners.

    Because DTC can only act on behalf of Participants, which in turn act on behalf of Indirect Participants and certain banks, the ability of Certificate Owners to pledge Certificates to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of such Certificates, may be limited due to the lack of a physical certificate for such Certificates.

    DTC has advised the Seller that it will take any action permitted to be taken by a Certificateholder under the Pooling Agreement or the Supplements only at the direction of one or more Participants to whose account with DTC the Certificates are credited. Additionally, DTC has advised the Seller that it will take such actions with respect to specified percentages of the Certificateholders' Interest only at the direction of and on behalf of Participants whose holdings include undivided interests that satisfy such specified percentages. DTC may take conflicting actions with respect to other undivided interests to the extent that such actions are taken on behalf of Participants whose holdings include such undivided interests.

    Centrale de Livraison de Valeurs Mobilieres S.A. ("CEDEL") is incorporated under the laws of Luxembourg as a professional depository. CEDEL holds securities for its participating organizations ("CEDEL Participants") and facilitates the clearance and settlement of securities transactions between CEDEL Participants through electronic book-entry changes in accounts of CEDEL Participants, thereby eliminating the need for physical movement of certificates. Transactions may be settled in CEDEL in any of 28 currencies, including United States dollars. CEDEL provides to its Participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. CEDEL interfaces with domestic markets in several countries. As a professional depository, CEDEL is subject to regulation by the Luxembourg Monetary Institute. CEDEL Participants are recognized financial institutions around the world including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations and may include any underwriters, agents or dealers with respect to a Series of Certificates offered hereby. Indirect access to CEDEL is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a CEDEL Participant, either directly or indirectly.

    The Euroclear System ("Euroclear") was created in 1968 to hold securities for participants of the Euroclear System ("Euroclear Participants") and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Transactions may now be settled in any of 27 currencies, including United States dollars. The Euroclear System includes various other services, including securities lending and borrowing, and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described above. The Euroclear System is operated by Morgan Guaranty Trust Company of New York, Brussels, Belgium office (the "Euroclear Operator"), under contract with Euroclear Clearance System S.C., a Belgian cooperative corporation (the "Cooperative"). All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not the Cooperative. The Cooperative establishes policy for Euroclear on behalf of Euroclear Participants. Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries and may include any underwriters, agents or dealers with respect to a Series of Certificates offered hereby. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.

    The Euroclear Operator is the Belgian branch of a New York banking corporation that is a member bank of the Federal Reserve System. As such, it is regulated and examined by the Board of Governors of the Federal Reserve System and the New York State Banking Department, as well as the Belgian Banking Commission.

    Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of Euroclear and applicable Belgian law (collectively, the "Terms and Conditions"). The Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear and receipts of payments with respect to securities in the Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Participants, and has no record of or relationship with persons holding through Euroclear Participants.

    Distributions with respect to Certificates held through CEDEL or Euroclear will be credited to the cash accounts of CEDEL Participants or Euroclear Participants in accordance with the relevant system's rules and procedures, to the extent received by its Depositary. Such distributions will be subject to tax reporting in accordance with relevant United States tax laws and regulations. See "Tax Matters." CEDEL or the Euroclear Operator, as the case may be, will take any other action permitted to be taken by a Certificateholder under the Pooling Agreement or the relevant Supplement on behalf of a CEDEL Participant or Euroclear Participant only in accordance with its relevant rules and procedures and subject to its Depositary's ability to effect such actions on its behalf through DTC.

    Although DTC, CEDEL and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of Certificates among participants of DTC, CEDEL and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time.

DEFINITIVE CERTIFICATES

    Unless otherwise stated in the related Prospectus Supplement, the Certificates of a Series offered hereby will be issued in fully registered, certificated form to Certificate Owners or their respective nominees ("Definitive Certificates"), rather than to DTC or its nominee only if (i) the Seller advises the Trustee in writing that DTC is no longer willing or able to discharge properly its responsibilities as Depository with respect to the Certificates, and the Trustee or the Seller is unable to locate a qualified successor, (ii) the Seller, at its option, elects to terminate the book-entry system through DTC or (iii) after the occurrence of a Servicer Default, Certificate Owners evidencing not less than 50% of the aggregate unpaid principal amount of the Certificates of any Class of such Series advise the Trustee and DTC through Participants in writing that the continuation of a book-entry system through DTC (or a successor thereto) is no longer in the best interests of the Certificate Owners.

    Upon the occurrence of any of the events described in the immediately preceding paragraph, DTC is required to notify all Participants of the availability through DTC of Definitive Certificates. Upon surrender by DTC of the definitive certificates representing the Certificates and instructions for re-registration, the Trustee will issue such Certificates in the form of Definitive Certificates, and thereafter the Trustee will recognize the holders of such Definitive Certificates as "Certificateholders" under the Pooling Agreement and the relevant Supplement ("Holders").

    If Definitive Certificates are issued, distribution of principal and interest on the Definitive Certificates will be made by the Paying Agent or the Trustee directly to the Holders in whose names the Definitive Certificates were registered on the related Record Date in accordance with the procedures set forth herein and in the Pooling Agreement and the relevant Supplement. Distributions will be made by check mailed to the address of each Holder as it appears on the register maintained by the Trustee, except that the final payment on any Definitive Certificate will be made only upon presentation and surrender of such Definitive Certificate on the date for such final payment at such office or agency as is specified in the notice of final distribution to Holders. The Trustee will provide such notice to Holders no later than the fifth day of the month of the final distribution.

    Definitive Certificates will be transferable and exchangeable at the offices of the Transfer Agent and Registrar, which shall initially be the Trustee. No service charge will be imposed for any registration of transfer or exchange, but the Transfer Agent and Registrar may require payment of a sum sufficient to cover any tax or other governmental charge imposed in connection therewith.

TERMINATION OF THE TRUST

    Unless the Seller instructs the Trustees otherwise, the Trust will only terminate on the earlier to occur of (a) the day following the day on which the aggregate Invested Amounts and Enhancement Invested Amounts of all Series is zero (provided that the Bank shall have delivered a written notice to the Trustee electing to terminate the Trust), (b) March 1, 2015, or (c) if the Receivables are sold, disposed of or liquidated following the occurrence of an Insolvency Event as described under "Description of the Certificates--Pay Out Events," immediately following such sale, disposition or liquidation (the "Trust Termination Date"). Upon termination of the Trust, all right, title and interest in the Receivables and other funds of the Trust (other than amounts in accounts maintained by the Trust for the final payment of principal and interest to Certificateholders) will be conveyed and transferred to the Bank.

CONVEYANCE OF RECEIVABLES

    Pursuant to the Pooling Agreement, the Seller will sell and assign to the Trust its interest in all Receivables in the Initial Accounts outstanding as of the Trust Cut-Off Date, all Receivables in the Additional Accounts as of the applicable Addition Date, all Receivables thereafter created under the Accounts and the proceeds of all of the foregoing.

    In connection with the transfer of any Receivables to the Trust, the Seller is required to indicate in its computer records that the Receivables have been conveyed to the Trust. In addition, the Seller will provide the Trustee with a computer file or microfiche list containing a true and complete list showing for each Initial Account, as of the Trust Cut-Off Date, and for each Additional Account, as of the applicable addition cut-off date for such Additional Account,
(i) its account number and (ii) the aggregate amount outstanding and the aggregate amount of Principal Receivables in such Account. The Seller, as initial Servicer, will retain and will not deliver to the Trustee any other records or agreements relating to the Accounts or the Receivables. Except as set forth above, the records and agreements relating to the Accounts and the Receivables will not be segregated from those relating to other revolving credit card accounts and receivables, and the physical documentation relating to the Accounts or Receivables will not be stamped or marked to reflect the transfer of Receivables to the Trust. The Seller has filed and is required to file UCC financing statements with respect to the sale of the Receivables to the Trust meeting the requirements of applicable state law. See "Special Considerations" and "Certain Legal Aspects of the Receivables."

REPRESENTATIONS AND WARRANTIES

    As of the Closing Date for a Series offered hereby specified in the related Prospectus Supplement, the Seller will make representations and warranties to the Trust relating to the Accounts and the Receivables to the effect, among other things, that (a) as of the Trust Cut-Off Date (or as of the Addition Date) each Account or each Additional Account was an Eligible Account, (b) as of the Trust Cut-Off Date (or as of the Addition Date), each of the Receivables in any Account or Additional Account that is conveyed to the Trust on such day is an Eligible Receivable and (c) thereafter, as of the date of creation of any new Receivable, such Receivable is an Eligible Receivable. If the Seller breaches any representation and warranty described in this paragraph, such breach remains uncured for 60 days, or such longer period as may be agreed to by the Trustee, after the earlier to occur of the discovery of such breach by the Seller or receipt of written notice of such breach by the Seller, and as a result of such breach any Receivables in the related Account become Defaulted Receivables or the Trust's rights in, to or under such Receivables or the proceeds of such Receivables are impaired or such proceeds are not available for any reason to the Trust free and clear of any lien, then the Certificateholders' Interest in all Receivables with respect to the affected Account ("Ineligible Receivables") will be reassigned to the Seller on the terms and conditions set forth below and such Account shall no longer be included as an Account; PROVIDED, HOWEVER, that such Receivables will not be deemed to be Ineligible Receivables and will not be reassigned to the Seller if, on any day prior to the end of such 60-day or longer period, (i) the relevant representation and warranty shall be true and correct in all material respects as if made on such day and (ii) the Seller shall have delivered to the Trustee a certificate of an authorized officer describing the nature of such breach and the manner in which the relevant representation and warranty became true and correct.

    An Ineligible Receivable shall be reassigned to the Seller on or before the end of the Monthly Period in which such reassignment obligation arises by the Seller directing the Servicer to deduct the portion of such Ineligible Receivable that is a Principal Receivable from the aggregate amount of the Principal Receivables used to calculate the Seller Amount. In the event that the exclusion of an Ineligible Receivable from the calculation of the Seller Amount would cause the Seller Amount to be less than the Required Seller Amount, on the Distribution Date following the Monthly Period in which such reassignment obligation arises, the Seller will make a deposit into the Special Funding Account in immediately available funds in an amount equal to the amount by which the Seller Amount would be reduced below the Required Seller Amount. Any deposit into the Special Funding Account, together with the reduction in the Seller's Interest, in connection with the reassignment of an Ineligible Receivable shall be considered a payment in full of the Ineligible Receivable. The reassignment of any Ineligible Receivable to the Seller is the sole remedy respecting any breach of the representations and warranties described in the preceding paragraph with respect to such Receivable available to Certificateholders of any Series (or the Trustee on behalf of such Certificateholders) or any provider of Series Enhancement.

    The Seller will also make representations and warranties to the Trust to the effect, among other things, that as of each Closing Date (a) it is a federally chartered savings bank validly existing under the laws of the United States, it has the authority to consummate the transactions contemplated by the Pooling Agreement and the related Supplement and each of the Pooling Agreement and the related Supplement constitutes a valid, binding and enforceable agreement of the Seller and (b) the Pooling Agreement constitutes a valid sale, transfer and assignment to the Trust of all right, title and interest of the Seller in the Receivables, whether then existing or thereafter created and the proceeds thereof (including proceeds in any of the accounts established for the benefit of the Certificateholders) or the grant of a first priority perfected security interest under the UCC as in effect in Maryland in such Receivables and the proceeds thereof (including proceeds in any of the accounts established for the benefit of the Certificateholders), which is effective as to each Receivable then existing on the date of its transfer to the Trust or, as to each Receivable arising thereafter, upon the creation thereof and until termination of the Trust. If the breach of either of the representations and warranties described in this paragraph has a material adverse effect on the Certificateholders' Interest of all Series in the Receivables, either the Trustee or the holders of Certificates evidencing not less than 50% of the aggregate unpaid principal amount of the Certificates of all Series, by written notice to the Seller and the Servicer (and to the Trustee if given by the Holders of the requisite percentage of Certificates of all Series), may direct the Seller to accept the reassignment of the Receivables within 60 days of such notice, or within such longer period specified in such notice; PROVIDED, HOWEVER, that such Receivables will not be reassigned to the Seller if, on any day prior to the end of such 60-day or longer period, (i) the relevant representation and warranty shall be true and correct in all material respects as if made on such day and (ii) the Seller shall have delivered to the Trustee a certificate of an authorized officer describing the nature of such breach and the manner in which the relevant representation and warranty became true and correct. The Seller will be obligated to accept the reassignment of such Receivables on the Distribution Date following the Monthly Period in which such reassignment obligation arises. The price for such reassignment will generally be equal to the aggregate Invested Amounts and Enhancement Invested Amounts of all Series on the Distribution Date on which the purchase is scheduled to be made plus accrued and unpaid interest on the unpaid principal amount of all Series and any interest amounts that were due but not paid on a prior date and interest on such overdue interest amounts (if the applicable Supplement so provides) at the applicable certificate rates through the day preceding such Distribution Date. The payment of such reassignment price, in immediately available funds, will be considered a payment in full of the Receivables and the principal portion of such funds and the interest portion of such funds will be deposited into the Special Funding Account and the Collection Account, respectively. If the Trustee or the requisite percentage of holders of Certificates of all Series gives a notice as provided above, the obligation of the Seller to make any such deposit will constitute the sole remedy respecting a breach of the representations and warranties available to Certificateholders of all Series (or the Trustee on behalf of such Certificateholders) or any provider of Series Enhancement.

    An "Eligible Account" is a revolving credit card account owned by the Seller, which as of the Trust Cut-Off Date with respect to an Initial Account or as of the Addition Date with respect to an Additional Account: (a) is in existence and serviced at certain facilities of the Seller; (b) is payable in United States dollars; (c) except as provided below, has not been identified as an account the credit cards with respect to which have been reported to the Seller as having been lost or stolen; (d) has a cardholder who has provided, as his or her billing address, an address located in the United States or its territories or possessions or a military address; (e) has a cardholder who has not been identified by the Seller as an employee of the Seller or any affiliate;
(f) has not been, and does not have any receivables that have been, sold, pledged, assigned or otherwise conveyed to any person (except pursuant to the Pooling Agreement); (g) does not have any receivables that are Defaulted Receivables; and (h) does not have any receivables that have been identified as having been incurred as a result of fraudulent use of any related credit card.

    An "Eligible Receivable" is each Receivable (a) which has arisen under an Eligible Account; (b) which was created in compliance with the Credit Card Guidelines and all requirements of law applicable to the Seller, the failure to comply with which would have a material adverse effect on Certificateholders, and pursuant to a cardholder agreement which complies with all requirements of law applicable to the Seller, the failure to comply with which would have a material adverse effect on Certificateholders; (c) with respect to which all consents, licenses, approvals or authorizations of, or registrations with, any governmental authority required to be obtained or given by the Seller in connection with the creation of such Receivable or the execution, delivery and performance by the Seller of the related lending agreement have been duly obtained or given and are in full force and effect as of the date of the creation of such Receivable; (d) as to which, at the time of its transfer to the Trust, the Seller or the Trust will have good and marketable title free and clear of all liens and security interests (other than any lien for municipal or other local taxes if such taxes are not then due and payable or if the Seller is then contesting the validity thereof in good faith by appropriate proceedings and has set aside on its books adequate reserves with respect thereto); (e) which has been the subject of either a valid transfer and assignment from the Seller to the Trust of all the Seller's right, title and interest therein or the grant of a first priority perfected security interest therein (and in the proceeds thereof), effective until the termination of the Trust; (f) which at and after the time of transfer to the Trust is the legal, valid and binding payment obligation of the cardholder thereof, legally enforceable against such cardholder in accordance with its terms (with certain bankruptcy and equity-related exceptions); (g) which constitutes either an "account" or a "general intangible" under Article 9 of the UCC as then in effect in the State of Maryland; (h) which, at the time of its transfer to the Trust, has not been waived or modified except as permitted by the Pooling Agreement; (i) which, at the time of its transfer to the Trust, is not subject to any right of rescission, setoff, counterclaim or other defense of the cardholder (including the defense of usury), other than certain bankruptcy and equity-related defenses and adjustments permitted by the Pooling Agreement to be made by the Servicer;
(j) as to which the Seller has satisfied all obligations to be fulfilled at the time it is transferred to the Trust; and (k) as to which the Seller has not taken any action which, or failed to take any action the omission of which, would, at the time of its transfer to the Trust, to impair the rights of the Trust or the Certificateholders therein.

    It is not required or anticipated that the Trustee will make any initial or periodic general examination of any documents or records related to the Receivables or the Accounts for the purpose of establishing the presence or absence of defects, compliance with the Seller's representations and warranties or for any other purpose. In addition, it is not anticipated or required that the Trustee will make any initial or periodic general examination of the Servicer for the purpose of establishing the compliance by the Servicer with its representations or warranties or the performance by the Servicer of its obligations under the Pooling Agreement or for any other purpose. The Servicer, however, will deliver to the Trustee on or before March 31 of each calendar year an opinion of counsel with respect to the validity of the interest of the Trust in and to the Receivables and certain other components of the Trust.

INDEMNIFICATION

    The Pooling Agreement provides that the Servicer will indemnify the Trust and the Trustee from and against any loss, liability, expense, damage or injury suffered or sustained, arising out of the Servicer's actions or omissions with respect to the Trust pursuant to the Pooling Agreement.

    Under the Pooling Agreement, the Seller has agreed to be liable directly to an injured party for the entire amount of any losses, claims, damages or liabilities (other than those incurred by a Certificateholder in the capacity of an investor in the Certificates of any Series) arising out of or based on the arrangement created by the Pooling Agreement as though such agreement created a partnership under the New York Uniform Partnership Act in which the Seller was a general partner. In the event of a Service Transfer, the successor Servicer will indemnify and hold harmless the Seller for any losses, claims, damages and liabilities of the Seller as described in this paragraph arising from the actions or omissions of such successor Servicer.

    Except as provided in the preceding paragraph, the Pooling Agreement provides that none of the Seller, the Servicer or any of their directors, officers, employees or agents will be under any other liability to the Trust, the Trustee, the holders of Certificates of any Series, any provider of Series Enhancement or any other person for any action taken, or for refraining from taking any action, in good faith pursuant to the Pooling Agreement. However, none of the Seller, the Servicer or any of their directors, officers, employees or agents will be protected against any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence of any such person in the performance of their duties or by reason of reckless disregard of their obligations and duties thereunder.

    In addition, the Pooling Agreement provides that the Servicer is not under any obligation to appear in, prosecute or defend any legal action that is not incidental to its servicing responsibilities under the Pooling Agreement. The Servicer may, in its sole discretion, undertake any such legal action which it may deem necessary or desirable for the benefit of holders of Certificates of any Series with respect to the Pooling Agreement and the rights and duties of the parties thereto and the interest of such Certificateholders thereunder.

COLLECTION AND OTHER SERVICING PROCEDURES

    Pursuant to the Pooling Agreement, the Servicer is responsible for servicing, collecting, enforcing and administering the Receivables in accordance with its customary and usual procedures for servicing receivables comparable to the Receivables and the Credit Card Guidelines.

    Servicing activities to be performed by the Servicer include collecting and recording payments, communicating with cardholders, investigating payment delinquencies, evaluating the increase of credit limits and the issuance of credit cards, providing billing and tax records, if any, to cardholders and maintaining internal records with respect to each Account. Managerial and custodial services performed by the Servicer on behalf of the Trust include providing assistance in any inspections of the documents and records relating to the Accounts and Receivables by the Trustee pursuant to the Pooling Agreement, maintaining the agreements, documents and files relating to the Accounts and Receivables as custodian for the Trust and providing related data processing and reporting services for Certificateholders of any Series and on behalf of the Trustee.

    Pursuant to the Pooling Agreement, the Bank, as Servicer, has the right to delegate any of its responsibilities and obligations as Servicer to any of its affiliates and to certain third-party service providers that agree to conduct such duties in accordance with the Pooling Agreement and the Credit Card Guidelines. The Bank currently contracts with FDR and intends to continue to contract with FDR (and possibly one or more other third-party service providers) to perform certain of its servicing activities as described under "The Bank's Credit Card Activities--General." Notwithstanding any such delegation to any entity, the Servicer will continue to be liable for all of its obligations under the Pooling Agreement. In certain circumstances, however, the Bank could be relieved of its duties as Servicer upon the assumption of such duties by another entity. See "Assumption of the Bank's Obligations."

SERVICER COVENANTS

    In the Pooling Agreement, the Servicer has covenanted as to each Receivable and related Account that: (a) it will duly fulfill all obligations on its part to be fulfilled under or in connection with the Receivable or Account, and will maintain in effect all qualifications required in order to service the Receivable or Account the failure to comply with which would have a material adverse effect on the Certificateholders or any provider of Series Enhancement;
(b) it will not permit any rescission or cancellation of the Receivable except as ordered by a court of competent jurisdiction or other governmental authority or in the ordinary course of business and in accordance with the Credit Card Guidelines; (c) it will do nothing to substantially impair the rights of the Certificateholders in the Receivables or Accounts; (d) it will not reschedule, revise or defer payments due on the Receivable except in accordance with the Credit Card Guidelines; and (e) except in connection with its enforcement or collection of an Account, it will take no action to cause any Receivables to be evidenced by any instruments (as defined in the UCC) and if any Receivable is so evidenced, it shall be reassigned or assigned to the Servicer as provided below.

    Under the terms of the Pooling Agreement, in the event of any of the representations, warranties or covenants of the Servicer contained in clauses
(a) through (e) above with respect to any Receivable or the related Account is breached, such breach is not cured within 60 days (or such longer period, not in excess of 150 days, as may be agreed to by the Trustee) of the earlier to occur of the discovery of such event by the Servicer or receipt by the Servicer of written notice of such event given by the Trustee, and as a result of such breach the Trust's rights in, to or under any Receivables in the related Account or the proceeds of such Receivables are impaired or such proceeds are not available for any reason to the Trust free and clear of any lien, then all Receivables in the Account or Accounts to which such event relates shall be reassigned or assigned to the Servicer on the terms and conditions set forth below; PROVIDED, HOWEVER, that such Receivables will not be reassigned or assigned to the Servicer if, on any day prior to the end of such 60-day or longer period, (i) the relevant representation and warranty shall be true and correct, or the relevant covenant shall have been complied with, in all material respects and (ii) the Servicer shall have delivered to the Trustee a certificate of an authorized officer describing the nature of such breach and the manner in which such breach was cured. If the Seller is the Servicer, such reassignment will be made on or before the Distribution Date following the Monthly Period in which such reassignment obligation arises by the Servicer deducting the portion of any such Receivable which is a Principal Receivable from the aggregate amount of Principal Receivables used to calculate the Seller Amount. In addition, if the deduction of such Principal Receivable would reduce the Seller Amount below the Required Seller Amount, the Servicer will deposit into the Special Funding Account the amount of such deficiency. If the Seller is not the Servicer, such assignment and transfer will be made when the Servicer deposits an amount equal to the amount of such Receivable in the Collection Account on the business day preceding the Distribution Date following the Monthly Period during which such obligation arises. The amount of such deposit shall be treated as a portion of Shared Principal Collections as described under "Description of the Certificates--Shared Principal Collections." This reassignment or transfer and assignment to the Servicer constitutes the sole remedy available to the Certificateholders of any Series if such covenant or warranty of the Servicer is not satisfied and the Trust's interest in any such reassigned Receivables shall be automatically assigned to the Servicer.

CERTAIN MATTERS REGARDING THE SERVICER

    The Servicer may not resign from its obligations and duties under the Pooling Agreement, except upon determination that such duties are no longer permissible under applicable law. No such resignation will become effective until the Trustee or a successor to the Servicer has assumed the Servicer's responsibilities and obligations under the Pooling Agreement. Notwithstanding the foregoing, subject to compliance with certain conditions described under "Assumption of the Bank's Obligations," the Bank may transfer its servicing obligations to another entity and be relieved of its obligations and duties under the Pooling Agreement.

    Any person into which, in accordance with the Pooling Agreement, the Servicer may be merged or consolidated or any person resulting from any merger or consolidation to which the Servicer is a party, or any person succeeding to the business of the Servicer, will be the successor to the Servicer under the Pooling Agreement.

SERVICER DEFAULT

    In the event of any Servicer Default either the Trustee or Certificateholders holding Certificates evidencing more than 50% of the aggregate unpaid principal amount of all outstanding Series, by written notice to the Servicer (and to the Trustee and certain providers of Series Enhancement, if given by the Certificateholders) (a "Termination Notice"), may terminate all of the rights and obligations of the Servicer, as servicer, under the Pooling Agreement. If the Trustee within 60 days of receipt of a Termination Notice is unable to obtain any bids from eligible Servicers and the Servicer delivers an officer's certificate to the effect that the Servicer cannot in good faith cure the Servicer Default that gave rise to the Termination Notice, then the Trustee shall offer the Seller the right at its option to purchase the Certificateholders' Interest for all Series. The purchase price for such a purchase shall be paid on a Distribution Date and shall generally be equal to, with respect to each Series, the higher of (a) the sum of the Invested Amount and the Enhancement Invested Amount, if any, of such Series on such Distribution Date (less the amount, if any, on deposit in any Principal Funding Account with respect to such Series) plus accrued and unpaid interest at the applicable certificate rate (together with, if applicable, interest on interest amounts that were due and not paid on a prior date), through the last day of the calendar month preceding such Distribution Date and (b) the sum of (i) the average bid price quoted by at least two recognized dealers for similar securities rated in the same rating category as the initial rating of the Certificates of such Series with a remaining maturity approximately equal to the remaining maturity of the Certificates of such Series and (ii) the Enhancement Invested Amount, if any, of such Series.

    The Trustee shall, as promptly as possible after giving a Termination Notice, appoint a successor Servicer (a "Service Transfer"), and if no successor Servicer has been appointed by the Trustee and has accepted such appointment by the time the Servicer ceases to act as Servicer, all rights, authority, power and obligations of the Servicer under the Pooling Agreement shall pass to and be vested in the Trustee. Prior to any Service Transfer, the Trustee will seek to obtain bids from potential Servicers meeting certain eligibility requirements set forth in the Pooling Agreement to serve as a successor Servicer for servicing compensation not in excess of the Servicing Fee. The rights and interest of the Seller as holder of the Seller Certificate under the Pooling Agreement and any Supplement in the Seller's Interest will not be affected by any Termination Notice or Service Transfer.

    A "Servicer Default" refers to any of the following events:

       (a) failure by the Servicer to make any payment, transfer or deposit, or to give instructions or to give notice to the Trustee to make such payment, transfer or deposit, on the date the Servicer is required to do so under the Pooling Agreement or any Supplement, which is not cured within a five business day grace period;

       (b) failure on the part of the Servicer duly to observe or perform in any material respect any other covenants or agreements of the Servicer in the Pooling Agreement or any Supplement which has a material adverse effect on the Certificateholders of any Series or Class (which determination shall be made without regard to whether funds are then available pursuant to any Series Enhancement) and which continues unremedied for a period of 60 days after written notice, or the Servicer delegates its duties under the Pooling Agreement, except as specifically permitted thereunder, and such delegation continues unremedied for 15 days after written notice;

       (c) any representation, warranty or certification made by the Servicer in the Pooling Agreement or any Supplement or in any certificate delivered pursuant to the Pooling Agreement or any Supplement proves to have been incorrect when made, which has a material adverse effect on the rights of the Certificateholders of any Series or Class (which determination shall be made without regard to whether funds are then available pursuant to any Series Enhancement), and which material adverse effect continues for a period of 60 days after written notice; or

       (d) the occurrence of certain events of bankruptcy, insolvency or receivership with respect to the Servicer.

    Notwithstanding the foregoing, a delay in or failure of performance referred to under clause (a) above for a period of five business days or referred to under clause (b) or (c) for a period of 60 days (in addition to any period provided in (a), (b) or (c)) shall not constitute a Servicer Default until the expiration of such additional five business days or 60 days, respectively, if such delay or failure could not be prevented by the exercise of reasonable diligence by the Servicer and such delay or failure was caused by an act of God or other similar occurrence. Upon the occurrence of any such event the Servicer shall not be relieved from using its best efforts to perform its obligations in a timely manner in accordance with the terms of the Pooling Agreement and any Supplement and the Servicer shall provide the Trustee, the Seller, certain providers of Series Enhancement and the Certificateholders of each Series prompt notice of such failure or delay by it, together with a description of its efforts to so perform its obligations. The Servicer shall immediately notify the Trustee in writing of any Servicer Default.

EVIDENCE AS TO COMPLIANCE

    The Pooling Agreement provides that, on or before December 31 of each calendar year, the Servicer will cause a firm of nationally recognized independent public accountants (who may also render other services to the Servicer or the Seller) to furnish a report to the effect that such firm has applied certain procedures agreed upon with the Servicer and examined certain documents and records relating to the servicing of the Accounts during the Servicer's preceding fiscal year ended September 30 or, in the case of the first such report, during the period from the Closing Date and ending on September 30, 1994, and that, on the basis of such procedures, nothing came to the attention of such firm that caused them to believe that such servicing was not conducted in compliance with the Pooling Agreement and the applicable provisions of each Supplement except for such exceptions or errors as such firm shall believe to be immaterial and such other exceptions as shall be set forth in such statement.

    The Pooling Agreement provides for delivery to the Trustee, each Rating Agency and certain providers of Series Enhancement on or before December 31 of each calendar year a statement signed by an officer of the Servicer to the effect that, to the best of such officer's knowledge, the Servicer has performed its obligations in all material respects under the Pooling Agreement throughout the preceding fiscal year or, if there has been a default in the performance of any such obligation, specifying the nature and status of the default.

    Copies of all statements, certificates and reports furnished to the Trustee may be obtained by a request in writing delivered to the Trustee.

AMENDMENTS

    The Pooling Agreement and any Supplement may be amended from time to time (including in connection with the addition of a Participation to the Trust) by agreement of the Trustee and the Seller without the consent of the Certificateholders of any Series or the consent of the provider of any Series Enhancement provided that (i) the Seller shall have delivered to the Trustee a certificate of an authorized officer to the effect that the Seller reasonably believes, based on the facts known to such officer at the time of such certificate, that such amendment will not adversely affect in any material respect the interests of any such Certificateholder and (ii) such amendment will not result in a Ratings Effect.

    The Pooling Agreement and any Supplement may also be amended from time to time by the Seller, the Servicer and the Trustee with the consent of the holders of Certificates evidencing not less than 66 2/3% of the aggregate unpaid principal amount of the Certificates of all adversely affected Series for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling Agreement or any Supplement or of modifying in any manner the rights of such Certificateholders. No such amendment, however, may (a) reduce in any manner the amount of or delay the timing of any distributions to be made to Certificateholders or deposits of amounts to be so distributed or the amount available under any Series Enhancement without the consent of each Certificateholder affected (provided that an amendment of the terms of a Pay Out Event shall not be deemed to be within the scope of this clause (a)); (b) change the definition or the manner of calculating the interest of any Certificateholder without the consent of each affected Certificateholder;
(c) reduce the aforesaid percentage required to consent to any such amendment, without the consent of each Certificateholder; or (d) adversely affect the rating of any Series or Class by any Rating Agency without the consent of the holders of Certificates of such Series or Class evidencing not less than 66 2/3% of the aggregate unpaid principal amount of the Certificates of such Series or Class. Promptly following the execution of any such amendment (other than an amendment described in the preceding paragraph), the Trustee will furnish written notice of the substance of such amendment to each Certificateholder.

TRUSTEE

    Bankers Trust Company is the Trustee under the Pooling Agreement. The Corporate Trust Department of Bankers Trust Company is located at Four Albany Street, New York, New York 10006. The Seller, the Servicer and their respective affiliates may from time to time enter into normal banking and trust relationships with the Trustee and its affiliates. The Trustee, the Seller, the Servicer and any of their respective affiliates may hold Certificates of any Series in their own names; however, any Certificates so held shall not be entitled to participate in any decisions made or instructions given to the Trustee by such Certificateholders as a group. In addition, for purposes of meeting the legal requirements of certain local jurisdictions, the Trustee shall have the power to appoint a co-trustee or separate trustees of all or any part of the Trust. In the event of such appointment, all rights, powers, duties and obligations shall be conferred or imposed upon the Trustee and such separate trustee or co-trustee jointly, or, in any jurisdiction in which the Trustee shall be incompetent or unqualified to perform certain acts, singly upon such separate trustee or co-trustee, who shall exercise and perform such rights, powers, duties and obligations solely at the direction of the Trustee.

    The Trustee may resign at any time, in which event the Bank will be obligated to appoint a successor Trustee. The Servicer may also remove the Trustee if the Trustee ceases to be eligible to continue as such under the Pooling Agreement or if the Trustee becomes insolvent. In such circumstances, the Servicer will be obligated to appoint a successor Trustee. Any resignation or removal of the Trustee and appointment of a successor Trustee will not become effective until acceptance of the appointment by the successor Trustee.

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
                    CERTAIN LEGAL ASPECTS OF THE RECEIVABLES

TRANSFER OF RECEIVABLES

    The Seller will represent and warrant to the Trust in the Pooling Agreement that the transfer of the Receivables by it to the Trust constitutes either a valid transfer and assignment of such Receivables to the Trust or a grant to the Trust of a security interest in such Receivables. The Seller also will represent and warrant that if such transfer is a valid transfer and assignment, it constitutes a valid transfer and assignment to the Trust of all right, title and interest of the Seller in and to such Receivables, except for the interest of the Seller as holder of the Seller Certificate and other rights of the Seller under the Pooling Agreement, free and clear of all liens and security interests (except for certain permitted liens as described below). The Seller also will represent and warrant to the Trust in the Pooling Agreement that if the transfer of Receivables by the Seller to the Trust creates a security interest under the Uniform Commercial Code as in effect in the State of Maryland (the "UCC"), there will exist an enforceable first priority perfected security interest in the Receivables in existence at the time of the formation of the Trust in favor of the Trust and an enforceable first priority perfected security interest in the Receivables created thereafter in favor of the Trust on and after their creation (except for certain permitted tax liens as described below). For a discussion of the Trust's rights arising from a breach of these representations and warranties, see "The Pooling Agreement Generally-- Representations and Warranties."

    The Receivables are "accounts" or "general intangibles" for purposes of the UCC. Both the transfer and assignment of accounts and the transfer of accounts as security for an obligation are treated under Article 9 of the UCC as creating a security interest therein and are subject to its provisions, and the filing of an appropriate financing statement is required to perfect such security interest of the Trust. If a transfer of general intangibles is deemed to constitute the creation of a security interest, rather than a sale, Article 9 of the UCC applies and the filing of an appropriate financing statement is also required in order to perfect the Trust's security interest. Financing statements covering the Receivables of the Trust will be filed under the UCC.

    There are certain limited circumstances under the UCC in which a prior or subsequent transferee of Receivables coming into existence after a Closing Date could have an interest in such Receivables with priority over the Trust's interest. Under the Pooling Agreement, however, the Seller will represent and warrant that it has transferred the Receivables to the Trust free and clear of all liens and security interests (other than certain tax liens) except for the interest of the Seller as holder of the Seller Certificate and other rights of the Seller under the Pooling Agreement. In addition, the Seller will covenant that it will not sell, pledge, assign or transfer, or grant, create, incur, assume or suffer to exist any lien on, any Receivable (or any interest therein) other than to the Trust or in connection with any transfer of the Accounts selected for the Trust. A tax or other governmental lien on property of the Seller arising prior to the time a Receivable comes into existence also may have priority over the interest of the Trust in such Receivable. In addition, if a receiver or conservator were appointed for the Seller, certain administrative expenses of the receiver or conservator also may have priority over the interest of the Trust in such Receivables. While the Bank is the Servicer, cash collections on the Receivables may be held by the Bank and commingled with its funds for brief periods, and if an Insolvency Event occurs, the Trust may not have a perfected interest in such commingled collections.

CERTAIN MATTERS RELATING TO RECEIVERSHIP

    Under the Financial Institutions Reform, Recovery, and Enforcement Act of 1989, as amended ("FIRREA"), which made significant changes in the regulatory structure and policies governing federally insured savings banks such as the Bank, the Resolution Trust Corporation (the "RTC") is authorized to act as receiver or conservator for insolvent savings banks that fail before October 1, 1993, and the FDIC is authorized to act as receiver or conservator for insolvent savings banks that fail thereafter. FIRREA contains detailed provisions setting forth the receivership and conservatorship powers of the FDIC and the RTC.

    Subject to clarification by regulations or interpretations, it would appear from the positions taken by the FDIC that the FDIC or the RTC, in their capacity as receiver or conservator for the Bank, would not

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
interfere with the timely transfer to the Trust of payments collected on the Receivables. In the event the transfer of Receivables to the Trust is deemed to constitute the creation of a security interest, such a security interest, to the extent it was validly perfected before the Seller's insolvency and was not taken or granted in contemplation of insolvency, or with the intent to hinder, delay or defraud the Seller, creditors of the Seller, or the FDIC, the RTC or other receivers, or conservators of the Seller, or other federal banking agency or any other person or entity, based upon opinions issued by the general counsel of the FDIC and a statement of policy of the FDIC addressing the enforceability against the FDIC or RTC, a conservator or receiver for a depositary institution, of a security interest in collateral granted by such depositary institution, the transfer of Receivables to the Trust should not be subject to avoidance in the event of the insolvency, receivership or conservatorship of the Seller. Thus, payments to the Trust with respect to the Receivables transferred to the Trust should not be subject to recovery by the FDIC as receiver or conservator for the Seller. However, such opinions and policy statements are not binding on the FDIC and, if the FDIC were to assert a contrary position, certain provisions of FIRREA would permit the receiver or conservator of the Seller to avoid security interests, thereby resulting in delays and possible reductions in payments on the Certificates. In addition, federal law governing receivership of federally insured depository institutions has been interpreted to require the Trustee to comply with certain claims procedures to establish its right to those payments, or if a receiver or conservator were to request a stay of proceedings with respect to the Seller, delays in payments on the Certificates and possible reductions in the amount of those payments could occur. A receiver or conservator also may disaffirm or repudiate the Bank's obligations under the Pooling Agreement to accept reassignment of Ineligible Receivables or to accept reassignment of the Trust Portfolio or other provisions of the Pooling Agreement.

    The Pooling Agreement provides that, upon the occurrence of an Insolvency Event, the Seller promptly will give notice to the Trustee of such appointment or liquidation, and a Pay Out Event will occur. Pursuant to the Pooling Agreement, newly created Principal Receivables will not be transferred to the Trust on and after any such Insolvency Event. Notwithstanding the cessation of the transfer to the Trust of additional Principal Receivables, Finance Charge Receivables with respect to Monthly Periodic Charges, whenever created, accrued in respect of Principal Receivables that have been transferred to the Trust will continue to be a part of the Trust. The Pooling Agreement provides that the Servicer will continue, on and after any such Insolvency Event, to collect and remit to the Trustee payments on Receivables transferred to the Trust. Unless otherwise instructed within a specified period by holders of Certificates of each Series or, if a Series includes more than one Class, each Class of such Series, evidencing more than 50% of the aggregate unpaid principal amount of each such Series or Class (and, in the case of any Series with respect to which there is an Enhancement Invested Amount, any Credit Enhancer with respect thereto) the Trustee may proceed to sell, dispose of or otherwise liquidate the Receivables in the Trust in a commercially reasonable manner and on commercially reasonable terms. Under the Pooling Agreement, the net proceeds from the sale, liquidation or disposition of the Receivables will be deposited in the Collection Account and allocated as provided in the Pooling Agreement and each Supplement. See "Description of the Certificates--Pay Out Events." This procedure could be delayed, as described above. In addition, a conservator or receiver for the Seller may have the power to prevent the early sale, liquidation or disposition of the Receivables, the commencement of the Early Amortization Period of a Class or Series or other exercise of rights unless a Pay Out Event occurs due to an event in addition to the receivership, conservatorship or insolvency of the Seller. The receiver or conservator may also have the power to cause the early sale of the Receivables of the Trust and the early retirement of the Certificates or to require or prohibit the continued transfer of Receivables to the Trust.

    If a receiver or conservator is appointed for the Servicer, the receiver or conservator may have the power either to terminate the Servicer and replace it with a successor Servicer or to prevent the termination of the Servicer and its replacement with a successor Servicer if no Servicer Default exists other than the receivership, conservatorship or insolvency of the Servicer. See "The Pooling Agreement Generally-- Servicer Default."

CONSUMER PROTECTION LAWS

    The relationship of the cardholder and credit card issuer is extensively regulated by federal and state consumer protection and related laws. With respect to credit cards issued by the Bank, the most significant

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laws include the federal Truth-in-Lending Act, Fair Credit Billing Act, Fair
Debt Collection Practices Act, Equal Credit Opportunity Act, Fair Credit Reporting Act and Electronic Funds Transfer Act, as well as applicable Maryland laws and, to the extent applicable, comparable statutes in the other states in which cardholders reside. These statutes impose disclosure requirements when a credit card account is advertised, when it is opened, at the end of monthly billing cycles and at year end and, in addition, prohibit certain discriminatory practices in extending credit and impose certain limitations on the type of account-related charges that may be assessed. Federal legislation requires credit card issuers to disclose to consumers the interest rates, cardholder fees, grace periods and balance calculation methods associated with their credit card accounts. In addition, cardholders are entitled under current laws to have payments and credits applied to the credit card account promptly, to receive prescribed notices and to require billing errors to be resolved promptly.

    Certain laws, including the laws described above, may limit the Bank's ability to collect amounts owing with respect to the Receivables regardless of any act or omission on the part of the Bank. For example, under the federal Fair Credit Billing Act, a credit card issuer is subject to all claims (other than tort claims) and defenses arising out of certain transactions in which a credit card is used as a method of payment or extension of credit if the obligor has made a good faith attempt to obtain satisfactory resolution of a disagreement or problem relative to the transaction from the person honoring the credit card and, except in cases where there is a certain relationship between the person honoring the card and the credit card issuer, the amount of the initial transaction exceeds $50 and the place where the initial transaction occurred was in the same state as the cardholder's mailing address or within 100 miles of that address. These statutes further provide that in certain cases cardholders cannot be held liable for, or the cardholder's liability is limited with respect to, charges to the credit card account that result from unauthorized use of the credit card.

    Additional consumer protection laws may be enacted that would impose requirements on the making, enforcement and collection of consumer credit loans. Any new laws or rulings that may be adopted, and existing consumer protection laws, may adversely affect the ability to collect on the Receivables. In addition, failure of the Servicer to comply with such requirements could adversely affect the Servicer's ability to enforce the Receivables.

    Certain jurisdictions may attempt to require out-of-state credit card issuers to comply with such jurisdictions' consumer protection laws (including laws limiting the charges imposed by such credit card issuers) in connection with their operations in such jurisdictions. If it were determined that out-of-state credit card issuers must comply with a jurisdiction's laws limiting the charges imposed by credit card issuers, such actions could have an adverse impact on the Bank's credit card operations. Application of federal and state bankruptcy and debtor relief laws (including the Soldiers' and Sailors' Civil Relief Act of 1940) would affect the interests of the holders of the Certificates if the protection provided to debtors under such laws result in any Receivables of the Trust being written off as uncollectible.

    The Trust may be liable for certain violations of consumer protection laws that apply to the Receivables transferred to it, either as assignee from the Seller with respect to obligations arising before the transfer or as a party directly responsible for obligations arising after the transfer. In addition, a cardholder may be entitled to assert such violations by way of set-off against his obligation to pay the amount of Receivables owing. The Seller will warrant to the Trust in the Pooling Agreement that all Receivables transferred to the Trust have been and will be created in compliance with the requirements of such laws. For a discussion of the Trust's rights arising from the breach of these warranties, see "The Pooling Agreement Generally--Representations and Warranties."

CLAIMS AND DEFENSES OF CARDHOLDERS AGAINST THE TRUST

    The UCC, the provisions of which would be applicable to the Trust if it were deemed to have acquired a security interest in the Receivables transferred to the Trust (see "--Transfer of the Receivables"), provides that (i) unless a cardholder has made an enforceable agreement not to assert defenses or claims arising out of a transaction, the rights of the Trust, as assignee, are subject to all the terms of the cardholder agreement between the Bank and the cardholder and any defense or claim arising therefrom, to rights of set- off and to any other defense or claim of the cardholder against the Bank that accrues before the cardholder receives notification of the assignment and (ii) any cardholder is authorized to continue to pay the Bank until (a) the cardholder receives notification, reasonably identifying the rights assigned, that the amount due or to become due has been assigned and that payment is to be made to the Trustee or Successor Servicer and
(b) if requested by the cardholder, the Trustee or Successor Servicer has furnished reasonable proof of assignment. No such agreement not to assert defenses has been entered into and no notice of the assignment of the Receivables to the Trust will be sent to the cardholders obligated on the Accounts in connection with the transfer of the Receivables to the Trust.

                                  TAX MATTERS

FEDERAL INCOME TAX CONSEQUENCES--GENERAL

    The following is a general discussion of federal income tax consequences relating to the purchase, ownership and disposition of a Certificate. This discussion is based on current law, which is subject to changes that could prospectively or retroactively modify or adversely affect the tax consequences summarized below. The discussion does not address all of the tax consequences relevant to a particular Certificate Owner in light of that Certificate Owner's circumstances, and some Certificate Owners may be subject to special tax rules and limitations not discussed below. Each prospective Certificate Owner is urged to consult its own tax adviser in determining the federal, state, local and foreign income and any other tax consequences of the purchase, ownership and disposition of a Certificate.

    For purposes of this discussion, "U.S. Person" means a citizen or resident of the United States, a corporation or partnership organized in or under the laws of the United States or any political subdivision thereof or an estate or trust the income of which is includible in gross income for U.S. federal income tax purposes regardless of its source. The term "U.S. Certificate Owner" includes any U.S. Person and any other person to the extent that the income attributable to a Certificate is effectively connected with that person's conduct of a U.S. trade or business.

TREATMENT OF THE CERTIFICATES AS DEBT

    The Seller, the holder of the Seller Certificate and the Certificate Owners express in the Pooling Agreement the intent that for federal, state and local income and franchise tax purposes, the Certificates will be debt secured by the Receivables. The Seller, by entering into the Pooling Agreement, the holder of the Seller Certificate by its acceptance of the Seller Certificate and each investor, by the acceptance of a beneficial interest in a Certificate, will agree to treat the Certificates as indebtedness of the holder of the Seller Certificate for federal, state and local income and franchise tax purposes. However, the Pooling Agreement generally refers to the transfer of Receivables as a "sale," and because different criteria are used in determining the nontax accounting treatment of the transaction, the Seller and the holder of the Seller Certificate will treat the Pooling Agreement, for certain nontax accounting purposes, as causing a transfer of an ownership interest in the Receivables and not as creating a debt obligation.

    A basic premise of federal income tax law is that the economic substance of a transaction generally determines the tax consequences. The form of a transaction, while a relevant factor, is not conclusive evidence of its economic substance. In appropriate circumstances, the courts have allowed taxpayers, as well as the Internal Revenue Service (the "IRS"), to treat a transaction in accordance with its economic substance, as determined under federal income tax law, even though the participants in the transaction have characterized it differently for nontax purposes.

    The determination of whether the economic substance of a purchase of an interest in property is instead a loan secured by the transferred property has been made by the IRS and the courts on the basis of numerous factors designed to determine whether the seller has relinquished (and the purchaser has obtained) substantial incidents of ownership in the property. Among those factors, the primary factors examined are whether the purchaser has the opportunity to gain if the property increases in value, and has the risk of loss if the property decreases in value. Based upon its analysis of such factors, special tax counsel to the Seller to be named in the Prospectus Supplement ("Tax Counsel"), has concluded that, although no transaction closely comparable to that contemplated herein has been the subject of any Treasury regulation, revenue ruling or judicial decision, the holder of the Seller Certificate rather than the Certificate Owners (through their ownership of a beneficial interest in the Certificates) is the owner of the Receivables for federal income tax purposes. As a result, in the opinion of Tax Counsel, the Certificates will properly be characterized for federal income tax purposes as debt secured by the Receivables and the Trust will be disregarded and treated as a mere security device. Except where indicated to the contrary, the following discussion assumes that the Certificates are debt for federal income tax purposes.

    Although as described above, it is the opinion of Tax Counsel that the Certificates will properly be characterized as debt for federal income tax purposes, such opinion is not binding on the IRS and thus no assurance can be given that such a characterization will prevail. If the IRS were to contend successfully that the Certificates were not debt obligations for federal income tax purposes, the issuance of the Certificates could be characterized as a sale of an interest in the Receivables to the Trust or to the Certificate Owners. In that event, the Trust could be classified, for federal income tax purposes, as a partnership or an association taxable as a corporation. Because in the opinion of Tax Counsel the Certificates will be characterized as debt for federal income tax purposes, no attempt will be made to comply with any IRS reporting or other requirements that would apply if a Trust were treated as a partnership or a corporation.

    If a Trust were treated as a partnership, other than a publicly traded partnership, that partnership would not be subject to federal income tax. Rather, each item of income, gain, loss, deduction and credit of the partnership generated through the ownership of the related Receivables would be taken into account directly in computing taxable income of the holder of the Seller Certificate and the Certificate Owners, and the holder of the Seller Certificate and the Certificate Owners would be treated as partners in accordance with their respective partnership interests therein. The amounts and timing of income reportable by Certificate Owners treated as partners would likely differ if the Certificates were not characterized as debt and the arrangement were treated as a partnership. In addition, if a Trust were treated as a partnership other than a publicly traded partnership, income derived from the partnership by a Certificate Owner that is a pension fund or other tax-exempt entity may be treated as unrelated business taxable income. Partnership characterization also may have adverse state and local income or franchise tax consequences for a Certificate Owner. Legislation pending before Congress would affect the treatment of any "large partnership," defined as any partnership in which there are at least 250 partners in a taxable year. Under the pending legislation, among other things, the availability of certain deductions to partners may be limited, and certain computations (such as those relating to the level of allowable miscellaneous itemized deductions and the netting of capital gains and losses) would be made at the partnership rather than the partner level. These particular provisions are proposed to be effective for taxable years ending on or after December 31, 1994. No prediction can be made regarding whether such legislation will be enacted or, if so, what its ultimate effective date will be.

    If the arrangement created by the Pooling Agreement were treated as a publicly traded partnership or an association and were therefore taxable as a corporation, it would be subject to federal income tax at corporate tax rates on its taxable income generated by ownership of the related Receivables. That tax could result in reduced distributions to the related Certificate Owners. No distributions from the Trust would be deductible in computing the taxable income of the corporation, except to the extent that the Certificates were treated as debt of the corporation and distributions to the Certificate Owners were treated as payments of interest thereon. In addition, all or a portion of those distributions would be dividend income to the Certificate Owners to the extent of the current and accumulated earnings and profits of the corporation.

TAXATION OF INTEREST INCOME OF U.S. CERTIFICATE OWNERS

    GENERAL. Interest on a Certificate will be includible in gross income in accordance with a U.S. Certificate Owner's method of accounting.

    ORIGINAL ISSUE DISCOUNT. If the Certificates are issued with original issue discount ("OID"), the provisions of sections 1271 through 1273 and 1275 of the Internal Revenue Code of 1986, as amended (the "Code"), will apply to the Certificates. Under those provisions, a U.S. Certificate Owner (including a cash basis holder) generally would be required to accrue the OID on a Certificate in income for federal income tax purposes on a constant yield basis, resulting in the inclusion of OID in income somewhat in advance of the receipt of cash attributable to that income. Under section 1272(a)(6) of the Code, special provisions apply to debt instruments on which payments may be accelerated due to prepayments of other obligations securing those debt instruments. However, no regulations have been issued interpreting those provisions, and the manner in which those provisions would apply to the Certificates is unclear.

    In general, a Certificate will be treated as having OID to the extent that its "stated redemption price" exceeds its "issue price," if such excess is more than 0.25 percent multiplied by the weighted average life of the Certificate (determined by taking into account only the number of complete years following issuance for any partial principal payments). However, because the failure to pay interest currently on the Certificates is not a default and may not be considered to give rise to any penalty, the IRS could take the position on the basis of Treasury regulations that all of the interest payments on the Certificates will be treated as payments of principal and the Certificates should be treated as having OID. If sustained, such position should not significantly accelerate taxable income recognition for most U.S. Certificate Owners, but prospective U.S. Certificate Owners should consult their own tax advisors concerning the impact to them in their particular circumstances.

    MARKET DISCOUNT. A U.S. Certificate Owner who purchases a Certificate at a discount that exceeds any unamortized OID may be subject to the "market discount" rules of sections 1276 through 1278 of the Code. These rules provide, in part, that gain on the sale or other disposition of a Certificate and partial principal payments on a Certificate are treated as ordinary income to the extent of accrued market discount. The market discount rules also provide for deferral of interest deductions with respect to debt incurred to purchase or carry a Certificate that has market discount.

    MARKET PREMIUM. A U.S. Certificate Owner who purchases a Certificate at a premium may elect to offset the premium against interest income over the remaining term of the Certificate in accordance with the provisions of section 171 of the Code.

SALE OR EXCHANGE OF CERTIFICATES

    Upon a sale or exchange of a Certificate, a U.S. Certificate Owner generally will recognize gain or loss equal to the difference between the amount realized on the sale or exchange and the U.S. Certificate Owner's adjusted basis in the Certificate. The adjusted basis in the Certificate will equal its cost, increased by any OID or market discount includible in income with respect to the Certificate prior to its sale, and reduced by any principal payments previously received with respect to the Certificate and any amortized premium. Subject to the market discount rules, gain or loss will be capital gain or loss if the Certificate was held as a capital asset. Capital losses generally may be used only to offset capital gains.

NON-U.S. CERTIFICATE OWNERS

    In general, a non-U.S. Certificate Owner will not be subject to U.S. federal income tax on interest (including OID) on a Certificate unless the non-U.S. Certificate Owner is a direct or indirect 10 percent or greater shareholder of, or a controlled foreign corporation related to, the Seller. To qualify for the exemption from taxation, the last U.S. Person in the chain of payment prior to payment to a non-U.S. Certificate Owner (the "Withholding Agent") must have received (in the year in which a payment of interest or principal occurs or in either of the two preceding years) a statement that (i) is signed by the non-U.S. Certificate Owner under penalties of perjury, (ii) certifies that the non-U.S. Certificate Owner is not a U.S. Person, and (iii) provides the name and address of the non-U.S. Certificate Owner. The statement may be made on a Form W-8 or substantially similar substitute form, and the non-U.S. Certificate Owner must inform the Withholding Agent of any change in the information on the statement within 30 days of the change. If a Certificate is held through a securities clearing organization or certain other financial institutions, the organization or institution may provide a signed statement to the Withholding Agent. However, in that case, the signed statement must be accompanied by a Form W-8 or substitute form provided by the non-U.S. Certificate Owner to the organization or institution holding the Certificate on behalf of the non-U.S. Certificate Owner. The U.S. Treasury Department is considering implementation of further certification requirements aimed at determining whether the issuer of a debt obligation is related to holders thereof.

    Generally, any gain or income realized by a non-U.S. Certificate Owner upon retirement or disposition of a Certificate will not be subject to U.S. federal income tax, provided that (i) in the case of a Certificate

Owner that is an individual, such Certificate Owner is not present in the United States for 183 days or more during the taxable year in which such retirement or disposition occurs, and (ii) in the case of gain representing accrued interest, the conditions described in the preceding paragraph for exemption from withholding are satisfied. Certain exceptions may be applicable, and an individual non-U.S. Certificate Owner should consult a tax adviser.

    A Certificate will not be includible in the estate of a non-U.S. Certificate Owner unless the non-U.S. Certificate Owner is a direct or indirect 10 percent or greater shareholder of the Seller and the holding of the Certificate is not effectively connected with the conduct by the Certificate Owner of a trade or business in the United States.

    If the Certificates were treated as an interest in a partnership, the recharacterization could cause a non-U.S. Certificate Owner to be treated as engaged in a trade or business in the United States. In that event, the non-U.S. Certificate Owner would be required to file a federal income tax return and, in general, would be subject to U.S. federal income tax (including the branch profits tax) on its net income from the partnership. Further, certain withholding obligations apply with respect to income allocable or distributions made to a foreign partner. That withholding may be at a rate as high as 39.6 percent. If the Certificates were treated as stock in a corporation, distributions to a non-U.S. Certificate Owner treated as dividends generally would be subject to withholding of tax at the rate of 30 percent, unless that rate were reduced by an applicable tax treaty.

INFORMATION REPORTING AND BACKUP WITHHOLDING

    Backup withholding of U.S. federal income tax at a rate of 31 percent may apply to payments made in respect of a Certificate to a registered owner who is not an "exempt recipient" and who fails to provide certain identifying information (such as the registered owner's taxpayer identification number) in the manner required. Generally, individuals are not exempt recipients whereas corporations and certain other entities are exempt recipients. Payments made in respect of a U.S. Certificate Owner must be reported to the IRS, unless the U.S. Certificate Owner is an exempt recipient or otherwise establishes an exemption. Compliance with the identification procedures (described in the preceding section) would establish an exemption from backup withholding for a non-U.S. Certificate Owner who is not an exempt recipient.

    In addition, upon the sale of a Certificate to (or through) a "broker," the broker must withhold 31 percent of the entire purchase price unless either (i) the broker determines that the seller is a corporation or other exempt recipient, or (ii) the seller provides certain identifying information in the required manner, and in the case of a non-U.S. Certificate Owner certifies that the seller is a non-U.S. Certificate Owner (and certain other conditions are met). Such a sale must also be reported by the broker to the IRS, unless either
(i) the broker determines that the seller is an exempt recipient or (ii) the seller certifies its non-U.S. status (and certain other conditions are met). Certification of the registered owner's non-U.S. status normally would be made on Form W-8 under penalties of perjury, although in certain cases under proposed Treasury regulations it may be possible to submit other documentary evidence. As defined by Treasury regulations, the term "broker" includes all persons who stand ready to effect sales made by others in the ordinary course of a trade or business, as well as brokers and dealers registered as such under the laws of the United States or a state. These requirements generally will apply to a U.S. office of a broker, and the information reporting requirements generally will apply to a foreign office of a U.S. broker as well as to a foreign office of a foreign broker (i) that is a controlled foreign corporation within the meaning of section 957(a) of the Code or (ii) 50 percent or more of whose gross income from all sources for the three year period ending with the close of its taxable year preceding the payment (or for such part of the period that the foreign broker has been in existence) was effectively connected with the conduct of a trade or business within the United States.

    Any amounts withheld under the backup withholding rules from a payment to a Certificate Owner would be allowed as a refund or a credit against such Certificate Owner's U.S. federal income tax, provided that the required information is furnished to the IRS.

    The backup withholding rules have not been issued in final form and therefore are potentially subject to change.

STATE AND LOCAL TAX CONSEQUENCES

    The discussion above does not address the tax consequences of purchase, ownership or disposition of the Certificates under any state or local tax law. Each investor should consult its own tax advisor regarding state and local tax consequences.

                              ERISA CONSIDERATIONS

    Section 406 of ERISA and section 4975 of the Code prohibit certain pension, profit sharing or other employee benefit plans, individual retirement accounts or annuities and employee annuity plans (collectively, "Plans") from engaging in certain transactions involving "plan assets" with persons that are "parties in interest" under ERISA or "disqualified persons" under the Code with respect to the Plan. A violation of these "prohibited transaction" rules may generate excise tax and other liabilities under ERISA and section 4975 of the Code for such persons.

    A possible violation of the prohibited transaction rules could occur if any Series of Certificates were to be purchased with "plan assets" of any Plan if the Seller, the Trustee, any underwriter of such Series or any of their affiliates were a "party in interest" or a "disqualified person," with respect to such Plan. The Seller, the Trustee, any underwriter of a Series and their affiliates are "parties in interest" and "disqualified persons" with respect to many Plans. Before purchasing Certificates of any Series, any Plan fiduciary or other person (including an insurance company investing general or separate account assets) investing "plan assets" of any Plan should consider whether a prohibited transaction might arise by virtue of the relationship between any Plan and the Seller, the Trustee, any underwriter of such Series or any of their affiliates and consult their counsel regarding the purchase. The Department of Labor (the "DOL") has issued three class exemptions that may apply to otherwise prohibited transactions arising from the purchase or holding of the
Certificates: DOL Prohibited Transaction Exemptions 91-38 (Class Exemption for Certain Transactions Involving Bank Collective Investment Funds), 90-1 (Class Exemption for Certain Transactions Involving Insurance Company Pooled Separate Accounts) and 84-14 (Class Exemption for Plan Asset Transactions Determined by Independent Qualified Professional Asset Managers).

    Other prohibited transactions may arise through the operation of a regulation (the "Plan Asset Regulation") issued by the DOL. Under certain circumstances, the Plan Asset Regulation treats the assets of an entity in which a Plan has an equity interest as assets of such Plan. Although the Seller and the Certificate Owners will agree to treat each Series of Certificates as debt instruments, the Certificates may be considered equity interests in the Trust for purposes of the Plan Asset Regulation. If that were the case, unless one of the two exceptions described below applies, the Plan Asset Regulation would apply to treat assets of the Trust as "plan assets" of the Plan investing directly in the Certificates issued by the Trust.

    The first exception applies to a "publicly-offered security." A publicly-offered security is a security that is (a) freely transferable, (b) part of a class of securities that is owned, immediately subsequent to the initial offering, by 100 or more investors who were independent of the issuer and of one another ("Independent Investors"), and (c) either is (i) part of a class of securities registered under section 12(b) or 12(g) of the Exchange Act, or (ii) sold to the plan as part of an offering of securities to the public pursuant to an effective registration statement under the Securities Act and the class of securities of which such security is a part is registered under the Exchange Act within 120 days (or such later time as may be allowed by the Commission) after the end of the fiscal year of the issuer during which the offering of such securities to the public occurred. For purposes of the 100 Independent Investor criterion, each Class of Certificates should be deemed to be a "class" of securities that would be tested separately from any other securities that may be issued by the Trust. Unless otherwise specified in the related Prospectus Supplement, it is anticipated that each Class of Certificates will meet the foregoing criteria of publicly-offered securities and no restrictions will be imposed on the transfer of the Certificates. Unless otherwise specified in the related Prospectus Supplement, the Seller expects that each Class of Certificates will be held by at least 100 Independent Investors at the conclusion of the offering although no assurance can be given, and no monitoring or other measures will be taken, to ensure that such condition is met. Each Class of Certificates will be sold as part of an offering pursuant to an effective registration statement under the Securities Act and then will be timely registered under the Exchange Act.

    The second exception applies if equity participation in the entity by "Benefit Plan Investors" (i.e., Plans and other employee benefit plans not subject to ERISA, such as governmental or foreign plans, as well as entities holding assets deemed to be "plan assets") is not "significant." Benefit Plan Investors' equity participation in a Trust is not significant on any date on which any Series of Certificates is issued and outstanding if, immediately after the most recent acquisition of any equity interest in the Trust, less than 25% of the value of each class of equity interest in the Trust (excluding interests held by the Seller, the Trustee or their affiliates) is held by Benefit Plan Investors. No assurance can be given by the Seller as to whether the value of each class of equity interest in the Trust held by Benefit Plan Investors will be less than that amount at the completion of the offering and thereafter, and no monitoring or other measures will be taken with respect to the satisfaction of the conditions to this exception.

    If the Plan Asset Regulation were to apply so that the Trust is considered to hold "plan assets," transactions involving the Trust and "parties in interest" or "disqualified persons" with respect to a Plan that is directly or indirectly a Certificate Owner might be prohibited under section 406 of ERISA and section 4975 of the Code unless an exemption is available. The three DOL class exemptions mentioned above may not provide relief for all transactions involving the Trust's assets even if they would otherwise apply to the purchase of a Certificate by a Plan.

    Certificates may not be purchased with "plan assets" of any Plan if the Seller, the Servicer, the Trustee or any of their affiliates (a) has investment or administrative discretion with respect to such Plan assets; (b) has authority or responsibility to give, or regularly gives, investment advice with respect to such Plan assets, for a fee and pursuant to an agreement or understanding that such advice (i) will serve as a primary basis for investment decisions with respect to such Plan assets, and (ii) will be based on the particular investment needs of such Plan; or (c) is an employer maintaining or contributing to such Plan.

    In light of the foregoing, Plan fiduciaries or other persons investing "plan assets" of any Plan considering the purchase of Certificates should consult their own counsel regarding whether the assets of the Trust which are represented by the Certificates would be considered "plan assets," the consequences that would apply if the Trust's assets were considered "plan assets," and the possibility of exemptive relief from the prohibited transaction rules.

    Finally, Plan fiduciaries or other persons investing "plan assets" of any Plan should consider the fiduciary standards under ERISA or other applicable law in the context of the Plan's particular circumstances before authorizing an investment of a portion of the Plan's assets in the Certificates. Accordingly, among other factors, such fiduciaries should consider whether the investment (i) satisfies the diversification requirement of ERISA or other applicable law, (ii) is in accordance with the Plan's governing instruments, and (iii) is prudent considering the "Special Considerations" and other factors discussed in this Prospectus.

                              PLAN OF DISTRIBUTION

    The Bank may sell Certificates (i) through underwriters or dealers, (ii) directly to one or more purchasers, or (iii) through agents. The related Prospectus Supplement will set forth the terms of the offering of any Certificates offered hereby, including, without limitation, the names of any underwriters, the purchase price of such Certificates and the proceeds to the Bank from such sale, any underwriting discounts and other items constituting underwriters' compensation, any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers.

    If underwriters are used in a sale of any Certificates of a Series offered hereby, such Certificates will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices to be determined at the time of sale or at the time of commitment therefor. Such Certificates may be offered to the public either through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate. Unless otherwise set forth in the related Prospectus Supplement, the obligations of the underwriters to purchase such Certificates will be subject to certain conditions precedent, and the underwriters will be obligated to purchase all of such Certificates if any of such Certificates are purchased. Any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

    Certificates of a Series offered hereby may also be offered and sold, if so indicated in the related Prospectus Supplement, in connection with a remarketing upon their purchase, in accordance with a redemption or repayment pursuant to their terms, by one or more firms ("remarketing firms") acting as principals for their own accounts or as agents for the Bank. Any remarketing firm will be identified and the terms of its agreement, if any, with the Bank and its compensation will be described in the related Prospectus Supplement. Remarketing firms may be deemed to be underwriters in connection with the Certificates remarketed thereby.

    Certificates may also be sold directly by the Bank or through agents designated by the Bank from time to time. Any agent involved in the offer or sale of Certificates will be named, and any commissions payable by the Bank to such agent will be set forth, in the related Prospectus Supplement. Unless otherwise indicated in the related Prospectus Supplement, any such agent will act on a best efforts basis for the period of its appointment.

    Any underwriters, agents or dealers participating in the distribution of Certificates may be deemed to be underwriters, and any discounts or commissions received by them on the sale or resale of Certificates may be deemed to be underwriting discounts and commissions, under the Securities Act. Agents and underwriters may be entitled under agreements entered into with the Bank to indemnification by the Bank against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments that the agents or underwriters may be required to make in respect thereof. Agents and underwriters may be customers of, engage in transactions with, or perform services for, the Bank or their affiliates in the ordinary course of business.

                            GLOSSARY FOR PROSPECTUS

Accounts..........................................................................          1
Accumulation Period...............................................................          8
Act...............................................................................          2
Addition..........................................................................         28
Addition Date.....................................................................         29
Additional Accounts...............................................................         28
Aggregate Additional Limit........................................................         28
Assigned Assets...................................................................         24
Assumed Obligations...............................................................         24
Assuming Entity...................................................................         24
Automatic Additional Accounts.....................................................         28
Bank..............................................................................       1, 3
Bank Portfolio....................................................................         20
Base Rate.........................................................................         23
Benefit Plan Investors............................................................         61
Cede..............................................................................          2
CEDEL.............................................................................         44
CEDEL Participants................................................................         44
Certificate Owners................................................................          2
Certificateholders................................................................  2, 18, 43
Certificateholders' Interest......................................................          4
Certificates......................................................................          1
Citibank..........................................................................         42
Class.............................................................................          1
Closing Date......................................................................          7
Code..............................................................................         57
Collection Account................................................................         32
Commission........................................................................          2
Controlled Accumulation Amount....................................................          8
Controlled Amortization Amount....................................................          9
Controlled Deposit Amount.........................................................          8
Controlled Distribution Amount....................................................          9
Cooperative.......................................................................         44
Credit Card Guidelines............................................................         19
Credit Enhancement................................................................         11
Credit Enhancer...................................................................         37
Date of Processing................................................................         12
Defaulted Amount..................................................................         36
Defaulted Receivables.............................................................         36
Defeased Series...................................................................         40
Definitive Certificates...........................................................         45
Depositaries......................................................................         42
Depository........................................................................         26
Determination Date................................................................         12
Disclosure Document...............................................................          6
Discount Option Receivables.......................................................         30
Discount Percentage...............................................................         30
Distribution Date.................................................................         12
DOL...............................................................................         60
DTC...............................................................................          2
Early Amortization Period.........................................................          9

Eligible Account..................................................................         47
Eligible Deposit Account..........................................................         32
Eligible Institution..............................................................         32
Eligible Investments..............................................................         33
Eligible Receivable...............................................................         47
Enhancement Invested Amount.......................................................         37
Euroclear.........................................................................         44
Euroclear Operator................................................................         44
Euroclear Participants............................................................         44
Excess Finance Charge Collections.................................................         35
Exchange Act......................................................................          2
Expected Final Payment Date.......................................................          7
FDIC..............................................................................          5
FDR...............................................................................         20
Finance Charge Receivables........................................................          4
FIRREA............................................................................         53
Full Invested Amount..............................................................         10
Floating Allocation Percentage....................................................         33
Funding Period....................................................................         10
Group.............................................................................         10
Holders...........................................................................         45
Independent Investors.............................................................         60
Indirect Participants.............................................................         43
Ineligible Receivables............................................................         46
Initial Accounts..................................................................          3
Insolvency Event..................................................................         15
Interchange.......................................................................         23
Interest Funding Account..........................................................          7
Interest Payment Date.............................................................         31
Invested Amount...................................................................         31
IRS...............................................................................         56
L/C Issuer........................................................................         37
Monthly Investor Servicing Fee....................................................         39
Monthly Period....................................................................         24
Monthly Report....................................................................         41
Moody's...........................................................................         32
Morgan............................................................................         42
New Issuance......................................................................         31
OID...............................................................................         57
Paired Series.....................................................................         11
Participants......................................................................         43
Participations....................................................................         28
Pay Out Event.....................................................................         38
Payment Date......................................................................         41
Plan Asset Regulation.............................................................         60
Plans.............................................................................         60
Pooling Agreement.................................................................         26
Portfolio Yield...................................................................         23
Pre-Funding Account...............................................................         10
Pre-Funding Amount................................................................         10
Principal Allocation Percentage...................................................         33
Principal Commencement Date.......................................................          7
Principal Funding Account.........................................................          8

Principal Receivables.............................................................          4
Principal Shortfalls..............................................................         34
Principal Terms...................................................................         31
Prospectus Supplement.............................................................          1
Rating Agency.....................................................................         13
Ratings Effect....................................................................         14
Receivables.......................................................................       1, 3
Record Date.......................................................................         40
Removal Date......................................................................         30
Removal Notice Date...............................................................         30
Removed Accounts..................................................................          4
Required Principal Balance........................................................         17
Required Seller Amount............................................................         17
Required Seller Percentage........................................................         17
Revolving Period..................................................................          7
RTC...............................................................................         53
Scheduled Amortization Period.....................................................          8
Seller............................................................................  3, 24, 26
Seller Amount.....................................................................          5
Seller Certificate................................................................          5
Seller's Interest.................................................................          4
Series............................................................................          1
Series Enhancement................................................................          3
Series Invested Amount............................................................         17
Series Servicing Fee Percentage...................................................         39
Series Termination Date...........................................................         41
Service Transfer..................................................................         50
Servicer..........................................................................         12
Servicer Default..................................................................         51
Servicing Fee.....................................................................         39
Shared Principal Collections......................................................         34
Special Funding Account...........................................................         34
Special Payment Date..............................................................         38
Standard & Poor's.................................................................         32
Supplement........................................................................          6
Tax Counsel.......................................................................         56
Tax Opinion.......................................................................         32
Termination Notice................................................................         50
Terms and Conditions..............................................................         44
Trust.............................................................................       1, 3
Trust Assets......................................................................          3
Trust Cut-Off Date................................................................          3
Trust Portfolio...................................................................         24
Trust Termination Date............................................................         45
Trustee...........................................................................          3
U.S. Certificate Owner............................................................         56
U.S. Person.......................................................................         56
UCC...............................................................................     15, 53
Withholding Agent.................................................................         58

                                                      CHEVY CHASE
                                             MASTER CREDIT CARD TRUST II



                                          $[_________] CLASS A [SERIES 199_-__]
                                                [FLOATING RATE] [____%]
                                               ASSET BACKED CERTIFICATES

                                          $[_________] CLASS B [SERIES 199_-__]
                                                [FLOATING RATE] [____%]
                                               ASSET BACKED CERTIFICATES



                                               CHEVY CHASE BANK, F.S.B.,
                                              as Transferor and Servicer


                                                CCB HOLDING CORPORATION

                                                     as Transferor









                                                 PROSPECTUS SUPPLEMENT




                                                [NAME OF UNDERWRITERS]

INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO
THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR
MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.

              SUBJECT TO COMPLETION, DATED OCTOBER 23, 1996


                                                                      Version #1
PROSPECTUS SUPPLEMENT
(To Prospectus dated ________, 199 )

                                   $__________
                      CHEVY CHASE MASTER CREDIT CARD TRUST
                    SERIES [199_-_] [FLOATING RATE] [____%]
                            ASSET BACKED CERTIFICATES

                            CHEVY CHASE BANK, F.S.B.
                               SELLER AND SERVICER
                              ____________________

The Series [199_-_] [Floating Rate] [____%] Asset Backed Certificates (the "Series [199_-_] Certificates") offered hereby will represent undivided interests in certain assets of the Chevy Chase Master Credit Card Trust (the "Trust") [to be] created pursuant to a Pooling and Servicing Agreement (the "Pooling Agreement") between Chevy Chase Bank, F.S.B., a federally chartered stock savings bank (the "Bank"), as seller and servicer, and _______________, as trustee. The property of the Trust will include receivables (the "Receivables") generated from time to time in a portfolio of consumer revolving credit card accounts (the "Accounts"), collections thereon and certain other property as more fully described herein. The Bank initially will own the remaining undivided interest in the Trust not represented by the Series [199_-_] Certificates and the other investor certificates issued by the Trust and will service the Receivables. The Bank [has offered and] may offer from time to time other series of certificates that evidence undivided interests in certain assets of the Trust, which may have terms significantly different from the Series [199_-_] Certificates and which are not offered hereby. The issuance of additional Series of Certificates may impact the timing or amount of payments received by Series [199_-_] Certificateholders.

                                                        (CONTINUED ON NEXT PAGE)
                             _______________________
THERE CURRENTLY IS NO SECONDARY MARKET FOR THE SERIES [199_-_] CERTIFICATES, AND THERE IS NO ASSURANCE THAT ONE WILL DEVELOP OR, IF ONE DOES DEVELOP, THAT IT WILL CONTINUE UNTIL THE SERIES [199_-_] CERTIFICATES ARE PAID IN FULL.
POTENTIAL INVESTORS SHOULD CONSIDER, AMONG OTHER THINGS, THE INFORMATION SET FORTH IN "SPECIAL CONSIDERATIONS" HEREIN AND IN THE PROSPECTUS.

     THE SERIES [199_-_] CERTIFICATES WILL REPRESENT INTERESTS IN THE TRUST ONLY AND WILL NOT REPRESENT INTERESTS IN OR OBLIGATIONS OF THE BANK OR ANY AFFILIATE OF THE BANK. NEITHER THE SERIES [199_-_] CERTIFICATES NOR THE UNDERLYING ACCOUNTS OR RECEIVABLES OR ANY COLLECTIONS THEREON ARE INSURED OR GUARANTEED BY THE SAVINGS ASSOCIATION INSURANCE FUND, THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENTAL AGENCY OR INSTRUMENTALITY.

     THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS SUPPLEMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                           Price to       Underwriting      Proceeds to the
                           Public (1)       Discount          Bank (1)(2)
Per Certificate . . .        ____%           ____%              ____%
Total . . . . . . . .     $__________     $__________        $__________


(1)Plus accrued interest, if any, at the Certificate Rate from _______, 199_.
(2)Before deduction of expenses payable by the Bank, estimated to be $_______.

________________
[The Series [199_-_] Certificates are offered by the Underwriters when, as and if issued by the Trust and accepted by the Underwriters and subject to the Underwriters' right to reject orders in whole or in part.] [The Series [199_-_] Certificates are offered by [the Underwriters] subject to receipt and acceptance by them and subject to their rights to reject any order in whole or in part.] It is expected that the Series [199_-_] Certificates will be delivered in book-entry form on or about __________, 199__, through the facilities of The Depository Trust Company[, Cedel S.A. and the Euroclear System].

                                 [Underwriters]

          THE DATE OF THIS PROSPECTUS SUPPLEMENT IS ___________, 199_.

(CONTINUED FROM PREVIOUS PAGE)

     [Interest will accrue on the Series [199_-_] Certificates at the rate of ____% per annum (the "Certificate Rate").] [Interest will accrue on the Series [199_-_] Certificates with respect to the initial Interest Period at the rate of ____% per annum and, with respect to each subsequent Interest Period, at the rate of ____% per annum [above] [below] [times] __________ (the "Index") prevailing on the Rate Determination Date, as defined herein, [but in no event in excess of ____% per annum] (the "Certificate Rate").] Interest with respect to the Series [199_-_] Certificates will be distributed on __________ and on the __________ day of each [month] [quarter] [other] thereafter (or, if such
__________ day is not a business day, the next succeeding business day) (each, an "Interest Payment Date").

     Principal with respect to the Series [199_-_] Certificates [is scheduled to be paid on __________, 199__] [is scheduled to be distributed on each Distribution Date commencing on the Distribution Date in __________ and ending on the Distribution Date in __________], but may be paid earlier or later under certain limited circumstances described herein. See "Maturity Considerations" and "Series Provisions -- Pay Out Events" herein and "Description of the Certificates -- Pay Out Events" in the Prospectus.

     [The Series [199_-_] Certificates will be subordinated to [Series [199_-_]] [any other Series] to the extent described herein.] (1)

     [The Trust will have the benefit of funds on deposit in a cash collateral account (the "Cash Collateral Account") which will be funded by an initial deposit of $__________. Amounts available to be withdrawn from the Cash Collateral Account will be applied as described herein under "Summary of Series Terms -- Cash Collateral Account" and "Series Provisions -- Cash Collateral Account."] (2)

     IN CONNECTION WITH THIS OFFERING, THE UNDERWRITERS MAY OVERALLOT OR EFFECT TRANSACTIONS WHICH STABILIZE OR MAINTAIN THE MARKET PRICE OF THE SERIES [199_-_] CERTIFICATES AT A LEVEL ABOVE THAT WHICH MIGHT OTHERWISE PREVAIL IN THE OPEN MARKET. SUCH STABILIZING, IF COMMENCED, MAY BE DISCONTINUED AT ANY TIME.

     THE CERTIFICATES OFFERED HEREBY CONSTITUTE A SEPARATE SERIES OF CERTIFICATES BEING OFFERED BY THE BANK FROM TIME TO TIME PURSUANT TO ITS PROSPECTUS DATED MARCH __, 1994. THIS PROSPECTUS SUPPLEMENT DOES NOT CONTAIN COMPLETE INFORMATION ABOUT THE OFFERING OF THE SERIES [199_-_] CERTIFICATES. ADDITIONAL INFORMATION IS CONTAINED IN THE PROSPECTUS AND PURCHASERS ARE URGED TO READ BOTH THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS IN FULL. SALES OF THE SERIES [199_-_] CERTIFICATES MAY NOT BE CONSUMMATED UNLESS THE PURCHASER HAS RECEIVED BOTH THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS.

     Until __________, __________ (90 days after the date of this Prospectus Supplement), all dealers effecting transactions in the Series [199_-_] Certificates, whether or not participating in this distribution, may be required to deliver a Prospectus Supplement and Prospectus. This is in addition to the obligation of dealers to deliver a Prospectus Supplement and Prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions. [NOTE: This will be put on back cover.]

--------------
(1) If the Series [199_-_] Certificates are to be subordinated to other Series, appropriate descriptions of the subordination provisions and related special considerations will be included in the Prospectus Supplement.

(2) Other forms of credit enhancement may be provided for the benefit of a Series as described under "Description of the Certificates -- Credit Enhancement" in the Prospectus, and if so provided, the Prospectus Supplement will reflect the provisions of such Credit Enhancement that are material to the Certificateholders of such Series, as well as necessary information, if any, with respect to the credit enhancement provider.

                               PROSPECTUS SUMMARY

     The following is qualified in its entirety by reference to the detailed information appearing elsewhere in this Prospectus Supplement and the accompanying Prospectus. Reference is made to the Glossary in each of this Prospectus Supplement and the Prospectus for the location herein and therein of the definitions of certain capitalized terms used herein. Certain capitalized terms used but not defined herein have the meanings assigned to them in the Prospectus.

Trust. . . . . . . . . .          Chevy Chase Master Credit Card Trust (the "Trust").

Title of Securities. . .          $__________ Series [199_-_] [Floating Rate] [____%] Asset
                                    Backed Certificates (the "Series [199_-_] Certificates").

Initial Series [199_-_]
Invested Amount  . . . .          $[__________].(3)

Series Invested Amount .          The [Initial Series [199_-_] Invested Amount] [Initial Series
                                    [199_-_] Invested Amount plus the amount of any withdrawals from the Pre-Funding Account in connection with the purchase of an additional interest in the Principal Receivables] [other formula].

Certificate Rate . . . .          [[____]% per annum] [[____]% per annum with respect to the initial Interest Period and, with respect to each subsequent
                                    Interest Period, ____% per annum [above] [below] [times] ____
                                    (the "Index") prevailing on the [____] day immediately
                                    preceding the commencement of such Interest Period (a "Rate
                                    Determination Date"), [but in no event in excess of ____% per annum]].

Interest Payment Dates .          The [____] day of each [month] [quarter] [other] (or, if any such day is not a business day, the next succeeding business day), commencing [____].

Controlled [Amortization]
[Accumulation] Amount. .          For each Distribution Date with respect to the [Controlled
                                    Amortization] [Accumulation] Period, $[__________]; [except that, if the commencement of the Accumulation Period is delayed as described herein under "Series Provisions -- Principal
                                    Payments," the Controlled Accumulation Amount for each
                                    Distribution Date with respect to the Accumulation Period will be determined as described under "Series Provisions --
                                    Application of Collections -- Payment of Principal."]

Expected Final Payment Date. .    [__________].

--------------------
(3)     Adjustments to the Invested Amount definition and allocations with respect to the Invested Amount may be made in a Prospectus
        Supplement relating to a prefunded Series.


                                      S-3

[Initial Cash Collateral
Amount . . . . . . . . .             $[__________].]

Closing Date . . . . . .             [__________], 199__.

The Series [199_-_] Certificates. .   Each of the Series [199_-_] Certificates offered
                                      hereby represents an undivided interest in the
                                      Trust (the "Series [199_-_] Certificateholders'
                                      Interest") The principal amount of the Series
                                      [199_-_] Certificateholders' Interest [will
                                      decline as principal is paid to the Series
                                      [199_-_] Certificateholders during the
                                      Controlled Amortization Period or Early
                                      Amortization Period] [will remain fixed at the
                                      aggregate initial principal amount of the Series
                                      [199_-_] Certificates, except as otherwise
                                      provided herein].  [During the Accumulation
                                      Period, for the sole purpose of allocating
                                      collections of Finance Charge Receivables and
                                      the Defaulted Amount with respect to each
                                      Monthly Period, the [Series 199_-_]
                                      Certificateholders' Interest will be further
                                      reduced by the amount on deposit in the
                                      Principal Funding Account (as so reduced, the
                                      "Adjusted Invested Amount").]

                                    The Series [199_-_] Certificateholders' Interest
                                      will include the right to receive (but only to
                                      the extent needed to make payments of interest
                                      at the Certificate Rate with respect to each
                                      Interest Period and payments of principal as
                                      described herein), varying percentages of the
                                      collections of Finance Charge Receivables and
                                      Principal Receivables and will be allocated a
                                      varying percentage of the Defaulted Amount with
                                      respect to each Monthly Period.  Collections of
                                      Finance Charge Receivables and the Defaulted
                                      Amount will be allocated to the Series [199_-_]
                                      Certificateholders based on the Floating
                                      Allocation Percentage.  Collections of Principal
                                      Receivables will be allocated to the Series
                                      [199_-_] Certificates based on the Principal
                                      Allocation Percentage.  Such percentage will
                                      vary as described herein under "Series
                                      Provisions  --  Allocation Percentages" as the
                                      aggregate amount of Principal Receivables in the
                                      Trust varies from month to month and depending
                                      on whether the Series [199_-_] Certificates are
                                      in their Revolving Period, [Controlled
                                      Amortization] [Accumulation] Period or Early
                                      Amortization Period.  See also "Description of
                                      the Certificates -- Allocation Percentages" in
                                      the Prospectus.  [Following the occurrence of an
                                      Economic Pay Out Event and a withdrawal of funds
                                      from the Cash Collateral Account, a portion of
                                      the Series [199_-_] Certificateholders' Interest
                                      (corresponding to the aggregate amount of such
                                      withdrawal) will be allocated to the Cash
                                      Collateral Depositor (the "Enhancement Invested
                                      Amount").]

[Other Series. . . . . .            [The Series [199_-_] Certificates are the first Certificates issued by the Trust] [Additional Series are expected to be issued from time to time by the Trust.] See "Description of the


                                      S-4


                                    Certificates -- New Issuances" in the Prospectus and "Maturity
                                    Considerations" herein.](4)

[Subordination to Other Series. .   The Series [199_-_] Certificates will be subordinated in right of payment of [interest] [and] [principal] to
                                     the certificates of Series [199_-_].]

Receivables. . . . . . .          The Receivables arise in Accounts that have been selected from the
                                    Bank Portfolio, based on criteria provided in the Pooling
                                    Agreement as applied on the Trust Cut-Off Date and as more fully described herein under "The Bank Portfolio."  The
                                    aggregate amount of Receivables in the Accounts as of
                                    [__________, ____] [the Trust Cut-Off Date] was $__________,
                                    comprised of $__________ of Principal Receivables and
                                    $__________ of Finance Charge Receivables.

[Funding Period. . . . .          During the period from and including the Closing Date to but excluding the earliest of (i) the day on which the Series
                                    199_-_ Invested Amount equals [$__________] (the "Full Invested
                                    Amount"), (ii) the day on which a Pay Out Event occurs and
                                    (iii) the ______ 199_ Distribution Date (the "Funding Period"),
                                    the Pre-Funding Amount will be held in a trust account
                                    established with the Trustee for the benefit of the Series
                                    199_-_ Certificateholders (the "Pre-Funding Account").  The
                                    "Pre-Funding Amount" will equal $______, less the amounts of any increases in the Series 199_-_ Invested Amount pursuant to the Series [199_-_] Supplement in connection with the addition of Principal Receivables to the Trust or principal payments made to other amortizing Series.

                                  [Funds on deposit in the Pre-Funding Account will be invested by the Trustee in certain Eligible Investments [pursuant to a guaranteed rate agreement] [guaranteed investment contract].
                                    Interest earnings on the Pre-Funding Amount (net of investment losses and expenses) will be used to pay interest on the Series
                                    [199_-_] Certificates during the Funding Period.]

                                  During the Funding Period, funds on deposit in the Pre-Funding
                                    Account will be withdrawn and paid to the Seller to the extent of any increases in the Series 199_-_ Invested Amount.  The
                                    Seller expects that the Series 199_-_ Invested Amount will equal the Full Invested Amount by the ______ 199_ Monthly
                                    Period.  If the Series 199_-_ Invested Amount does not for any reason equal the Full Invested Amount by the end of the

-------------------
(4)   If Series [199_-_] is issued at a time when there are other outstanding Series, appropriate summary disclosure about the principal terms of such other Series will be included in the
      Prospectus Supplement.


                                      S-5


                                    Funding Period, any amount remaining in the Pre-Funding Account will be payable to the Series [199_-_] Certificateholders on the Distribution Date that is the last day of the Funding
                                    Period.]

[Early Termination Amount. .        An early termination amount (the "Early Termination Amount") will be payable by the Seller to the Series [199_-_]
                                    Certificateholders on the first Distribution Date following the end of the Funding Period if any Pre-Funding Amount exists at the end of the Funding Period.  The Early Termination Amount
                                    will equal the excess, if any, discounted as described below, of (i) the amount of interest that would have accrued on such
                                    Pre-Funding Amount at the Certificate Rate during the period commencing on and including such Distribution Date to, but excluding, __________, over (ii) the amount of interest that would have accrued on such Pre-Funding Amount over the same period at a per annum rate of interest equal to the bond
                                    equivalent yield to maturity on the [   ] day preceding such
                                    Distribution Date on [________].  Such excess shall be
                                    discounted to present value to such Distribution Date at the applicable yield described in clause (ii).]

[Registration of Series
[199_-_] Certificates. .          The Series [199_-_] Certificates initially will be represented by
                                    Series [199_-_] Certificates registered in the name of Cede, as the nominee of DTC.  No purchaser of a Series [199_-_]
                                    Certificate will be entitled to receive a definitive
                                    certificate except under certain limited circumstances.
                                    Purchasers of Series [199_-_] Certificates may elect to hold their Series [199_-_] Certificates through DTC (in the United
                                    States) [or Cedel or Euroclear (in Europe)].  See "The Pooling
                                    Agreement Generally -- Definitive Certificates" in the
                                    Prospectus.]

Servicing Compensation .          The Series Servicing Fee Percentage for the Series [199_-_]
                                    Certificates will be ____% per annum.  [On each Distribution
                                    Date, Servicer Interchange with respect to the related Monthly
                                    Period that is on deposit in the Collection Account will be withdrawn from the Collection Account and paid to the Servicer in respect of the Monthly Servicing Fee.  In addition,] The
                                    Series [199_-_] Servicing Fee will be paid on each Distribution
                                    Date as described under "Series Provisions -- Application of
                                    Collections -- Payment of Fees, Interest and Other Items" and
                                    "-- Servicing Compensation and Payment of Expenses" herein.
                                    See also "Description of the Certificates -- Servicing
                                    Compensation and Payment of Expenses" in the Prospectus.


Revolving Period and
[Controlled Amortization]
[Accumulation] Period. . Unless a Pay Out Event has occurred, the revolving period with respect to the Series [199_-_]
                           Certificates (the "Revolving Period") will end and the [controlled amortization period with respect to the Series [199_-_] Certificates (the "Controlled Amortization Period")] [accumulation period with respect to the Series [199 ] Certificates (the "Accumulation Period")] will commence at the close of business on [__________]] [(except that, subject to the conditions set forth under "Series Provisions -- Principal Payments" herein, the day on which the Revolving Period ends and the Accumulation Period begins may be delayed to no later than the close of business on [__________] )]. The [Controlled Amortization] [Accumulation]Period] will end on the earliest of (a) the commencement of the Early Amortization Period, (b) the payment in full of the Series [199_-_] Invested Amount or (c) the Series [199_-_]Termination Date (the "Termination Date"). No principal will be payable to Series [199_-_] Certificateholders until [the first Distribution Date with respect to the Controlled Amortization Period] [__________, 199_ (the "Expected Final Payment Date")], or, upon the occurrence of a Pay Out Event as described herein, the first Distribution Date with respect to the Early Amortization Period. [For the period beginning on the Closing Date and ending with the commencement of the [Controlled Amortization] [Accumulation] Period or the Early Amortization Period, collections of Principal Receivables otherwise allocable to the Series [199_-_] Certificateholders' Interest will, subject to certain limitations, be treated as Shared Principal Collections and applied to make principal payments due to or for the benefit of Certificateholders of other Series, if so specified in the Supplements for such other Series, or paid to the holder of the Seller Certificate.] See "Series Provisions -- Pay Out Events" herein and "Description of the Certificates -- Pay Out Events" in the Prospectus for a discussion of the events which might lead to the termination of the Revolving Period prior to the commencement of the [Controlled Amortization] [Accumulation] Period. In addition, see "Series Provisions -- Principal Payments" herein [and "Description of the Certificates -- Shared Principal Collections" in the Prospectus] .

[Excess Finance Charge
Collections. . . . . . . The Series [199_-_] Certificates will be included in a group of Series ("Group [____]") expected to be issued by the Trust from time to time. Subject to certain limitations described under "Description of the Certificates -- Sharing of Excess Finance Charge Collections" in the Prospectus, Excess Finance Charge Collections, if any, with respect to a Series included in Group [____] will be applied to cover any shortfalls with respect to amounts payable from collections of Finance Charge Receivables allocable to any other Series in Group [____], pro rata based upon the amount of the shortfall, if any, with respect to each Series in Group [____]. See "Description of the Certificates -- Sharing of Excess Finance Charge Collections" in the Prospectus.]

[Shared Principal
Collections . . . . . .  Collections of Principal Receivables and certain other amounts otherwise allocable to other Series, to the extent such collections are not needed to make payments to or deposits for the benefit of the certificateholders of such other Series, will be applied to cover principal payments due to or for the benefit of the holders of the Series [199_-_] Certificates. See "Description of the Certificates -- Shared Principal Collections" in the Prospectus.]

[Cash Collateral
Account . . . . . . . .  A cash collateral account (the "Cash Collateral
                           Account") will be established in the name of the Trustee for the benefit of the Series [199_-_] Certificateholders. The Cash Collateral Account will be funded on the Closing Date in the amount of $__________ (the "Initial Cash Collateral Amount"), which amount will include the proceeds of an advance to be made by the Cash Collateral Depositor pursuant to the Loan Agreement. On each Distribution Date, the Available Cash Collateral Amount will be applied to fund the Required Amount, if any, with respect to such Distribution Date.

                         [On the first Special Payment Date following an
                           Economic Pay Out Event, the Available Cash
                           Collateral Amount (after giving effect to other withdrawals from the Cash Collateral Account on such Distribution Date), will be applied to pay principal of the Series [199_-_] Certificates, up to the Series [199_-_] Invested Amount. Following such withdrawal from the Cash Collateral Account on such Special Payment Date, the Cash Collateral Account will be terminated and no further deposits to, or withdrawals from, the Cash Collateral Account will be made for the benefit of the Series [199_-_] Certificateholders.]

                         [On each Distribution Date, Available Finance Charge
                           Collections allocated and available for that purpose (as described under "Series Provisions -- Application of Collections -- Payment of Interest, Fees and Other Items") will be applied to increase the amount on deposit in the Cash Collateral Account (to the extent such amount is less than the Initial Cash Collateral Amount). In addition, if on any Distribution Date the amount on deposit in the Cash Collateral Account exceeds [the lesser of] the Initial Cash Collateral Amount [and the Adjusted Invested Amount], such excess will be withdrawn and paid to the Cash Collateral Depositor for application in accordance with the Loan

                           Agreement. See "Series Provisions -- Cash Collateral Account".]]

[Credit Enhancement. . . The Trust will have the benefit of a [letter of credit]
                           [surety bond] [insurance policy] [spread account] [reserve account] [other credit enhancement] [issued by __________ for the benefit of the Series [199_-_] Certificateholders as described herein. See "Series Provisions -- Credit Enhancement" herein.]

[Optional Repurchase . . The Series [199_-_] Certificateholders' Interest will be subject to optional repurchase by the Seller on any Distribution Date after the [sum of the] Series [199_-_] Invested Amount [and the Enhancement Invested Amount, if any,] is reduced to an amount less than or equal to $__________ (____% of the Initial Invested Amount). The purchase price will be equal to the [sum of the Series [199_-_] Invested Amount [(less the Principal Funding Account Balance, if any)] [and the Enhancement Invested Amount, if any,] and accrued and unpaid interest on the Series [199_-_] Certificates [(and accrued and unpaid interest with respect to interest amounts that were due but not paid on a prior Interest Payment Date)] through (a) if the day on which such purchase occurs is a Distribution Date, the day preceding such Distribution Date or (b) if the day on which such repurchase occurs is not a Distribution Date, the day preceding the Distribution Date following such day. See "Description of the Certificates -- Optional Termination; Final Payment of Principal" in the Prospectus.]

Required Principal Balance;
Addition of Accounts . . The Series [199_-_] Supplement provides that the Seller will be required to make an Addition of Accounts to the Trust if the amount of Principal Receivables in the Trust is not maintained at a minimum level equal to the sum of the initial invested amounts of each Series then outstanding (provided that certain
                           Series may be excluded from such calculation [if the issuance of such Series will not result in a Ratings Effect]) minus amounts on deposit in the Special Funding Account [and Principal Funding Account].
                           See "Series Provisions -- Required Principal Balance; Addition of Accounts herein and "Description of the Certificates -- Addition of Trust Assets" in the Prospectus.

Series [199_-_]
Termination Date . . . . ____________________, __________.  See "Series
                           Provisions -- Series Termination."

Defeasance . . . . . . . In certain circumstances and subject to certain conditions, the Bank may terminate its substantive obligations in respect of Series [199_-_] or the Pooling Agreement as a whole. See

                           "Description of the Certificates -- Defeasance" in the Prospectus.

Tax Status . . . . . . . Special tax counsel to the Seller is of the opinion that under existing law the Series [199_-_]
                           Certificates will be characterized as debt for federal income tax purposes. Under the Pooling Agreement, the Certificate Owners will agree to treat the Certificates as debt for federal income tax purposes. See "Tax Matters" in the Prospectus for additional information concerning the application of federal income tax laws.

ERISA Considerations . . Under a regulation issued by the Department of Labor, the Trust's assets would not be deemed "plan assets" of an employee benefit plan holding the Series [199_-_] Certificates if certain conditions are met, including that the Series [199_-_] Certificates must be held, upon completion of the public offering made hereby by at least 100 investors who are independent of the Seller and of one another. The Underwriter[s] expect that the Series [199_-_] Certificates will be held by at least 100 independent investors at the conclusion of the offering, although no assurance can be given, and no monitoring or other measures will be taken to ensure that such condition will be met. The Seller anticipates that the other conditions of the regulation will be met. If the Trust's assets were deemed to be "plan assets" of an employee benefit plan investor, it is uncertain whether existing exemptions from the "prohibited transaction" rules of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), would apply to all transactions involving the Trust's assets. Accordingly, employee benefit plan fiduciaries contemplating purchasing the Series [199_-_] Certificates should consult their counsel before making a purchase. See "ERISA Considerations" in the Prospectus.

Certificate Rating . . . It is a condition to the issuance of the Series
                           [199_-_] Certificates that they be rated in [the highest rating category] [one of the four highest rating categories] by at least one nationally recognized rating agency. [The rating of the Series [199_-_] Certificates is based primarily on the value of the Receivables, [the Initial Cash Collateral Amount and the circumstances in which funds may be withdrawn from the Cash Collateral Account in respect of the Certificates] [other reasons]]. See "Special Considerations -- Series Considerations -- Limited Nature of Rating" in the Prospectus.

[Listing . . . . . . . . Application will be made to list the Series [199_-_]
                           Certificates on the [Luxembourg Stock Exchange] [other exchange].]

                            SPECIAL CONSIDERATIONS

     Potential investors should consider, among other things, the following risk factors in connection with the purchase of the Series [199_-_] Certificates.

     LIMITED AMOUNTS OF CREDIT ENHANCEMENT. Although Credit Enhancement with respect to the Series [199_-_] Certificates will be provided by the [the Cash Collateral Account] [Credit Enhancement], the amount available thereunder is limited, [is expected to] [may] decline during the [Controlled Amortization] [Accumulation] Period or the Early Amortization Period and will be reduced by payments made pursuant thereto. If the amount available under [the Cash Collateral Account] [such Credit Enhancement] has been reduced to zero, Series [199_-_] Certificateholders will bear directly the credit and other risks associated with their respective undivided interests in the Trust.


                             MATURITY CONSIDERATIONS

     The Pooling Agreement and the Series [199_-_] Supplement provide that Series [199_-_]Certificateholders will not receive payments of principal until [the first Distribution Date with respect to the [Controlled Amortization Period], which is the __________, 199_ Distribution Date,] [__________,
199_ (the "Expected Final Payment Date")], or earlier in the event of a Pay Out Event which results in the commencement of the Early Amortization Period. Series [199_-_]Certificateholders will receive payment of principal on each Distribution Date following the Monthly Period in which a Pay Out
Event occurs (each such Distribution Date, a "Special Payment Date") until the Series [199_-_] Invested Amount has been paid in full or the Termination Date has occurred.

      [On each Distribution Date during the Controlled Amortization Period, the Series [199_-_] Certificateholders will be entitled to receive monthly payments of principal until the Series [199_-_] Certificates have been paid in full equal to the least of (a) Available Principal Collections (see "Series Provisions -- Principal Repayments") for the related Monthly Period on deposit in the Collection Account, (b) the Controlled Distribution Amount, which is equal to the sum of the Controlled Amortization Amount and any existing Deficit Controlled Amortization Amount (both as defined under "Series Provisions -- Application of Collections -- Payments of Principal") and (c) the Invested Amount.]

     [On each Distribution Date during the Accumulation Period, amounts equal to the least of (a) Available Principal Collections (see "Series
Provisions -- Principal Repayments") for the related Monthly Period on deposit in the Collection Account, (b) the Controlled Deposit Amount, which is equal to the sum of the Controlled Accumulation Amount for such Monthly Period and any Deficit Controlled Accumulation Amount (both as defined under "Series Provisions -- Application of Collections -- Payments of Principal") and (c) the Adjusted Invested Amount will be deposited in the Principal Funding Account held by the Trustee (the "Principal Funding Account") until the Principal Funding Account Balance is equal to the Series [199_-_]
Invested Amount. See "Series Considerations -- Principal Payments" for a discussion of the circumstances under which the commencement of the Accumulation Period may be delayed.]

     [The Seller may, at or after the time at which the [Controlled Amortization] [Accumulation] Period commences for Series [199_-_], cause the Trust to issue another Series (or some portion thereof, to the extent that the full principal amount of such other Series is not otherwise outstanding at such time) as a Paired Series with respect to Series [199_-_]. Although no assurances can be given as to whether such other Series will be issued and, if issued, the terms thereof, the outstanding principal amount of such Series may vary from time to time whether or not a Pay Out Event occurs with respect to the Series [199_-_] Certificates, and the interest rate with respect to certificates of such other Series may be established on its date of issuance and may be reset periodically at intervals of from one day to [____] days. Further, since the terms of the Series [199_-_] Certificates will vary from the terms of such other Series, the Pay Out

Events with respect to such other Series will vary from the Pay Out Events with respect to Series [199_-_] and may include Pay Out Events which are unrelated to the status of the Seller or the Servicer or the Receivables, such as Pay Out Events related to the continued availability and rating of certain providers of Series Enhancement to such other Series. If a Pay Out Event does occur with respect to any such Paired Series prior to the payment in full of the Series [199_-_] Certificates, the final payment of principal to the Series [199_-_] Certificateholders may be delayed.]

     [Should a Pay Out Event occur with respect to the Series [199_-_] Certificates and the Early Amortization Period commence or should the [Series [199_-_]] Invested Amount not be paid in full on [the __________ Distribution Date] [the Expected Final Payment Date],
[any amount on deposit (a) in the Principal Funding Account will be paid to the Series [199_-_] Certificateholders on the first Special Payment Date and] the Series [199_-_] Certificateholders will be entitled to receive Available Principal Collections on each Distribution Date with respect to such Early Amortization Period or following the [____] Distribution Date]
[Expected Final Payment Date], as the case may be, as described herein until the Series [199_-_] Invested Amount is paid in full or until the Series Termination Date occurs [and (b) in the Special Funding Account will be released and treated as Shared Principal Collections to the extent needed to cover principal payments due to or for the benefit of any Series entitled to the benefits of Shared Principal Collections]. See "Description of the Certificates -- Pay Out Events" in the Prospectus and "Series
Provisions -- Pay Out Events" herein. [In addition, on the first Special Payment Date following the occurrence of an Economic Pay Out Event, after giving effect to any payment of principal on such date as described under Series Provisions --Application of Collections -- Payments of Principal," an amount equal to the lesser of (i) the excess, if any, of the Available Cash Collateral Amount (after giving effect to any withdrawal from the Cash Collateral Account on such date of amounts to fund the Required Amount) and
(ii) the unpaid principal amount of the Series [199_-_] Certificates (less the Principal Funding Account Balance), will be withdrawn from the Cash Collateral Account and distributed to the Series [199_-_] Certificateholders as a payment of principal of the Series [199_-_]Certificates. See "Series Provisions -- Principal Payments" and "-- Cash Collateral Account."]

     The ability of Series [199_-_] Certificateholders to receive payments of principal [during the Controlled Amortization Period]
[on the applicable Expected Final Payment Date] depends on the payment rates on the Receivables, the amount of outstanding Receivables, delinquencies, charge-offs and new borrowings on the Accounts and the potential issuance by the Trust of additional Series. Monthly payment rates on the Receivables may vary because, among other things, cardholders may fail to make a required minimum payment, may only make payments as low as the minimum required amount or may make payments as high as the entire outstanding balance. Monthly payment rates may also vary due to seasonal purchasing and payment habits of cardholders and to changes in any terms of rebate programs in which cardholders participate. See the "Cardholder Monthly Payment Rates for the Bank Portfolio" table under "The Bank Portfolio" herein. The Bank cannot predict, and no assurance can be given, as to the cardholder monthly payment rates that will actually occur in any future period, as to the actual rate of payment of principal of the Series [199_-_] Certificates or whether the terms of any subsequently issued Series might have an impact on the amount or timing of any such payment of principal. See "Special Considerations -- Series Considerations -- Payments and Maturity" and "Description of the Certificates -- Shared Principal Collections" in the Prospectus.

     In addition, the amount of outstanding Receivables and delinquencies, charge-offs and new borrowings on the Accounts may vary from month to month due to seasonal variations, the availability of other sources of credit, legal factors, general economic conditions and spending and borrowing habits of individual cardholders. There can be no assurance that collections of Principal Receivables with respect to the Trust Portfolio, and thus the rate at which Series [199_-_] Certificateholders could expect to receive payments of principal on their Series [199_-_] Certificates during the [Controlled Amortization Period or the] Early Amortization Period
[or the rate at which the Principal Funding Account could be funded during the Accumulation Period], will be similar to the historical experience set forth in the "Cardholder Monthly

Payment Rates for the Bank Portfolio" table under the heading "The Bank Portfolio." In addition, the Trust, as a master trust, may issue additional Series from time to time, and there can be no assurance that the terms of any such Series might not have an impact on the timing or amount of payments received by Series [199_-_] Certificateholders. Further, if a Pay Out Event occurs, the average life and maturity of the Series [199_-_] Certificates could be significantly reduced.

     Due to the reasons set forth above, there can be no assurance that [principal payments][deposits in the Principal Funding Account] will be made in accordance with the applicable Controlled [Amortization] [Accumulation] Amounts or that the actual number of months elapsed from the date of issuance of the Series [199_-_] Certificates to the final Distribution Date with respect thereto will equal the expected number of months. See "Special Considerations --Series Considerations -- Payments and Maturity" in the Prospectus.

                               THE BANK PORTFOLIO

GENERAL

     Set forth below is certain information with respect to the Bank Portfolio. See "The Bank's Credit Card Activities" in the Prospectus. There can be no assurance that the yield, loss and delinquency experience with respect to the Receivables will be comparable to that set forth below with respect to the entire Bank Portfolio.

DELINQUENCY AND LOSS EXPERIENCE

     The following tables set forth the delinquency and loss experience for the Bank Portfolio at or for each of the periods shown.
[Accounts selected for credit card trusts originated by the Bank in 1988, 1992 and March 1993 are considered to be part of the Bank Portfolio for purposes of this Prospectus.] The Accounts constituting the Trust Portfolio have been selected from accounts in the Bank Portfolio [(but excluding accounts selected for presently existing credit card trusts that were originated by the Bank)] based on certain eligibility criteria specified in the Pooling Agreement.
See "The Accounts" in the Prospectus.

     [Since 1989, the Bank has sold credit card accounts with balances of over $1.1 billion to other financial institutions, and the historical information regarding the Bank Portfolio reflects credit card account sales of approximately 124,000 MasterCard and VISA accounts and the Bank's interest in the related receivables of approximately $289,000,000 during the year ended December 31, 1991, credit card account sales of approximately 243,000 MasterCard and VISA accounts and the Bank's interest in the related receivables of approximately $646,000,000 during the year ended December 31, 1990 and credit card account sales of approximately 83,000 MasterCard and VISA accounts and the Bank's interest in the related receivables of approximately $200,000,000 during the year ended December 31, 1989 (collectively, the "Account Sales"). In each of the Account Sales, servicing was not retained by the Bank. The accounts sold were required to meet credit quality and geographic criteria established by the purchasers. The sale of such accounts has affected comparability among periods shown for the historical experience set forth below and comparability of the present Bank Portfolio with the historical experience.] There can be no assurance that the delinquency and loss experience for the Receivables in the Trust Portfolio will be similar to the historical experience set forth below.

                             Delinquency Experience
                               Bank Portfolio (1)
                             (Dollars in Thousands)

                                                                   [Year ended December 31]
                               -------------------------------------------------------------------------------------------------
                                            [1993]                           [1992]                           [1991]
                               -----------------------------      ---------------------------      -----------------------------
                                                  Percentage                       Percentage                        Percentage
                                                   of Total                         of Total                          of Total
                                Receivables      Receivables      Receivables     Receivables      Receivables       Receivables
                                -----------      -----------      -----------     -----------      -----------       -----------
Receivables
 Outstanding  . . . . . . .     [$________                            $                                 $

Receivables
 contractually
  delinquent:

  30-59 days  . . . . . . . .     $________          ____%            $                     %           $                     %
  60-89 . . . . . . . . . . .      ________          ____%
  90 days or more . . . . . .      ________          ____%            _______         ______            _______          _____

Total . . . . . . . . . . . .     $________          ____%            $                     %           $                     %]


---------------
(1)  The Bank's credit card program commenced in June 1985.
[(2) Reflects the Account Sales that occurred in 1991, but includes the receivables transferred in connection with credit card trusts previously originated by the Bank that were in existence on the specified dates. Receivables outstanding is the total balance of the accounts and consists of all amounts due from cardholders as posted to the accounts.]

                                 Loss Experience
                               Bank Portfolio (1)
                             (Dollars in Thousands)

                                      [Year ended December   31]
                                  --------------------------------
                                  [1993]      [1992]        [1991]
                                  ------      ------        ------
Average receivables
  outstanding(2)  . . . . . . .   [$          $              $

Total gross credit charge-
  offs(3) . . . . . . . . . . .    $          $              $

Total gross credit charge-
  offs as a percentage of
  average receivables
  outstanding(4)  . . . . . . .                      %            %

Recoveries(5) . . . . . . . . .    $           $              $

Net credit losses(5)  . . . . .    $           $              $

Net credit losses as a
  percentage of average
  receivables outstanding(4)  .                       %           %]

---------------
 (1) The Bank's credit card program commenced in June 1985.

[(2) Reflects the Account Sales that occurred in 1991, but includes the receivables transferred in connection with the credit card trusts previously originated by the Bank that were in existence during the specified periods. Average receivables outstanding is the weighted average of average monthly receivables outstanding during the period indicated.]

 (3) Does not include charge-offs for fraud or cardholder disputes.

 (4) Annualized.

 (5) Recoveries are not included in the Trust.


REVENUE EXPERIENCE

   The following table sets forth the revenues from finance charges and fees billed with respect to the Bank Portfolio for each year during the three-year period ended [December 31, 1993].

                     REVENUE EXPERIENCE FOR THE BANK PORTFOLIO
                             (DOLLARS IN THOUSANDS)

                                                  Year Ended December 31,
                                              --------------------------------
                                               [1993        1992        1991]
                                              --------    --------    --------
Average Receivables Outstanding (1) . . . . . [$          $           $
Finance Charges and Fees (2). . . . . . . . .  $          $           $
Finance Charges and Fees (Yield). . . . . . .        %           %           %]
[Interchange (Yield). . . . . . . . . . . . .        %           %           %]


(1) [Average Receivables Outstanding is the monthly average of receivables outstanding during the periods indicated.]
(2) [Finance Charges And Fees does not include interest on subsequent collections on accounts previously charged-off or revenue attributable to Interchange[, although Interchange in respect of the accounts will be conveyed to the Trust. See "The Bank's Credit Card Activities- Interchange" in the Prospectus]. Finance Charges and Fees includes monthly periodic finance charges, the portion of the annual membership fees amortized on a monthly basis, cash advance fees, late charges, overlimit charges and other miscellaneous fees.]

     [The revenue for the accounts in the Bank Portfolio shown in the above table is comprised of three primary components: monthly periodic rate finance charges, the amortized portion of annual membership fees and other service charges, such as cash advance fees, late charges, overlimit charges and other miscellaneous fees. If payment rates decline, the balances subject to monthly periodic finance charges tend to grow, assuming no change in the level of purchasing activity. Conversely, if payment rates increase, the balances subject to monthly periodic finance charges tend to fall, assuming no change in the level of purchasing activity. Accordingly, under these circumstances, the yield related to periodic finance charges normally increases. The yield related to service charges varies with the type and volume of activity in and the amount of each account. As account balances increase, annual membership fees, which remain constant, represent a smaller percentage of the aggregate account balances.]

PAYMENT RATES

     The following table sets forth the highest and lowest cardholder monthly payment rates for the Bank Portfolio during any month in the period shown and the average cardholder monthly payment rates for all months during the periods shown, in each case calculated as a percentage of total opening monthly account balances during the periods shown. Payment rates shown in the table are based on amounts that would be [deemed] payments of Principal Receivables and Finance Charge Receivables with respect to the Accounts.

                      CARDHOLDER MONTHLY PAYMENT RATES
                           FOR THE BANK PORTFOLIO

                                               Year Ended December 31,

                                          [1993]        [1992]       [1991]
Lowest. . . . . . . . . . . . . . . . . .       %             %            %

Highest . . . . . . . . . . . . . . . . .       %             %            %

Monthly Average . . . . . . . . . . . . .       %             %            %


                                THE RECEIVABLES

     The Receivables in the Trust Portfolio, as of [__________,____], 1994
[the Trust Cut-Off Date], included $__________ of Principal Receivables and $__________ of Finance Charge Receivables. The Accounts had an average Principal Receivable balance of $__________ and an average credit limit of $__________. The percentage of the aggregate total Receivables balance to the aggregate total credit limit was ____%. The average age of the Accounts was approximately ____ months. As of the Trust Cut-Off Date, all of the Accounts in the Trust Portfolio were VISA or MasterCard credit card accounts, of which ____% were standard accounts and ____% were premium accounts, and the aggregate Principal Receivable balances of standard accounts and premium accounts, as a percentage of the total aggregate Principal Receivables, were ____% and ____%, respectively.

     The following tables summarize the Trust Portfolio by various criteria as of [the Trust Cut-Off Date]. References to "Receivables Outstanding" in the following tables include both Finance Charge Receivables and Principal Receivables. Because the future composition of the Trust Portfolio may change over time, these tables are not necessarily indicative of the composition of the Trust Portfolio at any subsequent time.

                        COMPOSITION BY ACCOUNT BALANCE
                               TRUST PORTFOLIO

                                          Percentage                Percentage
                                           of Total                  of Total
                               Number of   Number of  Receivables   Receivables
   Account Balance Range       Accounts    Accounts   Outstanding   Outstanding
   ---------------------       ---------  ----------  -----------   -----------
Credit Balance. . . . . . . .     [               %   $(________)      (____%)

No Balance. . . . . . . . . .

$0.01 - $500.00 . . . . . . .

$500.01 - $1,000.00 . . . . .

$1,000.01 - $3,000.00 . . . .

$3,000.01 - $5,000.00 . . . .

$5,000.01 - $10,000.00. . . .

$10,000.01 or more. . . . . .                                                ]
                               ---------  ----------  -----------   -----------
        TOTAL                  $[       ]   100.00%   $[         ]    100.00%
                               ---------  ----------  -----------   -----------
                               ---------  ----------  -----------   -----------

                         COMPOSITION BY CREDIT LIMIT
                              TRUST PORTFOLIO

                                          Percentage                Percentages
                                           of Total                  of Total
                               Number of   Number of  Receivables   Receivables
Credit Limit Range             Accounts    Accounts   Outstanding   Outstanding
                               ---------  ----------  -----------   -----------

$0.01 - $500.00 . . . . . . .  [                 %    $                       %

$500.01 - $1,000.00 . . . . .

$1,000.01 - $3,000.00 . . . .

$3,000.01 - $5,000.00 . . . .

$5,000.01 - $10,000.00. . . .

$10,000.01 -$15,000.00. . . .                                                  ]
                               ---------  ----------  -----------   -----------
        TOTAL . . . . . . . .  [       ]   100.00%    $[          ]     100.00%
                               ---------  ----------  -----------   -----------
                               ---------  ----------  -----------   -----------

                COMPOSITION OF ACCOUNTS BY PERIOD OF DELINQUENCY
                                 TRUST PORTFOLIO

                                          Percentage                Percentages
                                           of Total                  of Total
                               Number of   Number of  Receivables   Receivables
Period of Delinquency          Accounts    Accounts   Outstanding   Outstanding
                               ---------  ----------  -----------   -----------
Not Delinquent . . . . . . . . [                  %   $                       %

Up to 29 days. . . . . . . . .

30 days or more. . . . . . . .                                                 ]
                               ---------  ----------  -----------   -----------
        TOTAL. . . . . . . . . [       ]    100.00%   $[         ]      100.00%
                               ---------  ----------  -----------   -----------
                               ---------  ----------  -----------   -----------

                         COMPOSITION OF ACCOUNTS BY CARDHOLDER BILLING ADDRESS

                                  GEOGRAPHIC DISTRIBUTION OF ACCOUNTS

                                        Percentage                    Percentage
                                         of Total                      of Total
   State or              Number of       Number of     Receivables   Receivables
   Territory             Accounts        Accounts      Outstanding   Outstanding
-----------------------------------------------------------------------------------------
S>
Alabama                [
Alaska
Arizona
Arkansas
California
Colorado
Connecticut
Delaware
District of Columbia
Florida
Georgia
Guam
Hawaii
Idaho
Illinois
Indiana
Iowa
Kansas
Kentucky
Louisiana
Maine
Maryland
Massachusetts
Michigan
Minnesota
Mississippi
Missouri
Montana
Nebraska
Nevada
New Hampshire
New Jersey
New Mexico
New York
North Carolina
North Dakota
Ohio
Oklahoma
Oregon
Pennsylvania
Puerto Rico
Rhode Island
South Carolina
South Dakota
Tennessee
Texas
Utah
Vermont
Virgin Islands
Virginia
Washington
West Virginia
Wisconsin
Wyoming
                                                                       ]
                       ----------     ----------    -----------     ------------
TOTAL                  [         ]        100.00%   [                     100.00%
                       ----------     ----------    -----------     ------------
                       ----------     ----------    -----------     ------------


                                 USE OF PROCEEDS

   The net proceeds from the sale of the Series [199_-_] Certificates will be paid to the Bank. The Bank will use such proceeds for [general corporate purposes].

                                    THE BANK

   At [__________ ____], 199[3], the Bank had consolidated assets of approximately $[____] billion, deposits of approximately $[____] billion, and stockholders' equity of approximately $[____] million.


                                SERIES PROVISIONS

   The Series [199_-_] Certificates will be issued pursuant to the Pooling Agreement and a Supplement specifying the Principal Terms of the Series [199_-_] Certificates (the "Series [199_-_] Supplement"), the forms of which have been filed as exhibits to the Registration Statement of which the Prospectus and this Prospectus Supplement are a part. The following summary describes certain terms applicable to the Series [199_-_] Certificates. Reference should be made to the Prospectus for additional information concerning the Series [199_-_] Certificates and the Pooling Agreement.

INTEREST PAYMENTS

   Interest on the Series [199_-_] Certificates will accrue from the Closing Date on the Series [199_-_] Invested Amount at the Certificate Rate.
Interest will be distributed on __________, 199_, and on each Interest Payment Date thereafter to Series [199 ] Certificateholders in whose names the Series [199_-_] Certificates were registered on at the close of business on the last day of the calendar month preceding the date of such payment (a "Record Date"). Interest for any Interest Payment Date will accrue from and including the preceding Interest Payment Date (or in the case of the first Interest Payment Date, from and including the Closing Date) but excluding the next Interest Payment Date (an "Interest Period").

   Interest payments on the Series [199_-_] Certificates for each Interest Payment Date will be calculated on the Series [199_-_] Invested Amount as of the preceding Record Date (or in the case of the initial Interest Payment Date, on the initial Series [199_-_] Invested Amount based upon the Certificate Rate [for such Interest Period]. Interest will be calculated on the basis of [__________]. Interest payments in respect of the Certificates on any Interest Payment Date will be funded from collections of Finance Charge Receivables allocated to the Series [199_-_] Certificateholders' Interest during the [____] preceding Monthly Period[s] and other Available Funds for such Monthly Period[s]. [To the extent [the sum of (i)] the product of the Floating Allocation Percentage of collections of Finance Charge Receivables during the preceding [____] Monthly Period[s] [and (ii) other Available Funds for such Monthly Period[s]] is insufficient to pay such interest, [Excess Finance Charge Collections allocated to Series [199_-_]] [amounts on deposit in the Cash Collateral Account up to the Available Cash Collateral Amount] [other Credit Enhancement] will be used to make such payments.] "Available Funds" means, with respect to any Monthly Period, an amount equal to the sum of [(i)] the Floating Allocation Percentage of collections of Finance Charge Receivables allocated to the Series [199_-_] Certificates with respect to such Monthly Period,including any investment earnings that are to be treated as collections of Finance Charge Receivables in accordance with the Pooling Agreement [and (ii) if such Monthly Period relates to a Distribution Date with respect to the Accumulation Period, Principal Funding Investment Proceeds, if any, with respect to the related Distribution Date [and the amount of funds, if any, to be withdrawn from the Reserve Account that are required to be included in Available Funds on such Distribution Date] [and] (iii) amounts, if any, to be withdrawn from the Reserve Account which are required to be included in Available Funds pursuant to the Series [199_-_] Supplement with respect to such Distribution Date] [and (iv) any investment earnings transferred from the Pre-Funding Account to the Collection Account on such Distribution Date].

PRINCIPAL PAYMENTS

   During the Revolving Period (which begins on the Closing Date and ends on the day before the commencement of the [Controlled Amortization Period] [Accumulation Period] or, if earlier, the Early Amortization Period), no principal payments will be made to Series [199_-_] Certificateholders.

   [During the Controlled Amortization Period, the Series [199_-_] Certificateholders will be entitled to receive [for the related Monthly Period] the least of (a) Available Principal Collections on deposit in the Collection Account with respect to the related Distribution Date, (b) the Controlled Distribution Amount for such Distribution Date and (c) the Invested Amount.]

   [On each Distribution Date with respect to the Accumulation Period, the Trustee will deposit in the Principal Funding Account an amount equal to the least of (a) Available Principal Collections on deposit in the Collection Account with respect to such Distribution Date, (b) the Controlled Deposit Amount for such Distribution Date and (c) the [Adjusted] Invested Amount, until the Principal Funding Account Balance equals the Invested Amount. Amounts on deposit in the Principal Funding Account will be paid to the Series [199_-_] Certificateholders on the Expected Final Payment Date. If a Pay Out Event occurs with respect to the Series [199_-_] Certificates during the Accumulation Period, the Early Amortization Period will commence and any amount on deposit in the Principal Funding Account will be paid to the Series [199_-_] Certificateholders on the first Special Payment Date. [If, on the Expected Final Payment Date, the amount on deposit in the Principal Funding Account are insufficient to pay the scheduled principal amount, a Pay Out Event will occur and the Early Amortization Period will commence.]]

   "Available Principal Collections" means, with respect to any Monthly Period, an amount equal to [the sum of (a)] the Principal Allocation Percentage of collections of Principal Receivables received during such Monthly Period, [(b) any Shared Principal Collections with respect to other Series that are allocated to Series [199_-_]] and (c) any other amounts which pursuant to the Series [199_-_] Supplement are to be treated as Available Principal Collections with respect to the related Distribution Date.

   [The Accumulation Period is scheduled to commence at the close of business on the last business day of __________, 199_; however, the date on which the Accumulation Period actually commences may be delayed if the Accumulation Period Length (determined as described below) is less than the number of months remaining between each Period Length Determination Date (as hereinafter defined) and the Expected Final Payment Date. Beginning on the Determination Date immediately preceding the __________ 199_ Distribution Date and on each Determination Date thereafter until the Accumulation Date actually commences (each, a "Period Length Determination Date"), the Seller will determine the "Accumulation Period Length" [based on, among other things, the then current principal payment rate on the Accounts and the principal amount of Series that are entitled to share principal with Series [199_-_]]; PROVIDED, HOWEVER, that the Accumulation Period Length will not be less than [____] months]. If the Accumulation Period Length is less than the number of months remaining between the related Period Length Determination Date and the Expected Final Payment Date, the Accumulation Period will commence later than the last business day of __________ 199__ and the number of months in the Accumulation Period will be equal to the Accumulation Period Length. [Notwithstanding the foregoing, unless a Pay Out Event occurs with respect to the Series [199_-_] Certificates, the Accumulation Period will commence on the last business day of __________ 199_ if, prior to such date, a Pay Out Event shall have occurred with respect to any other Series (other than a Series that does not share principal with Series [199_-_] or is designated by the Seller as an Excluded Series).] The effect of the foregoing calculation is to reduce the Accumulation Period Length based on the invested amounts of other Series that are scheduled to be in their revolving periods and thus scheduled to create Shared Principal Collections during the Accumulation Period. In addition, if the

Accumulation Period Length shall have been determined to be less than [____] months and, after the date on which such determination is made, a Pay Out Event shall occur with respect to any outstanding Series, the Accumulation Period will commence on the earlier of (i) the date that such Pay Out Event shall have occurred with respect to such Series and (ii) the date on which the Accumulation Period is then scheduled to commence.] (5)

   On each Distribution Date with respect to the Early Amortization Period until the Series [199_-_] Invested Amount has been paid in full or the Termination Date occurs, the Series [199_-_] Certificateholders will be entitled to receive Available Principal Collections in an amount up to the Invested Amount. [In addition, on the first Special Payment Date following the occurrence of an Economic Pay Out Event, after giving effect to any payment of principal on such date as described under "Series Provisions -- Application of Collections -- Payments of Principal,- principal payments will be made to the Series [199_-_] Certificateholders from amounts on deposit in the Cash Collateral Account as described under "-- Cash Collateral Account" below.]

[FUNDING PERIOD

   During the period from and including the Closing Date to but excluding the earliest of (i) the day on which the Series [199_-_] Invested Amount equals the [Full Invested Amount], (ii) the day on which a Pay Out Event occurs and (iii) the __________, 199_ Distribution Date (the "Funding Period"), the Pre-Funding Amount will be held in a trust account established with the Trustee for the benefit of the Series [199_-_] Certificateholders (the "Pre-Funding Account"). The Pre-Funding Amount will equal $[__________].

   Funds on deposit in the Pre-Funding Account will be invested by the Trustee [in certain Eligible Investments] [pursuant to a guaranteed rate agreement] [guaranteed investment contract]. Investment earnings on the Pre-Funding Amount (net of investment losses and investment expenses) will be used to pay interest on the Series [199_-_] Certificates during the Funding Period.

   During the Funding Period, funds on deposit in the Pre-Funding Account will be withdrawn and paid to the Seller to the extent of any increases in the Invested Amount. The Seller expects that the Invested Amount will equal the [Full Invested Amount] by the _ 199_ Monthly Period. In the event that the Series [199_-_] Invested Amount does not for any reason equal the [Full Invested Amount] by the end of the Funding Period, any amount remaining in the Pre-Funding Account will be payable to the Series [199_-_] Certificateholders on the Distribution Date on which the Funding Period ends.]

ALLOCATION PERCENTAGES

   Pursuant to the Pooling Agreement, the Servicer will allocate among the Series [199_-_] Certificateholders' Interest, the certificateholders' interest for all other Series of certificates issued and outstanding and the Seller Interest all collections of Finance Charge Receivables and Principal Receivables and the Defaulted Amount with respect to such Monthly Period.

   Collections of Finance Charge Receivables and the Defaulted Amount with respect to any Monthly Period will be allocated to the Series [199_-_] Certificateholders' Interest based on the Floating Allocation Percentage. The "Floating Allocation Percentage" means, with respect to any Monthly Period, the percentage equivalent (which percentage shall never exceed 100%) of a fraction, the numerator of which is [the sum of] the [Adjusted] Invested Amount [and the Enhancement Invested Amount, if any,] as of the last day of the preceding Monthly Period (or with respect to the first Monthly Period, the Initial Invested
--------------------
(5) Different Series may have different methods of determining the Accumulation Period Length.

Amount) and the denominator of which is the sum of the total amount of the Principal Receivables in the Trust as of such day (or with respect to the first Monthly Period, the total amount of Principal Receivables in the Trust on the Closing Date) and the principal amount on deposit in the Special Funding Account as of such day. [Appropriate adjustments to the calculation methodology will be made to accommodate changes in the Invested Amount during the Funding Period.]

   Collections of Principal Receivables will be allocated to the Series
[199_-_] Certificateholders' Interest based on the Principal Allocation Percentage. The "Principal Allocation Percentage" means, with respect to any Monthly Period, the percentage equivalent (which percentage shall never exceed 100%) of a fraction, the numerator of which is (a) during the Revolving Period, the Invested Amount as of the last day of the immediately preceding Monthly Period (or, with respect to the first Monthly Period, the Initial Invested Amount) and (b) during the [Accumulation Period] [Controlled Amortization Period] or the Early Amortization Period, the Invested Amount as of the last day of the Revolving Period and the denominator of which is the greater of (i) the sum of the total amount of Principal Receivables in the Trust as of the last day of the immediately preceding Monthly Period and the principal amount on deposit in the Special Funding Account as of such last day (or, in the case of the first Monthly Period, the Closing Date) and (ii) the sum of the numerators used to calculate the principal allocation percentages for all Series outstanding as of the date as to which such determination is being made; [provided, however, that because the Series [199_-_] Certificates offered hereby are subject to being paired with a future Series, if a Pay Out Event occurs with respect to such a paired Series during the [Controlled Amortization Period] [Accumulation Period] with respect to Series [199_-_], the Bank may, by written notice delivered to the Trustee and the Servicer, designate a different numerator for the foregoing fraction, provided that such numerator is not less than the [Adjusted] Invested Amount for such paired Series as of the last day of the Monthly Period preceding such Pay Out Event and the Bank shall have received written notice from each Rating Agency that such designation will not have a Ratings Effect.

   Notwithstanding the foregoing, in any Monthly Period in which there occurs
(a) an Addition Date or (b) a Removal Date, the amount of Principal Receivables used for the denominator in the calculation of the Floating Allocation Percentage and the Principal Allocation Percentage described above will be (i) the aggregate amount of Principal Receivables in the Trust at the end of the day on the last day of the prior Monthly Period for the period from and including the first day of such Monthly Period to but excluding the related Addition Date or Removal Date and (ii) the aggregate amount of Principal Receivables in the Trust at the end of the day on the related Addition Date or Removal Date for the period from and including the related Addition Date or Removal Date to and including the last day of such Monthly Period [; provided further, however, that with respect to any Monthly Period during the Funding Period in which the Series 199_-_ Invested Amount is increased pursuant to the Series [199_-_] Supplement, the numerator in the calculation of the Floating Allocation Percentage and the Principal Allocation Percentage described above will be (1) the Series 199_-_ Invested Amount at the last day of the prior Monthly Period for the period from and including the first day of such Monthly Period to but excluding the day the Series 199_-_ Invested Amount is increased and (2) the Series 199_-_ Invested Amount at the end of the day on which the Series 199_-_ Invested Amount is increased for the period from and including such day to and including the last day of such Monthly Period].

   As used herein, the following terms have the meanings indicated: (6)

   "Series [199_-_] Invested Amount" for any date means an amount equal to (i) the Series [199_-_] Initial Invested Amount, [plus (ii) the amount of any withdrawals from the Pre-Funding Account in connection with the purchase of an additional interest in Principal Receivables,] minus (iii) the amount of principal payments made to the Series [199_-_] Certificateholders on or prior to such date [other than any
------------------------
(6) Appropriate changes to Invested Amount definitions must be made for a prefunded Series.

payments of principal to the Series 199_-_ Certificateholders from the Pre-Funding Account], minus (iv) the excess, if any, of the aggregate amount of Investor Charge-Offs for all prior Distribution Dates over the aggregate amount of any reimbursements of Investor Charge-Offs for all Distribution Dates prior to such date.

   ["Series [199_-_] Adjusted Invested Amount" for any date means an amount equal to the then current Series [199_-_] Invested Amount, minus the funds on deposit in the Principal Funding Account on such date.]

   ["Enhancement Invested Amount" for any date means an amount equal to (a) the amount withdrawn from the Cash Collateral Account and applied to the payment of principal on the Series [199_-_] Certificates on the first Special Payment Date following an Economic Pay Out Event, MINUS (b) the aggregate amount of principal payments made to the Cash Collateral Depositor prior to such day MINUS (c) the aggregate amount by which the Enhancement Invested Amount has been reduced to fund the Investor Default Amount on all prior Distribution Dates as described below, and PLUS (d) the aggregate amount of Available Finance Charge Collections on all prior Distribution Dates applied to reimburse amounts deducted pursuant to the foregoing clause (c). In the absence of the occurrence of an Economic Pay Out Event and a related withdrawal from the Cash Collateral Account to pay principal of the Series [199_-_] Certificates, the Enhancement Invested Amount will be zero.]

[PRINCIPAL FUNDING ACCOUNT

   The Servicer will establish and maintain in the name of the trustee, on behalf of the Trust, the Principal Funding Account as an Eligible Account held for the benefit of the Series [199_-_] Certificateholders. During the Accumulation Period, the Servicer will transfer collections in respect of Principal Receivables [and Shared Principal Collections allocated to Series [199_-_]] [other amounts] described herein to be treated in the same manner as collections of Principal Receivables from the Collection Account to the Principal Funding Account as described under "-- Application of Collections."

   Unless a Pay Out Event has occurred with respect to the Series [199_-_] Certificates, all amounts on deposit in the Principal Funding Account (the "Principal Funding Account Balance") on any Distribution Date (after giving effect to any deposits to, or withdrawals from, the Principal Funding Account to be made on such Distribution Date) will be invested to the following Distribution Date by the Trustee at the direction of the Servicer in Eligible Investments. On each Distribution Date with respect to the Accumulation Period, the interest and other investment income (net of investment expenses and losses) earned on such investments (the "Principal Funding Investment Proceeds") will be withdrawn from the Principal Funding Account and will be treated as a portion of Available Finance Charge Collections. If such investments with respect to any such Distribution Date yield less than the applicable Certificate Rate, the Principal Funding Investment Proceeds with respect to such Distribution Date will be less than the Covered Amount for such following Distribution Date. It is intended that any such shortfall will be funded from Available Finance Charge Collections (including a withdrawal from the Reserve Account, if necessary, as described under "-- Reserve Account"), or a withdrawal from the Cash Collateral Account as described under "-- Cash Collateral Account"] [other sources]. The Available Reserve Account Amount and the Available Cash Collateral Amount at any time will be limited and there can be no assurance that sufficient funds will be available to fund any such shortfall. [The "Covered Amount" shall mean for any Distribution Date with respect to the Accumulation Period or the first Special Payment Date [one-twelfth of the product of (i) the Certificate Rate and (ii) the Principal Funding Account Balance, if any, as of the preceding Distribution Date] [the product of (i) (A) a fraction, the numerator of which is the actual number of days in the related Interest Period and the denominator of which is 360, times (B) the Certificate Rate in effect with respect to such Interest Period, and (ii) the Principal Funding Account Balance, if any, as of the preceding Distribution Date].]

[RESERVE ACCOUNT

   The Servicer will establish and maintain in the name of the Trustee, on behalf of the Trust, an Eligible Deposit Account for the benefit of the Series [199_-_] Certificateholders (the "Reserve Account"). The Reserve Account is intended to help assure the subsequent distribution of interest on the Series [199_-_] Certificates as provided in this Prospectus Supplement during the Accumulation Period. On each Distribution Date from and after the Reserve Account Funding Date, but prior to the termination of the Reserve Account, the Trustee, acting pursuant to the Servicer's instructions, will apply Available Finance Charge Collections (in the order of priority described below under "-- Application of Collections -- Payment of Interest, Fees and Other Items") to increase the amount on deposit in the Reserve Account (to the extent such amount is less than the Required Reserve Account Amount). The "Reserve Account Funding Date" will be the Distribution Date with respect to the Monthly Period that begins [____] months prior to the Distribution Date with respect to the first Monthly Period in the Accumulation Period, provided that the Seller may delay the Reserve Account Funding Date to the earliest of (a) the Distribution Date with respect to the Monthly Period that begins [____] months prior to the first Monthly Period that begins the Accumulation Period; (b) the first Distribution Date for which the Portfolio Adjusted Yield is less than [____], but in such event the Reserve Account Funding Date does not have to occur earlier than the Distribution Date with respect to the Monthly Period that begins [____] months prior to the commencement of the Accumulation Period, (c) the first Distribution Date for which the Portfolio Adjusted Yield is less than [____], but in such event the Reserve Account Funding Date does not have to occur earlier than the Distribution Date that begins [____] months prior to the commencement of the Accumulation Period; or (d) the first Distribution Date for which Portfolio Adjusted Yield is less than [____], but in such event the Reserve Account Funding Date does not have to occur earlier than the Distribution Date that begins [____] months prior to the commencement of the Accumulation Period or any other date designated by the Seller, provided that the Seller has received written notice from each Rating Agency that such designation will not have a Ratings Effect. "Portfolio Adjusted Yield" for any Distribution Date will be equal to the average of the percentages obtained for each of the three preceding Monthly Periods by subtracting the Base Rate from the Portfolio Yield for such Monthly Period and deducting [____] from the result for each Monthly Period. The "Required Reserve Account Amount" for any Distribution Date on or after the Reserve Account Funding Date will be equal to [____]% of the Series [199_-_]Invested Amount as of the preceding Distribution Date, or any other amount designated by the Seller, provided that the Seller has received written notice from each Rating Agency that such designation will not have a Ratings Effect. On each Distribution Date, after giving effect to any deposit to be made to, and any withdrawal to be made from, the Reserve Account on such Distribution Date, the Trustee will withdraw from the Reserve Account an amount equal to the excess, if any, of the amount on deposit in the Reserve Account over the Required Reserve Account Amount and shall distribute such excess to or at the direction of [the Seller] [the Cash Collateral Depositor] [the Credit Enhancer].

   Provided that the Reserve Account has not terminated as described below, all amounts on deposit in the Reserve Account on any Distribution Date (after giving effect to any deposits to, or withdrawals from, the Reserve Account to be made on such Distribution Date) will be invested to the following Distribution Date by the Trustee at the direction of the Servicer in Eligible Investments. The interest and other investment income (net of investment expenses and losses) earned on such investments ("Interest Funding Investment Proceeds") will be retained in the Reserve Account [to the extent the amount on deposit therein is less than the Required Reserve Account Amount) or [distributed to or at the direction of] [the Seller] [the Cash Collateral Depositor] [the Credit Enhancer] [deposited in the Collection Account for application as Available Funds].

   On or before each Distribution Date with respect to the Accumulation Period and on the first Special Payment Date, a withdrawal will be made from the Reserve Account, and the amount of such withdrawal will be deposited in the Collection Account and included in Available Finance Charge Collections in an amount equal to the lesser of (a) the Available Reserve Account Amount with respect to such Distribution

Date or Special Payment Date and (b) the excess, if any, of the Covered Amount with respect to such Distribution

Date or Special Payment Date over the Principal Funding Investment Proceeds with respect to such Distribution Date or Special Payment Date; provided that the amount of such withdrawal will be reduced to the extent that funds otherwise would be available to be deposited in the Reserve Account on such Distribution Date or Special Payment Date. On each Distribution Date, the amount available to be withdrawn from the Reserve Account (the "Available Reserve Account Amount") will be equal to the lesser of the amount on deposit in the Reserve Account (before giving effect to any deposit to be made to the Reserve Account on such Distribution Date) and the Required Reserve Account Amount for such Distribution Date.

   The Reserve Account will be terminated following the earlier to occur of (a) the termination of the Trust pursuant to the Pooling Agreement, (b) the date on which the Series [199_-_] Certificates are paid in full and (c) if the Accumulation Period has not commenced, the occurrence of a Pay Out Event with respect to the Series [199-_] Certificates or, if the Accumulation Period has commenced, the earlier of the first Special Payment Date and the Expected Final Payment Date. Upon the termination of the Reserve Account, all amounts on deposit therein (after giving effect to any withdrawal from the Reserve Account on such date as described above) will be distributed to or at the direction of [the Seller] [the Cash Collateral Depositor] [the Credit Enhancer]. Any amounts withdrawn from the Reserve Account and distributed to or at the direction of [the Seller] [the Cash Collateral Depositor] [the Credit Enhancer] as described above will not be available for distribution to the Series [199_-_] Certificateholders.]

APPLICATION OF COLLECTIONS

   PAYMENT OF FEES, INTEREST AND OTHER ITEMS. On each Distribution Date, the Trustee, acting pursuant to the Servicer's instructions, will apply all amounts allocated to the Series [199_-_] Certificateholders' Interest with respect to Finance Charge Receivables for the preceding Monthly Period (as described above under "-- Allocation Percentages"), [any Excess Finance Charge Collections with respect to the Series in Group [____] that are allocated to Series [199_-_] (as described under "Description of the Certificates -- Sharing of Excess Finance Charge Collections" in the Prospectus)], [any investment earnings transferred from the Pre-Funding Account to the Collection Account as described under "--Funding Period"] [any Principal Funding Investment Proceeds with respect to such Distribution Date (as described under "-- Principal Funding Account")] , [any Interest Funding Investment Proceeds deposited in the Collection Account with respect to such Distribution Date] [and any funds withdrawn from the Reserve Account that are required to be included in Available Finance Charge Collections (as described under "-- Reserve Account")] ([collectively], "Available Finance Charge Collections") on deposit in the Collection Account in the following priority:

       (i) an amount equal to Monthly Interest for such Distribution Date, plus the amount of any Monthly Interest previously due but not paid to the Series [199_-_] Certificateholders [or deposited to the Interest Funding Account] on a prior Distribution Date, [plus additional interest at the Certificate Rate with respect to amounts that were due but not paid to the Series
   [199-_] Certificateholders [or deposited to the Interest Funding Account] on a prior Distribution Date] ("Additional Interest"), will be [distributed to Series [199_-_] Certificateholders] [deposited in the Interest Funding Account for distribution to Series [199_-_] Certificateholders on the applicable Payment Date];

       (ii) an amount equal to the Series [199_-_] Servicing Fee for such Distribution Date, plus the amount of any Series [199_-_] Servicing Fee previously due but not distributed to the Servicer on a prior Distribution Date, will be distributed to the Servicer;

      (iii) an amount equal to the Investor Default Amount for such Distribution Date will be treated as a portion of Available Principal Collections for such Distribution Date;

       (iv) an amount equal to the aggregate amount of Investor Charge-Offs that have not been previously reimbursed will be treated as a portion of Available Principal Collections for such Distribution Date;

        (v) [an amount equal to the "Monthly Cash Collateral Fee" (as defined in the agreement (the "Loan Agreement") among the Bank, the Cash Collateral Depositor and the Trustee)] for such Distribution Date will be distributed to the Cash Collateral Depositor for application in accordance with the Loan Agreement];

      [(vi) an amount equal to the aggregate amount by which the Enhancement Invested Amount has been reduced pursuant to clause (c) of the definition of "Enhancement Invested Amount" under "-- Allocation Percentages" above (but not in excess of the aggregate amount of such reductions which have not been previously reimbursed) will be treated as a portion of Available Principal Collections for such Distribution Date;]

     [(vii) an amount up to the excess, if any, of the [lesser of the] Initial Cash Collateral Amount [and the Adjusted Invested Amount] over the remaining Available Cash Collateral Amount will be deposited into the Cash Collateral Account in accordance with the Loan Agreement;]

    [(viii) on each Distribution Date from and after the Reserve Account Funding Date, but prior to the date on which the Reserve Account terminates as described under "-- Reserve Account" above, an amount up to the excess, if any, of the Required Reserve Account Amount over the Available Reserve Account Amount will be deposited into the Reserve Account;]

      [(ix) an amount equal to the aggregate of any other amounts then due to the [Cash Collateral Depositor] [Credit Enhancement Provider] pursuant to the [Loan Agreement] [Credit Enhancement Agreement] (to the extent such amounts are payable pursuant to the [Loan Agreement] [Credit Enhancement Agreement] out of Available Finance Charge Collections) will be distributed to the [Cash Collateral Depositor] [Credit Enhancement Provider] for application in accordance with the [Loan Agreement] [Credit Enhancement Agreement];] and

       [(x) the balance, if any, will constitute a portion of Excess Finance Charge Collections for such Distribution Date and will be available for allocation to other Series in Group [____] or to the holder of the Seller Certificate as described in "Description of the Certificates -- Sharing of Excess Finance Charge Collections" in the Prospectus.](7)

   "Monthly Interest" means, with respect to any Distribution Date, an amount equal to [one-twelfth of] the product of (i) [(A) a fraction, the numerator of which is the actual number of days in the related accrual period and the denominator of which is 360, times (B) ] the Certificate Rate and (ii) [the sum of (A) ] the Series [199_-_] Invested Amount [and (B) the [product of the Floating Allocation Percentage and the] Pre-Funding Amount, each] as of the close of the preceding Record Date; PROVIDED, HOWEVER, with respect to the first Distribution Date, Monthly Interest will be equal to $[__________]. [Monthly Interest will be calculated on the basis of a 360-day year of twelve 30-day months.]

   "Required Amount" means, with respect to any Distribution Date, the excess, if any, of the full amount required to be paid pursuant to paragraphs (i), (ii) and (iii) of the second preceding paragraph for such Distribution Date over the amount of Available Finance Charge Collections for such Distribution Date.


---------
(7) Distributions and priorities may be modified to reflect another form of Credit Enhancement.

     PAYMENTS OF PRINCIPAL. On each Distribution Date, the Trustee, acting pursuant to the Servicer's instructions, will distribute Available Principal Collections (see "-- Principal Payments" above) on deposit in the Collection Account in the following priority:

   (i) on each Distribution Date with respect to the Revolving Period, all such Available Principal Collections will be treated as Shared Principal Collections and applied as described under "Description of the Certificates -- Shared Principal Collections" in the Prospectus;

   (ii) on each Distribution Date with respect to the [Controlled Amortization] [Accumulation] Period or the Early Amortization Period, all such Available Principal Collections will be distributed or deposited in the following priority:

       (x) an amount equal to Monthly Principal, up to the Series [199_-_] [Adjusted] Invested Amount on such Distribution Date, will be [deposited in the Principal Funding Account (during the Accumulation Period) or] distributed to the Series [199_-_] Certificateholders (during the [Controlled Amortization Period] Early Amortization Period);

       [(y) for each Distribution Date with respect to the Early Amortization Period, beginning with the Distribution Date on which the Invested Amount is paid in full, an amount equal to the balance, if any, of such Available Principal Collections then on deposit in the Collection Account, to the extent of the Enhancement Invested Amount, if any, will be distributed to the Cash Collateral Depositor for application in accordance with the Loan Agreement; and]

      (z) for each Distribution Date, after giving effect to paragraphs (x) [and
      (y)] above, an amount equal to the balance, if any of such Available Principal Collections, will be treated as Shared Principal Collections and applied as described under "Description of the Certificates -- Shared Principal Collections" in the Prospectus.

   "Monthly Principal" with respect to any Distribution Date relating to the [Accumulation Period] [Controlled Amortization Period] or the Early Amortization Period will equal the least of (i) the Available Principal Collections on deposit in the Collection Account with respect to such Distribution Date, (ii) for each Distribution Date with respect to the [Accumulation Period], [Controlled Amortization Period], [the Controlled Deposit Amount] [the Controlled Distribution Amount] for such Distribution Date and (iii) the Series [199_-_] [Adjusted] Invested Amount on such Distribution Date.

   ["Controlled Amortization Amount" means for any Distribution Date, $[__________].]

   ["Deficit Controlled Amortization Amount" means (a) on the first
Distribution Date with respect to the Controlled Amortization Period, the excess, if any, of the Controlled Amortization Amount for such Distribution Date over the amount distributed from the Collection Account as Monthly Principal for such Distribution Date and (b) on each subsequent Distribution Date with respect to the Controlled Amortization Period, the excess, if any, of the Controlled Distribution Amount for such subsequent Distribution Date plus any Deficit Controlled Amortization Amount for the prior Distribution Date over the amount distributed from the Collection Account as Monthly Principal for such subsequent Distribution Date.]

   ["Controlled Accumulation Amount" means (a) for any Distribution Date with respect to the Accumulation Period, $[__________]; [PROVIDED, HOWEVER, that, if the Accumulation Period Length is less than [____] months, the Controlled Accumulation Amount for each Distribution Date with respect to the Accumulation Period will be equal to (x) the [Initial] [Full] Invested Amount divided by (y) the number of Distribution Dates from, and including, the first Distribution Date with respect to the Accumulation Period to, and including, the Expected Final Payment Date].]

   ["Deficit Controlled Accumulation Amount" means (a) on the first
Distribution Date with respect to the Accumulation Period, the excess, if any, of the Controlled Accumulation Amount for such Distribution Date over the amount distributed from the Collection Account as Monthly Principal for such Distribution Date and (b) on each subsequent Distribution Date with respect to the Accumulation Period, the excess, if any, of the Controlled Deposit Amount for such subsequent Distribution Date plus any Deficit Controlled Accumulation Amount for the prior Distribution Date over the amount distributed from the Collection Account as Monthly Principal for such subsequent Distribution Date.]

[CASH COLLATERAL ACCOUNT

   The Trust will have the benefit of the Cash Collateral Account for the benefit of the Series [199_-_] Certificateholders and the Cash Collateral Depositor, as their interests appear in the Series [199_-_] Supplement, and in the case of the Cash Collateral Depositor, in the Loan Agreement (which interest, in the case of the Cash Collateral Depositor, will be subordinated to the interests of the Series [199_-_] Certificateholders as provided in the Series [199_-_] Supplement). The Cash Collateral Account will be one or more Eligible Deposit Accounts. Funds on deposit in the Cash Collateral Account will be invested in certain Eligible Investments.

   The Cash Collateral Account will be funded on the Closing Date in the Initial Cash Collateral Amount, which amount will include the proceeds of an advance to be made by one or more financial institutions to be selected by the Seller (such financial institution or institutions, the "Cash Collateral Depositor"). Such advance will be repaid pursuant to the Loan Agreement. The Cash Collateral Account will be terminated following the earliest to occur of
(a) the date on which the Series [199_-_] Certificates are paid in full, [(b) the date on which the entire Available Cash Collateral Amount is distributed to the Series [199_-_] Certificateholders as a result of the occurrence of an Economic Pay Out Event,] (c) the Series [199_-_] Termination Date and (d) the termination of the Trust pursuant to the Pooling Agreement.

   On each Distribution Date, the amount available to be withdrawn from the Cash Collateral Account [the "Available Cash Collateral Amount") will be equal to the lesser of the amount on deposit in the Cash Collateral Account (before giving effect to any deposit to be made to the Cash Collateral Account on such Distribution Date) and the [lesser of the] Initial Cash Collateral Amount [and the Adjusted Invested Amount].

   On each Distribution Date, unless an Economic Pay Out Event has occurred, a withdrawal will be made from the Cash Collateral Account, to the extent of the Available Cash Collateral Amount, in an amount equal to the Required Amount, if any, with respect to such Distribution Date. Any such funds withdrawn from the Cash Collateral Account will be applied in accordance with, and subject to the priorities set forth in paragraphs (i), (ii) and (iii) under "-- Application of Collections -- Payment of Interest Fees and other Items" above.

   [On the first Special Payment Date following a Pay Out Event described below in clause [(e)] under "-- Pay Out Events" (an "Economic Pay Out Event"), (a) an amount equal to the lesser of (i) the Available Cash Collateral Amount (after giving effect to any withdrawals from the Cash Collateral Account on such date as described above) and (ii) the unpaid principal amount of the Series [199_-_] Certificates [(less the Principal Funding Account Balance)], will be withdrawn from the Cash Collateral Account and distributed to the Series [199_-_] Certificateholders as a payment of principal of the Series [199_-_] Certificates. See "-- Pay Out Events".]

   On each Distribution Date, the Servicer or the Trustee, acting pursuant to the Servicer's instructions, will deposit Available Finance Charge Collections (in the order of priority described above under "-- Application of Collections -- Payment of Interest, Fees and Other Items") to the Cash Collateral Account (to the extent the amount on deposit in the Cash Collateral Account is less than the [lesser of the] Initial Cash Collateral Amount [and the Adjusted Invested Amount]). On each Distribution Date, after giving effect to any deposit to be made to, and any withdrawal to be made from, the Cash Collateral Account on such Distribution Date, the Trustee will withdraw from the Cash Collateral Account an amount equal to the excess, if any, of the amount on deposit in the Cash Collateral Account over the [[lesser of the] Initial Cash Collateral Amount [and the Adjusted Invested Amount]] [Required Cash Collateral Amount], and shall distribute such excess to the Cash Collateral Depositor for application in accordance with the Loan Agreement. [The "Required Cash Collateral Amount" with respect to any Distribution Date means the product of
(i) the Investor Interest as of the last day of the preceding Monthly Period, and (ii) ___%, but not less that $________; PROVIDED, HOWEVER, that if certain withdrawals are made from the Cash Collateral Account during the Controlled Amortization Period or if a Pay Out Event occurs, the Required Cash Collateral Account for each Distribution Date thereafter shall equal the Required Cash Collateral Amount for the Distribution Date immediately preceding the occurrence of such withdrawal or Pay Out Event.] Any amounts withdrawn from the Cash Collateral Account and distributed to the Cash Collateral Depositor as described above will not be available for distribution to the Series [199_-_] Certificateholders.]

[OTHER FORMS OF CREDIT ENHANCEMENT

   The Series [199_-_] Certificates will have the benefit of the [letter of credit] [cash collateral guaranty] [surety Bond] [insurance policy] [spread account] [reserve account] [issued by __________ (the "Credit Enhancement Provider")] in the initial amount of $__________.

   With respect to any Distribution Date, the amount available to be drawn under the [letter of credit] [cash collateral guaranty] [surety bond] [insurance policy] [spread account] [reserve account] (the "Available Credit Enhancement Amount") will equal [__________].]

   [Information with respect to Credit Enhancement]

[CREDIT ENHANCEMENT PROVIDER

   [Information, if applicable, to be provided by Credit Enhancement Provider]]

DEFAULTED RECEIVABLES; INVESTOR CHARGE-OFFS

   On each Determination Date, the Servicer will calculate the Investor Default Amount for the preceding Monthly Period. The term "Investor Default Amount" means, with respect to any Distribution Date, the product of (i) the Floating Allocation Percentage with respect to the related Monthly Period and (ii) the Defaulted Amount for such Monthly Period.

   On each Distribution Date, if the Required Amount for such Distribution Date exceeds the Available Cash Collateral Amount, [the Enhancement Invested Amount, if any, will be reduced by the amount of such excess, but not by more than the Investor Default Amount for such Distribution Date. In the event that such reduction would cause the Enhancement Invested Amount to be a negative number, the Enhancement Invested Amount will be reduced to zero, and the Series [199_-_] Invested Amount will be reduced by the amount by which the Enhancement Invested Amount would have been reduced below zero, but not by more than the excess, if any, of the Investor Default Amount for such Distribution Date over the amount of such reduction, if any, of the Enhancement Invested Amount with respect to such Distribution Date] [the Series [199_-_] Invested Amount will be reduced by the amount of such excess, but not by more than the Investor Default Amount for such Distribution Date] (an "Investor Charge-Off"). If the Series [199_-_] Invested Amount has been reduced by the amount of any Investor Charge-Offs, it will thereafter be increased on any Distribution Date (but not by an amount in excess of the aggregate unreimbursed Investor Charge-Offs) by the amount of Available Finance Charge Collections allocated and available for such purpose as described under "-- Application of Collections -- Payment of Interest, Fees and Other Items." If an Investor

Charge-Off is not subsequently reimbursed, it will have the effect of slowing or reducing the return, of principal to the Series [199_-_] Certificateholders.

   [Any such reductions of the Enhancement Invested Amount shall thereafter be reimbursed and the Enhancement Invested Amount increased (but not by an amount in excess of the aggregate reductions of the Enhancement Invested Amount) on any Distribution Date by the amount of Available Finance Charge Collections allocated and available for such purpose as described under "-- Application of Collections -- Payment of Interest, Fees and Other Items".]

[PAIRED SERIES

   The Series [199_-_] Certificates may be paired with one or more other Series (each a "Paired Series") at or after the commencement of the [Controlled Amortization Period] [Accumulation Period]. As [funds are accumulated in the Principal Funding Account] [principal is paid to the Series [199_-_] Certificateholders during the Controlled Amortization Period], the invested amount in the Trust of such Paired Series will increase by a corresponding amount. Upon payment in full of the Series [199_-_] Certificates, assuming that there have been no unreimbursed charge-offs with respect to any related Paired Series, the aggregate invested amount of such related Paired Series will have been increased by an amount up to an aggregate amount equal to the Series [199_-_] Invested Amount paid to the Series [199_-_] Certificateholders after the Series [199_-_] Certificates were paired with the Paired Series. The issuance of a Paired Series will be subject to the conditions described under "Description of the Certificates -- New Issuances" in the Prospectus. There can be no assurance, however, that the terms of any Paired Series might not have an impact on the timing or amount of payments received by a Series [199_-_] Certificateholder. See "Special Considerations -- Master Trust
Considerations -- Issuance of Additional Series" in the Prospectus.]

PAY OUT EVENTS

   The Pay Out Events with respect to the Certificates will include each of the events specified in the Prospectus under "Description of the Certificates -- Pay Out Events" and the following:

      [(a) a failure on the part of the Seller (i) to make any payment or deposit required under the Pooling Agreement or the Series [199_-_] Supplement within [___] business days after the day such payment or deposit is required to be made; or (ii) to observe or perform any other covenants or agreements of the Seller set forth in the Pooling Agreement or the Series [199 ] Supplement, which failure has a material adverse effect on the [Series [199_-_] Certificateholders] and which continues unremedied for a period of [____] days after written notice;

      (b) any representation or warranty made by the Seller in the Pooling Agreement or the Series [199_-_] Supplement or any information required to be given by the Seller to the Trustee to identify the Accounts proves to have been incorrect in any material respect when made and continues to be incorrect in any material respect for a period of [____] days after written notice and as a result of which the interests of the Series [199_-_] Certificateholders are materially and adversely affected; PROVIDED, HOWEVER, that a Pay Out Event shall not be deemed to occur thereunder if the Seller has repurchased the related Receivables or all such Receivables, if applicable, during such period in accordance with the provisions of the Pooling Agreement;

      (c) a failure by the Seller to make an Addition to the Trust within [___] business days after the day on which it is required to make such Addition pursuant to the Pooling Agreement [or the Series [199_-_] Supplement];

      (d)  the occurrence of any Servicer Default;

      [(e) a reduction of the [average] Portfolio Yield for any [three] consecutive Monthly Periods to a rate less than the [average of the Base Rate[s]] for such period;]

      [(f) the failure to pay in full the Series [199_-_] Invested Amount on the Expected Final Payment Date].

      [(g)  the [Available Credit Enhancement Amount] [Available Cash Collateral
   Amount] is less than [   ]% of the Invested Amount].]

   Then, in the case of any event described in subparagraph (a), (b) or (d), after the applicable grace period, if any, set forth in such subparagraphs, either the Trustee or the Holders of Series [199_-_] Certificates evidencing more than 50% of the aggregate unpaid principal amount of Series [199_-_] Certificates by notice then given in writing to the Seller and the Servicer (and to the Trustee if given by the Series [199_-_] Certificateholders) may declare that a Pay Out Event has occurred with respect to Series [199_-_] as of the date of such notice, and, in the case of any event described in subparagraph (c), (e) or [(f)], a Pay Out Event shall occur with respect to Series [199_-_] without any notice or other action on the part of the Trustee immediately upon the occurrence of such event.

   For purposes of the Pay Out Event described in clause [(e)] above, the terms "Base Rate" and "Portfolio Yield" will be defined as follows with respect to the Series [199_-_] Certificates:

      "Base Rate" means, with respect to any Monthly Period, [____%] [the annualized percentage equivalent of a fraction, the numerator of which is equal to the sum of Monthly Interest and the Monthly Servicing Fee with respect to the Series [199_-_] Certificates for the related Distribution Date and the denominator of which is the Series [199_-_] Invested Amount as of the last day of the preceding Monthly Period] [the sum of the Certificate Rate for the related Interest Period and the Servicing Fee Rate].

      "Portfolio Yield" means, with respect to any Monthly Period, the annualized percentage equivalent of a fraction, the numerator of which is equal to [(a) the Floating Allocation Percentage of collections of Finance Charge Receivables (including any investment earnings that are to be treated as collections of Finance Charges Receivables in accordance with the Pooling Agreement) for such Monthly Period [plus (b) the amount of Principal Funding Investment Proceeds for the related Distribution Date,] [plus (c) the amount of any Interest Funding Investment Proceeds for the related Distribution Date] [plus (d) any Excess Finance Charge Collections that are allocated to Series [199_-_] with respect to such Monthly Period] [plus (e) the amount of funds, if any, withdrawn from the Reserve Account which are required to be included as Available Finance Charge Collections for the Distribution Date with respect to such Monthly Period] [plus (f) the amount of any investment earnings transferred from the Pre-Funding Account to the Collection Account on such Distribution Date] minus (g) the Investor Default Amount for the Distribution Date with respect to such Monthly Period, and the denominator of which is the Series [199_-_] Invested Amount as of the last day of the preceding Monthly Period].

   If the proceeds of any sale of the Receivables following the occurrence of an Insolvency Event with respect to the Bank, as described in the Prospectus under "Description of the Certificates -- Pay Out Events," allocated to the Series [199_-_] Invested Amount and the proceeds of any collections on the Receivables in the Collection Account [and any Available Cash Collateral Amount] [and any amounts on deposit in the [Principal Funding Account] [Interest Funding Account] [other amounts] are not sufficient to pay in full the remaining amount due on the Series [199_-_] Certificates, the Series [199_-_] Certificateholders will suffer a corresponding loss. See "Certain Legal Aspects of the Receivables -- Certain Matters Relating to Receivership" in the Prospectus for a discussion of the impact of recent federal legislation on the Trustee's ability to liquidate the Receivables.

SERVICING COMPENSATION AND PAYMENT OF EXPENSES

   The share of the Servicing Fee allocable to the Series [199_-_] Certificateholders with respect to any Distribution Date (the "Monthly Servicing Fee") shall be equal to one-twelfth of the product of (a) [____]% (the "Servicing Fee Rate" and (b) (i) the [sum of the] [Adjusted] Invested Amount [and the Enhancement Invested Amount, if any,] as of the last day of the Monthly Period preceding such Distribution Date, minus (ii) the product of (A) any amount on deposit in the Special Funding Account as of the last day of the Monthly Period preceding such Distribution Date and (B) the Floating Allocation Percentage with respect to such Monthly Period (the amount calculated pursuant to this clause (b) is referred to as the "Servicing Base Amount"); PROVIDED, HOWEVER, with respect to the first Distribution Date, the Monthly Servicing Fee shall be equal to $[__________]. [On each Distribution Date, Servicer Interchange with respect to the related Monthly Period that is on deposit in the Collection Account shall be withdrawn from the Collection Account and paid to the Servicer in payment of a portion of the Monthly Servicing Fee with respect to such Monthly Period. In the case of any insufficiency of Servicer Interchange on deposit in the Collection Account, a portion of the Monthly Servicing Fee will not be paid to the extent of such insufficiency. The "Servicer Interchange" for any Monthly Period [for which the Bank is the Servicer] will be the lesser of (a) the amount of Interchange that is allocated to the Series [199_-_] Certificateholders and deposited in the Collection Account with respect to such Monthly Period and (b) one-twelfth of the product
of (i) [   ]% and (ii) the Servicing Base Amount.  [In the case of any insufficiency of Servicer Interchange on deposit in the Collection Account, a portion of the Monthly Servicing Fee will not be paid to the extent of such insufficiency.] The share of the Monthly Servicing Fee allocable to the Series [199_-_] Certificateholders (after giving effect to the distribution of any Servicer Interchange to the Servicer) with respect to Distribution Date (the "Series [199_-_] Servicing Fee") shall be equal to one-twelfth of the product of
(a) [____]% (the "Net Servicing Fee Rate") and (b) the Servicing Base Amount; PROVIDED, HOWEVER, that with respect to the first Distribution Date, the Series [199_-_] Servicing Fee shall be equal to $[__________].] The remainder of the Servicing Fee shall be paid by the holder of the Seller Certificate or the certificateholders of other Series (as provided in the related Supplements) and in no event shall the Trust, the Trustee, the Series [199_-_] Certificateholders [or the Cash Collateral Depositor] [Credit Enhancement Provider] be liable for the share of the Servicing Fee to be paid by the holder of the Seller Certificate or the Certificateholders of any other Series. The Series [199_-_] Servicing Fee shall be payable to the Servicer solely to the extent amounts are available for distribution in respect thereof as described under "-- Payment of Interest, Fees and Other Items" above.

[SERIES TERMINATION

   If, on the [____] Distribution Date, [____] months prior to the Termination Date, the Series [199_-_] Invested Amount (after giving effect to all changes therein on such date) exceeds zero, the Servicer will, within the 40-day period beginning on such date, solicit bids for the sale of interests in the Principal Receivables or certain Principal Receivables, together in each case with the related Finance Charge Receivables, in an amount equal to the [sum of the] Series [199_-_] Invested Amount [and the Enhancement Invested Amount, if any,] at the close of business on the last day of the Monthly Period preceding the Termination Date (after giving effect to all distributions required to be made on the Termination Date). The Seller and the [Cash Collateral Depositor] [Credit Enhancement Provider] will be entitled to participate in, and to receive notice of each bid submitted in connection with, such bidding process. Upon the expiration of such 40-day period, the Trustee will determine (a) which bid is the highest cash purchase offer (the "Highest Bid") and (b) the amount (the "Available Final Distribution Amount") which otherwise would be available in the Collection Account on the Series Termination Date for distribution to the Series [199_-_] Certificateholders. The Servicer will sell such Receivables on the Series [199_-_] Termination Date to the bidder who provided the Highest Bid and will deposit the proceeds of such sale in the Collection Account for allocation (together with the Available Final Distribution Amount) to the Series [199 _-_] Certificateholders' Interest.

   Except as necessary to reimburse previous reductions in the Series [199_-_] Invested Amount as a result of unreimbursed Investor Charge-Offs, amounts [on deposit in the Cash Collateral Account] [available under the Credit Enhancement] will not be available to cover any shortfall, if the proceeds of such sale, together with the Available Final Distribution Amount, are less than the Series [199_-_] Invested Amount plus accrued and unpaid interest on the Series [199_-_] Certificates. Accordingly, in such event, the Series [199_-_] Certificateholders will incur a loss.]

REPORTS

   No later than the third business day prior to each Distribution Date, the Servicer will forward to the Trustee, the Paying Agent, each Rating Agency and [the Cash Collateral Depositor] [Credit Enhancement Provider], a statement (the "Monthly Report") prepared by the Servicer setting forth certain information with respect to the Trust and the Series [199_-_] Certificates, including: [(a) the aggregate amount of Principal Receivables and Finance Charge Receivables in the Trust as of the end of such Monthly Period; (b) the Series [199_-_] Invested Amount [and the Series [199_-_] Adjusted Invested Amount]; (c) the Floating Allocation Percentage and, during the [Accumulation Period] [Controlled Amortization Period] or Early Amortization Period, the Principal Allocation Percentage; (d) the amount of collections of Principal Receivables and Finance Charge Receivables processed during the related Monthly Period and the portion thereof allocated to the Series [199_-_] Certificateholders' Interest; (e) the aggregate outstanding balance of Accounts that were [30], [60] and [90] days or more delinquent as of the end of such Monthly Period; (f) the Investor Defaulted Amount and the Defaulted Amount with respect to such Monthly Period; (g) the aggregate amount, if any, of Investor charge-offs and any Investor charge-offs reimbursed on the related Monthly Period, for such Monthly Period; (h) the Monthly Investor Servicing Fee for such Monthly Period; (i) the Portfolio Yield for such Monthly Period; (j) the Base Rate for such Monthly Period; (k) the [Available Cash Collateral Amount] [Available Credit Enhancement Amount] for such Distribution Date]; and [other amounts].


                                  UNDERWRITING

   Subject to the terms and conditions set forth in the underwriting agreement (the "Underwriting Agreement") between the Bank and the underwriters named below (the "Underwriters"), the Bank has agreed to sell to the Underwriters, and each of the Underwriters has severally agreed to purchase, the principal amount of the Series [199_-_] Certificates and set forth opposite its name:

                                       Principal Amount of
                                         Series [199_-_]
              UNDERWRITERS                CERTIFICATES
              ------------                ------------


              . . . . . . . . . . .
              . . . . . . . . . . .

                    Total . . . . .   $
                                       ------------

   The Underwriting Agreement provides that the obligations of the Underwriters to pay for and accept delivery of the Series [199_-_] Certificates are subject to the approval of certain legal matters by their counsel and to certain other conditions. All of the Series [199_-_] Certificates offered hereby will be issued if any are issued.

   The Underwriters propose initially to offer the Series [199_-_] Certificates to the public at the price set forth on the cover page hereof and to certain dealers at such price less concessions not in excess of ____% of the principal amount of the Series [199_-_] Certificates. The Underwriters may allow, and such dealers may reallow, concessions not in excess of ____% of the principal amount of the Series [199_-_] Certificates to certain brokers and dealers. After the initial public offering, the public offering price and other selling terms may be changed by the Underwriters.

   The Bank will indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act, or contribute to payments the Underwriters may be required to make in respect thereof.

                       GLOSSARY FOR PROSPECTUS SUPPLEMENT


Account Sales. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .S-13
Accumulation Period. . . . . . . . . . . . . . . . . . . . . . . . . . . . . S-7
Accumulation Period Length . . . . . . . . . . . . . . . . . . . . . . . . .S-21
Additional Interest. . . . . . . . . . . . . . . . . . . . . . . . . . . . .S-26
Adjusted Invested Amount . . . . . . . . . . . . . . . . . . . . . . . . . . S-4
Available Cash Collateral Amount . . . . . . . . . . . . . . . . . . . . . .S-29
Available Credit Enhancement Amount. . . . . . . . . . . . . . . . . . . . .S-30
Available Final Distribution Amount. . . . . . . . . . . . . . . . . . . . .S-33
Available Funds. . . . . . . . . . . . . . . . . . . . . . . . . . . .S-20, S-26
Available Principal Collections. . . . . . . . . . . . . . . . . . . . . . .S-21
Available Reserve Account Amount . . . . . . . . . . . . . . . . . . . . . .S-26
Base Rate. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .S-32
Cash Collateral Account. . . . . . . . . . . . . . . . . . . . . . . . . . . S-8
Cash Collateral Depositor. . . . . . . . . . . . . . . . . . . . . . . . . .S-29
Certificate Rate . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . S-3
Controlled Accumulation Amount . . . . . . . . . . . . . . . . . . . . . . .S-28
Controlled Amortization Amount . . . . . . . . . . . . . . . . . . . . . . .S-28
Controlled Amortization Period . . . . . . . . . . . . . . . . . . . . . . . S-7
Covered Amount . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .S-24
Credit Enhancement Provider. . . . . . . . . . . . . . . . . . . . . . . . .S-30
Deficit Controlled Accumulation Amount . . . . . . . . . . . . . . . . . . .S-29
Deficit Controlled Amortization Amount . . . . . . . . . . . . . . . . . . .S-28
Early Termination Amount . . . . . . . . . . . . . . . . . . . . . . . . . . S-6
Economic Pay Out Event . . . . . . . . . . . . . . . . . . . . . . . . . . .S-29
Enhancement Invested Amount. . . . . . . . . . . . . . . . . . . . . . S-4, S-24
ERISA. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .S-10
Expected Final Payment Date. . . . . . . . . . . . . . . . . . . .S-3, S-7, S-11
Floating Allocation Percentage . . . . . . . . . . . . . . . . . . . . . . .S-22
Full Invested Amount . . . . . . . . . . . . . . . . . . . . . . . . . . . . S-5
Funding Period . . . . . . . . . . . . . . . . . . . . . . . . . . . . S-5, S-22
Group [____] . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . S-7
Highest Bid. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .S-33
Index. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . S-3
Initial Cash Collateral Amount . . . . . . . . . . . . . . . . . . . . .S-4, S-8
Initial Series [199_-_] Invested Amount. . . . . . . . . . . . . . . . . . . S-3
Interest Funding Investment Proceeds . . . . . . . . . . . . . . . . . . . .S-25
Interest Period. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .S-20
Investor Charge-Off. . . . . . . . . . . . . . . . . . . . . . . . . . . . .S-30
Loan Agreement . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .S-27
Monthly Cash Collateral Fee. . . . . . . . . . . . . . . . . . . . . . . . .S-27
Monthly Interest . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .S-27
Monthly Principal. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .S-28
Monthly Report . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .S-34
Monthly Servicing Fee. . . . . . . . . . . . . . . . . . . . . . . . . . . .S-33
Net Servicing Fee Rate . . . . . . . . . . . . . . . . . . . . . . . . . . .S-33
Paired Series. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .S-31
Period Length Determination Date . . . . . . . . . . . . . . . . . . . . . .S-21
Portfolio Adjusted Yield . . . . . . . . . . . . . . . . . . . . . . . . . .S-25
Portfolio Yield. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .S-32

Pre-Funding Account. . . . . . . . . . . . . . . . . . . . . . . . . . S-5, S-22
Pre-Funding Amount . . . . . . . . . . . . . . . . . . . . . . . . . . . . . S-5
Principal Allocation Percentage. . . . . . . . . . . . . . . . . . . . . . .S-23
Principal Funding Account. . . . . . . . . . . . . . . . . . . . . . . . . .S-11
Principal Funding Account Balance. . . . . . . . . . . . . . . . . . . . . .S-24
Principal Funding Investment Proceeds. . . . . . . . . . . . . . . . . . . .S-24
Rate Determination Date. . . . . . . . . . . . . . . . . . . . . . . . . . . S-3
Record Date. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .S-20
Required Amount. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .S-27
Required Cash Collateral Amount. . . . . . . . . . . . . . . . . . . . . . .S-30
Required Reserve Account Amount. . . . . . . . . . . . . . . . . . . . . . .S-25
Reserve Account. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .S-25
Reserve Account Funding Date . . . . . . . . . . . . . . . . . . . . . . . .S-25
Revolving Period . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . S-7
Series Cut-Off Date. . . . . . . . . . . . . . . . . . . . . . . . . . . . . S-4
Series Servicing Fee Percentage. . . . . . . . . . . . . . . . . . . . . . . S-6
Series [199_-_] Certificateholders' Interest . . . . . . . . . . . . . . . . S-4
Series [199_-_] Certificates . . . . . . . . . . . . . . . . . . . . . . . . S-3
Series [199_-_] Invested Amount. . . . . . . . . . . . . . . . . . . . . . .S-23
Series [199_-_] Servicing Fee. . . . . . . . . . . . . . . . . . . . . . . .S-33
Series [199_-_] Supplement . . . . . . . . . . . . . . . . . . . . . . . . .S-20
Series [199_-_] Termination Date . . . . . . . . . . . . . . . . . . . . . . S-9
Servicer Interchange . . . . . . . . . . . . . . . . . . . . . . . . . . . .S-33
Servicing Base Amount. . . . . . . . . . . . . . . . . . . . . . . . . . . .S-33
Servicing Fee Rate . . . . . . . . . . . . . . . . . . . . . . . . . . . . .S-33
Special Payment Date . . . . . . . . . . . . . . . . . . . . . . . . . . . .S-11
Termination Date . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . S-7
Trust. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . S-3
Underwriters . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .S-34
Underwriting Agreement . . . . . . . . . . . . . . . . . . . . . . . . . . .S-34

----------------------------------------

NO DEALER, SALESMAN OR OTHER
PERSON HAS BEEN AUTHORIZED TO GIVE
ANY INFORMATION OR TO MAKE ANY
REPRESENTATIONS NOT CONTAINED IN
THIS PROSPECTUS SUPPLEMENT OR THE
ACCOMPANYING PROSPECTUS AND, IF
GIVEN OR MADE, SUCH INFORMATION OR
REPRESENTATIONS MUST NOT BE RELIED
UPON AS HAVING BEEN AUTHORIZED BY
THE SELLER OR BY THE UNDERWRITERS.
NEITHER THIS PROSPECTUS SUPPLEMENT
NOR THE ACCOMPANYING PROSPECTUS
CONSTITUTES AN OFFER OR A
SOLICITATION BY ANYONE IN ANY
STATE IN WHICH SUCH OFFER OR
SOLICITATION IS NOT QUALIFIED OR
TO ANYONE TO WHOM IT IS UNLAWFUL
TO MAKE SUCH OFFER OR
SOLICITATION. NEITHER THE DELIVERY
OF THIS PROSPECTUS SUPPLEMENT OR
THE ACCOMPANYING PROSPECTUS, NOR
ANY SALE MADE HEREUNDER SHALL,
UNDER ANY CIRCUMSTANCES, CREATE
ANY IMPLICATION THAT THERE HAS
BEEN NO CHANGE IN THE AFFAIRS OF
THE SELLER SINCE THE DATE HEREOF
OR THEREOF OR THAT THE INFORMATION
CONTAINED OR INCORPORATED BY
REFERENCE HEREIN OR THEREIN IS
CORRECT AS OF ANY TIME SUBSEQUENT
TO ITS DATE.

                -------------------

                 TABLE OF CONTENTS


         PROSPECTUS SUPPLEMENT      PAGE

Summary of Series Terms. . . . . . .  S-
Special Considerations . . . . . . .  S-
Maturity Considerations. . . . . . .  S-
The Portfolio. . . . . . . . . . . .  S-
The Receivables. . . . . . . . . . .  S-
Use of Proceeds. . . . . . . . . . .  S-
The Bank . . . . . . . . . . . . . .  S-
Series Provisions. . . . . . . . . .  S-
Underwriting . . . . . . . . . . . .  S-
Index of Defined Terms . . . . . . .  S-

              PROSPECTUS

Available Information. . . . . . . . . .
Reports to Certificateholders. . . . . .
Incorporation of Certain Documents by
  Reference  . . . . . . . . . . . . . .
Prospectus Summary . . . . . . . . . . .
Special Considerations . . . . . . . . .
The Bank's Credit Card Activities. . . .
The Bank . . . . . . . . . . . . . . . .
The Receivables. . . . . . . . . . . . .
Use of Proceeds. . . . . . . . . . . . .
The Trust. . . . . . . . . . . . . . . .
Description of the Certificates. . . . .
The Pooling and Servicing Agreement. . .
Certain Legal Aspects of the
Receivables. . . . . . . . . . . . . . .
Certain Federal Income Tax
Consequences . . . . . . . . . . . . . .
ERISA Considerations . . . . . . . . . .
Plan of Distribution . . . . . . . . . .
Index of Defined Terms . . . . . . . . .


         UNTIL [            ], 199[ ]
[(90 DAYS AFTER THE DATE OF THIS
PROSPECTUS)], ALL DEALERS EFFECTING
TRANSACTIONS IN THE CERTIFICATES
WHETHER OR NOT PARTICIPATING IN THIS
DISTRIBUTION, MAY BE REQUIRED TO
DELIVER A PROSPECTUS SUPPLEMENT AND
PROSPECTUS.  THIS IS IN ADDITION TO
THE OBLIGATION OF DEALERS TO DELIVER
A PROSPECTUS SUPPLEMENT AND
PROSPECTUS WHEN ACTING AS
UNDERWRITERS AND WITH RESPECT TO
THEIR UNSOLD ALLOTMENTS OR
SUBSCRIPTIONS.



----------------------------------------



----------------------------------------

              CHEVY CHASE
        MASTER CREDIT CARD TRUST



 $[_________] [FLOATING RATE] [      %]
              SERIES [199 - ]
        ASSET BACKED CERTIFICATES





               CHEVY CHASE
               BANK, F.S.B.,
          AS SELLER AND SERVICER



          _____________________

          PROSPECTUS SUPPLEMENT
          _____________________



         [NAME OF UNDERWRITERS]



----------------------------------------

INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO
THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR
MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.

                 SUBJECT TO COMPLETION, DATED OCTOBER 23, 1996

PROSPECTUS SUPPLEMENT                                                Version #2
(To Prospectus dated _________, 199 )

                                   $__________
                      CHEVY CHASE MASTER CREDIT CARD TRUST
         $__________ CLASS A SERIES [199__-__] [FLOATING RATE] [____%]
                            ASSET BACKED CERTIFICATES
         $__________ CLASS B SERIES [199__-__] [FLOATING RATE] [____%]
                            ASSET BACKED CERTIFICATES
                            CHEVY CHASE BANK, F.S.B.
                               SELLER AND SERVICER
                              ____________________

     The Class A Series [199__-__] [Floating Rate] [____%] Asset Backed Certificates (the "Class A Certificates") and the Class B Series [199__-__] [Floating Rate] [____%] Asset Backed Certificates (the "Class B Certificates," and together with the Class A Certificates, the "Series [199__-__] Certificates") offered hereby will represent undivided interests in certain assets of the Chevy Chase Master Credit Card Trust (the "Trust") [to be] created pursuant to a Pooling and Servicing Agreement (the "Pooling Agreement") between Chevy Chase Bank, F.S.B., a federally chartered stock savings bank (the "Bank"), as seller and servicer, and __________, as trustee. The property of the Trust will include receivables (the "Receivables") generated from time to time in a portfolio of consumer revolving credit card accounts (the "Accounts"), collections thereon and certain other property as more fully described herein. The Bank initially will own the remaining undivided interest in the Trust not represented by the Series [199__-__] Certificates and the other investor certificates issued by the Trust and will service the Receivables. The Bank [has offered and] may offer from time to time other series of certificates that evidence undivided interests in certain assets of the Trust, which may have terms significantly different from the Series [199__-__] Certificates and which are not offered hereby. The issuance of additional Series of Certificates may impact the timing or amount of payments received by Series [199__-__] Certificateholders.
                                                        (CONTINUED ON NEXT PAGE)
                              ____________________
     THERE CURRENTLY IS NO SECONDARY MARKET FOR THE SERIES [199__-__] CERTIFICATES, AND THERE IS NO ASSURANCE THAT ONE WILL DEVELOP OR, IF ONE DOES DEVELOP, THAT IT WILL CONTINUE UNTIL THE SERIES [199__-__] CERTIFICATES ARE PAID IN FULL. POTENTIAL INVESTORS SHOULD CONSIDER, AMONG OTHER THINGS, THE INFORMATION SET FORTH IN "SPECIAL CONSIDERATIONS" HEREIN AND IN THE PROSPECTUS.

     THE SERIES [199__-__] CERTIFICATES WILL REPRESENT INTERESTS IN THE TRUST ONLY AND WILL NOT REPRESENT INTERESTS IN OR OBLIGATIONS OF THE BANK OR ANY AFFILIATE OF THE BANK. NEITHER THE SERIES [199__-__] CERTIFICATES NOR THE UNDERLYING ACCOUNTS OR RECEIVABLES OR ANY COLLECTIONS THEREON ARE INSURED OR GUARANTEED BY THE SAVINGS ASSOCIATION INSURANCE FUND, THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENTAL AGENCY OR INSTRUMENTALITY.

     THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS SUPPLEMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                                  Price to     Underwriting      Proceeds to
                                 Public (1)      Discount      the Bank (1)(2)

Per Class A Certificate . . .       ____%          ____%            ____%
Per Class B Certificate . . .       ____%          ____%            ____%
Total . . . . . . . . . . . .    $__________    $__________      $__________

(1) Plus accrued interest, if any, at the Class A Certificate Rate or Class B Certificate Rate, as applicable, from __________, 199__.
(2)  Before deduction of expenses payable by the Bank, estimated to be
     $__________.
                              ____________________
     [The Series [199__-__] Certificates are offered by the Underwriters when, as and if issued by the Trust and accepted by the Underwriters and subject to the Underwriters' right to reject orders in whole or in part.] [The Series [199__-__] Certificates are offered by [the Underwriters], subject to receipt and acceptance by them and subject to their rights to reject any order in whole or in part.] It is expected that the Series [199__-__] Certificates will be delivered in book-entry form on or about __________, 199__, through the facilities of The Depository Trust Company, [Cedel S.A. and the Euroclear System].]
                                 [Underwriters]
     THE DATE OF THIS PROSPECTUS SUPPLEMENT IS __________, 199__.

(CONTINUED FROM PREVIOUS PAGE)

     [Interest will accrue on the Class A Certificates at the rate of ____% per annum (the "Class A Certificate Rate"). Interest will accrue on the Class B Certificates at the rate of ____% per annum (the "Class B Certificate Rate").] [Interest will accrue on the Class A Certificates with respect to the initial Interest Period at the rate of ____% per annum and, with respect to each subsequent Interest Period, at the rate of ____% per annum [above] [below] [times] __________ (the "Index") prevailing on the Rate Determination Date (as defined herein) [but in no event in excess of____% per annum] (the "Class A Certificate Rate"). Interest will accrue on the Class B Certificates with respect to the initial Interest Period at the rate of ____% per annum and, with respect to each subsequent Interest Period, at the rate of ____% per annum [above] [below] [times] __________ (the "Index") prevailing on the Rate Determination Date (as defined herein) [but in no event in excess of ____% per annum] (the "Class B Certificate Rate").] Interest with respect to the Certificates will be distributed on __________ and on the __________ day of each [month] [quarter] [other] thereafter (or, if such __________ day is not a business day, the next succeeding business day) (each, an "Interest Payment Date").

     Principal with respect to the Class A Certificates [is scheduled to be paid on __________, 199__] [is scheduled to be distributed on each Distribution Date commencing on the Distribution Date in __________ and ending on the Distribution Date in __________], but may be paid earlier or later under certain limited circumstances described herein. Principal with respect to the Class B Certificates [is scheduled to be paid on __________, 199__] [is scheduled to be distributed on each Distribution Date,] [commencing on the Distribution Date in __________, 199__] [commencing with the Distribution Date following the Distribution Date on which the Class A Certificates have been paid in full,] [and ending on the 199__ Distribution Date], but may be paid earlier or later under certain limited circumstances described herein. See "Maturity Considerations" and "Series Provisions -- Pay Out Events" herein and "Description of the Certificates -- Pay Out Events" in the Prospectus. [Principal payments will not be made to Class B Certificateholders until the final principal payment has been paid in respect of the Class A Certificateholders.] See "Series Provisions -- Principal Payments."

     THE FRACTIONAL UNDIVIDED INTEREST IN THE TRUST REPRESENTED BY THE CLASS B CERTIFICATES WILL BE SUBORDINATED TO THE EXTENT NECESSARY TO FUND PAYMENTS WITH RESPECT TO THE CLASS A CERTIFICATES TO THE EXTENT DESCRIBED HEREIN.

     [The Trust will have the benefit of funds on deposit in a cash collateral account (the "Cash Collateral Account") which will be funded by an initial deposit of $__________, [of which $__________ will be for the benefit of both the Class A Certificates and the Class B Certificates and $__________] [which] will be for the exclusive benefit of the Class B Certificates. Amounts available to be withdrawn from the Cash Collateral Account will be applied as described herein under "Summary of Series Terms -- Cash Collateral Account" and "Series Provisions -- Cash Collateral Account."](1)

     IN CONNECTION WITH THIS OFFERING, THE UNDERWRITERS MAY OVERALLOT OR EFFECT TRANSACTIONS WHICH STABILIZE OR MAINTAIN THE MARKET PRICE OF THE SERIES [199__-__] CERTIFICATES AT A LEVEL ABOVE THAT WHICH MIGHT OTHERWISE PREVAIL IN THE OPEN MARKET. SUCH STABILIZING, IF COMMENCED, MAY BE DISCONTINUED AT ANY TIME.

     THE CERTIFICATES OFFERED HEREBY CONSTITUTE A SEPARATE SERIES OF CERTIFICATES BEING OFFERED BY THE BANK FROM TIME TO TIME PURSUANT TO ITS PROSPECTUS DATED MARCH __, 1994. THIS PROSPECTUS SUPPLEMENT DOES NOT CONTAIN COMPLETE INFORMATION ABOUT THE OFFERING OF THE SERIES [199__-__]CERTIFICATES.
 ADDITIONAL INFORMATION IS CONTAINED IN THE PROSPECTUS AND PURCHASERS ARE URGED TO READ BOTH THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS IN FULL. SALES OF THE SERIES [199__-__]CERTIFICATES MAY NOT BE CONSUMMATED UNLESS THE PURCHASER HAS RECEIVED BOTH THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS.

     Until __________, ____ (90 days after the date of this Prospectus Supplement), all dealers effecting transactions in the Series [199__-__] Certificates, whether or not participating in this distribution, may be required to deliver a Prospectus Supplement and Prospectus. This is in addition to the obligation of dealers to deliver a Prospectus Supplement and Prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions. [NOTE: This will be put on back cover.]


--------------

(1) Other forms of credit enhancement may be provided for the benefit of a Series or a Class or Classes within a Series as described under "Description of the Certificates -- Credit Enhancement" in the Prospectus, and if so provided, the Prospectus Supplement will reflect the provisions of the credit enhancement that are material to the Certificate holders of such Series or Class as well as certain information, if applicable, with respect to the credit enhancement provider.

                             SUMMARY OF SERIES TERMS

     The following is qualified in its entirety by reference to the detailed information appearing elsewhere in this Prospectus Supplement and the accompanying Prospectus. Reference is made to the Glossary in each of this Prospectus Supplement and the Prospectus for the location herein and therein of the definitions of certain capitalized terms used herein. Certain capitalized terms used but not defined herein have the meanings assigned to them in the Prospectus.

Trust. . . . . . . . . . . . . . . . . Chevy Chase Master Credit Card Trust (the "Trust").

Title of Securities. . . . . . . . . . $__________ Class A Series [199__-__] [Floating Rate] [____%] Asset Backed
                                       Certificates [the "Class A Certificates") and $__________ Class B Series
                                       [199__-__] [Floating Rate] [____%] Asset Backed Certificates (the "Class B
                                       Certificates" and, together with the Class A Certificates, the "Series
                                       [199__-__] Certificates").

Initial Series [199__-__]
Invested Amount. . . . . . . . . . . . $[__________].(2)

Series Invested Amount . . . . . . . . The [Initial Series [199__-__] Invested Amount] [Initial Series 199__-__]
                                       Invested Amount plus the amount of any withdrawals from the Pre-Funding
                                       Account in connection with the purchase of an additional interest in the
                                       Principal Receivables] [other formula].

Initial Class A Invested Amount . . .  $[__________].(2)

Initial Class B Invested Amount . . .  $[__________].(2)

Class A Certificate Rate. . . . . . . [[____]% per annum] [[____]% per annum with respect to the initial Interest Period and, with respect to each subsequent Interest Period, ____% per annum [above] [below]
                                      [times] (the "Index") prevailing on the [____] day immediately preceding the commencement of such Interest Period (a "Rate Determination Date" but in no event in excess of ____% per annum]].

Class B Certificate Rate. . . . . . . [[____]% per annum] [[____]% per annum with respect to the initial Interest Period and, with respect to each subsequent Interest Period, ____% per annum [above] [below] [times] __________
                                      (the "Index") prevailing on the [____] day immediately preceding the commencement of such
                                      Interest Period (a "Rate Determination Date"), [but in no event in excess of ____% per annum]].

---------
(2) Adjustments to the Invested Amount definitions and allocations with respect to the Invested Amount may be made in a Prospectus Supplement relating to a prefunded Series or Class.


                                       S-3


Interest Payment Dates . . . . . . . . The [____] day of each [month] [quarter] [other] (or, if any such day is not a business day, the next succeeding business day), commencing [____].

Class A Controlled [Amortization]
[Accumulation] Amount. . . . . . . . . For each Distribution Date with respect to the Class A [Controlled Amortization]
                                       [Accumulation] Period, $[__________]]; [except that, if the commencement of the Class A
                                       Accumulation Period is delayed as described herein under "Series Provisions -- Principal
                                       Payments," the Class A Controlled Accumulation Amount for each Distribution Date with respect to the Class A Accumulation Period will be determined as described under "Series Provisions
                                       -- Application of Collections -- Payments of Principal."]

Class B Controlled [Amortization]
[Accumulation] Amount. . . . . . . . . For each Distribution Date with respect to the Class B [Controlled Amortization]
                                       [Accumulation] Period [after the Class A Invested Amount has been paid in full],
                                       $[__________].

Class A Expected Final Payment Date. . [__________].

Class B Expected Final Payment Date. . [__________].

[Initial Shared Collateral Amount. . . [__________].

[Initial Class B Collateral Amount . . $[__________].]

Closing Date . . . . . . . . . . . . . [__________], 199__.

The Series [199__-__] Certificates . . Each of the Series [199__-__] Certificates offered hereby represents an undivided interest in the Trust.  The portion of the Trust Assets allocated to the holders of the Series
                                       [199__-__] Certificates as described under "Description of the Certificates" in the
                                       Prospectus (the "Series [199__-__] Certificateholders' Interest") will be further allocated between the holders of the Class A Certificates (the "Class A Certificateholders'
                                       Interest") and the holders of the Class B Certificates (the "Class B Certificateholders'
                                       Interest") as described herein.  The principal amount of the [Class A Certificateholders'
                                       Interest] and the [Class B Certificateholders' Interest] [will decline as principal is paid to the [Class A Certificateholders] [and] [Class B Certificateholders], [respectively,]
                                       during the Controlled Amortization Period or Early Amortization Period [will remain fixed at the aggregate initial principal amount of the [Class A Certificates] [and] [the Class B
                                       Certificates]

---------
(3) Adjustments to Certificateholders' Interest definitions may be made in a Prospectus Supplement relating to a prefunded Series.


                                       S-4

                                       [respectively,] except as otherwise provided herein].  The Class B Certificateholders'
                                       Interest will [also] decline in certain circumstances as a result of (a) the allocation to the Class B Certificateholders' Interest of Defaulted Amounts otherwise allocable to the
                                       Class A Certificateholders' Interest and (b) the reallocation of collections of Principal
                                       Receivables otherwise allocable to the Class B Certificateholders' Interest to fund certain payments in respect of the Class A Certificates.  [Any such reductions in the Class B
                                       Certificateholders' Interest may be reimbursed out of Excess Spread, if any, [Excess
                                       Finance Charge Collections allocable to Series [199__-__]] and certain amounts [withdrawn from the Cash Collateral Account] [drawn on other Credit Enhancement] as described herein.]
                                       [During the Accumulation Period, for the purpose of allocating collections of Finance Charge
                                       Receivables and the Defaulted Amount with respect to each Monthly Period, the Class A
                                       Certificateholders' Interest and (after the Class B Principal Commencement Date) the Class B
                                       Certificateholders' Interest will be further reduced by the amount on deposit in the
                                       Principal Funding Account (as so reduced, the "Class A Adjusted Invested Amount" and "Class B
                                       Adjusted Invested Amount."]

                                       The Series [199__-__] Certificateholders' Interest will include the right to receive (but only to the extent needed to make payments of interest at the [applicable] Certificate Rate
                                         [with respect to each Interest Period] and payments of principal as described herein), varying percentages of the collections of Finance Charge Receivables and Principal
                                         Receivables and will be allocated a varying percentage of the Defaulted Amount with respect to each Monthly Period.  Collections of Finance Charge Receivables and the Defaulted Amount
                                         will be allocated to the Series [199__-__] Certificateholders based on the Floating
                                         Allocation Percentage.  Such amounts will be further allocated to the Class A
                                         Certificateholders and the Class B Certificateholders based on the Class A Floating
                                         Percentage and the Class B Floating Percentage, respectively.  Collections of Principal
                                         Receivables will be allocated to the Series [199__-__] Certificates based on the Principal
                                         Allocation Percentage.  Such percentage will vary as described herein under "Series
                                         Provisions  --  Allocation Percentages" as the aggregate amount of Principal Receivables in the trust varies from month to month and depending on whether the Series [199__-__]
                                         Certificates are in their Revolving Period, [Controlled Amortization] [Accumulation] Period
                                         or Early Amortization Period.  See also "Description of the Certificates -- Allocation
                                         Percentages" in the Prospectus. Such amounts will be further


                                       S-5


                                         allocated to the Class A Certificateholders and the Class B Certificateholders based on the Class A Principal Percentage and the Class B Principal Percentage, respectively.
                                         [Following the occurrence of an Economic Pay Out Event and a withdrawal of funds from the
                                         Cash Collateral Account, a portion of the Series [199__-__] Certificateholders' Interest
                                         (corresponding to the aggregate amount of such withdrawal) will be allocated to the Cash
                                         Collateral Depositor (the "Enhancement Invested Amount").]

[Other Series. . . . . . . . . . . . . [The Series [199__-__] Certificates are the first Certificates issued by the Trust.]
                                       [Additional Series are expected to be issued from time to time by the Trust.]  See
                                       "Description of the Certificates -- New Issuances" in the Prospectus and "Maturity
                                       Considerations" herein.](4)

Receivables. . . . . . . . . . . . . . The Receivables arise in Accounts that have been selected from the Bank Portfolio, based on criteria provided in the Pooling Agreement as applied on the Trust Cut-Off Date and as more fully described herein under "The Bank Portfolio."  The aggregate amount of
                                       Receivables in the Accounts as of [__________, ____,] [the Trust Cut-Off Date] was
                                       $__________, comprised of $__________ of Principal Receivables and $__________ of Finance
                                       Charge Receivables.

[Funding Period. . . . . . . . . . . . During the period from and including the Closing Date to but excluding the earliest of (i)
                                       the day on which the Invested Amount equals [$__________] (the "Full Invested Amount"),
                                       (ii) the day on which a Pay Out Event occurs and (iii) the ______ 199_ Distribution Date
                                       (the "Funding Period"), the Pre-Funding Amount will be held in a trust account established with the Trustee for the benefit of the Series [199__-__] Certificateholders (the
                                       "Pre-Funding Account").  The "Pre-Funding Amount" will equal $______, less the amounts of any increases in the [199__-__] Invested Amount pursuant to the Series [199__-__] Supplement in connection with the addition of Principal Receivables to the Trust or principal payments made to other amortizing Series.

                                       [Funds on deposit in the Pre-Funding Account will be invested by the Trustee in certain
                                         Eligible Investments [pursuant to a guaranteed rate agreement] [guaranteed investment contract]. Interest earnings on the Pre-Funding Amount (net of investment losses and expenses) will be used to pay interest on the Series [199__-__] Certificates during the
                                         Funding Period.]

---------
(4) If Series [199__-__] is issued at  a time when there are other
    outstanding Series,    appropriate summary disclosure about the principal
    terms of such other Series will    be included in the Prospectus Supplement.


                                       S-6

                                       During the Funding Period, funds on deposit in the Pre-Funding Account will be withdrawn and paid to the Seller to the extent of any increases in the [199__-__] Invested Amount.  The
                                         Seller expects that the [199__-__] Invested Amount will equal the Full Invested Amount by the ______ 199_ Monthly Period.  If the [199__-__] Invested Amount does not for any reason equal the Full Invested Amount by the end of the Funding Period, any amount remaining in the Pre-Funding Account will be payable to the [Class A] [Class B] Certificateholders [pro rata, on the basis of the ratio of the Class A Invested Amount and the Class B Invested
                                         Amount, respectively, to the Series [199__-__] Invested Amount as of the last day of the related Monthly Period] on the Distribution Date that is the last day of the Funding
                                         Period.]

[Early Termination Amount. . . . . . . An early termination amount (the "Early Termination Amount") will be payable by the Seller to the [Class A] [Class B] Certificateholders on the first Distribution Date following the end of the Funding Period if any Pre-Funding Amount exists at the end of the Funding
                                         Period. The Early Termination Amount will equal the excess, if any, discounted as described below, of (i) the amount of interest that would have accrued on such Pre-Funding
                                         Amount at the [Class A] Certificate Rate [and Class B Certificate Rate] during the period commencing on and including such Distribution Date to, but excluding, __________, over
                                         (ii) the amount of interest that would have accrued on such Pre-Funding Amount over the same period at a per annum rate of interest equal to the bond equivalent yield to
                                         maturity on the [   ] day preceding such Distribution Date on [________].  Such excess shall be discounted to present value to such Distribution Date at the applicable yield described in clause (ii).]

[Registration of Series [199__-__]
Certificates . . . . . . . . . . . . . The Series [199__-__] Certificates initially will be represented by Series [199__-__]
                                         Certificates registered in the name of Cede, as the nominee of DTC.  No purchaser of a
                                         Series [199__-__] Certificate will be entitled to receive a definitive certificate except under certain limited circumstances. Purchasers of Series [199__-__] Certificates may elect to hold their Series [199__-__] Certificates through DTC (in the United States)
                                         [or Cedel or Euroclear (in Europe)].  See "The Pooling Agreement Generally -- Definitive
                                         Certificates" in the Prospectus.]

Servicing Compensation . . . . . . . . The Series Servicing Fee Percentage for the Series [199__-__] Certificates will be ____%
                                         per annum.  [On each Distribution Date, Servicer Interchange with respect to the related
                                         Monthly Period that is on deposit in the Collection Account will be withdrawn from the
                                         Collection Account and paid to the Servicer in respect of the Monthly Servicing Fee.
                                         In addition,]


                                       S-7


                                       The Class A Servicing Fee and the Class B Servicing Fee will be paid on each Distribution
                                       Date as described under "Series Provisions -- Application of Collections -- Payment of Fees,
                                       Interest and Other Items" and "-- Servicing Compensation and Payment of Expenses" herein.
                                       See also "Description of the Certificates -- Servicing Compensation and Payment of Expenses"
                                       in the Prospectus.

Revolving Period and [Controlled
Amortization] [Accumulation]
Period . . . . . . . . . . . . . . . . Unless a Pay Out Event has occurred, the revolving period with respect to the Series
                                         [199__-__] Certificates (the "Revolving Period") will end and the [controlled amortization period with respect to the Series [199__-__] Certificates (the "Controlled
                                         Amortization Period"), which includes controlled amortization periods for each Class]
                                         [accumulation period with respect to the Series [199__-__] Certificates (the "Accumulation
                                         Period") which includes separate accumulation periods for each Class will commence at the close of business on [__________]] [except that, subject to the conditions set forth under
                                         "Series Provisions -- Principal Payments" herein, the day on which the Revolving
                                         Period ends and the Accumulation Period begins may be delayed to no later than the close of business on [__________])].  Unless a Pay Out Event has occurred, (i) the Class A
                                         [controlled amortization] [accumulation] period [(the "Class A [Controlled Amortization]
                                         [Accumulation] Period") will commence at the close of business on [____] [or such later date as is determined for the Class A Accumulation Period under "Series Provisions --
                                         Principal Payments"] and end on the earliest of (a) the commencement of the Early
                                         Amortization Period or (b) the payment in full of the Class A Invested Amount, and (ii)
                                         the Class B [controlled amortization] [accumulation] period (the "Class B [Controlled
                                         Amortization] [Accumulation] Period") will commence on the Distribution Date on which the
                                         Class A Invested Amount is paid in full or, if the Class A Invested Amount is paid in full on the Class A Expected Final Payment Date and the Early Amortization Period has not yet
                                         commenced, the Distribution Date following the Class A Expected Final Payment Date (the
                                         "Class B Principal Commencement Date") and end on the earliest of (a) the commencement of the Early Amortization Period, (b) the payment in full of the Class B Invested Amount or
                                         (c) the Series [199__-__] Termination Date.  No principal will be payable to Class A
                                         Certificateholders until [the first Distribution Date with respect to the Class A
                                         Controlled Amortization Period] [__________, 199__ (the "[Class A] Expected Final Payment
                                         Date")], or, upon the occurrence of a Pay Out Event as described herein, the first
                                         Distribution Date with respect to the Early Amortization Period.  No principal will be payable to the Class B Certificateholders until the Class


                              A Invested Amount is paid in full. [For the period beginning on the Closing Date and ending with the commencement of the [Controlled Amortization] [Accumulation] Period or the Early Amortization Period, collections of Principal Receivables otherwise allocable to the Series [199__-__] Certificateholders' Interest (other than collections of Principal Receivables allocated to the Class B Certificateholders' Interest ("Reallocated Principal Collections") that are used to pay any deficiency in the Required Amount) will, subject to certain limitations, be treated as Shared Principal Collections and applied to cover principal payments due to or for the benefit of Certificateholders of other Series, if so specified in the Supplements for such other Series, or paid to the holder of the Seller Certificate.] See "Series Provisions -- Pay Out Events" herein and "Description of the Certificates -- Pay Out Events" in the Prospectus for a discussion of the events which might lead to the termination of the Revolving Period prior to the commencement of the [Controlled Amortization] [Accumulation] Period. In addition, see "Series Provisions -- Principal Payments" herein [and "Description of the Certificates --Shared Principal Collections" in the Prospectus].

[Additional Amounts
Available to Class A
Certificateholders . . . .  If collections of Finance Charge Receivables allocable to the Class A Certificates for any Monthly Period [and certain other available amounts described herein] are less than the sum of (i) current and overdue Monthly Interest on the Class A Certificates, [(ii) Class A Additional Interest,] (iii) current and overdue Class A Servicing Fee and (iv) the Class A Investor Default Amount, with respect to the related Distribution Date, Excess Spread [and Excess Finance Charge Collections allocable to Series [199__-__]] will be applied to fund the deficiency (the "Required Amount"). "Excess Spread" for any Distribution Date will equal the sum of [(a) the excess of collections of Finance Charge Receivables allocated to the Class A Certificates [and other available funds described herein] over the sum of the amounts referred to in clauses (i), (ii), (iii) and (iv) above and
                              (b) the excess of collections of Finance Charge Receivables allocated to the Class B Certificates [and certain other available funds described herein] over the sum of (i) current and overdue Monthly Interest on the Class B Certificates, [(ii) Class B Additional Interest], (iii) current and overdue Class B Servicing Fee and (iv) the Class B Investor Default Amount.] If Excess Spread [and Excess Finance Charge Collections allocable to Series [199__-__]] with respect to such Distribution Date are less than the Required Amount, amounts [on deposit in the Cash Collateral Account and available to make payments with respect to the Class A Certificates] [available under the Credit Enhancement] will be used to fund the remaining Required Amount. If Excess

                              Spread [and] [Excess Finance Charge Collections allocable to Series [199__-__] with respect to such Distribution Date and amounts [on deposit in the Cash Collateral Account and available to make payments with respect to the Class A Certificates] [available under the Credit Enhancement] with respect to such Distribution Date is [are] less than the Required Amount, Reallocated Principal Collections with respect to the related Monthly Period will then be used to fund the remaining Required Amount. If Reallocated Principal Collections with respect to such Monthly Period are insufficient to fund the remaining Required Amount for the related Distribution Date, then a portion of [the Enhancement Invested Amount, if any, will be reduced by the amount of such deficiency (but not by more than the Class A Investor Default Amount for such Monthly Period). If such reduction would cause the Enhancement Invested Amount to be reduced below zero, the Class B Invested Amount will be reduced by the amount by which the Enhancement Invested Amount would have been reduced below zero (but not by more than the excess of the Class A Investor Default Amount for such Monthly Period over the amount of such reduction in the Enhancement Invested Amount) to avoid a charge-off with respect to the Class A Certificates] [the Class B Invested Amount will be reduced by the amount of such insufficiency (but not by more than the Class A Investor Default Amount) to avoid a charge-off with respect to the Class A Certificates]. If the Class B Invested Amount is reduced to zero, the Class A Invested Amount will be reduced if the Required Amount for any Distribution Date exceeds the sum of Excess Spread [and Excess Finance Charge Collections allocated to Series [199__-__] and amounts [on deposit in the Cash Collateral Account and available to make payments with respect to the Class A Certificates] [available under the Credit Enhancement] and Reallocated Principal Collections for Monthly Period, but not by more than the excess of the Class A Investor Default Amount for such Monthly Period over the aggregate reductions in [the Enhancement Invested Amount and] the Class B Invested Amount with respect to such Monthly Period, and the Class A Certificateholders will bear directly the credit and other risks associated with their undivided interest in the Trust. See "Series Provisions -- Reallocation of Cash Flows; Class B Invested Amount" and "-- Defaulted Receivables; Investor Charge-Offs."]

Subordination of the
Class B Certificates . . .  The Class B Certificates will be subordinated as described herein to the extent necessary to fund payments with respect to the Class A Certificates as described herein. If the Class B Invested Amount is reduced, the percentage of collections of Finance Charge Receivables allocable to the Class B

                              Certificateholders with respect to
                              subsequent Monthly Periods will be reduced.
                              Moreover, to the extent the amount of such reduction in the Class B Invested Amount is not reimbursed, the amount of principal distributable to the Class B Certificateholders will be reduced. See "Series Provisions --Allocation Percentages" and "-- Subordination of the Class B Certificates" herein.

[Excess Finance Charges. .  The Series [199__-__] Certificates will be included in a group of Series ("Group [____]") expected to be issued by the Trust from time to time.
                              Subject to certain limitations described under "Description of the Certificates -- Sharing of Excess Finance Charge Collections" in the Prospectus, Excess Finance Charge Collections, if any, with respect to a Series included in Group [____] will be applied to cover any shortfalls with respect to amounts payable from collections of Finance Charge Receivables allocable to any other Series in Group [____], pro rata based upon the amount of the shortfall, if any, with respect to each Series in Group [____]. See "Description of the Certificates -- Sharing of Excess Finance Charge Collections" in the Prospectus.]

[Shared Principal
Collections . . . . . . .   Collections of Principal Receivables and certain
                              other amounts otherwise allocable to other
                              Series, to the extent such collections are not needed to make payments to or deposits for the benefit of the certificateholders of such other Series, will be applied to cover principal payments due to or for the benefit of the holders of the Series [199__-__] Certificates. See "Description of the Certificates -- Shared Principal Collections" in the Prospectus.]

[Cash Collateral Account .  A cash collateral account (the "Cash Collateral
                              Account") will be established in the name of the Trustee for the benefit of the Series [199__-__] Certificateholders. The Cash Collateral Account will be funded on the Closing Date in the amount of $__________ (the "Initial Cash Collateral Amount")[, of which $__________ (the "Initial Shared Collateral Amount") will be for the benefit of both the Class A Certificates and the Class B Certificates and the remaining $__________ (the "Initial Class B Collateral Amount") will be for the exclusive benefit of the Class B Certificates].

                              On each Distribution Date, the Available [Shared] [Cash] Collateral Amount will be applied to fund [the following amounts in the following priority:
                              (a) with respect to the Class A Certificates, the excess, if any, of the Required Amount with respect to such Distribution Date over the amount of Excess Spread[, Excess Finance Charge Collections allocated to Series [199__-__]] [and other available amounts] allocated and available to fund such Required Amount and (b) with respect to the Class B Certificates,] the excess, if any, of (i) current and overdue Class B Monthly Interest, [(ii) Class B Additional Interest,]
                              (iii) current and overdue Class B Servicing Fee and (iv) the Class B Investor Default Amount with respect to the related Monthly Period over the amount of Excess Spread [and Excess Finance Charge Collections allocated to Series [199__-__] [and other available amounts] allocated and available to fund such amounts.

                              [On the first Special Payment Date following an Economic Pay Out Event, the Available [Shared] [Cash] Collateral Amount (after giving effect to other withdrawals from the Cash Collateral Account on such Distribution Date) will be applied to pay [principal of the Class A Certificates and the remainder of the Available Collateral Amount will be applied to pay] principal of the Class B Certificates. Following such withdrawal[s] from the Cash Collateral Account on such Special Payment Date, the Cash Collateral Account will be terminated and no further deposits to, or withdrawals from, the Cash Collateral Account will be made for the benefit of the [Series [199__-__] [Class B] Certificateholders.]]

                              On each Distribution Date commencing with the Class B Principal Commencement Date, provided that an Economic Pay Out Event has not occurred, the Available [Cash] Collateral Amount (after giving effect to other withdrawals from the Cash Collateral Account on such Distribution Date) will be applied to pay the excess, if any, of (i) the Class B Initial Invested Amount minus the sum of the aggregate amount of principal payments previously distributed to the Class B Certificateholders [or deposited in the Principal Funding Account in respect of Class B Certificates] over (ii) the Class B Invested Amount (after giving effect to certain changes made in the Class B Invested Amount). See
                              "Series Provisions -- Allocation Percentages" and "-- Cash Collateral Account."

                              On each Distribution Date, Excess Spread [and Excess Finance Charge Collections allocable to Series [199__-__]] (to the extent described under "Series Provisions -- Application of Collections -- Excess Spread[; Excess Finance Charges]" herein) will be deposited in the Cash Collateral Account (to the extent the amount on deposit in the Cash Collateral Account is less than the Initial Cash Collateral Amount). In addition, if on any Distribution Date the amount on deposit in the Cash Collateral Account exceeds the Initial Cash Collateral Amount, such excess will be withdrawn and paid to the [Cash Collateral Depositor] for application in accordance with the Loan Agreement. See "Series Provisions -- Cash Collateral Account" herein.]

[Credit Enhancement. . . .  The Trust will have the benefit of a [letter of credit] [surety bond] [insurance policy] [spread account] [reserve account] [other credit enhancement] [issued by __________ for the benefit of the [Class A] [and] [Class B] Certificateholders as described herein. See "Series Provisions -- Credit Enhancement" herein.]

[Optional Repurchase . . .  The Series [199__-__] Certificateholders' Interest
                              will be subject to optional repurchase by the Seller on any Distribution Date after the [sum of the] Series [199__-__] Invested Amount [and the Enhancement Invested Amount, if any,] is reduced to an amount less than or equal to $__________ (____% of the Initial Invested Amount). The purchase price will be equal to the [sum of the] Series [199__-__] Invested Amount [(less the Principal Funding Account Balance, if any)] [, the Enhancement Invested Amount, if any,] and accrued and unpaid interest on the Class A Certificates and the Class B Certificates [(and accrued and unpaid interest with respect to interest amounts that were due but not paid on a prior Interest Payment Date)] through (a) if the day on which such purchase occurs is a Distribution Date, the day preceding such Distribution Date or (b) if the day on which such repurchase occurs is not a Distribution Date, the day preceding the Distribution Date following such day. See "Description of the Certificates -- Optional Termination; Final Payment of Principal" in the Prospectus.]

Required Principal Balance;
Addition of Accounts . . .  The Series [199__-__] Supplement provides that the
                              Seller will be required to make an Addition of Accounts to the Trust if the amount of Principal Receivables in the Trust is not maintained at a minimum level equal to the sum of the initial invested amounts of each Series then outstanding (provided that certain Series may be excluded from such calculation [if the issuance of such Series will not result in a Ratings Effect]) minus amounts on deposit in the Special Funding Account [and Principal Funding Account]. See "Series Provisions -- Required Principal Balance; Addition of Accounts" herein and "Description of the Certificates -- Addition of Trust Assets" in the Prospectus.

Series [199__-__]
Termination Date . . . . .  ____________________, __________.  See "Series
                              Provisions  --  Series Termination."

Defeasance . . . . . . . .  In certain circumstances and subject to certain conditions, the Bank may terminate its
                              substantive obligations in respect of Series
                              [199__-__] or the Pooling Agreement as a whole. See "Description of the Certificates -- Defeasance" in the Prospectus.

Tax Status . . . . . . . .  Special tax counsel to the Seller is of the opinion that under existing law the Series [199__-__] Certificates will be characterized as debt for federal income tax purposes. Under the Pooling Agreement, the Certificate Owners will agree to treat the Certificates as debt for federal income tax purposes. See "Tax Matters" in the Prospectus for additional information concerning the application of federal income tax laws.

ERISA Considerations . . .  Under a regulation issued by the Department of
                              Labor, the Trust's assets would not be deemed "plan assets" of an employee benefit plan holding the Series [199__-__] Certificates if certain conditions are met, including that the Series [199__-__] Certificates must be held, upon completion of the public offering made hereby by at least 100 investors who are independent of the Seller and of one another. The Underwriter[s] expect that the Series [199__-__] Certificates will be held by at least 100 independent investors at the conclusion of the offering, although no assurance can be given, and no monitoring or other measures will be taken to ensure that such condition will be met. The Seller anticipates that the other conditions of the regulation will be met. If the Trust's assets were deemed to be "plan assets" of an employee benefit plan investor, it is uncertain whether existing exemptions from the "prohibited transaction" rules of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), would apply to all transactions involving the Trust's assets. Accordingly, employee benefit plan fiduciaries contemplating purchasing the Series [199__-__] Certificates should consult their counsel before making a purchase. See "ERISA Considerations" in the Prospectus.

Class A Certificate
Rating . . . . . . . . . .  It is a condition to the issuance of the Class A
                              Certificates that they be rated in [the highest rating category] [one of the four highest rating categories] by at least one nationally recognized rating agency. [The rating of the Class A Certificates is based primarily on the value of the Receivables, [the Initial [Shared] [Cash] Collateral Amount, the circumstances in which funds may be withdrawn from the Cash Collateral Account in respect of the Class A Certificates,] and the subordination of the Class B Certificates, [other reasons]]. See "Special Considerations -- Series Considerations -- Limited Nature of Rating" in the Prospectus.

Class B Certificate
[Rating] . . . . . . . . .  [It is a condition to the issuance of the Class B
                              Certificates that they be rated in [one of the four highest rating categories] by at least one nationally recognized rating agency. The rating of the Class B Certificates is based primarily on the value of the Receivables, [the Initial Cash Collateral Amount, the circumstances in which funds may be withdrawn from the Cash Collateral Account in respect of the Class B Certificates,]

                              [other reasons]. See "Special Considerations -- Series Considerations -- Limited Nature of Rating" in the Prospectus. [The Class B Certificates are not offered hereby.]

[Listing . . . . . . . . .  Application will be made to list the [Class A]
                              [Class B] Certificates on the [Luxembourg Stock Exchange] [other exchange].]

                             SPECIAL CONSIDERATIONS

     Potential investors should consider, among other things, the following risk factors in connection with the purchase of the Series [199__-__] Certificates.

     LIMITED AMOUNTS OF CREDIT ENHANCEMENT. Although Credit Enhancement with respect to the Class A Certificates will be provided by the subordination of the Class B Certificates to the Class A Certificates to the extent described herein [and by the Cash Collateral Account (up to the Initial [Shared] [Cash] Collateral Amount)] [[and by the Credit Enhancement], and with respect to the Class B Certificates, will be provided by [the Cash Collateral Account] [Credit Enhancement], the amount available thereunder is limited, [is expected to] [may] decline during the [Controlled Amortization] [Accumulation] Period or the Early Amortization Period and will be reduced by payments made pursuant thereto. If the amount available under [the Cash Collateral Account] [the Credit Enhancement] has been reduced to zero, [Class A] Certificateholders [and Class B Certificateholders] will [each] bear directly the credit and other risks associated with their respective undivided interests in the Trust.

     EFFECT OF SUBORDINATION OF CLASS B CERTIFICATES; PRINCIPAL PAYMENTS.
The Class B Certificates are subordinated in right of payment of principal to the Class A Certificates. [Payments of principal in respect of the Class B Certificates will not commence until after the final principal payment with respect to the Class A Certificates has been made as described herein.] Moreover, the Class B Invested Amount is subject to reduction if the Required Amount for any Monthly Period is greater than zero and is not funded from Excess Spread [and Excess Finance Charge Collections allocated to Series [199__-__]], amounts [on deposit in the Cash Collateral Account and available to make payments with respect to the Class A Certificates] [available under the Credit Enhancement], [Reallocated Principal Collections] [and reductions in the Enhancement Invested Amount, if any]. To the extent the Class B Invested Amount is reduced, the percentage of collections of Finance Charge Receivables allocable to the Class B Certificateholders' Interest in future Monthly Periods will be reduced. Moreover, to the extent the amount of such reduction in the Class B Invested Amount is not reimbursed, the amount of principal distributable to the Class B Certificateholders will be reduced. See "Series Provisions -- Allocation Percentages" and "-- Subordination of the Class B Certificates" herein. If the Class B Invested Amount is reduced to zero, the Class A Certificateholders will bear directly the credit and other risks associated with their undivided interest in the Trust.

                             MATURITY CONSIDERATIONS

     The Pooling Agreement and the Series [199__-__] Supplement provide that the Class A Certificateholders will not receive payments of principal until [the first Distribution Date with respect to the [Controlled Amortization Period], which is the __________, 199__ Distribution Date,] [__________, 199__ (the "[Class A] Expected Final Payment Date")], or earlier in the event of a Pay Out Event which results in the commencement of the Early Amortization Period. Class A Certificateholders will receive payment of principal on each Distribution Date following the Monthly Period in which a Pay Out Event occurs (each such Distribution Date, a "Special Payment Date") until the Class A Invested Amount has been paid in full or the Series [199__-__] Termination Date has occurred. [The Class B Certificateholders will not begin to receive payments of principal until the final principal payment on the Class A Certificates has been made.]

     [On each Distribution Date during the Controlled Amortization Period, the Class A Certificateholders will be entitled to receive monthly payments of principal [until the Class A Certificates have been paid in full, and then the Class B Certificateholders will be entitled to receive monthly payments of principal] equal to the least of (a) Available Principal Collections (see "Series Provisions -- Principal Repayments") for the related Monthly Period on deposit in the Collection Account, (b) the [applicable] Controlled Distribution Amount, which is equal to the sum of the [applicable] Controlled Amortization

Amount and any existing [applicable] Deficit Controlled Amortization Amount (both as defined under "Series Provisions -- Application of Collections -- Payments of Principal") and (c) the Class A Invested Amount.(5) [After the Class A Invested Amount has been paid in full, the Principal Allocation Percentage of collections of Principal Receivables received during any Monthly Period and the other amounts described above will be distributed to the Class B Certificateholders on each Distribution Date until the earlier of the date the Class B Invested Amount has been paid in full and the Series [199__-__] Termination Date.]

     [On each Distribution Date during the Class A Accumulation Period, amounts equal to the least of (a) Available Principal Collections (see "Series Provisions -- Principal Repayments") for the related Monthly Period on deposit in the Collection Account, (b) the [applicable] Controlled Deposit Amount, which is equal to the sum of the [applicable] Controlled Accumulation Amount for such Monthly Period and any [applicable] Deficit Controlled Accumulation Amount (both as defined under "Series Provisions -- Application of Collections -- Payments of Principal") and (c) the Class A Adjusted Invested Amount will be deposited in the Principal Funding Account [held by the Trustee] (the "Principal Funding Account") until the Principal Funding Account Balance is equal to the Class A Invested Amount. [After the Class A Invested Amount has been paid in full, on each Distribution Date during the Class B Accumulation Period, amounts equal to the least of (a) Available Principal Collections for the related Monthly Period on deposit in the Collection Account, (b) the [applicable] Controlled Deposit Amount, which is equal to the sum of the [applicable] Controlled Accumulation Amount for such Monthly Period and any [applicable] Deficit Controlled Accumulation Amount and (c) the Class B Adjusted Invested Amount will be deposited in the Principal Funding Account until the Principal Funding Account Balance is equal to the Class B Invested Amount or, if earlier, the Series [199__-__] Termination Date. See "Series Considerations -- Principal Payments" for a discussion of the circumstances under which the commencement of the Accumulation Period may be delayed.]

     [The Seller may, at or after the time at which the [Controlled Amortization] [Accumulation] Period commences for Series [199__-__], cause the Trust to issue another Series (or some portion thereof, to the extent that the full principal amount of such other Series is not otherwise outstanding at such time) as a Paired Series with respect to Series [199__-__]. Although no assurances can be given as to whether such other Series will be issued and, if issued, the terms thereof, the outstanding principal amount of such Series may vary from time to time whether or not a Pay Out Event occurs with respect to the Series [199__-__] Certificates, and the interest rate with respect to certificates of such other Series may be established on its date of issuance and may be reset periodically at intervals of from one day to [____] days. Further, since the terms of the Series [199__-__] Certificates will vary from the terms of such other Series, the Pay Out Events with respect to such other Series will vary from the Pay Out Events with respect to Series [199__-__] and may include Pay Out Events which are unrelated to the status of the Seller or the Servicer or the Receivables, such as Pay Out Events related to the continued availability and rating of certain providers of Series Enhancement to such other Series. If a Pay Out Event does occur with respect to any such Paired Series prior to the payment in full of the Series [199__-__] Certificates, the final payment of principal to the Series [199__-__] Certificateholders may be delayed.]

     [Should a Pay Out Event occur with respect to the Series [199__-__] Certificates and the Early Amortization Period commence or should the [Series [199__-__]] [Class A] Invested Amount not be paid in full on [the __________ Distribution Date] [the [Class A] Expected Final Payment Date], any amount on deposit (a) in the Principal Funding Account will be paid to the Series [199__-__] Certificateholders on the first Special Payment Date and] the Series [199__-__] Certificateholders will be entitled to receive Available Principal Collections on each Distribution Date with respect to such Early Amortization Period or following the [_________ Distribution Date] [Expected Final Payment Date], as the case may be, as described herein until the Series [199__-__] Invested Amount is paid in full or until the Series [199__-__] Termination Date

---------------------
(5) There may be different Controlled Amortization Amounts for Class A and Class B Certificates.

occurs and] [(b) in the Special Funding Account will be released and treated as Shared Principal Collections to the extent needed to cover principal payments due to or for the benefit of any Series entitled to the benefits of Shared Principal Collections] . See "Description of the Certificates -- Pay Out Events" in the Prospectus and "Series Provisions -- Pay Out Events" herein. [In addition, on the first Special Payment Date following the occurrence of an Economic Pay Out Event, after giving effect to any payment of principal on such date as described under "Series Provisions -- Application of Collections -- Payments of Principal," (a) an amount equal to the lesser of (i) the excess, if any, of the Available [Shared] [Cash] Collateral Amount (after giving effect to any withdrawal from the Cash Collateral Account on such date of amounts to fund the Required Amount and similar amounts for the Class B Certificates) and (ii) the unpaid principal amount of the Class A Certificates (less the Principal Funding Account Balance allocable to the Class A Certificates), will be withdrawn from the Cash Collateral Account and distributed to the Class A Certificateholders as a payment of principal of the Class A Certificates, and (b) an amount equal to the lesser of (i) the [remainder of the] Available [Cash] Collateral Amount and (ii) the unpaid principal amount of the Class B Certificates (less the Principal Funding Account Balance, if any, allocable to the Class B Certificates), will be withdrawn from the Cash Collateral Account and distributed to the Class B Certificateholders as a payment of principal of the Class B Certificates. See "Series Provisions -- Principal Payments" and "-- Cash Collateral Account."

     The ability of Series [199__-__] Certificateholders to receive payments of principal [during the Controlled Amortization Period] [on the [applicable] Expected Final Payment Date]depends on the payment rates on the Receivables, the amount of outstanding Receivables, delinquencies, charge-offs and new borrowings on the Accounts and the potential issuance by the Trust of additional Series. Monthly payment rates on the Receivables may vary because, among other things, cardholders may fail to make a required minimum payment, may only make payments as low as the minimum required amount or may make payments as high as the entire outstanding balance. Monthly payment rates may also vary due to seasonal purchasing and payment habits of cardholders and to changes in any terms of rebate programs in which cardholders participate. See the "Cardholder Monthly Payment Rates for the Bank Portfolio" table under "The Bank Portfolio" herein. The Bank cannot predict, and no assurance can be given, as to the cardholder monthly payment rates that will actually occur in any future period, as to the actual rate of payment of principal of the Series [199__-__] Certificates or whether the terms of any subsequently issued Series might have an impact on the amount or timing of any such payment of principal. See "Special Considerations -- Series Considerations -- Payments and Maturity" and "Description of the Certificates -- Shared Principal Collections" in the Prospectus.

     In addition, the amount of outstanding Receivables and the delinquencies, charge-offs and new borrowings on the Accounts may vary from month to month due to seasonal variations, the availability of other sources of credit, legal factors, general economic conditions and spending and borrowing habits of individual cardholders. There can be no assurance that collections of Principal Receivables with respect to the Trust Portfolio, and thus the rate at which Series [199__-__] Certificateholders could expect to receive payments of principal on their Series [199__-__] Certificates during the [Controlled Amortization Period or the] Early Amortization Period [or the rate at which the Principal Funding Account could be funded during the Accumulation Period], will be similar to the historical experience set forth in the "Cardholder Monthly Payment Rates for the Bank Portfolio" table under the heading "The Bank Portfolio." In addition, the Trust, as a master trust, may issue additional Series from time to time, and there can be no assurance that the terms of any such Series might not have an impact on the timing or amount of payments received by Series [199__-__] Certificateholders.
Further, if a Pay Out Event occurs, the average life and maturity of the Class A Certificates and the Class B Certificates could be significantly reduced.

     Due to the reasons set forth above, there can be no assurance that [principal payments][deposits in the Principal Funding Account] will be made in accordance with the applicable Controlled [Amortization] [Accumulation] Amounts or that the actual number of months elapsed from the date of issuance of the Class A and Class B Certificates to their respective final Distribution Dates will equal the expected number of months. See "Special Considerations --Series Considerations -- Payments and Maturity" in the Prospectus.

                               THE BANK PORTFOLIO

GENERAL

     Set forth below is certain information with respect to the Bank Portfolio. See "The Bank's Credit Card Activities" in the Prospectus. There can be no assurance that the yield, loss and delinquency experience with respect to the Receivables will be comparable to that set forth below with respect to the entire Bank Portfolio.

DELINQUENCY AND LOSS EXPERIENCE

     The following tables set forth the delinquency and loss experience for the Bank Portfolio at or for each of the periods shown. [Accounts selected for credit card trusts originated by the Bank in 1988, 1992 and March 1993 are considered to be part of the Bank Portfolio for purposes of this Prospectus.] The Accounts constituting the Trust Portfolio have been selected from accounts in the Bank Portfolio [(but excluding accounts selected for presently existing credit card trusts that were originated by the Bank)] based on certain eligibility criteria specified in the Pooling Agreement. See "The Accounts" in the Prospectus.

     [Since 1989, the Bank has sold credit card accounts with balances of over $1.1 billion to other financial institutions, and the historical information regarding the Bank Portfolio reflects credit card account sales of approximately 124,000 MasterCard and VISA accounts and the Bank's interest in the related receivables of approximately $289,000,000 during the year ended December 31, 1991, credit card account sales of approximately 243,000 MasterCard and VISA accounts and the Bank's interest in the related receivables of approximately $646,000,000 during the year ended December 31, 1990 and credit card account sales of approximately 83,000 MasterCard and VISA accounts and the Bank's interest in the related receivables of approximately $200,000,000 during the year ended December 31, 1989 (collectively, the "Account Sales"). In each of the Account Sales, servicing was not retained by the Bank. The accounts sold were required to meet credit quality and geographic criteria established by the purchasers. The sale of such accounts has affected comparability among periods shown for the historical experience set forth below and comparability of the present Bank Portfolio with the historical experience.] There can be no assurance that the delinquency and loss experience for the Receivables in the Trust Portfolio will be similar to the historical experience set forth below.

                             Delinquency Experience
                               Bank Portfolio (1)
                             (Dollars in Thousands)



                                              [Year ended December  31]
                    ----------------------------------------------------------------------------
                              [1993]                   [1992]                     [1991]
                    ------------------------  ------------------------  ------------------------

                                  Percentage                Percentage               Percentage
                                   of Total                  of Total                 of Total
                    Receivables  Receivables  Receivables  Receivables  Receivables  Receivables
                    -----------  -----------  -----------  -----------  -----------  -----------
Receivables
 Outstanding . . .  [$_______                 $                          $

Receivables
 contractually
  delinquent:

 30-59 days  . . .  $________   ____%         $                     %    $                     %
 60-89 . . . . . .   ________   ____%
 90 days or more .   ________   ____%          _________        ____       ________        ____

Total  . . . . . .  $________   ____%         $                     %    $                     %]


---------------
(1)  The Bank's credit card program commenced in June 1985.

(2) Reflects the Account Sales that occurred in 1991, but includes the receivables transferred in connection with credit card trusts previously originated by the Bank that were in existence on the specified dates. Receivables outstanding is the total balance of the accounts and consists of all amounts due from cardholders as posted to the accounts.

                                 Loss Experience
                               Bank Portfolio (1)
                             (Dollars in Thousands)

                                              [Year ended December 31]
                                    ------------------------------------------
                                       [1993]           [1992]         [1991]
                                       ------           ------         ------
 Average receivables
   outstanding[(2)]  . . . . . . .  [$                  $              $

 Total gross credit charge-
   offs(3) . . . . . . . . . . . .  $                   $              $

 Total gross credit charge-
   offs as a percentage of
   average receivables
   outstanding(4)  . . . . . . . .                             %              %

 Recoveries[(5)] . . . . . . . . .  $                   $              $

 Net credit losses[(5)]  . . . . .  $                   $              $

 Net credit losses as a
   percentage of average
   receivables outstanding(4)  . .                             %              %]


_______________

 (1) The Bank's credit card program commenced in June 1985.

[(2) Reflects the Account Sales that occurred in 1991, but includes the receivables transferred in connection with the credit card trusts previously originated by the Bank that were in existence during the specified periods. Average receivables outstanding is the weighted average of average monthly receivables outstanding during the period indicated.]
 (3) Does not include charge-offs for fraud or cardholder disputes.
 (4) Annualized.
 (5) [Recoveries are not included in the Trust.]


REVENUE EXPERIENCE

   The following table sets forth the revenues from finance charges and fees billed with respect to the Bank Portfolio for each year during the three-year period ended [December 31, 1993].

                   REVENUE EXPERIENCE FOR THE BANK PORTFOLIO
                             (DOLLARS IN THOUSANDS)

                                                Year Ended December 31,
                                              ---------------------------
                                           [1993          1992           1991]
                                         ---------      --------       ---------

Average Receivables Outstanding (1) . .   [$              $              $
Finance Charges and Fees (2)  . . . . .    $              $              $
Finance Charges and Fees (Yield)  . . .          %             %              %]
[Interchange (Yield)  . . . . . . . . .          %             %              %]

(1) [Average Receivables Outstanding is the monthly average of receivables outstanding during the periods indicated.]
(2) [Finance Charges And Fees does not include interest on subsequent collections on accounts previously charged-off or revenue attributable to Interchange[, although Interchange in respect of the accounts will be conveyed to the Trust. See "The Bank's Credit Card Activities-Interchange" in the Prospectus]. Finance Charges and Fees includes monthly periodic finance charges, the portion of the annual membership fees amortized on a monthly basis, cash advance fees, late charges, overlimit charges and other miscellaneous fees.]

     [The revenue for the accounts in the Bank Portfolio shown in the above table is comprised of three primary components: monthly periodic rate finance charges, the amortized portion of annual membership fees and other service charges, such as cash advance fees, late charges, overlimit charges and other miscellaneous fees. If payment rates decline, the balances subject to monthly periodic finance charges tend to grow, assuming no change in the level of purchasing activity. Conversely, if payment rates increase, the balances subject to monthly periodic finance charges tend to fall, assuming no change in the level of purchasing activity. Accordingly, under these circumstances, the yield related to periodic finance charges normally increases. The yield related to service charges varies with the type and volume of activity in and the amount of each account. As account balances increase, annual membership fees, which remain constant, represent a smaller percentage of the aggregate account balances.]

PAYMENT RATES

     The following table sets forth the highest and lowest cardholder monthly payment rates for the Bank Portfolio during any month in the period shown and the average cardholder monthly payment rates for all months during the periods shown, in each case calculated as a percentage of total opening monthly account balances during the periods shown. Payment rates shown in the table are based on amounts that would be [deemed] payments of Principal Receivables and Finance Charge Receivables with respect to the Accounts.

                        CARDHOLDER MONTHLY PAYMENT RATES
                             FOR THE BANK PORTFOLIO

                                                  Year Ended December 31,

                                            [1993]      [1992]         [1991]

  Lowest  . . . . . . . . . . . . . . .     [   %           %             %

  Highest . . . . . . . . . . . . . . .         %           %             %

  Monthly Average . . . . . . . . . . .         %           %             %]

                                 THE RECEIVABLES

     The Receivables in the Trust Portfolio, as of [__________, ____], 1994 [the Trust Cut-Off Date], included $__________ of Principal Receivables and $__________ of Finance Charge Receivables. The Accounts had an average Principal Receivable balance of $__________ and an average credit limit of $__________. The percentage of the aggregate total Receivables balance to the aggregate total credit limit was ____%. The average age of the Accounts was approximately ____ months. As of the Trust Cut-Off Date, all of the Accounts in the Trust Portfolio were VISA or MasterCard credit card accounts, of which ____% were standard accounts and ____% were premium accounts, and the aggregate Principal Receivable balances of standard accounts and premium accounts, as a percentage of the total aggregate Principal Receivables, were ____% and ____%, respectively.

     The following tables summarize the Trust Portfolio by various criteria as of [the Trust Cut-Off Date]. References to "Receivables Outstanding" in the following tables include both Finance Charge Receivables and Principal Receivables. Because the future composition of the Trust Portfolio may change over time, these tables are not necessarily indicative of the composition of the Trust Portfolio at any subsequent time.

                         COMPOSITION BY ACCOUNT BALANCE
                                 TRUST PORTFOLIO

                                       Percentage                    Percentage
                                        of Total                      of Total
                            Number of  Number of     Receivables    Receivables
   Account Balance Range     Accounts   Accounts     Outstanding    Outstanding
   ---------------------     --------   --------     -----------    -----------

Credit Balance  . . . . .  [                 %     $(__________)      (____%)
No Balance  . . . . . . .

$0.01 - $500.00 . . . . .

$500.01 - $1,000.00 . . .

$1,000.01 - $3,000.00 . .

$3,000.01 - $5,000.00 . .

$5,000.01 - $10,000.00  .

$10,000.01 or more  . . .                                                    ]
                             --------   ------     -------            -------

     TOTAL                  [       ]   100.00%   $    [       ]      100.00%

                           COMPOSITION BY CREDIT LIMIT
                                 TRUST PORTFOLIO

                                    Percentage                  Percentages
                                     of Total                     of Total
                          Number of Number of    Receivables    Receivables
 Credit Limit Range       Accounts   Accounts    Outstanding    Outstanding
                          --------   --------    -----------    -----------

 $0.01 - $500.00  . . . .[                 %     $                      %

 $500.01 - $1,000.00  . .

 $1,000.01 - $3,000.00  .

 $3,000.01 - $5,000.00  .

 $5,000.01 - $10,000.00 .

 $10,000.01 - $15,000.00.                                               ]
                         ----------  ------     ------------      ------

      TOTAL  . . . . . . [        ]  100.00%    $[         ]      100.00%
                         ----------  ------     ------------      ------
                         ----------  ------     ------------      ------

                COMPOSITION OF ACCOUNTS BY PERIOD OF DELINQUENCY
                                 TRUST PORTFOLIO


                                    Percentage                     Percentages
                                     of Total                        of Total
                         Number of  Number of      Receivables     Receivables
 Period of Delinquency   Accounts    Accounts      Outstanding     Outstanding
                         --------    --------      -----------     -----------

 Not Delinquent         [                  %            $                  %

 Up to 29 days

 30 days or more

                        ----------   ------        ----------        ------]

      TOTAL             [        ]   100.00%       $[       ]        100.00%

               COMPOSITION OF ACCOUNTS BY CARDHOLDER BILLING ADDRESS

                       GEOGRAPHIC DISTRIBUTION OF ACCOUNTS

                                          Percentage                      Percentage
                                           of Total                        of Total
 State or                  Number of       Number of     Receivables     Receivables
 Territory                 Accounts        Accounts      Outstanding     Outstanding
-------------------------------------------------------------------------------------
 Alabama                [
 Alaska
 Arizona
 Arkansas
 California
 Colorado
 Connecticut
 Delaware
 District of Columbia
 Florida
 Georgia
 Guam
 Hawaii
 Idaho
 Illinois
 Indiana
 Iowa
 Kansas
 Kentucky
 Louisiana
 Maine
 Maryland
 Massachusetts
 Michigan
 Minnesota
 Mississippi
 Missouri
 Montana
 Nebraska
 Nevada
 New Hampshire
 New Jersey
 New Mexico
 New York
 North Carolina
 North Dakota
 Ohio
 Oklahoma
 Oregon
 Pennsylvania
 Puerto Rico
 Rhode Island
 South Carolina
 South Dakota
 Tennessee
 Texas
 Utah
 Vermont
 Virgin Islands
 Virginia
 Washington
 West Virginia
 Wisconsin
 Wyoming

                       -------------       ---------   -------------      ----------]
 TOTAL                 [           ]         100.00%   [           ]         100.00%
                       -------------       ---------   -------------       ---------
                       -------------       ---------   -------------       ---------


                                           S-25

                                 USE OF PROCEEDS

     The net proceeds from the sale of the Series [199__-__] Certificates will be paid to the Bank. The Bank will use such proceeds for [general corporate purposes].

                                    THE BANK

     At [_______], 199[3], the Bank had consolidated assets of approximately [$___] billion, deposits of approximately [$___] billion, and stockholders' equity of approximately [$___] million.

                                SERIES PROVISIONS

     The Series [199__-__] Certificates will be issued pursuant to the Pooling Agreement and a Supplement specifying the Principal Terms of the Series [199__-__] Certificates (the "Series [199__-__] Supplement"), the forms of which have been filed as exhibits to the Registration Statement of which the Prospectus and this Prospectus Supplement are a part. The following summary describes certain terms applicable to the Series [199__-__] Certificates. Reference should be made to the Prospectus for additional information concerning the Series [199__-__] Certificates and the Pooling Agreement.

INTEREST PAYMENTS

     Interest on the Class A Certificates and the Class B Certificates will accrue from the Closing Date on the Class A Invested Amount and Class B Invested Amount at the Class A Certificate Rate and Class B Certificate Rate, respectively. Interest will be distributed on __________, 199__, and on each Interest Payment Date thereafter to Series [199__-__] Certificateholders in whose names the Series [199__-__] Certificates were registered at the close of business on the last day of the calendar month preceding the date of such payment (a "Record Date"). Interest for any Interest Payment Date will accrue from and including the preceding Interest Payment Date (or in the case of the first Interest Payment Date, from and including the Closing Date) but excluding the next Interest Payment Date (an "Interest Period").

     Interest payments on the Class A Certificates for each Interest Payment Date will be calculated on the Class A Invested Amount as of the preceding Record Date (or in the case of the initial Interest Payment Date, on the initial Class A Invested Amount) based upon the Class A Certificate Rate. Interest will be calculated on the basis of [____]. Interest payments in respect of the Class A Certificates on any Interest Payment Date will be funded from collections of Finance Charge Receivables allocated to the Class A Certificateholders' Interest during the [____] preceding Monthly Period[s] and other Class A Available Funds allocated to the Class A Certificateholders' Interest for such Monthly Period[s]. To the extent [the sum of (i)] the product of the Class A Floating Percentage of the Floating Allocation Percentage of collections of Finance Charge Receivables during the preceding [____] Monthly Period[s] [and (ii) other Class A Available Funds allocated to the Class A Certificateholders' Interest for such Monthly Period[s]] is insufficient to pay such interest, Excess Spread [and Excess Finance Charge Collections allocated to Series [199__-__]] [amounts on deposit in the Cash Collateral Account up to the Available [Shared] [Cash] Collateral Amount] [Credit Enhancement] [and] Reallocated Principal Collections will be used to make such payments. "Class A Available Funds" means, with respect to any Monthly Period, an amount equal to the sum of [(i)] the Class A Floating Percentage of collections of Finance Charge Receivables allocated to the Series [199__-__] Certificates with respect to such Monthly Period including any investment earnings that are to be treated as collections of Finance Charge Receivables in accordance with the Pooling Agreement; [(ii) the [Class A Floating Percentage of the] amount of any earnings transferred from the Pre-Funding Account to the Collection Account on such Distribution Date] [and (iii) if such Monthly Period relates to a Distribution Date with respect to the Accumulation Period, Principal Funding Investment Proceeds [and Interest Funding

Investment Proceeds], if any, with respect to the related Distribution Date and (iv) amounts, if any, to be withdrawn from the Reserve Account that must be included in Class A Available Funds pursuant to the Series [199__-__] Supplement with respect to such Distribution Date].

     Interest payments on the Class B Certificates for each Interest Payment Date will be calculated on the Class B Invested Amount as of the preceding Record Date (or in the case of the initial Interest Period, on the initial Class B Invested Amount) based upon the Class B Certificate Rate. Interest will be calculated on the basis of [____]. Interest payments in respect of the Class B Certificates on any Interest Payment Date will be funded from collections of Finance Charge Receivables allocated to the Class B Certificateholders' Interest during the [____] preceding Monthly Period[s] [and other Class B Available Funds allocated to the Class B Certificateholders' Interest for such Monthly Period[s]], and, if necessary, from Excess Spread [and] [Excess Finance Charge Collections allocated to Series [199__-__] [Credit Enhancement][amounts in the Cash Collateral Account up to the Available [Shared] [Cash] Collateral Amount]. ["Class B Available Funds" means, with respect to any Monthly Period, an amount equal to the sum of (i) the Class B Floating Percentage of collections of Finance Charge Receivables allocated to the Series [199__-__] Certificates with respect to such Monthly Period [(ii) if such Monthly Period relates to a Distribution Date that occurs on or after the Class B Principal Commencement Date, Principal Funding Investment Proceeds, if any, with respect to the related Distribution Date] [and (iii) amounts, if any, withdrawn from the Reserve Account that must be included in Class B Available Funds pursuant to the Series [199__-__] Supplement with respect to such Distribution Date].]

PRINCIPAL PAYMENTS

     During the Revolving Period (which begins on the Closing Date and ends on the day before the commencement of the [Controlled Amortization Period] [Accumulation Period] or, if earlier, the Early Amortization Period), no principal payments will be made to Series [199__-__] Certificateholders. [During the Controlled Amortization Period, which is scheduled to begin on __________, 199__, and during the Early Amortization Period, which will begin upon the occurrence of a Pay Out Event, and until the Series [199__-__] Termination Date occurs, principal will be paid first to the Class A Certificateholders [until the Class A Invested Amount has been paid in full], and [then] to the Class B Certificateholders until the Class B Invested Amount has been paid in full.] [During the Accumulation Period (on or prior to the respective Expected Final Payment Dates), principal will be deposited in the Principal Funding Account as described below and on the Class A Expected Final Payment Date will be distributed to Class A Certificateholders up to the Class A [Adjusted] Invested Amount and then to Class B Certificateholders on the Class B Expected Final Payment Date up to the Class B [Adjusted] Invested Amount. During the Early Amortization Period, which will begin upon the occurrence of a Pay Out Event, and until the Series [99__-__] Termination Date occurs, principal will be paid first to the Class A Certificateholders until the Class A [Adjusted] Invested Amount has been paid in full, and then to the Class B Certificateholders until the Class B [Adjusted] Invested Amount has been paid in full.

     [At the end of the Funding Period, which is the __________ Distribution Date, the Class A Certificateholders and the Class B Certificateholders will be paid all funds [(except investment earnings thereon)] remaining in the Pre-Funding Account (pro rata, on the basis of the ratio of the Class A Invested Amount and the Class B Invested Amount to the Series [199__-__] Invested Amount.]

     [On each Interest Payment Date with respect to the Controlled Amortization Period unless [the Class A Invested Amount has been paid in full or] an Early Amortization Period commences, the Class A Certificateholders will be entitled to receive [for each related Monthly Period since the previous Interest Payment Date] the lesser of (a) collections of Principal Receivables received during [each] such Monthly Period allocated to the Series [199__-__] Certificates (other than Reallocated Principal Collections applied to fund the Required Amount) [Shared Principal Collections allocated to Series [199__-__] [and] [other amounts] (collectively, "Available Principal Collections"), and (b) the Class A Controlled Distribution

Amount.] [After payment in full of the Class A Invested Amount,] the Class B Certificateholders will be entitled to receive on each Interest Payment Date [during the Class B Controlled Amortization Period] the least of (i) the amount of Available Principal Collections, [(ii) the Class B Controlled Distribution Amount], and (iii) the Class B Invested Amount, until the earlier of the date the Class B Invested Amount is paid in full and the Series [199__-__] Termination Date.]

     [On each Distribution Date with respect to the Class A Accumulation Period, the Trustee will deposit in the Principal Funding Account an amount equal to the least of (a) Available Principal Collections on deposit in the Collection Account with respect to such Distribution Date, (b) the [applicable] Controlled Deposit Amount for such Distribution Date and (c) the Class A Adjusted Invested Amount, until the Principal Funding Account Balance equals the Class A Invested Amount. Amounts on deposit in the Principal Funding Account will be paid to the Class A Certificateholders on the Class A Expected Final Payment Date. [After the Class A Invested Amount has been paid in full, on each Distribution Date during the Class B Accumulation Period, amounts equal to the least of (a) Available Principal Collections on deposit in the Collection Account with respect to such Distribution Date (minus the portion of Available Principal Collections applied to Class A Monthly Principal on such Distribution Date), (b) the [applicable] Controlled Deposit Amount for such Distribution Date and (c) the Class B Adjusted Invested Amount will be deposited in the Principal Funding Account until the earlier of the date the Class B Invested Amount is paid in full and the Series [199__-__] Termination Date.] Amounts on deposit in the Principal Funding Account in respect of the Class B Certificates will be paid to the Class B Certificateholders on the Class B Expected Final Payment Date. If a Pay Out Event occurs with respect to the Series [199__-__] Certificates during the Accumulation Period, the Early Amortization Period will commence and any amount on deposit in the Principal Funding Account will be paid first to the Class A Certificateholders on the first Special Payment Date and then, to the extent the Class A Invested Amount is paid in full, to the Class B Certificateholders. [If on an Expected Final Payment Date, moneys on deposit in the Principal Funding Account are insufficient to pay the scheduled principal amount, a Pay Out Event will occur and the Early Amortization Period will commence. After payment in full of the Class A Invested Amount, the Class B Certificateholders will be entitled to receive an amount equal to the Class B Invested Amount.] "Available Principal Collections" means, with respect to any Monthly Period, an amount equal to the sum of (a) an amount equal to the Principal Allocation Percentage of all collections of Principal Receivables received during such Monthly Period (minus the amount of Reallocated Principal Collections with respect to such Monthly Period used to fund the Required Amount), [(b) any Shared Principal Collections with respect to other Series that are allocated to Series 199__-__]] and (c) any other amounts which pursuant to the Series 199__-__] Supplement are to be treated as Available Principal Collections with respect to the related Distribution Date [other amounts].]

     [The Class A Accumulation Period is currently expected to commence at the close of business on the last business day of __________, 199__; however, the date on which the Class A Accumulation Period actually commences may be delayed if the Class A Accumulation Period Length (determined as described below) is less than the number of months remaining between each Period Length Determination Date (as hereinafter defined) and the [Class A] Expected Final Payment Date. Beginning on the Determination Date immediately preceding the __________, 199__ Distribution Date and on each Determination Date thereafter until the Class A Accumulation Date actually commences (each, a "Period Length Determination Date"), the Seller will determine the "Class A Accumulation Period Length" [based on, among other things, the then current principal payment rate on the Accounts and the principal amount of Series that are entitled to share principal with Series [199__-__]]; PROVIDED, HOWEVER, that the Class A Accumulation Period Length will not be less than [____] months]. If the Class A Accumulation Period Length is less than the number of months remaining between the related Period Length Determination Date and the [Class A] Expected Final Payment Date, the Class A Accumulation Period will commence later than the last business day of__________, 199__ and the number of months in the Class A Accumulation Period will be equal to the Class A Accumulation Period Length. [Notwithstanding the foregoing, unless a Pay Out Event occurs with respect to the Series [199__-__] Certificates, the Class A Accumulation Period will commence on the last business day of

__________, 199__ if, prior to such date, a Pay Out Event shall have occurred with respect to any other Series (other than a Series that does not share principal with Series [199__-__] or is designated by the Seller as an Excluded Series).] The effect of the foregoing calculation is to reduce the Class A Accumulation Period Length based on the invested amounts of other Series that are scheduled to be in their revolving periods and thus scheduled to create Shared Principal Collections during the Class A Accumulation Period. In addition, if the Class A Accumulation Period Length shall have been determined to be less than [____] months and, after the date on which such determination is made, a Pay Out Event shall occur with respect to any outstanding Series, the Class A Accumulation Period will commence on the earlier of (i) the date that such Pay Out Event shall have occurred with respect to such Series and (ii) the date on which the Class A Accumulation Period is then scheduled to commence.](6)

     On each Distribution Date with respect to the Early Amortization Period until the Class A Invested Amount has been paid in full or the Series [199__-__] Termination Date occurs, the Class A Certificateholders will be entitled to receive Available Principal Collections in an amount up to the Class A Invested Amount. [After payment in full of the Class A Invested Amount, the Class B Certificateholders will be entitled to receive on each Distribution Date Available Principal Collections until the earlier of the date the Class B Invested Amount is paid in full and the Series [__-__] Termination Date.] [In addition, on the first Special Payment Date following the occurrence of an Economic Pay Out Event, after giving effect to any payment of principal on such date as described under "Series Provisions -- Application of Collections -- Payments of Principal," principal payments will be made to the Class A Certificateholders and the Class B Certificateholders from amounts on deposit in the Cash Collateral Account as described under "-- Cash Collateral Account" below.]

     [On each Distribution Date commencing with the Class B Principal Commencement Date, [unless an Economic Pay Out Event has occurred,] a withdrawal will be made from the Cash Collateral Account to pay principal with respect to the Class B Certificates to the extent that the Class B Initial Invested Amount minus the sum of the aggregate amount of principal payments previously distributed to Class B Certificateholders [or deposited in the Principal Funding Account in respect of the Class B Certificates] exceeds the Class B Invested Amount on the last day of the related Monthly Period (determined after giving effect to any change made to the Class B Invested Amount as a result of unreimbursed charge-offs on the following Distribution Date).]

SUBORDINATION OF THE CLASS B CERTIFICATES

     The Class B Certificateholders' Interest will be subordinated [(other than with respect to the [Initial Class B Collateral Amount]] to the extent necessary to fund payments with respect to the Class A Certificates. To the extent the Class B Invested Amount is reduced, the percentage of collections of Finance Charge Receivables allocated to the Class B Certificateholders in subsequent Monthly Periods will be reduced. Moreover, to the extent the amount of such reduction in the Class B Invested Amount is not reimbursed, the amount of principal distributable to the Class B Certificateholders will be reduced. See "-- Allocation Percentages," "-- Reallocation of Cash Flows; Class B Invested Amount," "-- Excess Spread; Excess Finance Charge Collections" herein.

[FUNDING PERIOD

     During the period from and including the Closing Date to but excluding the earliest of (i) the day on which the Series [199__-__] Invested Amount equals the [Full Invested Amount], (ii) the day on which a Pay Out Event occurs and (iii) the __________, 199__ Distribution Date (the "Funding Period"), the Pre-Funding Amount will be held in a trust account established with the Trustee for the benefit of the Series

----------
(6) Different Series may have different methods of determining the Accumulation Period Length.

[199__-__] Certificateholders (the "Pre-Funding Account"). The Pre-Funding Amount will equal $[__________].

     Funds on deposit in the Pre-Funding Account will be invested by the Trustee [in certain Eligible Investments] [pursuant to a guaranteed rate agreement] [guaranteed investment contract]. Investment earnings on the Pre-Funding Amount (net of investment losses and investment expenses) will be used to pay interest on the [Class A] [and] [Class B] Certificates during the Funding Period.

     During the Funding Period, funds on deposit in the Pre-Funding Account will be withdrawn and paid to the Seller to the extent of any increases in the Invested Amount. The Seller expects that the Invested Amount will equal the [Full Invested Amount] by the __________, 199__ Monthly Period. In the event that the Series [199__-__] Invested Amount does not for any reason equal the [Full Invested Amount] by the end of the Funding Period, any amount remaining in the Pre-Funding Account will be payable to the [Class A] [and] [Class B] Certificateholders [pro rata, on the basis of the ratio of the Class A Invested Amount and the Class B Invested Amount, respectively, to the Invested Amount as of the last day of the related Monthly Period] on the Distribution Date on which the Funding Period ends.]

ALLOCATION PERCENTAGES

     Pursuant to the Pooling Agreement, the Servicer will allocate among the Series [199__-__] Certificateholders' Interest, the certificateholders' interest for all other Series of certificates issued and outstanding and the Seller Interest, all collections of Finance Charge Receivables and Principal Receivables and the Defaulted Amount with respect to such Monthly Period.

     Collections of Finance Charge Receivables and the Defaulted Amount with respect to any Monthly Period will be allocated to the Series [199__-__] Certificateholders' Interest based on the Floating Allocation Percentage.
The "Floating Allocation Percentage" means, with respect to any Monthly Period, the percentage equivalent (which percentage shall never exceed 100%) of a fraction, the numerator of which is the sum of the [Adjusted] Invested Amount [and the Enhancement Invested Amount, if any,] as of the last day of the preceding Monthly Period (or with respect to the first Monthly Period, the Initial Invested Amount) and the denominator of which is [the sum of] the total amount of the Principal Receivables in the Trust as of such day (or with respect to the first Monthly Period, the total amount of Principal Receivables in the Trust on the Series Cut-Off Date) [and the principal amount on deposit in the Special Funding Account as of such day]. [Appropriate adjustments to the calculation methodology will be made to accommodate changes in the Invested Amount during the Funding Period.] Such amounts so allocated to the Series [199__-__] Certificateholders will be further allocated between the Class A Certificateholders and Class B Certificateholders in accordance with the Class A Floating Percentage and the Class B Floating Percentage, respectively. The "Class A Floating Percentage" means, with respect to any Monthly Period, the percentage equivalent (which percentage shall never exceed 100%) of a fraction, the numerator of which is equal to the Class A [Adjusted] Invested Amount as of the close of business on the last day of the preceding Monthly Period (or with respect to the first Monthly Period, as of the Closing Date) and the denominator of which is equal to the [Adjusted] Invested Amount as of the close of business on such day (or with respect to the first Monthly Period, the Initial Invested Amount). The "Class B Floating Percentage" means, with respect to any Monthly Period, the percentage equivalent (which percentage shall never exceed 100%) of a fraction, the numerator of which is equal to the Class B [Adjusted] Invested Amount as of the close of business on the last day of the preceding Monthly Period (or with respect to the first Monthly Period, as of the Closing Date) and the denominator of which is equal to the [Adjusted] Invested Amount at the close of business on such day (or with respect to the first Monthly Period, the initial Invested Amount).

     Collections of Principal Receivables will be allocated to the Series [199__-__] Certificateholders' Interest based on the Principal Allocation Percentage. The "Principal Allocation Percentage" means, with respect to any Monthly Period, the percentage equivalent (which percentage shall never exceed 100%) of a fraction, the numerator of which is (a) during the Revolving Period, the Invested Amount as of the last day of the immediately preceding Monthly Period (or, in the case of the first Monthly Period, the Closing Date) and
(b) during the [Accumulation Period] [Controlled Amortization Period] or the Early Amortization Period, the Invested Amount as of the last day of the Revolving Period and the denominator of which is the greater of (i) [the sum of the] total amount of Principal Receivables in the Trust as of the last day of the immediately preceding Monthly Period [and the principal amount on deposit in the Special Funding Account as of such last day] (or, in the case of the first Monthly Period, the Closing Date) and (ii) the sum of the numerators used to calculate the principal allocation percentages for all Series outstanding as of the date as to which such determination is being made; [provided, however, that because the Series [199__-__] Certificates offered hereby are subject to being paired with a future Series, if a Pay Out Event occurs with respect to a Paired Series during the [Controlled Amortization Period] [Accumulation Period] with respect to Series [199__-__], the Seller may, by written notice delivered to the Trustee and the Servicer, designate a different numerator for the foregoing fraction, provided that such numerator is not less than [the [Adjusted] Invested Amount as of the last day of the Revolving Period for such Paired Series] and the Seller shall have received written notice from each Rating Agency that such designation will not have a Ratings Effect. Such amounts so allocated to the Certificateholders will be further allocated between the Class A Certificateholders and the Class B Certificateholders based on the Class A Principal Percentage and the Class B Principal Percentage, respectively. The "Class A Principal Percentage" means, with respect to any Monthly Period (a) during the Revolving Period, the percentage equivalent (which shall never exceed 100%) of a fraction, the numerator of which is equal to the Class A Invested Amount as of the last day of the immediately preceding Monthly Period (or, in the case of the first Monthly Period, the Class A Initial Invested Amount), and the denominator of which is equal to the Invested Amount as of such day, (or, in the case of the first Monthly Period, the Initial Invested Amount) and (b) during the [Accumulation Period] [Controlled Amortization Period] or the Early Amortization Period, the percentage equivalent (which shall never exceed 100%) of a fraction, the numerator of which is the Class A Invested Amount as of the end of the Revolving Period, and the denominator or which is the Invested Amount as of such day. The "Class B Principal Percentage" means, with respect to any Monthly Period, (i) during the Revolving Period, the percentage equivalent (which percentage shall never exceed 100%) of a fraction, the numerator of which is the Class B Invested Amount as of the last day of the immediately preceding Monthly Period (or, in the case of the first Monthly Period, the Class B Initial Invested Amount) and the denominator of which is the Invested Amount as of such day (or, in the case of the first Monthly Period, the Initial Invested Amount) and (ii) during the [Accumulation Period] [Controlled Amortization Period] or the Early Amortization Period, the percentage equivalent (which percentage shall never exceed 100%) of a fraction, the numerator of which is the Class B Invested Amount as of the end of the Revolving Period, and the denominator of which is the Class B Invested Amount as of such day.

     [Notwithstanding the foregoing, in any Monthly Period in which there occurs (a) an Addition Date or (b) a Removal Date, the amount of Principal Receivables used for the denominator in the calculation of the Floating Allocation Percentage and the Principal Allocation Percentage described above will be (i) the aggregate amount of Principal Receivables in the Trust at the end of the day on the last day of the prior Monthly Period for the period from and including the first day of such Monthly Period to but excluding the related Addition Date or Removal Date and (ii) the aggregate amount of Principal Receivables in the Trust at the end of the day on the related Addition Date or Removal Date for the period from and including the related Addition Date or Removal Date to and including the last day of such Monthly Period] [; provided further, however, that with respect to any Monthly Period during the Funding Period in which the Series [199__-__] Invested Amount is increased pursuant to the Series [199__-__] Supplement, the numerator in the calculation of the Floating Allocation Percentage and the Principal Allocation Percentage described above will be (1) the Series [199__-__] Invested Amount at the last day of the prior Monthly Period for the period from and including the first day of such Monthly Period to but excluding the day the Series [199__-__] Invested Amount is increased and (2) the Series [199__-__] Invested Amount at the end of the day on which the Series [199__-__] Invested Amount is increased for the period from and including such day to and including the last day of such Monthly Period].

     As used herein, the following terms have the meanings indicated:(7)

     "Class A Invested Amount" for any date means an amount equal to (i) the Class A Initial Invested Amount, minus (ii) the amount of principal payments made to the Class A Certificateholders on or prior to such date, minus (iii) the excess, if any, of the aggregate amount of Class A Investor Charge-Offs for all prior Distribution Dates over the aggregate amount of any reimbursements of Class A Investor Charge-Offs for all Distribution Dates prior to such date.

     "Class B Invested Amount" for any date means an amount equal to (i) the Class B Initial Invested Amount, minus (ii) the amount of principal payments made to Class B Certificateholders on or prior to such date [(other than principal payments made from the proceeds of amounts received from the Cash Collateral Account for the purpose of reimbursing previous reductions in the Class B Invested Amount)], minus (iii) the aggregate amount of Class B Investor Charge-Offs for all prior Distribution Dates, minus (iv) the aggregate amount of Reallocated Principal Collections for all prior Distribution Dates which have been used to fund the Required Amount with respect to such Distribution Dates [(excluding any Reallocated Principal Collections that have resulted in a reduction of the Enhancement Invested Amount)], minus (v) an amount equal to the amount by which the Class B Invested Amount has been reduced to cover the Class A Investor Default Amount on all prior Distribution Dates as described under "Class A Investor Charge-Offs," and plus (vi) the aggregate amount of Excess Spread and [Excess Finance Charge Collections allocated to Series [199__-__]] [other amounts] applied on all prior Distribution Dates for the purpose of reimbursing amounts deducted pursuant to the foregoing clauses (iii), (iv) and (v).

     ["Class A Adjusted Invested Amount" for any date means an amount equal to the then current Class A Invested Amount minus the funds on deposit in the Principal Funding Account on such date.]

     ["Class B Adjusted Invested Amount" for any date means (a) if such date occurs prior to the Class B Principal Commencement Date, an amount equal to the Class B Invested Amount and (b) if such date occurs on or after the Class B Principal Commencement Date, an amount equal to the Class B Invested Amount minus the funds on deposit in the Principal Funding Account on such date].

     ["Enhancement Invested Amount" for any date means an amount equal to (a) the amount withdrawn from the Cash Collateral Account and applied to the payment of principal of the Series [199__-__] Certificates on the first Special Payment Date following an Economic Pay Out Event, minus (b) the amount of principal payments made to the Cash Collateral Depositor prior to such day minus (c) the aggregate amount by which the Enhancement Invested Amount has been reduced to fund the Class A Investor Default Amount and the Class B Investor Default Amount on all prior Distribution Dates as described below, minus (d) the amount by which the Enhancement Invested Amount has been reduced by Reallocated Principal Collections applied to reimburse the Required Amount and plus (e) the aggregate amount of Excess Spread [Excess Finance Charge Collections allocated to Series [199__-__]] [other amounts] applied on all prior Distribution Dates for the purpose of reimbursing amounts deducted pursuant to the foregoing clauses (c) and (d). In the absence of the occurrence of an Economic Pay Out Event and a related withdrawal from the Cash Collateral Account to pay principal of the Series [199__-__] Certificates, the Enhancement Invested Amount will be zero.]

[PRINCIPAL FUNDING ACCOUNT

     The Servicer will establish and maintain in the name of the trustee, on behalf of the Trust, the Principal Funding Account as an Eligible Account held for the benefit of the Series [199__-__] Certificateholders. During the Accumulation Period, the Servicer will transfer collections in respect of

----------
(7) Appropriate changes to Invested Amount definitions must be made for a prefunded Series.

Principal Receivables [and Shared Principal Collections allocated to Series [199__-__]] [other amounts] to be treated in the same manner as collections of Principal Receivables from the Collection Account to the Principal Funding Account as described under "-- Application of Collections."

     Unless a Pay Out Event has occurred with respect to the Series [199__-__] Certificates, all amounts on deposit in the Principal Funding Account (the "Principal Funding Account Balance") on any Distribution Date (after giving effect to any deposits to, or withdrawals from, the Principal Funding Account to be made on such Distribution Date) will be invested to the following Distribution Date by the Trustee at the direction of the Servicer in Eligible Investments. On each Distribution Date with respect to the Accumulation Period (on or prior to the Class B Expected Final Payment Date) the interest and other investment income (net of investment expenses and losses) earned on such investments (the "Principal Funding Investment Proceeds") will be withdrawn from the Principal Funding Account and will be treated as a portion of Class A Available Funds, prior to the Class B Principal Commencement Date and, thereafter, as Class B Available Funds. If such investments with respect to any such Distribution Date yield less than the applicable Certificate Rate, the Principal Funding Investment Proceeds with respect to such Distribution Date will be less than the Covered Amount for such following Distribution Date. It is intended that any such shortfall will be funded from Class A Available Funds or Class B Available Funds, as the case may be (including a withdrawal from the Reserve Account, if necessary, as described under "-- Reserve Account"), [or a withdrawal from the Cash Collateral Account as described under "-- Cash Collateral Account"] [other sources]. The Available Reserve Account Amount and the Available Cash Collateral Amount at any time will be limited and there can be no assurance that sufficient funds will be available to fund any such shortfall. [The "Covered Amount" shall mean (a) for any Distribution Date with respect to the Class A Accumulation Period or the first Special Payment Date, if such Special Payment Date occurs prior to the Class B Principal Commencement Date, an amount equal to [one-twelfth of the product of (i) the Class A Certificate Rate and (ii) the Principal Funding Account Balance, if any, as of the preceding Distribution Date and (b) for any Distribution Date with respect to the Class B Accumulation Period or the first Special Payment Date, if such Special Payment Date occurs on or after the Class B Principal Commencement Date, an amount equal to one-twelfth of the product of (i) the Class B Certificate Rate and (ii) the Principal Funding Account Balance, if any, as of the preceding Distribution Date] [the product of (i) (A) a fraction the numerator of which is the actual number of days in the related Interest Period and the denominator of which is 360, times (B) the applicable Certificate Rate in effect with respect to such Interest Period, and (ii) the Principal Funding Account Balance as of the last day of the Monthly Period in which such Interest Period ends].]

[RESERVE ACCOUNT

     The Servicer will establish and maintain in the name of the Trustee, on behalf of the Trust, an Eligible Deposit Account for the benefit of the Series [199__-__] Certificateholders (the "Reserve Account"). The Reserve Account is intended to help assure the subsequent distribution of interest on the Series [199__-__] Certificates as provided in this Prospectus Supplement during the Accumulation Period. On each Distribution Date from and after the Reserve Account Funding Date, but prior to the termination of the Reserve Account, the Trustee, acting pursuant to the Servicer's instructions, will apply Excess Spread [and Excess Finance Charge Collections allocated to Series [199__-__] (in the order of priority described below under "-- Application of Collections -- Payment of Interest, Fees and Other Items") to increase the amount on deposit in the Reserve Account (to the extent such amount is less than the Required Reserve Account Amount). The "Reserve Account Funding Date" will be the Distribution Date with respect to the Monthly Period that begins [____] months prior to the Distribution Date with respect to the first Monthly Period in the [Class A] Accumulation Period, provided that the Seller may delay the Reserve Account Funding Date to the earliest of (a) the Distribution Date with respect to the Monthly Period that begins [____] months prior to the first Monthly Period in the [Class A] Accumulation Period; (b) the first Distribution Date for which the Portfolio Adjusted Yield is less than [____], but in such event the Reserve Account Funding Date does not have to occur earlier than the Distribution Date with respect to the Monthly Period that begins [____] months prior to the commencement of the [Class A] Accumulation Period, (c) the first Distribution Date for which the Portfolio Adjusted Yield is less than [____], but in such event the Reserve Account Funding Date does not have to occur earlier than the Distribution Date that begins [____] months prior to the commencement of the [Class A] Accumulation Period; or (d) the first Distribution Date for which the Portfolio Adjusted Yield is less than [____], but in such event the Reserve Account Funding Date does not have to occur earlier than the Distribution Date that begins [____] months prior to the commencement of the [Class A] Accumulation Period or any other date designated by the Seller, provided that the Seller has received written notice from each Rating Agency that such designation will not have a Ratings Effect. "Portfolio Adjusted Yield" for any Distribution Date will be equal to the average of the percentages obtained for each of the three preceding Monthly Periods by subtracting the Base Rate from the Portfolio Yield for such Monthly Period and deducting [____] from the result for each Monthly Period. The "Required Reserve Account Amount" for any Distribution Date on or after the Reserve Account Funding Date will be equal to [____]% of the Series [199__-__] Invested Amount as of the preceding Distribution Date, or any other amount designated by the Seller provided that the Seller has received written notice from each Rating Agency that such designation will not have a Ratings Effect.
 On each Distribution Date, after giving effect to any deposit to be made to, and any withdrawal to be made from, the Reserve Account on such Distribution Date, the Trustee will withdraw from the Reserve Account an amount equal to the excess, if any, of the amount on deposit in the Reserve Account over the Required Reserve Account Amount and shall distribute such excess to or at the direction of [the Seller] [the Cash Collateral Depositor] [the Credit Enhancer].

     Provided that the Reserve Account has not terminated as described below, all amounts on deposit in the Reserve Account on any Distribution Date (after giving effect to any deposits to, or withdrawals from, the Reserve Account to be made on such Distribution Date) will be invested to the following Distribution Date by the Trustee at the direction of the Servicer in Eligible Investments. The interest and other investment income (net of investment expenses and losses) earned on such investments ("Interest Funding Investment Proceeds") will be retained in the Reserve Account (to the extent the amount on deposit therein is less than the Required Reserve Account Amount) or [distributed to or at the direction of] [the Seller] [the Cash Collateral Depositor] [the Credit Enhancer] [deposited in the Collection Account for application as Available Funds].

     On or before each Distribution Date with respect to the Accumulation Period (on or prior to the Class A Expected Final Payment Date) and on the first Special Payment Date, a withdrawal will be made from the Reserve Account, and the amount of such withdrawal will be deposited in the Collection Account and included in Class A Available Funds, prior to the Class B Principal Commencement Date, and, thereafter, in Class B Available Funds, in an amount equal to the lesser of (a) the Available Reserve Account Amount with respect to such Distribution Date or Special Payment Date and (b) the excess, if any, of the Covered Amount with respect to such Distribution Date or Special Payment Date over the Principal Funding Investment Proceeds with respect to such Distribution Date or Special Payment Date; provided that the amount of such withdrawal will be reduced to the extent that funds otherwise would be available to be deposited in the Reserve Account on such Distribution Date or Special Payment Date. On each Distribution Date, the amount available to be withdrawn from the Reserve Account (the "Available Reserve Account Amount") will be equal to the lesser of the amount on deposit in the Reserve Account (before giving effect to any deposit to be made to the Reserve Account on such Distribution Date) and the Required Reserve Account Amount for such Distribution Date.

     The Reserve Account will be terminated following the earlier to occur of
(a) the termination of the Trust pursuant to the Pooling Agreement, (b) the date on which the Series [199__-__] Certificates are paid in full and (c) if the Accumulation Period has not commenced, the occurrence of a Pay Out Event with respect to the Series [199__-__] Certificates or, if the Accumulation Period has commenced, the earlier of the first Special Payment Date and the Class B Expected Final Payment Date. Upon the termination of the Reserve Account, all amounts on deposit therein (after giving effect to any withdrawal from the Reserve Account on such date as described above) will be distributed to or at the direction of [the Seller] [the Cash Collateral Depositor] [the Credit Enhancer]. Any amounts withdrawn from the Reserve Account and distributed to or at the direction of [the Seller] [the Cash

Collateral Depositor] [the Credit Enhancer] as described above will not be available for distribution to the Series [199__-__] Certificateholders.]

REALLOCATION OF CASH FLOWS; CLASS B INVESTED AMOUNT

     With respect to each Distribution Date, on each Determination Date, the Servicer will determine the amount (the "Required Amount"), which will be equal to the amount, if any, by which (a) the sum of (i) Class A Monthly Interest for such Distribution Date, (ii) any Class A Monthly Interest previously due but not paid to the Class A Certificateholders [or deposited in the Interest Funding Account] on a prior Distribution Date, [(iii) any Class A Additional Interest], (iv) the Class A Servicing Fee for such Distribution Date and any unpaid Class A Servicing Fee and (v) the Class A Investor Default Amount, if any, for such Distribution Date exceeds the sum of (A) [the amount of Principal Funding Investment Proceeds, if any, with respect to such Distribution Date, (B)] the Class A Floating Percentage of the Floating Allocation Percentage collections of Finance Charge Receivables to Series [199__-__] (including any investment earnings treated as collections of Finance Charge Receivables in accordance with the Pooling Agreement) [and (C) the amount of funds, if any, to be withdrawn from the Reserve Account and allocated to the Class A Certificates pursuant to the Pooling Agreement]. If the Required Amount is greater than zero, Excess Spread [and Excess Finance Charge Collections allocated to Series [199__-__]] will be used to pay the Required Amount with respect to such Distribution Date. [If Excess Spread [and such Excess Finance Charge Collections] available with respect to such Distribution Date are less than the Required Amount, amounts available from [[the Cash Collateral Account] [Credit Enhancement] available to pay amounts in respect of the Class A Certificates], will then be used to fund the remaining Required Amount.] If such Excess Spread [and Excess Finance Charge Collections] [and amounts available from the [Cash Collateral Account] [Credit Enhancement]] [is] [are] insufficient to pay the Required Amount, collections of Principal Receivables allocable to the Class B Certificates for the related Monthly Period ("Reallocated Principal Collections") will then be used to fund the remaining Required Amount. If Reallocated Principal Collections with respect to the related Monthly Period, together with Excess Spread and [Excess Finance Charge Collections allocated to Series [199__-__]] [amount available under the [Cash Collateral Account] [Credit Enhancement]] to make payments in respect of the Class A Certificates are insufficient to fund the Required Amount for such related Monthly Period, then [the Enhancement Invested Amount, if any,] [the Class B Invested Amount] will be reduced by the amount of such excess (but not by more than the Class A Investor Default Amount for such Distribution Date).] In the event that such reduction would cause the Enhancement Invested Amount to be a negative number, the Enhancement Invested Amount will be reduced to zero, the Class B Invested Amount will be reduced by the amount by which the Enhancement Invested Amount would have been reduced below zero (but not by more than the excess of the Class A Investor Default Amount, if any, for such Distribution Date over the amount] of such reduction, if any, of the Enhancement Invested Amount with respect to such Distribution Date).] In the event that such reduction would cause the Class B Invested Amount to be a negative number, the Class B Invested Amount will be reduced to zero, and the Class A Invested Amount will be reduced by the amount by which the Class B Invested Amount would have been reduced below zero, but not by more than the excess, if any, of the Class A Investor Default Amount for such Distribution Date over the amount of reduction[s], [if any, of the Enhancement Invested Amount and] of the Class B Invested Amount with respect to such Distribution Date as described above, which will have the effect of slowing or reducing the return of principal to the Class A Certificateholders. In such case, the Class A Certificateholders will bear directly the credit and other risks associated with the undivided interest in the Trust. See "-- Defaulted Receivables; Investor Charge-Offs."

APPLICATION OF COLLECTIONS

     PAYMENT OF FEES, INTEREST AND OTHER ITEMS. On each Distribution Date, the Trustee, acting pursuant to the Servicer's instructions, will apply the Class A Available Funds and Class B Available Funds (see "-- Interest Payments" above) on deposit in the Collection Account in the following priority:

     (A) On each Distribution Date, an amount equal to the Class A Available Funds with respect to such Distribution Date will be distributed [or deposited]
 in the following priority:

          (i) an amount equal to Class A Monthly Interest for such Distribution Date, plus the amount of any Class A Monthly Interest previously due but not paid to the Class A Certificateholders [or deposited to the Interest Funding Account] on a prior Distribution Date, [plus additional interest at the Class A Certificate Rate with respect to amounts that were due but not paid to Class A Certificateholders [or deposited to the Interest Funding Account] on a prior Distribution Date ("Class A Additional Interest"), will be [distributed to Class A Certificateholders] [deposited in the Interest Funding Account for distribution to Class A Certificateholders on the Payment Date therefor];

          (ii) an amount equal to the Class A Servicing Fee for such Distribution Date, plus the amount of any Class A Servicing Fee previously due but not distributed to the Servicer on a prior Distribution Date, will be distributed to the Servicer;

          (iii) an amount equal to the Class A Investor Default Amount for such Distribution Date will be treated as a portion of Available Principal Collections for such Distribution Date;

          (iv) the balance, if any, shall constitute Excess Spread and shall be allocated and distributed as described under "-- Excess Spread[; Excess Finance Charge Collections]" below.

     (B) On each Distribution Date, an amount equal to the Class B Available Funds with respect to such Distribution Date will be distributed or deposited in the following priority:

          (i) an amount equal to Class B Monthly Interest for such Distribution Date, plus the amount of any Class B Monthly Interest previously due but not paid to the Class B Certificateholders [or deposited to the Interest Funding Account] on a prior Distribution Date, [plus any additional interest at the Class B Certificate Rate with respect to amounts that were due but not paid to Class B Certificateholders [or deposited to the Interest Funding Account] on a prior Distribution Date ("Class B Additional Interest")], [will be distributed to the Class B Certificateholders] [deposited in the Interest Funding Account for distribution to Class B Certificateholders on the next Payment Date therefor];

          (ii) an amount equal to the Class B Servicing Fee for such Distribution Date, plus the amount of any Class B Servicing Fee previously due but not distributed to the Servicer on a prior Distribution Date, will be distributed to the Servicer;

          (iii) an amount equal to the Class B Investor Default Amount for such Distribution Date will be treated as a portion of Available Principal Collections for such Distribution Date;

          (iv) the balance, if any, shall constitute Excess Spread and shall be allocated and distributed as described under "-- Excess Spread[; Excess Finance Charge Collections]" below.

     "Class A Monthly Interest" means, with respect to any Distribution Date, an amount equal to [one-twelfth of] the product of (i) [(A) a fraction, the numerator of which is the actual number of days in the related accrual period and the denominator of which is 360, times (B)] the Class A Certificate Rate and (ii) [the sum of (A)] the Class A Invested Amount [and [(B) the product of the Class A Floating Percentage and the] Pre-Funding Amount, each] as of the close of the preceding Record Date; PROVIDED, HOWEVER, with respect to the first Distribution Date, Class A Monthly Interest shall be equal to $[__________]. [Class A Monthly Interest shall be calculated on the basis of a 360-day year of twelve 30-day months.]

     "Class B Monthly Interest" means, with respect to any Distribution
Date, an amount equal to [one-twelfth of] the product of (i) [(A) a fraction, the numerator of which is the actual number of days in the related accrual period and the denominator of which is 360, times (B)] the Class B Certificate Rate and (ii) [the sum of (A)] the Class B Invested Amount [and (B) [the product of the Class B Floating Percentage and] the Pre-Funding Amount, each] as of the close of business on the last day of the preceding Monthly Period; PROVIDED, HOWEVER, with respect to the first Distribution Date, Class B Monthly Interest shall be equal to $[__________] [Class B Monthly Interest shall be calculated on the basis of a 360-day year of twelve 30-day months.]

     "Excess Spread" means, with respect to any Distribution Date, an amount equal to the sum of the amounts described in clause (A)(iv) above and clause
(B)(iv) above.

     EXCESS SPREAD[; EXCESS FINANCE CHARGE COLLECTIONS].  On each
Distribution Date, the Trustee; acting pursuant to the Servicer's instructions, will apply Excess Spread [and Excess Finance Charge Collections allocated to Series [199__-__] with respect to the related Monthly Period, to make the following distributions in the following priority:

          (a) an amount equal to the Required Amount, if any, with respect to the related Monthly Period will be used to fund any deficiency pursuant to clauses (A)(i), (ii) and (iii) above under "-- Payment of Interest, Fees and Other Items";

          (b) an amount equal to the aggregate amount of Class A Investor Charge-Offs which have not been previously reimbursed (after giving effect to the allocation on such Distribution Date of certain other amounts applied for that purpose) will be treated as a portion of as Available Principal Collections for such Distribution Date as described under "-- Payments of Principal" below;

          (c) an amount equal to the sum of any Class B Monthly Interest and any Class B Additional Interest due but not distributed to the Class B Certificateholders [or deposited to the Interest Funding Account] either on such Distribution Date or on a prior Distribution Date, will be [distributed to the Class B Certificateholders] [deposited into the Interest Funding Account for payment to the Class B Certificateholders on the Payment Date therefor];

          (d) an amount equal to the Class B Servicing Fee due but not paid to the Servicer either on such Distribution Date or a prior Distribution
     Date will be paid to the Servicer;

          (e) an amount equal to the remaining Class B Investor Default Amount for such Distribution Date, after giving effect to the allocation in clause B (iii) under "-- Payment of Interest, Fees and Other Items" above, shall be treated as a portion of Available Principal Collections for such Distribution Date;

          (f) an amount equal to the aggregate by which the Class B Invested Amount has been reduced pursuant to clauses (iii), (iv) and (v) of the definition of "Class B Invested Amount" under "-- Allocation
     Percentages" above (but not in excess of the aggregate amount of such reductions which have not been previously reimbursed) shall be treated as a portion of Available Principal Collections for such Distribution Date;

          [(g) an amount equal to the ["Monthly Cash Collateral Fee" (as defined in the agreement (the "Loan Agreement") among the Bank, the Cash Collateral Depositor and the Trustee) for such Distribution Date shall be distributed to the Cash Collateral Depositor for application in accordance with the Loan Agreement] ["Monthly Credit Enhancement Fee" (as defined in the agreement among the Bank, the Trustee and the Credit Enhancement Provider (the "Credit Enhancement Agreement")) shall be distributed to the Credit Enhancement Provider];]

          [(h) an amount equal to the aggregate amount by which the Enhancement Invested Amount has been reduced pursuant to clauses (c) and (d) of the definition of "Enhancement Invested Amount" under "-- Allocation Percentages" above (but not in excess of the aggregate amount of such reductions which have not been previously reimbursed) shall be treated as a portion of Available Principal Collections for such Distribution Date;]

          [(i) an amount up to the excess, if any, of the Initial Cash Collateral Amount over the remaining Available Cash Collateral Amount shall be deposited into the Cash Collateral Account in accordance with the Loan Agreement;]

          [(j) on each Distribution Date from and after the Reserve Account Funding Date, but prior to the date on which the Reserve Account terminates as described under "-- Reserve Account" above, an amount up to the excess, if any, of the Required Reserve Account Amount over the Available Reserve Account Amount shall be deposited into the Reserve Account;]

          [(k) an amount equal to the aggregate of any other amounts then due to the [Cash Collateral Depositor] [Credit Enhancement Provider] pursuant to the [Loan Agreement] [Credit Enhancement Agreement] (to the extent such amounts are payable pursuant to the [Loan Agreement] [Credit Enhancement Agreement] out of Excess Spread [and Excess Finance Charge Collections]) shall be distributed to the Cash Collateral Depositor for application in accordance with the [Loan Agreement[ [Credit Enhancement Agreement];] and

          [(l) the balance, if any, will constitute a portion of Excess Finance Charge Collections for such Distribution Date and will be available for allocation to other Series in Group [____] or to the Seller as described in "Description of the Certificates -- Sharing of Excess Finance Charge Collections" in the Prospectus.](8)

     PAYMENTS OF PRINCIPAL. On each Distribution Date, the Trustee, acting pursuant to the Servicer's instructions, will distribute Available Principal Collections (see "-- Principal Payments" above) on deposit in the Collection Account in the following priority:

     (i) on each Distribution Date with respect to the Revolving Period, all such Available Principal Collections will be treated as Shared Principal Collections and applied as described under "Description of the Certificates -- Shared Principal Collections" in the Prospectus;

     (ii) on each Distribution Date with respect to the [Controlled Amortization] [Accumulation] Period or the Early Amortization Period, all such Available Principal Collections will be distributed or deposited in the following priority:

          (w) an amount equal to Class A Monthly Principal, up to the Class A [Adjusted] Invested Amount on such Distribution Date, will be [deposited in the Principal Funding Account (during the Class A Accumulation Period) or] distributed to the Class A Certificateholders (during the [Controlled Amortization Period] Early Amortization Period);

          [(x) for each Distribution Date [beginning on the Class B Principal Commencement Date], an amount equal to Class B Monthly Principal for such Distribution Date, up to the Class B [Adjusted] Invested Amount on such Distribution Date, will be [deposited in the Principal Funding Account (during the Class B Accumulation Period) or] distributed to the Class B Certificateholders (during the [Controlled Amortization Period] Early Amortization Period)l;

---------------------
(8) Distributions and priorities may be modified to reflect another form of Credit Enhancement.

          [(y) for each Distribution Date with respect to the Early Amortization Period, beginning with the Distribution Date on which the Series [199__-__] Invested Amount is paid in full, an amount equal to the balance, if any, of such Available Principal Collections then on deposit in the Collection Account, to the extent of the Enhancement Invested Amount, if any, shall be distributed to the Cash Collateral Depositor for application in accordance with the Loan Agreement; and]

           (z)  for each Distribution Date, after giving effect to paragraphs
           (w), (x) [and (y)] above, an amount equal to the balance, if any, of such Available Principal Collections will be allocated to Shared Principal Collections and applied in accordance with the Pooling Agreement.

     "Class A Monthly Principal" with respect to any Distribution Date relating to the [Class A Accumulation Period] [Class A Controlled Amortization Period] or the Early Amortization Period will equal the least of (i) the Available Principal Collections on deposit in the Collection Account with respect to such Distribution Date, (ii) for each Distribution Date with respect to the [Class A Accumulation Period] [Class A Controlled Amortization Period] [and on or prior to the Class A Expected Final Payment Date], the applicable [Controlled Deposit Amount] [Controlled Distribution Amount] for such Distribution Date and (iii) the Class A [Adjusted] Invested Amount on such Distribution Date.

     "Class B Monthly Principal" with respect to any Distribution Date relating to the [Class B Accumulation Period] [the Class B Controlled Amortization Period] or the Early Amortization Period, after the Class A Certificates have been paid in full, will equal the least of (i) the Available Principal Collections on deposit in the Collection Account with respect to such Distribution Date, (ii) for each Distribution Date with respect to the [Class B Accumulation Period] [Class B Controlled Amortization Period] [and on or prior to the Class B Expected Final Payment Date] the applicable [Controlled Deposit Amount] [Controlled Distribution Amount] for such Distribution Date and (iii) the Class B [Adjusted] Invested Amount on such Distribution Date.


["Controlled Amortization Amount" means (a) for any Distribution Date with respect to the Class A Controlled Amortization Period, $[__________], and (b) for any Distribution Date with respect to the Class B Controlled Amortization Period, [after the Class A Invested Amount has been paid in full], $[__________].]


["Deficit Controlled Amortization Amount" means (a) on the first Distribution Date with respect to the Class A Controlled Amortization Period or the Class B Controlled Amortization Period, the excess, if any, of the Controlled Amortization Amount for such Distribution Date over the amount distributed from the Collection Account as Class A Monthly Principal or Class B Monthly Principal, as the case may be, for such Distribution Date and (b) on each subsequent Distribution Date with respect to the Class A Controlled Amortization Period or the Class B Controlled Amortization Period, the excess, if any, of the Controlled Distribution Amount for such subsequent Distribution Date plus any Deficit Controlled Amortization Amount for the prior Distribution Date over the amount distributed from the Collection Account as Class A Monthly Principal or Class B Monthly Principal, as the case may be, for such subsequent Distribution Date.]


["Controlled Accumulation Amount" means (a) for any Distribution Date with respect to the [Class A] Accumulation Period, $[__________]; provided, however, that, if the commencement of the [Class A] Accumulation Period is delayed as described above under "-- Principal Payments," the Controlled Accumulation Amount for each Distribution Date with respect to the [Class A] Accumulation Period will be determined as described therein; [and (b) for any Distribution Date with respect to the [Class B] Accumulation Period, $[__________].]

["Deficit Controlled Accumulation Amount" means (a) on the first Distribution Date with respect to the [Class A] Accumulation Period [or the Class B Accumulation Period], the excess, if any, of the [applicable] Controlled Accumulation Amount for such Distribution Date over the amount distributed from the Collection Account as Class A Monthly Principal [or Class B Monthly Principal, as the case may be,] for such Distribution Date and (b) on each subsequent Distribution Date with respect to the [Class A] Accumulation Period [or the Class B Accumulation Period], the excess, if any, of the [applicable] Controlled Deposit Amount for such subsequent Distribution Date plus any Deficit Controlled Accumulation Amount for the prior Distribution Date over the amount distributed from the Collection Account as Class A Monthly Principal [or Class B Monthly Principal, as the case may be,] for such subsequent Distribution Date.]

[CASH COLLATERAL ACCOUNT

     The Trust will have the benefit of the Cash Collateral Account for the benefit of the Series [199__-__] Certificateholders and the Cash Collateral Depositor, as their interests appear in the Series [199__-__] Supplement, and in the case of the Cash Collateral Depositor, in the Loan Agreement [which interest, in the case of the Cash Collateral Depositor, will be subordinated to the interests of the Series [199__-__] Certificateholders as provided in the Series [199__-__] Supplement). The Cash Collateral Account will be one or more Eligible Deposit Accounts. Funds on deposit in the Cash Collateral Account will be invested in certain Eligible Investments.

     The Cash Collateral Account will be funded on the Closing Date in the Initial Cash Collateral Amount, which amount will include the proceeds of an advance to be made by one or more financial institutions to be selected by the Seller (such financial institution or institutions, the "Cash Collateral Depositor"). Such advance will be repaid pursuant to the Loan Agreement.
The Cash Collateral Account will be terminated following the earliest to occur of (a) the date on which the Series [199__-__] Certificates are paid in full, [(b) the date on which the entire Available [Cash] Collateral Amount is distributed to the Series [199__-__]Certificateholders as a result of the occurrence of an Economic Pay Out Event,] (c) the Series [199__-__] Termination Date and (d) the termination of the Trust pursuant to the Pooling Agreement.

     On each Distribution Date, the amount available to be withdrawn from the Cash Collateral Account (the "Available [Cash] Collateral Amount") will be equal to the lesser of the amount on deposit in the Cash Collateral Account (before giving effect to any deposit to be made to the Cash Collateral Account on such Distribution Date) and the Initial Cash Collateral Amount.


[The Initial Shared Collateral Amount will be for the benefit of both the Class A Certificates and the Class B Certificates, while the Initial Class B Collateral Amount will be for the exclusive benefit of the Class B Certificates. On each Distribution Date, the "Available Shared Collateral Amount" shall equal the lesser of (a) the Initial Shared Collateral Amount and (b) the excess, if any, of the Available Cash Collateral Amount on such Distribution Date over the Initial Class B Collateral Amount.]

     On each Distribution Date, one or more withdrawals will be made from the Cash Collateral Account in an amount up to the Available [Shared] [Cash] Collateral Amount, to fund the following amounts in the following priority:

          (a) the excess, if any, of the Required Amount with respect to the related Distribution Date over the amount of Excess Spread [and Excess Finance Charge Collections] allocated to Series [199__-__]] available to fund such Required Amount will be used first to fund any deficiency in current Class A Monthly Interest, overdue Class A Monthly Interest [and any current or overdue Class A Additional Interest], second to fund any deficiency in the Class A Servicing Fee, and third to pay the Class A Investor Default Amount, if any, for such Distribution Date;

          (b) the excess, if any, of the accrued and unpaid Class B Monthly Interest on the outstanding principal balance of the Class B
     Certificates for the related Distribution Date (plus any current or overdue Class B Additional Interest) over the amount of Class B
     Available Funds, Excess Spread [and Excess Finance Charge Collections] allocated to Series [199__-__] and available to Class B Certificateholders;

          (c) the excess, if any, of the accrued and unpaid Class B Servicing Fee with respect to the related Distribution Date over the Class B Available Funds, Excess Spread [and Excess Finance Charge Collections] allocated to Series [199__-__] and available to Class B
     Certificateholders; and

          (d) the excess, if any, of the Class B Investor Default Amount for the related Distribution Date over the amount of Class B Available Funds, Excess Spread [and Excess Finance Charge Collections] allocated to
     Series [199__-__]] and available to Class B Certificateholders


[On the first Special Payment Date following a Pay Out Event described in clause (e) under "-- Pay Out Events" herein (an "Economic Pay Out Event"), after giving effect to any payment of principal on such date described under "-- Application of Collections -- Payments of Principal," the Available [Shared] [Cash] Collateral Amount (after giving effect to any withdrawal from the Cash Collateral Account on such date to fund the Required Amount) will be applied to pay principal of the Class A Certificates and the remainder of the Available [Cash] Collateral Amount will be applied to pay principal of the Class B Certificates.]

     On each Distribution Date commencing with the Class B Principal Commencement Date, unless an Economic Pay Out Event has occurred, a withdrawal will be made from the Cash Collateral Account, to the extent of the Available [Shared] [Cash] Collateral Amount, in an amount equal to the excess, if any, of the Class B Initial Invested Amount (minus the sum of the aggregate amount of principal payments previously distributed to Class B Certificateholders] [or deposited to the Principal Funding Account in respect of the Class B Certificates] over the Class B Invested Amount on the last day of the related Monthly Period (determined after giving effect to any changes to be made in the Class B Invested Amount pursuant to clauses (iii), (iv),
(v) or (vi) of the definition of "Class B Invested Amount" under "-- Allocation Percentages" on such Distribution Date.

     In the event of a sale of the Receivables and an early termination of the Trust due to an Insolvency Event, an optional repurchase of the Series [199__-__] Certificateholders' Interest by the Seller, a sale of a portion of the Receivables in connection with the Series [199__-__]Termination Date, a repurchase or sale of the Series [199__-__] Certificateholders' Interest and the Certificateholders' Interest of all other Series in connection with a Servicer Default or a reassignment of the Series [199__-__] Certificateholders' Interest and the certificateholders' interest of all other Series in connection with a breach by the Bank of certain representations and warranties (each as described in the Prospectus under "Description of the Certificates --Pay Out Events" and "-- Optional Termination; Final Payment of Principal" or "The Pooling Agreement Generally -- Termination of Trust," "-- Representations and Warranties" and "-- Servicer Default"), any Available [Cash] Collateral Amount on the related Distribution Date (after giving effect to all other withdrawals from the Cash Collateral Account on such Distribution Date as described above) will be withdrawn from the Cash Collateral Account and the proceeds thereof will be distributed to Class B Certificateholders to the extent of all previous reductions of the Class B Invested Amount pursuant to clauses (iii), (iv) or
(v) of the definition of "Class B Invested Amount" under "-- Allocation Percentages" above.

     On each Distribution Date, the Servicer or the Trustee, acting pursuant to the Servicer's instructions, will apply Excess Spread and [Excess Finance Charge Collections allocated to Series [199__-__]] (to the extent described above under "[-- Application of Collections --Excess Spread; Excess Finance Charge Collections]" to increase the amount on deposit in the Cash Collateral Account (to the extent such amount is less than the Initial Cash Collateral Amount.)

[OTHER FORMS OF CREDIT ENHANCEMENT

     The [Class ____] Certificates [and the Class _ Certificates] will have the benefit of the [letter of credit] [cash collateral guaranty] [surety bond] [insurance policy] [spread account][reserve account] [issued by __________ (the "Credit Enhancement Provider")] in the initial amount of $__________.

     With respect to any Distribution Date, the amount available to be drawn under the [letter of credit] [cash collateral account guaranty] [surety bond] [insurance policy] [spread account][reserve account] (the "Available Credit Enhancement Amount") will equal [__________].]

     [Information with respect to Credit Enhancement]

[CREDIT ENHANCEMENT PROVIDER

     [Information to be provided by Credit Enhancement Provider]]

DEFAULTED RECEIVABLES; INVESTOR CHARGE-OFFS

     On each Determination Date, the Servicer will calculate the Investor Default Amount for the preceding Monthly Period. The term "Investor Default Amount" means, for any Monthly Period, the product of (i) the Floating Allocation Percentage with respect to such Monthly Period and (ii) the Defaulted Amount for such Monthly Period. A portion of the Investor Default Amount will be allocated to the Class A Certificateholders (the "Class A Investor Default Amount") on each Distribution Date in an amount equal to the product of the Class A Floating Percentage applicable during the related Monthly Period and the Investor Default Amount for such Monthly Period. A portion of the Investor Default Amount will be allocated to the Class B Certificateholders (the "Class B Investor Default Amount") in an amount equal to the product of the Class B Floating Percentage applicable during the related Monthly Period and the Investor Default Amount for such Monthly Period. An amount equal to the Class A Investor Default Amount for each Monthly Period will be paid from Class A Available Funds, Excess Spread
[and Excess Finance Charge Collections allocated to Series [199__-__] or
[from amounts available under the [Cash Collateral Account]
[Credit Enhancement]] and Reallocated Principal Collections, if applicable, and applied as described above in "-- Application of Collections -- Payment of Fees, Interest and Other Items." An amount equal to the Class B Investor Default Amount for each Monthly Period will be paid from Class B Available Funds, Excess Spread [and Excess Finance Charge Collections allocated to Series [199__-__]] [from amounts available under the [Cash Collateral Account] [Credit Enhancement]] and applied as described above in "-- Application of Collections -- Payment of Fees, Interest and other Items."

     On each Distribution Date, if the Required Amount for such Distribution Date exceeds the sum of Excess Spread [and Excess Finance Charge Collections allocable to Series [199__-__]] [the Available [Shared] [Cash] Collateral Amount] and Reallocated Principal Collections, [the Enhancement Invested Amount, if any,] [the Class B Invested Amount] will be reduced by the amount of such excess, but not by more than the Class A Investor Default Amount for such Distribution Date. In the event that such reduction would cause the Enhancement Invested Amount to be a negative number, the Enhancement Invested Amount will be reduced to zero, and the Class B Invested Amount will be reduced by the amount by which the Enhancement Invested Amount would have been reduced below zero, but not by more than the excess, if any, of the Class A Investor Default Amount for such Distribution Date over the amount of such reduction, if any, of the Enhancement Invested Amount with respect to such Distribution Date.] In the event that such reduction would cause the Class B Invested Amount to be a negative number, the Class B Invested Amount will be reduced to zero, and the Class A Invested Amount will be reduced by the amount by which the Class B Invested Amount would have been reduced below zero, but not by more than the excess, if any, of the Class A Investor
Default Amount for such Distribution Date over the amount of the reduction[s]
[, if any, of the Enhancement Invested Amount and] of the Class B Invested Amount with respect to such Distribution

Date as described above (a "Class A Investor Charge-Off"), which will have the effect of slowing or reducing the return of principal to the Class A Certificateholders. If the Class A Invested Amount has been reduced by the amount of any Class A Investor Charge-Offs, it will thereafter be increased on any Distribution Date (but not by an amount in excess of the aggregate Class A Investor Charge-Offs) by the amount of Excess Spread [and Excess Finance Charge Collections allocable to Series [199__-__]] [and other amounts] allocated and available for such purpose as described under "-- Excess Spread[; Excess Finance Charges]."

     If on any Distribution Date the Class B Investor Default Amount for such Distribution Date exceeds the amount of Class B Available Funds, Excess
Spread [and Excess Finance Charge Collections allocable to Series [199__-__]] [Available [Shared] [Cash] Collateral Amount] which are allocated and available to fund such amount, [the Enhancement Invested Amount, if any, will be reduced by the amount of such excess. In the event that any such reduction would cause the Enhancement Invested Amount to be a negative number, the Enhancement Invested Amount will be reduced to zero, and] the Class B Invested Amount will be reduced by [the amount by which the Enhancement Invested Amount would have been reduced below zero] [such excess], but not by more than the Class B Investor Default Amount for such Distribution Date (a "Class B Investor Charge-Off").

     If on any Distribution Date Reallocated Principal Collections for such Distribution Date are applied to fund the Required Amount, [the Enhancement Invested Amount will be reduced by the amount of such Reallocated Principal Collections. In the event such reduction would cause the Enhancement Invested Amount to be a negative number, the Enhancement Invested Amount shall be reduced to zero, and] the Class B Invested Amount will be reduced by the amount [of such Reallocated Principal Collections] [by which the Enhancement Invested Amount would have been reduced below zero].

     The Class B Invested Amount will thereafter be reimbursed (but not in excess of the aggregate unreimbursed Class B Investor Charge-Offs on any Distribution Date by the amount of Excess Spread [and Excess Finance Charge Collections allocated to Series [199__-__]] [and other amounts] allocated and available for the purpose as described under "-- Excess Spread; Excess Finance Charge Collections."]

     Any such reductions of the Enhancement Invested Amount shall thereafter be reimbursed and the Enhancement Invested Amount increased (but not by an amount in excess of the aggregate reductions of the Enhancement Invested Amount) on any Distribution Date by the amount of Excess Spread [and Excess Finance Charge Collections] allocated to Series [199__-__]] and available for such purpose as described under "Application of Collections -- Payment of Interest, Fees and Other Items."

[PAIRED SERIES

     The Series [199__-__] Certificates may be paired with one or more other Series (each a "Paired Series" at or after the commencement of the [Controlled Amortization Period][Accumulation Period]. As [funds are accumulated in the Principal Funding Account] [principal is paid to the Series [199__-__] Certificateholders during the Controlled Amortization Period], the invested amount in the Trust of such Paired Series will increase by up to a corresponding amount. Upon payment in full of the Series [199__-__] Certificates, assuming that there have been no unreimbursed charge-offs with respect to any related Paired Series, the aggregate invested amount of such related Paired Series will have been increased by an amount up to an aggregate amount equal to the Series [199__-__] Invested Amount paid to the Series [199__-__]Certificateholders after the Series [199__-__] Certificates were paired with the Paired Series. The issuance of a Paired Series will be subject to the conditions described under "Description of the Certificates -- New Issuances" in the Prospectus. There can be no assurance, however, that the terms of any Paired Series might not have an impact on the timing or amount of payments received by a Series [199__-__] Certificateholder. See "Special Considerations -- Master Trust Considerations -- Issuance of Additional
Series" in the Prospectus.]

[REQUIRED PRINCIPAL BALANCE; ADDITION OF ACCOUNTS

     The obligation of the Trustee to authenticate certificates of a new Series and to execute and deliver the related Series Supplement shall be subject to the conditions described under "Description of the Certificates -- New Issuances" in the Prospectus and to the additional condition that, as of the applicable closing date and after giving effect to such new issuance, the aggregate amount of Principal Receivables in the Trust shall equal or exceed the Required Principal Balance. The "Required Principal Balance" means, as of any date of determination, the sum of the "initial invested amounts" (as defined in the relevant Supplements) of the investor certificates of each Series outstanding on such date (other than any Series or portion thereof (an "Excluded Series") which is designated in the relevant Supplement as then being an "Excluded Series") MINUS the principal amount on deposit in the Special Funding Account on such date; PROVIDED, HOWEVER, that if at any time the only Series outstanding are Excluded Series and a Pay Out Event has occurred with respect to one or more such Series, the Required Principal Balance shall mean the sum of the "invested amounts" (as defined in the relevant Supplements) of each such Excluded Series as of the earliest date on which any such Pay Out Event is deemed to have occurred MINUS the principal amount on deposit in the Special Funding Account.

     If as of the close of business on the last business day of any Monthly Period, the aggregate amount of Principal Receivables in the Trust is less than the Required Principal Balance on such date, the Seller shall on or before the [10th] business day following such day, unless the amount of Principal Receivables in the Trust equals or exceeds the Required Principal Balance as of the close of business on any day after the last business day of such Monthly Period and prior to such [10th] business day, make an Addition to the Trust such that, after giving effect to such Addition, the amount of Principal Receivables in the Trust is at least equal to the Required Principal Balance.]

PAY OUT EVENTS

     The Pay Out Events with respect to the Certificates will include each of the events specified in the Prospectus under "Description of the Certificates -- Pay Out Events" and the following:

          [(a) a failure on the part of the Seller (i) to make any payment or deposit required under the Pooling Agreement or the Series [199__-__] Supplement within [____] business days after the day such payment or deposit is required to be made; or (ii) to observe or perform any other covenants or agreements of the Seller set forth in the Pooling Agreement or the Series [199__-__] Supplement, which failure has a material adverse effect on the [Series [199__-__] Certificateholders] and which continues unremedied for a period of [___] days after written notice;

          (b) any representation or warranty made by the Seller in the Pooling Agreement or the Series [199__-__] Supplement or any information required to be given by the Seller to the Trustee to identify the Accounts proves to have been incorrect in any material respect when made and continues to be incorrect in any material respect for a period of [___] days after written notice and as a result of which the interests of the Series [199__-__] Certificateholders are materially and adversely affected; PROVIDED, HOWEVER, that a Pay Out Event shall not be deemed to occur thereunder if the Bank has repurchased the related Receivables or all such Receivables, if applicable, during such period in accordance with the provisions of the Pooling Agreement;

          (c) a failure by the Seller to make an Addition to the Trust within [____] business days after the day on which it is required to make such Addition pursuant to the Pooling Agreement or the Series [199__-__] Supplement;

          (d)  the occurrence of any Servicer Default;

          [(e) a reduction of the [average] Portfolio Yield for any [three] consecutive Monthly Periods to a rate less than the [average of the Base Rate[s]] for such period;]

          [(f) the failure to pay in full the Class A Invested Amount on the Class A Expected Final Payment Date, or the Class B Invested Amount on the Class B Expected Final Payment Date]; and

          [(g)   the Class B Investment Amount is reduced to less that
          $__________.]

     Then, in the case of any event described in subparagraph (a), (b) or
(d), after the applicable grace period, if any, set forth in such subparagraphs, either the Trustee or the Holders of Series [199__-__] Certificates evidencing more than 50% of the aggregate unpaid principal amount of Series [199__-__] Certificates by notice then given in writing to the Seller and the Servicer (and to the Trustee if given by the Series [199__-__] Certificateholders) may declare that a Pay Out Event has occurred with respect to Series [199__-__] as of the date of such notice, and, in the case of any event described in subparagraph (c), (e) or (f), a Pay Out Event shall occur with respect to Series [199__-__] without any notice or other action on the part of the Trustee immediately upon the occurrence of such event.

     For purposes of the Pay Out Event described in clause [(e)] above, the terms "Base Rate" and "Portfolio Yield" will be defined as follows with respect to the Series [199__-__]Certificates:

          "Base Rate" means, with respect to any Monthly Period, [___%] [the annualized percentage equivalent of a fraction, the numerator of which is equal to the sum of Class A Monthly Interest, Class B Monthly Interest and the Monthly Servicing Fee with respect to the Series [199__-__] Certificates for the related Distribution Date and the denominator of which is the Series [199__-__] Invested Amount as of the last day of the preceding Monthly Period] [the sum of the weighted average of the Class
     A Certificate Rate and the Class B Certificate Rate for the related Interest Period and the Servicing Fee Rate].

          "Portfolio Yield" means, with respect to any Monthly Period, the annualized percentage equivalent of a fraction, the numerator of which is equal to [(a) the Floating Allocation Percentage of collections of Finance Charge Receivables [(including any investment earnings that are to be treated as collections of Finance Charges Receivables in accordance with the Pooling Agreement)] for such Monthly Period [plus (b) the amount of Principal Funding Investment Proceeds for the related Distribution Date,] [plus (c) the amount of any Interest Funding Investment Proceeds for the related Distribution Date] [plus (d) any Excess Finance Charge Collections that are allocated to Series [199__-__]], [plus (e) the amount of funds withdrawn from the Reserve Account and included in Class A Available Funds or Class B Available Funds, in each case for the Distribution Date with respect to such Monthly Period] [plus (f) the amount of any investment earnings transferred from the Pre-Funding Account to the Collection Account on such Distribution Date], and minus (g) the Investor Default Amount for the Distribution Date with respect to such Monthly Period, and the denominator of which is the Series [199__-__] Invested Amount as of the last day of the preceding Monthly Period].

  If the proceeds of any sale of the Receivables following the occurrence of an Insolvency Event with respect to the Seller, as described in the Prospectus under "Description of the Certificates-Pay Out Events," allocated to the Class A Invested Amount and the proceeds of any collections on the Receivables in the Collection Account [and any Available [Cash] Collateral Amount] [and any amounts on deposit in the [Principal Funding Account] [Interest Funding Account] [other accounts]] are not sufficient to pay in full the remaining amount due on the Class A Certificates, the Class A Certificateholders will suffer a corresponding loss and no such proceeds will be available to the Class B Certificateholders. [Following any such sale of the Receivables, any [Available [Cash] Collateral Amount] will be drawn and distributed to the Class B Certificateholders to the extent necessary to reimburse any previous reductions in the Class B

Invested Amount as a result of unreimbursed charge-offs. If the [amount available under the Cash Collateral Account] is less than the amount of such previous reductions, the Class B Certificateholders will incur a loss.] See "Certain Legal Aspects of the Receivables -- Certain Matters Relating to Receivership" in the Prospectus for a discussion of the impact of recent federal legislation on the Trustee's ability to liquidate the Receivables.

SERVICING COMPENSATION AND PAYMENT OF EXPENSES

     The share of the Servicing Fee allocable to the Series [199__-__] Certificateholders with respect to any Distribution Date (the "Monthly Servicing Fee") shall be equal to one-twelfth of the product of (a) [____]% (the "Servicing Fee Rate") and (b) (i) the [sum of the] [Adjusted] Invested Amount [and the Enhancement Invested Amount, if any,] as of the last day of the Monthly Period preceding such Distribution Date, minus (ii) the product of (A) any amount on deposit in the Special Funding Account as of the last day of the Monthly Period preceding such Distribution Date and (B) the Floating Allocation Percentage with respect to such Monthly Period (the amount calculated pursuant to this clause (b) is referred to as the "Servicing Base Amount"); PROVIDED, HOWEVER, with respect to the first Distribution Date, the Monthly Servicing Fee shall be equal to $[__________]. [On each Distribution Date, Servicer Interchange with respect to the related Monthly Period that is on deposit in the Collection Account shall be withdrawn from the Collection Account and paid to the Servicer in payment of a portion of the Monthly Servicing Fee with respect to such Monthly Period. The "Servicer Interchange" for any Monthly Period [for which the Bank is the Servicer] will be the lesser of (a) the amount of Interchange that is allocated to the Series [Series 199__-__] Certificateholders and deposited in the Collection Account with respect to such Monthly Period and (b)
one-twelfth of the product of (i) [   ]% and (ii) the Servicing Base Amount.
[In the case of any insufficiency of Servicer Interchange on deposit in the Collection Account, a portion of the Monthly Servicing Fee with respect to such Monthly Period will not be paid to the extent of such insufficiency.]] The share of the Monthly Servicing Fee allocable to the Class A Certificateholders [(after giving effect to the distribution of any Servicer Interchange to the Servicer)] with respect to any Distribution Date (the "Class A Servicing Fee") shall be equal to one-twelfth of the product of (a) the Class A Floating Percentage, (b) [the Servicing Fee Rate][ [____]% (the "Net Servicing Fee Rate")] and (c) the Servicing Base Amount; PROVIDED, HOWEVER, that with respect to the first Distribution Date, the Class A Servicing Fee shall be equal to $[__________]. The share of the Monthly Servicing Fee allocable to the Class B Certificateholders [(after giving effect to any distribution of Servicer Interchange to the Servicer)] with respect to any Distribution Date (the "Class B Servicing Fee") shall be equal to one-twelfth of the product of (a) the Class B Floating Percentage, (b) [the Servicing Fee Rate] [the Net Servicing Fee Rate] and (c) the Servicing Base Amount; PROVIDED, HOWEVER, that with respect to the first Distribution Date, the Class B Servicing Fee shall be equal to $[__________]. The remainder of the Servicing Fee shall be paid by the holder of the Seller Certificate or the certificateholders of other Series (as provided in the related Supplements) and in no event will the Trust, the Trustee, the Series [199__-__] Certificateholders or the [Cash Collateral Depositor] [Credit Enhancement Provider] be liable for the share of the Servicing Fee to be paid by the holder of the Seller Certificate or the Certificateholders of any other Series. The Class A Servicing Fee and the Class B Servicing Fee shall be payable to the Servicer solely to the extent amounts are available for distribution in respect thereof as described under "-- Payment of Interest, Fees and Other Items" above.

[SERIES TERMINATION

If, on the [__________] Distribution Date, [____] months prior to the Termination Date, the Series [199__-__] Invested Amount (after giving effect to all changes therein on such date) exceeds zero, the Servicer will, within the 40-day period beginning on such date, solicit bids for the sale of interests in the Principal Receivables or certain Principal Receivables, together in each case with the related Finance Charge Receivables, in an amount equal to the [sum of the] Series [199__-__] Invested Amount [and the Enhancement Invested Amount, if any,] at the close of business on the last day of the Monthly Period preceding the Series [199__-__] Termination Date (after giving effect to all distributions required to be made on the Series [199__-__] Termination Date). The Seller and the [Cash Collateral Depositor] [Credit Enhancement Provider] will be entitled to participate in, and to receive notice of each bid submitted in connection with, such bidding process. Upon the expiration of such 40-day period, the Trustee will determine (a) which bid is the highest cash purchase offer (the "Highest Bid") and (b) the amount (the "Available Final Distribution Amount") which otherwise would be available in the Collection Account on the Series [199__-__] Termination Date for distribution to the Series [199__-__] Certificateholders. The Servicer will sell such Receivables on the Series [199__-__] Termination Date to the bidder who provided the Highest Bid and will deposit the proceeds of such sale in the Collection Account for allocation (together with the Available Final Distribution Amount) to the Series [199__-__] Certificateholders' Interest.

     Except as necessary to reimburse previous reductions in the Series 199__-__ Invested Amount as a result of unreimbursed Class B Investor Charge-offs, amounts [on deposit in the Cash Collateral Account] [available under the Credit Enhancement] will not be available to cover any shortfall, if the proceeds of such sale, together with the Available Final Distribution Amount, are less than the Series [199__-__] Invested Amount plus accrued and unpaid interest on the Series [199__-__] Certificates. Accordingly, in such event, the Series [199__-__] Certificateholders will incur a loss.

REPORTS

     No later than the third business day prior to each Distribution Date, the Servicer will forward to the Trustee, the Paying Agent, each Rating Agency and [the Cash Collateral Depositor] [Credit Enhancement Provider], a statement (the "Monthly Report") prepared by the Servicer setting forth certain information with respect to the Trust and the Class A Certificates and the Class B Certificates, including: [(a) the aggregate amount of Principal Receivables and Finance Charge Receivables in the Trust as of the end of such Monthly Period; (b) the Series [199__-__] Invested Amount [and the Series [199__-__] Adjusted Invested Amount], the Class A Investment Amount [and the Class A Adjusted Invested Amount] and the Class B Invested Amount [and the Class B Adjusted Invested Amount]; (c) the Floating Allocation Percentage the Class A Floating Percentage and the Class B Floating Percentage and the Class A Principal Percentage and the Class B Principal Percentage and, during the [Accumulation Period] [Controlled Amortization Period] or Early Amortization Period, the Principal Allocation Percentage; (d) the amount of collections of Principal Receivables and Finance Charge Receivables processed during the related Monthly Period and the portion thereof allocated to the Series [199__-__] Certificateholders' Interest; (e) the aggregate outstanding balance of Accounts that were [30], [60] and [90] days or more delinquent as of the end of such Monthly Period;
(f) the Investor Defaulted Amount, the Class A Investor Defaulted Amount and the Class B Investor Defaulted Amount and the Defaulted Amount with respect to such Monthly Period; (g) the aggregate amount, if any, of Class A or Class B Investor Charge-Offs and any Class A or Class B Investor Charge-Offs reimbursed on the related Monthly Period, for such Monthly Period; (h) the Monthly Investor Servicing Fee, Class A Servicing Fee and Class B Servicing Fee for such Monthly Period; (i) the Portfolio Yield for such Monthly Period;
(j) the Base Rate for such Monthly Period; (k) the [Available [Shared] [Cash] Collateral Amount] [Available Credit Enhancement Amount] for such Distribution Date]; and [other amounts].


                                  UNDERWRITING

     Subject to the terms and conditions set forth in the underwriting agreement (the "Underwriting Agreement") between the Bank and the underwriters named below (the "Underwriters"), the Bank has agreed to sell to the Underwriters, and each of the Underwriters has severally agreed to purchase, the principal amount of the Class A Certificates and Class B Certificates set forth opposite its name:

                               Principal Amount     Principal Amount
                               of Class A           of Class B
          Underwriters         Certificates         Certificates
          ------------         ---------------      ---------------

          . . . . . . . . . . .
          . . . . . . . . . . .
                               -----------          -----------
               Total  . . . . .$                    $
                               ===========          ===========

     The Underwriting Agreement provides that the obligations of the Underwriters to pay for and accept delivery of the Series [199__-__] Certificates are subject to the approval of certain legal matters by their counsel and to certain other conditions. All of the Series [199__-__] Certificates offered hereby will be issued if any are issued.

     The Underwriters propose initially to offer the Class A Certificates to the public at the price set forth on the cover page hereof and to certain dealers at such price less concessions not in excess of ____% of the principal amount of the Class A Certificates. The Underwriters may allow, and such dealers may reallow, concessions not in excess of ____% of the principal amount of the Class A Certificates to certain brokers and dealers. After the initial public offering, the public offering price and other selling terms may be changed by the Underwriters.

     The Underwriters propose initially to offer the Class B Certificates to the public at the price set forth on the cover page hereof and to certain dealers at such price less concessions not in excess of ____% of the principal amount of the Class B Certificates. The Underwriters may allow, and such dealers may reallow, concessions not in excess of ____% of the principal amount of the Class B Certificates to certain brokers and dealers. After the initial public offering, the public offering price and other selling terms may be changed by the Underwriters.

     The Bank will indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act, or contribute to payments the Underwriters may be required to make in respect thereof.

                                    GLOSSARY


Account Sales. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .S-19
Accumulation Period. . . . . . . . . . . . . . . . . . . . . . . . . . . . . S-8
Available Credit Enhancement Amount. . . . . . . . . . . . . . . . . . . . .S-42
Available Final Distribution Amount. . . . . . . . . . . . . . . . . . . . .S-47
Available Principal Collections. . . . . . . . . . . . . . . . . . . .S-27, S-28
Available Reserve Account Amount . . . . . . . . . . . . . . . . . . . . . .S-34
Available Shared Collateral Amount . . . . . . . . . . . . . . . . . . . . .S-40
Available [Cash] Collateral Amount . . . . . . . . . . . . . . . . . . . . .S-40
Base Rate. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .S-45
Cash Collateral Account. . . . . . . . . . . . . . . . . . . . . . . . . . .S-11
Cash Collateral Depositor. . . . . . . . . . . . . . . . . . . . . . . . . .S-40
Class A Accumulation Period Length . . . . . . . . . . . . . . . . . . . . .S-28
Class A Additional Interest. . . . . . . . . . . . . . . . . . . . . . . . .S-36
Class A Adjusted Invested Amount . . . . . . . . . . . . . . . . . . . S-5, S-32
Class A Available Funds. . . . . . . . . . . . . . . . . . . . . . . . . . .S-26
Class A Certificateholders' Interest . . . . . . . . . . . . . . . . . . . . S-4
Class A Certificates . . . . . . . . . . . . . . . . . . . . . . . . . . . . S-3
Class A Expected Final Payment Date. . . . . . . . . . . . . . . . . . . . . S-8
Class A Floating Percentage. . . . . . . . . . . . . . . . . . . . . . . . .S-30
Class A Invested Amount. . . . . . . . . . . . . . . . . . . . . . . . . . .S-32
Class A Investor Charge-Off. . . . . . . . . . . . . . . . . . . . . . . . .S-43
Class A Investor Default Amount. . . . . . . . . . . . . . . . . . . . . . .S-42
Class A Monthly Interest . . . . . . . . . . . . . . . . . . . . . . . . . .S-36
Class A Monthly Principal. . . . . . . . . . . . . . . . . . . . . . . . . .S-39
Class A Principal Percentage . . . . . . . . . . . . . . . . . . . . . . . .S-31
Class A Servicing Fee. . . . . . . . . . . . . . . . . . . . . . . . . . . .S-46
Class A [Controlled Amortization] [Accumulation] Period. . . . . . . . . . . S-8
Class B Additional Interest. . . . . . . . . . . . . . . . . . . . . . . . .S-36
Class B Adjusted Invested Amount . . . . . . . . . . . . . . . . . . . . . .S-32
Class B Adjusted Invested Amount.. . . . . . . . . . . . . . . . . . . . . . S-5
Class B Available Funds. . . . . . . . . . . . . . . . . . . . . . . . . . .S-27
Class B Certificateholders' Interest . . . . . . . . . . . . . . . . . . . . S-4
Class B Certificates . . . . . . . . . . . . . . . . . . . . . . . . . . . . S-3
Class B Floating Percentage. . . . . . . . . . . . . . . . . . . . . . . . .S-30
Class B Invested Amount. . . . . . . . . . . . . . . . . . . . . . . . . . .S-32
Class B Investor Charge-Off. . . . . . . . . . . . . . . . . . . . . . . . .S-43
Class B Investor Default Amount. . . . . . . . . . . . . . . . . . . . . . .S-42
Class B Monthly Interest . . . . . . . . . . . . . . . . . . . . . . . . . .S-37
Class B Monthly Principal. . . . . . . . . . . . . . . . . . . . . . . . . .S-39
Class B Principal Commencement Date. . . . . . . . . . . . . . . . . . . . . S-8
Class B Principal Percentage . . . . . . . . . . . . . . . . . . . . . . . .S-31
Class B [Controlled Amortization] [Accumulation] Period. . . . . . . . . . . S-8
Controlled Accumulation Amount . . . . . . . . . . . . . . . . . . . . . . .S-39
Controlled Amortization Amount . . . . . . . . . . . . . . . . . . . . . . .S-39
Controlled Amortization Period . . . . . . . . . . . . . . . . . . . . . . . S-8
Covered Amount . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .S-33
Credit Enhancement Agreement . . . . . . . . . . . . . . . . . . . . . . . .S-37
Credit Enhancement Provider. . . . . . . . . . . . . . . . . . . . . . . . .S-42
Deficit Controlled Accumulation Amount . . . . . . . . . . . . . . . . . . .S-40

Deficit Controlled Amortization Amount . . . . . . . . . . . . . . . . . . .S-39
Early Termination Amount . . . . . . . . . . . . . . . . . . . . . . . . . . S-7
Economic Pay Out Event . . . . . . . . . . . . . . . . . . . . . . . . . . .S-41
Enhancement Invested Amount. . . . . . . . . . . . . . . . . . . . . . S-6, S-32
ERISA. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .S-14
Excess Spread. . . . . . . . . . . . . . . . . . . . . . . . . . . . . S-9, S-37
Excluded Series. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .S-44
Floating Allocation Percentage . . . . . . . . . . . . . . . . . . . . . . .S-30
Full Invested Amount . . . . . . . . . . . . . . . . . . . . . . . . . . . . S-6
Funding Period . . . . . . . . . . . . . . . . . . . . . . . . . . . . S-6, S-29
Group [____] . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .S-11
Highest Bid. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .S-47
Index. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . S-3
Initial Cash Collateral Amount . . . . . . . . . . . . . . . . . . . . . . .S-11
Initial Class B Collateral Amount. . . . . . . . . . . . . . . . . . . . . .S-11
Initial Shared Collateral Amount . . . . . . . . . . . . . . . . . . . . . .S-11
Interest Funding Investment Proceeds . . . . . . . . . . . . . . . . . . . .S-34
Interest Period. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .S-26
Investor Default Amount. . . . . . . . . . . . . . . . . . . . . . . . . . .S-42
Loan Agreement . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .S-37
Monthly Cash Collateral Fee. . . . . . . . . . . . . . . . . . . . . . . . .S-37
Monthly Credit Enhancement Fee . . . . . . . . . . . . . . . . . . . . . . .S-37
Monthly Report . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .S-47
Monthly Servicing Fee. . . . . . . . . . . . . . . . . . . . . . . . . . . .S-46
Net Servicing Fee Rate . . . . . . . . . . . . . . . . . . . . . . . . . . .S-46
Paired Series. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .S-43
Period Length Determination Date . . . . . . . . . . . . . . . . . . . . . .S-28
Portfolio Adjusted Yield . . . . . . . . . . . . . . . . . . . . . . . . . .S-34
Portfolio Yield. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .S-45
Pre-Funding Account. . . . . . . . . . . . . . . . . . . . . . . . . . S-6, S-30
Pre-Funding Amount . . . . . . . . . . . . . . . . . . . . . . . . . . . . . S-6
Principal Allocation Percentage. . . . . . . . . . . . . . . . . . . . . . .S-30
Principal Funding Account Balance. . . . . . . . . . . . . . . . . . . . . .S-33
Principal Funding Investment Proceeds. . . . . . . . . . . . . . . . . . . .S-33
Rate Determination Date. . . . . . . . . . . . . . . . . . . . . . . . . . . S-3
Reallocated Principal Collections. . . . . . . . . . . . . . . . . . . S-9, S-35
Record Date. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .S-26
Required Amount. . . . . . . . . . . . . . . . . . . . . . . . . . . . S-9, S-35
Required Principal Balance . . . . . . . . . . . . . . . . . . . . . . . . .S-44
Required Reserve Account Amount. . . . . . . . . . . . . . . . . . . . . . .S-34
Reserve Account. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .S-33
Reserve Account Funding Date . . . . . . . . . . . . . . . . . . . . . . . .S-33
Revolving Period . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . S-8
Series Servicing Fee Percentage. . . . . . . . . . . . . . . . . . . . . . . S-7
Series [199__-__] Supplement . . . . . . . . . . . . . . . . . . . . . . . .S-26
Series [199__-__] Certificates . . . . . . . . . . . . . . . . . . . . . . . S-3
Series [199__-__] Termination Date . . . . . . . . . . . . . . . . . . . . .S-13
Servicer Interchange . . . . . . . . . . . . . . . . . . . . . . . . . . . .S-46
Servicing Fee Rate . . . . . . . . . . . . . . . . . . . . . . . . . . . . .S-46
Trust. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . S-3
Underwriters . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .S-47
Underwriting Agreement . . . . . . . . . . . . . . . . . . . . . . . . . . .S-47

----------------------------------------
 NO DEALER, SALESMAN OR OTHER
PERSON HAS BEEN AUTHORIZED TO GIVE
ANY INFORMATION OR TO MAKE ANY
REPRESENTATIONS NOT CONTAINED IN
THIS PROSPECTUS SUPPLEMENT OR THE
ACCOMPANYING PROSPECTUS AND, IF
GIVEN OR MADE, SUCH INFORMATION OR
REPRESENTATIONS MUST NOT BE RELIED
UPON AS HAVING BEEN AUTHORIZED BY
THE SELLER OR BY THE UNDERWRITERS.
 NEITHER THIS PROSPECTUS
SUPPLEMENT NOR THE ACCOMPANYING
PROSPECTUS CONSTITUTES AN OFFER OR
A SOLICITATION BY ANYONE IN ANY
STATE IN WHICH SUCH OFFER OR
SOLICITATION IS NOT QUALIFIED OR
TO ANYONE TO WHOM IT IS UNLAWFUL
TO MAKE SUCH OFFER OR
SOLICITATION. NEITHER THE DELIVERY
OF THIS PROSPECTUS SUPPLEMENT OR
THE ACCOMPANYING PROSPECTUS, NOR
ANY SALE MADE HEREUNDER SHALL,
UNDER ANY CIRCUMSTANCES, CREATE
ANY IMPLICATION THAT THERE HAS
BEEN NO CHANGE IN THE AFFAIRS OF
THE SELLER SINCE THE DATE HEREOF
OR THEREOF OR THAT THE INFORMATION
CONTAINED OR INCORPORATED BY
REFERENCE HEREIN OR THEREIN IS
CORRECT AS OF ANY TIME SUBSEQUENT
TO ITS DATE.

                -------------------

                 TABLE OF CONTENTS


         PROSPECTUS SUPPLEMENT      PAGE

Summary of Series Terms. . . . . . .  S-
Special Considerations . . . . . . .  S-
Maturity Considerations. . . . . . .  S-
The Portfolio. . . . . . . . . . . .  S-
The Receivables. . . . . . . . . . .  S-
Use of Proceeds. . . . . . . . . . .  S-
The Bank . . . . . . . . . . . . . .  S-
Series Provisions. . . . . . . . . .  S-
Underwriting . . . . . . . . . . . .  S-
Index of Defined Terms . . . . . . .  S-

              PROSPECTUS

Available Information. . . . . . . . . .
Reports to Certificateholders. . . . . .
Incorporation of Certain Documents by
  Reference  . . . . . . . . . . . . . .
Prospectus Summary . . . . . . . . . . .
Special Considerations . . . . . . . . .
The Bank's Credit Card Activities. . . .
The Bank . . . . . . . . . . . . . . . .
The Receivables. . . . . . . . . . . . .
Use of Proceeds. . . . . . . . . . . . .
The Trust. . . . . . . . . . . . . . . .
Description of the Certificates. . . . .
The Pooling and Servicing Agreement. . .
Certain Legal Aspects of the
Receivables. . . . . . . . . . . . . . .
Certain Federal Income Tax
Consequences . . . . . . . . . . . . . .
ERISA Considerations . . . . . . . . . .
Plan of Distribution . . . . . . . . . .
Index of Defined Terms . . . . . . . . .


         UNTIL [            ], 199[ ]
[(90 DAYS AFTER THE DATE OF THIS
PROSPECTUS)], ALL DEALERS EFFECTING
TRANSACTIONS IN THE CERTIFICATES
WHETHER OR NOT PARTICIPATING IN THIS
DISTRIBUTION, MAY BE REQUIRED TO
DELIVER A PROSPECTUS SUPPLEMENT AND
PROSPECTUS.  THIS IS IN ADDITION TO
THE OBLIGATION OF DEALERS TO DELIVER
A PROSPECTUS SUPPLEMENT AND
PROSPECTUS WHEN ACTING AS
UNDERWRITERS AND WITH RESPECT TO
THEIR UNSOLD ALLOTMENTS OR
SUBSCRIPTIONS.



----------------------------------------



----------------------------------------

              CHEVY CHASE
        MASTER CREDIT CARD TRUST



 $[_________] [FLOATING RATE] [      %]
              SERIES [199 - ]
        ASSET BACKED CERTIFICATES





               CHEVY CHASE
               BANK, F.S.B.,
          AS SELLER AND SERVICER



          _____________________

          PROSPECTUS SUPPLEMENT
          _____________________



         [NAME OF UNDERWRITERS]



----------------------------------------

                                     PART II

ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

     The following is an itemized list of the estimated expenses to be incurred in connection with the offering of the securities being offered hereunder other than underwriting discounts and commissions.

     Registration Fee. . . . . . . . . . . . . . . . . . . . .. . .   $303.03
     Printing and Engraving. . . . . . . . . . . . . . . . . . . . . .   *
     Trustee's Fees. . . . . . . . . . . . . . . . . . . . . . . . . .   *
     Legal Fees and Expenses . . . . . . . . . . . . . . . . . . . .     *
     Blue Sky Fees and Expenses  . . . . . . . . . . . . . . . . . .     *
     Accountants' Fees and Expenses. . . . . . . . . . . . . . . . .     *
     Rating Agency Fees. . . . . . . . . . . . . . . . . . . . . . .     *
     Miscellaneous Fees. . . . . . . . . . . . . . . . . . . . . . . .   *

          Total. . . . . . . . . . . . . . . . . . . . . . . . . . .$    *


------------------
*    To be filed by Amendment


ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

     In the case of the Bank, 12 C.F.R. Section 545.121 of the rules and regulations of the OTS prescribe the conditions under which indemnification may be obtained by a present or former director, officer or employee of the Bank against whom an action has been brought or is threatened, for any amount for which that person is liable under a judgment and for reasonable costs and expenses, including reasonable attorney's fees, actually paid or incurred by that person defending or settling such action. Subject to prior OTS review, the OTS rules and regulations require the Bank to indemnify the director, officer or employee if (a) a final judgment on the merits is in his favor, or (b) in the case of (i) settlement, (ii) final judgment against him or (iii) final judgment in his favor, other than on the merits, if a majority of the disinterested directors of the Bank determines that he was acting in good faith within the scope of his employment or authority as he could reasonably have perceived it under the circumstances, and for a purpose he could reasonably have believed under the circumstances was in the best interests of the Bank or its shareholders.

     In the case of CCB Holding, Article EIGHTH of the Articles of Incorporation of CCB Holding provides for the indemnification of the directors, officers and employees of CCB Holding, or persons serving at the request of CCB Holding as a director, officer, employee or agent of another corporation or other business entity, to the full extent provided by Section 145 of the State of Delaware applicable to Delaware corporations, as such laws exist or may hereafter be amended (but in the case of any such amendment, only to the extent that such amendment permits CCB Holding to provide broader indemnification that such laws permitted prior to such amendment). This indemnification applies to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative. Such indemnification may include all expenses (including attorneys' fees, judgments, fines, penalties and amounts paid in settlement) actually and reasonably incurred by the indemnified person. However, CCB Holding is not authorized to indemnify against expenses, penalties, or other payments incurred in an administrative proceeding or action instituted by a bank regulatory agency, which proceedings or action results in a final order against such person assessing civil money penalties or requiring payments to CCB Holding. CCB Holding is authorized to advance expenses upon receipt of an undertaking by or on behalf of such director, officer or employee to repay the same if it shall ultimately be determined that he or she is not entitled to be indemnified.

     The rights of indemnification and advancement of expenses provided by the Articles of Incorporation of CCB Holding are not exclusive of any other rights to which a person seeking indemnification or advancement of expenses may be entitled under any statute, by-law, agreement, vote of stockholders or disinterested directors, or otherwise.

     The officers and directors of the Bank and of CCB Holding are covered by directors' and officers' insurance insuring them against liability they may incur in their capacities as such, subject in the case of the Bank to 12 C.F.R.
Section 545.121 of the rules and regulations of the OTS.

      Pursuant to Section 7 of each of the contemplated underwriting agreements relating to Chevy Chase Master Credit Card Trust and Chevy Chase Master Credit Card Trust II, forms of which are incorporated by reference, the underwriters will agree to indemnify the Bank and CCB Holding, if applicable, and each of their respective officers and directors against certain liabilities, including liabilities under the Securities Act of 1933, as amended, arising from information which has been or will be furnished to the Bank and to CCB Holding by, if applicable, the Underwriters that appears in the Registration Statement or any Prospectus.

ITEM 16.  EXHIBITS AND FINANCIAL STATEMENTS

(a)   EXHIBITS
     ----------
     1.1     --    Form of Underwriting Agreement (relating to Chevy Chase
                   Master Credit Card Trust).(1)

     1.2     --    Form of Underwriting Agreement (relating to Chevy Chase
                   Master Credit Card Trust II).(4)

     4.1     --    Amended and Restated Pooling and Servicing Agreement
                   (relating to Chevy Chase Master Credit Card Trust), dated as of August 1, 1994, and certain other related agreements as Exhibits thereto.(2)

     4.2     --    First Amendment to the Amended and Restated Pooling and
                   Servicing Agreement, dated as of September 28, 1994.(3)

     4.3     --    Second Amendment to the Amended and Restated Pooling and
                   Servicing Agreement, dated as of March 31, 1995.(5)

     4.4     --    Third Amendment to the Amended and Restated Pooling and
                   Servicing Agreement, dated as of July 1, 1996.(6)

     4.5     --    Form of Series Supplement (relating to Chevy Chase Master
                   Credit Card Trust), Version #1 (including form of
                   Certificates).(7)

     4.6     --    Form of Series Supplement (relating to Chevy Chase Master
                   Credit Card Trust), Version #2 (including forms of
                   Certificates).(8)

     4.7     --    Pooling and Servicing Agreement (relating to Chevy
                   Chase Master Credit Card Trust II), dated as of
                   June 1, 1995, and certain other related agreements as exhibits thereto.(9)

     4.8     --    First Amendment, dated as of March 28, 1996, to the
                   Pooling and Servicing Agreement relating to Chevy Chase
                   Master Credt Card Trust II.(10)

    4.9      --    Second Amendment, dated as of July 1, 1996, to the Pooling and Servicing Agreement relating to Chevy Chase Master
                   Credit Card Trust II.(11)

    4.10     --    Form of Series Supplement (relating to Chevy Chase Master
                   Credit Card Trust II), Version #1 (including form of
                   Certificate).(12)

     4.11     --    Form of Series Supplement (relating to Chevy Chase Master
                   Credit Card Trust II), Version #2 (including forms of Certificates).(13)

     5.1     --    Opinion of Shaw, Pittman, Potts & Trowbridge, counsel to the
                   Transferors, with respect to legality.

     8.1     --    Opinion of Orrick, Herrington & Sutcliffe with respect to
                   tax matters.

     8.2     --    Opinion of Shaw, Pittman, Potts & Trowbridge with respect to tax matters.

    10.1     --    Receivables Purchase Agreement (relating to Chevy Chase
                   Master Credit Card Trust II), dated as of June 1, 1995, and certain other related agreements as exhibits thereto.(14)

    23.1     --    Consent of Shaw, Pittman, Potts & Trowbridge, counsel to the
                   Transferors, (included in its opinions filed as Exhibits 5.1 and 8.2).

    23.2     --    Consent of Orrick, Herrington & Sutcliffe (included in its opinion filed as Exhibit 8.1).

    24.1     --    Powers of Attorney (included on signature pages).

--------------------------
(1)  Incorporated by reference to Exhibit 1 in Registration Statement No. 33-
     74802.

(2) Incorporated by reference to Exhibit 4 in Form 8-A, filed by Chevy Chase Bank, F.S.B. with the Commission on August 9, 1994.

(3) Incorporated by reference to Exhibit No. 4.4 in Form 8-A, filed by Chevy Chase Bank, F.S.B. with the Commission on November 4, 1994.

(4) Incorporated by reference to the identically numbered exhibit in Registration Statement No. 33-92180.

(5) Incorporated by reference to Exhibit 4.13 in Form 8-K, filed by Chevy Chase Master Credit Card Trust I with the Commission on August 21, 1996.

(6) Incorporated by reference to Exhibit 4.14 in Form 8-K, filed by Chevy Chase Master Credit Card Trust I with the Commission on August 21, 1996.

(7) Incorporated by reference to Exhibit 4.4 in Registration Statement No. 33-92180.

(8) Incorporated by reference to Exhibit 4.5 in Registration Statement No. 33-92180.

(9) Incorporated by reference to Exhibit 4.10 in Form 8-A, filed by Chevy Chase Bank, F.S.B. and CCB Holding Corporation with the Commission on July 17, 1995.

(10) Incorporated by reference to Exhibit 4.5 in Form 8-K, filed by Chevy Chase Master Credit Card Trust II with the Commission on August 21, 1996.

(11) Incorporated by reference to Exhibit 4.6 in Form 8-K, filed by Chevy Chase Master Credit Card Trust II with the Commission on August 21, 1996.

(12) Incorporated by reference to Exhibit 4.7 in Registration Statement No. 33-92180.

(13) Incorporated by reference to Exhibit 4.8 in Registration Statement No. 33-92180.

(14) Incorporated by reference to Exhibit 4.12 in Form 8-A, filed by Chevy Chase Bank, F.S.B. and CCB Holding Corporation with the Commission on July 17, 1995.

     (b)   Financial Statements

    All financial statements, schedules and historical financial information have been omitted as they are not applicable.

ITEM 17.  UNDERTAKINGS

    Each of the undersigned Registrants hereby undertakes:

     (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement: (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933; (ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) that, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar volume of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement; (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change in such information in the Registration Statement; PROVIDED, HOWEVER, that paragraphs (a)(i) and (a)(ii) do not apply if the information required to be included in a post-effective amendment thereby is contained in periodic reports filed pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement.

     (b) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering hereof.

     (c) To remove from registration by means of a post-effective amendment any of the securities being registered that remain unsold at the termination of the offering.

     (d) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to
    Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

     (e) To provide to the underwriters at the closing specified in the underwriting agreements certificates in such denominations and registered in such names as required by the underwriters to permit prompt delivery to each purchaser.

     (f) That insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described under Item 15 above, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

     (g) That, for purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) under the Securities Act of 1933 shall be deemed to be part of this Registration Statement as of the time it was declared effective.

     (h) That, for the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

                                   SIGNATURES

     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED, THE REGISTRANT CERTIFIES THAT IT HAS REASONABLE GROUNDS TO BELIEVE THAT IT MEETS ALL REQUIREMENTS FOR FILING ON FORM S-3 AND HAS DULY CAUSED THIS REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF CHEVY CHASE, STATE OF MARYLAND, ON OCTOBER 23, 1996.


                    CHEVY CHASE BANK, F.S.B.
                     as Originator of the Trust and Registrant


                    By:            /s/ B. Francis Saul II
                         --------------------------------------
                         Name:     B. Francis Saul II
                         Title:    Chairman of the Board and
                                   Chief Executive Officer

          KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Stephen R. Halpin, Jr. and Joel A. Friedman, and each of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for and in his name, place and stead, in any and all capacities to sign any or all amendments (including post-effective amendments) to this Registration Statement and any or all other documents in connection therewith, and to file the same, with all exhibits thereto, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as might or could be done in person, hereby ratifying and confirming all said attorneys-in-fact and agents or any of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

          PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED, THIS REGISTRATION STATEMENT HAS BEEN SIGNED ON OCTOBER 23, 1996 BY THE FOLLOWING PERSONS IN THE CAPACITIES INDICATED.

        SIGNATURE                                    TITLE
        ---------                                    -----

/s/ Alexander R. M. Boyle                      Vice Chairman of the Board
-----------------------------------
     Alexander R. M. Boyle


/s/ Vincent C. Burke, Jr.                      Director
-----------------------------------
     Vincent C. Burke, Jr.


/s/ Donald G. Conrad                           Director
-----------------------------------
     Donald G. Conrad


/s/ Gavin Malloy Farr                          Director
-----------------------------------
     Gavin Malloy Farr


/s/ Joel A. Friedman                            Senior Vice President and
------------------------------------              Controller (Principal
        Joel A. Friedman                          Accounting Officer)

/s/ Gilbert M. Grosvenor
------------------------------------
     Gilbert M. Grosvenor                       Director


/s/ Stephen R. Halpin, Jr.
------------------------------------            Executive Vice President
     Stephen R. Halpin, Jr.                       (Principal Financial Officer)

        SIGNATURE                                        TITLE
        ---------                                        -----

/s/ Penne Percy Korth
------------------------------------            Director
     Penne Percy Korth

/s/ LaSalle D. Leffall
------------------------------------            Director
     LaSalle D. Leffall

/s/ William F. McSweeny
------------------------------------            Director
     William F. McSweeny


/s/ Garland P. Moore, Jr.
------------------------------------            Director
     Garland P. Moore, Jr.


/s/ Jesse F. Nicholson
------------------------------------            Director
     Jesse F. Nicholson



------------------------------------            Director
     George M. Rogers, Jr.


/s/ B. Francis Saul II
------------------------------------            Chairman of the Board and Chief
      B. Francis Saul II                          Executive Officer (Principal
                                                  Executive Officer)

/s/ Leonard L. Silverstein
------------------------------------            Director
     Leonard L. Silverstein

                                   SIGNATURES

     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED, THE REGISTRANT CERTIFIES THAT IT HAS REASONABLE GROUNDS TO BELIEVE THAT IT MEETS ALL REQUIREMENTS FOR FILING ON FORM S-3 AND HAS DULY CAUSED THIS REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF WILMINGTON, STATE OF DELAWARE, ON OCTOBER 23, 1996.

                    CCB HOLDING CORPORATION
                     as Originator of the Trust and Registrant


                    By:  /s/ Jessica L. Parker
                         ------------------------------
                         Jessica L. Parker
                         Director, President, Secretary and Treasurer

          KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Stephen R. Halpin, Jr. and Joel A. Friedman, and each of them, his true and lawful attorneys-in-fact and agent, with full power of substitution and resubstitution, for and in his name, place and stead, in any and all capacities to sign any or all amendments (including post-effective amendments) to this Registration Statement and any or all other documents in connection therewith, and to file the same, with all exhibits thereto, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as might or could be done in person, hereby ratifying and confirming all said attorneys-in-fact and agents or any of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED, THIS REGISTRATION STATEMENT HAS BEEN SIGNED ON OCTOBER 23, 1996 BY THE FOLLOWING PERSONS IN THE CAPACITIES INDICATED.

        SIGNATURE                                    TITLE
        ---------                                    -----

                                          Director, Senior Vice President
------------------------------------      and Controller
    Joel A. Friedman



------------------------------------      Director
     Stephen R. Halpin, Jr.



------------------------------------      Director, Vice President and
     Mark A. Holles                       Assistant Secretary


/s/ Katherine M. Palmer
------------------------------------      Director
       Katherine M. Palmer


/s/ Jessica L. Parker                     Director, President, Secretary
------------------------------------      and Treasurer (Principal Executive
     Jessica L. Parker                    Officer, Principal Financial
                                          Officer and Principal
                                          Accounting Officer)

/s/ Dan M. Roberts
------------------------------------      Director
        Dan M. Roberts


/s/ Francis B. Jacobs II
------------------------------------      Director
     Francis B. Jacobs II

                                                  REGISTRATION NO. 33-
==============================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, D.C. 20549








                               --------------






                                 EXHIBITS
                                   TO
                                 FORM S-3







            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933







                               --------------








CHEVY CHASE BANK, F.S.B.                         CCB HOLDING CORPORATION
(Originator of the Trusts                         (Originator of the Chevy
    Described Herein)                          Chase Master Credit Card Trust
                                                    II Described Herein)

         (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)




==============================================================================

                                   EXHIBIT INDEX


EXHIBITS
--------

5.1       -- Opinion of Shaw, Pittman, Potts & Trowbridge, counsel to the
             Transferors, with respect to legality.

8.1       -- Opinion of Orrick, Herrington & Sutcliffe LLP with respect to tax matters.

8.2       -- Opinion of Shaw, Pittman, Potts & Trowbridge with respect to tax matters.

23.1      -- Consent of Shaw, Pittman, Potts & Trowbridge (included in its opinions filed as Exhibits 5.1 and 8.1).

23.2      -- Consent of Orrick, Herrington & Sutcliffe LLP (included in its opinion filed as Exhibit 8.1).